As filed with the U.S. Securities and Exchange Commission on February 11, 2026.

Registration No. 333—

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MANGO FINANCIAL GROUP LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	6211	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Units 2305-2306, 23/F, Grand Millennium Plaza

181 Queen’s Road, Central,

Sheung Wan, Hong Kong

Tel: (852) 2532 3984

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cheung Kam Fai, Chief Executive Officer and Director

Units 2305-2306, 23/F, Grand Millennium Plaza

181 Queen’s Road, Central,

Sheung Wan, Hong Kong

Tel: (852) 2532 3984

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey M. Gallant Eric T. Schwartz Graubard Miller 405 Lexington Avenue, 44th Floor New York, New York 10174 (212) 818-8800	Mitchell Nussbaum Ronelle C. Porter Alex Weniger-Araujo Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after (i) this registration statement is declared effective and (ii) upon completion of the applicable transactions described in the enclosed proxy statement/prospectus.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Cayson Acquisition Corp	Cayman Islands	6770	N/A

(1) The Co-Registrant has the following principal executive office:

Cayson Acquisition Corp

205 West 37th Street

New York, New York 10018

(2) The agent for service for the Co-Registrant is:

Yawei Cao, Chairman and Chief Executive Officer

Cayson Acquisition Corp

205 West 37th Street

New York, New York 10018

Tel: (203) 998-5540

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described in this preliminary proxy statement/prospectus until the registration statement filed with the U.S. Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS
SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2026

PROXY STATEMENT
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
CAYSON ACQUISITION CORP

PROSPECTUS
FOR 8,453,000 ORDINARY SHARES OF
MANGO FINANCIAL GROUP LIMITED

_____________________________________________

CAYSON ACQUISITION CORP
205 W 37th St.
New York, New York 10018

LETTER TO CAYSON SHAREHOLDERS

Dear Cayson Acquisition Corp Shareholder:

You are cordially invited to attend an extraordinary general meeting (the “Meeting”) of Cayson Acquisition Corp (“Cayson”) at [●], Eastern Time, on [●], 2026, virtually via live webcast at [●] and via teleconference at [●] (U.S. toll free) or [●] (international toll free) (in each case using participant code [●]), or at such other time and place to which the Meeting may be adjourned. See “Frequently Used Terms” in the accompanying proxy statement/prospectus for definitions of certain terms used in this letter.

Business Combination

Cayson is a blank check company incorporated on May 27, 2024 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

On July 11, 2025, Cayson entered into an Agreement and Plan of Merger, as amended (as may be further amended, restated or supplemented, the “Business Combination Agreement”) with Mango Financial Group Limited, a Cayman Islands exempted company (“Mango”), North Water Investment Group Holdings Limited (“North Water”), the parent company of Mango Financial Limited (“Mango Financial”), and Mango Temp Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Mango (“Merger Sub”), which provides for a business combination between Cayson and Mango (the “Business Combination”). A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

Mango is not a Chinese operating company but a Cayman Islands holding company with operations conducted by its subsidiaries in the Hong Kong Special Administrative Region of the People’s Republic of China.

In accordance with the Business Combination Agreement, as further described in the accompanying proxy statement/prospectus, the Business Combination will be accomplished by way of the following transaction steps:

●	Prior to the consummation of the Business Combination (the “Closing”), Mango and North Water will undergo a restructuring (the “Restructuring”), whereby after approval of the Securities and Futures Commission of Hong Kong (the “SFC”), Mango will directly own 100% of the issued equity securities of North Water, which in turn owns all of the equity interests of Mango Financial.

●	Mango and Cayson have agreed to use their reasonable best efforts to enter into definitive agreements for the sale of at least $5,000,000 of equity securities of Cayson to be consummated immediately prior to the Closing (the “PIPE Financing”).

●	At the Closing, Merger Sub will merge with and into Cayson (the “Merger”), with Cayson continuing as the surviving entity and becoming a wholly owned subsidiary of Mango. At the effective time of the Merger (the “Effective Time”), each outstanding Cayson Ordinary Share, other than shares owned by Cayson and dissenting shares, will be automatically converted into one Mango Ordinary Share. Immediately prior to the Effective Time, each of the Cayson Units will automatically separate into one Cayson Ordinary Share and one Cayson Right, and each of the Cayson Rights will automatically convert into 1/10 of a Cayson Ordinary Share. All of the Cayson Ordinary Shares included in the Cayson Units and issued in respect of the Cayson Rights will be automatically converted into Mango Ordinary Shares as described above in this paragraph.

●	At the Closing, of the Mango Ordinary Shares held by the shareholders of Mango immediately prior to the Closing (the “Mango shareholders”), 4,000,000 shares will be deposited into escrow (the “Indemnification Shares”), to be held for two years after the date of the Closing (the “Closing Date”) as security for certain indemnification obligations of Mango.

●	After the Closing, the Mango shareholders will have the right to receive additional contingent consideration of up to 20,000,000 Mango Ordinary Shares (the “Earnout Shares”) upon the achievement of certain net income targets for fiscal years 2025 and 2026.

The Business Combination values Mango at $140,000,000, based on 14,000,000 Mango Ordinary Shares to be outstanding immediately prior to the Business Combination and an assumed value of $10.00 per Mango Ordinary Share. As a result of the Business Combination, Cayson will become a wholly owned subsidiary of Mango, the security holders of Cayson immediately prior to the Effective Time will become security holders of Mango, and Mango will become a public holding company conducting the business of Mango Financial. As used in this proxy statement/prospectus, “New Mango” refers to Mango following the consummation of the Business Combination.

The Cayson Ordinary Shares, Cayson Units and Cayson Rights are currently listed on the Nasdaq Global Market under the symbols “CAPN,” “CAPNU” and “CAPNR,” respectively. Mango intends to apply to list its Mango Ordinary Shares on Nasdaq under the symbol “[●].” It is a condition of the consummation of the Business Combination that the listing of the Mango Ordinary Shares has been approved by Nasdaq, subject only to official notice of issuance thereof, but there can be no assurance such listing condition will be met or that Mango will obtain such approval from Nasdaq. If such listing condition is not met or if such approval is not obtained, the Business Combination will not be consummated, unless the corresponding condition set forth in the Business Combination Agreement is waived by the parties. Mango will not have any outstanding units or rights following the completion of the Business Combination.

Following the listing of the Mango Ordinary Shares, Mango will have one class of shares, Mango Ordinary Shares. Holders of Ordinary Shares are entitled to one vote per share.

Founded in 1970 during Hong Kong’s industrial boom, Mango Financial was among the first non-foreign securities firms and a founding member of the Far East Exchange—the predecessor of the Hong Kong Stock Exchange. Over the past five decades, Mango Financial has evolved from a traditional trading house into a full-service financial institution, offering investment banking, financial advisory, asset management, and securities underwriting and trading.

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Following the consummation of the Business Combination, Mango and its subsidiaries (“Mango Group”) will not have any subsidiaries or business operations in mainland China. However, Mango is aware that in recent years, the PRC government has initiated a series of regulatory actions and statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. It is uncertain what potential impact such modified or new laws and regulations will have on Mango’s daily business operations, its ability to accept foreign investments and the listing of its securities on a U.S. or other foreign exchanges. These actions could result in a material change in its operations and/or the value of its securities and could significantly limit or completely hinder its ability to offer or continue to offer its securities to investors. Additionally, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), and five supporting guidelines, which became effective on March 31, 2023. The Trial Measures, which reformed the existing regulatory regime for overseas offering and listing of securities by PRC domestic companies and both direct and indirect overseas offering and listing of securities by PRC domestic companies, imposes a filing-based regulatory regime. According to the Trial Measures, if an issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuers shall be deemed as indirect overseas offering and listing, and filings with the CSRC pursuant to the Trial Measures’ requirements shall be submitted within three working days following its submission of application for an initial public offering or listing: (i) more than 50% of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in China, or its main places of business are located in China, or the senior managers in charge of its business operations and majority of the issuer’s management are Chinese citizens or domiciled in China. As of the date of this proxy statement/prospectus, neither Mango Financial nor Mango, whether prior to or after the consummation of the Business Combination, believes that it meets the criteria for CSRC filing, on the basis that (i) neither Mango Financial nor Mango has or will have any subsidiaries or business operations in mainland China; (ii) none of Mango Financial’s or Mango’s operating revenues, total profits, total assets or net assets is or will be accounted for by any subsidiaries based in mainland China; and (iii) no issuance or sale of the securities of Mango Financial or Mango has been or will be made directly or indirectly within mainland China. For the fiscal year ended December 31, 2023 and 2024, approximately nil and nil Mango’s total revenue was generated from clients located in Mainland China for engagements in which Mango or its subsidiaries acted as a sponsor, placement agent, or underwriter. For the six months ended June 30, 2024 and 2025, approximately nil and nil of Mango’s total revenue was generated from clients located in Mainland China for engagements in which Mango or its subsidiaries acted as a sponsor, placement agent, or underwriter.

PRC regulators have been increasingly focused on regulation in areas of data security and data protection and the PRC regulatory requirements regarding cybersecurity are constantly evolving. Various regulatory bodies in China, specifically the Cyberspace Administration of China (the “CAC”), have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. On December 28, 2021, the CAC and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures (the “New CAC Measures”), which came into effect on February 15, 2022 and replaced the cybersecurity review measures issued in April 2020. The New CAC Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks to list its securities overseas must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security, or such company be construed as operators of critical information infrastructure purchasing network products and services. Mango Financial does not collect, process or use personal information of entities or individuals other than what is necessary for its business and does not disseminate such information, and does not conduct any data processing activities in mainland China. Neither Mango Financial nor Mango believes that it is required to obtain clearance from the CAC under the New CAC Measures. However, Mango faces uncertainties as to the interpretation or implementation of such regulations or rules, and if required, whether such clearance can be timely obtained, or at all. In the future, if Mango and/or its subsidiaries are required to obtain any permission or approval from or complete any filing procedure with the CSRC, the CAC, or other PRC governmental authorities in connection with the Business Combination under the PRC law, Mango and/or its subsidiaries may be fined or subject to other sanctions, and Mango and/or its subsidiaries’ business and reputation, financial condition, and results of operations may be materially and adversely affected. Any actions by the PRC government to exert more influence and control over offerings that are conducted overseas and/or foreign investments in Hong Kong-based issuers (including businesses whose operations are in Hong Kong) could significantly limit or completely hinder Mango’s ability to offer or continue to offer securities to investors and cause the value of its securities to significantly decline or be worthless. For a detailed description of the risks related to doing business in Hong Kong and Mango’s securities, see “Risk Factors — Risks Related to Doing Business in the Jurisdiction in which we Operate — If we and our subsidiaries were to be required to comply with cybersecurity, data privacy, data protection, or any other PRC laws and regulations related thereto and we and our subsidiaries are unable to comply with such PRC laws and regulations, our financial condition, and results of operations may be materially and adversely affected.”

Mango’s securities will be prohibited from trading on a national securities exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Securities and Exchange Commission (the “SEC”) determines that Mango has filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board (the “PCAOB”) for two consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. Mango’s auditor, ASSENTSURE PAC, the independent registered public accounting firm, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess ASSENTSURE PAC’s compliance with applicable professional standards. ASSENTSURE PAC, is headquartered in Singapore. As of the date of this proxy statement/prospectus, ASSENTSURE PAC is not included in the list of firms identified by PCAOB issued in December 2021. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and Mango uses an accounting firm headquartered in one of these jurisdictions to issue an audit report on its financial statements filed with the SEC, Mango would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, Mango’s securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if it is identified as a Commission-Identified Issuer for two consecutive years in the future. If Mango’s securities are prohibited from trading in the United States, there is no certainty that it will be able to list on a non-U.S. exchange or that a market for its securities will develop outside of the United States. In the event of such prohibition, the Nasdaq may determine to delist Mango’s securities. The delisting of Mango’s securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. For more details, see “Risk Factors —  Risks Related to Doing Business in the Jurisdiction in which we Operate — Although the audit report included in this proxy statement/prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (“HFCAA”) if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the securities may be prohibited from trading or delisted.”

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Because of the Mango Group’s substantial operations in Hong Kong and given that (i) the PRC government has significant oversight and authority over the conduct of business in Hong Kong generally and (ii) there are significant risks and uncertainties regarding the enforcement of PRC laws and regulations as the laws, rules and regulations in the PRC can change quickly with little advance notice, PRC laws, rules and regulations could become applicable to the Mango Group’s business in Hong Kong, and the Mango Group could become subject to such oversight, discretion or control, including over overseas offerings of securities and/or foreign investments, its operations may be materially and adversely affected, Mango’s ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and the value of Mango’s securities could significantly decline or become worthless, which would materially affect the interests of the Mango Group’s investors. Furthermore, while Mango Group does not believe the recent statements and regulatory actions by the PRC government and regulatory authorities in Hong Kong, such as those related to data security or anti-monopoly concerns, have had any impact on it, these statements and regulatory actions could have a significant impact on the Mango Group’s ability to conduct its business, accept foreign investments, or seek or maintain listing on Nasdaq or another U.S. or foreign stock exchange. Any actions by the PRC government or regulatory authorities in Hong Kong to exert more oversight and control over offerings that are conducted overseas by, and/or foreign investment in, issuers that are based in mainland China or Hong Kong could significantly limit or completely hinder Mango’s ability to offer or continue to offer securities to investors and cause the value of Mango’s securities to significantly decline or become worthless. For a more detailed description on the related risks, see “Risk Factors—Risks Related to Doing Business in the Jurisdiction in which we Operate — The PRC government may intervene or influence the Hong Kong operations of an offshore company, such as us, at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers and we were to be subject to such oversight and control, it may limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless,” “Risk Factors— Risks Related to Doing Business in the Jurisdiction in which we Operate — Our financial condition, results of operations, the value of our Ordinary Shares and/or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future PRC laws and regulations which may become applicable to us and our subsidiaries,” “Risk Factors— Risks Related to Doing Business in the Jurisdiction in which we Operate —We and our subsidiaries face uncertainties arising from the possible revision regarding the interpretation and implementation of current and any future PRC laws and regulations related to part of our business operations,” and “Risk Factors— Risks Related to Doing Business in the Jurisdiction in which we Operate — If we were to be required to obtain any permission or approval from or complete any filing procedures with the CSRC, the CAC, or other PRC governmental authorities in connection with this offering under the PRC laws, we may be fined or subject to other sanctions.”

Furthermore, substantially all the individuals who are expected to serve as Mango’s directors, officers and members of senior management, including but not limited to Jialing Zhang, Cheung Kam Fai, Zhao Pang, Yuguo Chen, Tony Tang and Chi Kwan Ying, are located in Hong Kong or Mainland China, which makes it more difficult (i) to serve legal process within the United States upon these individuals, (ii) to obtain information from these individuals necessary for investigations or lawsuits, (iii) to enforce, both in and outside the United States, judgments obtained in U.S. courts against these individuals in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws, and (iv) to bring an original action in a Hong Kong court to enforce liabilities against these individuals based upon the U.S. federal securities laws. For a more detailed description on the related risks, see “Risk Factors—Risks Related to Doing Business in the Jurisdiction in which we Operate — You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this proxy statement/prospectus based on Hong Kong laws.”

Mango has no plans to declare cash dividends in the near term, but as a holding company, Mango may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders, and neither Mango nor its subsidiaries has maintained cash management policies which dictate the purpose, amount and procedure of cash transfers between the entities. The ability of its subsidiaries to pay dividends to Mango, however, is subject to the debt they incur on their own behalf and/or laws and regulations applicable to them. As of the date of this proxy statement/prospectus, Mango has not declared or paid any dividends or distributions on equity to its shareholders. Mango may also make loans and additional capital contribution to its subsidiaries or branches, subject to certain requirements under the applicable laws.

In connection with the Business Combination, certain related agreements have been, or will be, entered into on or prior to the date of the Closing, including (i) the Lock-Up Agreement, (ii) the Registration Rights Agreement, (iii) the Indemnification Escrow Agreement, and (iv) the Earnout Escrow Agreement. For additional information, see “Proposal No. 1: The Business Combination Proposal —Related Agreements—Transaction Documents” in the accompanying proxy statement/prospectus.

The Business Combination Agreement provides that the obligations of the parties to consummate the Merger are conditioned on, among other things, (i) certain required consents and approvals from governmental authorities, including approval of the SFC, having been obtained, and there being no agreement between Mango or Cayson and any governmental authority pursuant to which Mango or Cayson has agreed not to consummate the Business Combination, (ii) the registration statement filed by Mango with the SEC, of which the accompanying proxy statement/prospectus forms a part, having become effective, (iii) the approval of the proposals to be presented at the Meeting having been obtained, (iv) the listing of the Mango Ordinary Shares having been approved by Nasdaq, subject only to official notice of issuance thereof, (v) no governmental authority of competent jurisdiction having enacted or issued any law (whether temporary, preliminary or permanent), in each case that is in effect and which has the effect of restraining, enjoining or prohibiting the consummation of the transaction, (vi) the Restructuring having been consummated, (vii) the PIPE Financing having been consummated, (viii) Cayson having at least $5,000,001 of net tangible assets, (ix) Mango and Merger Sub, on one hand, and Cayson, on the other hand, having each performed and complied in all material respects with the obligations, covenants and agreements required by the Business Combination Agreement to be performed or complied with by it at or prior to the Effective Time, and (x) the representations and warranties in the Business Combination Agreement of Mango and Merger Sub, on one hand, and Cayson, on the other hand, being true and correct subject to customary bringdown standards. In addition, the obligations of Mango to consummate the Business Combination are conditioned upon, among other items, there having been no “Material Adverse Effect” on Cayson since the date of the Business Combination Agreement, and the obligations of Cayson to consummate the Business Combination are conditioned upon, among other items, there having been no “Material Adverse Effect” on Mango since the date of the Business Combination Agreement. The Business Combination Agreement is also subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus.

There can be no assurance that the parties to the Business Combination Agreement would waive any such provision of the Business Combination Agreement if it is not satisfied as of the time of satisfaction of all other conditions precedent to the Merger.

Extraordinary General Meeting

At the Meeting, you will be asked to consider and vote upon:

●	as an ordinary resolution, a proposal to approve in all respects (i) the Business Combination Agreement, (ii) the other Transaction Documents (as defined in the Business Combination Agreement), and (iii) the completion of the transactions contemplated by the Business Combination Agreement and such Transaction Documents, in accordance with the terms and subject to the conditions set forth in the Business Combination Agreement and such Transaction Documents (the “Business Combination Proposal”);

●	as a special resolution, a proposal to adopt and approve the plan of merger to be filed with the Registrar of Companies of the Cayman Islands (the “Plan of Merger”), a copy of which is attached to the proxy statement/prospectus as Annex B, and the transactions contemplated thereunder, including, without limitation that Merger Sub shall merge with and into Cayson with Cayson being the surviving company (the “Merger”) in all respects (the “Merger Proposal”);

●	as an ordinary resolution, a proposal to approve in all respects, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the Business Combination which will result in a change of control of Cayson and the issuance of the Cayson Ordinary Shares in connection with the PIPE Financing (the “Nasdaq Proposal”);

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●	as an ordinary resolution, a proposal to approve, on a non-binding advisory basis, certain material differences between the amended and restated memorandum and articles of association of Cayson as adopted by special resolution on September 19, 2024 with effect from September 23, 2024 (“Cayson’s M&A”) and the amended and restated memorandum and articles of association of New Mango (“New Mango’s M&A”), presented separately in accordance with the U.S. Securities and Exchange Commission’s (the “SEC”) requirements (collectively, the “Non-Binding Governance Proposals”); and

●	as an ordinary resolution, a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if it is determined by the officer presiding over the extraordinary general meeting that more time is necessary for Cayson to consummate the Merger and the other transactions contemplated by the Business Combination Agreement (the “Adjournment Proposal”).

The Merger may be consummated only if the (i) Business Combination Proposal and (ii) the Merger Proposal (collectively, the “Condition Precedent Proposals”) are approved at the Meeting. The approval of each of the Condition Precedent Proposals is cross-conditioned on the approval of the other. The approval of the Nasdaq Proposal and the Non-Binding Governance Proposals also are conditioned on the Condition Precedent Proposals. None of the proposals are conditioned on the approval of the Nasdaq Proposal or the Non-Binding Governance Proposals. However, the Business Combination will not be consummated unless all the proposals are approved or the corresponding condition in the Business Combination Agreement is waived by the parties to such agreement. If the Adjournment Proposal is presented, the other proposals will not be presented. The Non-Binding Governance Proposals are constituted of non-binding advisory proposals. Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which each shareholder is encouraged to read carefully and in its entirety.

Pursuant to Cayson’s M&A, the holders of Public Shares, excluding Cayson Holding LP (“Cayson Holding”) and Yawei Cao (together with Cayson Holding, the “Sponsors”) and Cayson’s officers and directors, may elect to have all or a portion of such shareholder’s Public Shares redeemed for cash if the Business Combination is consummated, provided that no such shareholder acting together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of shares of Cayson may exercise this redemption right with respect to more than 15% of the Public Shares without the Cayson’s prior consent. You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)	submit a written request to Continental Stock Transfer & Trust Company (“Continental”), Cayson’s transfer agent, in which you (a) request that Cayson redeem all or a portion of your Cayson Ordinary Shares for cash, and (b) identify yourself as the beneficial holder of the Cayson Ordinary Shares and provide your legal name, phone number and address; and

(ii)	deliver your Public Shares to Continental physically or electronically through The Depository Trust Company (“DTC”).

Public Shareholders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2026 (two (2) business days before the Meeting) in order for their shares to be redeemed. Public Shareholders may elect to redeem their Public Shares whether they vote “for” or “against” or do not vote at all on the Business Combination Proposal or the other proposals to be voted upon at the Meeting.

If you hold Cayson Ordinary Shares through Cayson Units, you must elect to separate your Cayson Units into the underlying Cayson Ordinary Shares and Cayson Rights prior to exercising your redemption rights with respect to the Public Shares. If you hold your Cayson Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the Cayson Units into the underlying Cayson Ordinary Shares and Cayson Rights, or if you hold Cayson Units registered in your own name, you must contact Continental, Cayson’s transfer agent, directly and instruct it to do so.

Notwithstanding the foregoing, no holder of Public Shares, acting individually or together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a partnership, syndicate, or other group (as defined in Section 13(d)(3) of the Exchange Act) for the purposes of acquiring, holding, or disposing of Cayson Ordinary Shares, may exercise this redemption right with respect to more than 15% of the Public Shares without Cayson’s prior consent. Accordingly, all Public Shares in excess of that 15% limit will not be redeemed for cash.

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If the Business Combination is not consummated, the Public Shares will be returned to their respective holders, brokers, or banks. If the Business Combination is consummated, and if a Public Shareholder properly exercises its right to redeem all or a portion of the Public Shares that they hold and timely delivers its shares to Continental, Cayson will redeem such Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established at the consummation of Cayson’s Initial Public Offering (the “trust account”), including any interest earned on the funds held in the trust account and not previously released to Cayson to pay its taxes, divided by the number of then outstanding Public Shares, calculated as of two (2) business days prior to the consummation of the Business Combination. For illustrative purposes, as of [__], 2026, this would have amounted to approximately $[__] per issued and outstanding Public Share. If a Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its Public Shares for cash and will no longer own Public Shares. See “Extraordinary General Meeting of Cayson — Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

The Sponsors and Cayson’s officers and directors have agreed to, among other things, vote in favor of the Business Combination and the other proposals to be presented at the Meeting and have waived their redemption rights in connection with the consummation of the Business Combination, in each case with respect to any Cayson Ordinary Shares held by them, subject to applicable securities laws. Such persons waived their redemption rights in order to induce Cayson and EarlyBirdCapital, Inc., the representative of the underwriters in Cayson’s IPO (“EBC”), to enter into the underwriting agreement for the IPO. In addition, EBC has waived its redemption rights in connection with the consummation of the Business Combination with respect to the 100,000 EBC Founder Shares held by it. No person was paid any consideration in exchange for these waivers. For the avoidance of doubt, the Founder Shares, the EBC Founder Shares and the Private Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Cayson is providing the accompanying proxy statement/prospectus and proxy card to Cayson shareholders in connection with the solicitation of proxies to be voted at the Meeting and at any adjournments of the Meeting. Information about the Meeting, the Business Combination and other related matters to be considered by Cayson shareholders at the Meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the Meeting, all Cayson shareholders are urged to read the accompanying proxy statement/prospectus, including the annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 67 of the accompanying proxy statement/prospectus.

After careful consideration, the board of directors of Cayson (the “Cayson Board”) has unanimously approved the Business Combination, determined that the Business Combination is advisable and in the best interests of Cayson and its shareholders, and recommended that shareholders vote “FOR” the Business Combination Proposal and “FOR” all other proposals to be presented to the Cayson shareholders at the Meeting. When you consider the recommendation of these proposals by the Cayson Board, you should keep in mind that Cayson’s officers and directors, as well as Mango’s officers and directors, have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1: The Business Combination Proposal — Interests of Cayson’s Directors and Executive Officers in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

Cayson received an opinion from King Kee Appraisal and Advisory Limited (“King Kee”) evaluating the fairness, from a financial point of view, to the Public Shareholders of the consideration to be paid to the Cayson shareholders in the Merger. For more information, please see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Opinion of King Kee, Fairness Opinion Provider.”

The approval of the Merger Proposal requires a special resolution under Cayman Islands law, being a resolution passed by a majority of at least two-thirds (2/3) of the votes cast by or on behalf of the holders of shares of Cayson who are entitled to vote at the Meeting. The approval of each of the Business Combination Proposal, the Nasdaq Proposal, the Non-Binding Governance Proposals (which are comprised of non-binding advisory proposals) and the Adjournment Proposal requires an ordinary resolution, being a resolution passed by a simple majority of the votes cast by, or on behalf of, the holders of shares of Cayson entitled to vote thereon.

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Your vote is very important. Whether or not you plan to attend the Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Meeting. In most cases you may vote by telephone or over the Internet as instructed. The Merger will be consummated only if the Condition Precedent Proposals are approved at the Meeting. The approval of each of the Condition Precedent Proposals are a cross-conditioned on the approval of the other. The approval of the Nasdaq Proposal and the Non-Binding Governance Proposals also are conditioned on the approval of the Condition Precedent Proposals. None of the proposals are conditioned on the approval of the Nasdaq Proposal or the Non-Binding Governance Proposals. However, the Business Combination will not be consummated unless such proposals are approved or the corresponding condition in the Business Combination Agreement is waived by the parties to such agreement. If the Adjournment Proposal is presented, the other proposals will not be presented. The Non-Binding Governance Proposals are constituted of non-binding advisory proposals.

If you sign, date and return your proxy card without indicating how you wish to vote, your shares will be counted towards the quorum requirement and will be voted “FOR” each of the proposals presented at the Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Meeting in person via live webcast and teleconference, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Meeting and will not be voted. An abstention will be counted towards the quorum requirement but will not count as a vote cast at the Meeting. We expect that all proposals being voted on at the Meeting will be considered non-routine under the rules of the NYSE, which generally controls the ability of brokers to vote or not vote shares held in street name on certain matters, and therefore we do not expect any broker non-votes to be submitted and broker non-votes will therefore have no impact on quorum or the vote. If you are a shareholder entitled to attend the Meeting and you wish to attend and vote in person via live webcast and teleconference, you may withdraw your proxy and vote in person via live webcast and teleconference.

Pro Forma Ownership

It is anticipated that, immediately following the Business Combination, the ownership of Mango will be as set forth in the table below. Though the Earnout Shares will not be paid at the Closing, the information in the table below assumes the Earnout Shares have been paid, in order to present the maximum potential dilution to the shareholders of Cayson (the “Cayson shareholders”) from the Business Combination.

	Assuming No Redemption(1)		Assuming 25% Redemption(2)		Assuming 75% Redemption(3)		Assuming Maximum Redemption(4)
Shareholders	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %
Public Shareholders(5)	6,600,000	15.5%	5,100,000	12.5%	2,100,000	5.5%	600,000	1.6%
Sponsors and Affiliates(6)	1,753,000	4.1%	1,753,000	4.3%	1,753,000	4.6%	1,753,000	4.8%
EBC	100,000	0.2%	100,000	0.2%	100,000	0.3%	100,000	0.3%
Mango Shareholders	34,000,000	80.2%	34,000,000	83.0%	34,000,000	89.6%	34,000,000	93.3%
Total Shares Outstanding	42,453,000	100.0%	40,953,000	100.0%	37,953,000	100.0%	36,453,000	100.0%

(1)	This scenario assumes that no Public Shares are redeemed by Public Shareholders.

(2)	This scenario assumes that 1,500,000 Public Shares are redeemed by Public Shareholders.

(3)	This scenario assumes that 4,500,000 Public Shares are redeemed by Public Shareholders.

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(4)	This scenario assumes that 6,000,000 Public Shares are redeemed by Public Shareholders.

(5)	Includes an aggregate of 600,000 Ordinary Shares to be issued upon conversion of the outstanding Rights upon consummation of the Business Combination.

(6)	Includes an aggregate of 23,000 Ordinary Shares to be issued upon conversion of the Private Rights upon consummation of the Business Combination.

Sponsor Compensation

Cayson Holding and Yawei Cao are “SPAC sponsors” as such term is defined in the SEC’s rules governing special purpose acquisition companies, such as Cayson. The Sponsors and their affiliates, including the details of their involvement with Cayson, background about their key personnel and the involvement of such key personnel with other special purpose acquisition companies, are described further in the section of this proxy statement/prospectus titled “Information about Cayson — Sponsors and their Affiliates.”

The following table presents information regarding compensation of the Sponsors and their affiliates, including securities and promissory notes issued to the Sponsors, as required by the SEC’s rules governing special purpose acquisition companies:

	Post-Business Combination Mango Class A Ordinary Shares (#)	Other Compensation ($)
Cayson Holding LP	750,000	$110,000
Yawei Cao	771,758	$0
TenX Global Capital LP(1)	231,242	$150,000

(1)	TenX Global Capital LP (“TenX”) is an affiliate of Cayson Holding.

On May 29, 2024, Cayson Holding acquired an aggregate of 1,725,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.014 per share. Thereafter, it transferred an aggregate of 862,500 Founder Shares to Yawei Cao, Cayson’s Chairman of the Board and Chief Executive Officer, for the same per share purchase price originally paid for such shares, or approximately $0.014 per share. Subsequently, in Cayson’s IPO and simultaneous private placement, Mr. Cao and TenX, an affiliate of Cayson Holding, purchased 230,000 Private Units (19,780 by Mr. Cao and 210,220 by TenX). Each Private Unit is comprised of one Private Share and one Private Right, each Private Right to be converted automatically into 1/10 of one Cayson Ordinary Share upon consummation by Cayson of an initial business combination. Mr. Cao and TenX paid a purchase price of $10.00 per Private Unit, which is identical to the purchase price paid for the Public Units sold in the IPO, and the Private Units are substantially similar to the Public Units sold in the IPO. On October 15, 2024, Cayson’s underwriters elected to terminate their over-allotment option from the IPO and as a result an aggregate of 225,000 Founder Shares were forfeited by the Sponsors and cancelled (112,500 by each of Cayson Holding and Mr. Cao).

Accordingly, as of the closing of the IPO, the Sponsors collectively paid an aggregate of $2,325,000 ($12,500 by Cayson Holding, $210,300 by Mr. Cao and $2,102,200 by TenX) for 1,730,000 Cayson Ordinary Shares (750,000 shares for Cayson Holding, or approximately $0.01 per share, 769,780 shares for Mr. Cao, or approximately $0.27 per share, and $2,102,200 for TenX, or approximately $10.00 per share).

The IPO resulted in the sale and issuance of 6,000,000 Cayson Ordinary Shares for $60,000,000 before expenses, assuming the entire purchase price of the Cayson Units sold in the IPO is allocated to the Cayson Ordinary Shares included in such units, and none of the purchase price is allocated to the Cayson Rights included in such units. The entire purchase price has been allocated to the Cayson Ordinary Shares for the purposes of this discussion in order to show the maximum dilution caused by the investment and holdings by the Sponsors and their affiliates as of the closing of the IPO. In accordance with the above, as of immediately following the IPO, counting the investment and holdings by the Sponsors and their affiliates and those by the Public Shareholders, Cayson had a net tangible book value of $58,617,237 and 8,055,000 Cayson Ordinary Shares outstanding, for a net tangible book value per share of approximately $7.28. As such, the holdings and investment by the Sponsors and their affiliates resulted in dilution of approximately $2.72 per Cayson Ordinary Share to the Public Shareholders.

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Additionally, as of date of this filing, a total of $110,000 of service fees have been paid by Cayson for services rendered by Cayson Holding pursuant to an administrative services agreement between Cayson and Cayson Holding, and a total of $150,000 of service fees have been paid by Cayson for services rendered by TenX pursuant to a consulting and advisory agreement between Cayson and TenX, for a total of $260,000 of paid and accrued compensation to the Sponsors and their affiliates.

Furthermore, if the Sponsors or their affiliates were to loan any amounts to Cayson and/or incur any fees or out-of-pocket expenses on Cayson’s behalf, the total sum of such loans, fees and out-of-pocket expenses would be repayable on or after the Closing and/or in certain cases convertible into additional units. If any such amounts were loaned or incurred and Cayson fails to complete an initial business combination before its deadline pursuant to Cayson’s M&A, as may be amended to extend such date, such amounts would be forfeited except to the extent there are any out of trust funds available to be used to repay such amounts. As of the date of the accompanying proxy statement/prospectus, there are no amounts outstanding under any loans payable to the Sponsors or their affiliates and no fees due or out-of-pocket expenses to be repaid by Cayson to the Sponsors or their affiliates.

Given the holdings of the Sponsors and their affiliates, as of the consummation of the Business Combination, they will collectively hold 1,753,000 Mango Ordinary Shares. Cayson Holding will hold 750,000 Mango Ordinary Shares, Mr. Cao will hold 771,758 Mango Ordinary Shares (including 1,978 Mango Ordinary Shares issued in respect of 19,780 Private Rights included in the Private Units), and TenX will hold 231,242 Mango Ordinary Shares (including 21,022 Mango Ordinary Shares issued in respect of 210,220 Private Rights included in the Private Units). The Mango Ordinary Shares to be held by the Sponsors following the Business Combination will be identical to the Mango Ordinary Shares to be held by Cayson’s Public Shareholders in every respect. Because only the 23,000 Mango Ordinary Shares to be issued in respect of the Private Rights held by Mr. Cao and TenX will be new issuances, only those securities could result in additional material dilution to the Public Shareholders, and because the Public Shareholders will also be issued Mango Ordinary Shares in respect of their Public Rights, in the same proportion or greater to Mr. Cao and TenX, since Public Shareholders who redeem their Public Shares will still keep their Public Rights and receive Mango Ordinary Shares in respect of such rights, the issuance to Mr. Cao and TenX of Mango Ordinary Shares in respect of its Private Rights could reasonably be seen as not causing any additional substantial dilution to the Public Shareholders.

* * * * * * * * * *

If you have any questions or need assistance voting your ordinary shares, please contact [●], Cayson’s proxy solicitor, by calling toll-free (within the U.S. or Canada) at [●], or for banks and brokers, by calling collect at [●], or by emailing [●].

On behalf of the Cayson Board, we would like to thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

[●]

Yawei Cao
Chairman and Chief Executive Officer

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Neither Cayson nor Mango is licensed to conduct investment business in the Cayman Islands by the Cayman Islands Monetary Authority and the accompanying proxy statement/prospectus does not constitute an offer to members of the public of their share, whether by way of sale or subscription, in the Cayman Islands. The share of Cayson and Mango have not been offered or sold, will not be offered or sold and no invitation to subscribe for the ordinary shares of Cayson and Mango will be made, directly or indirectly, to members of the public in the Cayman Islands.

The accompanying proxy statement/prospectus is dated [●], 2026 and is first being mailed to shareholders on or about [●], 2026.

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 (File No. 333-[●]) filed by Mango with the SEC constitutes a prospectus of Mango under Section 5 of the Securities Act with respect to certain securities of Mango to be issued in connection with the Business Combination described below. This document also constitutes a notice of meeting and a proxy statement of Cayson under Section 14(a) of the Exchange Act, for an extraordinary general meeting of shareholders to be held in connection with the Business Combination and at which the Cayson shareholders will be asked to consider and vote upon a proposal to adopt the Business Combination Agreement and approve the Business Combination, among other matters.

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ADDITIONAL INFORMATION

You may request copies of this proxy statement/prospectus and any other publicly available information concerning Cayson, without charge: from Cayson, by writing to Cayson Acquisition Corp, 205 West 37th Street, New York, New York 10018, or by calling (203) 998-5540, or from [●], Cayson’s proxy solicitor, by calling [●] (toll-free within the U.S. or Canada), or for banks and brokers, by calling [●] (collect), or by sending an email to [●]. You may also obtain copies of this proxy statement/prospectus and other documents publicly filed by Cayson from the SEC, through the SEC website at http://www.sec.gov.

In order for a Cayson shareholder to receive timely delivery of the applicable documents in advance of the Meeting to be held on [●], 2026, such shareholder must request the information no later than five (5) business days prior to the date of the meeting, or by [●], 2026.

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CAYSON ACQUISITION CORP
205 West 37th Steet
New York, New York 10018

NOTICE OF EXTRAORDINARY GENERALMEETING OF SHAREHOLDERS
TO BE HELD ON [●], 2026

TO THE SHAREHOLDERS OF CAYSON ACQUISITION CORP:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “Meeting”) of Cayson Acquisition Corp, a Cayman Islands exempted company, company number 410337 (“Cayson”), will be held at [●], Eastern Time, on [●], 2026, virtually via live webcast at [●] and via teleconference at [●] (U.S. toll free) or [●] (international toll free) (in each case using participant code [●]), or at such other time and place to which the Meeting may be adjourned. Shareholders of Cayson (“Cayson shareholders”) may attend the Meeting by visiting the live webcast website, where they will be able to listen to the Meeting live and vote during the Meeting. We are pleased to utilize virtual shareholder meeting technology to provide ready access and cost savings for Cayson shareholders and Cayson. See “Frequently Used Terms” in the accompanying proxy statement/prospectus for definitions of certain terms used in this notice.

You are cordially invited to attend the Meeting, which will be held to consider and vote, and if thought fit, pass and approve, the following resolutions:

●	Proposal No. 1 — The Business Combination Proposal — as an ordinary resolution, that (i) the Agreement and Plan of Merger, dated as July 11, 2025, as amended (as the same may be further amended, restated or supplemented, the “Business Combination Agreement”), by and among Cayson, Mango Financial Group Limited, a Cayman Islands exempted company (“Mango”), North Water Investment Group Holdings Limited (“North Water”), the parent company of Mango Financial Limited (“Mango Financial”), and Mango Temp Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company (“Merger Sub”), a copy of which is attached to the proxy statement/prospectus as Annex A, (ii) the other Transaction Documents (as defined in the Business Combination Agreement), and (iii) the completion of the transactions contemplated by the Business Combination Agreement and such Transaction Documents, in accordance with the terms and subject to the conditions set forth in the Business Combination Agreement and such Transaction Documents, be approved in all respects (the “Business Combination Proposal”);

●	Proposal No. 2 — The Merger Proposal — as a special resolution, that the plan of merger to be filed with the Registrar of Companies of the Cayman Islands (the “Plan of Merger”), a copy of which is attached to the proxy statement/prospectus as Annex B, and the transactions contemplated thereunder, including, without limitation, that Merger Sub shall merge with and into Cayson with Cayson being the surviving company (the “Merger”), be and are hereby adopted and approved and authorized in all respects (the “Merger Proposal”);

●	Proposal No. 3 — The Nasdaq Proposal — as an ordinary resolution, that for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the Business Combination which will result in a change of control of Cayson and the issuance of Cayson Ordinary Shares in connection with the sale of at least $5,000,000 of equity securities of Cayson to be consummated immediately prior to the Closing (the “PIPE Financing”) be approved in all respects (the “Nasdaq Proposal”);

●	Proposal No. 4 — The Non-Binding Governance Proposals — as an ordinary resolution, that certain material differences between the amended and restated memorandum and articles of association of Cayson as adopted by special resolution on September 19, 2024 with effect from September 23, 2024 (“Cayson’s M&A”) and the amended and restated memorandum and articles of association of New Mango (“New Mango’s M&A”), presented separately in accordance with U.S. Securities and Exchange Commission’s (the “SEC”) requirements, be approved, on a non-binding advisory basis (collectively, the “Non-Binding Governance Proposals”); and

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●	Proposal No. 5 — The Adjournment Proposal — as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if it is determined by the officer presiding over the extraordinary general meeting that more time is necessary for Cayson to consummate the Merger and the other transactions contemplated by the Business Combination Agreement, be approved (the “Adjournment Proposal”).

The approval of each of Proposal Nos. 1 and 2 (the “Condition Precedent Proposals”) is cross-conditioned on the approval of the other. Approval of Proposal Nos. 3 and 4 also are conditioned upon the approval of the Condition Precedent Proposals. None of the proposals are conditioned on approval of Proposal Nos. 3 or 4. However, the business combination for which the Business Combination Agreement provides (the “Business Combination”) will not be consummated unless all the proposals are approved or the corresponding condition in the Business Combination Agreement is waived by the parties to such agreement. If Proposal No. 5 is presented, the other proposals will not be presented. Proposal No. 4 is constituted of non-binding advisory proposals. Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which each shareholder is encouraged to read carefully and in its entirety.

Only holders of record of Cayson Ordinary Shares at the close of business on [●], 2026 are entitled to notice of and to vote and have their votes counted at the Meeting and any adjournment of the Meeting.

The accompanying proxy statement/prospectus and accompanying proxy card are being provided to Cayson shareholders in connection with the solicitation of proxies to be voted at the Meeting and at any adjournment of the Meeting. Whether or not you plan to attend the Meeting, all Cayson shareholders are urged to read this proxy statement/prospectus, including the annexes and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 67 of the accompanying proxy statement/prospectus.

 After careful consideration, the Cayson Board has unanimously approved the Business Combination, determined that the Business Combination is advisable and in the best interests of Cayson and its shareholders, and recommended that shareholders vote “FOR” the adoption of the Business Combination Proposal and “FOR” all other proposals to be presented to Cayson shareholders at the Meeting. When you consider the recommendation of these proposals by the Cayson Board, you should keep in mind that Cayson’s officers and directors have interests therein that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1: The Business Combination Proposal — Conflicts of Interest of the Sponsors and Cayson’s Officers and Directors” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

Pursuant to Cayson’s M&A, the holders of the Public Shares, excluding Cayson Holding LP (“Cayson Holding”) and Yawei Cao (together with Cayson Holding, the “Sponsors”) and Cayson’s officers and directors, may elect to have all or a portion of such shareholder’s Public Shares redeemed for cash if the Business Combination is consummated, provided that no such shareholder acting together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of shares of Cayson may exercise this redemption right with respect to more than 15% of the Public Shares without the Cayson’s prior consent. You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)	submit a written request to Continental Stock Transfer & Trust Company (“Continental”), Cayson’s transfer agent, in which you (a) request that Cayson redeem all or a portion of your Cayson Ordinary Shares for cash, and (b) identify yourself as the beneficial holder of the Cayson Ordinary Shares and provide your legal name, phone number and address; and

(ii)	deliver your Public Shares to Continental physically or electronically through The Depository Trust Company (“DTC”).

Public Shareholders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2026 (two (2) business days before the Meeting) in order for their shares to be redeemed. Public Shareholders may elect to redeem their Public Shares whether they vote “for” or “against” or do not vote at all on the Business Combination Proposal or the other proposals to be voted upon at the Meeting.

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If you hold Cayson Ordinary Shares through Cayson Units, you must elect to separate your Cayson Units into the underlying Cayson Ordinary Shares and Cayson Rights prior to exercising your redemption rights with respect to the Public Shares. If you hold your Cayson Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the Cayson Units into the underlying Cayson Ordinary Shares and Cayson Rights, or if you hold Cayson Units registered in your own name, you must contact Continental, Cayson’s transfer agent, directly and instruct it to do so.

Notwithstanding the foregoing, no holder of Public Shares, acting individually or together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a partnership, syndicate, or other group (as defined in Section 13(d)(3) of the Exchange Act) for the purposes of acquiring, holding, or disposing of Cayson Ordinary Shares, may exercise this redemption right with respect to more than 15% of the Public Shares without Cayson’s prior consent. Accordingly, all Public Shares in excess of that 15% limit will not be redeemed for cash.

If the Business Combination is not consummated, the Public Shares will be returned to their respective holders, brokers or banks. If the Business Combination is consummated, and if a Public Shareholder properly exercises its right to redeem all or a portion of the Public Shares that it holds and timely delivers its shares to Continental, Cayson will redeem such Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established at the consummation of Cayson’s Initial Public Offering (the “trust account”), including any interest earned on the funds held in the trust account and not previously released to Cayson to pay its taxes, divided by the number of then outstanding Public Shares, calculated as of two (2) business days prior to the consummation of the Business Combination. For illustrative purposes, as of [__], 2026, this would have amounted to approximately $[__] per issued and outstanding Public Shares. If a Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its Public Shares for cash and will no longer own Public Shares. See “Extraordinary General Meeting of Cayson  — Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

The Sponsors and Cayson’s officers and directors have agreed to, among other things, vote in favor of the Business Combination and the other proposals to be presented at the Meeting and have waived their redemption rights in connection with the consummation of the Business Combination, in each case with respect to any Cayson Ordinary Shares held by them, subject to applicable securities laws. Such persons waived their redemption rights in order to induce Cayson and EarlyBirdCapital, Inc., the representative of the underwriters in Cayson’s IPO (“EBC”), to enter into the underwriting agreement for the IPO. In addition, EBC has waived its redemption rights in connection with the consummation of the Business Combination with respect to the 100,000 EBC Founder Shares held by it. No person was paid any consideration in exchange for these waivers. For the avoidance of doubt, the Founder Shares, the EBC Founder Shares and the Private Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

The approval of the Merger Proposal requires a special resolution under Cayman Islands law, being a resolution passed by a majority of at least two-thirds (2/3) of the votes cast by or on behalf of the holders of shares of Cayson who are entitled to vote at the Meeting. The approval of each of the Business Combination Proposal, the Nasdaq Proposal, the Non-Binding Governance Proposals (which are comprised of non-binding advisory proposals) and the Adjournment Proposal requires an ordinary resolution, being a resolution passed by a simple majority of the votes cast by or on behalf of the shareholders entitled to vote thereon.

Your vote is very important. Whether or not you plan to attend the Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Meeting. In most cases you may vote by telephone or over the Internet as instructed. The Merger will be consummated only if the Condition Precedent Proposals are approved at the Meeting. The approval of each of the Condition Precedent Proposals are a cross-conditioned on the approval of the other. The approval of the Nasdaq Proposal and the Non-Binding Governance Proposals also are conditioned on the approval of the Condition Precedent Proposals. None of the proposals are conditioned on the approval of the Nasdaq Proposal or the Non-Binding Governance Proposals. However, the Business Combination will not be consummated unless such proposals are approved or the corresponding condition in the Business Combination Agreement is waived by the parties to such agreement. If the Adjournment Proposal is presented, the other proposals will not be presented. The Non-Binding Governance Proposals are constituted of non-binding advisory proposals.

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If you sign, date and return your proxy card without indicating how you wish to vote, your shares will be counted towards the quorum requirement and will be voted “FOR” each of the proposals presented at the Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Meeting in person via live webcast and teleconference, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Meeting and will not be voted. An abstention will be counted towards the quorum requirement but will not count as a vote cast at the Meeting. We expect that all proposals being voted on at the Meeting will be considered non-routine under the rules of the NYSE, which generally controls the ability of brokers to vote or not vote shares held in street name on certain matters, and therefore we do not expect any broker non-votes to be submitted and broker non-votes will therefore have no impact on quorum or the vote. If you are a shareholder entitled to attend the Meeting and you wish to attend and vote in person via live webcast and teleconference, you may withdraw your proxy and vote either in person via live webcast and teleconference.

Your attention is directed to the remainder of the accompanying proxy statement/prospectus following this notice (including the annexes and other documents referred to herein) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. You are encouraged to read the accompanying proxy statement/prospectus carefully and in its entirety, including the annexes and other documents referred to herein. If you have any questions or need assistance voting your ordinary shares, please contact [●], Cayson’s proxy solicitor, by calling toll-free (within the U.S. or Canada) at [●], or for banks and brokers, by calling collect at [●], or by emailing [●].

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors of Cayson Acquisition Corp, dated [●], 2026.

[●]

Yawei Cao
Chairman and Chief Executive Officer

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FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires:

●	“Business Combination” means the business combination between Cayson and Mango, for which the Business Combination Agreement provides.

●	“Business Combination Agreement” means the Agreement and Plan of Merger, dated as July 11, 2025 and amended on September 11, 2025 (as the same may be amended, restated or supplemented), by and among Cayson, Mango, North Water and Merger Sub, a copy of which is attached to the proxy statement/prospectus as Annex A.

●	“Cayson” means Cayson Acquisition Corp, a Cayman Islands exempted company.

●	“Cayson Board” means the board of directors of Cayson.

●	“Cayson Holding” means Cayson Holding LP, a Delaware limited partnership and one of the Sponsors.

●	“Cayson Ordinary Shares” means the ordinary shares of Cayson, par value $0.0001 per share.

●	“Cayson Rights” means the rights to receive one-tenth of one Cayson Ordinary Share upon the consummation of an initial business combination by Cayson.

●	“Cayson shareholders” means the shareholders of Cayson, including the holders of the Cayson Ordinary Shares that are components of Cayson Units.

●	“Cayson Units” means the units of Cayson, each consisting of one Cayson Ordinary Share and one Cayson Right.

●	“Cayson’s M&A” means the amended and restated memorandum and articles of association of Cayson as adopted by special resolution on September 19, 2024 with effect from September 23, 2024.

●	“Cayman Companies Act” means the Companies Act (Revised) of the Cayman Islands, as amended from time to time.

●	“Closing” means the consummation of the Business Combination.

●	“Closing Date” means the date of the Closing.

●	“Code” means the Internal Revenue Code of 1986, as amended.

●	“Continental” means Continental Stock Transfer & Trust Company.

●	“Earnout Escrow Agreement” means that certain escrow agreement to be entered into with Continental, as escrow agent, at or prior to the Closing and in a form reasonably agreed to by the parties to the Business Combination Agreement, which shall cover the treatment and release of the Earnout Shares.

●	“Earnout Shares” means 20,000,000 Mango Ordinary Shares that the Mango shareholders will have the right to receive after the Closing upon the achievement of certain net income targets for fiscal years 2025 and 2026.

●	“EBC” means EarlyBirdCapital, Inc., the representative of the underwriters of Cayson’s Initial Public Offering.

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●	“EBC Founder Shares” means the 100,000 Cayson Ordinary Shares that Cayson issued to EBC for an aggregate price of $1,450 in a private placement prior to the IPO.

●	“Effective Time” means the effective time of the Merger.

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

●	“Founder Shares” means the 1,500,000 Cayson Ordinary Shares held by the Sponsors that Cayson issued for an aggregate price of $25,000 in a private placement prior to the IPO.

●	“GEM Listing Rules” means the Rules Governing the Listing of Securities on GEM of The Stock Exchange of Hong Kong Limited.

●	“HKSFO” means the Securities and Futures Ordinance (Chapter 571 of the laws of Hong Kong).

●	“Indemnification Escrow Agreement” means the certain escrow agreement to be entered into with Continental, as escrow agent, at or prior to the Closing and in a form reasonably agreed to by the parties to the Business Combination Agreement, pursuant to which the Mango shareholders will deposit the Indemnification Shares with Continental, to be held in escrow as security for the Mango shareholder’s indemnification obligations on behalf of Mango.

●	“Indemnification Shares” means 4,000,000 Mango Ordinary Shares held by the Mango shareholders that will be deposited into escrow, to be held for two years after the Closing Date as security for certain indemnification obligations of Mango.

●	“Initial Public Offering” or “IPO” means the initial public offering of Cayson consummated on September 23, 2024.

●	“Initial Shareholders” means the Sponsors and the other holders of the Founder Shares prior to the IPO.

●	“Listing Rules” means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

●	“Lock-Up Agreement” means the agreement to be entered into at or prior to the Closing by and among Mango and the Mango shareholders, providing for restrictions on transfer of the Mango Ordinary Shares for a period of up to six months after the Closing.

●	“Mango” means Mango Financial Group Limited, a Cayman Islands exempted company.

●	“Mango Ordinary Shares” means the ordinary shares of Mango, par value $0.0001 per share.

●	“Mango Financial” means Mango Financial Limited, a Hong Kong limited company, which is a wholly owned subsidiary of North Water.

●	“Mango shareholders” means the shareholders of Mango.

●	“Meeting” means the extraordinary general meeting of shareholders of Cayson to which this proxy statement/prospectus relates, be held at [●], at [●] Eastern Time, on [●], 2026, and virtually via live webcast at [●] and via teleconference at [●] (U.S. toll free) or [●] (international toll free), or at such other time and place to which the Meeting may be adjourned.

●	“Merger” means the merger of Merger Sub with and into Cayson, with Cayson continuing as the surviving entity and becoming a wholly owned subsidiary of Mango.

●	“Merger Sub” means Mango Temp Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Mango.

●	“Nasdaq” means The Nasdaq Stock Market, LLC.

●	“New Mango” means Mango after the Closing.

●	“New Mango Board” means the board of directors of New Mango following the Closing.

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●	“New Mango’s M&A” means the amended and restated memorandum and articles of association of New Mango to be adopted upon the consummation of the Business Combination.

●	“North Water” means North Water Investment Group Holdings Limited, a British Virgin Islands business company, which will become a wholly owned subsidiary of Mango in the Restructuring.

●	“PIPE Financing” means the sale of at least $5,000,000 of equity securities of Cayson to be consummated immediately prior to the Closing.

●	“PRC” means the People’s Republic of China.

●	“Private Rights” mean the Cayson Rights included in the Private Units, which are identical to the Public Rights, subject to certain exceptions.

●	“Private Shares” mean the Cayson Ordinary Shares included in the Private Units, which are identical to the Public Shares, subject to certain exceptions.

●	“Private Units” means the Cayson Units that Cayson issued to the Sponsors and/or their designees in a private placement simultaneously with the closing of the IPO, as well as any Cayson Units that may be issued upon conversion of any working capital loans, which are identical to the Public Units, subject to certain exceptions.

●	“Public Rights” means the Cayson Rights sold as part of the Public Units in the IPO.

●	“Public Shares” means the Cayson Ordinary Shares sold as part of the Public Units in the IPO.

●	“Public Shareholders” means holders of the Public Shares.

●	“Public Units” means the Cayson Units sold in the IPO.

●	“record date” means [●], 2026.

●	“Registration Rights Agreement” means the agreement to be entered into at or prior to the Closing by and among Mango, the Sponsors, EBC and certain of the Mango shareholders, pursuant to which the Sponsors, EBC and such Mango shareholders will have customary registration rights, including three sets of demand rights and piggy-back rights, with respect to the Mango Ordinary Shares held by such parties following the consummation of the Business Combination.

●	“Restructuring” means the restructuring, whereby after approval of the SFC, Mango will directly own 100% of the issued equity securities of North Water, which in turn owns all of the equity interests of Mango Financial.

●	“SEC” means the Securities and Exchange Commission.

●	“Securities Act” means the Securities Act of 1933, as amended.

●	“SFC” or “HKSFC” means Securities and Futures Commission of Hong Kong.

●	“Sponsors” means Yawei Cao, Cayson’s Chairman and Chief Executive Officer, and Cayson Holding.

●	“Takeovers Code” means the Code on Takeovers and Mergers issued by the SFC.

●	“trust account” means the trust account established at the consummation of Cayson’s Initial Public Offering.

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TRADEMARKS

This proxy statement/prospectus also contains trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, Mango’s and Cayson’s trademarks and trade names referred to in this proxy statement/prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that Mango and Cayson will not assert, to the fullest extent under applicable law, their respective rights or the right of the applicable licensor to these trademarks and trade names.

MARKET AND INDUSTRY DATA

This proxy statement/prospectus includes industry position and industry data and forecasts that Mango and Cayson obtained or derived from internal company reports, independent third-party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.

Statements as to industry position are based on market data currently available. While neither Mango nor Cayson are aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this proxy statement/prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, among other things, statements about the parties’ ability to close the Business Combination, the timing of the Closing, the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of Mango, Cayson and New Mango and the period following the consummation of the Business Combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” “target,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on information available as of the date of this proxy statement/prospectus and on the current expectations, forecasts, assumptions and judgments of the management of Mango and Cayson and involve a number of risks and uncertainties. These forward-looking statements are inherently subject to changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated. The risks and uncertainties that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by Cayson, and the following:

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

●	the inability to consummate the Business Combination, including due to any failure to obtain approval of the Cayson Shareholders or Mango shareholders or other conditions to the Closing in the Business Combination Agreement;

●	delays in obtaining, or the inability to obtain, any necessary regulatory approvals required to complete the Business Combination;

●	the inability to obtain, or maintain, the listing of the Mango Ordinary Shares on Nasdaq following the Business Combination;

●	costs related to the Business Combination;

●	changes in applicable laws or regulations; and

●	the possibility that Mango or Cayson may be adversely affected by other economic, business, and/or competitive factors.

Should one or more of these risks or uncertainties materialize, or should any of the expectations, forecasts, assumptions or judgments made by the management of Mango or Cayson otherwise prove incorrect, actual results may vary in material respects from those projected in or contemplated by these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to Mango or Cayson or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, neither Mango nor Cayson undertakes any obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

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QUESTIONS AND ANSWERS ABOUT THE CAYSON SHAREHOLDER PROPOSALS

The questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the proposals to be presented at the Meeting, including with respect to the Business Combination. The following questions and answers do not include all the information that is important to the Cayson shareholders. Cayson urges the Cayson shareholders to read this proxy statement/prospectus, including the annexes and the other documents referred to herein, carefully and in their entirety to fully understand the Business Combination and the voting procedures for the Meeting.

Q: Why am I receiving this proxy statement/prospectus?

A: You are receiving these materials because you were a shareholder of record or a beneficial holder of Cayson on the record date. Cayson and Mango have agreed to undertake the Business Combination through a series of transactions to be completed in accordance with the terms and conditions of the Business Combination Agreement and the other Transaction Documents (as defined in the Business Combination Agreement). A copy of the Business Combination Agreement is attached as Annex A. Cayson shareholders are being asked to consider and vote upon a proposal to approve the Business Combination, along with a number of other proposals. See the section entitled “Summary of the Proxy Statement/Prospectus” for more detail.

THE VOTE OF CAYSON SHAREHOLDERS IS IMPORTANT. CAYSON SHAREHOLDERS ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/ PROSPECTUS IN ITS ENTIRETY, INCLUDING THE ANNEXES.

Q: What proposals are shareholders of Cayson being asked to vote upon?

A: At the Meeting, Cayson is asking holders of Cayson Ordinary Shares to consider and vote upon the following proposals:

●	Proposal No. 1 — The Business Combination Proposal — as an ordinary resolution, a proposal to approve in all respects (i) the Business Combination Agreement, (ii) the other Transaction Documents (as defined in the Business Combination Agreement), and (iii) the completion of the transactions contemplated by the Business Combination Agreement and such Transaction Documents, in accordance with the terms and subject to the conditions set forth in the Business Combination Agreement and such Transaction Documents (the “Business Combination Proposal”);

●	Proposal No. 2 — The Merger Proposal — as a special resolution, a proposal to adopt and approve in all respects the plan of merger to be filed with the Registrar of Companies of the Cayman Islands (the “Plan of Merger”), a copy of which is attached to the proxy statement/prospectus as Annex B, and the transactions contemplated thereunder, including, without limitation that Merger Sub shall merge with and into Cayson with Cayson being the surviving company (the “Merger”) (the “Merger Proposal”);

●	Proposal No. 3 — The Nasdaq Proposal — as an ordinary resolution, a proposal to approve in all respects, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the Business Combination which will result in a change of control of Cayson and the issuance of the Cayson Ordinary Shares in connection with the PIPE Financing (the “Nasdaq Proposal”);

●	Proposal No. 4 — The Non-Binding Governance Proposals — as an ordinary resolution, a proposal to approve, on a non-binding advisory basis, certain material differences between Cayson’s M&A and New Mango’s M&A, presented separately in accordance with SEC requirements (collectively, the “Non-Binding Governance Proposals”); and

●	Proposal No. 5 — The Adjournment Proposal — as an ordinary resolution, a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if it is determined by the officer presiding over the extraordinary general meeting that more time is necessary for Cayson to consummate the Merger and the other transactions contemplated by the Business Combination Agreement (the “Adjournment Proposal”).

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See “Proposal No. 1: The Business Combination Proposal,” “Proposal No. 2: The Merger Proposal,” “Proposal No. 3: The NTA Proposal,” “Proposal No. 4: The Nasdaq Proposal,” “Proposal No. 5: The Non-Binding Governance Proposals” and “Proposal No. 6: The Adjournment Proposal.”

Cayson will hold the Meeting to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the Business Combination and the other matters to be acted upon at the Meeting. The Cayson shareholders should read it carefully.

After careful consideration, the Cayson Board has determined that the Business Combination Proposal, the Merger Proposal, the Nasdaq Proposal, the Non-Binding Governance Proposals and the Adjournment Proposal are in the best interests of Cayson and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals. If Cayson shareholders do not approve each of the Condition Precedent Proposals, then the Business Combination Agreement may be terminated and the Business Combination may not be consummated.

The existence of financial and personal interests of one or more of Cayson’s directors may result in a conflict of interest on the part of such directors between what he, she or they may believe is in the best interests of Cayson and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Cayson’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1: The Business Combination Proposal — Conflicts of Interest of the Sponsors and Cayson’s Officers and Directors” for a further discussion of these considerations.

Q: Why is Cayson proposing the Business Combination?

A: Cayson was incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination, with one or more businesses or entities.

Based on Cayson’s due diligence investigations of Mango, the management of Mango and the industry in which it operates, including the financial and other information provided by Mango in the course of these due diligence investigations, the Cayson Board believes that the business combination with Mango is in the best interests of Cayson and its shareholders and presents an opportunity to increase shareholder value. However, there can be no assurance of this. Although the Cayson Board believes that the business combination with Mango presents an attractive business combination opportunity and is in the best interests of Cayson and its shareholders, the Cayson Board did consider certain potentially material negative factors in arriving at that conclusion, including, among others, the potential inability of Mango to achieve its business plan, the risk that a significant number of Public Shareholders elect to redeem their Public Shares, the impact of the review of the Business Combination by regulatory agencies, such as the SFC, the risk that the conditions to closing may not be satisfied and the risk that the potential benefits of the Business Combination may not be achieved. The Cayson Board also considered certain key business risks, including the regulatory risks associated with Mango’s operations in Hong Kong, Mango’s limited public company experience, client concentration and revenue volatility, uncertainty regarding the PIPE Financing, and the potential impact of high redemption levels on dilution and satisfaction of the minimum net tangible asset requirement. For additional information, see the section entitled “Proposal No. 1: The Business Combination Proposal — Recommendation of the Cayson Board and Reasons for the Business Combination,” as well as the risks described in the section entitled “Risk Factors.”

Under Cayson’s M&A and the Cayman Companies Act, Cayson is required to obtain the approval of the Cayson shareholders in order to complete the Business Combination.

Q: How will the Business Combination be accomplished?

A: In accordance with the Business Combination Agreement, the Business Combination will be accomplished by way of the following transaction steps:

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●	Prior to the Closing, Mango and North Water will undergo the Restructuring, whereby after approval of the SFC, Mango will directly own 100% of the issued equity securities of North Water, which in turn owns all of the equity interests of Mango Financial.

●	Mango and Cayson have agreed to use their reasonable best efforts to enter into definitive agreements for the sale of at least $5,000,000 of equity securities of Cayson in the PIPE Financing to be consummated immediately prior to the Closing.

●	At the Closing, Merger Sub will merge with and into Cayson, with Cayson continuing as the surviving entity and becoming a wholly owned subsidiary of Mango. At the Effective Time, each outstanding Cayson Ordinary Share, other than shares owned by Cayson and dissenting shares, will be automatically converted into one Mango Ordinary Share. Immediately prior to the Effective Time, each of the Cayson Units will automatically separate into one Cayson Ordinary Share and one Cayson Rights, and each of the Cayson Rights will automatically convert into 1/10 of a Cayson Ordinary Share. All of the Cayson Ordinary Shares included in the Cayson Units and issued in respect of the Cayson Rights will be automatically converted into Mango Ordinary Shares as described above in this paragraph.

●	At the Closing, of the Mango Ordinary Shares held by the Mango shareholders immediately prior to the Closing, 4,000,000 Indemnification Shares will be deposited into escrow, to be held for two years after the Closing Date as security for certain indemnification obligations of Mango.

●	After the Closing, the Mango shareholders will have the right to receive additional contingent consideration of up to 20,000,000 Earnout Shares upon the achievement of certain net income targets for fiscal years 2025 and 2026.

As a result of the Business Combination, Cayson will become a wholly owned subsidiary of Mango, the security holders of Cayson immediately prior to the Effective Time will become security holders of Mango, and Mango will become a public holding company conducting the business of Mango Financial.

The Business Combination values Mango at $140,000,000, based on 14,000,000 Mango Ordinary Shares to be outstanding immediately prior to the Business Combination and an assumed value of $10.00 per Mango Ordinary Share.

Q: What will the Cayson shareholders receive in exchange for their Cayson Securities?

A: As described above, at the Effective Time of the Merger, each outstanding Cayson Ordinary Share, other than shares owned by Cayson in treasury and dissenting shares, including the Cayson Ordinary Shares that are components of the Cayson Units and that are issuable in respect of the Cayson Rights, will be canceled and automatically converted into one Mango Ordinary Share.

Mango intends to apply to list the Mango Ordinary Shares on Nasdaq. It is a condition of the consummation of the Business Combination that the listing of the Mango Ordinary Shares has been approved by Nasdaq, subject only to official notice of issuance thereof, but there can be no assurance such listing condition will be met or that Mango will obtain such approval from Nasdaq. If such listing condition is not met or if such approval is not obtained, the Business Combination still may be consummated, if the corresponding condition set forth in the Business Combination Agreement is waived by the parties.

Many of the principal attributes of Cayson Ordinary Shares and Mango Ordinary Shares will be similar. However, there are material differences between Cayson’s M&A and New Mango’s M&A, as such will be in effect from and after the consummation of the Business Combination.

For further details, see “Proposal No. 1: The Business Combination Proposal — Business Combination Agreement — Business Combination Consideration” and “Comparison of Shareholders’ Rights.”

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Q: What are the material U.S. federal income tax consequences to Cayson shareholders resulting from the Business Combination?

A: It is intended that the Business Combination qualify as a “reorganization” within the meaning of Section 368(a) of the Code, with respect to U.S. Holders of Cayson Ordinary Shares. However, there are significant factual and legal uncertainties as to whether the Business Combination will qualify as a reorganization within the meaning of Section 368(a) of the Code. If any requirement for Section 368(a) of the Code is not met, then a U.S. Holder of Cayson Ordinary Shares would generally recognize gain or loss in an amount equal to the difference, if any, between the fair value of Mango Ordinary Shares received in the Business Combination, over such U.S. Holder’s aggregate tax basis in the corresponding Cayson Ordinary Shares surrendered by such U.S. Holder in the Business Combination. Even if the Business Combination otherwise qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, U.S. Holders may be required to recognize gain (but not loss) on account of the application of the Passive Foreign Investment Company (“PFIC”) rules. For more detail, see below under “Proposal No. 1: The Business Combination Proposal —  Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of the Business Combination.”

U.S. Holders of Cayson Securities should consult their tax advisors to determine the tax consequences if the Business Combination does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code and for the application of the PFIC rules to their specific situation in connection with the Business Combination.

Q: Do Cayson and Mango expect to obtain new financing in connection with the Business Combination?

A: Yes. Mango and Cayson have agreed to use their reasonable best efforts to enter into definitive agreements for the sale of at least $5,000,000 of equity securities of Cayson in the PIPE Financing to be consummated immediately prior to the Closing. Mango and Cayson expect that each PIPE Investor will also enter into a customary registration rights agreement. There are currently no commitments for such PIPE Financing.

Q: Do I have redemption rights?

A: If you are a holder of Public Shares, you have the right to request that we redeem all or a portion of your Public Shares for cash, provided that you follow the procedures and deadlines described elsewhere in this proxy statement/prospectus. Public Shareholders may elect to redeem all or a portion of the Public Shares held by them regardless of whether they vote for or against the Business Combination Proposal and the Merger Proposal or if they do not vote on such proposals at all. If you wish to exercise your redemption rights, please see the answer to the question: “How do I exercise my redemption rights?”

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Cayson Ordinary Shares, will not, without Cayson’s prior consent, redeem its Public Shares with respect to more than an aggregate of 15% of the Public Shares included in the Cayson Units sold in Cayson’s IPO. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash or at all.

If you exercise your redemption rights, such exercise will not result in the loss of any Cayson Rights that you may hold. Upon the Closing, each of your Cayson Rights will convert into 1/10 of one Cayson Ordinary Share regardless of whether you have chosen to redeem their Public Shares (which, in turn, will be automatically converted Mango Ordinary Shares upon the Effective Time of the Merger). However, with fewer Public Shares and potentially fewer Public Shareholders, Mango may not meet the listing standards for Nasdaq.

The Sponsors and the other Insiders have waived their redemption rights in connection with the consummation of the Business Combination, with respect to any Cayson Ordinary Shares held by them. EBC also has waived its redemptions rights in connection with the consummation of the Business Combination, with respect to the EBC Founder Shares. No person was paid any consideration in exchange for these waivers. For the avoidance of doubt, the Founder Shares, EBC Founder Shares and Private Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

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Q: How do I exercise my redemption rights?

A: If you are a Public Shareholder and wish to exercise your right to redeem your Public Shares for cash, you must:

●	submit a written request to Continental, Cayson’s transfer agent, in which you (a) request that Cayson redeem all or a portion of your Cayson Ordinary Shares for cash, and (b) identify yourself as the beneficial holder of the Cayson Ordinary Shares and provide your legal name, phone number and address; and

●	deliver your Public Shares to Continental physically or electronically through The Depository Trust Company (“DTC”).

You must complete the procedures for electing to redeem your Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●] (two (2) business days before the Meeting) in order for your shares to be redeemed. You may elect to redeem your Public Shares whether they vote “for” or “against” or do not vote at all on the Business Combination Proposal or the other proposals to be voted upon at the Meeting.

If you hold Cayson Ordinary Shares through Cayson Units, you must elect to separate your Cayson Units into the underlying Cayson Ordinary Shares and Cayson Rights prior to exercising your redemption rights with respect to the Public Shares. If you hold your Cayson Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the Cayson Units into the underlying Cayson Ordinary Shares and Cayson Rights, or if you hold Cayson Units registered in your own name, you must contact Continental, Cayson’s transfer agent, directly and instruct it to do so. The contact information for Continental is listed under the question “Who can help answer my questions?” below.

If the Business Combination is not consummated, your Public Shares will be returned to you or your broker or bank, as applicable. If the Business Combination is consummated, and if you properly exercise your right to redeem all or a portion of the Public Shares that you hold and timely deliver your shares to Continental, Cayson will redeem such Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, calculated as of two (2) business days prior to the consummation of the Business Combination. For illustrative purposes, as of [__], 2026, after taking into account expected redemptions in connection with the Extension Amendment, this would have amounted to approximately $[__] per issued and outstanding Public Share. However, the proceeds deposited in the trust account could become subject to the claims of Cayson’s creditors, if any, which could have priority over your claim as a Public Shareholder, regardless of whether you vote or, if you do vote, irrespective of if you vote for or against the Business Combination Proposal. Therefore, the per share distribution from the trust account in such a situation may be less than originally expected due to such claims. Whether you vote, and if you do vote, irrespective of how you vote on any proposal, including the Business Combination Proposal, will have no impact on the amount you will receive upon exercise of your redemption rights. It is expected that the funds to be distributed to you if you elect to redeem your Public Shares will be distributed promptly after the consummation of the Business Combination.

If you submit a redemption request to Continental, and later decide prior to the Meeting not to elect redemption, you may request to withdraw the redemption request. You may make such a withdrawal request by contacting Continental.

Any corrected or changed written exercise of redemption rights must be received by Continental prior to the vote taken on the Business Combination Proposal at the Meeting. Your request for redemption will not be honored unless your Public Shares have been delivered (either physically or electronically) to Continental, at least two (2) business days prior to the vote at the Meeting.

Q: If I am a holder of Cayson Units, can I exercise redemption rights with respect to my Cayson Units?

A: No. Although you have redemption rights with respect to the Cayson Ordinary Shares included in the Cayson Units, you have no redemption rights with respect to the Public Units themselves. You must elect to separate your Cayson Units into the underlying Cayson Ordinary Shares and Cayson Rights prior to exercising your redemption rights with respect to the Public Shares. If you hold your Cayson Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the Cayson Units into the underlying Cayson Ordinary Shares and Cayson Rights, or if you hold Cayson Units registered in your own name, you must contact Continental, Cayson’s transfer agent, directly and instruct it to do so. You must cause your Cayson Ordinary Shares to be separated and delivered to Continental by 5:00 p.m., Eastern Time, on [●] (two (2) business days before the Meeting) in order to exercise your redemption rights with respect to your Cayson Ordinary Shares.

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Q: Will how I vote affect my ability to exercise redemption rights?

A: No. You may exercise your redemption rights whether you vote your Cayson Ordinary Shares for or against or do not vote at all on the Business Combination Proposal or the other proposals to be voted upon at the Meeting. As a result, the Business Combination can be approved by shareholders who will redeem their shares and no longer remain shareholders.

Q: What are the material U.S. federal income tax consequences of exercising my redemption rights?

A: A U.S. Holder (as defined in “Proposal No. 1: The Business Combination Proposal —Material Federal U.S. Income Tax Consequences”) who exercises its redemption rights will receive cash in exchange for the Cayson Ordinary Shares, and either will be considered for U.S. federal income tax purposes to have made a sale or exchange of the tendered shares, or will be considered for U.S. federal income tax purposes to have received a distribution with respect to such shares that may be treated as: (i) dividend income, (ii) a nontaxable recovery of basis in their investment in the tendered shares, or (iii) gain (but not loss) as if the shares with respect to which the distribution was made had been sold. For additional information, see the section entitled “Proposal No. 1: The Business Combination Proposal —Material Federal U.S. Income Tax Consequences — U.S. Holders Exercising Redemption Rights with Respect to Cayson Ordinary Shares.”

You should consult with your own tax advisor with respect to the U.S. federal income tax consequences of exercising your redemption rights.

Q: How has the announcement of the Business Combination affected the trading price of the Cayson Ordinary Shares?

A: On July 10, 2025, the last trading day before announcement of the execution of the Business Combination Agreement, the reported closing prices on Nasdaq of the Cayson Ordinary Shares, Cayson Units, and Cayson Rights were $10.32, $10.3738 and $0.14, respectively. On [__], 2026, the reported closing prices on Nasdaq of the Cayson Ordinary Shares, Cayson Units and Cayson Rights were $[__], $[__] and $[__], respectively.

Q: What equity stake will Public Shareholders who elect not to redeem their Public Shares hold in New Mango immediately after the completion of the Business Combination?

A: Immediately after completion of the Business Combination, the former Public Shareholders will own a significantly smaller percentage of New Mango than they currently own of Cayson. In addition, because the Public Shareholders may vote in favor of the Business Combination and exercise their redemption rights, the Business Combination may be consummated even though there is a substantial reduction in Public Shares.

The tables below show the anticipated ownership of New Mango upon completion of the Business Combination, along with other potential sources of dilution. The tables show the potential impact of redemptions on the share ownership by non-redeeming shareholders in (i) a no redemption scenario, (ii) 25% redemption scenario, (iii) 75% redemption scenario, and (iv) maximum redemption scenario. The levels of ownership presented in the tables below assume that the 20,000,000 Earnout Shares have been issued but do not give effect to any PIPE Financing. The information in the tables below has been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column in the below table. In addition, certain percentages presented in the tables below reflect calculations based upon the underlying information prior to rounding and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers or may not sum due to rounding.

	Assuming No Redemption(1)		Assuming 25% Redemption(2)		Assuming 75% Redemption(3)		Assuming Maximum Redemption(4)
Shareholders	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %
Public Shareholders(5)	6,600,000	15.5%	5,100,000	12.5%	2,100,000	5.5%	600,000	1.6%
Sponsors and Affiliates(6)	1,753,000	4.2%	1,753,000	4.3%	1,753,000	4.6%	1,753,000	4.8%
EBC	100,000	0.2%	100,000	0.2%	100,000	0.3%	100,000	0.3%
Mango Shareholders	34,000,000	80.1%	34,000,000	83.0%	34,000,000	89.6%	34,000,000	93.3%
Total Shares Outstanding	42,453,000	100.0%	40,953,000	100.0%	37,953,000	100.0%	36,453,000	100.0%

(1)	This scenario assumes that no Public Shares are redeemed by Public Shareholders.

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(2)	This scenario assumes that 1,500,000 Public Shares are redeemed by Public Shareholders.

(3)	This scenario assumes that 4,500,000 Public Shares are redeemed by Public Shareholders.

(4)	This scenario assumes that 6,000,000 Public Shares are redeemed by Public Shareholders.

(5)	Includes an aggregate of 600,000 Ordinary Shares to be issued upon conversion of the outstanding Rights upon consummation of the Business Combination.

(6)	Includes an aggregate of 23,000 Ordinary Shares to be issued upon conversion of the Private Rights upon consummation of the Business Combination.

The former Public Shareholders who do not redeem their Public Shares may experience dilution from several additional sources to varying degrees after the Business Combination. Following the Closing, New Mango may determine, subject to the receipt of any necessary approvals that may be required, to issue more Mango Ordinary Shares or other equity securities of equal or senior rank in connection with privately negotiated transactions following the consummation of the Business Combination. The issuance of Mango Ordinary Shares (or other equity securities of equal or senior rank) could have the following effects for Public Shareholders who elect not to redeem their shares:

●	your proportionate ownership interest in New Mango following the Closing will further decrease;

●	the relative voting strength of the Mango Ordinary Shares held by the Public Shareholders following the Business Combination will be further diminished; and/or

●	the market price of the Mango Ordinary Shares may decline.

Q: What are the possible sources and extent of dilution that Public Shareholders who elect not to redeem their Public Shares will experience in connection with the Business Combination?

A: The following table presents the net tangible book value per share at various redemption levels assuming various sources of material probable dilution (but excluding the effects of the Business Combination transaction itself).

	No Redemptions(1)	25% Redemptions(2)	75% Redemptions(3)	Maximum Redemptions(4)
Net tangible book value at June 30, 2025(5)	$60,152,574	$60,152,574	$60,152,574	$60,152,574
Decrease in net tangible book value for transaction expenses	2,860,677	2,860,677	2,860,677	2,860,677
Decrease in net tangible book value for redemption by Public Shareholders	-	15,507,067	46,521,200	62,028,266
As adjusted net tangible book value at June 30, 2025	$57,291,897	$41,784,831	$10,770,698	$(4,736,369)

Issued and outstanding shares of Sponsors and affiliates(6)	1,730,000	1,730,000	1,730,000	1,730,000
Issued and outstanding shares of Public Shareholders	6,000,000	4,500,000	1,500,000	-
EBC(6)	100,000	100,000	100,000	100,000
Issuance of shares for conversion of rights (7)	623,000	623,000	623,000	623,000
Issuance of Earnout Shares(8)	20,000,000	20,000,000	20,000,000	20,000,000
As adjusted issued and outstanding shares as of June 30, 2025	28,453,000	26,953,000	23,953,000	22,453,000

Initial offering price per share	$10.00	$10.00	$10.00	$10.00
Net tangible book value per share as adjusted	$2.01	$1.55	$0.45	$(0.21)
Dilution to Public Shareholders	$(7.99)	$(8.45)	$(9.55)	$(10.21)
Equalizing company value(9)	$284,530,000	$269,530,000	$239,530,000	$224,530,000

(1)	Assumes no Public Shares are redeemed by Public Shareholders.

(2)

Assumes that 1,500,000 Public Shares are redeemed for an aggregate payment of approximately $15.5 million (based on the estimated per-share redemption price of approximately $10.34 per share as of June 30, 2025) from the trust account.

(3)

Assumes that 4,500,000 Public Shares are redeemed for an aggregate payment of approximately $46.5 million (based on the estimated per-share redemption price of approximately $10.34 per share as of June 30, 2025) from the trust account.

(4)

Assumes that 6,000,000 Public Shares are redeemed for an aggregate payment of approximately $62.0 million (based on the estimated per-share redemption price of approximately $10.34 per share as of June 30, 2025) from the trust account.

(5)	The net tangible book value at June 30, 2025 was calculated as Cayson’s total assets of $62,363,183 minus total liabilities of $2,210,609.

(6)	Includes 1,500,000 Founder Shares and 230,000 PIPE shares retained by the Sponsor, and 100,000 EBC Founder Shares.

(7)	Includes 6,000,000 Public Rights and 230,000 Private Rights. Each right will convert upon Closing into 1/10 of a Cayson Ordinary Shares, which will automatically be converted into 1/10 of a Mango Ordinary Share in the Merger. No fractional shares will be issued.

(8)	Includes 20,000,000 Earnout Shares, given effect as if issued by Cayson concurrently with the Business Combination.

(9)	Represents the price for each redemption scenario at which the potential dilution from the Business Combination and related transactions results in the amount of non-redeeming shareholders’ interest per share being at least $10.00 (the initial public offering price of Public Units).

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Q: What happens to the funds deposited in the trust account after consummation of the Business Combination?

A: Following the closing of Cayson’s IPO, an amount equal to $60,000,000 of the net proceeds from the IPO and the simultaneous private placement of Private Units was placed in the trust account. As of [__], 2026, funds in the trust account totaled approximately $[__]. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations and in connection with certain amendments to Cayson’s M&A, these proceeds will not be released until the earlier of the completion of an initial business combination and Cayson’s redemption of 100% of the outstanding Public Shares upon its failure to consummate a business combination within the required time period as provided in the Cayson’s M&A or if such date is further extended at a duly called extraordinary general meeting, such later date).

Upon consummation of the Business Combination, the funds deposited in the trust account will be released to pay holders of Public Shares who properly exercise their redemption rights, to pay transaction fees and expenses associated with the Business Combination and for working capital and general corporate purposes of Mango following the Business Combination.

 To extent Public Shareholders exercise their redemption rights, the working capital infusion from the trust account into Mango’s business will be reduced. Under Cayson’s M&A, we are prohibited from redeeming Public Shares in an amount that would cause Cayson’s net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of its initial business combination and after payment of underwriters’ fees and commissions; however, the required amount may be satisfied through the receipt of assets other than from the trust account, such as proceeds received in the PIPE Financing and the net assets acquired from Mango. Accordingly, the Business Combination may be consummated even where the cash infusion from the trust account is substantially reduced.

Q: What is the expected the cash from the trust account to be received by New Mango in the Business Combination?

A: Following the consummation of the Business Combination, New Mango’s future liquidity position will depend on many factors, including but not limited to (i) the number of Public Shares redeemed in connection with the Business Combination and (ii) the sources of funding available for general corporate and working capital purposes.

Set forth below is a calculation of the estimated net cash to be received by New Mango from the trust account in four redemption scenarios: (a) no redemption scenario, (b) 25% redemption scenario, (c) 75% redemption scenario, and (d) maximum redemption scenario. The calculations assume (i) a redemption price of approximately $10.34 per share, based on cash held in the trust account as of June 30, 2025, and (ii) aggregate transaction expenses of $3 million.

	Assuming No Redemption(1)	Assuming 25% Redemption(2)	Assuming 75% Redemption(3)	Assuming Maximum Redemption(4)
Cayson Ordinary Shares Not Redeemed	8,453,000	6,953,000	3,953,000	2,453,000
Gross Cash Proceeds of Trust Account at $10.34 per Share	$62,028,266	$46,521,200	$15,507,067	$-
Estimated Transaction Expenses	$2,860,677	$2,860,677	$2,860,677	$2,860,677
Net Cash Received by Mango	$59,167,589	$43,660,523	$12,646,390	$(2,860,677)

*	Amount is less than zero.

(1)	This scenario assumes that no Public Shares are redeemed by Public Shareholders.

(2)	This scenario assumes that 1,500,000 Public Shares are redeemed by Public Shareholders.

(3)	This scenario assumes that 4,500,000 Public Shares are redeemed by Public Shareholders.

(4)	This scenario assumes that all 6,000,000 Public Shares are redeemed by Public Shareholders.

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Q: Who will serve on the New Mango Board following the Closing?

A: The Business Combination Agreement provides that, as of the Closing, the New Mango Board will consist of five directors, three of whom shall be designated by Mango, and of such three at least one of whom shall meet the independent director requirements under Nasdaq rules, and two of whom shall be chosen by Cayson, both of whom shall meet the independent director requirements under Nasdaq rules. These directors will be: Jialing Zhang, currently Mango Financial’s Chairwoman, Cheung Kam Fai, currently Mango’s Director and Chief Executive Officer, and Yawei Cao, David Chung-Hua Bolocan and Taylor Zhang, each of whom will become an independent director of Mango as of the Closing. Messrs. Cao and Zhang are currently Cayson’s Chairman and Chief Executive Officer and Chief Financial Officer, respectively. See “Management of New Mango Following the Business Combination.”

Q: Who will serve as the officers of New Mango following the Closing?

A: The Business Combination Agreement provides that, the officers of Mango as of immediately prior to the Effective Time shall continue as the officers of New Mango after the Effective Time. Those officers are Jialing Zhang, currently Mango Financial’s Chairwomen, Cheung Kam Fai, currently Mango’s Director and Chief Executive Officer, Zhao Pang, currently Mango Financial’s Chief Financial Officer, Yuguo Chen, currently Mango Financial’s Executive Director and Responsible Officer, Tony Tong, currently Mango Financial’s Head of Digital Currency Department, and Chi-Kwan Ying, currently Mango Financial’s Responsible Officer. See “Management of New Mango Following the Business Combination.”

Q: Are there any material differences between Cayson’s M&A and New Mango’s M&A?

A: Yes. Cayson shareholders are being asked to consider and vote upon a proposal to approve, on a non-binding advisory basis, certain material differences between Cayson’s M&A and New Mango’s M&A. The material governance provisions contained in New Mango’s M&A that differ from Cayson’s M&A include, among others, an increase in authorized share capital, the ability of New Mango shareholders to review New Mango’s books and records in certain situations, removing the classified board structure that Cayson had employed:

See “Proposal No. 5: The Non-Binding Governance Proposals,” for additional information.

Q: Is the completion of the Merger subject to any conditions?

A: Yes. The respective obligations of each party to consummate the Business Combination are subject to the fulfillment (or, to the extent permitted by applicable law, waiver) of certain conditions specified in the Business Combination Agreement.

The Business Combination Agreement provides that the obligations of the parties to consummate the Merger are conditioned on, among other things, (i) certain required consents and approvals from governmental authorities, including approval of the SFC, having been obtained, and there being no agreement between Mango or Cayson and any governmental authority pursuant to which Mango or Cayson has agreed not to consummate the Business Combination, (ii) the registration statement filed by Mango with the SEC, of which the accompanying proxy statement/prospectus forms a part, having become effective, (iii) the approval of the proposals to be presented at the Meeting having been obtained, (iv) the listing of the Mango Ordinary Shares having been approved by Nasdaq, subject only to official notice of issuance thereof, (v) no governmental authority of competent jurisdiction having enacted or issued any law (whether temporary, preliminary or permanent), in each case that is in effect and which has the effect of restraining, enjoining or prohibiting the consummation of the transaction, (vi) the Restructuring having been consummated, (vii) the PIPE Financing having been consummated, (viii) Cayson having at least $5,000,001 of net tangible assets, (ix) Mango and Merger Sub, on one hand, and Cayson, on the other hand, having each performed and complied in all material respects with the obligations, covenants and agreements required by the Business Combination Agreement to be performed or complied with by it at or prior to the Effective Time, and (x) the representations and warranties in the Business Combination Agreement of Mango and Merger Sub, on one hand, and Cayson, on the other hand, being true and correct subject to customary bringdown standards. In addition, the obligations of Mango to consummate the Business Combination are conditioned upon, among other items, the resignation of all officers and directors of Cayson, and there having been no “Material Adverse Effect” on Cayson since the date of the Business Combination Agreement, and the obligations of Cayson to consummate the Business Combination are conditioned upon, among other items, there having been no “Material Adverse Effect” on Mango since the date of the Business Combination Agreement. The Business Combination Agreement is also subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus.

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Certain of the foregoing conditions may be waived by the applicable party or parties in writing. To the extent that the Cayson Board or the board of directors of Mango determines that any modifications by the parties, including any waivers of any conditions to the Closing, materially change the terms of the Business Combination, Cayson and Mango will notify their respective shareholders in a manner reasonably calculated to inform them about the modifications as may be required by law, by publishing a press release, and/or filing a current report on Form 8-K and by circulating a supplement to this proxy statement/prospectus to resolicit the votes of Cayson shareholders, if required.

For more information about conditions to the consummation of the Business Combination, see “Proposal No. 1: The Business Combination Proposal —  Business Combination Agreement — Conditions to Closing.”

Q: Does Mango have to pay anything to Cayson if the Business Combination Agreement is terminated?

A: No.

Q: When do you expect the Business Combination to be completed?

A: The Business Combination is expected to be completed in the first half of 2026.

Q: What do I need to do now?

A: Cayson urges you to read this proxy statement/prospectus, including the annexes and the documents referred to herein, carefully and in their entirety and to consider how the Business Combination will affect you as a shareholder of Cayson. Cayson shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q: When and where will the Meeting be held?

A: The Meeting will be held on [●], 2026 at [●], Eastern Time, virtually via live webcast at [●] and via teleconference at [●] (U.S. toll free) or [●] (international toll free) (in each case using participant code [●]). Cayson encourages its shareholders to attend via live webcast. To participate in the meeting virtually, a Cayson shareholder of record will need the control number included on their proxy card or instructions that accompanied their proxy materials, if applicable, or to obtain a proxy form from their broker, bank or other nominee. The Meeting webcast will begin promptly at [●], Eastern Time. Cayson shareholders are encouraged to access the Cayson Meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

Q: How do I attend the Meeting virtually?

A: The Meeting will be held at [●], Eastern Time, on [●], 2026, virtually via live webcast at [●] and via teleconference at [●] (U.S. toll free) or [●] (international toll free) (in each case using participant code [●]), or such other date, time and place to which the Meeting may be adjourned.

To participate in and vote at the virtual meeting, Cayson shareholders of record will need (i) the control number included on their proxy card or instructions that accompanied their proxy materials, if applicable, or (ii) to obtain a proxy form from their broker, bank or other nominee.

The Meeting webcast will begin promptly at [●], Eastern Time. Cayson shareholders are encouraged to access the Meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

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Q: Who is entitled to vote at the Meeting?

A: Cayson has fixed [●], 2026 as the record date for the Meeting. If you are a Cayson shareholder at the close of business on the record date, you are entitled to vote on matters that come before the Meeting. However, a shareholder may only vote his or her shares if he or she is present in person or is represented by proxy at the Meeting.

Q: How do I vote?

A: If you are a holder of record of Cayson Ordinary Shares on the record date for the Meeting, you may vote at the Meeting in any of the following ways:

●	Vote by Mail: You can complete, sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope. By signing the proxy card and returning it in the enclosed prepaid envelope to the specified address, you are authorizing the individuals named on the proxy card to vote your shares at the Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Meeting so that your shares will be voted if you are unable to attend the Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Meeting. If you sign and return the proxy card but do not give instructions on how to vote your shares, your Cayson Ordinary Shares will be voted as recommended by the Cayson Board.

●	Vote by Internet: You can vote by visiting [●], 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time on [●], 2026 (have your proxy card in hand when you visit the website).

●	Vote at the Meeting: You can attend the Meeting virtually via live webcast at [●], and vote during the meeting by following the instructions on the live webcast website. You will need your control number for access to the website. Instructions on how to virtually attend and participate at the Meeting are available at [●].

If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Meeting and vote in person, obtain a valid proxy from your broker, bank or nominee. In most cases you may vote by telephone or over the Internet as instructed.

Q: If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A: No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement/prospectus may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent, along with a voting instruction form, and you will need to follow the instructions included on that form in order to instruct your broker, bank or nominee as to how to vote your shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Generally, if you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.” Your broker would be entitled to vote your shares on other routine proposals where the broker does have discretionary authority to vote. We expect that all proposals being voted on at the Meeting will be considered non-routine under the rules of the New York Stock Exchange (“NYSE”), which generally controls the ability of brokers to vote or not vote shares held in street name on certain matters, and therefore we do not expect any broker non-votes to be submitted. For the same reason, it is important that you instruct your broker, bank or nominee as to how to vote your shares.

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Q: How many votes do I have?

A: Cayson shareholders are entitled to one (1) vote at the Meeting for each Cayson Ordinary Share held of record as of the record date. As of the close of business on [●], 2026, the record date, there were [●] Cayson Ordinary Shares issued and outstanding.

Q: What constitutes a quorum?

A: A quorum of Cayson shareholders is necessary to hold a valid meeting. A quorum will be present at the Meeting if one or more shareholders who together hold not less a majority of the issued and outstanding shares of Cayson entitled to attend and vote at the Meeting are present in person (including by virtual attendance) or by proxy (or, in the case of a corporation or other non-natural person, by duly authorized representative or proxy). Based on the Cayson Ordinary Shares issued and outstanding as of the record date, the presence of 3,915,001 Cayson Ordinary Shares will be required to achieve a quorum.

Q: What vote is required to approve each proposal at the Meeting?

A: The following votes are required for each proposal at the Meeting:

●	The Business Combination Proposal — The approval of the Business Combination Proposal requires an ordinary resolution, under Cayman Islands law, being a resolution passed by a majority of the votes cast by or on behalf of the holders of shares of Cayson entitled to vote.

●	The Merger Proposal — The approval of the Merger Proposal requires a special resolution under Cayman Islands law, being a resolution passed by a majority of at least two-thirds (2/3) of the votes cast by or on behalf of the holder thereof entitled to vote.

●	The Nasdaq Proposal — The approval of the Nasdaq Proposal requires an ordinary resolution under Cayman Islands law, being a resolution passed by a majority of the votes cast by or on behalf of the holders of shares of Cayson entitled to vote.

●	The Non-Binding Governance Proposals — The approval of the Non-Binding Governance Proposals requires an ordinary resolution under Cayman Islands law, being a resolution passed by a majority of the votes cast by or on behalf of the holders of shares of Cayson entitled to vote.

●	The Adjournment Proposal — The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being a resolution passed by a majority of the votes cast by or on behalf of the holders of shares of Cayson entitled to vote.

Q: What vote of Cayson public shareholders is required to approve the Business Combination Proposal at the Meeting?

A: The Sponsors and Cayson’s officers and directors have agreed to vote all of their shares in favor of the Business Combination. As a result, in addition to such holders, Cayson would need (i) _____ or __%, of the 6,000,000 Public Shares to be voted in favor of the Business Combination Proposal in order to have it approved (assuming all outstanding Cayson shares are voted and the EBC founder shares are voted in favor of the proposal, or (ii) _____ or __%, of the 6,000,000 Public Shares (assuming that only the minimum number of shares representing a quorum are voted at the Meeting and the EBC founder shares are voted in favor of the proposal.

Q: Are the proposals conditioned on one another?

A: Yes. The Merger may be consummated only if the (i) Business Combination Proposal and (ii) the Merger Proposal (collectively, the “Condition Precedent Proposals”) are approved at the Meeting. The approval of each of the Condition Precedent Proposals is cross-conditioned on the approval of the other. The approval of the Nasdaq Proposal and the Non-Binding Governance Proposals also are conditioned on the Condition Precedent Proposals. None of the proposals are conditioned on the approval of the Nasdaq Proposal or the Non-Binding Governance Proposals. However, the Business Combination will not be consummated unless all the proposals are approved or the corresponding condition in the Business Combination Agreement is waived by the parties to such agreement. If the Adjournment Proposal is presented, the other proposals will not be presented. The Non-Binding Governance Proposals are constituted of non-binding advisory proposals.

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Q: Do I have dissenters’ rights in connection with the proposed Business Combination?

A: Holders of record of Cayson Ordinary Shares who comply with the applicable requirements of Section 238 of the Cayman Companies Act may have dissenters’ rights in connection with the Merger under the Cayman Companies Act. Cayson shareholders wishing to exercise such statutory dissenter rights and make a demand for payment of the fair value for their Cayson Ordinary Shares must give written notice indicting their objection to the Merger and their intention to exercise their statutory dissenter rights and follow the procedures set out in Section 238 of the Cayman Companies Act, noting that any shareholder upon giving of a notice of dissent shall cease to have any of the rights of a shareholder of the Company except the right to be paid the fair value of his shares and certain other rights pursuant to section 238(7) of the Cayman Companies Act, until such dissenter rights may subsequently be lost and/or extinguished pursuant to the Cayman Companies Act. Since Cayson is a special purpose acquisition company with no assets save for the trust proceeds, in practice, this will be largely similar to the redemption price. Accordingly, Cayson believes that such fair value would equal $[__] (the redemption price per share as of [__], 2026). A Cayson shareholder who elects to exercise dissenters’ rights must do so in respect of all of the Cayson Ordinary Shares that person holds and will lose their right to exercise their redemption rights as described herein. See the section of this proxy statement/prospectus titled “Extraordinary General Meeting of Cayson Shareholders.”

Cayson shareholders are recommended to seek their own legal advice as soon as possible on the application and procedure to be followed in respect of the dissenters’ rights under the Cayman Companies Act.

Q: What are the recommendations of the Cayson Board?

A: The Cayson Board believes that the Business Combination Proposal and the other proposals to be presented at the Meeting are in the best interest of Cayson shareholders and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal, “FOR” the Nasdaq Proposal, “FOR” the Non-Binding Governance Proposals and “FOR” the Adjournment Proposal.

The existence of financial and personal interests of one or more of Cayson’s directors may result in a conflict of interest on the part of such directors between what he, she or they may believe is in the best interests of Cayson and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Cayson’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. For a further discussion of these considerations, see the section entitled “Proposal No. 1: The Business Combination Proposal — Interests of Cayson’s Directors and Executive Officers in the Business Combination.”

Q: Did the Cayson Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A: Yes. On July 11, 2025, in anticipation of the Cayson Board evaluating the Business Combination, King Kee Appraisal and Advisory Limited (“King Kee”) delivered to the Cayson Board a final draft opinion, which was confirmed by delivery of an final executed opinion, dated July 11, 2025 (the “King Kee Opinion”), to the effect that, as of the date of the King Kee Opinion and based on and subject to various assumptions and limitations described in the opinion, the merger consideration to be paid to the Cayson Shareholders was fair, from a financial point of view, to the Cayson shareholders.

For more information about the King Kee Opinion and the Cayson Board’s decision-making process, see the sections entitled “Proposal No. 1: The Business Combination Proposal – Opinion of King Kee, Fairness Opinion Provider,” “Proposal No. 1: The Business Combination Proposal – Recommendation of the Cayson Board and Reasons for the Business Combination,” and “Proposal No. 1: The Business Combination Proposal – Conflicts of Interest of the Sponsors and Cayson’s Officers and Directors.”

Q: How do the Sponsors intend to vote its shares?

A: The Sponsors and Cayson’s officers and directors have agreed, subject to applicable securities laws, to vote all the Founder Shares and Private Shares (as well as any Public Shares subsequently purchased by them) in favor of the Business Combination and the other proposals to be presented at the Meeting. As of the date of this proxy statement/prospectus, the Sponsors and Cayson’s officers and directors own 1,830,000 of the issued and outstanding Cayson Ordinary Shares.

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At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding Cayson or its securities, the Sponsors or Cayson’s officers, directors or advisors or their respective affiliates may purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the proposals presented at the Meeting or who exercise, or indicate an intention to exercise, their redemption rights, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their Public Shares in favor of the proposals presented at the Meeting or refrain from exercising their redemption rights with respect to their Public Shares. If the Sponsors or Cayson’s directors, officers, advisors or their respective affiliates engage in such transactions prior to the completion of the Business Combination, the purchase will be at a price no higher than the price offered through the redemption process. None of the funds in the trust account will be used to purchase Public Shares in such transactions.

Any such purchase may include a contractual acknowledgement that such shareholder, although still the record holder of the Public Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsors or Cayson’s officers, directors or advisors or their respective affiliates purchase Public Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholder would be required to revoke their prior elections to redeem their Public Shares. If any shares are so purchased, the purchaser will not vote any such shares in favor of approval of the Business Combination Proposal. Additionally, the purchaser will waive any redemption rights with respect to any securities so purchased.

The purpose of such share purchases and other transactions would be (i) to reduce the number of shareholders voting against the Business Combination Proposal and thereby improve the likelihood of approval of the Business Combination Proposal, (ii) to decrease the number of shares that have been or may be submitted for redemption, (iii) to ensure that Cayson’s net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of its initial business combination and after payment of underwriters’ fees and commissions, and (iv) to assist in satisfying certain requirements for listing on Nasdaq that depend on the amount in the trust account and the number of Public Shares outstanding. However, if such purchases are made, the number of beneficial holders of New Mango’s securities may be reduced, and if they are made by affiliates of Cayson, the public “float” of New Mango’s securities may be reduced, either of which may make it more difficult to satisfy other requirements for listing on Nasdaq. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Entering into any such arrangements also may have a depressive effect on the market price of Cayson Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination, at a lower price.

As of the date of this proxy statement/prospectus, there have been no discussions with any investor or holder to effect any such purchases or transaction, and no agreements to such effect have been entered into with any investor or holder.

See the section entitled “Proposal No. 1: The Business Combination Proposal — Potential Purchases of Cayson Securities” for a further discussion of these considerations.

Q: What interests do the Sponsors and Cayson’s officers and directors have in the Business Combination?

A: The personal and financial interests of the Sponsors and Cayson’s officers and directors may have influenced or may in the future influence their motivation in identifying and selecting Mango as a business combination target, completing the Business Combination with Mango and overseeing the operation of the business following the Business Combination. This risk may become more acute as the deadline for completing a business combination nears.

You should keep in mind that the Sponsors and Cayson’s officers and directors have interests in the Business Combination that are different from, or in addition to, those of Public Shareholders generally. These interests include that the Sponsors and Cayson’s officers and directors will lose their entire investment in Cayson if an initial business combination is not completed (other than with respect to Public Shares they may acquire in the future), and that the Sponsors and Cayson’s officers and directors will benefit from the completion of a business combination and may be incentivized to complete a business combination, even if it is with a less favorable target company or on less favorable terms to shareholders, rather than liquidate Cayson. Further, the personal and financial interests of the Sponsors and Cayson’s officers and directors may have influenced their motivation in identifying and selecting Mango as a business combination target and completing the Business Combination with Mango. In considering the Business Combination, Public Shareholders should consider these interests as well as, among other things, the interests described below:

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●	the fact that the Sponsors and Cayson’s officers and directors have certain economic interests in the Business Combination including:

○	the Sponsors paid an aggregate of $25,000 for 1,500,000 Founder Shares currently owned by the Sponsors. Certain of Cayson’s officers and directors hold an indirect interest in Cayson Holding, one of the Sponsors. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $[__] million based upon the closing price of $[__] per Cayson Ordinary Share on Nasdaq on [__], 2026;

○	Mr. Cao and TenX Global Capital LP (“TenX”), an affiliate of Mr. Zhang, paid an aggregate of $2,300,000 for 230,000 Cayson Private Units. Certain of Cayson’s officers and directors hold an indirect interest in TenX. Such securities may have a higher value at the time of the Business Combination and, if unrestricted and freely tradable, would be valued at approximately $[__] million, based upon the closing price of $[__] per Public Unit on Nasdaq on [__], 2026;

○	the Sponsors and Cayson’s officers and directors will lose their entire investment in Cayson if the Business Combination or another initial business combination is not consummated within the required time period. The Sponsors and Cayson’s officers and directors have agreed to waive their redemption rights with respect to their Founder Shares, Private Shares and any Public Shares they hold in connection with the Business Combination and their rights to liquidating distributions from the trust account with respect to any Founder Shares and Private Shares held by them if the Business Combination is not approved and Cayson fails to complete a business combination within the required time period. Accordingly, the Founder Shares and Private Units would be worthless if the Business Combination or another business combination is not consummated within the required time period because the holders thereof are not entitled to participate in any redemption or liquidation distribution with respect to such shares.

○	although, as of the date of this proxy statement/prospectus, there are no amounts outstanding under any loans payable to, or any fees due to, or any out-of-pocket expenses repayable to, the Sponsors and Cayson’s officers and directors, if any loans, fees or expenses are incurred after the date of this proxy statement/prospectus, they would not be repaid unless (i) Cayson consummates the Business Combination within the required time period or (ii) there are any out of trust funds available to be used for such purpose;

○	accordingly, based on the value of the Cayson securities and the amount of the loans and unreimbursed expenses as set forth above, the aggregate amount that the Sponsors and Cayson’s officers and directors, including TenX, an affiliate of Mr. Zhang, have at risk is $2,325,000 ($210,300 by Mr. Cao, $12,500 by Cayson Holding and $2,102,200 by TenX);

○	in addition, the Sponsors can earn a positive rate of return on their investment, even if other Cayson shareholders experience a negative rate of return; and

○	that Cayson entered into an agreement, commencing on the date its securities were first listed on Nasdaq and up to the earlier of the consummation of a business combination or its liquidation, to pay Cayson Holding a monthly fee of $10,000 for office space, secretarial and administrative support;

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●	the fact that pursuant to the Business Combination Agreement, Cayson has the right to designate two directors to the New Mango Board. Such directors, in the future, may receive any cash fees, stock options or stock awards that the New Mango Board determines to pay to its directors. Cayson has designated Yawei Cao and Taylor Zhang to be post-Closing directors of New Mango;

●	the fact that the Business Combination Agreement provides for the continued indemnification of Cayson’s existing officers and directors and requires New Mango to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain of Cayson’s directors and officers after the Business Combination;

●	the fact that if the trust account is liquidated, including in the event Cayson is unable to complete an initial business combination within the required time period, each of the Sponsors has agreed to indemnify Cayson to ensure that the proceeds in the trust account are not reduced below $10.00 per Public Share, or such lesser per share amount as is in the trust account, by the claims of prospective target businesses with which Cayson has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Cayson, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account; and

●	the fact that if the Business Combination or another business combination is not consummated within the required time period, Cayson will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the Cayson Board, dissolving and liquidating.

The Cayson Board was aware of and considered these interests, among other matters, in reaching the determination that the Business Combination Agreement and the transactions contemplated thereby, including the Merger, were advisable and in the best interests of, Cayson and its shareholders.

See the section entitled “Proposal 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” of this proxy statement/prospectus for a detailed discussion of the special interests that the Sponsors and Cayson directors and officers may have in the Business Combination.

Q: What interests do the Mango officers and directors have in the Business Combination?

A: The personal and financial interests of the Mango officers and directors may have influenced or may in the future influence their motivation in entering into the Business Combination. These include:

●	Equity Ownership and Earn-Outs: Mango’s directors and executive officers beneficially own a significant portion of Mango’s outstanding shares. Upon consummation of the Business Combination, they will receive shares of the combined company in exchange for their Mango equity. Additionally, under the terms of the Business Combination Agreement, these individuals stand to receive earn-out shares of the combined company if certain post-closing performance targets are achieved. This means that, beyond the immediate merger consideration, Mango’s management could realize further equity gains if the combined company meets specified benchmarks. These equity interests provide Mango’s insiders with a strong incentive to complete the transaction, as they will participate in any future appreciation of the combined company’s stock.

●	Continuing Management Roles: Certain key members of Mango’s management are expected to continue in leadership roles with the combined company after the merger. For example, Mango’s Chief Executive Officer and other senior executives are slated to assume comparable positions in the post-combination company, and some members of Mango’s current board will join the board of directors of the combined entity. In these roles, they will receive compensation and benefits as officers or directors of the combined company, which may include cash salaries, bonuses, and equity-based awards. The prospect of continued employment and directorship in the combined company – with the attendant compensation – is a material interest that Mango’s executives and directors have in seeing the Business Combination completed. This opportunity to remain in management (rather than, for instance, having the target company’s leadership replaced or the company remaining private) may have influenced their support for the transaction.

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●	New Equity Incentive Plan Participation: In connection with the merger, the combined company is expected to adopt a new equity incentive plan to attract and retain talent post-closing. Mango’s directors and executive officers will be eligible to participate in this plan after the Business Combination, meaning they could receive stock options, restricted stock units, or other equity-based awards in the combined company going forward. Such awards could vest over time or upon achieving performance milestones, allowing Mango’s management to benefit from the future performance of the combined company. This potential participation in new incentive programs gives Mango’s insiders an additional economic stake in the success of the merger and the future growth of the combined business.

●	Employment and Other Contractual Agreements: Certain executive officers of Mango have entered into (or will enter into) new employment agreements with the combined company effective upon the closing of the Business Combination. These agreements typically set forth the executives’ titles and duties in the combined company, and provide for compensation packages that may include base salary, performance bonuses, equity grants, and other benefits. In some cases, the agreements may also provide for severance or other payments if the executive is terminated under specified conditions after the merger (for example, a termination without cause within a certain period post-closing). Additionally, some of Mango’s key personnel may have retention bonuses or other special remunerations contingent on the closing of the deal. Any such contractual arrangements were negotiated in the context of the merger and give those individuals a personal financial benefit that ordinary shareholders will not receive. These arrangements could have influenced Mango management’s support for the transaction, since they secure continued employment and compensation for those executives in the new public company.

●	Indemnification and Insurance: The Business Combination Agreement includes provisions to protect Mango’s current directors and officers from certain liabilities going forward. In particular, the combined company has agreed to honor all existing indemnification obligations in favor of Mango’s directors and officers for acts or omissions occurring prior to the merger. Furthermore, the combined company will purchase and maintain directors’ and officers’ liability insurance (“D&O insurance”) covering those individuals for a period of six years after the closing of the Business Combination (commonly referred to as “tail” coverage). This means that for six years post-merger, Mango’s former and continuing directors and officers will have insurance protection against claims that might arise from their pre-merger service at Mango. The rights to ongoing indemnification and insurance coverage represent a significant benefit to Mango’s insiders, as they provide financial protection and peace of mind that would not be available if the merger does not close.

Q: What happens if I sell my Cayson Ordinary Shares before the Meeting?

A: The record date for the Meeting is earlier than the date of the Meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your Public Shares after the applicable record date, but before the Meeting, unless you grant a proxy to the transferee, you will retain your right to vote at such Meeting, but the transferee, and not you, will have the ability to redeem such shares (if time permits).

Q: May I change my vote after I have delivered my signed proxy card or voting instruction card?

A: Yes. If you are a shareholder of record of Cayson Ordinary Shares as of the close of business on the record date, you can change or revoke your proxy before it is voted at the meeting in one of the following ways:

●	submit a new proxy card bearing a later date; or

●	vote in person or electronically at the Meeting by visiting [●] and entering the control number found on your proxy card, voting instruction form or notice you previously received. Please note that your attendance at the Meeting will not alone serve to revoke your proxy.

If you are a beneficial holder of Cayson Ordinary Shares held in “street name” as of the close of business on the record date, you can change or revoke your voting instructions by following the instructions provided by your broker or bank.

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Q: What happens if I fail to take any action with respect to the Meeting?

A: If you fail to take any action with respect to the Meeting and the Business Combination is approved by shareholders and the Business Combination is consummated, you will become a shareholder of Mango. However, if you fail to vote with respect to the Meeting, you will nonetheless be eligible to elect to redeem your Public Shares in connection with the Business Combination. See “How do I exercise my redemption rights?” above. If you fail to take any action with respect to the Meeting and the Business Combination is not approved, you will remain a holder of Cayson Ordinary Shares and/or Cayson Rights.

Q: What happens if I abstain from voting or do not vote with respect to a proposal?

A: For purposes of the Cayson Meeting, an abstention occurs with respect to a proposal when a shareholder returns a ballot or a proxy and marks “ABSTAIN” with respect to such proposal. If you abstain from voting with respect a proposal, or if you do not vote on a proposal (whether as a result of a broker non-vote or because do not submit a proxy by mail, internet or telephone and do not attend the meeting in person or virtually and vote at the meeting), your abstention or failure to vote will have no effect on the vote on such proposal.

Q: What should I do with the certificates for my Cayson Ordinary Shares, Cayson Rights and/or Cayson Units?

A: Cayson shareholders who exercise their redemption rights must deliver their Public Shares to Continental, either physically (by delivering the certificates for such shares) or electronically, prior to the Meeting. Cayson shareholders who hold their Public Shares as part of Cayson Units and wish to exercise their redemption rights must elect to separate their Cayson Units into the underlying Cayson Ordinary Shares and Cayson Rights in order to deliver their Public Shares and exercise such redemption rights. Holders must complete the procedures for electing to redeem their Public Shares in the manner described above under the question “How do I exercise my redemption rights?” prior to 5:00 p.m., Eastern Time, on [●], 2026 (two (2) business days before the Meeting) in order for their Public Shares to be redeemed.

Holders of Cayson Rights should not submit the certificates relating to their Cayson Rights. In addition, Public Shareholders who do not elect to have their Public Shares redeemed for the pro rata share of the trust account should not submit the certificates relating to their Cayson Ordinary Shares or Cayson Units.

Q: What should I do if I receive more than one set of voting materials?

A: Cayson shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction form that you receive in order to cast a vote with respect to all of your Cayson Ordinary Shares.

Q: Who will solicit and pay the cost of soliciting proxies for the Meeting?

A: The costs and expenses of soliciting proxies from shareholders will be borne by Cayson. Cayson has engaged [●] to assist in the solicitation of proxies for the Meeting. Cayson has agreed to pay a fee of $[●], plus fees and expenses (to be paid with non-trust account funds). Cayson’s employees, officers and directors also may solicit proxies in person, by telephone or by electronic communication. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. In addition, Cayson may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of the Cayson Ordinary Shares.

Q: Where can I find the voting results of the Meeting?

A: Cayson expects to announce the preliminary voting results at the Meeting. Cayson will publish final voting results of the Meeting in a Current Report on Form 8-K within four business days after the Meeting.

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Q: Who can help answer my questions?

A: If you have questions about the Business Combination or if you need additional copies of this proxy statement/prospectus, any document incorporated by reference in this proxy statement/prospectus or the enclosed proxy card, you should contact:

[●]

Call Toll Free: [●]
Banks and Brokers Call Collect: [●]
Email: [●]

You also may obtain additional information about Cayson from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of Public Shares and you intend to seek redemption of your Public Shares, you will need to deliver your Public Shares (either physically or electronically) to Continental at the address below prior to the Meeting. Holders must complete the procedures for electing to redeem their Public Shares in the manner described above under the question “How do I exercise my redemption rights?” prior to 5:00 p.m., Eastern Time, on [●], 2026 (two (2) business days before the Meeting) in order for their shares to be redeemed. If you have questions regarding the separation of your Cayson Units or delivery of your Cayson Ordinary Shares, please contact:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

E-mail: spacredemptions@continentalstock.com

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SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Proposals to be submitted for a vote at the Meeting, whether or not you plan to attend the Meeting, you should read this entire document carefully, including the Business Combination Agreement, attached as Annex A to this proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the Business Combination and the other transactions that will be undertaken in connection therewith. The Business Combination Agreement is also described in detail in this proxy statement/prospectus in the section entitled “Proposal No. 1: The Business Combination Proposal — The Business Combination Agreement.” This proxy statement/prospectus also includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Parties to the Business Combination

Cayson

Cayson is a Cayman Islands exempted company incorporated on May 27, 2024. Cayson was incorporated for the purpose of effecting a merger, stock exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. Cayson’s executive office is located at 205 W 37th Street, New York, New York 10018 and its telephone number is (203) 998-5540.

On May 29, 2024, Cayson issued an aggregate of 1,725,000 Founder Shares to Cayson Holding for an aggregate purchase price of $25,000. Thereafter, Cayson Holding transferred an aggregate of 862,500 founder shares to Yawei Cao, Cayson’s Chairman and Chief Executive Officer. Cayson also issued 100,000 EBC Founder Shares to EBC for an aggregate purchase price of $1,450 on May 30, 2024.

On September 23, 2024, Cayson consummated the Initial Public Offering of 6,000,000 Cayson Units. Each Cayson Unit consists of one Cayson Ordinary Share and one Cayson Right, each Cayson Right entitling the holder thereof to receive 1/10 of a Cayson Ordinary Share upon the completion of an initial business combination. The Cayson Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $60,000,000.

Simultaneously with the consummation of the Initial Public Offering, Cayson consummated a private placement of 230,000 Private Units at a price of $10.00 per unit, generating total proceeds of $2,300,000. The Private Units were purchased by the Sponsors and their designees. The Private Units are identical to the Cayson Units sold in the Initial Public Offering.

On September 23, 2024, an aggregate of $60,000,000 was deposited in the trust account established with Continental acting as trustee in connection with the Initial Public Offering ($10.00 per unit sold in the offering, including the over-allotment option).

The Cayson Units, Cayson Ordinary Shares and Cayson Rights are currently listed on Nasdaq under the symbols “CAPNU,” “CAPN,” and “CAPNR,” respectively.

Mango

Mango is a Cayman Islands exempted company incorporated on March 28, 2025. Upon completion of the Restructuring, Mango will be a holding company operating the business of Mango Financial. Founded in 1970 during Hong Kong’s industrial boom, Mango Financial was among the first non-foreign securities firms and a founding member of the Far East Exchange—the predecessor of the Hong Kong Stock Exchange. Over the past five decades, Mango Financial has evolved from a traditional trading house into a full-service financial institution, offering investment banking, financial advisory, asset management, and securities underwriting and trading. Mango’s executive office is located at Units 2305-2306, 23/F, Grand Millennium Plaza, 181 Queen’s Road, Central, Sheung Wan, Hong Kong, and its telephone number is (852) 2532 3984.

Following the listing of the Mango Ordinary Shares, Mango will have one class of shares, Mango Ordinary Shares. Holders of Ordinary Shares are entitled to one vote per share.

North Water

North Water is a British Virgin Islands business company incorporated on January 17, 2024. Upon completion of the Restructuring, North Water will become a wholly owned subsidiary of Mango. North Water presently is a holding company operating the business of Mango Financial. North Water’s executive office is located at Units 2305-2306, 23/F, Grand Millennium Plaza, 181 Queen’s Road, Central, Sheung Wan, Hong Kong, and its telephone number is (852) 2532 3984.

Merger Sub

Mango is a Cayman Islands exempted company incorporated on July 3, 2025. Merger Sub was formed solely for the purpose of effectuating the Merger. Merger Sub does not own any material assets and does not operate any business. After the consummation of the Business Combination, Merger Sub will cease to exist as a separate legal entity. Merger Sub’s executive office is located at Units 2305-2306, 23/F, Grand Millennium Plaza, 181 Queen’s Road, Central, Sheung Wan, Hong Kong, and its telephone number is (852) 2532 3984.

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The Business Combination Agreement

Business Combination Consideration

At the Effective Time, each outstanding Cayson Ordinary Share, other than shares owned by Cayson and dissenting shares, including the Cayson Ordinary Shares that are components of the Cayson Units and that are issuable in respect of the Cayson Rights, will be automatically converted into one Mango Ordinary Share.

Immediately after the Closing, the Mango shareholders will hold 14,000,000 Mango Ordinary Shares (including the Indemnification Shares), representing an equity value for Mango prior to the Merger of $140,000,000. In addition, the Mango shareholders have the right to receive additional contingent consideration of up to 20,000,000 Earnout Shares upon the achievement of certain net income targets for fiscal years 2025 and 2026.

Of the Mango Ordinary Shares held by the Mango shareholders immediately prior to the Closing, 4,000,000 Indemnification Shares will be deposited into escrow, to be held for two years after the Closing Date as security for certain indemnification obligations of the Mango shareholders.

The following diagram illustrates our corporate structure prior to and after the business combination.

Mango shareholders
100%
Mango Financial Group Limited
(Cayman Islands)
100%
Mango Temp Limited
(Merger Sub)
100%
North Water Investment Group
Holdings Limited
(BVI)
100%
100%
Mango Financial Limited
(Hong Kong)
Mango Financial OFC
(Hong Kong)

Mango shareholders
Public Shareholders
Sponsors and Affiliates
PIPE Investors
Others
79.2%*
15.4%*
4.1%*
1.2%*
0.2%*
Mango Financial Group Limited
(Cayman Islands)
100%
Cayson Acquisition Corp
(Surviving Company)
100%
North Water Investment Group
Holdings Limited
(BVI)
100%
100%
Mango Financial Limited
(Hong Kong)
Mango Financial OFC
(Hong Kong)

*All shares are Class A share, and no Class B share

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Representations and Warranties; Indemnification

The Merger Agreement contains customary representations and warranties of Cayson and Mango and North Water. All representations and warranties of Mango and North Water will survive for two years after the Closing Date, subject to certain exceptions. The Mango shareholders will indemnify the combined company for any indemnification claims brought in relation to Mango’s representations and warranties contained in the Business Combination Agreement. The indemnification will be capped at an amount equal to 4,000,000 Mango Ordinary Shares and will be subject to a tipping basket of $50,000, subject to certain exceptions.

Covenants of the Parties

The Business Combination Agreement contains certain covenants and agreements of the parties, including, among others, those providing for:

●	the parties to conduct their respective businesses in the ordinary course through the Closing,

●	until the termination or Closing, neither party to solicit or accept offers or proposals regarding alternative transactions,

●	the parties to use reasonable best efforts to consummate the Business Combination, including obtaining necessary approvals from the SFC,

●	Mango to adopt and approve the 2024 Incentive Plan, which reserves 5% of the Mango Ordinary Shares outstanding immediately after the Closing (excluding the Earnout Shares), subject to customary evergreen provisions, for issuance pursuant to equity awards under such plan,

●	if necessary, Cayson and the Sponsors to extend, in accordance with its governing documents and the Investment Management Trust Agreement, dated as of September 19, 2024, between Cayson and Continental, as trustee, the date by which the SPAC must consummate an initial business combination, and

●	certain key personnel of Mango to enter into employment agreements and non-solicitation and non-compete agreements with Mango, each in a form to be mutually agreed upon between the parties.

PIPE Investment

Mango and Cayson have agreed to use their reasonable best efforts to enter into definitive agreements for the sale of at least $5,000,000 of equity securities of Cayson in the PIPE Financing to be consummated immediately prior to the Closing. There are currently no commitments for such PIPE Financing.

Conditions to Closing

The Business Combination Agreement provides that the obligations of the parties to consummate the Merger are conditioned on, among other things:

●	certain required consents and approvals from governmental authorities, including approval of the SFC, having been obtained, and there being no agreement between Mango or Cayson and any governmental authority pursuant to which Mango or Cayson has agreed not to consummate the Business Combination,

●	the approval of the proposals to be presented at the Meeting having been obtained,

●	the listing of the Mango Ordinary Shares having been approved by Nasdaq, subject only to official notice of issuance thereof,

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●	the PIPE Financing having been consummated,

●	Cayson having at least $5,000,001 of net tangible assets,

●	Mango and Merger Sub, on one hand, and Cayson, on the other hand, having each performed and complied in all material respects with the obligations, covenants and agreements required by the Business Combination Agreement to be performed or complied with by it at or prior to the Effective Time, and the representations and warranties in the Business Combination Agreement of Mango and Merger Sub, on one hand, and Cayson, on the other hand, being true and correct subject to customary bringdown standards, and

●	there having been no “Material Adverse Effect” on Cayson and no “Material Adverse Effect” on Mango since the date of the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	by the mutual written consent of the Company and the SPAC,

●	by the Company or the SPAC, if the Closing shall not have occurred on or before February 28, 2026 (the “Outside Date”),

●	by the Company or the SPAC if the other party breaches certain representations, warranties, or covenants specified in the Merger Agreement such that the closing conditions would not be met, and that breach is unable to be cured, or is not cured, within 30 days or by the Outside Date, if earlier, or

●	by the Company or the SPAC, if the SPAC shareholder approval is not obtained.

Related Agreements

The Business Combination Agreement contemplates that, at or prior to the Closing, certain of the Mango shareholders will enter into the Lock-Up Agreement, pursuant to which, subject to certain exceptions, no Mango Ordinary Shares may be transferred, sold or assigned by the holders until the date that is six months after the Closing, subject to early release in certain circumstances. These lock-up provisions match the lock-up provisions that are applicable to the shares in Cayson held by the Sponsors.

The Business Combination Agreement also contemplates that, at or prior to the Closing, the Sponsors, certain Cayson shareholders and certain Mango shareholders and Mango will enter into the Registration Rights Agreement and that Continental and New Mango will enter into the Indemnification Escrow Agreement and the Earnout Escrow Agreement.

Pro Forma Voting Power and Implied Ownership Levels

We anticipate that upon the Closing, the Sponsors and their affiliates will own 1,753,000 Mango Ordinary Shares, which would be valued at approximately $[__] million, based on the closing price of the Cayson Ordinary Shares of $[__] per share on [__], 2026.

The tables below show the anticipated ownership of New Mango upon completion of the Business Combination, along with other potential sources of dilution. The tables show the potential impact of redemptions on the share ownership by non-redeeming shareholders in (i) a no redemption scenario, (ii) 25% redemption scenario, (iii) 75% redemption scenario, and (iv) maximum redemption scenario. The levels of ownership presented in the tables below assume that 20,000,000 Earnout Shares have been issued but do not give effect to any PIPE Financing. The information in the tables below has been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column in the below table. In addition, certain percentages presented in the tables below reflect calculations based upon the underlying information prior to rounding and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers or may not sum due to rounding.

	Assuming No Redemption(1)		Assuming 25% Redemption(2)		Assuming 75% Redemption(3)		Assuming Maximum Redemption(4)
Shareholders	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %
Public Shareholders(5)	6,600,000	15.5%	5,100,000	12.5%	2,100,000	5.5%	600,000	1.6%
Sponsors and Affiliates(6)	1,753,000	4.1%	1,753,000	4.3%	1,753,000	4.6%	1,753,000	4.8%
EBC	100,000	0.2%	100,000	0.2%	100,000	0.3%	100,000	0.3%
Mango Shareholders	34,000,000	80.2%	34,000,000	83.0%	34,000,000	89.6%	34,000,000	93.3%
Total Shares Outstanding	42,453,000	100.0%	40,953,000	100.0%	37,953,000	100.0%	36,953,000	100.0%

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	Assuming No Redemption(1)		Assuming 25% Redemption(2)		Assuming 75% Redemption(3)		Assuming Maximum Redemption(4)
Additional Dilution Sources	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %
2024 Incentive Plan
Total Shares Outstanding

(1)	This scenario assumes that no Public Shares are redeemed by Public Shareholders.

(2)	This scenario assumes that 1,500,000 Public Shares are redeemed by Public Shareholders.

(3)	This scenario assumes that 4,500,000 Public Shares are redeemed by Public Shareholders.

(4)	This scenario assumes that 6,000,000 Public Shares are redeemed by Public Shareholders.

(5)	Includes an aggregate of 600,000 Ordinary Shares to be issued upon conversion of the outstanding Rights upon consummation of the Business Combination.

(6)	Includes an aggregate of 23,000 Ordinary Shares to be issued upon conversion of the Private Rights upon consummation of the Business Combination.

(7)	Assumes Cayson and Mango obtain $5 million in the PIPE Financing in connection with the Business Combination at a purchase price of $10.00 per share. There are currently no commitments for such PIPE Financing.

Potential Dilution to Non-Redeeming Public Shareholders

The following table presents the net tangible book value per share at various redemption levels assuming various sources of material probable dilution (but excluding the effects of the Business Combination transaction itself).

	No Redemptions(1)	25% Redemptions(2)	75% Redemptions(3)	Maximum Redemptions(4)
Net tangible book value at June 30, 2025(5)	$60,152,574	$60,152,574	$60,152,574	$60,152,574
Decrease in net tangible book value for transaction expenses	2,860,677	2,860,677	2,860,677	2,860,677
Decrease in net tangible book value for redemption by Public Shareholders	-	15,507,067	46,521,200	62,028,266
As adjusted net tangible book value at June 30, 2025	$57,291,897	$41,784,831	$10,770,698	$(4,736,369)

Issued and outstanding shares of Sponsors and affiliates(6)	1,730,000	1,730,000	1,730,000	1,730,000
Issued and outstanding shares of Public Shareholders	6,000,000	4,500,000	1,500,000	-
EBC(6)	100,000	100,000	100,000	100,000
Issuance of shares for conversion of rights (7)	623,000	623,000	623,000	623,000
Issuance of Earnout Shares(8)	20,000,000	20,000,000	20,000,000	20,000,000
As adjusted issued and outstanding shares as of June 30, 2025	28,453,000	26,953,000	23,953,000	22,453,000

Initial offering price per share	$10.00	$10.00	$10.00	$10.00
Net tangible book value per share as adjusted	$2.01	$1.55	$0.45	$(0.21)
Dilution to Public Shareholders	$(7.99)	$(8.45)	$(9.55)	$(10.21)
Equalizing company value(9)	$284,530,000	$269,530,000	$239,530,000	$224,530,000

(1)	Assumes no Public Shares are redeemed by Public Shareholders.

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(2)	Assumes that 1,500,000 Public Shares are redeemed for an aggregate payment of approximately $15.5 million (based on the estimated per-share redemption price of approximately $10.34 per share as of June 30, 2025) from the trust account.

(3)	Assumes that 4,500,000 Public Shares are redeemed for an aggregate payment of approximately $46.5 million (based on the estimated per-share redemption price of approximately $10.34 per share as of June 30, 2025) from the trust account.

(4)	Assumes that 6,000,000 Public Shares are redeemed for an aggregate payment of approximately $62.0 million (based on the estimated per-share redemption price of approximately $10.34 per share as of June 30, 2025) from the trust account.

(5)	The net tangible book value at June 30, 2025 was calculated as Cayson’s total assets of $62,363,183 minus total liabilities of $2,210,609.

(6)	Includes 1,500,000 Founder Shares and 230,000 PIPE shares retained by the Sponsor, and 100,000 EBC Founder Shares.

(7)	Includes 6,000,000 Public Rights and 230,000 Private Rights. Each right will convert upon Closing into 1/10 of a Cayson Ordinary Share, which will automatically be converted into 1/10 of a Mango Ordinary Share in the Merger. No fractional shares will be issued.

(8)	Includes 20,000,000 Earnout Shares, given effect as if issued by Cayson concurrently with the Business Combination.

(9)	Represents the price for each redemption scenario at which the potential dilution from the Business Combination and related transactions results in the amount of non-redeeming shareholders’ interest per share being at least $10.00 (the initial public offering price of Public Units).

Compensation Received by the Sponsor

The following table presents information regarding compensation of the Sponsors and their affiliates, including securities and promissory notes issued to the Sponsors, as required by the SEC’s rules governing special purpose acquisition companies:

	Post-Business Combination Mango Class A Ordinary Shares (#)	Price Paid for such Shares ($)	Terms of Shares	Other Compensation ($)
Cayson Holding LP	750,000	12,500	(2)	$150,000
Yawei Cao	769,780	210,300	(2)	$0
TenX Global Capital LP(1)	210,200	2,102,200	(2)	$150,000

(1)	TenX is an affiliate of Cayson Holding.
(2)	These shares may not be transferred, sold or assigned by the holders until the date that is six months after the Closing; provided, that these restrictions will be lifted earlier if (a) the volume weighted average price of the shares equals or exceeds $12.00 per share (as adjusted for share splits, dividends, combinations or similar actions) for any 20 trading days within any thirty 30 consecutive trading day period commencing 90 days after the Closing Date, or (b) New Mango completes a subsequent transaction that results in all shareholders having the right to exchange their ordinary shares for cash, securities or other property.

On May 29, 2024, Cayson Holding acquired an aggregate of 1,725,000 Founder Shares for an aggregate purchase price of $25,000. Thereafter, it transferred an aggregate of 862,500 Founder Shares to Yawei Cao, Cayson’s Chairman of the Board and Chief Executive Officer. Subsequently, in Cayson’s IPO and simultaneous private placement, Mr. Cao and TenX, an affiliate of Cayson Holding, purchased 230,000 Private Units (19,780 by Mr. Cao and 210,220 by TenX). Each Private Unit is comprised of one Private Share and one Private Right, each Private Right to be converted automatically into 1/10 of one Cayson Ordinary Share upon consummation by Cayson of an initial business combination. Mr. Cao and TenX paid a purchase price of $10.00 per Private Unit, which is identical to the purchase price paid for the Public Units sold in the IPO, and the Private Units are substantially similar to the Public Units sold in the IPO. On October 15, 2024, Cayson’s underwriters elected to terminate their over-allotment option from the IPO and as a result an aggregate of 225,000 Founder Shares were forfeited by the Sponsors and cancelled (112,500 by each of Cayson Holding and Mr. Cao).

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Accordingly, as of the closing of the IPO, the Sponsors collectively paid an aggregate of $2,325,000 ($12,500 by Cayson Holding, $210,300 by Mr. Cao and $2,102,200 by TenX) for 1,730,000 Cayson Ordinary Shares (750,000 shares for Cayson Holding, or approximately $0.01 per share, 769,780 shares for Mr. Cao, or approximately $0.27 per share, and 210,220 for TenX, or approximately $10.00 per share).

The IPO resulted in the sale and issuance of 6,000,000 Cayson Ordinary Shares for $60,000,000 before expenses, assuming the entire purchase price of the Cayson Units sold in the IPO is allocated to the Cayson Ordinary Shares included in such units, and none of the purchase price is allocated to the Cayson Rights included in such units. The entire purchase price has been allocated to the Cayson Ordinary Shares for the purposes of this discussion in order to show the maximum dilution caused by the investment and holdings by the Sponsors and their affiliates as of the closing of the IPO. In accordance with the above, as of immediately following the IPO, counting the investment and holdings by the Sponsors and their affiliates and those by the Public Shareholders, Cayson had a net tangible book value of $58,617,237 and 8,055,000 Cayson Ordinary Shares outstanding, for a net tangible book value per share of approximately $7.28. As such, the holdings and investment by the Sponsors and their affiliates resulted in dilution of approximately $2.72 per Cayson Ordinary Share to the Public Shareholders.

Additionally, as of date of this filing, 2025, a total of $150,000 of service fees have been incurred by Cayson for services rendered by Cayson Holding pursuant to an administrative services agreement between Cayson and Cayson Holding, of which $140,000 has been paid, and a total of $150,000 of service fees have been paid by Cayson for services rendered by TenX pursuant to a consulting and advisory agreement between Cayson and TenX, for a total of $290,000 of paid and a total of $300,000 accrued compensation to the Sponsors and their affiliates.

Furthermore, if the Sponsors or their affiliates were to loan any amounts to Cayson and/or incur any fees or out-of-pocket expenses on Cayson’s behalf, the total sum of such loans, fees and out-of-pocket expenses would be repayable on or after the Closing and/or in certain cases convertible into additional units. If any such amounts were loaned or incurred and Cayson fails to complete an initial business combination before its deadline pursuant to Cayson’s M&A, as may be amended to extend such date, such amounts would be forfeited except to the extent there are any out of trust funds available to be used to repay such amounts. As of the date of the accompanying proxy statement/prospectus, there are no amounts outstanding under any loans payable to the Sponsors or their affiliates and no fees due or out-of-pocket expenses to be repaid by Cayson to the Sponsors or their affiliates.

Given the holdings of the Sponsors and their affiliates, as of the consummation of the Business Combination, they will collectively hold 1,753,000 Mango Ordinary Shares. Cayson Holding will hold 750,000 Mango Ordinary Shares, Mr. Cao will hold 771,758 Mango Ordinary Shares (including 1,978 Mango Ordinary Shares issued in respect of 19,780 Private Rights included in the Private Units), and TenX will hold 231,242 Mango Ordinary Shares (including 21,022 Mango Ordinary Shares issued in respect of 210,220 Private Rights included in the Private Units). The Mango Ordinary Shares to be held by the Sponsors following the Business Combination will be identical to the Mango Ordinary Shares to be held by Cayson’s Public Shareholders in every respect. Because only the 23,000 Mango Ordinary Shares to be issued in respect of the Private Rights held by Mr. Cao and TenX will be new issuances, only those securities could result in additional material dilution to the Public Shareholders, and because the Public Shareholders will also be issued Mango Ordinary Shares in respect of their Public Rights, in the same proportion or greater to Mr. Cao and TenX, since Public Shareholders who redeem their Public Shares will still keep their Public Rights and receive Mango Ordinary Shares in respect of such rights, the issuance to Mr. Cao and TenX of Mango Ordinary Shares in respect of its Private Rights could reasonably be seen as not causing any additional substantial dilution to the Public Shareholders.

For more information, see “Information About Cayson — Sponsors and Their Affiliates.”

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Conflicts of Interest of the Sponsors and Cayson’s Officers and Directors

When you consider the recommendation of the Cayson Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Insiders, including Cayson’s officers and directors, have interests in such proposal that are different from, or in addition to, those of Public Shareholders generally. These interests include that the Sponsors and Cayson’s officers and directors will lose their entire investment in Cayson if an initial business combination is not completed (other than with respect to Public Shares they may acquire in the future), and that the Sponsors and Cayson’s officers and directors will benefit from the completion of a business combination and may be incentivized to complete a business combination, even if it is with a less favorable target company or on less favorable terms to shareholders, rather than liquidate Cayson. Further, the personal and financial interests of the Sponsors and Cayson’s officers and directors may have influenced their motivation in identifying and selecting Mango as a business combination target and completing the Business Combination with Mango. In considering the Business Combination, Public Shareholders should consider these interests as well as, among other things, the interests described below:

●	the fact that the Sponsors and Cayson’s officers and directors have certain economic interests in the Business Combination including:

○	the Sponsors paid an aggregate of $25,000 for 1,500,000 Founder Shares currently owned by the Sponsors. Certain of Cayson’s officers and directors hold an indirect interest in Cayson Holding, one of the Sponsors. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $[__] million based upon the closing price of $[__] per Cayson Ordinary Share on Nasdaq on [__], 2026;

○	Mr. Cao and TenX, an affiliate of Mr. Zhang, paid an aggregate of $2,300,000 for 230,000 Cayson Private Units. Certain of Cayson’s officers and directors hold an indirect interest in TenX. Such securities may have a higher value at the time of the Business Combination and, if unrestricted and freely tradable, would be valued at approximately $[__] million, based upon the closing price of $[__] per Public Unit on Nasdaq on [__], 2026;

○	the Sponsors and Cayson’s officers and directors will lose their entire investment in Cayson if the Business Combination or another initial business combination is not consummated within the required time period. The Sponsors and Cayson’s officers and directors have agreed to waive their redemption rights with respect to their Founder Shares, Private Shares and any Public Shares they hold in connection with the Business Combination and their rights to liquidating distributions from the trust account with respect to any Founder Shares and Private Shares held by them if the Business Combination is not approved and Cayson fails to complete a business combination within the required time period. Accordingly, the Founder Shares and Private Units would be worthless if the Business Combination or another business combination is not consummated within the required time period because the holders thereof are not entitled to participate in any redemption or liquidation distribution with respect to such shares.

○	although, as of the date of this proxy statement/prospectus, there are no amounts outstanding under any loans payable to, or any fees due to, or any out-of-pocket expenses repayable to, the Sponsors and Cayson’s officers and directors, if any loans, fees or expenses are incurred after the date of this proxy statement/prospectus, they would not be repaid unless (i) Cayson consummates the Business Combination within the required time period or (ii) there are any out of trust funds available to be used for such purpose;

○	accordingly, based on the value of the Cayson securities and the amount of the loans and unreimbursed expenses as set forth above, the aggregate amount that the Sponsors and Cayson’s officers and directors, including TenX, an affiliate of Mr. Zhang, have at risk is $2,325,000 ($210,300 by Mr. Cao, $12,500 by Cayson Holding and $2,102,200 by TenX);

○	in addition, the Sponsors can earn a positive rate of return on their investment, even if other Cayson shareholders experience a negative rate of return; and

○	that Cayson entered into an agreement, commencing on the date its securities were first listed on Nasdaq and up to the earlier of the consummation of a business combination or its liquidation, to pay Cayson Holding a monthly fee of $10,000 for office space, secretarial and administrative support;

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●	the fact that pursuant to the Business Combination Agreement, Cayson has the right to designate two directors to the New Mango Board. Such directors, in the future, may receive any cash fees, stock options or stock awards that the New Mango Board determines to pay to its directors. Cayson has designated Yawei Cao and Taylor Zhang to be post-Closing directors of New Mango;

●	the fact that the Business Combination Agreement provides for the continued indemnification of Cayson’s existing officers and directors and requires New Mango to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain of Cayson’s directors and officers after the Business Combination;

●	the fact that if the trust account is liquidated, including in the event Cayson is unable to complete an initial business combination within the required time period, each of the Sponsors has agreed to indemnify Cayson to ensure that the proceeds in the trust account are not reduced below $10.00 per Public Share, or such lesser per share amount as is in the trust account, by the claims of prospective target businesses with which Cayson has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Cayson, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account; and

●	the fact that if the Business Combination or another business combination is not consummated within the required time period, Cayson will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the Cayson Board, dissolving and liquidating.

The Cayson Board was aware of and considered these interests, among other matters, in reaching the determination that the Business Combination Agreement and the transactions contemplated thereby, including the Merger, were advisable and in the best interests of, Cayson and its shareholders.

For more information, see “Proposal No. 1: The Business Combination Proposal — Conflicts of Interest of the. Sponsors and Cayson’s Officers and Directors.”

Recommendation of the Cayson Board

The Cayson Board has unanimously approved the Business Combination, determined that the Business Combination is advisable and in the best interests of Cayson and its shareholders and directed that the proposals set forth in this proxy statement/prospectus be submitted to the Cayson shareholders for approval at the Meeting. The Cayson Board recommends that Cayson’s shareholders vote “FOR” each of the Business Combination Proposal, the Merger Proposal, the Nasdaq Proposal, the Non-Binding Governance Proposals and the Adjournment Proposal.

Reasons for the Business Combination

The Cayson Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

●	the expanding growth industry in which Mango operates;

●	the reasonableness of Mango’s valuation;

●	Mango’s historical financial results, outlook, financial plan, and debt structure;

●	Mango has a strong management team; and

●	Mango’s expansion and growth strategy.

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The Cayson Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination. For more information, including additional reasons for and risks of the Business Combination, see “Proposal No. 1: The Business Combination Proposal — Recommendation of the Cayson Board and Reasons for the Business Combination.”

Fairness Opinion

Cayson received an opinion from King Kee evaluating the fairness, from a financial point of view, to the Public Shareholders of the consideration to be paid to the Cayson shareholders in the Merger.

On April 10, 2025, Cayson engaged King Kee to evaluate for the benefit of, and to advise, the Cayson Board regarding the consideration payable to the Cayson shareholders (the “Aggregate Merger Consideration Amount”) in connection with the Business Combination. King Kee was retained by Cayson to provide its opinion as to the fairness, from a financial point of view, to the shareholders of Cayson regarding the Business Combination. On July 11, 2025, King Kee delivered the King Kee Opinion to the Cayson Board, to the effect that, based on financial, business and operating information available to it, the total consideration to be paid to Cayson shareholders in the Business Combination is fair to the Cayson shareholders from a financial perspective.

The full text of the King Kee Opinion, which sets forth, among other things, the assumptions made, matters considered and limitations on the scope of review undertaken by King Kee in rendering its opinion, is attached as Annex C and is incorporated into this proxy statement/prospectus by reference in its entirety. Shareholders of Cayson are encouraged to read the King Kee Opinion carefully in its entirety. The King Kee Opinion was addressed to the Cayson Board for the use and benefit of the members of the Cayson Board (in their capacities as such) in connection with its evaluation of the Business Combination. The King Kee Opinion was just one of the several factors the Cayson Board took into account in making its determination to approve the Business Combination, including those described elsewhere in this proxy statement/prospectus.

For more information, please see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Opinion of King Kee, Fairness Opinion Provider.”

Certain Material U.S. Federal Income Tax Consequences of the Business Combination

The parties to the Business Combination Agreement intend for the Business Combination to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, there are significant legal uncertainties with respect to such qualification. The Closing is not conditioned upon the receipt of an opinion of counsel that the Business Combination will qualify as a reorganization, and neither Cayson nor Mango intends to request a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax treatment of the Business Combination.

If the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, U.S. Holders (as defined below) will generally not recognize gain or loss as a result of the Business Combination. If the Business Combination does not meet all of the requirements of Section 368(a) of the Code, U.S. Holders will generally not recognize gain or loss upon the exchange of their Cayson Ordinary Shares for Mango Ordinary Shares in the Business Combination if the Merger qualifies as part of an exchange described under Section 351 of the Code. The Merger should qualify as part of an exchange described in Section 351 of the Code. However, as discussed in further detail below, there is an absence of direct guidance as to how the provisions of Section 351 apply in this instance, and neither Cayson nor Mango intends to request a ruling from the IRS regarding such U.S. federal income tax treatment. Accordingly, complete assurance cannot be given that the Business Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code or that the Merger will qualify as part of an exchange described in Section 351 of the Code, or that the IRS will not challenge either such treatment or that a court will not sustain a challenge by the IRS.

If the Business Combination does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the Merger does not qualify as part of an exchange described in Section 351 of the Code, a U.S. Holder of Cayson Ordinary Shares generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value of Mango Ordinary Shares received by such U.S. Holder in the Business Combination over such U.S. Holder’s adjusted tax basis in the Cayson Securities (as defined below) surrendered by such U.S. Holder in the Business Combination. For further detail, see the section titled “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of the Business Combination” of this proxy statement/prospectus.

Even if the Business Combination does qualify as a “reorganization” within the meaning of Section 368(a) of the Code or the Merger qualifies as part of an exchange described in Section 351 of the Code, U.S. Holders may be required to recognize gain on account of the application of the passive foreign investment company rules.

U.S. Holders of Cayson Securities should consult their advisors to determine the tax consequences to them based on their particular circumstances, including the tax consequences if the Business Combination does not qualify as a reorganization described in Section 368(a) of the Code or as part of an exchange described in Section 351 of the Code, and the application of the PFIC rules to their specific situation in connection with the Business Combination.

For more information, see “Proposal No. 1: The Business Combination Proposal — Certain Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Considerations of the Business Combination.”

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Anticipated Accounting Treatment

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Cayson will be treated as the acquired company for financial reporting purposes. For more information, see “Proposal No. 1: The Business Combination Proposal — Anticipated Accounting Treatment.”

Regulatory Matters

The Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any federal or state regulatory requirement or approval, except for (1) the filings and registration with the Cayman Islands Registrar of Companies and the payment of the applicable fees under the Cayman Companies Act necessary to effectuate the Business Combination, and (2) the SFC approval for the Business Combination as described below. For more information, including about the SFC approval, see “Proposal No. 1: The Business Combination Proposal — Regulatory Matters.”

Management of New Mango

Upon the consummation of the Business Combination, the business and affairs of New Mango will be managed by or under the direction of the New Mango Board. The New Mango Board will initially consist of 5 members, each of which will hold office until his or her term expires at the first annual meeting of shareholders or until his or her death, resignation, or removal. Those directors will be: Jialing Zhang, currently Mango’s Chairwoman, Cheung Kam Fai, currently Mango’s Director and Chief Executive Officer, and Yawei Cao, David Chung-Hua Bolocan and Taylor Zhang, each of whom will become an independent director of Mango as of the Closing. Messrs. Cao and Zhang are currently Cayson’s Chairman and Chief Executive Officer and Chief Financial Officer, respectively.

The officers of Mango as of immediately prior to the Effective Time shall continue as the officers of New Mango after the Effective Time. Those officers are Cheung Kam Fai, currently Mango’s Director Chief Executive Officer, Zhao Pang, currently Mango Financial’s Chief Financial Officer, Yuguo Chen, currently Mango Financial’s Executive Director and Responsible Officer, Tony Tong, currently Mango Financial’s Head of Digital Currency Department, and Chi-Kwan Ying, currently Mango Financial’s Responsible Officer.

For more information, see “Management of New Mango Following the Business Combination.”

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Cayson Shareholder Proposals

Proposal 1 – The Business Combination Proposal

Cayson is asking its shareholders to approve, as an ordinary resolution, (i) the Business Combination Agreement, (ii) the other Transaction Documents (as defined in the Business Combination Agreement), and (iii) the completion of the transactions contemplated by the Business Combination Agreement and such Transaction Documents, in accordance with the terms and subject to the conditions set forth in the Business Combination Agreement and such Transaction Documents. The Business Combination Agreement is attached as Annex A to this proxy statement/prospectus.

The Business Combination Agreement provides that Merger Sub will merge with and into Cayson, the separate corporate existence of Merger Sub will cease, and Cayson will be the surviving corporation and will continue as a wholly-owned subsidiary of Mango (which is sometimes referred to as the “Merger” elsewhere in this proxy statement/prospectus). At the Effective Time, each outstanding Cayson Ordinary Share, other than shares owned by Cayson and dissenting shares, including the Cayson Ordinary Shares that are components of the Cayson Units and that are issuable in respect of the Cayson Rights, will be automatically converted into one Mango Ordinary Share.

Prior to the Merger, Mango and North Water will undergo a restructuring (which is sometimes referred to as the “Restructuring” elsewhere in this proxy statement/prospectus), whereby after approval of the SFC, Mango will directly own 100% of the issued equity securities of North Water, which in turn owns all of the equity interests of Mango Financial.

As a result of the Business Combination, Cayson will become a wholly owned subsidiary of Mango, the security holders of Cayson immediately prior to the Effective Time will become security holders of Mango, and Mango will become a public holding company conducting the business of Mango Financial.

For more information, see “Proposal No. 1: The Business Combination Proposal.”

Proposal 2 – The Merger Proposal

Cayson is asking its shareholders to approve, as a special resolution, the Plan of Merger and the transactions contemplated thereunder including the Merger. The Plan of Merger is attached as Annex B, to this proxy statement/prospectus.

As part of the Business Combination, Merger Sub will merge with and into Cayson, with Cayson continuing as the surviving company and as a wholly owned subsidiary of Mango. Shareholder approval of the Plan of Merger and the transactions contemplated thereunder is required under Cayman Islands law.

For more information, see “Proposal No. 2: The Merger Proposal.”

Proposal 3 – The Nasdaq Proposal

Cayson is asking its shareholders to approve, as an ordinary resolution, for the purposes of complying with the applicable provisions of the Nasdaq Rule 5635, the Business Combination which will result in a change of control of Cayson and the issuance of Cayson Ordinary Shares in connection with the PIPE Financing contemplated by the Business Combination Agreement.

Pursuant to the Business Combination Agreement, Cayson will become a wholly owned subsidiary of Mango which will result in a change of control of Cayson. Additionally, in connection with the PIPE Financing, prior to Closing, Cayson will seek to enter into subscription agreements with PIPE Investors for the purchase of at least $5,000,000 in Cayson Ordinary Shares, which will automatically be converted into Mango Ordinary Shares upon the effectiveness of the Merger. Cayson is seeking to obtain shareholder approval of the issuance in order to comply with the applicable provisions of Nasdaq Listing Rules 5635(a), (b) and/or (d).

For more information, see “Proposal No. 3: The Nasdaq Proposal.”

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Proposal 4 – The Non-Binding Governance Proposals

Cayson is asking its shareholders to approve, as an ordinary resolution, on a non-binding advisory basis, certain governance provisions contained in New Mango’s M&A that differ from Cayson’s M&A and materially affect shareholders’ rights. The form of New Mango’s M&A is attached as Annex D to this proxy statement/prospectus.

This non-binding advisory vote is not otherwise required by Cayman Islands law and is separate and apart from the Business Combination Proposal, but consistent with SEC guidance, Cayson is submitting these governance provisions to the Cayson shareholders for approval as a separate proposal. Regardless of the outcome of the vote on the Non-Binding Governance Proposals, New Mango’s M&A will take effect if the Business Combination is consummated.

The material governance provisions contained in New Mango’s M&A that differ from Cayson’s M&A include, among others, an increase in authorized share capital, the ability of New Mango shareholders to review New Mango’s books and records in certain situations, removing the classified board structure that Cayson had employed and the removal of the provisions applicable to Cayson as a special purpose acquisition company.

For more information, see “Proposal No. 4: The Non-Binding Governance Proposals.”

Proposal 5 – The Shareholder Adjournment Proposal

Cayson may ask its shareholders to approve as an ordinary resolution, the adjournment of the Meeting to a later date or dates, if it is determined by the officer presiding over the Meeting that more time is necessary for Cayson to consummate the Business Combination and the other transactions contemplated by the Business Combination Agreement.

The presiding officer will determine whether to present the Adjournment Proposal. If the Adjournment Proposal is presented to the Meeting and is approved by the Cayson shareholders, Cayson may adjourn the Meeting, for example, in order to permit further solicitation of proxies and votes that would increase the likelihood of obtaining a favorable vote on the proposals presented at the Meeting, or in order to reduce the number of Public Shares with respect to which Cayson shareholders have exercised their redemption rights.

The Adjournment Proposal will not be presented if the other proposals are approved and is not conditioned upon any other proposal. If the Adjournment Proposal is presented, the other proposals will not be presented.

For more information, see “Proposal No. 5: The Adjournment Proposal.”

Date, Time and Place of Meeting

The Meeting will be held at [●], Eastern Time, on [●], 2026, virtually via live webcast at the website below and via teleconference using the dial-in information below, or such other date, time and place to which the Meeting may be adjourned. Cayson is pleased to utilize the virtual shareholder meeting technology to provide ready access and cost savings for Cayson shareholders.

Live Webcast:
Website:	[●]

Teleconference:
U.S. Toll Free:	[●]
International Toll Free:	[●]
Participant Code:	[●]

Registering for the Meeting

If you are a shareholder of Cayson as of the record date, you can participate in the Meeting, vote, and submit questions via live webcast website. In order to vote or submit a question during the virtual meeting, you will also need the voter control number included on your proxy card. If you do not have the control number, you will be able to listen to the virtual meeting only by registering as a guest and you will not be able to vote or submit your questions during the virtual meeting. If you do not have your control number, contact the Transfer Agent no later than at least 72 hours in advance of the Meeting.

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If your shares are held in “street name,” you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance of the Meeting to vote and submit questions at the Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to the Transfer Agent.

We encourage all shareholders to access the Meeting prior to the start time leaving ample time for the check in. For more information on attendance at the Meeting, see “Extraordinary General Meeting of Cayson Shareholders — Attending the Meeting.”

Voting Power; Record Date

Cayson has fixed the close of business on [●], 2026 as the record date for determining Cayson shareholders entitled to notice of and to attend and vote at the Meeting. Only holders of record of Cayson Ordinary Shares at the record date are entitled to notice of and to vote and have their votes counted at the Meeting and any adjournment of the Meeting.  Each Cayson Ordinary Share is entitled to one vote per share at the Meeting. As of the close of business on the record date, there were 7,830,000 Cayson Ordinary Shares outstanding.

Quorum and Required Vote; Abstentions and Broker Non-Votes

A quorum will be present if one or more shareholders who together hold not less a majority of the issued and outstanding Cayson Ordinary Shares entitled to attend and vote at the Meeting are present in person (including by virtual attendance) or by proxy (or, in the case of a corporation or other non-natural person, by duly authorized representative or proxy).

The following votes are required for each proposal at the Meeting:

●	The Business Combination Proposal — The approval of the Business Combination Proposal requires an ordinary resolution under Cayman Island law, being a resolution passed by a majority of the votes cast by or on behalf of the holders of shares of Cayson entitled to vote.

●	The Merger Proposal — The approval of the Merger Proposal requires a special resolution under Cayman Islands law, being a resolution passed by a majority of at least two-thirds (2/3) of the votes cast by or on behalf of the holders of shares of Cayson entitled to vote.

●	The Nasdaq Proposal — The approval of the Nasdaq Proposal requires an ordinary resolution under Cayman Island law, being a resolution passed by a majority of the votes cast by or on behalf of the holders of shares of Cayman entitled to vote.

●	The Non-Binding Governance Proposals — The approval of the Non-Binding Governance Proposals requires an ordinary resolution under Cayman Island law, being a resolution passed by a majority of the votes cast by or on behalf of the holders of shares of Cayson entitled to vote.

●	The Adjournment Proposal — The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Island law, being a resolution passed by a majority of the votes cast by or on behalf of the holders of shares of Cayson entitled to vote.

The Sponsors and Cayson’s officers and directors have agreed to, among other things, vote in favor of the Business Combination and the other proposals to be presented at the Meeting with respect to any Cayson Ordinary Shares held by them, subject to applicable securities laws. As of the record date, the Cayson Ordinary Shares held by the Sponsors and Cayson’s officers and directors represented approximately 22.1% of the outstanding Cayson Ordinary Shares.

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For purposes of the Meeting, an abstention occurs with respect to a proposal when a shareholder returns a ballot or a proxy and marks “ABSTAIN” with respect to such proposal. A “broker non-vote” occurs when a shareholder does not provide voting instructions to its broker, bank or other nominee on a particular proposal on which the broker, bank or other nominee does not have discretionary authority to vote. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. Cayson believes all the proposals presented to Cayson shareholders will be considered non-discretionary and therefore your broker, bank or other nominee cannot vote your shares without your instruction.

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to Cayson but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. If you abstain with respect to a proposal, or if you do not vote on a proposal (whether as a result of a broker non-vote or because do not submit a proxy by mail, internet or telephone and do not attend the Meeting in person or virtually and vote at the Meeting), your abstention or failure to vote will have no effect on the vote on such proposal.

For more information, see “Extraordinary General Meeting of Cayson Shareholders — Quorum and Required Vote,” “Extraordinary General Meeting of Cayson Shareholders — Abstentions and Broker Non-Votes” and “Extraordinary General Meeting of Cayson Shareholders — Vote of the Sponsors and Cayson’s Officers and Directors.”

Redemption Rights

Shareholders may seek to redeem their Public Shares for cash, regardless of whether they vote for or against or do not vote at all on the Business Combination Proposal or the other proposals to be voted upon at the Meeting. Any Public Shareholder may demand that Cayson redeem their Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account and not previously released to Cayson to pay its taxes, divided by the number of then outstanding Public Shares, calculated as of two (2) business days prior to the consummation of the Business Combination. If a holder properly seeks redemption as described in this section with respect to any of its Public Shares and the Business Combination is consummated, Cayson will redeem those shares for cash and the holder will no longer own those shares following the Business Combination.

Notwithstanding the foregoing, no holder of Public Shares, acting individually or together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a partnership, syndicate, or other group (as defined in Section 13(d)(3) of the Exchange Act) for the purposes of acquiring, holding, or disposing of Cayson Ordinary Shares, may exercise this redemption right with respect to more than 15% of the Public Shares without Cayson’s prior consent. Accordingly, all Public Shares in excess of that 15% limit will not be redeemed for cash.

The Sponsors and Cayson’s officers and directors have waived their redemption rights in connection with the consummation of the Business Combination, in each case with respect to any Cayson Ordinary Shares held by them. Such persons waived their redemption rights in order to induce Cayson and EBC to enter into the underwriting agreement for the IPO. In addition, EBC has waived its redemption rights in connection with the consummation of the Business Combination with respect to the 100,000 EBC Founder Shares held by it. No person was paid any consideration in exchange for these waivers. For the avoidance of doubt, the Founder Shares, the EBC Founder Shares and the Private Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Cayson shareholders seeking to have their Public Shares redeemed must, no later than 5:00 p.m., Eastern time, on [●], 2026 (two (2) business days before the Meeting): (1) submit a written request to Continental, Cayson’s transfer agent, in which the Cayson shareholder (a) requests that Cayson redeem all or a portion of its Cayson Ordinary Shares for cash, and (b) identifies itself as the beneficial holder of the Cayson Ordinary Shares and provides its legal name, phone number and address; and (2) deliver its Public Shares to the Continental physically or electronically through DTC. Cayson shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from Continental and time to effect delivery. Cayson shareholders should generally allot at least two weeks to obtain physical certificates from Continental. However, it may take longer than two weeks. If Cayson shareholders hold their shares in “street name,” they will have to coordinate with their bank, broker or other nominee to have their shares certificated and delivered physically together with the written request or to have their shares delivered electronically together with the written request.

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Any request to redeem such shares, once made, may be withdrawn at any time up to the date of the Meeting or, with Cayson’s consent, after the Meeting and prior to the Closing. Furthermore, if a Cayson shareholder delivers its shares in connection with an election of redemption rights and subsequently decides prior to the Meeting not to elect to exercise such rights, such Cayson shareholder may simply request that Continental return the shares (physically or electronically). A Cayson shareholder may make such request by contacting Continental at the address listed below.

Pursuant to Cayson’s Amended and Restated Memorandum and Articles of Association, Cayson has the right to extend the time it has to consummate the Business Combination through June 23, 2026 without a shareholder vote and without providing holders of Public Shares the right to redeem such shares in connection with the extension. However, if Cayson seeks to extend the time it has to consummate the Business Combination beyond such date, it will provide holders of Public Shares the right to redeem such shares in connection with any such extension.

If the Business Combination is not approved or completed for any reason, then Shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a pro rata portion of the trust account. In such case, Cayson will promptly return any shares delivered by Shareholders. If Cayson would be left with less than $5,000,001 of net tangible assets as a result of Cayson shareholders properly demanding redemption of their Public Shares for cash, Cayson will not be able to consummate the Business Combination. However, the required amount may be satisfied through the receipt of assets other than from the trust account, such as proceeds received in the PIPE Financing and the net assets acquired from Mango.

The closing price of the Cayson Ordinary Shares on the record date was $[●] per share. For illustrative purposes, the cash held in the trust account on such date was approximately $[●] million (including any interest earned on the funds held in the trust account and not previously released to Cayson to pay its taxes), or $[●] per Public Share. Prior to exercising redemption rights, Cayson shareholders should verify the market price of the Cayson Ordinary Shares as they may receive higher proceeds from the sale of their Public Shares in the public market than from exercising their redemption rights, if the market price per share is higher than the redemption price. Cayson cannot assure its shareholders that they will be able to sell their shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

For more information, see “Extraordinary General Meeting of Cayson Shareholders — Redemption Rights.”

Dissenters’ Rights

Holders of record of Cayson Ordinary Shares may have dissenters’ rights in connection with the Merger under the Cayman Companies Act. For more information, see “Extraordinary General Meeting of Cayson Shareholders — Dissenters’ Rights.”

Proxy Solicitation

The costs and expenses of soliciting proxies from shareholders will be borne by Cayson. Cayson has engaged [●] to assist in the solicitation of proxies for the Meeting. Cayson has agreed to pay a fee of $[●], plus fees and expenses (to be paid with non-trust account funds). For more information, see “Extraordinary General Meeting of Cayson Shareholders — Proxy Solicitation.”

Implications of Being a Company Located in Hong Kong

Mango Financial’s operations are in Hong Kong, a special administrative region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of Mango Ordinary Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain

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Implications of Being an Emerging Growth Company

Mango qualifies as an “emerging growth company,” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include, among other things:

●	only being required to include two years of audited consolidated financial statements in this proxy statement/prospectus, in addition to any required interim financial statements; and

●	not being required to engage an auditor to report on its internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.

In addition, under the JOBS Act, emerging growth companies also can delay adopting new or revised accounting standards until such time as those standards would otherwise apply to private companies. Mango currently intend to take advantage of this exemption.

Mango may continue to take advantage of these provisions until the last day of the fiscal year following the fifth anniversary of the completion of this offering or such earlier time that Mango no longer qualify as an emerging growth company. Mango would cease to qualify as an emerging growth company upon the earliest of (a) the last day of the first fiscal year in which its annual gross revenue is $1.235 billion USD or more, (b) the date on which it has, during the previous rolling three-year period, issued more than $1.0 billion in non-convertible debt securities and (c) the last day of the fiscal year in which the market value of the Mango Ordinary Shares held by non-affiliates exceeds $700.0 million as of June 30th of such fiscal year.

Implications of Being a Foreign Private Issuer

Mango qualifies as a “foreign private issuer” as defined under SEC rules. As long as Mango continues to qualify as a foreign private issuer under SEC rules, Mango will be exempt from certain SEC rules that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

In addition, Mango will not be required to file current reports on Form 8-K or quarterly reports on Form 10-Q. While Mango will be required to file annual reports containing financial statements audited by an independent registered public accounting firm, it may file those reports on Form 20-F, which contains disclosure obligations that are different from, and in some cases less stringent than, those of U.S. domestic public companies that file their annual reports on Form 10-K. For instance, foreign private issuers are subject to different rules regarding the disclosure of executive compensation.

Mango may take advantage of these exemptions until such time as Mango is no longer a foreign private issuer. Mango would cease to be a foreign private issuer at such time as more than 50% of its outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of its executive officers or directors are U.S. citizens or residents, (ii) more than 50% of its assets are located in the United States or (iii) its business is administered principally in the United States.

In addition, as a foreign private issuer, Mango is permitted to follow the corporate governance practices of the Cayman Islands (the jurisdiction in which Mango is incorporated and organized) in lieu of certain Nasdaq corporate governance requirements that would otherwise be applicable to Elong.

If at any time Mango ceases to be a foreign private issuer, Mango will take all action necessary to comply with the SEC and Nasdaq Listing Rules, subject to any permitted “phase-in” period.

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Summary Risk Factors

The Business Combination and the businesses of Cayson and Mango are subject to numerous risks and uncertainties. You should carefully consider the risks set forth in the section entitled “Risk Factors” of this proxy statement/prospectus. Such risks include, but are not limited to:

Risks Related to Doing Business in the Jurisdiction in which we Operate

●	Mango Financial’s operations are in Hong Kong, a special administrative region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of Mango Ordinary Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

●	There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations.

●	The PRC government may intervene or influence the Hong Kong operations of an offshore company at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers and we were to be subject to such oversight and control, it may limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

●	Our financial condition, results of operations, the value of our Ordinary Shares and/or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future PRC laws and regulations which may become applicable to us and our subsidiaries.

●	We and our subsidiaries face uncertainties arising from the possible revision regarding the interpretation and implementation of current and any future PRC laws and regulations related to part of our business operations.

●	If we and our subsidiaries were to be required to comply with cybersecurity, data privacy, data protection, or any other PRC laws and regulations related thereto and we and our subsidiaries are unable to comply with such PRC laws and regulations, our financial condition, and results of operations may be materially and adversely affected.

●	If we were to be required to obtain any permission or approval from or complete any filing procedures with the CSRC, the CAC, or other PRC governmental authorities in connection with this offering under the PRC laws, we may be fined or subject to other sanctions. Notwithstanding the foregoing, as advised by PRC counsel, neither Mango nor its subsidiaries (A) are required to obtain any permission or approval from Chinese authorities, (B) are covered by permissions requirements from CSRC, the CAC or any other governmental agency and (C) no permissions or approvals have been denied.

●	The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region could impact Mango Financial which operates in Hong Kong.

●	Although the audit report included in this proxy statement/prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection.

●	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to us and our subsidiaries.

●	If we become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably.

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Risks Related to Our Business and Industry

●	We may not be able to grow at the historical rate of growth, and if we fail to manage our growth effectively, our business may be materially and adversely affected.

●	We may be subject to substantial risks if our customers default on payments or if the value of securities pledged as collateral by them is insufficient to cover the outstanding loans due to significant market volatility.

●	We are subject to extensive and evolving regulatory requirements in Hong Kong, non-compliance with which, may result in penalties, limitations and prohibitions on its future business activities or suspension or revocation of its licenses and trading rights, and consequently may materially and adversely affect the business of us and our financial condition, operations and prospects.

●	We derived a substantial portion of revenue from a small number of key customers.

●	Our activities may be deemed as provision of securities brokerage services in Mainland China.

●	We face risks related to the know-your-customer procedures when our customers provide outdated, inaccurate, false or misleading information.

●	Our customers may engage in fraudulent or illegal activities.

●	Non-compliance with applicable regulations and illegal activities on the part of third parties with which we conduct business could disrupt our business and adversely affect our results of operations.

●	The impairment or negative performance of other participants in the financial services industry could adversely affect us.

●	Any failure to ensure and protect the confidentiality of the personal data of our customers could lead to legal liability, adversely affect our reputation and have a material adverse effect on our business and our financial condition or results of operations.

●	Any failure to comply with applicable anti-money laundering laws and regulations by us or in our subsidiaries’ business could damage our reputation.

●	Our risk management policies and procedures may not be fully effective in identifying or mitigating risk exposure in all market environments or against all types of risk, including employee misconduct.

●	If we fail to respond in a timely and cost-effective manner to the needs of our customers or if our new service offerings do not achieve sufficient market acceptance, our business and our results of operations may be materially and adversely affected.

●	Unexpected network interruptions, security breaches or computer virus attacks and failures in our information technology systems could have a material adverse effect on our business and our financial condition and results of operations.

●	Failure or poor performance of third-party software, infrastructure or systems on which we rely could adversely affect our business.

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●	We rely on a number of external service providers for certain key market information and data, technology, processing and supporting functions.

●	We may fail to obtain and maintain licenses and permits necessary to conduct our operations in Hong Kong, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the financial services industry in Hong Kong.

●	Our shareholders who are PRC residents may not comply with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, any such shareholder may be subject to penalties if he or she is not able to remediate the non-compliance.

●	Poor performance of the funds that we manage or a decline in the value of the underlying assets to our funds would cause a decline in our revenues, income and cash flow, and could adversely affect our ability to raise capital for future investment funds.

●	If we are deemed to be an “investment company” under the Investment Company Act of 1940, as amended, applicable restrictions could make it impractical for us to continue its business as contemplated and could have a material adverse impact on our business and operations, and our financial condition.

●	If we are deemed to be an “investment adviser” subject to registration and regulation under the Investment Advisers Act of 1940, as amended, applicable restrictions could make it more difficult for us to continue our business and could have a material adverse impact on our business and operations, and our financial condition.

●	Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

●	We and our subsidiaries may be subject to litigation, arbitration or other legal proceeding risks.

●	Failure to manage our liquidity and cash flows may materially and adversely affect our financial conditions and operating results. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.

●	Our results of operations are subject to fluctuations in the exchange rate between the U.S. dollar and the Hong Kong dollar.

●	We and our subsidiaries may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and our competitive position.

●	We and our subsidiaries may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt the business and operations of our subsidiaries.

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●	If we are unable to retain existing customers or attract new customers to increase our trading volume, or if we fail to offer services to address the needs of customers as they evolve, our results of operations may be materially and adversely affected.

●	Because our revenues and profitability depend largely on customers’ trading volume, they are prone to significant fluctuations and are difficult to predict.

●	Our success depends on the continuing service of our and our subsidiaries’ key employees, including our senior management members and other talents.

●	Increases in labor costs in Hong Kong may adversely affect our business in Hong Kong and our results of operations.

●	If our insurance coverage is insufficient, we may be subject to significant costs and business disruption.

●	Mango has material weaknesses in its internal control over financial reporting. If Mango is unable to remediate these material weaknesses, or if Mango identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal controls, Mango may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect its business and the market price of Mango’s ordinary shares.

●	Any acquisitions, partnerships or joint ventures that we make or enter into could disrupt our business and harm our financial condition.

●	Our IPO placing services in Hong Kong are highly sensitive to economic circumstances, and a weak economy may adversely and materially impact this part of our business.

●	Our performance and growth depend on our ability to develop an increasing client base and our ability to provide evolving and high-quality services.

●	If we fail to retain existing clients, in particular those that have highly frequent transactions, we may see reduced income and operating results.

●	We are subject to general economic and political conditions in Hong Kong, the PRC and the United States.

●	Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

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Risks Related to Our Ordinary Shares and This Offering

●	As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our Ordinary Shares.

●	Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to U.S. issuers, if we cannot continue to satisfy, the listing requirements and other rules of Nasdaq, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

●	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this proxy statement/prospectus based on Hong Kong laws.

●	We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

●	As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors.

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

●	There has been no public market for our Ordinary Shares prior to this offering, and if an active trading market does not develop you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

●	Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

●	You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

●	Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

●	Because the amount, timing, and whether or not we declare and pay dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Ordinary Shares for return on your investment.

●	If securities or industry analysts do not publish research or reports about us, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

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●	Volatility in our Ordinary Shares price may subject us to securities litigation.

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

●	Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

●	If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, although we exempt from certain corporate governance standards applicable to US issuers as a foreign private issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Risks Related to Our Corporate Structure

●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Shares.

●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

●	You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

●	Our board of directors may decline to register transfers of Ordinary Shares in certain circumstances.

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Risks Related to the Business Combination, Redemptions and Cayson

●	If third parties bring claims against Cayson, the proceeds held in the trust account could be reduced and the per-share redemption amount received by Public Shareholders may be less than approximately $10.00 per share.

●	The Sponsors and Cayson’s officers and directors have agreed to vote their shares in favor of the Business Combination, regardless of how the Public Shareholders vote.

●	Cayson’s independent directors may decide not to enforce the indemnification obligations of the Sponsors, resulting in a reduction in the amount of funds in the trust account available for distribution to the Public Shareholders.

●	If, after Cayson distributes the proceeds in the trust account to the Public Shareholders, Cayson files a bankruptcy petition or an involuntary bankruptcy petition is filed against Cayson that is not dismissed, a bankruptcy court may seek to recover such proceeds, and Cayson and the Cayson Board may be exposed to claims of punitive damages.

●	If, before distributing the proceeds in the trust account to the Public Shareholders, Cayson files a bankruptcy petition or an involuntary bankruptcy petition is filed against Cayson that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of Cayson shareholders and the per-share amount that would otherwise be received by Cayson shareholders in connection with Cayson’s liquidation may be reduced.

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●	Cayson shareholders may be held liable for claims by third parties against Cayson to the extent of distributions received by them upon redemption of their shares.

●	Securities of companies formed through mergers with SPACs such as New Mango may experience a material decline in price relative to the share price of the SPACs prior to the merger.

●	The Sponsors and Cayson’s officers and directors have interests in the Business Combination that are different from those of Public Shareholders.

●	The Sponsors or Cayson’s officers, directors or advisors or their respective affiliates may elect to purchase Public Shares prior to the consummation of the Business Combination, which may result it being more likely that Cayson can consummate the Business Combination and reduce the public “float” of the Cayson Ordinary Shares.

●	On or prior to the Closing Date, the trading price per share value of Cayson Ordinary Shares may be less than the per share value of the trust account. In this regard, the net cash per Cayson Ordinary Share in the trust account (after taking into account the Founder Shares) is materially less than the $[__] per share available to redeeming Public Shareholders.

●	Cayson may become involved in litigation, including securities class action litigation relating to the proposed Business Combination that may materially adversely affect it.

●	The fairness opinion delivered by King Kee to the Cayson Board will not reflect changes, circumstances, developments or events that may have occurred or may occur (or information that may become, or may have become, available) after the date of the opinion.

●	Public Shareholders who wish to redeem their Public Shares for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their Public Shares for a pro rata portion of the funds held in the trust account.

●	If a Public Shareholder fails to receive notice of its right to redeem Public Shares in connection with the Business Combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

●	Cayson does not have a specified maximum redemption threshold, other than the requirement that, after redemptions, it have $5,000,001 in net tangible assets either immediately prior to or upon consummation of its initial business combination and after payment of underwriters’ fees and commissions. The absence of such a redemption threshold may make it possible for Cayson to complete the Business Combination even if a substantial majority of Cayson shareholders do not support it.

●	If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the Public Shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the Public Shares.

●	There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the shareholder in a better future economic position.

●	The Public Shareholders will experience immediate dilution as a consequence of the Business Combination and the PIPE Financing. Having a minority share position will reduce the influence that the current Public Shareholders have on the management of New Mango.

●	If Cayson is deemed to be an investment company for purposes of the Investment Company Act, Cayson could be prevented from completing the Business Combination or an alternative initial business combination and forced to liquidate, and investors in Cayson would not be able to participate in any benefits of owning stock in Mango or another operating business, including the potential appreciation of the shares of the combined company following a business combination, and the Cayson Rights would expire worthless.

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SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) of Cayson and Mango gives effect to the Restructuring, the Business Combination and related transactions (collectively, the “Transactions”). The Summary Pro Forma Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Upon completion of the Restructuring, the financial statements of North Water will become the financial statements of Mango. Accordingly, the Summary Pro Forma Information is based on the Cayson historical financial statements and the North Water historical financial statements as adjusted to give effect to the Transactions. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transactions as if they had been consummated on June 30, 2025. The unaudited pro forma condensed combined statement of operations for the six Months ended June 30, 2025 gives effect to the Transactions as if they had occurred on January 1, 2025, the beginning of the earliest period presented.

The Summary Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information and the accompanying notes thereto set forth in this proxy statement/prospectus in the section titled “Unaudited Pro Forma Condensed Combined Financial Statements.” The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of Cayson and North Water for the applicable periods set forth elsewhere in this proxy statement/prospectus. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Transactions been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of the combined company’s following the Transactions.

The Summary Pro Forma Information has been prepared using the assumptions below with respect to the potential redemption into cash of Cayson Ordinary Shares:

●	Scenario 1 — Assuming No Redemptions: This presentation assumes that no Public Shareholder exercises redemption rights with respect to their Public Shares for a pro rata share of the funds in the trust account.

●	Scenario 2 — Assuming 25% Redemptions: This presentation assumes that Public Shareholders holding 1,500,000 Public Shares will exercise their redemption rights for $15,507,067 of funds in the trust account as of June 30, 2025. This redemption scenario assumes for illustrative purposes that there will be $46,521,200 left in the trust account assuming Public Shareholders exercise their redemption rights with respect to 1,500,000 Public Shares.

●	Scenario 3 — Assuming 75% Redemptions: This presentation assumes that Public Shareholders holding 4,500,000 Public Shares will exercise their redemption rights for $46,521,200 of funds in the trust account as of June 30, 2025. This redemption scenario assumes for illustrative purposes that there will be $15,507,067 left in the trust account assuming Public Shareholders exercise their redemption rights with respect to 4,500,000 Public Shares.

●	Scenario 4 — Assuming Maximum Redemptions: This presentation assumes that Public Shareholders holding 6,000,000 Public Shares will exercise their redemption rights for $62,028,266 of funds in the trust account as of June 30, 2025. The maximum redemption scenario assumes for illustrative purposes that there will be no funds left in the trust account assuming all Public Shareholders exercise their redemption rights with respect to all of the Public Shares.

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	Pro Forma Combined
	No Redemptions	25% Redemptions	75% Redemptions	Maximum Redemptions
(in US dollars, except share and per share data)	in Cash	in Cash	in Cash	in Cash
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data
Six months ended June 30, 2025
Total revenue	$1,076,552	$1,076,552	$1,076,552	$1,076,552
Net Loss attributable to ordinary shareholders	$(2,775,829)	$(2,775,829)	$(2,775,829)	$(2,775,829)
Weighted average shares outstanding – basic and diluted	22,453,000	20,953,000	17,953,000	16,453,000
Loss per ordinary shares – basic and diluted	$(0.12)	$(0.13)	$(0.15)	$(0.17)

	Pro Forma Combined
	No Redemptions	25% Redemptions	75% Redemptions	Maximum Redemptions
(in US dollars, except share and per share data)	in Cash	in Cash	in Cash	in Cash
Summary Unaudited Pro Forma Condensed Combined
Balance Sheet Data
As of June 30, 2025
Total assets	$70,708,436	$55,201,370	$24,187,237	$8,680,170
Total liabilities	$10,579,173	$10,579,173	$10,579,173	$10,579,173
Total stockholders’ equity (deficit) attributable to ordinary shareholders	$60,129,263	$44,622,197	$13,608,064	$(1,899,003)

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COMPARATIVE PER SHARE DATA

The following tables set forth per share data for Cayson and Mango, on a stand-alone basis and on an unaudited pro forma combined basis, as follows:

●	historical per share information of Cayson for the six months ended June 30, 2025;

●	historical per share information of Mango for the six months ended June 30, 2025, which will become the historical per share information of Mango upon completion of the Restructuring; and

●	unaudited pro forma per share information for the six months ended June 30, 2025, after giving effect to the Transactions, prepared using the assumptions below with respect to the potential redemption into cash of Cayson Ordinary Shares:

○	Scenario 1 — Assuming No Redemptions: This presentation assumes that no Public Shareholder exercises redemption rights with respect to their Public Shares for a pro rata share of the funds in the trust account.

○	Scenario 2 — Assuming 25% Redemptions: This presentation assumes that Public Shareholders holding 1,500,000 Public Shares will exercise their redemption rights for $15,507,067 of funds in the trust account as of June 30, 2025. This redemption scenario assumes for illustrative purposes that there will be $46,521,200 left in the trust account assuming Public Shareholders exercise their redemption rights with respect to 1,500,000 Public Shares.

○	Scenario 3 — Assuming 75% Redemptions: This presentation assumes that Public Shareholders holding 4,500,000 Public Shares will exercise their redemption rights for $46,521,200 of funds in the trust account as of June 30, 2025. This redemption scenario assumes for illustrative purposes that there will be $15,507,067 left in the trust account assuming Public Shareholders exercise their redemption rights with respect to 4,500,000 Public Shares.

○	Scenario 4 — Assuming Maximum Redemptions: This presentation assumes that Public Shareholders holding 6,000,000 Public Shares will exercise their redemption rights for $62,028,266 of funds in the trust account as of June 30, 2025. The maximum redemption scenario assumes for illustrative purposes that there will be no funds left in the trust account assuming all Public Shareholders exercise their redemption rights with respect to all of the Public Shares.

The pro forma book value information reflects the Business Combination as if it had occurred on June 30, 2025. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2025.

This information is only a summary and should be read in conjunction with the historical financial statements of Cayson and North Water and related notes included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of Cayson and North Water is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined net income per share information below does not purport to represent the net loss per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Cayson and Mango would have been had the companies been combined during the periods presented.

			Pro Forma Combined
	Mango (Consolidated Historical)	Cayson (Historical)	No Redemptions in Cash	25% Redemptions	75% Redemptions	Maximum Redemptions in Cash

Six Months Ended June 30, 2025
Net income (loss)	$497,800	$788,235	$(2,775,829)	$(2,775,829)	$(2,775,829)	$(2,775,829)
Weighted average shares outstanding, basic and diluted	42,105,264	7,830,000	22,953,000	21,453,000	18,453,000	16,953,000
Net income( loss) per share-basic and diluted	$0.01	$0.10	$(0.12)	$(0.13)	$(0.15)	$(0.17)

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TICKER SYMBOLS AND DIVIDEND INFORMATION

Cayson

Market Information

The Cayson Units, Cayson Ordinary Shares and Cayson Rights are currently listed on Nasdaq under the symbols “CAPN,” “CAPNU” and “CAPNR,” respectively. Immediately prior to the Effective Time, the Cayson Units will automatically separate into their component securities, and each of the Cayson Rights (including the Cayson Rights issued in respect of the Cayson Units) will automatically convert into 1/10 of a Cayson Ordinary Share. At the Effective Time, each outstanding Cayson Ordinary Share (including the Cayson Ordinary Shares issued in respect of the Cayson Units and the Cayson Rights), other than shares owned by Cayson and dissenting shares, will be automatically converted into one Mango Ordinary Share. Upon the Closing, the Mango Ordinary Shares are expected to be listed on Nasdaq under the symbol “[●]”.

The closing price of the Cayson Units, the Cayson Ordinary Shares and the Cayson Rights on July 11, 2025, the last trading day before announcement of the execution of the Business Combination Agreement, was $10.3738, $10.32 and $0.14, respectively.

Holders of the Cayson Units, Cayson Ordinary Shares and Cayson Rights should obtain current market quotations for their securities. The market price of these securities could vary at any time before the Business Combination.

Holders

As of [●], 2026, the record date, there were [●] holder of record of Cayson Units, [●] holders of record of the Cayson Ordinary Shares and [●] holders of record of the Cayson Rights. The number of holders of record does not include a substantially greater number of “street name” or beneficial holders whose Cayson Units, Cayson Ordinary Shares and Cayson Rights are held of record by banks, brokers and other financial institutions.

Mango

Market Information

The Mango Ordinary Shares are privately held and are not currently quoted or traded on any market.

Holders of Ordinary Shares

As of [●], 2026, the record date, there were [●] holders of record of Mango Ordinary Shares.

Dividends

Neither Cayson nor Mango has paid any cash dividends to date and neither Cayson nor Mango intends to pay cash dividends prior to the completion of the Business Combination. Assuming the Business Combination is consummated, the payment of cash dividends in the future will be dependent, among other things, upon New Mango’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination as well as compliance with New Mango’s M&A and the Cayman Companies Act. The ability of New Mango to declare dividends may also be limited by the terms of financing or other agreements entered into by New Mango from time to time, as well as any foreign regulations that may restrict the payment of dividends in the future.

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RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information in this proxy statement/prospectus, including the financial information, before deciding how to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus.

The value of your investment following the completion of the Business Combination will be subject to significant risks affecting, among other things, Mango’s and Cayson business, financial condition and results of operations. If any of the events described below occur, Mango’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of Mango’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of Mango and Cayson.

In this section, “we,” “us” and “our” refer to Mango and its subsidiaries.

Risks Related to Doing Business in the Jurisdiction in which we Operate

Mango Financial’s operations are in Hong Kong, a special administrative region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of Mango Ordinary Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

We conduct our operations in Hong Kong through Mango Financial, our Hong Kong operating subsidiary. Hong Kong is a special administrative region of the PRC. As of the date of this proxy statement/prospectus, we are not materially affected by recent statements by the PRC government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in PRC-based issuers. However, due to certain long-arm provisions in the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in the PRC as they may affect Hong Kong. The PRC government may choose to exercise additional oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are by their very nature uncertain.

In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance, any associated inquiries or investigations, or any other government actions may: (a) delay or impede our development; (b) result in negative publicity or increase our operating costs; (c) require significant management time and attention; and (d) subject us to remedies, administrative penalties, and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over PRC-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of Mango Class A Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of Hong Kong dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and Mango Financial. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from Mango Financial. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of Mango Ordinary Shares could decrease or become worthless.

There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations.

Currently, all our operations are conducted in Hong Kong, and are governed by Hong Kong laws, rules, and regulations. The legal system in Hong Kong is a common law system, based on a combination of English common law, local cases and local legislation. However, Mango Financial may become subject to laws, rules, and regulations applicable to foreign investment in the PRC. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable with little advance notice, which could result in a material change in our operations and/or the value of Mango Ordinary Shares.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules, and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in the PRC. However, the PRC has not developed a fully integrated legal system, and recently enacted laws, rules, and regulations may not sufficiently cover all aspects of economic activities in the PRC or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules, and regulations are relatively new, and because of the limited number of published decisions and the non-binding nature of such decisions, and because the laws, rules, and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules, and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

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Any administrative and court proceedings in the PRC may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems.

The PRC government may intervene or influence the Hong Kong operations of an offshore company, such as us, at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers and we were to be subject to such oversight and control, it may limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

We are a Cayman Islands company and we mainly conduct our operations in Hong Kong. Although our customers include a small number of Mainland China nationals, we do not have operations in Mainland China and are not regulated by any regulator in Mainland China as of the date of this proxy statement/prospectus. Hong Kong is a special administrative region of the PRC and, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong. However, due to long-arm provisions under the current PRC laws and regulations, there remain regulatory and legal uncertainties with respect to the implementation of the PRC laws and regulations to Hong Kong. The PRC government may intervene or influence the operations in Mainland China of an offshore company at any time, which, if extended to our operations in Hong Kong, could result in a material change to our operations and/or the value of our Ordinary Shares. In the event that we or our subsidiaries were to become subject to the PRC laws and regulations, it is possible that all the legal and operational risks associated with being based in and having operations in the PRC, may also apply to the operations in Hong Kong in the future. We would then face the risks and uncertainties associated with the PRC legal system and its complex and evolving PRC laws and regulation, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our subsidiaries and us.

We are aware that the PRC government has recently indicated an intent to exert more oversight and control over listings conducted overseas and/or foreign investment in issuers based in Mainland China. For instance, on July 6, 2021, the relevant PRC governmental authorities promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, which emphasized the need to strengthen the supervision over overseas listings by companies in Mainland China. As of the date of this proxy statement/prospectus, we have no operations in Mainland China and as a Hong Kong-based issuer, we are not materially affected by recent statements by the PRC government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers. However, we cannot assure you that the oversight and control will not be extended to companies like ours operating in Hong Kong and the PRC government may exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers, and if we were to be subject to such oversight and control, it may limit, or even completely hinder, our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

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Our financial condition, results of operations, the value of our Ordinary Shares and/or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future PRC laws and regulations which may become applicable to us and our subsidiaries.

We have no operations in Mainland China, as of the date of this proxy statement/prospectus. While our principal executive office is located, and our business substantively operates, in Hong Kong, a special administrative region of China, a small number of our customers are Mainland Chinese nationals in Mainland China. There is no guarantee that if certain existing or future PRC laws become applicable to us and our subsidiaries, they will not have a material adverse impact on our business in Hong Kong, our financial condition and results of operations and/or our ability to offer or continue to offer securities to investors, any of which may cause the value of such securities to significantly decline or be worthless.

Except for the Basic Law, national laws do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and are applied locally by promulgation or local legislation. National Laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs, as well as other matters outside the limits of the autonomy of Hong Kong. PRC laws and regulations relating to data protection, cyber security and the anti-monopoly have not been listed in Annex III and, thus, they may not apply directly to Hong Kong.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation and implementation may be revised from time to time. To the extent any PRC laws and regulations become applicable to us and our subsidiaries, we and our subsidiaries may be subject to the risks associated with the legal system in Mainland China, including with respect to the enforcement of laws and the possibility of changes of rules and regulations, which could materially and adversely affect our financial condition and results of operations.

We and our subsidiaries face uncertainties arising from the possible revision regarding the interpretation and implementation of current and any future PRC laws and regulations related to part of our business operations.

As a small number of our customers are mainland China nationals, business operations related to such customers may be subject to certain PRC laws and regulations. The legal system in Mainland China is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases may be cited for reference but have less precedential value. The laws, regulations, and legal requirements in Mainland China are quickly evolving and may be revised from time to time. These revisions could affect our business operations related to customers from Mainland China. In addition, we and our subsidiaries cannot predict the effect of future developments in the legal system of Mainland China, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof.

New laws and regulations may be enacted from time to time and there may be substantial revisions regarding the interpretation and implementation of current and any future PRC laws and regulations with little advance notice. In particular, the PRC governmental authorities may continue to promulgate new laws, regulations, rules and guidelines governing new economy companies with respect to a wide range of issues, such as privacy and data protection, and other matters, which may affect our business operations relating to customers from Mainland China. If these laws, regulations, rules and guidelines are deemed to be applicable to us and our subsidiaries, we cannot assure you that we and our subsidiaries will be able to comply with them in all respects, and we and our subsidiaries may be ordered to rectify and terminate any actions that are deemed to be illegal by the PRC governmental authorities and may become subject to fines and other government sanctions, which may materially and adversely affect our business in Hong Kong, and our financial condition and results of operations.

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If we and our subsidiaries were to be required to comply with cybersecurity, data privacy, data protection, or any other PRC laws and regulations related thereto and we and our subsidiaries are unable to comply with such PRC laws and regulations, our financial condition, and results of operations may be materially and adversely affected.

We and our subsidiaries may be subject to a variety of cybersecurity, data privacy, data protection, and other PRC laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations apply not only to third-party transactions, but also to transfers of information within our organization. These laws and regulations may restrict our activities in Hong Kong and require us and our subsidiaries to incur increased costs and efforts to comply, and any breach or noncompliance may subject us and our subsidiaries to proceedings against such entity(ies), damage our and our subsidiaries’ reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, and our financial condition and results of operations.

As the laws and regulations related to cybersecurity, data privacy, and data protection in Mainland China where we do not have operations are relatively new and evolving, it is still unclear if we and our subsidiaries may become subject to such new laws and regulations.

The PRC Data Security Law, or the Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, it applies to data processing activities within the territory of Mainland China as well as data processing activities conducted outside the territory of Mainland China which jeopardize the national interest or the public interest of China or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this proxy statement/prospectus, except as described below, (i) neither we nor any of our subsidiaries own or control, directly or indirectly, any domestic assets, interests or domestic operating entities in Mainland China, and (ii) neither we nor any of our subsidiaries have conducted any data processing activities which may endanger the national interest or the public interest of China or the rights and interest of any Chinese organization and citizens. Therefore, we believe that the Data Security Law is not currently applicable to us and our subsidiaries.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. According to Article 3 of the Personal Information Protection Law, it is applied not only to personal information processing activities carried out in the territory of Mainland China but also to personal information processing activities outside the Mainland China for the purpose of offering products or services to domestic natural persons in the territory of Mainland China. The offending entities could be ordered to correct, or to suspend or terminate the provision of services, and face confiscation of illegal income, fines or other penalties. We cannot rule out the possibility that any PRC governmental authorities may subject us and our subsidiaries to such laws and regulations in the future. If these laws are deemed to be applicable to us and our subsidiaries, we cannot assure you that we and our subsidiaries will be able to comply with such laws in all respects, and we and our subsidiaries may be ordered to rectify and terminate any actions that are deemed to be illegal by the PRC governmental authorities and may become subject to fines and other government sanctions, which may materially and adversely affect our business in Hong Kong, and our financial condition and results of operations.

On July 7, 2022, the CAC issued the Measures for Security Assessment of Cross-border Data Transfer, or the Measures, which took effect on September 1, 2022. According to the Measures, in addition to the self-risk assessment requirement for provision of any data outside Mainland China, a data processor shall apply to the competent cyberspace department for data security assessment and clearance of outbound data transfer in any of the following events: (i) outbound transfer of important data by a data processor; (ii) outbound transfer of personal information by an operator of critical information infrastructure or a data processor which has processed more than one million users’ personal data; (iii) outbound transfer of personal information by a data processor which has made outbound transfers of more than one hundred thousand users’ personal information or more than ten thousand users’ sensitive personal information cumulatively since January 1 of the previous year; (iv) such other circumstances where ex-ante security assessment and evaluation of cross-border data transfer is required by the CAC. As of the date of this proxy statement/prospectus, neither we nor our subsidiaries have received any formal notice from any PRC cybersecurity regulator identifying us or our subsidiaries as a “critical information infrastructure operator” or requiring any ex-ante security assessment and evaluation of cross-border data transfer and our subsidiaries have processed far less than one million users’ personal information. From January 1, 2022 and up to the date of this proxy statement/prospectus, our subsidiaries have made outbound transfers of no more than one hundred thousand users’ personal information and no more than ten thousand users’ sensitive personal information cumulatively in Mainland China.

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However, given the recent issuance of the above PRC laws and regulations related to cybersecurity and data privacy, the interpretation and implementation of these laws and regulations may be subject to revisions and we cannot rule out the possibility that any PRC governmental authorities may subject us and our subsidiaries to such laws and regulations in the future. If they are deemed to be applicable to us and our subsidiaries, we cannot assure you that we and our subsidiaries will be compliant with such new regulations in all respects, and we and our subsidiaries may be ordered to rectify and terminate any actions that are deemed illegal by the PRC governmental authorities and become subject to fines and other government sanctions, which may materially and adversely affect our business in Hong Kong, and our financial condition and results of operations.

If we were to be required to obtain any permission or approval from or complete any filing procedures with the CSRC, the CAC, or other PRC governmental authorities in connection with this offering under the PRC laws, we may be fined or subject to other sanctions. Notwithstanding the foregoing, as advised by PRC counsel, neither Mango nor its subsidiaries (A) are required to obtain any permission or approval from Chinese authorities, (B) are covered by permissions requirements from CSRC, the CAC or any other governmental agency and (C) no permissions or approvals have been denied.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. The Trial Measures requires companies in Mainland China that seek to offer and list securities overseas, both directly and indirectly, to fulfill the filing procedures with the CSRC. According to the Trial Measures, the determination of the “indirect overseas offering and listing by companies in Mainland China” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: (i) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by companies in Mainland China; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Mainland Chinese nationals or domiciled in Mainland China.

Our counsel as to PRC laws, Beijing Newbridge Law Firm, has advised us that we are not currently subject to the filing requirements under the Trial Measures because (i) Mango, as the issuer, is duly incorporated and existing under the laws of the Cayman Islands, and not a joint-stock company incorporated in the Mainland China, therefore this offering does not fall within the scope of “direct overseas offering and listing by PRC domestic companies”; (ii) neither we nor our subsidiaries own or control, directly or indirectly, any domestic assets, interests or domestic operating entities in Mainland China, our major business operations are located in Hong Kong, and our operating revenue, total profit, total assets, or net assets are not accounted for by the PRC domestic companies; and (iii) our financial indicators, such as operating revenue, total profit and total assets sourced from Mainland China for the fiscal years ending December 31, 2024 and 2023, account for 0% (in both cases below 50%) of the corresponding figure in our audited consolidated financial statements for the same periods.

The supporting guidelines further interpret that even if the issuer does not meet the above recognition criteria, but submits an application for issuance and listing in the overseas market in accordance with the relevant regulations applicable to non-domestic/regional issuers, and the risk factors disclosed in accordance with regulations are mainly related to the Mainland China market, the issuer should follow the principle of “substance over form” to confirm whether the issuer has to complete the filing procedures with the CSRC. Our counsel as to PRC laws, Beijing Newbridge Law Firm, has advised us that we are not currently subject to the filing requirements under the supporting guidelines since (i) our major operations are in Hong Kong; and (ii) neither we nor our subsidiaries own or control, directly or indirectly, any domestic assets, interests or domestic operating entities in Mainland China, the risk factors disclosed in this proxy statement/prospectus are not mainly related to Mainland China.

As the Trial Measures and the supporting guidelines are newly published, we cannot rule out the possibility that CSRC may promulgate new guidance or rules with respect to the implementation and interpretation of the principle of “substance over form.” Therefore, we cannot assure you that our offering and listing will not be deemed to be an “indirect overseas offering and listing by companies in Mainland China” and subject to the filing procedures in the future. If our offering and listing is deemed to be an “indirect overseas offering and listing by companies in Mainland China” under the Trial Measures and/or its further interpretation, we may need to complete the filing procedures for our offering and listing retrospectively. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all.

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The Cybersecurity Review Measures, which was jointly promulgated by the CAC and other relevant PRC governmental authorities on December 28, 2021 require that, among others, “critical information infrastructure” or network platform operators holding over one million users’ personal information to apply for a cybersecurity review before any public offering on a foreign stock exchange.

As of the date of this proxy statement/prospectus, neither we nor our subsidiaries maintain any office or personnel in Mainland China. Our counsel as to PRC laws, Beijing Newbridge Law Firm, has advised us that, as of the date of this proxy statement/prospectus, neither we nor our subsidiaries are required to apply for cybersecurity review for our public offerings on a foreign stock exchange, because (i) neither we nor our subsidiaries own or control, directly or indirectly, any domestic assets, interests or domestic operating entities in Mainland China, our major business operations are located in Hong Kong, and neither we nor our subsidiaries maintain any office or personnel in Mainland China; (ii) our data processing activities are solely carried out by our subsidiaries outside of Mainland China for the purpose of offering services in Hong Kong and other jurisdictions outside of Mainland China; (iii) a small number of our customers are in the Mainland China and neither we nor our subsidiaries control more than one millions users’ personal information as of the date of this proxy statement/prospectus; (iv) neither we nor our subsidiaries own any critical information infrastructure, as of the date of this proxy statement/prospectus, neither we nor our subsidiaries have received any notice of identifying us or our subsidiaries as critical information infrastructure from any relevant PRC governmental authorities; (v) our subsidiaries’ operations do not affect national security; and (vi) neither we nor our subsidiaries have been informed by any PRC governmental authority of any requirement for a cybersecurity review. However, regulatory requirements on cybersecurity and data security in the Mainland China are constantly evolving and can be subject to varying interpretations or significant changes, which may result in uncertainties about the scope of our responsibilities in that regard, and there can be no assurance that the relevant PRC governmental authorities, including the CAC, would reach the same conclusion as our counsel as to PRC laws. We will closely monitor and assess the implementation and enforcement of the Cybersecurity Review Measures. If the Cybersecurity Review Measures mandates clearance of cybersecurity and/or data security regulators and other specific actions to be completed by companies like us, we may face uncertainties as to whether we can meet such requirements timely, or at all.

Since these statements and regulatory actions are new, we cannot rule out the possibility that PRC governmental authorities may promulgate new guidance or rules in the interpretation and the enforcement of the above cybersecurity and overseas listing laws and regulation. If we are required to obtain approval or filings from any governmental authorities, including the CAC and/or the CSRC, in connection with the listing or continued listing of our securities on a stock exchange outside of Hong Kong or Mainland China, it is uncertain how long it will take for us to obtain such approval or complete such filing, and, even if we obtain such approval or complete such filing, the approval or filing could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from or complete the necessary filing procedure with the PRC governmental authorities to conduct offerings or list outside of Hong Kong or Mainland China may subject us and our subsidiaries to sanctions imposed by the PRC governmental authorities, which could include fines and penalties, suspension of business, proceedings against us and our subsidiaries, and even fines on the controlling shareholder and other responsible persons, and the ability to conduct our business in Hong Kong, our and our subsidiaries’ ability to invest into Mainland China as foreign investments or accept foreign investments, or our ability to list on a U.S. or other overseas exchange may be restricted, and our business in Hong Kong, and our reputation, financial condition, and results of operations may be materially and adversely affected. Additionally, these risks could result in a material adverse change to the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors or cause such securities to significantly decline in value or become worthless.

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The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact Mango Financial which operates in Hong Kong.

On June 30, 2020, the Standing Committee of the NPC adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on 11 individuals, including the then HKSAR chief executive, Carrie Lam, and, John Lee, who succeeded to HKSAR chief executive on July 1, 2022. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of the PRC to meet its obligations under the Joint Declaration or the Basic Law.” In July 2021, President Joe Biden warned investors about the risks of doing business in Hong Kong, issuing an advisory saying the PRC’s push to exert more control over Hong Kong threatens the rule of law and endangers employees and data. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that are targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If Mango Financial is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations could be materially and adversely affected.There are political risks associated with conducting business in Hong Kong.

The substantial majority of our operations are in Hong Kong. Accordingly, our business operations and our financial condition will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect us and our subsidiaries. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since the substantial majority of our operations are based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and former U.S. President Trump signed an executive order and the HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., Mainland China and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies like us with operations in Hong Kong. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

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Although the audit report included in this proxy statement/prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (“HFCAA”) if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the securities may be prohibited from trading or delisted.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. The PCAOB is currently unable to conduct inspections of auditors in the PRC without the approval of the PRC government authorities. Currently, our U.S. auditor is inspected by the PCAOB, and we have no material operations in Mainland China. However, if there is significant changes to current political arrangements between Mainland China and Hong Kong, companies like us operating in Hong Kong may face similar regulatory risks as those operated in Mainland China and we cannot assure you that our auditor’s work will continue to be able to be inspected by the PCAOB.

Inspections of other auditors conducted by the PCAOB outside Mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in Mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if there is any component of our auditor’s work papers become located in Mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular Mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq, of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting Mainland China-based companies from accessing U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the HFCAA, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in Mainland China-based issuers and summarizing enhanced disclosures the SEC recommends Mainland China-based issuers make regarding such risks.

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On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCAA. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus, reducing the time before our Ordinary Shares may be prohibited from trading or delisted. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, Assentsure PAC, is headquartered in Singapore, and did not appear as part of the report under the lists in its appendix A or appendix B.

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On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong.

On December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years.

The PCAOB continues to demand complete access in Mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control.

If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China in 2023 and beyond, or if we fail to, among others, meet the PCAOB’s requirements, including retaining a registered public accounting firm that the PCAOB determines it is able to inspect and investigate completely, we will be identified as a “Commission-identified Issuer,” and upon the expiration of the applicable years of non-inspection under the HFCAA and relevant regulations, the Ordinary Shares will be delisted and will not be permitted for trading over the counter. Such a delisting or prohibition would substantially impair your ability to sell or purchase the Ordinary Shares, and the risk and uncertainty associated with delisting would have a negative impact on the price of the Ordinary Shares. Moreover, the HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the Ordinary Shares could be adversely affected. Such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

While the CSRC, the SEC and the PCAOB have entered into the SOP Agreements regarding the inspection of PCAOB-registered accounting firms in Mainland China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between Mainland China and Hong Kong, or if any component of our auditor’s work papers become located in Mainland China in the future. Delisting of our Ordinary Shares would force holders of our Ordinary Shares to sell their Ordinary Shares. The market price of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

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The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCAA, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. On June 22, 2021, the U.S. Senate passed the AHFCAA, enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to us and our subsidiaries.

Hong Kong is a Special Administrative Region (“SAR”) of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong SAR’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

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If we become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S. listed public companies that have substantially all of their operations in Mainland China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

Risks Related to Our Business and Industry

Our projected revenue growth rate is substantial, may have resulted in inflated valuation conclusions, and might not be achieved.

Mango Financial Limited projects a rapid expansion in revenue from 2025 through 2030, driven by growth across its core financial service segments. Total projected revenue is expected to increase from approximately US$4.5 million in 2025 to about US$46.8 million by 2030, reflecting annual growth rates ranging from roughly 35% to 75% during the period. Mango’s forecasts and projections, including the projected revenue growth rate, are subject to significant uncertainty and are based on numerous assumptions, including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond Mango’s control. In developing the projected financial information, numerous significant assumptions were made. For more information on those assumptions, please see “Certain Unaudited Mango Prospective Financial Information” above. Accordingly, Mango’s actual financial results may differ materially from those forecasted or projected.

We may not be able to grow at the historical rate of growth, and if we fail to manage our growth effectively, our business may be materially and adversely affected.

We have experienced a period of rapid growth in recent years. Our net revenue grew about 3471.6% from about US$0.02 million in the fiscal year ended December 31, 2023 to about US$0.77 million in the fiscal year ended December 31, 2024. We anticipate significant continuing growth in the foreseeable future. However, we cannot assure you that we will grow at the historical rate of growth. Our rapid growth has placed, and will continue to place, a significant strain on our management, personnel, systems and resources. To accommodate our growth, we will need to implement a variety of new and upgraded operational and financial systems, procedures and controls, including the improvement of our accounting and other internal management systems. We also will need to recruit, train, manage and motivate client relationship managers and other employees and manage our relationships with an increasing number of clients. Moreover, as we introduce new financial services or enter into new markets, we may face unfamiliar market and operational risks and challenges which we may fail to successfully address. We may be unable to manage our growth effectively, which could have a material adverse effect on our business.

Our entrepreneurial and collaborative culture is important to us and our subsidiaries, and we believe it has been a major contributor to our success. We may have difficulties maintaining our culture to meet the needs of our future and evolving operations as we continue to grow. In addition, our ability to maintain our culture as a public company, with changes in policies, practices, corporate governance and management requirements, may be challenging. Failure to maintain our culture could have a material adverse effect on our business.

We may be subject to substantial risks if our customers default on payments or if the value of securities pledged as collateral by them is insufficient to cover the outstanding loans due to significant market volatility.

Our customers are required to settle their securities transactions executed through us within a T+1 period or T+2 period, depending on the types of securities being traded. If the customers do not have sufficient cash in their cash accounts with us to make settlement within the T+1 period or T+2 period, we are required to settle the same with clearing organizations or brokers on behalf of the customers using our own resources. Therefore, we need to maintain sufficient resources for the possibility of abovementioned settlements and we are exposed to potential default in payment by such customers, in which event, our liquidity position may be adversely affected. There is no guarantee that our risk management measures could effectively mitigate relevant default risks arising from unexpected events or circumstances. There is no assurance that our customers will continue to meet their obligations to settle their securities transaction on time, or at all, or that they will not default on their obligations to us as a result of bankruptcy, lack of liquidity or other reasons. In the event that our customers fail to meet their payment obligations, our financial conditions and results of operations may be materially and adversely affected.

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We are subject to extensive and evolving regulatory requirements in Hong Kong, non-compliance with which, may result in penalties, limitations and prohibitions on its future business activities or suspension or revocation of its licenses and trading rights, and consequently may materially and adversely affect the business of us and our financial condition, operations and prospects.

The markets in Hong Kong in which we operate are highly regulated. However, the online securities brokerage services industry, including, for example, the use of cloud-based operating, computing and record keeping technology, is at a relatively early stage of development, and applicable laws, regulations and other requirements may be changed and adopted from time to time. Our business operations are subject to applicable Hong Kong laws, regulations, guidelines, circulars, and other regulatory guidance, or collectively the “HK Brokerage Service Rules,” including, for example, the HKSFO and its subsidiary legislations. These HK Brokerage Service Rules set out the licensing requirements, regulate our operational activities and standards, and impose requirements such as maintaining minimum liquidity or capital along with other filing, record keeping and reporting obligations relevant to our business operations. See “Government Regulation - Regulations Related to Securities and Futures Market.” Failure to comply with applicable HK Brokerage Service Rules can result in investigations and regulatory actions, which may lead to penalties, including reprimands, fines, limitations or prohibitions on our future business activities or suspension or revocation of our licenses or trading rights. Any outcome may affect our ability to conduct business, harm our reputation and consequently, materially and adversely affect our business, and our financial condition, results of operations and prospects. We believe that we are in compliance with the applicable HK Brokerage Service Rules in all material respects as of the date of this proxy statement/prospectus.

From time to time, we, as an HKSFC-licensed corporation, may be subject to, or required to assist in, inquiries or investigations by relevant regulatory authorities in Hong Kong, principally the HKSFC. The HKSFC conducts on-site reviews and off-site monitoring to review and supervise our business conduct and compliance with relevant regulatory requirements and to assess and monitor, among other things, its financial soundness. We are subject to such regulatory inquiries and investigations from time to time. If any misconduct is identified as a result of inquiries, reviews or investigations, the HKSFC may take disciplinary actions which would lead to revocation or suspension of licenses, public or private reprimand or imposition of pecuniary penalties against us, our responsible officers, licensed representatives, directors or other officers. Any such disciplinary actions taken against us, our responsible officers, licensed representatives, directors or other officers may have a material and adverse impact on our business operations, and our financial results. In addition, we are subject to statutory secrecy obligations under the HKSFO whereby it may not be permitted to disclose details on any HKSFC inquiries, reviews or investigations without the consent of the HKSFC.

We derived a substantial portion of revenue from a small number of key customers.

We derived a substantial portion of our revenues from a small number of key customers. We had a concentration of revenues of approximately 82% from one customer for the fiscal year ended December 31, 2024 and approximately 58% from one customer for the fiscal year ended December 31, 2023, respectively. We cannot assure you that Mango will be successful in diversifying its customer base, engaging new customers, and reducing the customer concentration risk. If Mango is unable to secure new customers, our results of operations, financial conditions, cashflow positions may be adversely and materially impacted.

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Our activities may be deemed as provision of securities brokerage services in Mainland China.

According to the Regulation on the Supervision and Administration of Securities Companies promulgated by the PRC State Council on July 29, 2014, an overseas securities operating institution shall obtain approval from the securities regulatory authority for operating a securities business or setting up a representative office within Mainland China. The Measures for the Administration of Securities Brokerage Business effected on February 28, 2023, further illustrate that overseas securities operating institutions that carry out activities such as marketing and account opening of overseas securities trading services in Mainland China directly or through their affiliates and cooperative institutions without any approval, may be subject to regulatory warnings, correction orders, condemnation and fines.

As of the date of this proxy statement/prospectus, except as described below, neither we nor our subsidiaries own or control, directly or indirectly, any domestic assets, interests or domestic operating entities in Mainland China and our subsidiaries’ operations are in Hong Kong. We have never directly or through any affiliated or cooperative institutions in Mainland China engaged in marketing, opened trading accounts, or engaged other activities related to overseas securities brokerage services in Mainland China and we have never directly or through any such affiliated or cooperative institutions conducted marketing, opened trading accounts or engaged other particular events primarily targeting the Mainland Chinese nationals residing in Mainland China for overseas securities brokerage services in Hong Kong and/or out of Mainland China. We do not hold any license or permit in relation to providing securities brokerage business in Mainland China.

As of the date of this proxy statement/prospectus, neither we nor our subsidiaries have received any notifications of any non-compliance of the Regulation on the Supervision and Administration of Securities Companies and the Measures for the Administration of Securities Brokerage Business. However, since a small number of customers are Mainland Chinese nationals and Chinese regulations have not provided clear definition regarding “operating securities business within Mainland China”, we cannot assure you that allowing access to our integrated electronic trading platform for securities brokerage and value-added services by Mainland Chinese nationals will not be deemed to be operating securities brokerage business in Mainland China, which may subject us to further inquiries or rectifications. If certain of our activities were deemed by relevant regulators as provision of securities brokerage services in Mainland China, we will be required to obtain relevant licenses or permits from relevant regulatory bodies, including the CSRC, and failure of obtaining such licenses or permits may subject us to regulatory actions and penalties, including fines, suspension of parts or all of our operations, and temporary suspension or block of our websites and mobile application in Mainland China. In such cases, our business, and our financial condition, results of operations and prospects may be materially and adversely affected.

We face risks related to the know-your-customer, or KYC, procedures when our customers provide outdated, inaccurate, false or misleading information.

Prior to providing securities brokerage services, we collect customer information when opening and registering accounts. Although we require our customers to submit documents for proof of their identity and address for completing the account registration and to update such information from time to time, we face risks, as the information provided by its customers may be outdated, inaccurate, false or misleading. We cannot fully confirm the accuracy, currency and completeness of such information, despite reasonable effort. We cannot fully confirm the accuracy, currency and completeness of such information despite reasonable effort. We cannot assure you that we will be able to identify all possible issues based on the information available to it. Outdated, inaccurate, false or misleading information provided by customers could lead to non-compliance with relevant laws and regulations, which could result in material adverse effect on our business, and our financial condition and results of operations. Our provision of services to customers (and/or their end users in the case of securities broker customers) who reside in jurisdiction where we have no license or permit could be in violation of the applicable laws and regulations in those jurisdictions, of which we may have no awareness until we are warned by the relevant supervising authorities. We could be subject to disciplinary or other actions by the relevant regulatory agencies, due to claims of non-compliance, which could have a material adverse effect on our business, and our financial condition and results of operations.

Our customers may engage in fraudulent or illegal activities.

We have implemented stringent internal control policies, insider trading, anti-money laundering, and other anti-fraud rules and mechanisms on our trading platform. Nevertheless, we remain subject to the risk of fraudulent or illegal activities both on our trading platform and associated with our customers (and/or their end users in the case of securities broker customers), business partners, and third parties handling customer information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraudulent or illegal activities.

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Any misbehavior of or violation by our customers and/or their end users of applicable laws and regulations could lead to regulatory inquiries and investigations, which may affect our business operation and prospects. We might also incur higher costs than expected in order to take additional steps to reduce risks related to fraudulent and illegal activities. High-profile fraudulent or illegal activities, for example, money laundering, insider trading and securities fraud, could lead to regulatory intervention, and may divert our management’s attention and cause us to incur additional regulatory and litigation expenses and costs. There is no assurance that we can verify whether every transaction conducted by customers is in compliance with applicable laws and regulations, including to those relating to insider trading, money laundering and securities fraud, because customers may circumvent due diligence measures to commit insider trading and/or money laundering. Significant increases in fraudulent or illegal activities could negatively impact our brand and reputation, reduce the trading volume on our trading platform and therefore harm our operating and financial results.

Furthermore, securities broker customers and/or their end users who utilize our trading platform to place securities trading transactions may be in violation of applicable laws and regulations, including but not limited to those relating to data security, in their day-to-day operations or during their business expansion, which could negatively impact our reputation and harm our operating and financial results.

As of the date of this proxy statement/prospectus, we have not experienced any material business or reputational harm as a result of fraudulent or illegal activities of our customers and/or their end users. However, we cannot rule out the possibility that they may occur, causing harm to our business or reputation in the future. If our customers and/or their end users engage in fraudulent or illegal activities, our results of operations and financial conditions could be materially and adversely affected.

Non-compliance with applicable regulations and illegal activities on the part of third parties with which we conduct business could disrupt our business and adversely affect our results of operations.

Our securities broker customers or other business counterparties may be subject to regulatory penalties or punishments because of our regulatory compliance failures, which may affect our business activities and reputation and in turn, our results of operations. Although we conduct onboarding due diligence on our business counterparties, we cannot be certain whether any such counterparty has infringed or will infringe any third parties’ legal rights or violate any regulatory requirements. Under the Criminal Procedure Ordinance (Chapter 221 of the laws of Hong Kong), any person who aids, abets, counsels or procures the commission by another person of any offence shall be guilty of the like offence. Accordingly, if any of our business counterparties is deemed to commit any offence, we cannot assure you that we will not be found guilty of the same offence and be liable for the same penalties if we are found guilty of aiding, abetting, counselling or procuring the same offence. We cannot assure you that these counterparties will continue to maintain all applicable permits and approvals, and any non-compliance on the part of these counterparties may cause potential liabilities to us and in turn disrupt our operations.

The impairment or negative performance of other participants in the financial services industry could adversely affect us.

We routinely work with counterparties in the financial services industry, including securities brokers and other financial institutions. A decline in the financial condition of one or more such financial services institutions may expose us to credit losses or defaults, limit our access to liquidity or otherwise disrupt the operations of our business. While we regularly assess exposure to counterparties in the financial services industry, the performance and financial strength of specific institutions are subject to rapid changes, the timing and extent of which cannot be known.

Downgrades in the credit or financial strength ratings assigned to the counterparties with which we transact business or other adverse reputational impacts to such counterparties could create the perception that our financial condition will be adversely impacted as a result of potential future distress or defaults by such counterparties. Consequently, our results of operations and financial condition may be adversely impacted.

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Any failure to ensure and protect the confidentiality of the personal data of our customers could lead to legal liability, adversely affect our reputation and have a material adverse effect on our business and our financial condition or results of operations.

Our services involve the exchange of information, including detailed personal and financial information regarding our customers, through a variety of electronic and non-electronic means. We rely on a complex network of process and software controls to protect the confidentiality of data provided to us or stored on our systems. If we do not maintain adequate internal controls or fail to implement new or improved controls, this data could be misappropriated or confidentiality could otherwise be breached. We could be subject to liability if we inappropriately disclose any customers’ personal information, or if third parties are able to penetrate network security or otherwise gain access to any customers’ name, address, portfolio holdings, or other personal information. Any such event could subject us and our subsidiaries to claims for identity theft or other similar fraud claims or claims for other misuses of personal information, such as unauthorized marketing or unauthorized access to personal information. In addition, such events would cause our customers to lose their trust and confidence, which may result in a material adverse effect on our business and our results of operations and financial condition.

Any failure to comply with applicable anti-money laundering laws and regulations by us or in our subsidiaries’ business could damage our reputation.

We are required to comply with applicable anti-money laundering and anti-terrorism laws and regulations in Hong Kong in respect of their operations. These regulations require us, among others, to perform verification of customer identification, reporting of suspicious transactions, and preservation of customer identification information and transaction records. See “Government Regulation - Regulations Related to Anti-Money Laundering and Counter Terrorist Financing” for further details. While we have adopted procedures and policies in order to comply with applicable anti-money laundering and anti-terrorism laws and regulations in Hong Kong, we cannot assure you that we will be able to establish and maintain effective anti-money laundering and anti-terrorism financing policies and procedures to completely eliminate any risk of being exploited for money laundering or terrorism financing purposes or that such policies and procedures, if adopted, will be deemed to be in compliance with applicable anti-money laundering and anti-terrorism financing laws and regulations.

Our risk management policies and procedures may not be fully effective in identifying or mitigating risk exposure in all market environments or against all types of risk, including employee misconduct.

We have devoted significant resources to develop risk management policies and procedures and will continue to do so. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating risk exposure in all market environments or against all types of risk. Many of our risk management policies are based upon observed historical market behavior or statistics based on historical models. During periods of market volatility or due to unforeseen events, the historically derived correlations upon which these methods are based may not be valid. As a result, these methods may not predict future exposures accurately, which could be significantly greater than what the models indicate. This could cause us to incur investment losses or cause our hedging and other risk management strategies to be ineffective. Other risk management methods depend upon the evaluation of information regarding markets, customers, catastrophe occurrence or other matters that are publicly available or otherwise accessible to us and our subsidiaries, which may not always be accurate, complete, up-to-date or properly evaluated.

Moreover, we are subject to the risks of errors and misconduct by our employees, which may include:

●	engaging in misrepresentation or fraudulent activities when such employees market our brand as a securities brokerage service provider and related support service provider to customers and potential customers;

●	improperly using or disclosing confidential information of our customers or other parties;

●	concealing unauthorized or unsuccessful activities; or

●	otherwise not complying with laws and regulations or our internal policies or procedures.

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Although we have established an internal compliance system to supervise service quality and regulation compliance, these risks may be difficult to detect in advance and deter, and could harm our business, and our results of operations or financial performance.

Management of operational, legal and regulatory risks requires, among other things, policies and procedures to properly record and verify a large number of transactions and events, and these policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk.

If we fail to respond in a timely and cost-effective manner to the needs of our customers or if our new service offerings do not achieve sufficient market acceptance, our business and our results of operations may be materially and adversely affected.

Our future success will depend partially on our ability to develop and introduce new service offerings to respond to the evolving needs of our customers (and/or their end users in the case of securities broker customers) in a timely and cost-effective manner. We provide services in markets that are characterized by rapid technological change, evolving industry standards, frequent new service introductions, and increasing demand for higher levels of customer experience. In recent years, we have expanded our service offerings for our customers from securities brokerage services to financial advisory and related support services, and we may continue to expand our new service offerings in the future. However, we have limited experience in new service offerings, and expansion into new service offerings may involve new risks and challenges that we may not have experienced before. We cannot assure you that we will be able to overcome such new risks and challenges and make new service offerings successful. Initial timetables for the introduction and development of new service offerings may not be achieved and profitability targets may not prove feasible. External factors, such as compliance with regulations, competition and shifting market preferences, may also impact the successful implementation of new service offerings. Our personnel and technology systems may fail to adapt to the changes in such new areas or we may fail to effectively integrate new services into the existing operation. We may lack experience in managing new service offerings. In addition, we may be unable to proceed with the new operations as planned or compete effectively due to different competitive landscapes in these new areas. Even if we expand our business into new jurisdictions or areas, the expansion may not yield intended profitable results. Furthermore, any new service offerings could have a significant impact on the effectiveness of the internal control system. Failure to successfully manage these risks in the development and implementation of new service offerings could have a material adverse effect on our business and our results of operations and financial condition.

Our ability to anticipate and identify the evolving needs of their customers and/or their end users and to develop and introduce new service offerings to address such needs will be a significant factor in maintaining or improving their competitive position and prospects for growth. We may also have to incur substantial unanticipated costs to maintain and further strengthen such ability. Our success will also depend on our ability to develop and introduce new services and enhance existing services for our customers and/or their end users in a timely manner. Even if we introduce new and enhanced services to the market, they may not achieve market acceptance.

Unexpected network interruptions, security breaches or computer virus attacks and failures in our information technology systems could have a material adverse effect on our business and our financial condition and results of operations.

Our information technology systems support all phases of operations and are an essential part of their technology infrastructure. If our systems fail to perform, we could experience disruptions in operations, slower response time or decreased customer and/or end user satisfaction. We must process, record and monitor a large number of transactions and our operations are highly dependent on the integrity of technology systems and our ability to make timely enhancements and additions to our systems. System interruptions, errors or downtime can result from a variety of causes, including unexpected interruptions to the internet infrastructure, technological failures, changes to our systems, changes in customer and/or end user usage patterns, linkages with third-party systems and power failures. Our systems are also vulnerable to disruptions from human errors, execution errors, errors in models such as those used for risk management and compliance, employee misconduct, unauthorized trading, external fraud, computer viruses, distributed denial of service attacks, computer viruses or cyberattacks, terrorist attacks, natural disaster, power outage, capacity constraints, software flaws, events impacting our key business partners and suppliers, and other similar events.

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Our internet-based business depends on the performance and reliability of the internet infrastructure. We cannot assure you that the internet infrastructure we depend on will remain sufficiently reliable for our needs. Any failure to maintain the performance, reliability, security or availability of our network infrastructure may cause significant damage to our ability to attract and retain customers and/or end users. Major risks involving our network infrastructure include:

●	breakdowns or system failures resulting in a prolonged shutdown of our servers;

●	disruption or failure in the networks, for example in Hong Kong, which would make it impossible for customers and/ or end users to access our online trading platforms;

●	damage from natural disasters or other catastrophic events such as typhoons, volcanic eruptions, earthquakes, floods, telecommunications failures, or other similar events; and

●	any infection by or spread of computer viruses or other system failures.

Any network interruption or inadequacy that causes interruptions in the availability of our online trading platforms or deterioration in the quality of access to our online trading platforms could reduce customer and/or end user satisfaction and result in a reduction in the activity level of customers and/or end users as well as the number of customers and/or end users making trading transactions on our trading platform. Furthermore, increases in the volume of traffic on our trading platforms could strain the capacity of our existing computer systems and bandwidth, which could lead to slower response times or system failures. This could cause a disruption or suspension in service delivery, which could hurt our brand and reputation. We may need to incur additional costs to upgrade technology infrastructure and computer systems in order to accommodate increased demand if we anticipate that our systems cannot handle higher volumes of traffic and transaction in the future. In addition, it could take an extended period of time to restore full functionality to our technology or other operating systems in the event of an unforeseen occurrence, which could affect our ability to process and settle customer and/or end user transactions. Despite our efforts to identify areas of risk, oversee operational areas involving risks, and to implement policies and procedures designed to manage these risks, there can be no assurance that we will not suffer unexpected losses, reputational damage or regulatory actions due to technology or other operational failures or errors, including those of suppliers or other third parties. As of the date of this proxy statement/prospectus, there were no incidents of network interruptions, security breaches or computer virus attacks and failures in our information technology systems that have a material adverse effect on our business.

Failure or poor performance of third-party software, infrastructure or systems on which we rely could adversely affect our business.

We rely on third parties to provide and maintain certain infrastructure or system that is critical to our business. For example, there is one strategic related party partner, 2GoTradeLimited, who provides services to us in connection with various aspects of our operations and systems. If such infrastructure or system become limited, restricted, curtailed or less effective or more expensive in any way or become unavailable for any reason, our business may be materially and adversely affected. The infrastructure of our third-party service providers may malfunction or fail due to events out of our control, which could disrupt our operations and have a material adverse effect on our business and our financial condition, results of operations and cash flows. Any failure to maintain and renew our relationships with these third parties on commercially favorable terms, or to enter into similar relationships in the future, could have a material adverse effect on our business and our financial condition, results of operations and cash flows.

We also rely on certain third-party software, third-party computer systems and service providers, including clearing systems, exchange systems, alternate trading systems, order-routing systems, market data, internet service and IT infrastructure providers, communications facilities and other facilities. Any interruption in these third-party services or software, deterioration in their performance, or other improper operation could interfere with our trading, clearing and settlement and related services and related support services, cause losses due to erroneous or delayed responses, or otherwise be disruptive to our business. If our arrangements with any third party are terminated, we may not be able to find an alternative source of software or systems support on a timely basis or on commercially reasonable terms. This could also have a material adverse effect on our business, and our financial condition, results of operations and cash flows.

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We rely on a number of external service providers for certain key market information and data, technology, processing and supporting functions.

We rely on a number of external service providers for certain key market information and data, technology, processing and supporting functions. For example, external content providers provide financial information, market news, charts, option and stock quotes and other fundamental data that we offer to our customers and/or end users. These service providers face technical, operational and security risks of their own. Any significant failures by them, including improper use or disclosure of our confidential customer, employee or company information, could interrupt our business, result in losses and harm our reputation. In particular, we have contracted with affiliates of Hong Kong Exchange and Clearing Limited and a few other institutions to allow our customers and/or end users to access real-time market information data, which are essential for our customers and/or end users to make their investment decisions and take actions. Any failure of such information providers to update or deliver the data in a timely and accurate manner as provided in the agreements could lead to potential losses of our customers and/or end users, which will in turn affect our business operations and our reputation.

We cannot assure you that the external service providers will be able to continue to provide these services to meet our current needs in an efficient and cost-effective manner, or that they will be able to adequately expand their services to meet our needs in the future. Their ability to provide these services is subject to risks from unfavorable political, economic, legal or other developments, such as social or political instability, changes in governmental policies or changes in the applicable laws and regulations.

An interruption in or the cessation of service by any external service provider as a result of system failures, capacity constraints, financial constraints or similar problems, unanticipated trading market closures or for any other reason and our inability to make alternative arrangements in a smooth and timely manner, if at all, could have a material adverse effect on our business, and our results of operations and financial condition.

Further, disputes might arise out of or in connection with the agreements regarding our or the service providers’ performance of the obligations thereunder. To the extent that any service provider disagrees with us on the quality of the products or services, terms and conditions of the payment or other provisions of such agreements, we may face claims, disputes, litigation or other proceedings. We may incur substantial expenses and require significant attention of management in defending against these claims, regardless of their merit. We could also face damage to our reputation as a result of such claims, and our business, and our financial condition, results of operations and prospects could be materially and adversely affected.

We may fail to obtain and maintain licenses and permits necessary to conduct our operations in Hong Kong, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the financial services industry in Hong Kong.

The laws and regulations governing the financial services industry in Hong Kong are mainly the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), or the HKSFO, and its subsidiary legislations. Depending on the type of products and services being offered, financial service providers may be subject to the supervision and scrutiny by different authorities and may be required to obtain and hold different licenses or permits. See “Government Regulation - Regulations Related to Securities and Futures Market” for further details.

We currently hold the following licenses, from the HKSFC: Type 1 (securities trading), Type 4 (advising on securities), Type 6 (advising on corporate finance), and Type 9 (asset management). We cannot assure you that we will be able to maintain our existing licenses, qualifications or permits, renew any of them when their current terms expire or obtain additional licenses necessary for future business expansion. Failure to comply with the applicable laws, rules and regulations may result in fines, injunctive orders, deregistration and other penalties, as well as adverse reputational risk, including negative publicity or perception. In extreme cases, we may be hampered or prevented from conducting business in a normal manner and some or all of our licenses may be suspended or revoked. Withdrawal, amendment, revocation or cancellation of any regulatory approval in respect of any part of our activities could cause us to cease conducting a particular regulated activity or change the way in which it is conducted. Furthermore, we have to ensure continuous compliance with all applicable laws, regulations and guidelines, and satisfy the HKSFC that we remain fit and proper to be licensed. If there is any change or tightening of the relevant laws, regulations and guidelines, it may materially and adversely affect our business operation. We cannot assure you that we will be able to maintain our qualification to provide securities brokerage services. Accordingly, our business operations and our financial results might be materially and adversely affected.

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We may also be subject to regulatory inspections and investigations from time to time. With respect to HKSFC investigations, we may be subject to secrecy obligations under the HKSFO whereby we are not permitted to disclose certain information relating to the HKSFC investigations. Also, unless wea re specifically named as the party that is being investigated under the HKSFC investigation, we generally do not know whether we, any of our shareholders, directors or staff or any responsible officer or licensed representative of ours is the subject of the HKSFC investigations. If the results of the inspections or investigations reveal serious misconduct, the HKSFC may take disciplinary actions which would lead to revocation or suspension of licenses, public or private reprimand or imposition of pecuniary penalties against us, the responsible officers or licensed representative and/or any of our staff. Any of such disciplinary actions could have an adverse impact on our business operations and our financial results.

Some of our customers and/or end users reside in other countries or jurisdictions other than Hong Kong. We may incur substantial additional costs to obtain and maintain required licenses and permits and/or comply with applicable laws and regulations. To the extent that we fail to obtain or maintain any required licenses or permits, or fail to comply with such laws and regulations, our business operations may suffer, and our results of operations and financial condition may be materially and adversely affected.

In addition, if future Hong Kong regulations require that we obtain additional licenses or permits in order to continue to conduct our business operations, there is no guarantee that we would be able to obtain such licenses or permits in a timely fashion, or at all. It is also possible that changes or adverse outcomes of regulatory reviews would restrict the range of services that we are able to offer or the fees that we are able to charge. This could increase our costs of maintaining regulatory compliance. If any of these situations occur, our business, and our financial condition and prospects would be materially and adversely affected.

Our shareholders who are PRC residents may not comply with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, any such shareholder may be subject to penalties if he or she is not able to remediate the non-compliance.

In July 2014, the State Administration of Foreign Exchange (“SAFE”) promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles, or “Circular 37”. According to Circular 37, prior registration with the local SAFE branch is required for Chinese residents to contribute offshore assets or interests to offshore companies, known as SPVs. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the SPV, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material event. Further, foreign investment enterprises established by way of round-tripping shall complete the relevant foreign exchange registration formalities pursuant to the prevailing foreign exchange control provisions for direct investments by foreign investors and disclose the relevant information such as actual controlling party of the shareholders truthfully.

We attempt to comply, and attempt to ensure that our shareholders who are subject to these rules comply, with the relevant requirements. We cannot, however, provide any assurances that all of our and future shareholders who are PRC residents will comply with our request to make or obtain any applicable registration or comply with other requirements required by Circular 37 or other related rules. The Chinese resident shareholders’ failure to comply with Circular 37 registration may result in restrictions being imposed on part of foreign exchange activities of the offshore special purpose vehicles, including restrictions on its ability to receive registered capital as well as additional capital from Chinese resident shareholders who fail to complete Circular 37 registration; and repatriation of profits and dividends derived from special purpose vehicles to China, by the Chinese resident shareholders who fail to complete Circular 37 registration, are also illegal. In addition, the failure of the Chinese resident shareholders to complete Circular 37 registration may subject each of the shareholders to fines less than RMB50,000. We cannot assure you that each of our Chinese resident shareholders will in the future complete the registration process as required by Circular 37.

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Poor performance of the funds that we manage or a decline in the value of the underlying assets to our funds would cause a decline in our revenues, income and cash flow, and could adversely affect our ability to raise capital for future investment funds.

We currently hold an HKSFO Type 9 License from the HKSFC for conducting regulated activities related to asset management. As of the date of this proxy statement/prospectus, We have been appointed as investment advisors for the investment and reinvestment of multiple funds and also provide external asset management services, managing investment portfolios for clients’ accounts opened with external private banks on their behalf. We also incorporated Mango Financial OFC on August 6, 2025, an open-ended fund company. In the future, we will operate fund related business under this entity.

As we have started to provide asset management services, investment performance will be a key competitive factor for assets in the fund managed by us. Strong investment performance is expected to help us to retain and expand the customer base. Strong investment performance is therefore an important element to our goal of maximizing the value of the assets under our management. There can be no assurance as to how our future investment performance will compare to its competitors or whether our historical performance will be indicative of future returns. Any reduction or perceived reduction in our investment performance as compared to other competitors could cause a decline in the purchase of investment products and services from us. These impacts may also reduce our aggregate amount of assets under management and management fees. In providing such asset management services, we may manage and provide advice where the investment performance and the investment strategies of the underlying fund assets are not controlled by it but may be determined by the managers of the underlying funds and/or other economic and market events not controlled or foreseeable by us, such as interest rate fluctuation, a global financial crisis, a flash crash and other “black swan” events. Furthermore, we may invest in funds which are not controlled by it and the price of the securities may move up or down and may become valueless and it is likely that losses will be incurred rather than profit realized.

In the event that the fund that we manage performs poorly, our revenues, income and cash flow could decline. Poor performance of our investment fund could also make it more difficult for us to raise new capital. Investors might decline to invest in future investment funds we raise. Investors and potential investors in our fund continually assess the performance of the fund that we manage, and our ability to raise capital for existing and future investment funds will depend on the continued satisfactory performance of such funds. Accordingly, poor fund performance may deter future investment in the fund we manage and thereby decrease the capital invested in such fund, and ultimately, our performance fee and management fee income.

If we are deemed to be an “investment company” under the Investment Company Act of 1940, as amended (“1940 Act”), applicable restrictions could make it impractical for us to continue its business as contemplated and could have a material adverse impact on our business and operations, and our financial condition.

We are not, and following this offering, do not intend to operate as an “investment company” subject to registration and regulation under the Investment Company Act of 1940, as amended (the “1940 Act”). The 1940 Act, generally, subjects to registration and regulation any company that is or holds itself out as engaged primarily in the business of investing, reinvesting, or trading in securities (a “de facto investment company”). Historically, in determining whether a company is “engaged primarily” in the investment company business, and, thus, a de facto investment company, the courts and the SEC have considered the following five factors: (i) the company’s historic development; (ii) the company’s public representation of policy; (iii) the activities of the company’s officers and directors; (iv) the source of the company’s present income; and (v) the nature of the company’s present assets (the “Tonopah Factors”). More recently, the Seventh Circuit Court of Appeals ruled in SEC v. National Presto Industries, Inc., 486 F.3d 305, 315 (7th Cir. 2007) that what principally matters is the beliefs that a company is likely to induce in investors, or specifically, whether its portfolio and activities will lead investors to treat the company as an investment vehicle or as an operating enterprise.

The Company is a not “engaged primarily” in the investment company business under the Tonopah Factors and, therefore, is not a de facto investment company. Rather, since its inception, the Company, has have been engaged primarily in providing securities brokerage and ancillary services. The Company has represented to the public since inception that is engaged primarily in the business of providing securities brokerage and ancillary services and related support services. The Company’s officers and directors devote substantially all of their time overseeing the provision of securities brokerage and ancillary services and related support services to customers. Substantially all of the Company’s revenue is derived from the securities brokerage and ancillary services and related support services.

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The 1940 Act also subjects to registration and regulation any company that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and does not own or propose to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis (“prima facie investment company”). The term “investment securities,” generally, includes all securities other than government securities and securities issued by majority-owned subsidiaries that are not, themselves, investment companies.

The Company also is not a prima facie investment company, because a majority of its assets are comprised of cash and cash equivalents, restricted cash held on behalf of clients, and receivables due from clients and clearing organization. See our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus for further details. Thus, substantially less than 40% of the value of the Company’s total assets (exclusive of government securities and cash items) are comprised of investment securities. In summary, the Company is neither a de facto investment company or a prima facie investment company presently subject to registration and regulation under the 1940 Act.

Notwithstanding the foregoing, if we are deemed to be an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on capital structure, ability to transact business with affiliates and ability to compensate key employees, may make it impractical to continue our business as currently conducted and may materially and adversely affect our financial condition.

If we are deemed to be an “investment adviser” subject to registration and regulation under the Investment Advisers Act of 1940, as amended (“Advisers Act”), applicable restrictions could make it more difficult for us to continue our business and could have a material adverse impact on our business and operations, and our financial condition.

We are not, and following this offering, do not intend to operate as an “investment adviser” subject to registration and regulation under the Investment Advisers Act of 1940, as amended (“Advisers Act”). Thus, we do not and will not, for compensation, engage in the business of advising others about securities. we provide securities brokerage and ancillary services and related support services. The Advisers Act and the rules and regulations under the Advisers Act impose certain operational restrictions and compliance obligations on registered investment advisers. These include, for example, limitations on engaging in principal and agency transactions with customers, as well as charging performance-based fees. The U.S. Supreme Court has held that the Advisers Act imposes on registered investment advisers a fiduciary duty to eliminate or at least disclose conflicts of interest. SEC v. Capital Gains Research Bureau, Inc., 375 U.S. 180, 194 (1963). If we were to be subject to registration and regulation under the Advisers Act, these limitations and obligations could make it more difficult for us to continue our business and could have a material adverse impact on our financial condition. Although our investment strategies might change in the future, we do not and will not engage in activities that will subject us to registration and regulation under the Advisers Act and we believe we will not be deemed to be an “investment advisor” under the Advisers Act.

Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

Our reputation and brand recognition, which depends on earning and maintaining the trust and confidence of high net worth and ultra-high net worth individuals or enterprises that are current or potential clients, is critical to our business. Our reputation and brand is vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits initiated by clients or other third parties, employee misconduct, perceptions of conflicts of interest and rumors, among other things, could substantially damage our reputation, even if they are baseless or satisfactorily addressed. Moreover, any negative media publicity about the financial service industry in general or product or service quality problems of other firms in the industry, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain clients and key employees could be harmed and, as a result, our business and revenues would be materially and adversely affected.

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We and our subsidiaries may be subject to litigation, arbitration or other legal proceeding risks.

We and our subsidiaries, as well as directors, officers and employees of us and our subsidiaries may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. Claims, lawsuits, and litigation are subject to inherent uncertainties, and we are uncertain whether the foregoing claim would develop into a lawsuit. Lawsuits and litigation may cause us and our subsidiaries to incur defense costs, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, any of which could harm the business of our subsidiaries. Any settlements or judgments against us and our subsidiaries could have a material adverse impact on our financial condition, results of operations and cash flows. In addition, negative publicity regarding claims or judgments made against us and our subsidiaries may damage our reputation and may result in a material adverse impact on us and our subsidiaries.

Failure to manage our liquidity and cash flows may materially and adversely affect our financial conditions and operating results. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.

We generated cash flows from operating activities in the amount of US$0.38 million in the fiscal year ended December 31, 2024, an increase of US$0.73 million compared to cash flows used in operating activities in the amount of $0.35 million in the fiscal year ended December 31, 2023. In addition, we generated a net income of approximately $0.4 million during the fiscal year ended December 31, 2024. We cannot assure you that our business model will allow us to generate positive cash in the future. Inability to collect our commissions from service providers in a timely and sufficient manner, or the inability to offset our expenses with adequate revenue, may adversely affect our liquidity, financial condition and operating results. Although we believe that our cash on hand and anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot assure that this will be the case. We may need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions, or to grow our business substantially. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure that financing will be available in amounts or on terms acceptable to us, if at all.

Our results of operations are subject to fluctuations in the exchange rate between the U.S. dollar and the Hong Kong dollar.

Exchange rate fluctuations between the U.S. dollar and the Hong Kong dollar, as well as inflation in Hong Kong may negatively affect our earnings. A portion of our revenues and expenses are denominated in U.S. dollars. However, a significant portion of the expenses associated with our Hong Kong operations, including facilities-related expenses, are incurred in Hong Kong dollars, and personnel-related expenses are expected to be incurred in Hong Kong dollars. Consequently, inflation in Hong Kong will have the effect of increasing the dollar cost of our operations in Hong Kong, unless it is offset on a timely basis by a devaluation of the Hong Kong dollar, as applicable, relative to the U.S. dollar. We cannot predict any future trends in the rate of inflation in Hong Kong or the rate of devaluation of the Hong Kong dollar, as applicable, against the U.S. dollar. In addition, we are exposed to the risk of fluctuations in the value of the Hong Kong dollar vis-a-vis the U.S. dollar. While the Hong Kong government has continued to pursue a fixed exchange rate policy since 1983, with the Hong Kong dollar pegged at approximately HK$7.80 to $1.00, we cannot assure you that such policy will be maintained. Any significant appreciation of the Hong Kong dollar against the U.S. dollar would cause an increase in our Hong Kong dollar expenses, as applicable, as recorded in our U.S. dollar denominated financial reports, even though the expenses denominated in Hong Kong dollars, as applicable, will remain unchanged. In addition, exchange rate fluctuations in currency exchange rates in countries or areas other than Hong Kong where we operate and do business may also negatively affect our earnings.

We and our subsidiaries may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and our competitive position.

We currently own and maintain registered domain names for our website. In addition, we own two trademarks. Although we and our subsidiaries do not currently own any registered trademarks other than our company logos, registered in Hong Kong, we and our subsidiaries may in the future acquire new intellectual property, such as trademarks, copyrights, domain names, and know-how. See “Business - Intellectual Property.” We cannot ensure that any of our and our subsidiaries’ intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or that such intellectual property will provide us and our subsidiaries with competitive advantages. Moreover, our business partially relies on technologies developed or licensed by third parties, and it may not be able to obtain licenses and technologies from third parties on reasonable terms, or at all.

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Third parties may obtain and use our intellectual property without our due authorization. Confidentiality and non-compete agreements may also be breached by counter-parties. In such cases, we or our subsidiaries may need to resort to litigation and other legal proceedings to enforce our and our subsidiaries’ intellectual property rights. Such legal actions to enforce our or our subsidiaries’ intellectual property rights could result in substantial costs and diversion of our and our subsidiaries’ managerial and financial resources. We cannot assure you that we and our subsidiaries will prevail in such litigation. To the extent that employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our and our subsidiaries’ intellectual property rights could have a material adverse effect on the business of our subsidiaries, and our financial condition and operating results.

We and our subsidiaries may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt the business and operations of our subsidiaries.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, copyrights, know-how or other intellectual property rights held by third parties. We and our subsidiaries may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, copyrights, know-how or other intellectual property rights that are infringed by our services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such rights against us and our subsidiaries in Hong Kong or other jurisdictions. If any third-party infringement claims are brought against us and our subsidiaries, we and our subsidiaries may be forced to divert some resources from the business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of Hong Kong’s intellectual property right laws and the procedures and standards for granting trademarks, copyrights, know-how or other intellectual property rights in Hong Kong are still evolving and are uncertain, and we cannot ensure that Hong Kong courts or regulatory authorities would agree with our analysis. If we and our subsidiaries were found to be in violation of the intellectual property rights of others, we and our subsidiaries may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we and our subsidiaries may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and our operating results may be materially and adversely affected.

If we are unable to retain existing customers or attract new customers to increase our trading volume, or if we fail to offer services to address the needs of customers as they evolve, our results of operations may be materially and adversely affected.

Our success depends largely on retaining current customers (and/or their end users in the case of securities broker customers) and attracting new customers (and/or end users). If there is insufficient demand for our securities brokerage, we might not be able to maintain and increase our trading volume and revenues as expected, and our business and our results of operations may be adversely affected. Our customers may not continue to place trading orders or increase the level of their trading activities on our trading platform if we cannot match the prices offered by other market players or if we fail to deliver satisfactory services. Failure to deliver services in a timely manner at competitive prices with satisfactory experience will cause our customers to lose confidence in us and use our trading platform less frequently or even stop using our trading platform altogether, which in turn will materially and adversely affect our business. Even if we are able to provide high-quality and satisfactory services on our trading platform in a timely manner and at favorable prices and terms, we cannot assure you that we will be able to retain existing customers, encourage repeated and increased trading transactions due to circumstances out of our control, such as customers’ personal financial conditions or the deterioration of the capital markets condition. If we are unable to maintain or increase its customer retention rates or generate new customers in a cost-effective manner, our business, and our financial condition and results of operations would likely be adversely affected.

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We must stay abreast of the needs and preferences of our customers (and/or end users) to serve their evolving trading needs as their investment demands change. If we fail to retain its existing customers (and/or end users) by offering services that cater to their evolving investment and trading needs, we may not be able to maintain and continue to grow the trading volume on our trading platform, and our business and our results of operations may be adversely affected. In addition, if we are unable to maintain, enhance or develop the methods we use to retain customers (and/or end users), the costs of customer (and/or end user) retention will significantly increase, and its ability to retain customers (and/or end users) may be harmed.

Similar to other brokerage and financial service providers, we cannot guarantee the profitability of the investment made by customers (and/or end users) on our trading platform. The profitability of our customers’ (and/or end users’) investment is directly affected by elements beyond our control, such as economic and political conditions, broad trends in business and finance, changes in volume of securities transactions, changes in the markets in which such transactions occur and changes in how such transactions are processed. We provide financial and market information through our trading platform. Although these materials and commentaries contain prominent disclaimers, our customers (and/or end users) may seek to hold us responsible when they use such information to make trading decisions and suffer financial loss on their trades, or if their trades are not as profitable as they have expected. Furthermore, it is possible that some customers (and/or end users) could solely rely on certain predictive statements made by other customers (and/or end users) on our trading platform, ignoring our warnings that customers (and/or end users) should make their own investment judgement and should not predict future performance based on historical records. As a result, the financial loss of our customers (and/or end users) may affect our performance in terms of transaction volumes and revenues as customers (and/or end users) decide to abort trading. In addition, some customers (and/or end users) who have suffered substantial losses on our trading platform may blame the trading platform and seek to recover their damages through litigation, which, whether or not successful, could harm our reputation and could materially and adversely affect our business.

Because our revenues and profitability depend largely on customers’ trading volume, they are prone to significant fluctuations and are difficult to predict.

Our revenues and profitability depend in part on the level of trading activities of the securities of our customers (and/or their end users in the case of securities broker customers), which are often affected by factors beyond our control, including economic and political conditions, broad trends in business and finance and changes in the markets in which such transactions occur. Weaknesses in the markets in which we operate, including economic slowdowns, have historically resulted in reduced trading volumes. Declines in trading volumes generally result in lower revenues from transaction execution activities. Lower levels of volatility generally have the same directional impact. Declines in market value of securities or other financial instruments can also result in illiquid markets, which can also result in lower revenues and profitability from transaction execution activities. Lower price levels of securities and other financial instruments, as well as compressed bid/ask spreads, which often follow lower pricing, can further result in reduced revenues and profitability. These factors can also increase the potential for losses on securities or other financial instruments held in inventory and failures of buyers and sellers to fulfill their obligations and settle their trades, as well as claims and litigation. Any of the foregoing factors could have a material adverse effect on our business, and our financial condition, results of operations and cash flows.

Our business is also subject to general economic and political conditions, in particular the economic and political conditions in Hong Kong, the Mainland China and the United States, such as macroeconomic and monetary policies, legislation and regulations affecting the financial and securities industries, upward and downward trends in the business and financial sectors, inflation, currency fluctuations, availability of short-term and long-term funding sources, cost of funding and the level and volatility of interest rates. For example, a drop in the capital markets’ performance as a result of the ongoing trade disputes between China and the United States could negatively impact our revenues and profitability. As a result of these risks, our income and operating results may be subject to significant fluctuations.

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Our success depends on the continuing service of our and our subsidiaries’ key employees, including our senior management members and other talents.

Leveraging their global vision and international exposure, our senior management members have made significant contributions to our business. Our continued success is dependent upon the retention of our senior management members, particularly the executive officers named in this proxy statement/prospectus. Our continued success is also dependent on the services provided by our staff members who have insights and/or experience as to financial services and technology and a number of other key managerial, marketing, planning, financial, technical and operations staff. The loss of any such key personnel could have a material adverse effect on our business. Growth in our business is dependent, to a large degree, on our ability to retain and attract such employees.

Competition for well-qualified employees, senior management members and other talents is intense. There is no assurance that any of them will not join our competitors or form a competing business. If we and our subsidiaries do not succeed in attracting well-qualified employees, senior management members and other talents, or in retaining and motivating the same, our business, and our results of operations, financial condition and prospects may be adversely affected. As of the date of this proxy statement/prospectus, we and our subsidiaries have not experienced any loss of key employees and we and our subsidiaries have not maintained any key person life insurance for our and our subsidiaries’ key employees.

Increases in labor costs in Hong Kong may adversely affect our business in Hong Kong and our results of operations.

The economy in Hong Kong has experienced increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong are expected to continue to increase. In addition, we are required by Hong Kong laws and regulations to maintain various statutory employee benefits, including mandatory provident fund scheme and work-related injury insurance, to provide statutorily required paid sick leave, annual leave and maternity leave, and make severance payments or long service payments. The relevant government agencies may examine whether an employer has complied with such requirements, and those employers who fail to comply commit a criminal offence and may be subject to fines and/or imprisonment. See “Government Regulation - Regulations Related to Employment and Labor Protection” for details. As of the date of this proxy statement/prospectus, we believe that we are in compliance with applicable Hong Kong laws and regulations concerning employment and labor protection in all material respects. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control labor costs or pass on these increased labor costs to customers by increasing service fees, our financial condition and operating results may be adversely affected.

If our insurance coverage is insufficient, we may be subject to significant costs and business disruption.

In accordance with the Securities and Futures (Insurance) Rules (Chapter 571AI of the laws of Hong Kong), we are required to and have purchased and maintained insurance against the risks of loss arising out of the loss of client assets that are received or held by us attributable to certain fraudulent or forgery activities for specific amounts. Furthermore, we also carry business interruption insurance. However, we do not maintain general product liability insurance. We consider our insurance coverage to be reasonable in light of the nature of our business, but we cannot assure you that our insurance coverage is sufficient to prevent any loss or that we will be able to successfully claim any losses under the current insurance policies on a timely basis, or at all. If we incur any loss that is not covered by insurance policies, or the compensated amount is significantly less than the actual loss, our business, and our financial condition and results of operations could be materially and adversely affected. In addition, we have purchased directors’ and officers’ liability insurance for our directors and officers.

Mango has material weaknesses in its internal control over financial reporting. If Mango is unable to remediate these material weaknesses, or if Mango identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal controls, Mango may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect its business and the market price of Mango’s ordinary shares.

In preparation of its consolidated financial statements to meet the requirements applicable to becoming a publicly traded company, Mango and its independent registered public accounting firm identified material weaknesses in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

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The material weaknesses identified include: (i) a lack of sufficient accounting personnel with appropriate understanding of U.S. GAAP and SEC reporting requirements and (ii) a lack of comprehensive accounting policies and procedures manual to facilitate preparation of U.S. GAAP financial statements.

Mango intends to implement measures designed to improve internal controls over financial reporting to remediate the control deficiencies outlined above that led to the material weaknesses, including strengthening reviews by its finance team and expanding its accounting and finance team to add additional qualified accounting and finance resources, which may include expanding the use of third party consultants that possess the required expertise to assist management with its review.

Mango cannot assure you that the actions it may take in the future will be sufficient to remediate the control deficiencies that led to the material weaknesses in its internal controls over financial reporting or that they will prevent or avoid potential future material weaknesses. In addition, neither its management nor an independent registered public accounting firm has performed an evaluation of its internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act because no such evaluation has been required. If Mango is unable to successfully remediate its existing or any future material weaknesses in its internal control over financial reporting, identifies any additional material weaknesses in the future or otherwise fails to maintain an effective system of internal controls, the accuracy and timing of Mango’s financial reporting may be adversely affected, Mango may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in the consolidated company’s financial reporting, and the market price of Mango’s ordinary shares common stock may decline as a result.

An outbreak of the COVID-19, natural disasters and other calamities could have a material adverse impact on our operating results and financial condition.

From early 2020 to mid-2023, the outbreak of the COVID-19 pandemic led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings, and caused significant disruption to worldwide economic activities, including economic activities in Hong Kong. Furthermore, our operations were affected by the COVID-19 outbreak during the fiscal year ended December 31, 2023. The COVID-19 pandemic outbreak in Hong Kong in early 2022 resulted in temporary pandemic-related lockdowns causing companies in Hong Kong such as us, as well as our business partners and customers, to implement temporary adjustments to work schedules and travel plans and to implement alternative work arrangements for some employees to work from home and collaborate remotely. Our employees, who contracted or were suspected of having contracted COVID-19, were required to be quarantined, resulting in disruption to our business. Subsequently, in light of the reduced severity of the COVID-19 pandemic in Hong Kong, our alternative work arrangement was largely abolished. The World Health Organization declared COVID-19 is no longer a global health emergency on May 5, 2023.

As of the date of the proxy statement/prospectus, the Hong Kong government has abolished its entry restrictions and significantly lessened the COVID-19 control measures.

We have witnessed huge market fluctuations in the global capital and financial markets since 2020. Due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, the deterioration of the economic condition of global capital and financial markets due to the continuous COVID-19 control measures, the significant market volatility and declines in general economic activities in Hong Kong and globally, have severely dampened the confidence of customers in the global and Hong Kong’s financial markets and their willingness to conduct fundraising activities in the Hong Kong Stock Exchange, or trade in the secondary market. Given the general slowdown in economic conditions globally and volatility in the capital markets in the post-COVID-19 period, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. Any future impact on our results of operations will depend on, to a large extent, future developments and actions taken by government authorities and other entities to promote economic recovery or prevent future outbreaks of infectious diseases, almost all of which are beyond our control. We will continue to monitor the situation throughout 2025 and beyond closely.

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In addition to the impact of COVID-19, we and our subsidiaries are also vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Our business could also be adversely affected if their employees or business partners are affected by health epidemics. In addition, our results of operations could be adversely affected to the extent that any health epidemic, natural disaster or other calamity harms the economy in Hong Kong in general.

Any acquisitions, partnerships or joint ventures that we make or enter into could disrupt our business and harm our financial condition.

We have evaluated and may continue to evaluate potential strategic acquisitions of, and partnerships or joint ventures with, complementary businesses, services or technologies. The success of an acquisition, partnership or joint venture will depend on our ability to make accurate assumptions regarding the valuation, operations, growth potential, integration and other factors related to that business. We cannot assure you that our acquisitions, partnerships or joint ventures will produce the results that we expect at the time we execute or complete a given transaction. Furthermore, acquisitions may result in difficulties integrating the acquired companies, and may result in the diversion of our capital and our management’s attention from other business issues and opportunities. We may not be able to successfully integrate the operations that we acquire, including their personnel, financial systems, distribution or operating procedures, any of which could render the value of the acquisition or opportunity as worthless. If we fail to successfully work with our joint venture partners or successfully integrate acquisitions into our existing operations, our business could suffer, which would materially and adversely affect our financial condition and future plans.

In addition, our strategic investments may fail to achieve the desired strategic synergies and may result in a partial or total loss of the capital that we invested. The financial success of our investments may be dependent on an exit in favorable market conditions. Accordingly, when we decide to sell or otherwise dispose of a business or assets, we may be unable to do so on satisfactory terms or at all. To the extent any of the companies in which we invest are not successful, which can include failure to achieve strategic business objectives as well as failure to achieve a favorable exit, we would recognize an impairment or loss on all or part of our investment.

Our IPO placing services in Hong Kong are highly sensitive to economic circumstances, and a weak economy may adversely and materially impact this part of our business.

Investor confidence may diminish during periods of economic weakness, resulting in decreased demand for new equity offerings and lower subscription rates for IPOs. Furthermore, economic instability often leads to increased market volatility, which can further dissuade potential investors from participating in IPOs. This heightened uncertainty can also negatively impact the valuation of companies seeking to go public, potentially resulting in lower proceeds from IPOs and adversely affecting our profitability.

Our performance and growth depend on our ability to develop an increasing client base and our ability to provide evolving and high-quality services.

We have spent significant financial resources on agent systems and marketing activities to attract new clients in a cost-effective manner, providing satisfactory services on its platform in a timely manner and at favorable price terms. However, the trading needs are evolving as their investment demands change. If we fail to acquire new clients and retain existing clients by offering services that cater to their evolving investment and trading needs, we may not be able to maintain and continue to grow the trading volume on its platform, thus affecting our income and operating results.

If we fail to retain existing clients, in particular those that have highly frequent transactions, we may see reduced income and operating results.

Our clients may not continue to place or increase their trading orders on our platform if it cannot match the prices offered by other market players or if it fails to deliver satisfactory services. Failure to deliver services in a timely manner at competitive prices with satisfactory experience will cause our clients to lose confidence in us and use our platform less frequently or even stop using our platform altogether, which in turn will materially and adversely affect our performance.

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We are subject to general economic and political conditions in Hong Kong, the PRC and the United States.

Economic and political conditions such as macroeconomic and monetary policies, legislation and regulations affecting the financial and securities industries, upward and downward trends in the business and financial sectors, inflation, currency fluctuations, availability of short-term and long-term funding sources, cost of funding and the level and volatility of interest rates could positively or negatively impact our revenues and profitability. For example, a trade dispute between China and the United States could negatively impact the performance of the market, which further results in a significant fluctuation of our income and operating results. In particular, our results of operations are closely affected by the macro-economic conditions in Hong Kong. Any deterioration of the economy in Hong Kong, decrease in disposable income of consumers, fear of a recession and decrease in consumer confidence may lead to a reduction in the number of customers that sign up with us, which could materially adversely affect our financial condition and results of operations.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our senior executives. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we plan to invest significant time and expenses in training our employees, which we expect will increase their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve our high-net-worth clients, resulting in a material adverse effect to our business.

Risks Related to Our Ordinary Shares and This Offering

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our Ordinary Shares.

We are exempted from certain corporate governance requirements of the Nasdaq listing rules by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the Nasdaq. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors; or

●	have executive sessions of solely independent directors each year.

We intend to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq.

Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to U.S. issuers, if we cannot continue to satisfy, the listing requirements and other rules of Nasdaq, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Following this offering, in order to maintain our listing on Nasdaq, we will be required to comply with certain rules of Nasdaq, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. While we initially met the listing requirements and other applicable rules of Nasdaq, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the criteria of Nasdaq for maintaining our listing, our securities could be subject to delisting, which would have a negative effect on the price of our Ordinary Shares and impair your ability to sell your shares.

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If Nasdaq subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our Ordinary Shares;

●	reduced liquidity with respect to our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and we will not be required to disclose in our periodic reports all of the information that U.S. domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, and consequently, we would be required to fully comply with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this proxy statement/prospectus based on Hong Kong laws.

Currently, all of our operations are conducted outside the United States, and all of our assets are located outside the United States. Substantially all of our directors and officers are residents of Hong Kong or Mainland China and a substantial portion of their assets are located outside the United States. For example, Jialing Zhang and Zhao Pang reside in Mainland China and Cheung Kam Fai, Zhao Pang, Yuguo Chen, Tong Tang and Chi Kwan Ying reside in Hong Kong. Our counsel with respect to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by our Hong Kong legal advisers, that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

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We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups (“JOBS”) Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult or costly for us to find qualified persons to serve on our board of directors or as executive officers as a public company. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

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There has been no public market for our Ordinary Shares prior to this offering, and if an active trading market does not develop you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on Nasdaq. If an active trading market for our Ordinary Shares does not develop after this offering, the market price and liquidity of our Ordinary Shares will be materially adversely affected. The public offering price for our Ordinary Shares has been determined by negotiations between us and the underwriters and may bear little or no relationship to the market price for our Ordinary Shares after the public offering. You may not be able to sell any Ordinary Shares that you purchase in the offering at or above the public offering price. Accordingly, investors should be prepared to face a complete loss of their investment.

Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

When our Ordinary Shares begin trading on Nasdaq, our Ordinary Shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our Ordinary Shares may not develop or be sustained.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the offering and upon completion of the offering, you will incur immediate dilution of $8.03 per Ordinary Share, based on the initial public offering price of $10.00. See “Proposal 1: The Business Combination Proposal - Potential Dilution to Non-Redeeming Public Shareholders”.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

The sale of substantial amounts of shares of our Ordinary Shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our Ordinary Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. The Business Combination Agreement contemplates that, at or prior to the Closing, certain of the Mango shareholders will enter into the Lock-Up Agreement, pursuant to which, subject to certain exceptions, no Mango Ordinary Shares may be transferred, sold or assigned by the holders until the date that is six months after the Closing, subject to early release in certain circumstances. As restrictions on resale end, the market price of our Ordinary Shares could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our Ordinary Shares or other securities.

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Because the amount, timing, and whether or not we declare and pay dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to declare and pay dividends, subject to the Companies Act and our memorandum and articles of association. Under Cayman Islands law, we may only pay dividends we are solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business; and the value of assets of our Company will not be less than the sum of our total liabilities. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. We cannot assure you that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares. See “Comparison of Shareholders’ Right - Dividends” for more information.

If securities or industry analysts do not publish research or reports about us, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or the business of our subsidiaries. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

Volatility in our Ordinary Shares price may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

Mango is an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for shareholders to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Mango’s corporate affairs are governed by our memorandum and articles of association, the Cayman Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. Mango will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of Mango’s directors to Mango under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

Mango has been advised by Maples and Calder (Cayman) LLP, its Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

The price of our Ordinary Shares could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-runup, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

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In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. There is no assurance that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, although we exempt from certain corporate governance standards applicable to US issuers as a foreign private issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on Nasdaq upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on Nasdaq, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on Nasdaq, we must maintain a minimum share price and satisfy standards relative to minimum shareholders’ equity, minimum market value of publicly held shares and various additional requirements. If we fail to comply with all listing standards applicable to issuers listed on Nasdaq, the Ordinary Shares may be delisted. If the Ordinary Shares are delisted, it could reduce the price of the Ordinary Shares and the levels of liquidity available to our shareholders. In addition, the delisting of the Ordinary Shares could materially and adversely affect our access to the capital markets and any limitation on liquidity or reduction in the price of the Ordinary Shares could materially and adversely affect our ability to raise capital.

If Nasdaq does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Delisting from Nasdaq could also result in other negative consequences, including the potential loss of confidence by our clients, business partners and employees, the loss of institutional investor interest and fewer business development opportunities.

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Risks Related to Our Corporate Structure

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Shares.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. We are a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. Before this offering, we were a private company with limited resources. As a result, we may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

In accordance with the provisions of the JOBS Act, we and our independent registered public accounting firm were not required to, and did not, perform an evaluation of our internal control over financial reporting as of June 30, 2024, in accordance with the provisions of Section 404 of the Sarbanes-Oxley Act. Accordingly, we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses. Material weaknesses may still exist when we report on the effectiveness of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act after the completion of this offering.

Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq listing rules.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

The Nasdaq listing rules requires listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, the Nasdaq listing rules also requires U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of the Nasdaq listing rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under the Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

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You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

Our corporate affairs are governed by our memorandum and articles of association and by the Cayman Companies Act and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the English courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on certain civil liability provisions of United States securities laws.

Currently, all of our operations are conducted outside the United States, and all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or Major Shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Our board of directors may decline to register transfers of Ordinary Shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; or (v) a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice required in accordance with the rules of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of our Ordinary Shares purchased by investors in the public offering. Once our Ordinary Shares have been listed, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in the Company’s register of members will remain with the Depository Trust Company. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any registration by the directors, as the market transactions will all be conducted through the Depository Trust Company’s systems.

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You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Advance notice of at least five (5) clear days is required for the convening of our annual general meeting and any other general meeting. No business shall be transacted at any general meeting unless a quorum is present. The holders of one-third of the issued and outstanding shares of Mango being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum.

Risks Related to the Business Combination, Redemptions and Cayson

Cayson’s ability to complete the Business Combination may be impacted by the fact that certain of its sponsors’ limited partners are non-U.S. persons, and a majority of its officers and directors are located in, or have significant ties to, China. This may make it harder to complete the Business Combination.

Certain of Cayson’s sponsors’ limited partners are non-U.S. persons. In addition, a majority of its directors and officers are located in, or have significant ties to, China. The foregoing may make it harder for us to complete the Business Combination if any government agency seeks to review the transaction and ultimately attempt to prohibit it. For example, the Committee on Foreign Investment in the United States (CFIUS) is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Cayson may be considered a “foreign person” under such rules and regulations and CFIUS may seek to review or ultimately prohibit the transaction if it determines it is within its jurisdiction.

In addition, if the Business Combination were to fall within the review of a U.S. government entity, such as CFIUS, the parties may be required to make a mandatory filing, determine to submit a voluntary notice to such governmental entity such as CFIUS, or proceed with the Business Combination without notifying the governmental entity and then bear the risk of the governmental entity’s intervention, before or after closing the Business Combination. The process of government review, whether by CFIUS or otherwise, could be lengthy. Additionally, any such governmental entity may decide to delay the transaction or impose conditions to mitigate national security concerns with respect to such transaction if the parties had proceeded without first obtaining clearance from such governmental entity. Such governmental entity could also determine to try to block or completely prohibit a transaction

Any failure to obtain any required approvals within the requisite time period may prevent Cayson from completing a business combination and require it to liquidate. If Cayson is forced to liquidate, public shareholders may only receive $10.00 per share initially, and the rights will expire worthless. Cayson public shareholders may also lose the potential investment opportunity in Mango Financial and the opportunity of realizing future gains on such investments through any price appreciation in the combined company.

If third parties bring claims against Cayson, the proceeds held in the trust account could be reduced and the per-share redemption amount received by Public Shareholders may be less than approximately $10.00 per share.

Cayson’s placing of funds in the trust account may not protect those funds from third-party claims against Cayson. Although Cayson will seek to have all vendors, service providers, prospective target businesses or other entities with which Cayson does business execute agreements with Cayson waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of the Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against Cayson’s assets, including the funds held in the trust account. Making such a request of potential target businesses may make Cayson’s acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that Cayson might pursue.

Upon redemption of the Public Shares, if Cayson is unable to complete its initial business combination within the prescribed timeframe, Cayson will be required to provide for payment of claims of creditors that were not waived that may be brought against it within the ten years following redemption. Accordingly, the per-share redemption amount received by Public Shareholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors. The Sponsors have agreed that they will be liable to Cayson if and to the extent any claims by a vendor for services rendered or products sold to Cayson, or a prospective target business with which Cayson have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under Cayson’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsors will not be responsible to the extent of any liability for such third-party claims. Cayson has not independently verified whether the Sponsors have sufficient funds to satisfy their indemnity obligations and believe that the Sponsors’ only assets are securities of Cayson. Cayson has not asked the Sponsors to reserve for such indemnification obligations. Therefore, Cayson believes it is unlikely that the Sponsors would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for Cayson’s initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, Cayson may not be able to complete its initial business combination, and you would receive such lesser amount per share in connection with any redemption of your Public Shares. None of Cayson’s officers or directors are required to indemnify Cayson for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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The Sponsors and Cayson’s officers and directors have agreed to vote their shares in favor of the Business Combination, regardless of how the Public Shareholders vote.

The Sponsors and Cayson’s officers and directors have agreed, subject to applicable securities laws, to vote any ordinary shares owned by them in favor of the Business Combination Proposal. Accordingly, the vote of a majority of unaffiliated shareholders is not required in order to obtain approval of the Business Combination Proposal. This is unlike some other similarly structured transactions where the insiders vote in accordance with the majority of the votes cast by the public shareholders, and therefore a majority of unaffiliated shareholders would be required to approve a proposed transaction. As of the date of this proxy statement/prospectus, the Sponsors and Cayson’s officers and directors own Cayson Ordinary Shares equal to approximately 22.1% of the issued and outstanding Cayson Ordinary Shares. Accordingly, it is substantially more likely that the necessary vote will be obtained for the Business Combination Proposal than would be the case if the Sponsors and Cayson’s officers and directors agreed to vote any Cayson Ordinary Shares owned by them in accordance with the majority of the votes cast by the Public Shareholders.

Cayson’s independent directors may decide not to enforce the indemnification obligations of the Sponsors, resulting in a reduction in the amount of funds in the trust account available for distribution to the Public Shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and the Sponsors assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, Cayson’s independent directors would determine whether to take legal action against the Sponsors to enforce their indemnification obligations.

While Cayson currently expects that its independent directors would take legal action on Cayson’s behalf against the Sponsors to enforce their indemnification obligations to Cayson, it is possible that the independent directors in exercising their business judgment may choose not to do so. For example, they may determine that the cost of such legal action is too high relative to the amount recoverable or that a favorable outcome is not likely. If Cayson’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to the Public Shareholders may be reduced below $10.00 per share.

If, after Cayson distributes the proceeds in the trust account to the Public Shareholders, Cayson files a bankruptcy petition or an involuntary bankruptcy petition is filed against Cayson that is not dismissed, a bankruptcy court may seek to recover such proceeds, and Cayson and the Cayson Board may be exposed to claims of punitive damages.

If, after Cayson distributes the proceeds in the trust account to the Public Shareholders, Cayson files a bankruptcy petition or an involuntary bankruptcy petition is filed against Cayson that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Cayson shareholders. In addition, the Cayson Board may be viewed as having breached its fiduciary duty to Cayson’s creditors and/or having acted in bad faith, thereby exposing itself and Cayson to claims of punitive damages, by paying Public Shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to the Public Shareholders, Cayson files a bankruptcy petition or an involuntary bankruptcy petition is filed against Cayson that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of Cayson shareholders and the per-share amount that would otherwise be received by Cayson shareholders in connection with Cayson’s liquidation may be reduced.

If, before distributing the proceeds in the trust account to the Public Shareholders, Cayson files a bankruptcy petition or an involuntary bankruptcy petition is filed against Cayson that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Cayson’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Cayson shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by Cayson shareholders in connection with Cayson’s liquidation may be reduced.

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Cayson shareholders may be held liable for claims by third parties against Cayson to the extent of distributions received by them upon redemption of their shares.

If Cayson is forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Cayson was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by Cayson shareholders. Furthermore, Cayson’s directors may be viewed as having breached their fiduciary duties to Cayson or its creditors and/or may have acted in bad faith, thereby exposing themselves and Cayson to claims, by paying Public Shareholders from the trust account prior to addressing the claims of creditors. Cayson cannot assure you that claims will not be brought against it for these reasons. Cayson and its officers and directors who knowingly and willfully authorized or permitted any distribution to be paid out of Cayson’s share premium account while Cayson was unable to pay its debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of approximately $18,000 and imprisonment for five years in the Cayman Islands.

Securities of companies formed through mergers with SPACs such as New Mango may experience a material decline in price relative to the share price of the SPACs prior to the merger.

Cayson issued Cayson Ordinary Shares as part of the Cayson Units for $10.00 per unit upon the closing of its IPO. As with other SPACs, the $10.00 per share price of Cayson Units reflected each Cayson Ordinary Share having a one-time right to redeem such share for a pro rata portion of the proceeds held in the trust account. Following Closing, the outstanding Cayson Ordinary Shares will no longer have any such redemption right and may be dependent upon the fundamental value of New Mango, as well as other relevant factors such as market conditions and trading multiples. The securities of other companies formed through mergers with SPACs in recent years have traded at prices significantly less than $10.00 per share.

The Sponsors and Cayson’s officers and directors have interests in the Business Combination that are different from those of Public Shareholders.

When you consider the recommendation of the Cayson Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsors and Cayson’s executive officers and directors have interests in such proposal that are different from, or in addition to, those of Public Shareholders generally. These interests include that the Sponsors and Cayson’s executive officers and directors will lose their entire investment in Cayson if an initial business combination is not completed (other than with respect to Public Shares they may acquire in the future), and that the Sponsors and Cayson’s executive officers and directors will benefit from the completion of a business combination and may be incentivized to complete a business combination, even if it is with a less favorable target company or on less favorable terms to shareholders, rather than liquidate Cayson. Further, the personal and financial interests of the Sponsors and Cayson’s executive officers and directors may have influenced their motivation in identifying and selecting Mango as a business combination target and completing the Business Combination with Mango. In considering the recommendations of the Cayson Board to vote for the proposals, Public Shareholders should consider these interests as well as, among other things, the interests described below:

●	the fact that the Sponsors and Cayson’s officers and directors have certain economic interests in the Business Combination including:

○	the Sponsors paid an aggregate of $25,000 for 1,500,000 Founder Shares currently owned by the Sponsors. Certain of Cayson’s officers and directors hold an indirect interest in Cayson Holding, one of the Sponsors. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $[__] million based upon the closing price of $[__] per Cayson Ordinary Share on Nasdaq on [__], 2026;

○	Mr. Cao and TenX, an affiliate of Mr. Zhang, paid an aggregate of $2,300,000 for 230,000 Cayson Private Units. Certain of Cayson’s officers and directors hold an indirect interest in TenX. Such securities may have a higher value at the time of the Business Combination and, if unrestricted and freely tradable, would be valued at approximately $[__] million, based upon the closing price of $[__] per Public Unit on Nasdaq on [__], 2026;

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○	the Sponsors and Cayson’s officers and directors will lose their entire investment in Cayson if the Business Combination or another initial business combination is not consummated within the required time period. The Sponsors and Cayson’s officers and directors have agreed to waive their redemption rights with respect to their Founder Shares, Private Shares and any Public Shares they hold in connection with the Business Combination and their rights to liquidating distributions from the trust account with respect to any Founder Shares and Private Shares held by them if the Business Combination is not approved and Cayson fails to complete a business combination within the required time period. Accordingly, the Founder Shares and Private Units would be worthless if the Business Combination or another business combination is not consummated within the required time period because the holders thereof are not entitled to participate in any redemption or liquidation distribution with respect to such shares.

○	although, as of the date of this proxy statement/prospectus, there are no amounts outstanding under any loans payable to, or any fees due to, or any out-of-pocket expenses repayable to, the Sponsors and Cayson’s officers and directors, if any loans, fees or expenses are incurred after the date of this proxy statement/prospectus, they would not be repaid unless (i) Cayson consummates the Business Combination within the required time period or (ii) there are any out of trust funds available to be used for such purpose;

○	accordingly, based on the value of the Cayson securities and the amount of the loans and unreimbursed expenses as set forth above, the aggregate amount that the Sponsors and Cayson’s officers and directors, including TenX, an affiliate of Mr. Zhang, have at risk is $2,325,000 ($210,300 by Mr. Cao, $12,500 by Cayson Holding and $2,102,200 by TenX);

○	in addition, the Sponsors can earn a positive rate of return on their investment, even if other Cayson shareholders experience a negative rate of return; and

○	that Cayson entered into an agreement, commencing on the date its securities were first listed on Nasdaq and up to the earlier of the consummation of a business combination or its liquidation, to pay Cayson Holding a monthly fee of $10,000 for office space, secretarial and administrative support;

●	the fact that pursuant to the Business Combination Agreement, Cayson has the right to designate two directors to the New Mango Board. Such directors, in the future, may receive any cash fees, stock options or stock awards that the New Mango Board determines to pay to its directors. Cayson has designated Yawei Cao and Taylor Zhang to be post-Closing directors of New Mango;

●	the fact that the Business Combination Agreement provides for the continued indemnification of Cayson’s existing officers and directors and requires New Mango to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain of Cayson’s directors and officers after the Business Combination;

●	the fact that if the trust account is liquidated, including in the event Cayson is unable to complete an initial business combination within the required time period, each of the Sponsors has agreed to indemnify Cayson to ensure that the proceeds in the trust account are not reduced below $10.00 per Public Share, or such lesser per share amount as is in the trust account, by the claims of prospective target businesses with which Cayson has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Cayson, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account; and

●	the fact that if the Business Combination or another business combination is not consummated within the required time period, Cayson will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the Cayson Board, dissolving and liquidating.

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The personal and financial interests of the Sponsors and Cayson’s officers and directors may have influenced and may in the future influence their motivation in identifying and selecting Mango as a business combination target, completing the Business Combination with Mango and overseeing the operation of the business following the Business Combination. This risk may become more acute as the deadline for completing a business combination nears. The existence of such financial and personal interests may result results in conflicts of interest on the part of each of the Sponsors and Cayson’s officers and directors between what he, she, or it may believe is in the best interests of Cayson and what he, she, or it may believe is best for himself, herself, or itself in determining to enter into the Business Combination Agreement and recommend that shareholders vote for the proposals. In considering the recommendations of the Cayson Board to vote for the proposals, its shareholders should consider these interests.

The Sponsors or Cayson’s officers, directors or advisors or their respective affiliates may elect to purchase Public Shares prior to the consummation of the Business Combination, which may result it being more likely that Cayson can consummate the Business Combination and reduce the public “float” of the Cayson Ordinary Shares.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding Cayson or its securities, the Sponsors or Cayson’s officers, directors or advisors or their respective affiliates may purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the proposals presented at the Meeting or who exercise, or indicate an intention to exercise, their redemption rights, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their Public Shares in favor of the proposals presented at the Meeting or refrain from exercising their redemption rights with respect to their Public Shares. If the Sponsors or Cayson’s directors, officers, advisors or their respective affiliates engage in such transactions prior to the completion of the Business Combination, the purchase will be at a price no higher than the price offered through the redemption process. None of the funds in the trust account will be used to purchase Public Shares in such transactions.

Any such purchase may include a contractual acknowledgement that such shareholder, although still the record holder of the Public Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsors or Cayson’s officers, directors or advisors or their respective affiliates purchase Public Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholder would be required to revoke their prior elections to redeem their Public Shares. If any shares are so purchased, the purchaser will not vote any such shares in favor of approval of the Business Combination Proposal. Additionally, the purchaser will waive any redemption rights with respect to any securities so purchased.

The purpose of such share purchases and other transactions would be (i) to reduce the number of shareholders voting against the Business Combination Proposal and thereby improve the likelihood of approval of the Business Combination Proposal, (ii) to decrease the number of shares that have been or may be submitted for redemption, (iii) to ensure that Cayson’s net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of its initial business combination and after payment of underwriters’ fees and commissions, and (iv) to assist in satisfying certain requirements for listing on Nasdaq that depend on the amount in the trust account and the number of Public Shares outstanding. However, if such purchases are made, the number of beneficial holders of New Mango’s securities may be reduced, and if they are made by affiliates of Cayson, the public “float” of New Mango’s securities may be reduced, either of which may make it more difficult to satisfy other requirements for listing on Nasdaq. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Entering into any such arrangements also may have a depressive effect on the market price of Cayson Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination, at a lower price.

As of the date of this proxy statement/prospectus, there have been no discussions with any investor or holder to effect any such purchases or transaction, and no agreements to such effect have been entered into with any investor or holder. The Sponsors and Cayson’s officers, directors or advisors and their respective affiliates anticipate that they may identify the shareholders with whom they may pursue privately negotiated purchases by either the shareholders contacting them directly or by receipt of redemption requests submitted by shareholders following mailing of proxy materials in connection with the Business Combination. To the extent that they enter into a privately negotiated purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the Business Combination, whether or not such shareholder has already submitted a proxy with respect to the Business Combination but only if such shares have not already been voted at the Meeting. The Sponsors and Cayson’s officers, directors or advisors and their respective affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant.

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Cayson will file or submit a Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Any purchases by the Sponsors or Cayson’s officers, directors or advisors or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsors and Cayson’s officers, directors and advisors and their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, if they are in possession of any material non-public information (unless such information is disclosed to the seller), or if the purchases are not in compliance with Regulation M under the Exchange Act or otherwise not in compliance with the federal securities laws. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsors or Cayson’s officers, directors or advisors or their respective affiliates were to purchase Public Shares from Public Shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act.

On or prior to the Closing Date, the trading price per share value of Cayson Ordinary Shares may be less than the per share value of the trust account. In this regard, the net cash per Cayson Ordinary Share in the trust account (after taking into account the Founder Shares) is materially less than the $[__] per share available to redeeming Public Shareholders.

Although the parties to the Business Combination agreed the consideration to be provided to the Mango shareholders was valued at a price equal to $10.00 per share, and although there is $[__] per share in the trust account available to redeeming Public Shareholders as of [__], 2026, the value per Cayson Ordinary Share following the Business Combination may be substantially less than either of such amounts. In this regard, the net cash per Cayson Ordinary Share in the trust account (after taking into account the Founder Shares) is materially less than the $[__] per share available to redeeming Public Shareholders.

Public Shareholders who do not exercise redemption rights will hold Cayson Ordinary Shares that will have a value ascribed to them by their trading price, which may be substantially less than $10.00 per share and substantially less than the amount they would have received upon exercise of redemption rights. In particular, the shares of most companies that are the result of a recently completed business combinations between a SPAC and an operating company have traded at prices substantially below $10.00 per share. As such, Public Shareholders who do not exercise redemptions right may hold securities that never obtain a value equal to or exceeding the current value per Public Share of the trust account or the value ascribed to such shares in determining the consideration payable to the Mango shareholders.

Reports published by analysts, including projections in those reports that differ from New Mango’s actual results, as well as the failure of research analysts to publish reports on New Mango, could adversely affect the price and trading volume of the Mango Ordinary Shares.

Securities research analysts may establish and publish their own periodic projections for New Mango following consummation of the Business Combination. New Mango does not control these analysts or the content and opinions included in their reports. Projections included in these reports may vary widely and may not accurately predict the results New Mango actually achieves. The price of the Mango Ordinary Shares may decline if New Mango’s actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on New Mango downgrades the Mango Ordinary Shares or publishes inaccurate or unfavorable research about New Mango’s business, the price of the Mango Ordinary Shares could decline. If one or more of these analysts ceases coverage of New Mango or fails to publish reports on New Mango regularly, the price or trading volume of the Mango Ordinary Shares could decline. While Cayson expects research analyst coverage following consummation of the Business Combination, if no analysts commence coverage of New Mango, the market price and volume for Mango Ordinary Shares could be adversely affected.

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Cayson may become involved in litigation, including securities class action litigation relating to the proposed Business Combination that may materially adversely affect it.

From time to time, Cayson may become involved in various legal proceedings relating to the proposed Business Combination. Such matters can be time-consuming, divert management’s attention and resources, cause Cayson to incur significant expenses or liability or require Cayson to change its business practices. Because of the potential risks, expenses and uncertainties of litigation, Cayson may, from time to time, settle disputes, even where it believes that it has meritorious claims or defenses. Because litigation is inherently unpredictable, Cayson cannot assure you that the results of any of these actions will not have a material adverse effect on its business.

Following the Business Combination, the share price of the Mango Ordinary Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. Additionally, New Mango may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on New Mango’s business, financial condition, and results of operations. Any adverse determination in litigation could also subject New Mango to significant liabilities.

The fairness opinion delivered by King Kee to the Cayson Board will not reflect changes, circumstances, developments or events that may have occurred or may occur (or information that may become, or may have become, available) after the date of the opinion.

The opinion delivered by King Kee, Cayson’s financial advisor, to the Cayson Board addressed the fairness of the consideration in the Business Combination from a financial point of view to the unaffiliated Cayson shareholders, as of July 11, 2025, the date the Cayson Board approved the Business Combination. The Cayson Board has not obtained an updated fairness opinion as of the date of this proxy statement/prospectus and Cayson does not expect to receive an updated fairness opinion prior to the Closing. Changes in the operations and prospects of Mango, general market and economic conditions and other factors that may be beyond their control, and on which the fairness opinion was based, may alter the value of Mango or the prices of Cayson Ordinary Shares by the time the Business Combination is completed. The opinion did not speak as of the time the transaction will be completed or as of any date other than the date of such opinion. The Cayson Board’s recommendation that Cayson shareholders vote “FOR” approval of the Business Combination Proposal, however, is made as of the date of this proxy statement/prospectus.

Public Shareholders who wish to redeem their Public Shares for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their Public Shares for a pro rata portion of the funds held in the trust account.

A Public Shareholder will be entitled to receive cash for any Public Shares to be redeemed only if such Public Shareholder: (i) submit a written request to Continental, Cayson’s transfer agent, in which you (a) request that Cayson redeem all or a portion of your Cayson Ordinary Shares for cash, and (b) identify yourself as the beneficial holder of the Cayson Ordinary Shares and provide your legal name, phone number and address; and (ii) deliver your Public Shares to Continental physically or electronically through DTC.

If a Public Shareholder holds Cayson Ordinary Shares through Cayson Units, the Public Shareholder must elect to separate tis Cayson Units into the underlying Cayson Ordinary Shares and Cayson Rights prior to exercising its redemption rights with respect to the Public Shares. If a Public Shareholder holds its Cayson Units in an account at a brokerage firm or bank, the Public Shareholder must notify its broker or bank that it elects to separate the Cayson Units into the underlying Cayson Ordinary Shares and Cayson Rights, or if a Public Shareholder holds Cayson Units registered in its own name, the Public Shareholder must contact Continental, Cayson’s transfer agent, directly and instruct it to do so.

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Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2026 (two business days before the Meeting) in order for their shares to be redeemed. If a shareholder elects to submit its Public Shares physically, in order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and the Transfer Agent will need to act to facilitate this request. It is Cayson’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because Cayson does not have any control over this process or over DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, Public Shareholders who wish to redeem their Public Shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

If the Business Combination is consummated, and if a Public Shareholder properly exercises its right to redeem all or a portion of the Public Shares that it holds and timely delivers its shares to the Transfer Agent, Cayson will redeem such Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account and not previously released to Cayson to pay its taxes, divided by the number of then outstanding Public Shares, calculated as of two (2) business days prior to the consummation of the Business Combination.

If a Public Shareholder fails to receive notice of its right to redeem Public Shares in connection with the Business Combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite Cayson’s compliance with the proxy rules, a Public Shareholder fails to receive Cayson’s proxy materials, such Public Shareholder may not become aware of the opportunity to redeem his, her or its Public Shares. In addition, the proxy materials that Cayson is furnishing to holders of Public Shares in connection with the Business Combination describe the various procedures that must be complied with in order to validly redeem Public Shares. In the event that a Public Shareholder fails to comply with these procedures, its Public Shares may not be redeemed.

Cayson does not have a specified maximum redemption threshold, other than the requirement that, after redemptions, it have $5,000,001 in net tangible assets either immediately prior to or upon consummation of its initial business combination and after payment of underwriters’ fees and commissions. The absence of such a redemption threshold may make it possible for Cayson to complete the Business Combination even if a substantial majority of Cayson shareholders do not support it.

Cayson does not have a specified maximum redemption threshold, other than the requirement that, after redemptions, it have $5,000,001 in net tangible assets either immediately prior to or upon consummation of its initial business combination and after payment of underwriters’ fees and commissions. As a result, Cayson may be able to complete the Business Combination even though a substantial portion of Public Shareholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares.

If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the Public Shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the Public Shares.

Cayson’s M&A provides that no holder of Public Shares, acting individually or together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a partnership, syndicate, or other group (as defined in Section 13(d)(3) of the Exchange Act) for the purposes of acquiring, holding, or disposing of Cayson Ordinary Shares, may exercise redemption rights with respect to more than 15% of the Public Shares without Cayson’s prior consent. However, Cayson’s M&A does not restrict Cayson shareholders’ ability to vote all of their shares (including that number of shares exceeding the 15% limit) for or against Cayson’s initial business combination. A Public Shareholder’s inability to redeem such excess shares will reduce its influence over Cayson’s ability to complete the Business Combination. Accordingly, a Public Shareholder will continue to hold that number of shares exceeding that 15% limit and, in order to dispose of such shares, would be required to sell its shares in open market transactions, potentially at a loss. Cayson cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of the Public Shares will exceed the per-share redemption price.

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In order to determine whether a shareholder is acting in concert or as a group with another shareholder, Cayson will require each Public Shareholder seeking to exercise redemption rights to certify to Cayson whether such shareholder is acting in concert or as a group with any other shareholder. Such certifications, together with other public information relating to stock ownership available to Cayson at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which Cayson makes the above-referenced determination. Notwithstanding the foregoing, shareholders may challenge Cayson’s determination as to whether a shareholder is acting in concert or as a group with another shareholder in a court of competent jurisdiction.

There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the shareholder in a better future economic position.

Cayson can give no assurance as to the price at which a shareholder may be able to sell its Mango Ordinary Shares in the future following the completion of the Business Combination (or the shares of the combined company following any alternative initial business combination). Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the share price of the combined company, and may result in a lower value realized now than a Cayson shareholder might realize in the future had the shareholder not redeemed its shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of Mango Ordinary Shares after the completion of the Business Combination (or the shares of the combined company after any alternative initial business combination), and there can be no assurance that a stockholder can sell the shares of the combined company in the future for a greater amount than the redemption price. A shareholder should consult the shareholder’s own financial advisor for assistance on how this may affect his, her or its individual situation.

The Public Shareholders will experience immediate dilution as a consequence of the Business Combination and the PIPE Financing. Having a minority share position will reduce the influence that the current Public Shareholders have on the management of New Mango.

The Public Shareholders will experience immediate dilution as a consequence of the Business Combination and the PIPE Financing. Having a minority share position will reduce the influence that current Public Shareholders have on the management of New Mango. It is anticipated that upon completion of the Business Combination and assuming no redemptions by the Public Shareholders, the Public Shareholders will retain an ownership interest of approximately 15.5% of New Mango, the Sponsors and Cayson’s officers and directors will retain an ownership interest of approximately 4.1% of New Mango (excluding the PIPE Financing), and the Mango shareholders will own approximately 80.1% of New Mango (excluding the 20,000,000 Earnout Shares). These levels of ownership interest: (a) include the impact of the shares issuable upon conversion of the Cayson Rights and (b) assume that no additional Public Shareholder exercises redemption rights with respect to their Public Shares. If the actual facts are different from these assumptions (which they are likely to be), the percentage ownership retained by the Cayson shareholders will be different. See “Unaudited Pro Forma Condensed Combined Financial Information.”

The tables below show the anticipated ownership of New Mango upon completion of the Business Combination, along with other potential sources of dilution. The tables show the potential impact of redemptions on the share ownership by non-redeeming shareholders in (i) a no redemption scenario, (ii) 25% redemption scenario, (iii) 75% redemption scenario, and (iv) maximum redemption scenario. The levels of ownership presented in the tables below assume that 20,000,000 Earnout Shares have been issued but do not give effect to any PIPE Financing. The information in the tables below has been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column in the below table. In addition, certain percentages presented in the tables below reflect calculations based upon the underlying information prior to rounding and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers or may not sum due to rounding.

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	Assuming No Redemption(1)		Assuming 25% Redemption(2)		Assuming 75% Redemption(3)		Assuming Maximum Redemption(4)
Shareholders	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %
Public Shareholders(5)	6,600,000	15.5%	5,100,000	12.5%	2,100,000	5.5%	600,000	1.6%
Sponsors and Affiliates (6)	1,753,000	4.1%	1,753,000	4.3%	1,753,000	4.6%	1,753,000	4.8%
EBC	100,000	0.2%	100,000	0.2%	100,000	0.3%	100,000	0.3%
Mango Shareholders	34,000,000	80.2%	34,000,000	83.0%	34,000,000	89.6%	34,000,000	93.3%
Total Shares Outstanding	42,453,000	100.0%	40,953,000	100.00%	37,953,000	100.00%	36,453,000	100.0%

(1)	This scenario assumes that no Public Shares are redeemed by Public Shareholders.

(2)	This scenario assumes that 1,500,000 Public Shares are redeemed by Public Shareholders.

(3)	This scenario assumes that 4,500,000 Public Shares are redeemed by Public Shareholders.

(4)	This scenario assumes that 6,000,000 Public Shares are redeemed by Public Shareholders.

(5)	Includes an aggregate of 600,000 Mango Ordinary Shares to be issued upon conversion of the outstanding Public Rights upon consummation of the Business Combination.

(6)	Includes an aggregate of 23,000 Mango Ordinary Shares to be issued upon conversion of the Private Rights upon consummation of the Business Combination.

The issuance of additional ordinary shares will significantly dilute the equity interests of existing holders of Cayson securities and may adversely affect prevailing market prices for the Public Shares and Public Rights. Having a minority ownership interest in New Mango may reduce the influence that the Public Shareholders have on the management of New Mango.

If Cayson is deemed to be an investment company for purposes of the Investment Company Act, Cayson could be prevented from completing the Business Combination or an alternative initial business combination and forced to liquidate, and investors in Cayson would not be able to participate in any benefits of owning stock in Mango or another operating business, including the potential appreciation of the shares of the combined company following a business combination, and the Cayson Rights would expire worthless.

It is possible that a claim in the future could be made that Cayson has been operating as an unregistered investment company. It is also possible that the investment of funds from the IPO and private placement of Private Units during Cayson’s life as a blank check company, and the earning and use of interest from such investment, both of which will likely continue until Cayson consummates the Business Combination or an alternative initial business combination, could increase the likelihood of Cayson being found to have been operating as an unregistered investment company more than if Cayson sought to potentially mitigate this risk by holding such funds as cash. Furthermore, the longer the funds are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, the greater the risk could be that Cayson is considered an investment company. If Cayson is deemed to be an investment company for purposes of the Investment Company Act and found to have been operating as an unregistered investment company, it could prevent Cayson from consummating the Business Combination or an alternative initial business combination and cause Cayson to liquidate. If Cayson is prevented from completing the Business Combination or an alternative initial business combination and are forced to liquidate, investors in Cayson would not be able to participate in any benefits of owning stock in Mango or another operating business, including the potential appreciation of the shares of the combined company following a business combination and the Cayson Rights would expire worthless.

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EXTRAORDINARY GENERAL MEETING OF CAYSON SHAREHOLDERS

General

Cayson is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by the Cayson Board for use at the Meeting to be held on [●], 2026 and at any adjournment thereof. This proxy statement/prospectus provides Cayson shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Meeting.

Date, Time and Place of the Meeting

The Meeting will be held at [●], Eastern Time, on [●], 2026, virtually via live webcast at [●] and via teleconference at [●] (U.S. toll free) or [●] (international toll free) (in each case using participant code [●]), or such other date, time and place to which the Meeting may be adjourned. Cayson is pleased to utilize the virtual shareholder meeting technology to provide ready access and cost savings for Cayson shareholders. Enabling virtual access to the Meeting allows attendance from any location in the world.

Purpose of the Meeting

At the Meeting, Cayson will ask its shareholders to consider and vote on the following proposals:

●	Proposal 1 — The Business Combination Proposal — As an ordinary resolution, that (i) the Business Combination Agreement, a copy of which is attached to the proxy statement/prospectus as Annex A, (ii) the other Transaction Documents (as defined in the Business Combination Agreement), and (iii) the completion of the transactions contemplated by the Business Combination Agreement and such Transaction Documents, in accordance with the terms and subject to the conditions set forth in the Business Combination Agreement and such Transaction Documents, be approved in all respects.

●	Proposal 2 — The Merger Proposal — As a special resolution, that the Plan of Merger to be filed with the Registrar of Companies of the Cayman Islands, a copy of which is attached to the proxy statement/prospectus as Annex B, and the transactions contemplated thereunder, including, without limitation, the Merger, be and are hereby adopted and approved and authorized in all respects,.

●	Proposal 3 — The Nasdaq Proposal — As an ordinary resolution, that for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the Business Combination which will result in a change of control of Cayson and the issuance of Cayson Ordinary Shares in connection with the sale of at least $5,000,000 of equity securities of Cayson to be consummated immediately prior to the Closing be approved in all respects.

●	Proposal 4 — The Non-Binding Governance Proposals — As an ordinary resolution, on a non-binding advisory basis, that certain material differences between Cayson’s M&A and New Mango’s M&A, presented separately in accordance with SEC requirements, be approved, on a non-binding advisory basis.

●	Proposal 5 — The Adjournment Proposal — As an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if it is determined by the officer presiding over the extraordinary general meeting that more time is necessary for Cayson to consummate the Merger and the other transactions contemplated by the Business Combination Agreement, be approved.

Please see the sections titled “Proposal No. 1: The Business Combination Proposal,” “Proposal No. 2: The Merger Proposal,” “Proposal No. 3: The Nasdaq Proposal,” “Proposal No. 4: The Non-Binding Governance Proposals” and “Proposal No. 5: The Adjournment Proposal” for more information on the foregoing proposals.

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Recommendation of the Cayson Board

The Cayson Board has unanimously approved the Business Combination, determined that the Business Combination is advisable and in the best interests of Cayson and its shareholders and directed that the proposals set forth in this proxy statement/prospectus be submitted to the Cayson shareholders for approval at the Meeting. The Cayson Board recommends that Cayson’s shareholders vote “FOR” each of the Business Combination Proposal, the Merger Proposal, the Nasdaq Proposal, the Non-Binding Governance Proposals and the Adjournment Proposal.

When you consider the Cayson Board’s recommendation of these proposals, you should keep in mind that Cayson’s officers and directors have interests in the Business Combination that are different from, or in addition to, the interests of Cayson shareholders generally. See the section entitled “Proposal 1: The Business Combination Proposal — Conflicts of Interest of Cayson’s Officers and Directors” for additional information. The Cayson Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and in recommending to Cayson shareholders that they vote in favor of the Proposals presented at the Meeting.

Record Date; Shareholders Entitled to Vote

Cayson has fixed the close of business on [●], 2026 as the record date for determining Cayson shareholders entitled to notice of and to attend and vote at the Meeting. Only holders of record of Cayson Ordinary Shares at the record date are entitled to notice of and to vote and have their votes counted at the Meeting and any adjournment of the Meeting.  Each Cayson Ordinary Share is entitled to one vote per share at the Meeting. As of the close of business on the record date, there were [●] Cayson Ordinary Shares outstanding.

Vote of the Sponsors and Cayson’s Officers and Directors

The Sponsors and Cayson’s officers and directors have agreed to, among other things, vote in favor of the Business Combination and the other proposals to be presented at the Meeting with respect to any Cayson Ordinary Shares held by them, subject to applicable securities laws. As of the record date, the Cayson Ordinary Shares held by the Sponsors and Cayson’s officers and directors represented approximately 22.1% of the outstanding Cayson Ordinary Shares.

Quorum and Required Vote

One or more shareholders who together hold not less a majority of the issued and outstanding shares of Cayson entitled to attend and vote at the Meeting must be present in person (including by virtual attendance) or by proxy (or, in the case of a corporation or other non-natural person, by duly authorized representative or proxy) in order to hold the Meeting and conduct business. This is called a quorum. The Cayson Ordinary Shares will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the Meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. If a quorum is not present within 15 minutes of the time appointed for the Meeting, or if at any time during the Meeting it becomes inquorate, then the Meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the Cayson Board. If a quorum is not present within 15 minutes of the time appointed for the adjourned Meeting, then the Meeting shall be dissolved.

Approval of the Business Combination Proposal will require an ordinary resolution, being a resolution passed by a majority of the votes cast by or on behalf of the shareholders entitled to vote. Approval of the Merger Proposal requires a special resolution, being a resolution passed by a majority of at least two-thirds of the votes cast by such shareholders as, being entitled to do so,. Approval of each of the Nasdaq Proposal, the Non-Binding Governance Proposals and the Adjournment Proposal requires an ordinary resolution, being a resolution passed by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote thereon at the Meeting.

It is important for you to note that the Merger may be consummated only if the (i) Business Combination Proposal and (ii) the Merger Proposal (which are sometimes referred to as the “Condition Precedent Proposals” elsewhere in this proxy statement/prospectus) are approved at the Meeting. The approval of each of the Condition Precedent Proposals is cross-conditioned on the approval of the other. In addition, the Business Combination will not be consummated unless all the proposals are approved or the corresponding condition in the Business Combination Agreement is waived by the parties to such agreement.

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Abstentions and Broker Non-Votes

For purposes of the Meeting, an abstention occurs with respect to a proposal when a shareholder returns a ballot or a proxy and marks “ABSTAIN” with respect to such proposal. A “broker non-vote” occurs when a shareholder does not provide voting instructions to its broker, bank or other nominee on a particular proposal on which the broker, bank or other nominee does not have discretionary authority to vote. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. Cayson believes all the proposals presented to Cayson shareholders will be considered non-discretionary and therefore your broker, bank or other nominee cannot vote your shares without your instructions.

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to Cayson but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. If you abstain with respect to a proposal, or if you do not vote on a proposal (whether as a result of a broker non-vote or because do not submit a proxy by mail, internet or telephone and do not attend the Meeting in person or virtually and vote at the Meeting), your abstention or failure to vote will have no effect on the vote on such proposal.

Voting Your Shares

Shareholders of Record

If you are a shareholder of record, you may vote by mail or the Internet prior to the Meeting, or you may vote during the Meeting.

●	Voting by Mail. You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the Meeting so that your shares will be voted if you are unable to attend the Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your Cayson Ordinary Shares will be voted as recommended by the Cayson Board. Votes submitted by mail must be received by [●], Eastern Time, on [●], 2026.

●	Voting by Internet. Shareholders who have received the proxy card by mail will be able to vote over the Internet by visiting the web address on the proxy card and entering the voter control number included on your proxy card.

●	Voting at the Meeting. You can attend the Meeting in person and vote on the ballot you will receive when you arrive, or you can attend the Meeting via the virtual meeting platform and vote during the Meeting in accordance with the instructions under “— Attending the Meeting” below.

Votes submitted over the Internet must be received by [●], Eastern Time, on [●], 2026. After that, Internet voting will be closed, and if you want to vote your shares, you will need to attend the Meeting to vote your shares.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement/prospectus may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent, along with a voting instruction form, and you will need to follow the instructions included on that form in order to instruct your broker, bank or nominee as to how to vote your shares. You may be eligible to provide voting instructions electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting, please complete and return your voting instruction form in the self-addressed, postage-paid envelope provided. You may also vote at the Meeting if you obtain a legal proxy in accordance with the instructions under “—Attending the Meeting” below.

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Attending the Meeting

We will also be hosting the Meeting virtually via live webcast on the Internet at [●] and via teleconference at [●] (U.S. toll free) or [●] (international toll free) (in each case using participant code [●]).

If you are a shareholder of Cayson as of the record date, you can participate in the Meeting, vote, and submit questions via live webcast website. In order to vote or submit a question during the virtual meeting, you will also need the voter control number included on your proxy card. If you do not have the control number, you will be able to listen to the virtual meeting only by registering as a guest and you will not be able to vote or submit your questions during the virtual meeting. If you do not have your control number, contact the Transfer Agent no later than at least 72 hours in advance of the Meeting.

If your shares are held in “street name,” you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance of the Meeting to vote and submit questions at the Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to the Transfer Agent. Requests for registration should be directed to Continental Stock Transfer & Trust Company. Written requests can be mailed to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: SPAC Redemption Team

Email: spacredemptions@continentalstock.com

Requests for registration must be labeled as “Legal Proxy” and be received no later than [5:00] p.m., Eastern Time, on [●], 2026. You will receive a confirmation of your registration by email after we receive your registration materials, along with a voter control number to access the Meeting. You will then be able to attend the Meeting in person or virtually. In order to vote or submit questions during the virtual meeting, you will also need the voter control number. If you do not have the control number, you will be able to listen to the virtual meeting only by registering as a guest and you will not be able to vote or submit your questions during the virtual meeting.

We encourage all shareholders to access the Meeting prior to the start time leaving ample time for the check in.

Revoking Your Proxy

You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the Meeting and casting your vote or by voting again by the Internet voting option described above, or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the Meeting. If you hold your shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of your voting instructions. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to Cayson Acquisition Corp, 205 W 37th Street, New York, New York 10018, Attn: Yawei Cao. Such a notice of revocation must be received by us on or before the Meeting, and any new proxy card must be received by us not less than 48 hours before the time for holding the Meeting or any adjournment thereof at which the person named in the proxy card proposes to vote.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares, you may call [●], Cayson’s proxy solicitor, by calling [●] (toll-free within the U.S. or Canada), or for banks and brokers, by calling [●] (collect), or by sending an email to [●].

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No Additional Matters

This Meeting has been called only to consider the approval of proposals described in this proxy statement/prospectus. Under Cayson’s M&A, other than procedural matters incident to the conduct of the Meeting, no other matters may be considered at the Meeting if they are not included in the notice of the Meeting.

Redemption Rights

Shareholders may seek to redeem their Public Shares for cash, regardless of whether they vote for or against or do not vote at all on the Business Combination Proposal or the other proposals to be voted upon at the Meeting. Any Public Shareholder may demand that Cayson redeem their Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account and not previously released to Cayson to pay its taxes, divided by the number of then outstanding Public Shares, calculated as of two (2) business days prior to the consummation of the Business Combination. If a holder properly seeks redemption as described in this section with respect to any of its Public Shares and the Business Combination is consummated, Cayson will redeem those shares for cash and the holder will no longer own those shares following the Business Combination.

Notwithstanding the foregoing, no holder of Public Shares, acting individually or together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a partnership, syndicate, or other group (as defined in Section 13(d)(3) of the Exchange Act) for the purposes of acquiring, holding, or disposing of Cayson Ordinary Shares, may exercise this redemption right with respect to more than 15% of the Public Shares without Cayson’s prior consent. Accordingly, all Public Shares in excess of that 15% limit will not be redeemed for cash.

The Sponsors and Cayson’s officers and directors have waived their redemption rights in connection with the consummation of the Business Combination, in each case with respect to any Cayson Ordinary Shares held by them. Such persons waived their redemption rights in order to induce Cayson and EBC to enter into the underwriting agreement for the IPO. In addition, EBC has waived its redemption rights in connection with the consummation of the Business Combination with respect to the 100,000 EBC Founder Shares held by it. No person was paid any consideration in exchange for these waivers. For the avoidance of doubt, the Founder Shares, the EBC Founder Shares and the Private Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Cayson shareholders seeking to have their Public Shares redeemed must, no later than 5:00 p.m., Eastern time, on [●], 2026 (two (2) business days before the Meeting): (1) submit a written request to Continental, Cayson’s transfer agent, in which the Cayson shareholder (a) requests that Cayson redeem all or a portion of its Cayson Ordinary Shares for cash, and (b) identifies itself as the beneficial holder of the Cayson Ordinary Shares and provides its legal name, phone number and address; and (2) deliver its Public Shares to the Continental physically or electronically through DTC. Cayson shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from Continental and time to effect delivery. Cayson shareholders should generally allot at least two weeks to obtain physical certificates from Continental. However, it may take longer than two weeks. If Cayson shareholders hold their shares in “street name,” they will have to coordinate with their bank, broker or other nominee to have their shares certificated and delivered physically together with the written request or to have their shares delivered electronically together with the written request.

If shareholders do not submit a written request and deliver their shares as described above, their Public Shares will not be redeemed. There is a nominal cost associated with this tendering process and the act of certificating the shares and/or delivering the shares together with the written request through the DWAC system. Continental will typically charge the tendering broker $[●] and it would be up to the broker whether or not to pass this cost on to the holder of the shares being redeemed. In the event the proposed Business Combination is not consummated this may result in an additional cost to shareholders for the return of their shares.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date of the Meeting or, with Cayson’s consent, after the Meeting and prior to the Closing. Furthermore, if a Cayson shareholder delivers its shares in connection with an election of redemption rights and subsequently decides prior to the Meeting not to elect to exercise such rights, such Cayson shareholder may simply request that Continental return the shares (physically or electronically). A Cayson shareholder may make such request by contacting Continental at the address listed below.

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If the Business Combination is not approved or completed for any reason, then Shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a pro rata portion of the trust account. In such case, Cayson will promptly return any shares delivered by Shareholders. If Cayson would be left with less than $5,000,001 of net tangible assets as a result of Cayson shareholders properly demanding redemption of their Public Shares for cash, Cayson will not be able to consummate the Business Combination. However, the required amount may be satisfied through the receipt of assets other than from the trust account, such as proceeds received in the PIPE Financing and the net assets acquired from Mango.

The closing price of the Cayson Ordinary Shares on the record date was $[●] per share. For illustrative purposes, the cash held in the trust account on such date was approximately $[●] million (net of taxes payable) or $[●] per Public Share. Prior to exercising redemption rights, Cayson shareholders should verify the market price of the Cayson Ordinary Shares as they may receive higher proceeds from the sale of their Public Shares in the public market than from exercising their redemption rights, if the market price per share is higher than the redemption price. Cayson cannot assure its shareholders that they will be able to sell their shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

If a Shareholder exercises his, her or its redemption rights, then he, she or it will be exchanging its shares for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption by delivering your shares (either physically or electronically via the DTC’s DWAC System) to Continental no less than two (2) business days prior to the vote at the Meeting.

Continental can be contacted at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: SPAC Redemption Team

Email: spacredemptions@continentalstock.com

Dissenters’ Rights

Holders of record of Cayson Ordinary Shares may have dissenters’ rights in connection with the Merger under the Cayman Companies Act. In this proxy statement, these dissenters’ rights are sometimes referred to as “Dissent Rights.”

Holders of record of Cayson Ordinary Shares wishing to exercise such Dissent Rights and make a demand for payment of the fair value for his, her or its Cayson Ordinary Shares must give written objection to the Merger to Cayson prior to the shareholder vote at the Meeting to approve the Merger and follow the procedures set out in Section 238 of the Cayman Companies Act, which is set out in more detail Requirements for Exercising Dissenters’ Rights below. These statutory Dissent Rights are separate to and mutually exclusive of the right of Cayson shareholders to demand that their Public Shares are redeemed for cash for a pro rata share of the funds on deposit in the trust account in accordance with Cayson’s M&A.

It is possible that if a Cayson shareholder exercises Dissent Rights, the fair value of the Cayson Ordinary Shares determined under Section 238 of the Cayman Companies Act could be more than, the same as, or less than such holder would obtain they exercised their redemption rights as described herein. Cayson believes that such fair value would equal the amount that Shareholders would obtain if they exercise their redemption rights as described herein.

Cayson shareholders need not vote against any of the proposals at the Meeting in order to exercise Dissent Rights. A Cayson shareholder which elects to exercise Dissent Rights must do so in respect of all the Cayson Ordinary Shares that person holds and will lose their right to exercise their redemption rights as described herein.

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At the Effective Time, the Cayson Ordinary Shares held by shareholders exercising their Dissent Rights (“Dissenting Shares”) will automatically be cancelled by virtue of the Merger, and each such shareholder will thereafter cease to have any rights with respect to such shares, except the right to be paid the fair value of such shares and such other rights as are granted by the Cayman Companies Act. Notwithstanding the foregoing, if any such shareholder shall have failed to perfect or withdraws or shall have otherwise lost his, her or its rights under Section 238 of the Cayman Companies Act (including in the circumstances described in the immediately following paragraph) or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Cayman Companies Act, then the right of such holder to be paid the fair value of such Dissenting Shares under Section 238 of the Cayman Companies Act will cease, such shares will no longer be considered Dissenting Shares and such holder’s former Cayson Ordinary Shares will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the merger consideration, consisting of one Mango Ordinary Shares for each such former Cayson Ordinary Share, without any interest thereon, with the simultaneous cancellation of each such former Cayson Ordinary Share.

Under the Business Combination Agreement, if any Cayson shareholder exercises Dissent Rights, then Cayson and Mango may elect for the closing be delayed in order to invoke the exemption under Section 239 of the Cayman Companies Act. Section 239 of the Cayman Companies Act states that no such dissenter rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent, but this shall not apply if the holders thereof are required by the terms of a plan of merger pursuant to the relevant sections of the Cayman Companies Act to accept for such shares anything except, among other things, shares of any other company, or depository receipts in respect thereof, which shares or depository receipts at the effective date of the merger or consolidation, are either listed on a national securities exchange or designated as a national market system security on a recognized interdealer quotation system or held of record by more than two thousand holders. In circumstances where any exemption under Section 239 of the Cayman Companies Act is invoked, no Dissent Rights would be available to Cayson shareholders, including those Cayson shareholders who previously delivered a written objection to the Merger prior to the Meeting and followed the procedures set out in Section 238 of the Cayman Companies Act in full up to such date, and such holder’s Cayson Ordinary Shares will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the merger, consisting of one Mango Ordinary Shares for each such Cayson Ordinary Share, without any interest thereon, with the simultaneous cancellation of each such Cayson Ordinary Share. Accordingly, Cayson shareholders may not have dissenters’ rights in connection with the Merger, on the basis that they will, pursuant to the Plan of Merger and upon the Merger, receive the Mango Ordinary Shares in exchange for the Cayson Ordinary Shares, and such Mango Ordinary Shares will be listed on an exchange that falls within the one of the aforesaid limitations.

The provisions of Section 238 of the Cayman Companies Act are technical and complex. If a holder of record of Cayson Ordinary Shares fails to comply strictly with the procedures set forth in Section 238, it will lose its dissenters’ rights. Holders of record of Cayson Ordinary Shares wishing to exercise such Dissent Rights should consult their Cayman Islands legal counsel.

Requirements for Exercising Dissenters’ Rights

This summary is not a complete statement of the law and is qualified in its entirety by the complete text of Section 238 of the Cayman Companies Act, a copy of which is attached as Annex E to this proxy statement/prospectus. If you are contemplating the possibility of dissenting from the CEP Merger, you should carefully review the text of Annex E, particularly the procedural steps required to perfect your dissenters’ rights. These procedures are complex and you should consult your Cayman Islands legal counsel. If you do not fully and precisely satisfy the procedural requirements of the Cayman Companies Act, you will lose your dissenters’ rights.

A dissenting holder of record of Cayson Ordinary Shares may be entitled to payment of the fair value of its Cayson Ordinary Shares as determined by the Court upon dissenting from the Merger in accordance with Section 238 of the Cayman Companies Act.

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The valid exercise of the dissenters’ rights of a holder of record of Cayson Ordinary Shares will preclude the exercise of any other rights by virtue of holding Cayson Ordinary Shares in connection with the Merger, other than the right to participate fully in proceedings to determine the fair value of Cayson Ordinary Shares held by such holder and to seek relief on the grounds that the Merger is void or unlawful. Therefore, if a holder of record of Cayson Ordinary Shares properly exercises its dissenters’ rights, such holder will not receive any Mango Ordinary Shares in the Merger. To exercise dissenters’ rights, the following procedures must be followed:

(1)	a holder of record of Cayson Ordinary Shares must give written notice of objection (“Notice of Objection”) to Cayson prior to the vote to approve the Merger at the Meeting. The Notice of Objection must include a statement that such holder proposes to demand payment for its Cayson Ordinary Shares if the Merger is authorized by the vote at the Meeting.

(2)	Within 20 days immediately following the date on which the vote authorizing the Merger is made, Cayson must give written notice of the authorization (“Authorization Notice”) to all dissenting shareholders who have served a notice of objection.

(3)	Within 20 days immediately following the date on which the Authorization Notice is given (the “Dissent Period”), any dissenting shareholder who elects to dissent must give a written notice of its decision to dissent (a “Notice of Dissent”) to Cayson stating its name and address and the number and class of Cayson Ordinary Shares with respect to which it dissents and demanding payment of the fair value of its Cayson Ordinary Shares. A dissenting shareholder who dissents must do so in respect of all the Cayson Ordinary Shares which it holds. Upon giving of the Notice of Dissent, the dissenting shareholder shall cease to have any of the rights of a shareholder of Cayson except the right to be paid the fair value of its Cayson Ordinary Shares, the right to participate fully in proceedings to determine the fair value of such Cayson Ordinary Shares and the right to seek relief on the grounds that the Merger is void or unlawful.

(4)	Within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the date on which the Plan of Merger is filed with the Cayman Islands Registrar, whichever is later, Cayson must make a written offer (a “Fair Value Offer”) to each dissenting shareholder to purchase its Cayson Ordinary Shares at a price determined by Cayson to be the fair value of such Cayson Ordinary Shares.

(5)	If, within 30 days immediately following the date of the Fair Value Offer, Cayson and the dissenting shareholder fail to agree on a price at which Cayson will purchase the dissenting shareholder’s Cayson Ordinary Shares, then, within 20 days immediately following the date of the expiry of such 30-day period, Cayson must, and the dissenting shareholder may, file a petition with the Court for a determination of the fair value of the Cayson Ordinary Shares held by all dissenting shareholders who have served a Notice of Dissent, which petition by Cayson must be accompanied by a verified list containing the names and addresses of all members who have filed a Notice of Dissent and who have not agreed with Cayson as to the fair value of such Cayson Ordinary Shares (if a dissenting shareholder files a petition, Cayson must file such verified list within 10 days after service of such petition on Cayson).

(6)	If a petition is timely filed and served, the Court will determine at a hearing at which shareholders are entitled to participate, (a) the fair value of such Cayson Ordinary Shares held by those shareholders as the Court finds are involved with a fair rate of interest, if any, to be paid by Cayson upon the amount determined to be the fair value and (b) the costs of the proceeding and the allocation of such costs upon the parties.

All notices and petitions must be executed by or for the shareholder of record or a person duly authorized on behalf of that shareholder, fully and correctly, as such shareholder’s name appears on the register of members of Cayson. If Cayson Ordinary Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. If Cayson Ordinary Shares are owned by or for more than one person such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a shareholder of record. The agent must, however, identify the record owner and expressly disclose the fact that, in exercising the notice, he or she is acting as agent for the record owner. A person having a beneficial interest in Cayson Ordinary Shares held of record in the name of another person, such as a broker or other nominee, must act promptly to cause the record holder to follow the steps summarized above and in a timely manner to perfect whatever dissenters’ rights attached to such Cayson Ordinary Shares. If a holder of record of Cayson Ordinary Shares has any questions about who the record holder of its Cayson Ordinary Shares is, or how to become the registered holder of its Cayson Ordinary Shares, such holder of record of Cayson Ordinary Shares should contact its broker or nominee.

It is a responsibility of a holder of record of Cayson Ordinary Shares to ensure that it is a registered holder of Cayson Ordinary Shares prior to the Meeting in order to exercise its dissenters’ rights.

If a holder of record of Cayson Ordinary Shares does not satisfy each of these requirements and comply strictly with all procedures required by the Cayman Companies Act with regard to the exercise of dissenters’ rights, such holder of record of Cayson Ordinary Shares cannot exercise dissenters’ rights and will be bound by the terms of the Business Combination Agreement and the Plan of Merger. Submitting a proxy card that does not direct how the Cayson Ordinary Shares represented by that proxy are to be voted will give the proxy discretion to vote as it determines appropriate. In addition, failure to vote its Cayson Ordinary Shares, or a vote against the Business Combination Proposal or the Merger Proposal, will not alone satisfy the notice requirement to submit a Notice of Objection referred to above. Holders of record of Cayson Ordinary Shares must send all notices to Cayson at 205 W. 37th Street, New York, New York 10018, attention: Secretary.

Proxy Solicitation

The costs and expenses of soliciting proxies from shareholders will be borne by Cayson. Cayson has engaged [●] to assist in the solicitation of proxies for the Meeting. Cayson has agreed to pay a fee of $[●], plus fees and expenses (to be paid with non-trust account funds). Cayson’s employees, officers and directors also may solicit proxies in person, by telephone or by electronic communication. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. In addition, Cayson may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of the Cayson Ordinary Shares.

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PROPOSAL 1: THE BUSINESS COMBINATION PROPOSAL

Overview

Cayson is asking its shareholders to approve (i) the Business Combination Agreement, (ii) the other Transaction Documents (as defined in the Business Combination Agreement), and (iii) the completion of the transactions contemplated by the Business Combination Agreement and such Transaction Documents, in accordance with the terms and subject to the conditions set forth in the Business Combination Agreement and such Transaction Documents.

A summary of the material provisions of the Business Combination Agreement is set forth below and elsewhere in this proxy statement/prospectus. Cayson urges shareholders to read this proxy statement/prospectus, including the annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the principal terms of the Business Combination Agreement and other Transaction Documents.

Business Combination Agreement

A summary of the material provisions of the Business Combination Agreement is set forth below and elsewhere in this proxy statement/prospectus. Cayson and Mango urge shareholders to read this proxy statement/prospectus, including the annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the principal terms of the Business Combination Agreement and other Transaction Documents.

Business Combination Structure

The Business Combination Agreement provides that Merger Sub will merge with and into Cayson, the separate corporate existence of Merger Sub will cease, and Cayson will be the surviving corporation and will continue as a wholly-owned subsidiary of Mango (which is sometimes referred to as the “Merger” elsewhere in this proxy statement/prospectus).

Prior to the Merger, Mango and North Water will undergo a restructuring (which is sometimes referred to as the “Restructuring” elsewhere in this proxy statement/prospectus), whereby after approval of the SFC, Mango will directly own 100% of the issued equity securities of North Water, which in turn owns all of the equity interests of Mango Financial.

As a result of the Business Combination, Cayson will become a wholly owned subsidiary of Mango, the security holders of Cayson immediately prior to the Effective Time will become security holders of Mango, and Mango will become a public holding company conducting the business of Mango Financial.

The following diagram illustrates our corporate structure prior to and after the business combination.

Mango shareholders
100%
Mango Financial Group Limited
(Cayman Islands)
100%
Mango Temp Limited
(Merger Sub)
100%
North Water Investment Group
Holdings Limited
(BVI)
100%
100%
Mango Financial Limited
(Hong Kong)
Mango Financial OFC
(Hong Kong)

Mango shareholders
Public Shareholders
Sponsors and Affiliates
PIPE Investors
Others
79.2%*
15.4%*
4.1%*
1.2%*
0.2%*
Mango Financial Group Limited
(Cayman Islands)
100%
Cayson Acquisition Corp
(Surviving Company)
100%
North Water Investment Group
Holdings Limited
(BVI)
100%
100%
Mango Financial Limited
(Hong Kong)
Mango Financial OFC
(Hong Kong)

*All shares are Class A share, and no Class B share

Business Combination Consideration

Conversion of Cayson Securities

At the Effective Time, each outstanding Cayson Ordinary Share, other than shares owned by Cayson and dissenting shares, will be automatically converted into one Mango Ordinary Share. Immediately prior to the Effective Time, each of the Cayson Units will automatically separate into Cayson Ordinary Shares and Cayson Rights and each of the Cayson Rights will automatically convert into 1/10 of a Cayson Ordinary Share. All of the Cayson Ordinary Shares included in the Cayson Units and issued in respect of the Cayson Rights will be automatically converted into Mango Ordinary Shares as described in the first sentence of this paragraph.

Existing Ownership and Earnout Shares

Immediately after the Closing, the Mango shareholders will hold 14,000,000 Mango Ordinary Shares (including the Indemnification Shares), representing an equity value for Mango prior to the Merger of $140,000,000. In addition, the Mango shareholders have the right to receive additional contingent consideration of up to 20,000,000 Mango Ordinary Shares (which are sometimes referred to as “Earnout Shares” elsewhere in this proxy statement/prospectus) upon the achievement of certain net income targets for fiscal years 2025 and 2026. The Earnout Shares shall be issued and held in escrow and will be released to the Shareholders if and to the extent the conditions described above are achieved.

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Indemnification Shares

Of the Mango Ordinary Shares held by the Mango shareholders immediately prior to the Closing, 4,000,000 shares will be deposited into escrow (which are sometimes referred to as “Indemnification Shares” elsewhere in this proxy statement/prospectus), to be held for two years after the Closing Date as security for certain indemnification obligations of the Mango shareholders.

Representations and Warranties and Survival

The Merger Agreement contains customary representations and warranties of Cayson and Mango and North Water. All representations and warranties of Mango and North Water will survive for two years after the Closing Date, except that fraud claims will survive indefinitely and certain fundamental representations will survive until the expiration of the applicable statute of limitations. The representations and warranties of the SPAC will not survive the Closing.

Indemnification

The Mango shareholders will indemnify the combined company for any indemnification claims brought in relation to Mango’s representations and warranties contained in the Business Combination Agreement. The Indemnification Shares will be held in escrow as security for such indemnification obligations. All indemnification payments shall be made in Indemnification Shares (or, if none, other Mango Ordinary Shares) valued at the time of any such payment, except that the Mango shareholders shall have the right to pay cash in lieu of shares. The indemnification will be capped at an amount equal to 4,000,000 Mango Ordinary Shares and will be subject to a tipping basket of $50,000, except that neither limit will apply in the case of indemnification for breaches of certain fundamental representations and warranties.

Covenants of the Parties

The Business Combination Agreement contains certain covenants and agreements of the parties, including, among others, those providing for (i) the parties to conduct their respective businesses in the ordinary course through the Closing, (ii) the parties to seek to enter into subscription agreements for the PIPE Financing, (iii) Mango and Cayson to furnish each other and their respective representatives reasonable access through the Closing to their properties, appropriate officers and employees, books and records, (iv) until the termination or Closing, neither party to solicit or accept offers or proposals regarding alternative transactions, (v) Mango to prepare and deliver to Cayson certain audited and unaudited consolidated financial statements of Mango, (vi) Mango and Cayson to prepare and file, as soon as possible, the registration statement on Form F-4 of which this proxy statement/prospectus forms a part; (vii) Cayson to take certain actions to obtain the requisite approval of the Cayson shareholders of the proposals to be presented at the Meeting, (viii) the parties to use reasonable best efforts to consummate the Business Combination, including obtaining necessary approvals from the SFC, (ix) Mango to adopt and approve the 2024 Incentive Plan, which reserves 5% of the Mango Ordinary Shares outstanding immediately after the Closing (excluding the Earnout Shares), subject to customary evergreen provisions, for issuance pursuant to equity awards under such plan, (x) if necessary, Cayson and the Sponsors to extend, in accordance with its governing documents and the Investment Management Trust Agreement, dated as of September 19, 2024, between Cayson and Continental, as trustee, the date by which the SPAC must consummate an initial business combination, (xi) the Company to pay all amounts required by such trust agreement of the extension fees the Sponsors may be required to deposit into the trust account in connection with any such extension, and (xii) certain key personnel of Mango to enter into employment agreements and non-solicitation and non-compete agreements with Mango, each in a form to be mutually agreed upon between the parties.

PIPE Investment

Mango and Cayson have agreed to use their reasonable best efforts to enter into definitive agreements for the sale of at least $5,000,000 of equity securities of Cayson in the PIPE Financing to be consummated immediately prior to the Closing.

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Conditions to Closing

The Business Combination Agreement provides that the obligations of the parties to consummate the Merger are conditioned on, among other things, (i) certain required consents and approvals from governmental authorities, including approval of the SFC, having been obtained, and there being no agreement between Mango or Cayson and any governmental authority pursuant to which Mango or Cayson has agreed not to consummate the Business Combination, (ii) the registration statement filed by Mango with the SEC, of which this proxy statement/prospectus forms a part, having become effective, (iii) the approval of the proposals to be presented at the Meeting having been obtained, (iv) the listing of the Mango Ordinary Shares having been approved by Nasdaq, subject only to official notice of issuance thereof, (v) no governmental authority of competent jurisdiction having enacted or issued any law (whether temporary, preliminary or permanent), in each case that is in effect and which has the effect of restraining, enjoining or prohibiting the consummation of the transaction, (vi) the Restructuring having been consummated, (vii) the PIPE Financing having been consummated, (viii) if required under Cayson’s M&A, Cayson having at least $5,000,001 of net tangible assets, (ix) Mango and Merger Sub, on one hand, and Cayson, on the other hand, having each performed and complied in all material respects with the obligations, covenants and agreements required by the Business Combination Agreement to be performed or complied with by it at or prior to the Effective Time, and (x) the representations and warranties in the Business Combination Agreement of Mango and Merger Sub, on one hand, and Cayson, on the other hand, being true and correct subject to customary bringdown standards. In addition, the obligations of Mango to consummate the Business Combination are conditioned upon, among other items, the resignation of all officers and directors of Cayson, and there having been no “Material Adverse Effect” on Cayson since the date of the Business Combination Agreement, and the obligations of Cayson to consummate the Business Combination are conditioned upon, among other items, there having been no “Material Adverse Effect” on Mango since the date of the Business Combination Agreement. The Business Combination Agreement is also subject to the satisfaction or waiver of certain other closing conditions.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including (i) by the mutual written consent of the Company and the SPAC, (ii) by the Company or the SPAC, if the Closing shall not have occurred on or before the Outside Date, February 28, 2026, (iii) by the Company or the SPAC if the other party breaches certain representations, warranties, or covenants specified in the Merger Agreement such that the closing conditions would not be met, and that breach is unable to be cured, or is not cured, within 30 days or by the Outside Date, if earlier, (iv) by the Company or the SPAC, if the SPAC shareholder approval is not obtained, or (v) by SPAC, if the financial statements of the Company for the years ended December 31, 2024 and 2023 as audited by a PCAOB qualified auditor are materially different from the Company Financials delivered to SPAC as of the date of the Merger Agreement.

Related Agreements

Lock-up Agreement

The Business Combination Agreement contemplates that, at or prior to the Closing, certain of the Mango shareholders will enter into the Lock-Up Agreement, pursuant to which, subject to certain exceptions, no Mango Ordinary Shares may be transferred, sold or assigned by the holders until the date that is six months after the Closing; provided, that these restrictions will be lifted earlier if (a) the volume weighted average price of the shares equals or exceeds $12.00 per share (as adjusted for share splits, dividends, combinations or similar actions) for any 20 trading days within any thirty 30 consecutive trading day period commencing 90 days after the Closing Date, or (b) New Mango completes a subsequent transaction that results in all shareholders having the right to exchange their ordinary shares for cash, securities or other property. These lock-up provisions match the lock-up provisions that are applicable to the shares in Cayson held by the Sponsors.

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Registration Rights Agreement

The Business Combination Agreement contemplates that, at or prior to the Closing, the Sponsors, certain Cayson shareholders and certain Mango shareholders and Mango will enter into the Registration Rights Agreement, which will provide for customary demand and piggyback registration rights. The Registration Rights Agreement will replace the registration rights agreement that was entered into by Cayson in connection with its Initial Public Offering.

Escrow Agreements

The Business Combination Agreement contemplates that, at or prior to the Closing, Continental and New Mango will enter into the Indemnification Escrow Agreement and the Earnout Escrow Agreement. The Indemnification Escrow Agreement will govern the release of the Indemnification Shares subject to the indemnification provisions described above and the Earnout Escrow Agreement will govern the release of the Earnout Shares upon the achievement of the earnout conditions described above.

Material Effects of the Business Combination and PIPE Financing

The following material benefits and detriments from the Business Combination and PIPE Financing are expected to affect (i) Cayson and its affiliates, (ii) the Sponsors and their affiliates, (iii) Mango and its affiliates, and (iv) the Public Shareholders. This information is provided pursuant to Item 1605I of Regulation S-K promulgated by the SEC.

Cayson and Its Affiliates

For Cayson, the Business Combination represents the opportunity to complete the purpose for which it was formed. The only potential detriment to Cayson of the Business Combination is the opportunity cost – that by consummating the Business Combination, Cayson is foregoing the opportunity to consummate a business combination transaction with another entity that theoretically could be of greater value to Cayson and its shareholders than Mango. However, the Cayson Board considered the benefits of the transaction with Mango and determined such transaction was the best transaction available to it. The PIPE Financing benefits Cayson by providing New Mango with additional capital that could fund its operations and growth following the Business Combination.

The Sponsors and Their Affiliates

For the Sponsors, the principal material benefit represented by the Business Combination is the realization of a profit from the Founders Shares and Private Units and avoiding a loss from its financial support for Cayson, including its cash investment in the Private Units. Unless the Business Combination (or another initial business combination transaction) is consummated by Cayson prior to the deadline established by Cayson’s M&A, the Sponsors will lose their $2,325,000 investment in Cayson ($210,300 by Mr. Cao, ($12,500 by Cayson Holding and ($2,102,200 by TenX, an affiliate of Mr. Zhang), which such investment is described in greater detail in the section of this proxy statement/prospectus entitled “Information about Cayson —Sponsors and Their Affiliates.” The determinant of the Business Combination to Sponsors is the fact that they will cease to receive the fee of $10,000 per month from Cayson that they receive in return for making available to Cayson certain general and administrative services, including office space, utilities and administrative support.

The PIPE Financing benefits the Sponsors because it provides New Mango with additional capital that could fund its operations and growth, and thereby potentially further increasing the value of the securities that the Sponsors’ will receive in New Mango in respect of their Founds Shares and Private Units and their return on investment in those securities following the Business Combination. The potential detriment of the PIPE Financing to the Sponsors is that, based on an expected 500,000 Mango Ordinary Shares to be received by the investors in the PIPE Financing, the ownership percentage of the Sponsors by between approximately 0.07% (assuming redemption of 100% of the Public Shares) and approximately 0.05% (assuming redemption of no Public Shares). There are currently no commitments for such PIPE Financing.

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Mango and Its Affiliates

For Mango and its affiliates, the Business Combination represents the opportunity to become a publicly traded company, with all the attendant benefits thereof including increased access to capital from the public markets. For Mango’s affiliates, the tradability of their Mango Ordinary Shares is expected to make their holdings more liquid. The potential detriments to Mango and its affiliates are the increased costs and difficulty of operating as a public company and the dilution of their ownership stake in Mango’s business of between approximately 6.7% (assuming redemption of 100% of the Public Shares) and approximately 19.9% (assuming redemption of no Public Shares), from 100% of Mango prior to the Business Combination to between approximately 93.3% of New Mango (assuming redemption of 100% of the Public Shares) and approximately 80.1% of New Mango (assuming redemption of no Public Shares), not including any Cayson Ordinary Shares that could be issued pursuant to the potential PIPE Financing.

The PIPE Financing benefits Mango and its affiliates by providing New Mango with additional capital that could fund its operations and growth, and thereby potentially increasing the value of the securities that the Mango’s affiliates hold and their return on investment in those securities following the Business Combination. The potential detriment of the PIPE Financing to Mango and its affiliates is that, based on an expected 500,000 Mango Ordinary Shares to be received by the investors in the PIPE Financing, the ownership percentage of the current Mango shareholders following the Business Combination by between approximately 1.3% (assuming redemption of 100% of the Public Shares) and approximately 0.9% (assuming redemption of no Public Shares). There are currently no commitments for such PIPE Financing.

The Public Shareholders

For the Public Shareholders, the Business Combination represents the opportunity to share in the growth of a company such as Mango that was chosen by the management of Cayson as an acquisition target in an initial business combination (which was Cayson’s original purpose). Unlike the Sponsors and their affiliates, if an initial business combination was not consummated by Cayson within the required time period, the Public Shareholders would receive a pro rata portion of the trust account, equivalent to their initial investment plus interest. Like the Sponsors and their affiliates, however, the Cayson Rights held by the Public Shareholders will expire worthless if Business Combination (or another initial business combination transaction) is not completed prior to the deadline established by Cayson’s M&A. The primary potential detriment to the Public Shareholders of the Business Combination is the dilution of their ownership stake in the combined business of between approximately 98.4% (assuming redemption of 100% of the Public Shares) and approximately 84.5% (assuming redemption of no Public Shares), from approximately 78.0% of Cayson prior to the Business Combination to between approximately 1.6% of New Mango (assuming redemption of 100% of the Public Shares) and approximately 15.5% of New Mango (assuming redemption of no Public Shares), not including any Cayson Ordinary Shares that could be issued pursuant to the PIPE Financing.

The PIPE Financing benefits the Public Shareholders by providing New Mango with additional capital that could fund its operations and growth following the Business Combination, and thereby increase the value of the securities that the Public Shareholders hold and their return on investment in those securities following the Business Combination. The potential detriment of the PIPE Financing to the Public Shareholders is that, based on an expected 500,000 Mango Ordinary Shares to be received by the investors in the PIPE Financing, the ownership percentage of the Public Shareholders following the Business Combination by between approximately 0.02% (assuming redemption of 100% of the Public Shares) and approximately 0.18% (assuming redemption of no Public Shares). There are currently no commitments for such PIPE Financing.

Potential Dilution to Non-Redeeming Public Shareholders

The unadjusted net tangible book value of Cayson as of its most recent balance sheet date, June 30, 2025, was $60,152,574, equating to Cayson’s total assets of $62,363,183 minus its total liabilities of $2,210,609. As of such date, Cayson had a total of 7,830,000 shares issued and outstanding, consisting of 1,830,000 shares held by its Initial Shareholders and 6,000,000 shares held by Public Shareholders and subject to redemption. Therefore, Cayson’s unadjusted net tangible book value per share as of its most recent balance sheet date was approximately $7.68 per share.

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The following table presents the net tangible book value per share at various redemption levels assuming various sources of material probable dilution (but excluding the effects of the Business Combination transaction itself).

	No Redemptions(1)	25% Redemptions(2)	75% Redemptions(3)	Maximum Redemptions(4)
Net tangible book value at June 30, 2025(5)	$60,152,574	$60,152,574	$60,152,574	$60,152,574
Decrease in net tangible book value for transaction expenses	2,860,677	2,860,677	2,860,677	2,860,677
Decrease in net tangible book value for redemption by Public Shareholders	-	15,507,067	46,521,200	62,028,266
As adjusted net tangible book value at June 30, 2025	$57,291,897	$41,784,831	$10,770,698	$(4,736,369)

Issued and outstanding shares of Sponsors and affiliates(6)	1,730,000	1,730,000	1,730,000	1,730,000
Issued and outstanding shares of Public Shareholders	6,000,000	4,500,000	1,500,000	-
EBC(6)	100,000	100,000	100,000	100,000
Issuance of shares for conversion of rights (7)	623,000	623,000	623,000	623,000
Issuance of Earnout Shares(8)	20,000,000	20,000,000	20,000,000	20,000,000
As adjusted issued and outstanding shares as of June 30, 2025	28,453,000	26,953,000	23,953,000	22,453,000

Initial offering price per share	$10.00	$10.00	$10.00	$10.00
Net tangible book value per share as adjusted	$2.01	$1.55	$0.45	$(0.21)
Dilution to Public Shareholders	$(7.99)	$(8.45)	$(9.55)	$(10.21)
Equalizing company value(9)	$284,530,000	$269,530,000	$239,530,000	$224,530,000

(1)	Assumes no Public Shares are redeemed by Public Shareholders.

(2)	Assumes that 1,500,000 Public Shares are redeemed for an aggregate payment of approximately $15.5 million (based on the estimated per-share redemption price of approximately $10.34 per share as of June 30, 2025) from the trust account.

(3)	Assumes that 4,500,000 Public Shares are redeemed for an aggregate payment of approximately $46.5 million (based on the estimated per-share redemption price of approximately $10.34 per share as of June 30, 2025) from the trust account.

(4)	Assumes that 6,000,000 Public Shares are redeemed for an aggregate payment of approximately $62.0 million (based on the estimated per-share redemption price of approximately $10.34 per share as of June 30, 2025) from the trust account.

(5)	The net tangible book value at June 30, 2025 was calculated as Cayson’s total assets of $62,363,183 minus total liabilities of $2,210,609.

(6)	Represent 1,500,000 Founder Shares retained by the Sponsor, and 100,000 EBC Founder Shares.

(7)	Includes 6,000,000 Public Rights and 230,000 Private Rights. Each right will convert upon Closing into 1/10 of a Cayson Ordinary Shares, which will automatically be converted into 1/10 of a Mango Ordinary Share in the Merger. No fractional shares will be issued.

(8)	Includes 20,000,000 Earnout Shares, given effect as if issued by Cayson concurrently with the Business Combination.

(9)	Represents the price for each redemption scenario at which the potential dilution from the Business Combination and related transactions results in the amount of non-redeeming shareholders’ interest per share being at least $10.00 (the initial public offering price of Public Units).

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As of the date of this proxy statement/prospectus, there are no amounts outstanding under any loans payable to either of the Sponsors and no fees due or out-of-pocket expenses to be repaid by Cayson to either of the Sponsors. If the Sponsors were to loan any amount to Cayson and/or incur any fees or out-of-pocket expenses on Cayson’s behalf after the date of this proxy statement/prospectus, the total sum of such loans, fees and out-of-pocket expenses would be repayable on or after the Closing and reduce the total assets or net tangible book value of the combined company. Further, up to $1,500,000 of loans may be convertible into Private Units at $10.00 per Private Unit at the option of the lender, which would cause dilution to the non-redeeming shareholders. Such potential loans, fees and out-of-pocket expenses have not been factored into the calculations in the above presentation because it is not materially probable that any will accrue after the date of this proxy statement/prospectus.

Other than as described above in this section of the proxy statement/prospectus there are no additional material potential sources of future dilution from the Business Combination that non-redeeming shareholders may experience by electing not to tender their shares in connection with the Business Combination.

Conflicts of Interest of the Sponsors and Cayson’s Officers and Directors

When you consider the recommendation of the Cayson Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Insiders, including Cayson’s officers and directors, have interests in such proposal that are different from, or in addition to, those of Public Shareholders generally. These interests include that the Sponsors and Cayson’s officers and directors will lose their entire investment in Cayson if an initial business combination is not completed (other than with respect to Public Shares they may acquire in the future), and that the Sponsors and Cayson’s officers and directors will benefit from the completion of a business combination and may be incentivized to complete a business combination, even if it is with a less favorable target company or on less favorable terms to shareholders, rather than liquidate Cayson. Further, the personal and financial interests of the Sponsors and Cayson’s officers and directors may have influenced their motivation in identifying and selecting Mango as a business combination target and completing the Business Combination with Mango. In considering the recommendations of the Cayson Board to vote for the proposals, Public Shareholders should consider these interests as well as, among other things, the interests described below:

●	the fact that the Sponsors and Cayson’s officers and directors have certain economic interests in the Business Combination including:

○	the Sponsors paid an aggregate of $25,000 for 1,500,000 Founder Shares currently owned by the Sponsors. Certain of Cayson’s officers and directors hold an indirect interest in Cayson Holding, one of the Sponsors. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $[__] million based upon the closing price of $[__] per Cayson Ordinary Share on Nasdaq on [__], 2026;

○	Mr. Cao and TenX, an affiliate of Mr. Zhang, paid an aggregate of $2,300,000 for 230,000 Cayson Private Units. Certain of Cayson’s officers and directors hold an indirect interest in TenX. Such securities may have a higher value at the time of the Business Combination and, if unrestricted and freely tradable, would be valued at approximately $[__] million, based upon the closing price of $[__] per Public Unit on Nasdaq on [__], 2026;

○	the Sponsors and Cayson’s officers and directors will lose their entire investment in Cayson if the Business Combination or another initial business combination is not consummated within the required time period. The Sponsors and Cayson’s officers and directors have agreed to waive their redemption rights with respect to their Founder Shares, Private Shares and any Public Shares they hold in connection with the Business Combination and their rights to liquidating distributions from the trust account with respect to any Founder Shares and Private Shares held by them if the Business Combination is not approved and Cayson fails to complete a business combination within the required time period. Accordingly, the Founder Shares and Private Units would be worthless if the Business Combination or another business combination is not consummated within the required time period because the holders thereof are not entitled to participate in any redemption or liquidation distribution with respect to such shares.

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○	although, as of the date of this proxy statement/prospectus, there are no amounts outstanding under any loans payable to, or any fees due to, or any out-of-pocket expenses repayable to, the Sponsors and Cayson’s officers and directors, if any loans, fees or expenses are incurred after the date of this proxy statement/prospectus, they would not be repaid unless (i) Cayson consummates the Business Combination within the required time period or (ii) there are any out of trust funds available to be used for such purpose;

○	accordingly, based on the value of the Cayson securities and the amount of the loans and unreimbursed expenses as set forth above, the aggregate amount that the Sponsors and Cayson’s officers and directors, including TenX, an affiliate of Mr. Zhang, have at risk is $2,325,000 ($210,300 by Mr. Cao, $12,500 by Cayson Holding and $2,102,200 by TenX);

○	in addition, the Sponsors can earn a positive rate of return on their investment, even if other Cayson shareholders experience a negative rate of return; and

○	that Cayson entered into an agreement, commencing on the date its securities were first listed on Nasdaq and up to the earlier of the consummation of a business combination or its liquidation, to pay Cayson Holding a monthly fee of $10,000 for office space, secretarial and administrative support;

●	the fact that pursuant to the Business Combination Agreement, Cayson has the right to designate two directors to the New Mango Board. Such directors, in the future, may receive any cash fees, stock options or stock awards that the New Mango Board determines to pay to its directors. Cayson has designated Yawei Cao and Taylor Zhang to be post-Closing directors of New Mango;

●	the fact that the Business Combination Agreement provides for the continued indemnification of Cayson’s existing officers and directors and requires New Mango to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain of Cayson’s directors and officers after the Business Combination;

●	the fact that if the trust account is liquidated, including in the event Cayson is unable to complete an initial business combination within the required time period, each of the Sponsors has agreed to indemnify Cayson to ensure that the proceeds in the trust account are not reduced below $10.00 per Public Share, or such lesser per share amount as is in the trust account, by the claims of prospective target businesses with which Cayson has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Cayson, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account; and

●	the fact that if the Business Combination or another business combination is not consummated within the required time period, Cayson will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the Cayson Board, dissolving and liquidating.

The personal and financial interests of the Sponsors and Cayson’s officers and directors may have influenced or may in the future influence their motivation in identifying and selecting Mango as a business combination target, completing the Business Combination with Mango and overseeing the operation of the business following the Business Combination. This risk may become more acute as the deadline for completing a business combination nears. The existence of such financial and personal interests may result results in conflicts of interest on the part of each of the Sponsors and Cayson’s officers and directors between what he, she, or it may believe is in the best interests of Cayson and what he, she, or it may believe is best for himself, herself, or itself in determining to recommend that shareholders vote for the proposals. In considering the recommendations of the Cayson Board to vote for the proposals, its shareholders should consider these interests.

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Fiduciary Duties and Contractual Obligations of Cayson’s Officers and Directors

In addition to the foregoing, Cayson’s officers and directors had fiduciary or contractual obligations to other entities, as listed below, while Cayson was seeking to locate a target business for a business combination. Accordingly, if any of Cayson’s officers or directors had become aware of a business combination opportunity which was suitable for an entity to which he or she had then-current fiduciary or contractual obligations, such officer or director would have been entitled to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity prior to Cayson and might have only decided to present it to Cayson if such entity rejected the opportunity, and consummating the same would not violate any restrictive covenants to which such officers and directors were subject. Cayson’s M&A provides that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Cayson; and (ii) Cayson renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and Cayson, on the other. Cayson does not believe, however, that the fiduciary duties or contractual obligations of its officers or directors has materially affected or will materially affect its ability to complete the Business Combination.

Below is a table summarizing the entities to which Cayson’s executive officers and directors currently have fiduciary duties or contractual obligations:

Officer or Director	Entity	Entity’s Business	Affiliation
Yawei Cao	Hong Kong Dragon Financial Group	Financial services firm	Executive Director
	Amer International Group Co., Ltd.	Industrial company specialized in electronic information and new materialsindustry	Executive Director of Finance
	Jiangsu Amer New Material Co., Ltd.	Manufacturing company specialized in advanced new materials	Director
Annie Liang-Zhou	Liang Capital Partners	Private multi-family office	Managing Partner
	Universal Pacific Advisors LLC	Consulting company	Managing Partner
Yue Zhuge	NGP Capital	Venture Capital	Partner
	QuarkStar Inc	Advisory firm	Partner

Potential Purchases of Cayson Securities

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding Cayson or its securities, the Sponsors or Cayson’s officers, directors or advisors or their respective affiliates may purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the proposals presented at the Meeting or who exercise, or indicate an intention to exercise, their redemption rights, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their Public Shares in favor of the proposals presented at the Meeting or refrain from exercising their redemption rights with respect to their Public Shares. If the Sponsors or Cayson’s directors, officers, advisors or their respective affiliates engage in such transactions prior to the completion of the Business Combination, the purchase will be at a price no higher than the price offered through the redemption process. None of the funds in the trust account will be used to purchase Public Shares in such transactions.

Any such purchase may include a contractual acknowledgement that such shareholder, although still the record holder of the Public Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsors or Cayson’s officers, directors or advisors or their respective affiliates purchase Public Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholder would be required to revoke their prior elections to redeem their Public Shares. If any shares are so purchased, the purchaser will not vote any such shares in favor of approval of the Business Combination Proposal. Additionally, the purchaser will waive any redemption rights with respect to any securities so purchased.

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The purpose of such share purchases and other transactions would be (i) to reduce the number of shareholders voting against the Business Combination Proposal and thereby improve the likelihood of approval of the Business Combination Proposal, (ii) to decrease the number of shares that have been or may be submitted for redemption, (iii) to ensure that Cayson’s net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of its initial business combination and after payment of underwriters’ fees and commissions, and (iv) to assist in satisfying certain requirements for listing on Nasdaq that depend on the amount in the trust account and the number of Public Shares outstanding. However, if such purchases are made, the number of beneficial holders of New Mango’s securities may be reduced, and if they are made by affiliates of Cayson, the public “float” of New Mango’s securities may be reduced, either of which may make it more difficult to satisfy other requirements for listing on Nasdaq. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Entering into any such arrangements also may have a depressive effect on the market price of Cayson Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination, at a lower price.

As of the date of this proxy statement/prospectus, there have been no discussions with any investor or holder to effect any such purchases or transaction, and no agreements to such effect have been entered into with any investor or holder. The Sponsors and Cayson’s officers, directors or advisors and their respective affiliates anticipate that they may identify the shareholders with whom they may pursue privately negotiated purchases by either the shareholders contacting them directly or by receipt of redemption requests submitted by shareholders following mailing of proxy materials in connection with the Business Combination. To the extent that they enter into a privately negotiated purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the Business Combination, whether or not such shareholder has already submitted a proxy with respect to the Business Combination but only if such shares have not already been voted at the Meeting. The Sponsors and Cayson’s officers, directors or advisors and their respective affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant.

Cayson will file or submit a Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Any purchases by the Sponsors or Cayson’s officers, directors or advisors or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsors and Cayson’s officers, directors and advisors and their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, if they are in possession of any material non-public information (unless such information is disclosed to the seller), or if the purchases are not in compliance with Regulation M under the Exchange Act or otherwise not in compliance with the federal securities laws. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsors or Cayson’s officers, directors or advisors or their respective affiliates were to purchase Public Shares from Public Shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act.

Background of the Business Combination

After the completing its IPO, Cayson utilized the operating experience and entrepreneurial expertise of its officers and directors to identify potential business combination targets.

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Cayson utilized the following general criteria in evaluating candidates for an initial business combination:

●	Growth Potential - Cayson sought to acquire a target business that had the potential for significant revenue and earnings growth through a combination of both existing and new product development, increased production capacity, expense reduction and synergistic follow-on acquisitions resulting in increased operating leverage. Cayson also sought to acquire a target business that had the potential to generate strong, stable and increasing free cash flow, particularly a business with predictable revenue streams and definable low working capital and capital expenditure requirements.

●	Strong management team that can create significant value for target business - Cayson sought to identify a target business with a strong and experienced management team that would complement the operating and investment abilities of Cayson’s management team.

●	Benefit of Being a Public Company – Cayson sought to acquire a target business that it believed would benefit from being publicly traded and which could effectively utilize access to broader sources of capital and a public profile that are associated with being a publicly traded company.

Following the completion of the IPO, Cayson considered numerous potential target businesses with the objective of consummating its initial business combination. Cayson’s initial target exploration focused on target businesses with which Cayson’s officers, directors and Sponsors were familiar with through their networks and investment activities, and which could satisfy some or all the key criteria for a business combination target described above. As Cayson’s search progressed, the list of potential business combination targets was refined to exclude potential targets that did not meet all or most of the key criteria or that Cayson’s management believed were unlikely to consider a business combination with Cayson. The list of potential business combination targets was also expanded to include potential targets introduced to Cayson by third party investors, investment banks, private equity firms, consulting firms, legal and accounting firms and inbound inquiries.

In the process that ultimately led to Cayson selecting Mango as its business combination target, representatives of Cayson contacted, and were contacted by, a number of individuals and entities with respect to business combination opportunities and engaged in discussions with several possible target businesses regarding potential transactions.

During that period, Cayson reviewed approximately 40 targets in its search and entered into non-disclosure agreements with 11 of such potential targets. The terms of each of the non-disclosure agreements were customary and did not contain standstill obligations.

Cayson did not pursue detailed due diligence and/or decided not to engage in discussions with the other potential initial business combination targets (or engaged in additional due diligence in a less active fashion) because (i) such other potential targets pursued an alternative transaction or strategy, (ii) Cayson’s proposed transactions with such potential targets did not meet their valuation expectations and/or (iii) such targets did not meet one or more of Cayson’s acquisition criteria described above and Cayson determined that the acquisition of such targets would not have been advantageous to Cayson and its shareholders. Furthermore, Cayson concluded that a business combination transaction with Mango aligned the best with Cayson’s acquisition criteria and, among other things, Mango was receptive to a valuation and consideration structure that would be advantageous to Cayson and its shareholders.

Below is a summary of the potential target businesses other than Mango on which Cayson considered and conducted more advanced due diligence but determined not to proceed with an indication of interest or letter of intent. The following is not intended to be an exhaustive list of all opportunities initially evaluated or explored but sets forth the more detailed discussions and steps that were taken that ultimately led to a definitive agreement with Mango.

●	Candidate B was a derivatives trading solutions provider based in Hong Kong, China. In October 2024, Cayson’s Chairman and Chief Executive Officer, Mr. Cao, spoke by phone with Candidate B’s co-founder to introduce Cayson’s business combination strategy and explore a potential business combination transaction. Subsequently, a virtual meeting was held on October 16, 2024 between the management teams of both parties to discuss a possible business combination. A follow-up virtual meeting was held on October 23, 2024. On the same date, a confidentiality agreement was executed, and Cayson received Candidate B’s company presentation with detailed financial information. After conducting due diligence on Candidate B, Cayson’s management team determined that the company did not align with Cayson’s acquisition criteria including but not limited to the fact that Candidate B’s pursuit of a pre-listing financing was a prerequisite of its commitment to a U.S. listing. Given there was no certain closing schedule in sight for such a pre-listing financing, Cayson ceased further discussions with Candidate B.

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●	Candidate C was a disposable medical and sanitary product manufacturer based in China. In November 2024, Mr. Cao held an introductory in-person meeting with Candidate C’s legal representative, who expressed a strong interest in pursuing a U.S. listing via a transaction with a SPAC. Thereafter, both parties executed a confidentiality agreement, after which Candidate C delivered to Cayson’s management copies of its audited financial statements for fiscal years 2022 and 2023 along with other due-diligence materials. Cayson then requested that Candidate C (i) establish an offshore structure (a common structure primarily used by non-U.S. companies to list on the U.S. stock exchanges for regulatory and tax purposes) and (ii) restate its financial statements under U.S. GAAP/PCAOB standards to advance the proposed transaction. Candidate C did not complete these requirements and given Cayson was concurrently progressing with other targets, Cayson decided to put on hold further negotiations with Candidate C.

●	Candidate D was a Hong Kong-based financial services company providing asset management, investment organizer, fund and financial company services. On October 30, 2024, Mr. Cao held an introductory call with Candidate D’s principal to introduce Cayson, discuss Cayson’s business combination strategy and explore the possibility of a potential transaction. On November 4, 2024, Cayson and Candidate D’s management teams held a virtual meeting to discuss the feasibility of a business combination. Following the meeting, Candidate D’s management indicated that it was more inclined to pursue a traditional IPO for its listing plans, with a merger with Cayson considered only as a secondary alternative. While Cayson maintained contact with Candidate D’s management, given Candidate D’s preference for an IPO and Cayson’s concurrent progress with other targets, Cayson decided not to actively engage in further discussions with Candidate D.

●	Candidate E was a Hong Kong–based AI procurement company. On October 25, 2024, the chairman of Candidate E contacted Mr. Cao, to introduce its business model and to explore the possibility of a U.S. listing. Cao also provided an overview of Cayson’s business strategy. On October 31, 2024, Cao and Candidate E’s management team held a virtual meeting to discuss Candidate E’s business in greater detail and assess the feasibility of a potential business combination. On November 4, 2024, the parties executed a confidentiality agreement, and on November 5, 2024, Cayson received Candidate E’s corporate presentation. After reviewing the information provided, Cayson determined that although discussions were constructive, Candidate E was at an earlier stage of development, had not begun preparation for a PCAOB-compliant audit, and would have faced timing and execution uncertainty with respect to U.S.-listing readiness. Therefore, Cayson therefore elected to cease further discussions with Candidate E.

●	Candidate F was a Hong Kong–based boutique investment bank. On October 30, 2024, a senior executive of Candidate F was introduced to Mr. Cao, through a mutual acquaintance. During the introductory discussion, Cao provided an overview of Cayson and its business combination strategy, and Candidate F expressed interest in holding a preliminary meeting. On November 6, 2024, the management teams of Cayson and Candidate F held a virtual meeting to discuss Candidate F’s business and evaluate the potential fit for a business combination. During the meeting, Candidate F indicated that it was open to exploring the possibility but noted that it had an existing plan to pursue a traditional Hong Kong IPO and would need to reassess its internal timeline before considering alternatives. Given Candidate F’s preference for a traditional IPO and Cayson’s concurrent progress with other targets, Cayson determined not to proceed with Candidate F.

●	Candidate G was a China-based intelligent manufacturing company. In November, Cayson’s Chairman and CEO, Yawei Cao, met with the majority owner of Candidate G, who described the company’s plans to expand its business into the United States and expressed interest in exploring a potential business combination with Cayson. Cayson subsequently received Candidate G’s corporate presentation materials and summary financial information and started a preliminary due diligence. On November 28, 2024. the parties executed a confidentiality agreement. Candidate G also informed Cayson that it had commenced an external audit of its operations. Cayson continued its diligence and remained in contact with Candidate G during this preliminary evaluation phase. However, given the more advanced status of Cayson’s diligence and negotiations with Mango, Cayson decided not to actively engage further discussions with Candidate G.

Cayson was made aware of Mango through Mr. Cao’s network in October 2024. The following is a summary of the negotiations that ensued:

●	On October 17, 2024, Mr. Cao was introduced by one of his business acquaintances Jiaming Cui of Hong Kong Dragon Financial Group initially to Cheung Kam Fai, Chief Executive Officer and Director of Mango Financial Limited.

●	On October 18, 2024, an introductory call was held between Mr. Cao, Mr. Cheung, and Mr. Cui. On such call, Mr. Cao detailed to Mr. Cheung Cayson’s business activities as a SPAC and outlined its business combination strategy. Following this discussion, Mr. Cheung agreed to introduce Cayson’s management team to Mango’s senior management for a more detailed discussion.

●	On October 21, 2024, Mr. Cao and Taylor Zhang, Cayson’s Chief Financial Officer (together referred to in this discussion as “Cayson’s management team” or the “Cayson management team”), conducted a virtual meeting to exchange company overviews and assess the feasibility of a potential business combination between the two companies.

●	On October 25, 2024, a confidentiality agreement was executed between Cayson and Mango. During a follow-up virtual meeting between the Cayson and Mango management teams, Mr. Cheung outlined Mango’s operations and provided summary financial information to Cayson’s management team.

●	On October 30, 2024, Mango provided a corporate presentation to Cayson’s management team for a preliminary review.

●	On November 11, 2024, Cayson’s management team held an internal strategy session to evaluate prospective targets and determined that Mango was its primary candidate, for the following reasons:

(i) Cayson’s management found Mango’s track record and regulatory standing as an integrated financial service provider with sound strategy in innovation and technology compelling in addition to its growing financial momentum.

(ii) Cayson’s management considered Mango to be well-prepared for a business combination with Cayson, given the readiness of Mango’s financial statements audit and the Mango team’s management and business experience, both of which were seen as strong factors that would facilitate a smooth and timely completion of the transaction.

●	On December 10, 2024, Mr. Cao met in person with Mango’s Ms. Jialing Zhang (Chairwoman), Cheung Kam Fai, and Yuguo Chen in Hong Kong to review Mango’s business model, regulatory licenses, growth strategy and capital requirements. Mr. Cao noted that Mango’s established broker-dealer platform, comprehensive licensing, and international network positioned Mango for scalable growth. The parties also agreed on an indicative timeline for proceeding with the business combination.

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●	On January 13, 2025 and February 7, 2025, Cayson’s management team held further internal strategy sessions to review other prospective target businesses and re-confirmed the team’s prior decision to focus on Mango. As a result, Cayson’s management team commenced further, more detailed, due diligence on Mango.

●	On February 10, 2025, Cayson and Mango held a pre-kick-off meeting during which the parties indicated their intention to begin advanced work on a proposed transaction. Participants included Messrs. Cao and Zhang from Cayson, and Jialing Zhang, Yuguo Chen and Zhao Pang (Chief Financial Officer) from Mango.

●	On February 14, 2025, Cayson delivered a comprehensive due-diligence request list to Mango. On February 19, 2025, Cayson received the requested materials and began its detailed review of such materials. On February 22, 2025, Cayson’s CFO, Taylor Zhang, sent a follow-up email to Mango seeking (i) Mango’s audited historical financial statements and forward-looking projections, (ii) the anticipated PCAOB-compliant audit timetable, (iii) a set of peer companies for valuation benchmarking and (iv) details of Mango’s proposed offshore holding structure. Mr. Zhang also proposed a conference call to address outstanding items and agree on next steps in the process. On February 24, 2025, Mango provided additional information and confirmed availability for the follow-up discussion.

●	On February 24, 2025, Cayson delivered to Mango a preliminary non-binding letter of intent, including a term sheet (the “LOI”), for Mango’s review. The LOI included the following material terms:

○	Valuation of Mango would be left blank

○	Customary lock-up terms would apply to Mango shareholders following the transaction

○	Customary non-competition and non-solicitation agreements would be entered into by Mango’s executives and significant shareholders

○	The parties would adopt a new equity-incentive plan with an award pool equal to 5 % of the surviving company’s stock following the transaction

○	Mango would have the right to designate three of the five board members on the surviving company’s board, with the remaining two independent seats designated by Cayson

○	Customary representations, covenants and closing conditions

○	Customary exclusivity provisions

○	Customary allocation of Cayson’s and Mango’s expenses

●	On February 27, 2025, the Cayson and Mango management teams held a virtual meeting to address diligence questions and negotiated and confirmed the terms of the LOI. Participants included Messrs. Cao and Zhang from Cayson, and Zhao Pang (CFO) and Yuguo Chen (Executive Director) from Mango (together referred to in this discussion as “Mango’s management team” or the “Mango management team”). Both parties agreed that final consideration would be subject to audited financials, fairness opinion, customary adjustments and potential earn-out mechanics. The consideration was also subject to finalizing the structure of the transaction to determine which entity would remain the surviving entity in the transaction. The parties also discussed the governance terms set forth in the LOI, which provided that the initial board of directors of the Surviving Company would consist of five directors, including three directors designated by Mango and two directors designated by Cayson, both of whom would satisfy Nasdaq independence requirements. Cayson indicated that, tentatively, its two designees to the post-Closing board would be Yawei Cao and Taylor Zhang. There was no discussion regarding continued employment in the combined company with respect to either of such designees or any other Cayson individual.

●	On March 7, 2025, the Cayson and Mango management teams held a virtual meeting at which Mango outlined the work it had done to be prepared for a transaction with Cayson and introduced the advisers it proposed to engage in connection with such transaction (such as its auditor and legal counsel).

●	On March 11, 2025, Cayson and Mango executed the LOI. The LOI was substantially consistent with the draft provided on February 24, 2025.

●	On March 24, 2025, Cayson engaged King Kee to perform a valuation analysis and evaluate the fairness of the proposed business combination.

●	On April 1, 2025, Cayson’s management team held a virtual call with Mango management team, Cayson’s US counsel (Graubard Miller (“Graubard”)), Mango’s US counsel (Loeb & Loeb (“Loeb”)), and Mango’s Hong Kong counsel (CFN Lawyers (“CFN”)) to allocate drafting responsibilities and establish the timeline for executing the Business Combination Agreement and completing the Business Combination.

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●	On April 3, 2025, the Cayson and Mango management teams held a virtual meeting focused on valuation. In connection with such meeting, Cayson requested updated financial projections from Mango to facilitate King Kee’s analysis.

●	On April 10, 2025, King Kee delivered its draft valuation analysis to Cayson.

●	On the same date, the Cayson and Mango management teams held a virtual meeting focused on the fairness opinion to be provided by King Kee and Mango’s audit progress.

●	On April 15, 2025, the Cayson and Mango management teams, Graubard, Loeb and EarlyBirdCapital held a virtual meeting. Discussion at this meeting focused on the proposed structure of the transaction, the need to amend the existing LOI based on the continued discussions between the parties regarding the proposed transaction and drafting status of the Business Combination Agreement.

●	On April 16, 2025, the Cayson and Mango management teams held a virtual meeting to discuss amending the LOI. Mango presented its financial performance and growth strategy and as a result, both parties agreed to introduce an earn-out mechanism. Following the meeting, Cayson delivered an amended and restated LOI (the “Amended LOI”) for Mango’s review.

●	On April 17, 2025, the Cayson and Mango management teams held another meeting to review the Amended LOI.

●	Between April 16 and May 20, 2025, multiple versions of the Amended LOI were exchanged, which included the following material changes from the original LOI that had been executed:

○	Valuation of Mango would be $300 million.

○	The introduction of earnout provisions providing for an additional 4,000,000 shares to be issued to Mango shareholders upon the achievement of agreed upon net income targets.

○	The restrictive non-competition and non-solicitation periods being reduced from three years to two years following the closing of the transaction.

○	The representations, warranties, and pre-Closing covenants of the parties will survive the Closing, with post-Closing indemnification or other remedies available.

●	On April 17, 2025, the Cayson and Mango management teams held a follow-up virtual meeting to review the Amended LOI. Mango also advised of a potential capital raise under consideration. Cayson issued a further-revised draft of the Amended LOI later that day.

●	On April 18, 2025, Cayson received the draft fairness opinion report from King Kee.

●	On May 1, 2025, the Cayson and Mango management teams held a progress call to align on the expected timetable for filings with and approval by The Securities and Futures Commission of Hong Kong (the “SFC”).

●	On May 13, 2025, Cayson engaged Kenneth Chong Law Office (“KCLO”) as its Hong Kong counsel.

●	On the same date, the Cayson and Mango management teams, Graubard, Loeb, KCLO, CFN and EarlyBirdCapital held a virtual meeting to review the various workstreams regarding the Business Combination, including the drafting of Business Combination Agreement, the status of Mango’s PCAOB audit, and the status of the SFC filings.

●	On May 20, 2025, the final Amended LOI was executed between Cayson and Mango. The final valuation for Mango in the transaction was set at $300 million. The decision to set the valuation of Mango at $300 million was based on a combination of factors such as Mango’s historical financial performance, projected growth, market conditions, and the ability to achieve the proposed earnout targets, as well as the need to account for potential risks associated with Mango’s ability to meet its financial projections. As part of these discussions, Cayson’s management reviewed Mango’s financial projection and the key assumptions underlying those projections. Mango advised that its projections assumed (i) additional equity investment from its shareholders to support business expansion, (ii) revenue growth across its brokerage, advisory and asset management businesses, and (iii) operating leverage based on expected scalability of its cost structure. Cayson evaluated these assumptions, considered the risks associated with Mango’s ability to achieve them, and also took into account the draft valuation and analyses provided in King Kee’s preliminary fairness opinion.

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●	On the same date, Graubard circulated the initial draft of the Business Combination Agreement to all parties.

●	On May 21, 2025, the Cayson and Mango management teams, Graubard, Loeb, KCLO, CFN and EarlyBirdCapital held a virtual meeting to discuss the draft Business Combination Agreement, coordinate the comment process and exchange due-diligence updates.

●	On May 29, 2025, the Cayson and Mango management teams held a virtual meeting to further discuss structuring issues around the capitalization of the combined company following the transaction.

●	On June 4, 2025, the Cayson and Mango management teams, Graubard, Loeb, KCLO, CFN and EarlyBirdCapital held a virtual meeting to review the draft Business Combination Agreement. At this meeting, Mango outlined various changes to its Cayman Islands holding structure that needed to be completed before a filing with the SFC could be completed.

●	On June 11, 2025, the Cayson and Mango management teams, Graubard, Loeb, KCLO, CFN and EarlyBirdCapital held a virtual meeting to coordinate remaining open items in the Business Combination Agreement. At such meeting, counsels for the parties discussed ancillary agreements that would need to be executed in connection with the Business Combination Agreement and agreed on a streamlined execution process.

●	On June 12, 2025, the Cayson and Mango management teams held a virtual meeting to finalize the timetable for executing the Business Combination Agreement and also discussed related public disclosures of the execution of the agreement.

●	On June 17, 2025, Loeb circulated a revised draft of the Business Combination Agreement to Graubard addressing certain changes relating to the tax disclosures in the agreement and other structural-related changes.

●	On June 18, 2025, the Cayson and Mango management teams, Graubard, Loeb, KCLO, CFN and EarlyBirdCapital held a virtual meeting to further review the progress toward executing the Business Combination Agreement. Additionally, KCLO shared its updates on the legal due diligence on Mango.

●	On June 24, 2025, Cayson’s management team and KCLO held a call to discuss in detail any due-diligence issues that KCLO had identified in its due diligence process and to update Cayson on its process.

●	On June 24, 2025, Graubard circulated a revised draft of the Business Combination Agreement to Loeb addressing certain additional tax-related and non-substantive changes.

●	On June 25, 2025, the Cayson and Mango management teams, Graubard, Loeb, KCLO, CFN and EarlyBirdCapital held a virtual meeting to discuss the timeline and remaining deliverables required to execute the Business Combination Agreement.

●	On July 1, 2025, the Cayson and Mango management teams, Graubard, Loeb, KCLO, CFN and EarlyBirdCapital held a virtual meeting to continue reviewing the Business Combination Agreement and later that day, Loeb circulated a revised draft of the Business Combination Agreement to Graubard.

●	On July 2, 2025, Loeb and Graubard exchanged drafts of the disclosure schedules to the Business Combination Agreement for review by each party.

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On July 2, 2025, Cayson board of directors met by video conference to discuss and evaluate the proposed transaction, including Mr. Cao (Chairman and CEO), Annie Liang-Zhou (independent director), Yong (Raymond) Xia (independent director), and Yue Zhuge (independent director). Also participating in the meeting were Mr. Zhang, Cayson’s CFO, Richard Zhang and Joselyn Du of King Kee, and Jeffrey M. Gallant of Graubard.

Graubard presented the material terms of the Business Combination Agreement and ancillary agreements. King Kee presented the fairness opinion and explained the factors underlying its conclusion that the proposed consideration was fair, from a financial point of view, to the Cayson shareholders. King Kee’s valuation analyses indicated an equity value range of between $330 million to $370 million. The $300 million valuation attributed to Mango was below the low end of this range. As a result, the Cayson board determined that $300 million was a fair and reasonable price that aligned with Cayson’s strategic goals. A question-and-answer session among the Board and a discussion ensued regarding the Business Combination Agreement and other considerations about the Business Combination.

●	On July 3, 2025, and July 8, 2025, Cayson and Mango held virtual meetings to review the Business Combination Agreement and disclosure schedules.

●	On July 9, 2025, Cayson, Mango, Graubard, Loeb, KCLO, CFN and EarlyBirdCapital held a virtual meeting to confirm the execution timetable and closing deliverables for the Business Combination Agreement. Loeb also delivered a revised draft of the Business Combination Agreement to Graubard which continued to make certain non-substantive changes to the agreement.

●	On July 11, 2025, King Kee issued the King Kee Opinion. On the same date, the Cayson board unanimously approved the execution of the Business Combination Agreement and the proposed Business Combination.

●	Later on July 11, 2025, the Business Combination Agreement was executed.

●	On July 14, 2025, Cayson and Mango issued a joint press release announcing the execution of the Business Combination Agreement. Cayson also filed a Current Report on Form 8-K announcing the execution of the Business Combination Agreement and disclosing the material terms of the Business Combination Agreement and the Business Combination.

●	Between July and August 2025, after discussion with Cayson’s financial advisor, Cayson proposed to revisit Mango’s valuation and earn-out structure to (i) better align interests across all shareholders, (ii) increase performance-based incentives through a materially larger earn-out, and (iii) enhance confidence among public shareholders. Multiple negotiations were exchanged between Cayson and Mango management, Cayson’s financial advisor and respective counsels. As part of the negotiations, Cayson proposed adding a market-based condition to the earn-out tied to the daily volume-weighted average price (“VWAP”) of Parent Common Stock. As amended, 10,000,000 Earnout Shares are eligible to be released if (1) the Company achieves at least US$2.3 million of net income for FY 2025 and (2) the daily VWAP of Parent Common Stock equals or exceeds US$12.00 for any 20 consecutive trading days within a 30-trading-day period in the specified window; the remaining 10,000,000 Earnout Shares are eligible to be released if (1) the Company achieves at least US$3.7 million of net income for FY 2026 and (2) the daily VWAP equals or exceeds US$15.00 for any 20 consecutive trading days within a 30-trading-day period in the specified window. Earnout Shares are to be issued pre-Closing into escrow and released (if earned) pursuant to the earn-out escrow agreement; additional conditions and procedures are set forth in the Amendment.

●	On August 21, 2025, Cayson delivered to Mango and Loeb a draft of an amendment to the Agreement and Plan of Merger (the “Amendment”). Pursuant to the Amendment, (i) the aggregate Merger Consideration (as defined in the Merger Agreement) has been reduced from $300 million to $140 million and (ii) the number of Earnout Shares (as defined in the Original Agreement) has been increased from 4 million shares to 20 million shares.

●	On September 11, 2025, Cayson and Mango entered into an amendment to the Business Combination Agreement. The amendment reduced the merger consideration from $300 million to $140 million and increased the earnout shares to an aggregate of 20 million shares upon the achievement of the applicable earnout conditions.

Recommendation of the Cayson Board and Reasons for the Business Combination

In (a) reaching its resolution that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, are advisable and in the best interests of Cayson and its shareholders and (b) recommending that the Cayson shareholders adopt the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, the Cayson Board (i) consulted with Cayson legal and financial advisors in connection with its evaluation of the Business Combination Agreement and the Business Combination, (ii) reviewed the results of due diligence conducted by Cayson’s management team, together with its legal and financial advisors and (iii) considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Cayson Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Cayson Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.

In approving the Business Combination, the Cayson Board determined to obtain a fairness opinion. In addition, Cayson’s officers and directors have substantial experience with mergers and acquisitions and in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with experience and sector expertise of Cayson’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination.

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The Cayson Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

●	Expanding Growth Industry. Mango was among the first non-foreign securities firms and a founding member of the Far East Exchange – the predecessor of the Hong Kong Stock Exchange. Over the past five decades, Mango has evolved from a traditional trading house into a full-service financial institution, offering investment banking, financial advisory, asset management, and securities underwriting and trading. Based on the due diligence performed by the Cayson Board and its advisors on Mango and its industry, including an assessment of mergers and acquisitions activity for companies in the industry in which Mango operates, the Cayson Board believes Mango represents an attractive opportunity for Cayson and its shareholders.

●	Reasonableness of Mango’s valuation under the Business Combination Agreement. Following a review of the financial data provided to Cayson, including certain audited and unaudited financial information and models regarding Mango (including, where applicable, the assumptions underlying such unaudited financial information and models) and Cayson’s due diligence review of Mango’s business, the Cayson Board determined that the valuation of Mango implied by the Business Combination Agreement was reasonable in light of such data and financial information.

●	Consideration Structure. The Cayson Board considered the proposed merger consideration and earn-out structure. The Board reviewed analyses prepared by management and its valuation specialist regarding Mango’s historical financial performance, projected growth, market conditions for comparable companies, and the risks associated with Mango achieving its financial projections. The Board also considered the impact of reallocating a portion of the consideration into performance-based earn-out shares as part of the amendment to the Merger Agreement, and determined that the revised structure appropriately balanced valuation, execution risk, and shareholder alignment. After reviewing these factors, the Board concluded that the merger consideration, including the amended terms, was reasonable.

●	Due Diligence. The Cayson Board reviewed and discussed in detail the results of the due diligence examination of Mango conducted by Cayson’s management team and its financial, legal and regulatory advisors, including extensive telephonic and in-person meetings with the management team and advisors of Mango regarding Mango’s business plan, operations, prospects and forecasts including historical growth trends and market share information as well as end-market size and growth projection, evaluation analyses with respect to the Business Combination, review of material contracts, Mango’s audited and unaudited financial statements and other material matters as well as general financial, technical, legal, intellectual property, regulatory, tax and accounting due diligence.

●	Financial Condition. The Cayson Board also considered factors such as Mango’s historical financial results, outlook, financial plan, and debt structure. In considering these factors, the Cayson Board reviewed Mango’s historical growth and its current prospects for growth if Mango achieves its business plan and various historical and current balance sheet items of Mango.

●	Experienced Management. Mango has a strong management team with significant operating experience. The senior management of Mango intends to remain with New Mango in the capacity of officers and/or directors, and the Cayson Board believes that the retention of such members of senior management will provide helpful continuity in advancing Mango’s strategic and growth goals.

●	Other Alternatives. The Cayson Board believes, after a thorough review of other business combination opportunities reasonably available to Cayson, that the proposed Business Combination represents the best potential business combination for Cayson and the most attractive opportunity based upon the process utilized to evaluate and assess other potential acquisition targets.

●	Negotiated Transaction. The Cayson Board considered the terms and conditions of the Transaction Agreements and the transactions contemplated thereby, each party’s representations, warranties and covenants, the conditions to each party’s obligation to consummate the Business Combination and the termination provisions, as well as the strong commitment by both Cayson and Mango to complete the Business Combination.

●	Fairness Opinion. The Cayson Board considered King Kee’s fairness opinion, in which King Kee opined that the Business Combination is “fair” to the Cayson shareholders from a financial perspective.

The Cayson Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:

●	Business Plan May Not Be Achieved. The risk that Mango may not be able to execute on its business plan.

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●	Redemption Risk. The potential that a significant number of Public Shareholders elect to redeem their Public Shares prior to the consummation of the Business Combination and pursuant to Cayson’s M&A, which would potentially make the Business Combination more difficult to complete. However, even in the event that a significant number of Public Shareholders elect to redeem their shares, this redemption would not prevent the consummation of the Business Combination.

●	Regulatory Affairs. The Cayson Board considered the impact of the review of the Business Combination by various regulatory agencies, including the SFC.

●	Closing Conditions. The potential risks and costs associated with the Business Combination failing to be consummated in a timely manner or that Closing might not occur despite the reasonable best efforts of the parties. The completion of the Business Combination is conditioned on the satisfaction of certain Closing conditions that are not within Cayson’s control, including the receipt of certain required regulatory approvals.

●	Litigation Related to the Business Combination. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

●	Listing Risks. The challenges associated with preparing Mango for the applicable disclosure and listing requirements to which Mango will be subject as a publicly traded company in the U.S.

●	Benefits May Not Be Achieved. The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.

●	Market Volatility. The possibility that the market for Cayson Ordinary Shares experiences volatility and disruptions, causing deal disruption.

●	Liquidation of Cayson. The risks and costs to Cayson if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Cayson being unable to effect a business combination within the required time period.

●	Board and Independent Committees. The risk that the New Mango Board and independent committees thereof do not possess adequate skill set for management and oversight of New Mango as a public company.

●	Interests of Certain Persons. The Sponsors and Cayson’s officers and directors have interests in the Business Combination that are different from or in addition to (and which may conflict with) the interests of the Public Shareholders, as described in the section entitled “Proposal No. 1: The Business Combination Proposal — Conflicts of Interest of the Sponsors and Cayson’s Officers and Directors.”

●	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

●	Other Risk Factors. Various other risk factors associated with the business of Mango, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

The Cayson Board concluded, in its business judgment, that the potential benefits that it expects Cayson and its shareholders to achieve as a result of the Business Combination outweigh the potentially negative and other factors associated with the Business Combination. Accordingly, the Cayson Board determined that the Business Combination and the transactions contemplated by the Business Combination Agreement (including the Merger) are fair and advisable to, and in the best interests of, Cayson and its shareholders. The independent directors on the Cayson Board did not retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Business Combination and/or preparing a report concerning the approval of the Business Combination. The above discussion of the material factors considered by the Cayson Board is not intended to be exhaustive but does set forth the principal factors considered by the Cayson Board. This explanation of Cayson’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

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Opinion of King Kee, Fairness Opinion Provider

On April 10, 2025, Cayson engaged King Kee to evaluate for the benefit of, and to advise, the Cayson Board regarding the Aggregate Merger Consideration Amount in connection with the Business Combination. King Kee was retained by Cayson to provide its opinion as to the fairness, from a financial point of view, to the shareholders of Cayson regarding the Business Combination. Cayson selected King Kee to provide a fairness opinion based on King Kee’s experience in preparing and delivering valuation analyses and fairness opinions in connection with SPAC, de-SPAC, IPO and other M&A transactions. King Kee was recommended to Cayson by its CFO, Taylor Zhang, who had previously worked with King Kee. Following this recommendation, Cayson’s management reviewed King Kee’s qualifications and relevant transaction experience and determined that King Kee possessed the requisite expertise and independence to advise the Cayson Board in connection with the Business Combination.

On July 11, 2025, King Kee delivered the King Kee Opinion to the Cayson Board, to the effect that, based on financial, business and operating information available to it, the total consideration to be paid to Cayson shareholders in the Business Combination is fair to the Cayson shareholders from a financial perspective.

The full text of the King Kee Opinion, which sets forth, among other things, the assumptions made, matters considered and limitations on the scope of review undertaken by King Kee in rendering its opinion, is attached as Annex C and is incorporated into this proxy statement/prospectus by reference in its entirety. Shareholders of Cayson are encouraged to read the King Kee Opinion carefully in its entirety. The King Kee Opinion was addressed to the Cayson Board for the use and benefit of the members of the Cayson Board (in their capacities as such) in connection with its evaluation of the Business Combination. The King Kee Opinion was just one of the several factors the Cayson Board took into account in making its determination to approve the Business Combination, including those described elsewhere in this proxy statement/prospectus.

The King Kee Opinion only addressed whether, as of the date of the King Kee Opinion, the Aggregate Merger Consideration Amount pursuant to the Business Combination Agreement was fair, from a financial point of view, to Cayson and the Cayson shareholders. It did not address any other terms, aspects, or implications of the Business Combination, the Business Combination Agreement or any related or other transaction or agreement, including, without limitation, (i) the lock-up agreements, which was entered into simultaneously with the execution of the Business Combination Agreement, (ii) any term or aspect of the Business Combination that is not susceptible to financial analysis, (iii) the fairness of the Business Combination, or all or any portion of the Aggregate Merger Consideration Amount, to any securityholders of Mango or any other person or any creditors or other constituencies of Cayson, Mango or any other person, (iv) the appropriate capital structure of Cayson or Mango, (v) any capital raising or financing transaction contemplated by Cayson, including, without limitation, any other financing, nor (vi) the fairness of the amount or nature, or any other aspect, of any compensation or consideration payable to or received by any officers, directors, or employees of any parties to the Business Combination, or any class of such persons, relative to the Aggregate Merger Consideration Amount, or otherwise. King Kee did not express any opinion as to what the value of Ordinary Shares of Mango or any other security of Mango actually will be when issued in the Business Combination or the prices at which shares of Cayson or any other securities of Cayson, Mango or Mango could trade, be purchased or sold at any time.

The King Kee Opinion did not address the relative merits of the Business Combination as compared to any alternative transaction or business strategy that might have existed for Cayson, or the merits of the underlying decision by the Cayson Board or Cayson to engage in or consummate the Business Combination. The financial and other terms of the Business Combination were determined pursuant to negotiations between the parties to the Business Combination Agreement and were not determined by or pursuant to any recommendation from King Kee. In addition, King Kee was not authorized to, and did not, solicit indications of interest from third parties regarding a potential transaction involving Cayson.

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King Kee was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with respect to the Business Combination, the securities, assets, businesses or operations of Cayson, Mango or any other party, or any alternatives to the Business Combination, (b) negotiate the terms of the Business Combination, or (c) advise the Cayson Board, Cayson or any other party with respect to alternatives to the Business Combination. King Kee’s analyses and opinion were necessarily based upon market, economic, and other conditions as they existed on, and could be evaluated as of the date of the King Kee Opinion and upon certain assumptions regarding such financial, economic, market and other conditions, which were subject to unusual volatility and which, if different than assumed, could have a material impact on King Kee’s analyses and opinion. Accordingly, although subsequent developments could arise that would otherwise affect its opinion, King Kee did not assume any obligation to update, review, or reaffirm its opinion to Cayson or any other person or otherwise to comment on or consider events occurring or coming to King Kee’s attention after the date of its opinion.

In connection with its analysis, King Kee has made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances. King Kee also took into account its assessment of general economic, market, and financial conditions, as well as its experience in business valuation in general, and with respect to similar transactions, in particular. King Kee’s procedures, investigations, and financial analyses included, but were not limited to a review of:

●	the Business Combination Agreement;

●	Mango’s financial statements for the years ended December 31, 2022, December 31, 2023, December 31, 2024 and March 31, 2025;

●	forward-looking projections provided by Mango’s management regarding detailed growth drivers, a forecasted income statement, capital expenditures, and other related financial information;

●	industry and market research;

●	discussions with Mango and Cayson’s management; and

●	other documents related to the Business Combination and Mango.

Fees Paid to King Kee

King Kee received professional fees of $100,000, subject to hourly fees for material revisions for rendering its opinion and presentations to the Cayson Board, no portion of which was contingent upon the completion of the Business Combination. In addition, Cayson agreed to indemnify King Kee and certain related parties for certain liabilities that may arise out of its engagement or the rendering of its opinion.

No portion of King Kee’s fee is refundable or contingent upon the conclusion reached in the King Kee Opinion. The terms of the fee arrangements with King Kee, which Cayson believes are customary in transactions of this nature, were negotiated at arm’s length, and the Cayson Board is aware of these fee arrangements.

King Kee

King Kee is an independent valuation advisory and consulting firm. King Kee’s principals and senior staff have issued numerous fairness opinions for boards of directors and company shareholders for a period of 26 years. Within the last several years, King Kee has issued multiple opinions relating to SPAC and “de-SPAC” transactions. Additionally, King Kee has extensive experience with SPACs outside of fairness opinions and has recently conducted valuations of public and private warrants as well as rights for many SPACs.

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Valuation Methodology — Income and Market Approaches

King Kee considered and applied income and market approaches to derive an opinion of value as these approaches are the most appropriate when conducting a valuation of a going concern. Under the income approach, King Kee utilized the discounted cash flow (“DCF”) method. Under the market approach, King Kee considered the comparable public companies method. King Kee considered whether a comparable transactions method under the market approach would also be appropriate; however, King Kee disregarded this method due to a lack of recently traded comparable transactions.

The main equity value result of Mango was developed through the application of the DCF method. Under this method, the equity value result depends on the present worth of future economic benefits to be derived from the projected income. Indication of the result is developed by discounting projected future net cash flows available for payment of shareholders’ interest to their present worth.

King Kee also applied the market approach — a comparable public companies method to cross check the result. The comparable public companies method considers the P/revenue multiple of comparable companies and Mango’s revenue to imply the equity value of Mango.

Considering that the market approach is influenced significantly by market factors and comparable companies’ specific operating results, King Kee believes Mango’s forecast reflects Mango’s specific operating and business value better. As a result, the main equity value result of Mango was developed through the income approach.

Overview of Key Assumptions and Inputs

Projections

Mango’s management prepared certain prospective financial information for April 1, 2025 to December 31, 2030. King Kee assumed Mango will operate at a stable 2% growth rate from 2031 going forward. The projections reflect the growth strategy and business model implemented by Mango’s current leadership team, which was established in 2022. These forecasts do not represent a continuation of the company’s historical operations but are based on the post-2022 business plan adopted by the Company’s current management.

The following projections reflect Mango’s internal estimates of future performance. These forward-looking statements are inherently subject to uncertainties, including economic stability, market conditions, regulatory approvals, market saturation risks, regulatory costs from SFC/HKMA and broader economic factors — many of which are outside the Company’s control. The projections do not represent guarantees of future results. Rather, they illustrate management’s reasonable expectations at the time of preparation, based on available information and underlying assumptions.

The material assumptions underlying the management projections are intended to be generally consistent with the Company’s operating direction following the formation of its current leadership team in 2022. Since that time, the Company has implemented changes to its business strategy, including adjustments to its service mix and increased emphasis on transaction-driven and advisory services. The projections are based on management’s expectation that these post-2022 operating trends will continue and scale over time, rather than a return to the Company’s legacy operating model. In developing the projections, management assumed that growth would moderate as the business matures, reflecting a transition from an initial expansion phase toward a more normalized operating profile. Management acknowledges that the Company has a limited operating history under its current leadership and that actual results may differ materially from those projected.

Management prepared financial projections beyond the initial three-year period in order to reflect the expected evolution of the Company’s business across different stages of development. The Company currently holds Type 1, Type 4, Type 6 and Type 9 licenses, and management expects that the initial growth period reflected in the earlier years of the projections will be primarily driven by business accumulated under its Type 4 (advising on securities) and Type 6 (advising on corporate finance) licenses. These licenses represent the foundation of the Company’s historical and early-stage operations and are expected to support revenue growth during the initial expansion phase.

Beyond the initial three-year period, management expects the business to transition toward a more mature operating profile, with increasing contributions from activities conducted under its Type 1 (dealing in securities) and Type 9 (asset management) licenses. Management believes that extending the projection period beyond three years provides a more meaningful basis to reflect this expected progression from early-stage business accumulation toward a more diversified and mature revenue mix, consistent with the Company’s post-2022 business strategy.

The key components of Mango’s projections used by King Kee are summarized as below:

In USD’000	4-12.2025	FY 2026	FY 2027	FY 2028	FY 2029	FY 2030
Revenue	3,842	7,000	12,000	21,000	34,440	46,750
Revenue growth rate	576.0%	55.6%	71.4%	75.0%	64.0%	35.7%
Gross margin	66.0%	68.6%	63.3%	65.9%	66.6%	69.3%
EBITDA margin	53.2%	55.8%	54.6%	56.7%	57.0%	60.2%
EBIT margin	53.2%	52.6%	51.1%	55.6%	56.3%	59.6%
Net margin	52.0%	52.6%	51.3%	64.8%	65.6%	69.5%

Revenue Composition and Growth Assumptions Revenue is derived from five core business lines: financial advisory, underwriting, brokerage, asset management, and margin lending. Financial advisory services are expected to contribute over 50% of total revenue annually. Revenue growth is driven by Mango’s repositioning toward higher-value institutional services, consistent with its post-2022 strategic model. From approximately $4.5 million in 2025 (annualized), revenue is projected to reach $46.75 million in 2030. These assumptions are based on expected increases in transaction volume, product expansion, and client acquisition under the Company’s current leadership.

Cost of Goods Sold and Gross Margin Mango’s COGS includes transaction-related expenses, clearing and settlement costs, and fees tied to client activity. These are projected to increase at a slower rate than revenue due to operating leverage and margin expansion. As a result, gross margin is forecast to improve from 66.0% in 2025 to 69.3% by 2030.

Operating Expenses and EBIT Operating expenses — including personnel, general operating, marketing, administrative, and travel expenses — are expected to range from 9.7% to 16.0% of revenue across the forecast period. These costs are projected to grow more slowly than revenue, contributing to an increase in EBIT margin from 53.2% in 2025 to 59.6% by 2030. This reflects the scalable nature of Mango’s post-2022 operating model and its expected ability to absorb growth without proportionate increases in fixed overhead.

Working Capital Assumptions The forecasts assume a structurally negative working capital position throughout the projection horizon, based on faster receivable collection and slower payment cycles. Operating current assets and liabilities are expected to move proportionally with business volume. Changes in working capital are projected to positively impact cash flow annually.

Capital Expenditures Capex requirements are minimal, consistent with Mango’s asset-light strategy. Capital expenditures primarily relate to technology, infrastructure upgrades, and office expansion planned for 2026 and 2028. These outlays remain below 5% of revenue in all projected years.

EBITDA and EBIT are non-GAAP financial measures. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBIT is defined as earnings before interest and taxes. We caution investors that amounts presented in accordance with our definition of EBITDA and EBIT may not be comparable to similar measures disclosed by other issuers, because not all issuers calculate EBITDA and EBIT in the same manner. EBITDA and EBIT are similar and closely related to income from operations which is GAAP measure; however, EBITDA and EBIT should not be considered as an alternative to income from operations or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

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In addition, Mango’s management also provided King Kee with Mango’s historical financial results for December 31, 2022, December 31, 2023, December 31, 2024 and March 31, 2025. In order to check the reasonability of the projections, King Kee examined Mango’s historical growth rates, prospective operating plans, historical gross margin, historical net margin, and conducted an analysis of the industry in which Mango operates and determined that the estimates and Mango’s management’s assumptions can by supported by historical performance and within the industry norms.

Based upon the projections provided by Mango’s management and assuming that Mango will operate in a steady state after 2031, King Kee calculated the net present value of the unlevered, after-tax free cash flows of Mango’s business through 2030, plus the present value of the terminal value of Mango’s business in year 2031.

Key Assumptions to Projections

Key assumptions were made by Mango’s management with the available information and estimates at the time of preparation of the prospective financial information summarized above, including but not limited to the following:

●	The income of Mango included financial advisory, underwriting, brokerage, asset management and margin income. Based on Mango’s basic estimate, the 2025 total revenue would reach approximately USD4.5 million. The revenue growth rate during the forecasted period would be in the range of 35.7% to 75%, with the major revenue stream of financial advisory services counting more than 50% of total revenue.

●	Mango’s cost of goods sold will increase at a slower rate compared with the revenue growth due to economies of scale and Mango’s cost saving strategy. The gross margin will be 40.0% to 70.4% from 2025 to 2030 in the projections of pre-commercialization stage of Mango. The gross margin will be 66.0% to 69.3% from April 2025 to 2030 in the projections of commercialization stage of Mango.

●	The operating expense is forecasted based on historical level and industry level, which is expected to be 9.7% to 16.0% of revenue in the forecasted period.

●	The working capital items are forecasted based on historical and industry-level working capital items turn over days.

●	Capital expenditures are forecasted to support the business operation and increase.

●	Depreciation and amortization is calculated based on the assets’ remaining useful life and the depreciation and amortization accounting policy.

Discount Rate

To determine an appropriate discount rate, King Kee calculated the weighted average cost of capital (the “WACC”) of Mango as a whole. The WACC approximates the expected return required by debt and equity holders on invested capital within the industry for a company of similar nature. Equity return assumptions were determined using the capital asset pricing model (CAPM).

In order to determine the industry beta for the WACC calculation, King Kee selected 12 publicly traded companies in the investment banking and brokerage industry. These companies face similar business and economic risks relative to Mango.

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The comparable companies that King Kee considered are set forth below:

1.	MDB Capital Holdings, LLC (NasdaqCM:MDBH)

MDB Capital Holdings, LLC, through its subsidiaries, primarily operates as a broker-dealer. The company operates through two segments, Broker Dealer & Intellectual Property Service, and Technology Development. The company focuses on conducting private and public securities offerings, as well as providing research services for investment banking due diligence. The Technology Development segment engages in the synthetic biology research and development activity. The company was founded in 1997 and is based in Addison, Texas.

2.	Arta TechFin Corporation Limited (SEHK:279)

Arta TechFin Corporation Limited, an investment holding company, provides a range of financial services in Hong Kong. It operates through Global Markets Business, Asset Management Business, and Insurance Brokerage Business segments. The Global Markets Business segment offers securities and futures brokerage, and margin financing operations; capital market, debt capital market, and underwriting related services, as well as provides advisory services for finance transaction, mergers, and acquisitions. The Asset Management Business segment offers asset management products and services, including investment advisory, portfolio management, and transaction execution services. The Insurance Brokerage Business segments provides wealth management planning and insurance brokerage related services. It also offers private placement and underwriting, and corporate finance advisory services. In addition, the company engages in trading of securities and offers money lending services. The company was formerly known as Freeman FinTech Corporation Limited and changed its name to Arta TechFin Corporation Limited in October 2021. Arta TechFin Corporation Limited is headquartered in Quarry Bay, Hong Kong.

3.	Guolian Minsheng Securities Co., Ltd. (SEHK:1456)

Guolian Minsheng Securities Co., Ltd., together with its subsidiaries, provides various financial products and services in the People’s Republic of China. The company operates through Brokerage and Wealth Management segments. It is also involved in investment banking and asset management business. In addition, the company engages in securities investment consulting and brokerage, and financial advisory services related to securities trading and investment, as well as securities proprietary trading and credit transaction services. Further, it offers margin trading, intermediary of securities and agency sales activities. The company was formerly known as Guolian Securities Co., Ltd. and changed its name to Guolian Minsheng Securities Co., Ltd. in January 2025. Guolian Minsheng Securities Co., Ltd. was founded in 1992 and is headquartered in Wuxi, the People’s Republic of China.

4.	Solowin Holdings (NasdaqCM:SWIN)

Solowin Holdings, an investment holding company, provides securities brokerage, investment advisory, corporate consultancy, and asset management services in Hong Kong. It operates SolomonVA+, a trading platform that allows investors to trade over listed securities and their derivative products listed on the Hong Kong Stock Exchange (HKSE), New York Stock Exchange, Nasdaq, Shanghai Stock Exchange, and Shenzhen Stock Exchange; and provides online account opening through its front trading and back-office clearing systems. The company also offers Hong Kong initial public offering underwriting, public offer application, and margin financing services; international placing subscription; Hong Kong pre-IPO securities trading; US IPO subscription; HKSE securities trading, IPO subscription and placement, bond trading, fund subscription, equity custodian and agent, investment immigrant account management, enterprise employee shareholding exercise, professional investment research, instant quotation, and stock custodian and nominee services. In addition, it offers investment advisory services to its clients based on their financial needs and risk appetite; and issues and manages various fund products. Further, the company provides professional asset management services to financial and private institutions; tailored financial services to individual investors; investment banking service; wealth management service; virtual asset dealing services; financial and independent financial advisory services for unlisted and listed companies; securities dealing and advice; financial planning service; and offshore private fund investment services. Solowin Holdings was incorporated in 2021 and is based in Tsim Sha Tsui, Hong Kong.

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5.	Imagi International Holdings Limited (SEHK:585)

Imagi International Holdings Limited, an investment holding company, engages in the financial services, computer graphic imaging (CGI), and entertainment businesses in Hong Kong. It operates through Securities Brokerage and Asset Management, Provision of Finance, Trading of Securities, and Entertainment segments. The Securities Brokerage and Related Financial Services segment offers a full range of securities brokerage and related services, including dealing in securities and future contracts, advising on corporate finance, and asset management services. The Provision of Finance segment conducts money lending activities. The Trading of Securities segment invests in listed and unlisted securities and proprietary trading activities. The Entertainment segment is involved in CGI and film production related businesses and investments. It also holds and licenses intellectual property rights of CGI animation pictures, provision of film distribution license rights, and artiste management services. Imagi International Holdings Limited was incorporated in 1997 is headquartered in North Point, Hong Kong.

6.	Victory Securities (Holdings) Company Limited (SEHK:8540)

Victory Securities (Holdings) Company Limited, together with its subsidiaries, provides integrated financial services in Hong Kong. It offers securities/futures/insurance policies broking, placing, and underwriting services, securities advising, financing, asset management, and financial advisory services and investment and insurance consultancy services. The company also provides virtual asset dealing services, securities brokerage services with respect to virtual asset-related exchange traded funds and virtual asset advisory services, as well as markets and distributes virtual asset-related private funds. The company was incorporated in 2016 and is headquartered in Sheung Wan, Hong Kong. Victory Securities (Holdings) Company Limited operates as a subsidiary of Dr. TT Kou’s Family Company Limited.

7.	Central China Securities Co., Ltd. (SEHK:1375)

Central China Securities Co., Ltd. operates as a securities company. The company operates through securities brokerage business, proprietary business, investment banking business, credit business, investment management business, futures business, overseas business, and headquarters and other business segments. It trades in securities brokerage, such as stocks, funds, bonds, derivatives, and other financial products on behalf of its customers. The company provides margin financing and securities lending, commodity and financial futures brokerage services, wealth management services, market information and advisory services and corporate finance services, such as equity and debt financing, as well as financial advisory services for mergers, acquisitions, asset and debt restructuring, and refinancing transactions. In addition, it is involved in asset management, direct investment, and fund management, futures investment advisory services, equity and venture capital investments and sponsorship underwriting. The company was incorporated in 2002 and is headquartered in Zhengzhou, China.

8.	Futu Holdings Limited (NasdaqGM:FUTU)

Futu Holdings Limited provides digitalized securities brokerage and wealth management product distribution service in Hong Kong and internationally. The company offers online financial services, including securities and derivative trades brokerage, margin financing and fund distribution services through its Futubull and Moomoo digital platforms. It also provides financial information and online community services; online wealth management services under the Money Plus brand name through its Futubull and moomoo platforms, which provides its client access to mutual funds, private funds, bonds, structured products, and other wealth management products; market data and information services and NiuNiu Community, an open forum for users and clients to share insights, ask questions, and exchange ideas. Futu Holdings Limited was founded in 2007 and is headquartered in Admiralty, Hong Kong.

9.	Top KingWin Ltd (NasdaqCM:WAI)

Top KingWin Ltd offers corporate business training, corporate consulting, and advisory and transaction services in the People’s Republic of China. The company sells devices to support artificial intelligence data collection and analysis. It serves entrepreneurs and executives in small and medium enterprises. The company was founded in 2018 and is headquartered in Guangzhou, China.

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10.	CSC Financial Co., Ltd. (SEHK:6066)

CSC Financial Co., Ltd., together with its subsidiaries, provides investment banking services in Mainland China and internationally. The company operates through four segments: Investment Banking, Wealth Management, Trading and Institutional Client Services, and Asset Management. It offers securities brokerage, securities investment consultancy, financial advisory relating to securities trading and securities investment activities, securities underwriting and sponsoring, proprietary trading and investment of securities, securities asset management, agency sale of securities investment funds, margin financing and securities lending services, agency sale of financial products, and market-making of stock options. The company also provides custodian services for securities investment funds, market-making trading business of listed securities, sale of precious metal products, commodity futures brokerage, financial futures brokerage and asset management, equity investment and corporate management services, investment management, raising and management of investment funds, investment management of equity investment, investment consulting, and project consulting services. In addition, it offers equity and debt financing; brokerage agency services for corporate and personal clients in the trading of equity stocks, funds, bonds, and futures; specialized research and advisory services; and private placement offerings and related services. The company was formerly known as China Securities Finance Co., Ltd. CSC Financial Co., Ltd. was founded in 2005 and is based in Beijing, China.

11.	Amasse Capital Holdings Limited (SEHK:8168)

Amasse Capital Holdings Limited, an investment holding company, provides corporate finance and investment advisory services in Hong Kong. The company offers financial advisory services to public listed companies and investors seeking to control or invest in public listed companies, as well as acts as an independent financial advisor for independent board committees and/or independent shareholders of public listed companies. It also acts as an underwriter and/or placing agent not holding client assets in dealing activities for its clients. In addition, it provides company secretary services. The company was founded in 2012 and is headquartered in Central, Hong Kong. Amasse Capital Holdings Limited is a subsidiary of Access Cheer Limited.

12.	Everbright Securities Company Limited (SHSE:601788)

Everbright Securities Company Limited, together with its subsidiaries, operates as a securities company in Mainland China and internationally. It operates through Wealth Management Business; Corporate Financing Business; Institutional Customer Business; Investment Trading Business; Asset Management Business; Equity Investment Business; and Others segments. The company offers securities and futures brokerage, bulk commodity warehouse receipt, and investment advisory services; NEEQ and structural financing; and margin trading and stock pledge, as well as investment banking and financial leasing, margin financing and securities lending, institutional trading, prime brokerage, online securities trading, equity and debt financing, bullion trading, and overseas brokerage and wealth management business. It provides stock and bond financing, merger and acquisition financing, insurance agency, collateralized stock repurchase transactions, and trades stocks, bonds, and derivatives, as well as asset securitization and financial advisory services. In addition, it engages in securities and fund asset management, retail, securities trading and investment, proprietary fixed income and equity investment, factoring, investment research, prime brokerage and custody, customized financial products and package solutions; bond distribution, OTC derivatives, market making, and investment consulting services, etc. Further, the company engages in private securities and equity investment, nominee, business marketing and promotion, as well as operates alternative investment and PPP business, holds motor vehicle and licenses, IT support management, commodities broking and leveraged foreign exchange, etc. The company was incorporated in 1996 and is headquartered in Shanghai, China.

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Market Approach Multiple

According to the above comparable companies selection, King Kee applied the average P/revenue multiple of comparable companies to Mango’s forecasted revenue in 2025 to determine Mango’s value under the comparable public companies method of the market approach.

Equity Value Calculation

Under the income approach, King Kee calculated the 100% equity value of Mango which ranged from $330 million to $370 million. Under the market approach, the result of 100% equity value of Mango which ranged from $320 million to $360 million, which is similar to the result of income approach.

Considering the market approach is influenced significantly by the market factors and comparable companies’ specific operating, King Kee adopted the result under the income approach to be the main conclusion, and market approach result to cross check such conclusion.

Conclusion & Opinion

King Kee’s analysis provided a fair market valuation range of Mango’s equity of approximately $330 million to $370 million, based on the income approach. According to King Kee’s analysis, it is King Kee’s opinion that the Business Combination is “fair” to shareholders of Cayson from a financial perspective.

Disclosure of Prior Relationships

During the two years preceding the date of the King Kee Opinion, King Kee did not have any material relationship with any party to the Business Combination for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Statement Regarding Unaudited Prospective Financial Information of Mango

Neither Cayson nor Mango, as a matter of course, makes public projections as to future sales, earnings or other results. However, Mango management prepared certain prospective financial information solely for use by King Kee in connection with the rendering of the King Kee Opinion and performing its related financial analyses.

The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. The prospective financial information was based on numerous variables and assumptions that were deemed to be reasonable as of the date on which such forecasts were finalized, including, among other things, Mango’s expectations, which may not prove to be accurate, relating to the business, earnings, cash flow, assets, liabilities and prospects of Mango, industry metrics and the regulatory and commercial probability of success and expenses adjusted on the basis thereof. While presented in this proxy statement/prospectus with numeric specificity, the information set forth herein was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Mango’s management, including, among other things, the matters described in the sections entitled “Forward-Looking Statements,” “Industry and Market Data” and “Risk Factors.”

Important factors that may affect actual results and cause the results reflected in the prospective financial information not to be achieved include, among other things, risks and uncertainties relating to Mango’s business, industry performance, the regulatory environment, and general business and economic conditions. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change.

The accompanying prospective financial information covers an extended period of time, and this information by its nature becomes subject to greater uncertainty with each successive year. In particular, the below information extends for a period of 10 years, and the risks and uncertainties regarding the prospective financial information, including the potential for adverse development such as additional competition or changes in the competitive or regulatory landscape. Accordingly, there can be no assurance that the estimates and assumptions made in preparing the prospective financial information will prove accurate or that any of such prospective information will be realized.

The prospective financial information set forth below is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information. The inclusion of the below information should not be regarded as an indication that Cayson, Mango or any other recipient of this information considered — or now considers — it to be necessarily predictive of actual future results. Moreover, the below information is not included to influence your views on the Business Combination and is summarized in this proxy statement/prospectus solely to provide shareholders access to certain non-public information considered by the Cayson Board in connection with its evaluation of the merger and provided to King Kee to assist with its financial analyses. The information below should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Mango in this proxy statement/prospectus.

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The unaudited prospective financial information is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year. In addition, various assumptions underlying the forecasts may prove to not have been accurate. The forecasts may not be realized, and actual results may be significantly higher or lower than projected in the forecasts. The forecasts also reflect assumptions as to certain business strategies or plans that are subject to change. As a result, the inclusion of the forecasts in this proxy statement/prospectus should not be relied on as “guidance” or otherwise predictive of actual future events, and actual results may differ materially from the forecasts.

Neither Mango’s independent registered public accounting firm nor any other independent accountants, has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The report of Mango’s independent registered public accounting firm included in this proxy statement/prospectus relates to Mango’s historical audited financial statements. It does not extend to the unaudited prospective financial information and should not be read to do so.

Certain of the measures included in the prospective financial information may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Mango may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with the financial advisor rendering an opinion on a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of such financial measures. The financial projections were requested by, and disclosed to, Cayson for use as a component in its overall evaluation of Mango and are included in this proxy statement/prospectus on that account.

Inclusion of the prospective financial information in this proxy statement/prospectus should not be regarded as a representation by any of Cayson, Mango or any other person that the results contained in the prospective financial information will be achieved, and should not be regarded as an indication that Cayson, the Cayson Board, or their respective affiliates, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination. You are cautioned not to rely on the projections in making a decision regarding the Business Combination, or any part of the transactions contemplated by it, as the projections may be materially different than actual results. Mango will not refer back to the financial projections in its future periodic reports filed under the Exchange Act.

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Mango does not expect to generally publish its business plans and strategies or make external disclosures of its anticipated financial position or operating results in the manner provided with respect to Mango to Cayson in connection with the Business Combination. Accordingly, Mango does not intend to update or otherwise revise the projected financial information provided to Cayson to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, Mabngo does not intend to update or revise the projected financial information provided to Cayson to reflect changes in general economic or industry conditions.

Certain Unaudited Mango Prospective Financial Information

Mango provided Cayson with its internally prepared forecasts, as described below. These forecasts were prepared by Mango solely for internal use, including budgeting and other management purposes, are subjective in many respects and are therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. You are cautioned not to rely on the forecasts in making a decision regarding the Business Combination, as the forecasts may be materially different than actual results.

The forecasts are based on information provided to the Cayson Board prior to the meeting at which it approved the Business Combination Agreement and the Business Combination, and reflect numerous assumptions, including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond Mango’s control, such as the risks and uncertainties described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus. In developing the projected financial information, numerous significant assumptions were made, in addition to the assumptions described above, with respect to Mango’s business for the periods covered by the financial projections. The material assumptions on which Mango’s management based its forecasts include:

●

Revenue:

Mango Financial Limited projects a rapid expansion in revenue from 2025 through 2030, driven by growth across its core financial service segments. Total projected revenue is expected to increase from approximately US$4.5 million in 2025 to about US$46.8 million by 2030, reflecting annual growth rates ranging from roughly 35% to 75% during the period. This substantial growth outlook is based on management’s assumptions that Mango will capitalize on robust demand for its advisory and underwriting services in the coming years. In particular, financial advisory fees are projected to remain the largest revenue source, accounting for over 50% of total revenues throughout the forecast horizon. The Company obtained a Hong Kong Type 6 license (advising on corporate finance) in 2025 to conduct IPO sponsor business, which is expected to support significant advisory fee income growth. Underwriting and placement fees are likewise anticipated to ramp up beginning in 2027 as Mango participates in more capital markets transactions, while its brokerage, asset management, and margin financing segments provide additional incremental revenue growth. For example, underwriting revenue is projected to reach US$6–8 million by 2029–2030, from negligible levels in 2025. Similarly, the asset management and margin financing segments, though smaller in absolute terms, are expected to grow steadily as the Company expands its client base in these areas. Management’s forecast assumes that advisory and consultancy services will continue to contribute the majority of revenue, given the high demand for corporate finance advisory in Hong Kong, while other segments gradually increase their share of the revenue mix.

●

Customer Pipeline:

In addition to historical performance and projected organic growth, Mango’s management has identified a potential pipeline of customers across its core segments that could significantly contribute to revenue expansion. For financial advisory services, the Company is in active discussions with approximately 10 corporate clients regarding mandates for IPO sponsorship, M&A advisory, and capital markets consultancy. For underwriting and placement services, management has developed a preliminary pipeline of 2 issuers considering equity or debt offerings in Hong Kong and overseas markets, where Mango expects to act as sponsor, lead manager, or placing agent. In asset management, Mango is currently engaging with 2 prospective institutional and high-net-worth clients for discretionary portfolio management and external asset management mandates. While these prospective client engagements are not yet secured contracts, management believes they provide a strong foundation for achieving the revenue growth assumptions in the projections. The table below summarizes Mango’s potential customer pipeline by segment.

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Segment	Potential Customers (Placeholder)
Financial Advisory	10
Underwriting & Placement	2
Asset Management	2

It is noted that these prospective revenue figures represent a sharp increase from Mango’s recent historical results. For context, the Company recorded total revenues of approximately HK$5.98 million in 2024 (around US$0.77 million), driven largely by its nascent advisory business which comprised ~89% of 2024 revenue. The 2025 projection of US$4.5 million reflects Mango’s transition from this early stage into a high-growth phase beginning in mid-2025 (following the business combination), as management anticipates closing several advisory mandates and underwriting deals that year. These growth expectations are based on available information and management’s best estimates at the time of projection, and actual revenues in future periods could vary significantly depending on market conditions and the Company’s execution of its business plan.

●

Expenses:

Mango’s total expenses (cost of revenue plus operating expenses) are projected to increase in absolute terms alongside the rapid revenue growth, but management expects expenses to rise at a slower rate than revenues. This operating leverage is driven by economies of scale and cost-saving initiatives that Mango intends to implement as the business grows. In particular, cost of services (direct costs associated with revenue) is forecast to grow more slowly than revenue due to scalable operations, resulting in improving gross profit margins over time. At the same time, operating expenses are projected to remain within approximately 10%–16% of revenue during the forecast period. As revenues accelerate, the Company’s fixed costs and overhead are spread over a larger base, causing operating expenses as a percentage of revenue to decline to single-digits by 2030. By the final forecast year 2030, total operating expenses are expected to represent only about 9.7% of revenue (down from mid-teens levels in the earlier years). This reflects management’s expectation of improved operating efficiency and disciplined cost management as Mango scales its business. For example, general and administrative expenses are assumed to grow modestly relative to revenue, and personnel costs are forecasted to increase in line with industry norms to support the expanding operations. Overall, total expenses are projected to grow from roughly US$2.2 million in 2025 to approximately US$18.9 million in 2030, significantly lower than the corresponding revenue growth over the same period. This favorable cost-to-revenue dynamic underpins a substantial improvement in Mango’s profitability throughout the forecast horizon.

●

Net Profits:

Reflecting the strong revenue growth and controlled expenses discussed above, Mango’s net profit is projected to increase dramatically from 2025 through 2030. The Company anticipates net income (after taxes) will grow from approximately US$2.3 million in 2025 to about US$23.3 million by 2030, as operating income expands and profit margins remain robust. In 2024, Mango had just achieved its first annual net profit (HK$3.35 million, or ~US$0.43 million) after a net loss in 2023. Under the forecast, profitability accelerates beginning in 2025, with net profit margin expected to exceed 50% in the initial years of the projection. This is largely attributable to the high-margin nature of Mango’s advisory and underwriting services, combined with the efficiency gains on the expense side. Even as the Company incurs higher absolute costs to support growth, the surge in revenue outpaces these costs, yielding substantial increases in operating profit each year.

The projections also take into account the utilization of tax loss carryforwards and the phased introduction of income tax expenses. Mango’s management assumes that minimal corporate income tax will be payable in 2025 and 2026 (and only a nominal amount in 2027) due to available tax losses and allowances, with the standard 16.5% Hong Kong corporate tax rate fully impacting earnings from 2028 onward. Consequently, the net profit growth rate moderates slightly in 2028 when the Company begins paying full taxes on its earnings. Even so, net income is projected to continue its strong upward trajectory through 2030, supported by the factors discussed – rapid revenue expansion and improving operating leverage. By 2029–2030, annual net profits are expected to reach the mid-eight-figure range (in HKD), underscoring the significant value creation anticipated under these projections.

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Although the assumptions and estimates on which the forecasts for revenue, expenses and net profits are based are believed by Mango’s management to be reasonable and based on the best then-currently available information, the financial forecasts are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Mango’s control. While all forecasts are necessarily speculative, Mango believes that the prospective financial information covering periods beyond twelve months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context.

Due to inherent uncertainties in financial projections of any kind, shareholders are strongly cautioned not to place undue reliance, if any, on the forecasts and not to rely on the forecasts in making any decision regarding the Business Combination.

There will be differences between actual and forecasted results, and actual results may be materially greater or materially less than those contained in the forecasts. In addition, the prospective financial information is not being included in this proxy statement/prospectus to influence your decision whether to vote in favor of any proposal presented at the Meeting (including the Condition Precedent Proposals) but is being included because such forecasts were made available to the Cayson Board in connection with its evaluation of Mango.

The inclusion of the forecasted financial information in this proxy statement/prospectus should not be regarded as an indication that Mango, Cayson or their respective representatives considered or consider the forecasts to be a reliable prediction of future events, and reliance should not be placed on the forecasts. The forecasts are not fact.

The forecasts were requested by, and disclosed to, the Cayson Board for use as a component in its overall evaluation of Mango and are included in this proxy statement/prospectus on that basis. In addition, Mango has affirmed to Cayson that the forecasts reflect the view of Mango’s management about its future performance as of the date of this proxy statement/prospectus. However, Mango has not warranted the accuracy, reliability, appropriateness or completeness of the forecasts to anyone, including to Cayson. Neither Mango’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Mango compared to the performance reflected in the forecasts, and none of them intends to or undertakes any obligation to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the forecasts are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. Mango will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.

Mango does not as a matter of course make public projections as to future sales, earnings or other results. As such, the accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with published guidelines of the SEC or those established by the American Institute of Certified Public Accountants with respect to prospective financial information. While, in the view of Mango’s management, the prospective financial information was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Mango, this information does not reflect statements of fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information. Neither Mango’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projected financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the projected financial information.

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The key elements of the forecasts requested by, and disclosed to, the Cayson Board are summarized in the table below:

	Year Ended December 31,
	2025E	2026E	2027E	2028E	2029E	2030E
	US Dollars, in thousands, except otherwise stated
Revenue	4,500	7,000	12,000	21,000	34,440	46,750
Total expenses	-2,165	-3,318	-5,888	-11,246	-18,241	-23,466
Net Profits	2,335	3,682	6,112	9,754	16,199	23,284

The Mango Board’s Reasons for the Business Combination

In reaching its unanimous resolution to approve the transaction with Cayson, the Mango Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Mango Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Mango Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Mango Board’s reasons for approving the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

The Mango Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

●	Other Alternatives. It is the belief of Mango, after review of alternative strategic opportunities from time to time, that the proposed Business Combination represents the best potential transaction for Mango to create greater value for Mango shareholders, while providing Mango’s shareholders with greater liquidity by owning stock in a public company.

●	Advantages Over a Traditional IPO. The Mango Board considered the alternative of a traditional IPO. The Mango Board considered that the Business Combination provided certain advantages over a traditional IPO. In particular, the Mango Board considered that, based on available information at the time, including with respect to the conditions of the IPO market for companies of a similar size and industry as Mango, the Business Combination with Cayson was likely to provide for a more time-and cost-effective means to capital.

●	Terms of the Merger Agreement. The Mango Board considered the terms and conditions of the Merger Agreement, including but not limited to the nature and scope of the closing conditions, the related financing transactions, the tax treatment, and the likelihood of obtaining any necessary approvals, in addition to the transactions contemplated thereby, including the Business Combination.

●	Access to Capital. Mango expects that the Business Combination will provide the potential for increased access to sources of capital at a lower cost and from a broader range of investors than it could otherwise obtain if it continued to operate as a stand-alone, privately held company.

●	Benefit from Being a Public Company. Mango believes that as a publicly traded company it will increase shareholder value and may benefit from utilizing the broader access to capital and public profile that are associated with being a publicly traded company.

The Mango Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

●	Risk that Business Combination may not be completed. The Mango Board considered the risk that the Business Combination might not be consummated in a timely manner or at all, due to a lack of stockholder approval or failure to satisfy various conditions to closing.

●	Uncertainty as to amount of redemptions and cash in the Trust Account following the Business Combination. The Mango Board considered that the Cayson stockholders have the right to redeem their shares for cash. Any such redemptions shall serve to reduce the amount of cash in the Trust Account following the Business Combination and reduce the amount of capital available to operate and grow Mango’s operations. The amount of redemptions and the amount of cash that will remain in Trust Account following the Business Combination cannot be determined.

●	Impact on reputation and business if Business Combination is not completed. The Mango Board considered the possibility that the Business Combination might not be completed and that there may be an adverse effect of the public announcement of the Business Combination on Mango’s reputation and business in the event the Business Combination is not completed.

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●	Expenses and challenges. The Mango Board considered the expenses to be incurred in connection with the Business Combination and related administrative challenges associated with combining the companies.

●	Costs of being a public company. The Mango Board considered the additional public company expenses and obligations that Mango’s business will be subject to following the Business Combination to which it has not previously been subject.

●	Benefits Not Achieved. The Mango Board considered the risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.

●	Litigation. The Mango Board considered the possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

●	Other Risks. Various other risks associated with the Business Combination under the section entitled “Risk Factors.”

The Mango Board concluded that the potential benefits that it expected Mango and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Mango Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Business Combination, were advisable and in the best interests of Mango and its shareholders.

Satisfaction of 80% Test

It is a requirement under Cayson’s M&A that any business acquired by Cayson have an aggregate fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for such initial business combination. As of July 11, 2025, the date of the execution of the Business Combination Agreement, the balance of the funds in the trust account (excluding deferred underwriting discounts and commissions and taxes payable on the interest earned on the trust account) was approximately $59.93 million, and 80% thereof represents approximately $47.94 million. Based on the financial information provided to the Cayson Board in connection with approval of the transaction, the Cayson Board determined that this requirement was met. The Cayson Board believes that the financial skills and background of its members qualify it to conclude that the Business Combination with Mango met this requirement.

Redemption Rights

Pursuant to the Cayson’s M&A, Public Shareholders may seek to redeem their shares for cash, regardless of whether they vote “FOR” or “AGAINST,” or do not vote at all on, the Business Combination Proposal. Any Public Shareholder holding Public Shares as of the record date may demand that Cayson redeem such shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust, including any interest earned on the funds held in the trust account and not previously released to Cayson to pay its taxes, divided by the number of then outstanding Public Shares, calculated as of two (2) business days prior to the consummation of the Business Combination. If a holder properly seeks redemption of any Public Shares and the Business Consummation is consummated, Cayson will, subject to funds being legally available therefor, redeem such Public Shares for the redemption price and the holder will no longer own such Public Shares following the Business Combination. For more information, see the section entitled “Extraordinary General Meeting of Cayson Shareholders — Redemption Rights.”

Certain Material U.S. Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax considerations of the Business Combination to U.S. Holders (as defined below) of Cayson Units, Cayson Ordinary Shares and Cayson Rights (“Cayson Securities”). The following discussion also summarizes the material U.S. federal income tax consequences to U.S. Holders (as defined below) of Cayson Ordinary Shares that elect to have their Cayson Ordinary Shares redeemed for cash, and the material U.S. federal income tax consequences of the ownership and disposition of Mango Ordinary Shares following the Business Combination. This discussion applies only to U.S. Holders of Cayson Securities and Mango Ordinary Shares, as the case may be, that are held as “capital assets” (generally, property held for investment) within the meaning of Section 1221 the Code.

The following does not purport to be a complete analysis of all tax considerations arising in connection with the Business Combination, the redemptions of Cayson Ordinary Shares or the acquisition, ownership and disposition of Mango Ordinary Shares. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum tax or Medicare contribution tax considerations and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, regulations promulgated by the U.S. Department of the Treasury thereunder (“Treasury Regulations”), judicial decisions and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Neither Cayson nor Mango has sought nor will seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take, or a court will not sustain, a contrary position regarding the tax considerations discussed below.

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This discussion does not address all U.S. federal income tax considerations relevant to a holder’s particular circumstances. In addition, it does not address considerations relevant to holders subject to special rules, including, without limitation:

●	persons that are not U.S. Holders;

●	the Sponsors, Cayson Holdings’ direct and indirect owners, and officers or directors of Cayson;

●	banks, insurance companies, and certain other financial institutions;

●	regulated investment companies and real estate investment trusts;

●	brokers, dealers or traders in securities;

●	traders in securities that elect to mark to market;

●	tax-exempt organizations or governmental organizations;

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding Cayson Securities or Mango Ordinary Shares, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to Cayson Securities and Mango Ordinary Shares, as the case may be, being taken into account in an applicable financial statement;

●	persons that actually or constructively own 5% or more (by vote or value) of the outstanding Cayson Securities or, after the Business Combination, the Mango Ordinary Shares;

●	“controlled foreign corporations,” PFICs and corporations that accumulate earnings to avoid U.S. federal income tax;

●	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

●	U.S. Holders having a functional currency other than the U.S. dollar;

●	persons subject to the “base erosion and anti-abuse” tax;

●	persons who hold or received Cayson Securities and Mango Ordinary Shares, as the case may be, pursuant to the exercise of any employee share option or otherwise as compensation; and

●	pension plans and tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares of Cayson Securities and Mango Ordinary Shares, as the case may be, that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

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●	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Cayson Securities or Mango Ordinary Shares, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BUSINESS COMBINATION AND THE U.S. FEDERAL INCOME TAX TREATMENT TO U.S. HOLDERS OF CAYSON SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BUSINESS COMBINATION AND THE U.S. FEDERAL INCOME TAX TREATMENT OF OWNING MANGO CLASS A ORDINARY SHARES TO ANY PARTICULAR U.S. HOLDER WILL DEPEND ON THE U.S. HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF CAYSON SECURITIES AND MANGO CLASS A ORDINARY SHARES.

U.S. Federal Income Tax Considerations of the Business Combination

The parties to the Business Combination Agreement intend for the Business Combination to qualify as a “reorganization” within the meaning of Section 368(a) of the Code (a “reorganization”) and intend that the Merger should qualify as part of an exchange described in Section 351 of the Code. However, the provisions of Sections 351(a) and 368(a) of the Code are complex and qualification as a non-recognition transaction thereunder could be adversely affected by events or actions that occur following the Business Combination that are beyond Cayson’s control. For example, if 20% or more of the Mango Ordinary Shares were subject to an arrangement or agreement to be sold or disposed of at the time of its issuance in the Merger, one of the requirements for Section 351(a) treatment would be violated. Neither Cayson nor Mango expects that any of the Mango Ordinary Shares issued in the Merger that will be subject to contractual restrictions on transfer will be subject to an arrangement or agreement by its owner to sell or dispose of such shares upon the issuance of those shares in the Merger.

The remainder of this discussion assumes that the Merger qualifies as a transaction described in Sections 351(a) and 368(a) of the Code. U.S. holders should consult their tax advisers regarding the characterization of the Merger for U.S. federal income tax purposes.

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Tax Consequences of the Business Combination if it qualifies as a Reorganization Within the Meaning of Section 368(a) of the Code

The parties to the Business Combination Agreement intend for the Business Combination to qualify as a “reorganization” within the meaning of Section 368(a) of the Code (a “reorganization”). Although the remainder of this discussion assumes that the Business Combination will so qualify, there are significant legal and factual uncertainties with respect to such qualification. For instance, to qualify as a reorganization, the acquiring corporation must continue, either directly or indirectly through certain related entities, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury Regulations promulgated under section 368 of the Code. However, there is no direct guidance as to how such rules are applied in the case of an acquisition of a corporation with only investment-type assets, such as Cayson. In addition, the qualification of the Business Combination as a reorganization will be based on facts which cannot be confirmed until the time of closing or following the closing, including the extent to which Cayson shareholders exercise their redemption rights with respect to their Cayson Securities.

The Closing is not conditioned upon the receipt of an opinion of counsel that the Business Combination will qualify as a reorganization, and neither Cayson nor Mango intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Business Combination. Accordingly, no assurance can be given that the IRS will not challenge the Business Combination’s qualification as a reorganization or that a court would not sustain such a challenge by the IRS. If the Business Combination qualifies as a reorganization, U.S. Holders will generally not recognize gain or loss as a result of the Business Combination. See further detail below in the section titled U.S. Holders Exchanging Cayson Securities for Mango Ordinary Shares.

Tax Consequences of the Business Combination if it does not qualify as a Reorganization Within the Meaning of Section 368(a) of the Code

If the Business Combination does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the Merger, taken together with the PIPE Financing, are part of a plan that should qualify for tax-deferred treatment as an exchange described in Section 351 of the Code. However, there are legal uncertainties as to such qualification. For instance, in order for the Merger and the PIPE Financing to qualify as an exchange under Section 351 of the Code, the control requirement under Section 368(c) of the Code must be met. Neither Cayson nor Mango intend to request a ruling from the IRS regarding the qualification of the Merger as part of an exchange described in Section 351 of the Code. Accordingly, no assurance can be given that the IRS would not challenge the treatment by a Cayson shareholder that the Merger and the PIPE Financing, taken together, qualifies as an exchange under Section 351 of the Code or that a court would not sustain such a challenge by the IRS. If the Merger, taken together with the PIPE Financing, qualifies as an exchange under Section 351 of the Code, U.S. Holders will generally not recognize gain or loss upon the exchange of their Cayson Ordinary Shares for Mango Ordinary Shares.

If the Business Combination does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Merger, taken together with the PIPE Financing, does not qualify as an exchange under Section 351 of the Code, a U.S. Holder of Cayson Securities generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value of Mango Ordinary Shares received by such U.S. Holder in the Business Combination over such U.S. Holder’s adjusted tax basis in the Cayson Securities surrendered by such U.S. Holder in the Business Combination. Any gain or loss so recognized would generally be long-term capital gain or loss if the U.S. Holder had held the Cayson Securities for more than one year (or short-term capital gain or loss otherwise). It is unclear, however, whether the redemption rights with respect to Cayson Ordinary Shares have suspended the running of the applicable holding period for this purpose. Long-term capital gains of non-corporate U.S. Holders (including individuals) currently are eligible for preferential U.S. federal income tax rates. However, the deductibility of capital losses is subject to limitations. A U.S. Holder’s holding period in the Mango Ordinary Shares received in the Business Combination, if any, would not include the holding period for the Cayson Securities surrendered in exchange therefor and would begin on the day following the Closing Date.

The remainder of this discussion of the U.S. federal income tax consequences with respect to the Business Combination assumes that the Business Combination will qualify as a reorganization.

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U.S. Holders Exchanging Cayson Securities for Mango Ordinary Shares

This section is subject in its entirety to the discussion in the section below titled “— Passive Foreign Investment Company Rules”.

If the Business Combination qualifies as a reorganization under Section 368(a) of the Code, a U.S. Holder generally should not recognize gain or loss if, pursuant to the Business Combination, the U.S. Holder exchanges only Cayson Ordinary Shares for Mango Ordinary Shares.

In such a case, the aggregate tax basis of the Mango Ordinary Shares received by a U.S. Holder in the Business Combination will be equal to the aggregate adjusted tax basis of the Cayson Ordinary Shares surrendered in exchange therefor. It is unclear whether the redemption rights with respect to Cayson Ordinary Shares have suspended the running of the applicable holding period.

Notwithstanding the discussion below under the subsection titled “— U.S. Holders Exercising Redemption Rights with Respect to Cayson Ordinary Shares”, if a U.S. Holder exercises its redemption rights to receive cash from the trust account in exchange for only a portion of its Cayson Ordinary Shares, such redemption may be treated as integrated with the Business Combination rather than as a separate transaction. In such case, cash received by such U.S. Holder in the redemption may also be treated as taxable boot received in a reorganization. Under this characterization, such U.S. Holder may be required to recognize more gain or income than if the redemption of Cayson Ordinary Shares was treated as a separate transaction from the exchange pursuant to the Business Combination, and would not be entitled to recognize any loss with respect to its redeemed Cayson Ordinary Shares.

Additional Reporting Requirements

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property to Mango in connection with the Business Combination. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. In addition, certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Mango Ordinary Shares, subject to certain exceptions, by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold Mango Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Mango Ordinary Shares.

U.S. Holders Exercising Redemption Rights with Respect to Cayson Ordinary Shares

This section is subject in its entirety to the discussion in the subsection below titled “— Passive Foreign Investment Company Rules”. In the event that a U.S. Holder’s Cayson Ordinary Shares are redeemed for cash pursuant to the redemption provisions described herein, the treatment of such redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of stock under Section 302 of the Code. Whether a redemption qualifies as a sale of stock under Section 302 of the Code will depend largely on the total number of Cayson Ordinary Shares treated as held by the U.S. Holder relative to all of the Cayson Ordinary Shares outstanding, both before and after the redemption.

The redemption of Cayson Ordinary Shares generally will be treated as a sale of stock under Section 302 of the Code (rather than a distribution, as specified in Section 302(d) of the Code and subject to tax treatment under Section 301 of the Code) if the redemption (i) results in a “complete termination” of the U.S. Holder’s interest in Cayson, (ii) is “substantially disproportionate” with respect to the U.S. Holder or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests (determined immediately after the Business Combination) are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally should take into account not only Cayson Ordinary Shares actually owned by such U.S. Holder but also Cayson Ordinary Shares constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option.

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There will be a complete termination of a U.S. Holder’s interest if either: (i) all of the Cayson Ordinary Shares actually and constructively owned by the U.S. Holder are redeemed, or (ii) all of the Cayson Ordinary Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules set forth in the Code and Treasury Regulations, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares.

In order to meet the “substantially disproportionate” test, the percentage of outstanding voting stock actually or constructively owned by a U.S. Holder immediately following the redemption generally must be less than 80% of the voting stock actually or constructively owned by such U.S. Holder immediately prior to the redemption.

The redemption of Cayson Ordinary Shares will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Cayson. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Cayson will depend on such U.S. Holder’s particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate voting interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders of Cayson Ordinary Shares should consult their own tax advisors as to the tax consequences of redemption.

If the redemption of Cayson Ordinary Shares qualifies as a sale of stock by a U.S. Holder under Section 302 of the Code, the U.S. Holder generally would recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the Cayson Ordinary Shares redeemed. Such gain or loss generally would be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. A U.S. Holder’s tax basis in such U.S. Holder’s Cayson Ordinary Shares generally will equal the cost of such shares.

If the redemption of Cayson Ordinary Shares does not qualify as a sale of stock under Section 302 of the Code, then the U.S. Holder will be treated as receiving a corporate distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current or accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s Cayson Ordinary Shares. Any remaining excess will be treated as capital gain realized on the sale or other disposition of the Cayson Ordinary Shares.

U.S. Federal Income Tax Considerations of Ownership and Disposition of Mango Ordinary Shares

Distributions on Mango Ordinary Shares

Subject to the discussion below under the subsection titled “— Passive Foreign Investment Company Rules”, if Mango makes distributions of cash or property on the Mango Ordinary Shares, such distributions will be treated for U.S. federal income tax purposes first as a dividend to the extent of Mango’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. If Mango does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussion below under the subsection titled “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

●	either (a) the shares are readily tradable on an established securities market in the United States, or (b) Mango is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

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●	Mango is neither a PFIC (as discussed below under below under the subsection titled “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for Mango’s taxable year in which the dividend is paid or the preceding taxable year;

●	the U.S. Holder satisfies certain holding period requirements; and

●	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

It is not expected that Mango will be eligible for benefits of an applicable comprehensive income tax treaty with the United States. In addition, the Mango Ordinary Shares are expected to be listed on Nasdaq (which is an established securities market in the United States), but there can be no assurance that they will be “regularly traded” for purposes of these rules. Furthermore, Mango will not constitute a “qualified foreign corporation” for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See the subsection titled “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to Mango Ordinary Shares.

Subject to certain exceptions, dividends on Mango Ordinary Shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Mango with respect to the Mango Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

Sale, Exchange, Redemption or Other Taxable Disposition of Mango Ordinary Shares

Subject to the discussion below under the subsection titled “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Mango Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Mango Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Mango Ordinary Shares generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Mango Ordinary Shares for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any non-U.S. tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such U.S. Holder has foreign source income or gain in the same category from other sources. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the potential application of a U.S. tax treaty to such U.S. Holder’s particular circumstances.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the Cayson Ordinary Shares or Mango Ordinary Shares could be materially different from that described above, if Cayson and/or Mango are treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

●	at least 75% of its gross income for such year is passive income; or

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●	at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, Cayson and Mango will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Mango or Cayson, as applicable, owns, directly or indirectly, 25% or more (by value) of the stock.

Because Cayson is a blank check company, with no current active business, we believe that it is likely that Cayson will meet the PFIC asset or income test for 2021 through its current taxable year. Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. However, the applicability of the start-up exception to Cayson is uncertain, and Cayson believes that it would likely be classified as a PFIC for its current taxable year that will end as a result of the Business Combination. The actual PFIC status of Cayson for 2021, its current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to the status of Cayson as a PFIC for its current taxable year or any future taxable year.

Mango believes it is not currently, and has never been, a PFIC. However, there can be no assurances in this regard, nor can there be any assurances that Mango will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and Mango can make no assurances that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Whether Mango or any of its respective subsidiaries are treated as a PFIC is determined on an annual basis. The determination of whether Mango or any of its respective subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of Mango’s income and assets, and the market value of it and its subsidiaries’ shares and assets. Changes in the composition of Mango’s or any of its subsidiaries’ income or composition of Mango’s or any of its subsidiaries’ assets may cause it to be or become a PFIC for the current or subsequent taxable years. Under the PFIC rules, if Mango were considered a PFIC at any time that a U.S. Holder owns Mango Ordinary Shares, Mango would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its Mango Ordinary Shares at their fair market value on the last day of the last taxable year in which Mango is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the Mango Ordinary Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Mango subsequently becomes a PFIC.

PFIC Rules — Business Combination

As discussed above, based upon the composition of its income and assets, Cayson believes that it would likely be considered a PFIC for its current taxable year that ends as a result of the Business Combination. Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC (including for this purpose exchanging warrants for newly issued warrants) recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code were promulgated in 1992 with a retroactive effective date. If finalized in their current form, those proposed Treasury Regulations may require gain recognition to U.S. Holders of Cayson Ordinary Shares in connection with the Business Combination if:

●	Cayson were classified as a PFIC at any time during such U.S. Holder’s holding period for such Cayson Ordinary Shares; and

●	the U.S. Holder had not timely made, effective from the first taxable year of its holding period of Cayson Ordinary Shares during which Cayson qualified as a PFIC, either (a) a valid election to treat Cayson as a “qualified electing fund” under Section 1295 of the Code (a “QEF election”) or (b) a valid “mark-to-market election” under Section 1296 of the Code, with respect to such Cayson Ordinary Shares.

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The tax on any such recognized gain would be imposed based on the Excess Distribution Rules, discussed below under “— PFIC Rules — Ownership and Disposition of Mango Ordinary Shares by U.S. Holders.”

It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted. Therefore, U.S. Holders of Cayson Ordinary Shares that have not made a timely QEF election or a mark-to-market election may, pursuant to the proposed Treasury Regulations, be subject to taxation under the PFIC rules on the Business Combination to the extent their Cayson Ordinary Shares have a fair market value in excess of their tax basis therein.

PFIC Rules — Ownership and Disposition of Mango Ordinary Shares by U.S. Holders

For any taxable year that Mango is treated as a PFIC with respect to a U.S. Holder’s Mango Ordinary Shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its Mango Ordinary Shares (collectively, the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Mango Ordinary Shares will be treated as excess distributions. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Mango Ordinary Shares;

●	the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which Mango is a PFIC, will be treated as ordinary income; and

●	the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Mango Ordinary Shares cannot be treated as capital gains, even though the U.S. Holder holds the Mango Ordinary Shares as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Mango may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance that Mango does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of Mango’s subsidiaries.

If Mango is a PFIC, a U.S. Holder of Mango Ordinary Shares may avoid taxation under the Excess Distribution Rules described above by making a QEF election. However, a U.S. Holder may make a QEF election with respect to its Mango Ordinary Shares only if Mango provides U.S. Holders on an annual basis certain financial information specified under applicable U.S. Treasury Regulations. Mango will endeavor to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the Mango Ordinary Shares in the event Mango is treated as a PFIC for any taxable year. There can be no assurance, however, that Mango will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

In the event Mango is a PFIC, a U.S. Holder that makes a QEF election with respect to its Mango Ordinary Shares would generally be required to include in income for each year that Mango is treated as a PFIC the U.S. Holder’s pro rata share of Mango’ ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the Mango Ordinary Shares. Any net deficits or net capital losses of Mango for a taxable year would not be passed through and included on the tax return of the U.S. Holder. However, a U.S. Holder’s basis in its Mango Ordinary Shares would be increased by the amount of income inclusions under the qualified electing fund rules. Dividends actually paid on its Mango Ordinary Shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in its Mango Ordinary Shares by a corresponding amount.

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If Mango owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to Mango providing the relevant tax information for each Lower-Tier PFIC on an annual basis. U.S. Holders should consult their own tax advisors as to the availability and desirability of a QEF election.

A U.S. Holder of Mango Ordinary Shares may also avoid taxation under the Excess Distribution Rules by making a mark-to-market election. The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury Regulations. The Mango Ordinary Shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that they will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder generally will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Mango.

If a U.S. Holder makes a valid mark-to-market election with respect to its Mango Ordinary Shares, such U.S. Holder will include in income for each year that Mango is treated as a PFIC with respect to such Mango Ordinary Shares an amount equal to the excess, if any, of the fair market value of the Mango Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Mango Ordinary Shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Mango Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Mango Ordinary Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Mango Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Mango Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Mango Ordinary Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such Mango Ordinary Shares previously included in income. A U.S. Holder’s basis in the Mango Ordinary Shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions Mango makes generally would be subject to the rules discussed above under “— Distributions on Mango Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply.

A U.S. Holder that is eligible to make a mark-to-market election with respect to its Mango Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC generally is required to file an IRS Form 8621 on an annual basis. U.S. Holders are strongly encouraged to consult their own tax advisors regarding the application of the PFIC rules and the associated reporting requirements to their particular circumstances.

Information Reporting and Backup Withholding

Information reporting requirements may apply to cash received in redemption of Cayson Ordinary Shares, dividends received by U.S. Holders of Mango Ordinary Shares, and the proceeds received on sale or other taxable disposition of Mango Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to Cayson Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of Mango Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

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Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

The preceding discussion of the material U.S. federal tax considerations is for general information purposes only. It is not tax advice to holders of Cayson Securities, Mango Ordinary Shares. Each such holder should consult its own tax advisor regarding the particular U.S. federal, state and local, and non-U.S. tax considerations of purchasing, holding, and disposing of Cayson Securities, Mango Ordinary Shares, including the consequences of any proposed change in applicable law.

Certain Material Cayman Islands Tax Considerations

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of the Mango Ordinary Shares and should not be construed as legal or professional tax advice. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of Mango. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Payments of dividends and capital in respect of Cayson Ordinary Shares or Mango Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of Cayson Ordinary Shares or Mango Ordinary Shares, as the case may be, nor will gains derived from the disposal of Cayson Ordinary Shares or Mango Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of shares of Mango or on an instrument of transfer in respect of such shares. An instrument of transfer in respect of a share is stampable if executed in or brought into the Cayman Islands.

Mango has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act
(As Revised)
Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with Mango Financial Group Limited (the “Company”):

1. That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

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2. In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1 On or in respect of the shares, debentures or other obligations of the Company; or

2.2 by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

These concessions shall be for a period of 30 years from the date hereof.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Cayman Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Anti-Money Laundering—Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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Economic Substance — Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union and the OECD as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (As Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019, introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities (“relevant activities.”) As we are a Cayman Islands exempted company, compliance obligations include filing annual notifications, in which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

Data Protection – Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

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How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

1.	where this is necessary for the performance of our rights and obligations under any purchase agreements;

where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Certain Anti-takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings.

Our authorized but unissued Ordinary Shares and preference shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Anticipated Accounting Treatment

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Cayson will be treated as the acquired company for financial reporting purposes. This determination was primarily based on Mango’s shareholders expecting to have a majority of the voting power of the combined company, Mango comprising the ongoing operations after the merger, Mango’s senior management comprising a majority of the governing body of the combined company, Mango’s senior management comprising the senior management of the combined company, and Mango nominating a majority of the members of the board of directors pursuant to the Business Combination Agreement. Accordingly, for rospecting purposes, the Business Combination will be treated as the equivalent of Mango issuing share for the net assets of Cayson, accompanied by a recapitalization. The net assets of Cayson will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations after to the Business Combination will be those of Mango.

Regulatory Matters

The Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any federal or state regulatory requirement or approval, except for (1) the filings and registration with the Cayman Islands Registrar of Companies and the payment of the applicable fees under the Cayman Companies Act necessary to effectuate the Business Combination, and (2) the SFC approval for the Business Combination as described below.

Under Section 132 of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (“SFO”), a person (including a corporation) has to apply for the SFC’s approval prior to becoming or continuing to be a substantial shareholder of a SFC licensed corporation. Mango has applied to the SFC for approval to become a substantial shareholder (as defined in the SFO) in order to undergo the Restructuring, whereby after approval being granted, Mango shall acquire all the issued equity securities of North Water, and in turn own all of the equity interests of Mango Financial.

Dissenters’ Rights

Holders of record of Cayson Ordinary Shares may have dissenters’ rights in connection with the Merger under the Cayman Companies Act. For more information, see “Extraordinary General Meeting of Cayson Shareholders —Dissenters’ Rights.” Holders of Cayson Ordinary Shares are entitled to give notice to Cayson prior to the Meeting that they wish to dissent to the Merger and to receive payment of fair market value for his, her or its Cayson Ordinary Shares if they follow the procedures set out in the Cayman Companies Act. Since Cayson is a SPAC with no assets save for the trust proceeds, in practice, this will be largely similar to the redemption price.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that (i) the Agreement and Plan of Merger, dated as July 11, 2025 (as the same may be amended, restated or supplemented, the “Business Combination Agreement”), by and among Cayson, Mango Financial Group Limited, a Cayman Islands exempted company (“Mango”), North Water Investment Group Holdings Limited (“North Water”), the parent company of Mango Financial Limited (“Mango Financial”), and Mango Temp Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company (“Merger Sub”), a copy of which is attached to the proxy statement/prospectus as Annex A, (ii) the other Transaction Documents (as defined in the Business Combination Agreement), and (iii) the completion of the transactions contemplated by the Business Combination Agreement and such Transaction Documents, in accordance with the terms and subject to the conditions set forth in the Business Combination Agreement and such Transaction Documents, be approved in all respects.”

Required Vote for Approval

The approval of the Business Combination Proposal requires an ordinary resolution under Cayman Islands law, being a resolution passed by a majority of the votes cast by or on behalf of the shareholders entitled to vote thereon. Abstentions and broker non-votes, if any, will not count as votes cast at the Meeting and will have no effect on the proposal.

The approval of the Business Combination Proposal is conditioned on the approval of the other Condition Precedent Proposal (the Merger Proposal). If the other Condition Precedent Proposal is not approved, approval of the Business Combination Proposal will have no effect. In addition, the Business Combination will not be consummated unless all the proposals to be presented at the Meeting are approved or the corresponding condition in the Business Combination Agreement is waived by the parties to such agreement.

Recommendation of the Cayson Board

THE CAYSON BOARD RECOMMENDS THAT CAYSON SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of one or more of Cayson’s directors may result in a conflict of interest on the part of such directors between what they may believe is in the best interests of Cayson and its shareholders and what they may believe is best for themselves in determining to recommend that shareholders vote for the proposals. In addition, Cayson’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1: The Business Combination Proposal — Conflicts of Interest of the Sponsors and Cayson’s Officers and Directors” for a further discussion of these considerations.

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PROPOSAL 2: THE MERGER PROPOSAL

Overview

Cayson is asking its shareholders to approve the Plan of Merger and the transactions contemplated thereunder, including the Merger.

As part of the Business Combination, Merger Sub will merge with and into Cayson, with Cayson continuing as the surviving company and as a wholly owned subsidiary of Mango. Shareholder approval of the Plan of Merger and the transactions contemplated thereunder is required under Cayman Islands law.

Because shareholder approval of the Merger is required under Cayman Islands law, if the Merger Proposal is not approved by shareholders, the Business Combination will not occur.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as a special resolution, that the plan of merger to be filed with the Registrar of Companies of the Cayman Islands (the “Plan of Merger”), a copy of which is attached to the proxy statement/prospectus as Annex B, and the transactions contemplated thereunder, including, without limitation, that Merger Sub shall merge with and into Cayson with Cayson being the surviving company (the “Merger”), be and are hereby adopted and approved and authorized in all respects.”

Required Vote for Approval

Approval of the Merger Proposal requires a special resolution under Cayman Islands law, being a resolution passed by a majority of at least two-thirds of votes cast by or on behalf of the shareholders entitled to vote,. Abstentions and broker non-votes will be counted as present for the purpose of determining a quorum but will have no effect on the Merger Proposal.

The approval of the Merger Proposal is conditioned on the approval of the other Condition Precedent Proposal (the Business Combination Proposal). If the other Condition Precedent Proposal is not approved, approval of the Merger Proposal will have no effect. In addition, the Business Combination will not be consummated unless all the proposals to be presented at the Meeting are approved or the corresponding condition in the Business Combination Agreement is waived by the parties to such agreement.

Recommendation of the Cayson Board

THE CAYSON BOARD UNANIMOUSLY RECOMMENDS THAT CAYSON SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

The existence of financial and personal interests of one or more of Cayson’s directors may result in a conflict of interest on the part of such directors between what they may believe is in the best interests of Cayson and its shareholders and what they may believe is best for themselves in determining to recommend that shareholders vote for the proposals. In addition, Cayson’s officers may have interests in the Business Combination that conflict with your interests as a shareholder. See the section entitled “Proposal No. 1: The Business Combination Proposal — Interests of Cayson’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL 3: THE NASDAQ PROPOSAL

Overview

Cayson is asking its shareholders to approve, for the purposes of complying with the applicable provisions of the Nasdaq Rule 5635, the Business Combination which will result in a change of control of Cayson and the issuance of Cayson Ordinary Shares in connection with the PIPE Financing contemplated by the Business Combination Agreement.

Reasons for the Proposal

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of ordinary shares or of securities convertible into or exercisable for ordinary shares, in connection with the acquisition of the shares or assets of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for ordinary shares); or (B) the number of ordinary shares to be issued is or will be equal to or in excess of 20% of the number of ordinary shares outstanding before the issuance of the shares or securities.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of ordinary shares (or securities convertible into or exercisable for ordinary shares) at a price that is less than the lower of (i) the official Nasdaq closing price immediately preceding the signing of the binding agreement or (ii) the average official Nasdaq closing price of the shares for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”), if the number of shares of common stock to be issued is or may be equal to 20% or more of the ordinary shares, or 20% or more of the voting power, outstanding before the issuance.

Pursuant to the Business Combination Agreement, Cayson will become a wholly-owned subsidiary of Mango resulting in a change of control in Cayson. Additionally, in connection with the PIPE Financing, prior to Closing, Cayson will seek to enter into subscription agreements with PIPE Investors for the purchase of at least $5,000,000 in Cayson Ordinary Shares, which will automatically be converted into Mango Ordinary Shares upon the effectiveness of the Merger. Accordingly, Cayson is seeking to obtain shareholder approval of the Business Combination and issuance in the PIPE Financing in order to comply with any applicable provisions of Nasdaq Listing Rules 5635(a), (b) and/or (d).

Effect of the Proposal on Current Shareholders

If the Nasdaq Proposal is approved and the Business Combination is consummated, Cayson expects the PIPE Investors will purchase 500,000 Cayson Ordinary Shares in the PIPE Financing, which will automatically convert into the same number of Mango Ordinary Shares upon the effectiveness of the Merger. The issuance of such shares would result in dilution to the current Cayson shareholders. Accordingly, if the PIPE Financing is approved and the Business Combination is completed, the issuance of Cayson Ordinary Shares in the PIPE Financing will result in the current Cayson shareholders possessing a smaller percentage interest in the voting power, liquidation value and aggregate book value of New Mango after the Closing than they presently hold in Cayson.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the Business Combination which will result in a change of control of Cayson and the issuance of Cayson Ordinary Shares in connection with the sale of at least $5,000,000 of equity securities of Cayson to be consummated immediately prior to the Closing (the “PIPE Financing”) be approved in all respects.”

Required Vote for Approval

Approval of the Nasdaq Proposal requires an ordinary resolution under Cayman Islands law, being a resolution passed by the affirmative vote of a majority of the shareholders entitled to vote, in person or by proxy, at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining a quorum but will have no effect on the Nasdaq Proposal.

The approval of the Nasdaq Proposal is conditioned upon the approval of the Condition Precedent Proposals. If the Condition Precedent Proposals are not approved, approval of the Nasdaq Proposal will have no effect. In addition, the PIPE Financing will not be consummated unless the Business Combination is consummated, and the Business Combination will not be consummated unless the proposals to be presented at the Meeting are approved or the corresponding condition in the Business Combination Agreement is waived by the parties to such agreement.

Recommendation of the Cayson Board

THE CAYSON BOARD UNANIMOUSLY RECOMMENDS THAT CAYSON SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

The existence of financial and personal interests of one or more of Cayson’s directors may result in a conflict of interest on the part of such directors between what they may believe is in the best interests of Cayson and its shareholders and what they may believe is best for themselves in determining to recommend that shareholders vote for the proposals. In addition, Cayson’s officers may have interests in the Business Combination that conflict with your interests as a shareholder. See the section entitled “Proposal No. 1: The Business Combination Proposal — Interests of Cayson’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL 4: THE NON-BINDING GOVERNANCE PROPOSALS

Overview

Cayson is asking its shareholders to approve, on a non-binding advisory basis, certain governance provisions contained in New Mango’s M&A that differ from Cayson’s M&A and materially affect shareholders’ rights.

This non-binding advisory vote is not otherwise required by Cayman Islands law and is separate and apart from the Business Combination Proposal, but consistent with SEC guidance, Cayson is submitting these governance provisions to the Cayson shareholders for approval as a separate proposal. Regardless of the outcome of the vote on the Non-Binding Governance Proposals, New Mango’s M&A will take effect if the Business Combination is consummated.

Pursuant to the Business Combination Agreement, at the Closing, Mango will amend its existing memorandum and articles of association to be substantially in the form agreed between the parties, which form is set forth as Annex D to this proxy statement/prospectus. There are certain material differences in the rights afforded to the Cayson shareholders under Cayson’s M&A prior to the Business Combination, as compared to the rights afforded to the shareholders of New Mango under New Mango’s M&A after the Business Combination.

This summary below is qualified by reference to the complete text of New Mango’s M&A. You are encouraged to read New Mango’s M&A in its entirety for a more complete description of the terms of New Mango’s M&A.

Comparison of Rights

The following table sets forth a summary of the material differences in the governance provisions contained in Cayson’s M&A and New Mango’s M&A.

	Cayson’s M&A	New Mango’s M&A

Share Capital	The authorized share capital of the Cayson is $20,200 divided into 2,000,000 preferred shares of par value US$0.0001 each and 200,000,000 ordinary shares of par value US$0.0001 each.	US$50,000 divided into 490,000,000 Ordinary Shares of a par value of US$0.0001 each, and 10,000,000 preference shares of a par value of US$0.0001 each.

Classes of Ordinary Shares	There is one class of ordinary shares. Every shareholder of Cayson has one vote for each share he holds, unless any share carries special voting rights.	There is one class of ordinary shares. Every shareholder has one vote for each share he holds,

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	Cayson’s M&A	New Mango’s M&A

Shareholder Meetings; Quorum

All general meetings other than annual general meetings shall be called general meetings and the Company shall specify the meeting as such in the notices calling it. To the extent required by the rules and regulations of the designated stock exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law, an annual general meeting of the Company shall be held no later than one year after the first financial year end occurring after the IPO, and shall be held in each year thereafter at such time as determined by the directors and the Company may, but shall not (unless required by the Act or the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law) be obliged to, in each year hold any other general meeting.

Annual general meetings shall be held in such places as the directors may determine.

At least five (5) clear days’ notice shall be given of any general meeting, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of Cayson’s M&A regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

•   in the case of an annual general meeting, by all of the shareholders entitled to attend and vote thereat; and

•   in the case of an extraordinary general meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the shares giving that right.

Every notice shall specify, among other things, the place, the date and the hour of the meeting and the general nature of the business to be transacted.

One or more shareholders who together hold not less than one-third of the shares entitled to vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum; provided that a quorum in connection with any meeting that is convened to vote on a business combination or any meeting convened with regards to an amendment described in article 37.9 of the Cayson’s M&A shall be a majority of the shares entitled to vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy.

All general meetings other than annual general meetings shall be called extraordinary general meetings.

New Mango may, but shall not (unless required by the Cayman Companies Act) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the directors shall appoint.

At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by New Mango, provided that a general meeting of New Mango shall, whether or not the notice has been given and whether or not the provisions of the New Mango’s M&A regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a) in the case of an annual general meeting, by all of the members entitled to attend and vote at the meeting; and

(b) in the case of an extraordinary general meeting, by a majority in number of the members having a right to attend and vote at the meeting, together holding not less than 95% in par value of the New Mango’s shares giving that right.

The holders of one-third of the New Mango’s shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

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	Cayson’s M&A	New Mango’s M&A

Shareholder Written Resolutions Without Meeting	Written resolution of shareholders shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held, if (i) all Members entitled so to vote are given notice of the resolution as if the same were being proposed at a meeting of Members, (ii) written resolution is signed by all shareholders entitled so to vote; and (iii) the signed document is delivered to Cayson, including, if Cayson so nominates, by delivery of an electronic record by electronic means to the specified for that purpose.	A resolution (including a special resolution) in writing (in one or more counterparts) signed by or on behalf of all of the members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of New Mango duly convened and held.

Inspection of Books and Records	Shareholders do not have any general rights to inspect or obtain any copies of Cayson’s register of members or corporate records (except for the memorandum and articles of association of Cayson, any special resolutions passed by Cayson and the register of mortgages and charges of Cayson).	The directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of New Mango or any of them shall be open to the inspection of members and no member (not being a director) shall have any right of inspecting any account or book or document of New Mango except as conferred by the Cayman Companies Act or authorised by the directors or by New Mango in general meeting.

Removal of Directors	After an initial business combination, Cayson may by ordinary resolution remove any director.	New Mango may by ordinary resolution remove any director.

Terms of Directors; Classification of Directors	The directors are divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. The Class I directors shall stand elected for a term expiring at Cayson’s first annual general meeting, the Class II directors shall stand elected for a term expiring at Cayson’s second annual general meeting and the Class III directors shall stand elected for a term expiring at Cayson’s third annual general meeting. Commencing at Cayson’s first annual general meeting, and at each annual general meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

There shall be a board of directors consisting of not less than one person provided however that New Mango may by ordinary resolution increase or reduce the limits in the number of directors.

Every director shall serve for a term expiring at the next annual general meeting after their appointment. Commencing at New Mango’s first annual general meeting, and at each annual general meeting thereafter, directors appointed to succeed those directors whose terms expire shall be appointed for a term of office to expire at the next annual general meeting after their appointment.

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	Cayson’s M&A	New Mango’s M&A

Appointment of Directors	After the closing of a business combination, Cayson may by ordinary resolution appoint any person to be a director. The directors shall have power at any time to appoint any person who is willing to act as a director, either to fill a vacancy or as an additional director. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

New Mango may by ordinary resolution appoint any person to be a director.

The directors may appoint any person to be a director, either to fill a vacancy or as an additional director provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with New Mango’s M&A as the maximum number of directors.

Classified or Staggered Boards	Cayson’s M&A does not provide for a classified Board of Directors.	New Mango’s M&A does not provide for a classified board of directors.

Exclusive Forum	Cayson’s M&A does not include an exclusive forum provision.	New Mango’s M&A does not include an exclusive forum provision.

Corporate Opportunities

To the fullest extent permitted by applicable law, Cayson’s directors and officers shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Cayson. To the fullest extent permitted by applicable law, and subject to his or her fiduciary duties under applicable law, Cayson renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity offered to any director and officer of Cayson, on the one hand, and Cayson, on the other, unless such opportunity is expressly offered to such director or officer of Cayson solely in their capacity as an officer or director of Cayson and the opportunity is one Cayson is permitted to complete on a reasonable basis.

Except as provided elsewhere in Cayson’s M&A, Cayson renounced any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both Cayson and the Investor Group, about which a director and/or officer of Cayson who is also an Investor Group Related Person acquires knowledge. “Investor Group” means the Sponsors and their affiliates, successors and assigns. “Investor Group Related Person” means the directors, managers, officers, members, partners, managing members, employees and/or agents of one or more members of the Investor Group.

To the fullest extent permitted by Applicable Law, no individual serving as a director or an officer (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as New Mango. To the fullest extent permitted by Applicable Law, New Mango renounces any interest or expectancy of New Mango in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and New Mango, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, Management shall have no duty to communicate or offer any such corporate opportunity to New Mango and shall not be liable to New Mango or its members for breach of any fiduciary duty as a member, director and/or officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to New Mango.

Reasons for and Risks of the Non-Binding Governance Proposals

Increase in Authorized Share Capital

New Mango’s M&A provides for authorized share capital of $50,000 divided into 490,000,000 ordinary shares of a par value of $0.0001 each, and 10,000,000 preference shares of a par value of $0.0001 each. Cayson’s authorized share capital, on the other hand, is US$20,200 divided into 200,000,000 ordinary shares of a par value $0.0001 each and 2,000,000 preferred shares of par value $0.0001 each.

The greater number of authorized number of shares is desirable for New Mango to have sufficient shares for the issuances to the Cayson shareholders in the Merger (including the PIPE Investors), for issuances of the Earnout Shares and to have enough additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances, for share dividends and share splits, and for the 2025 Equity Plan and other compensatory purposes. Except for issuances to the Cayson shareholders pursuant to the Business Combination Agreement, Mango currently has no such plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

Notwithstanding the benefits described above, the existence of the authorized but unissued shares, including the preferred shares, may render it more difficult to, or may discourage an attempt to, obtain control of New Mango and thereby protect continuity of or entrench its management, which may adversely affect the market price of New Mango’s securities. If, in the due exercise of its fiduciary duties, for example, the New Mango Board were to determine that a takeover proposal were not in the best interests of New Mango, such shares could be issued by the New Mango Board without the approval of the shareholders in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent shareholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The preferred shares could be issued with rights and preferences, such as super-voting provisions, that exacerbate these risks.

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Shareholder Meetings; Quorum

New Mango’s M&A contains certain ministerial changes to the language used for conducting shareholder meetings. This updated language is more consistent with optimum corporate governance polices.

Shareholder Written Resolutions Without Meeting

New Mango’s M&A contains substantially the same requirements as compared to Cayson’s M&A. The language in this section was updated to be more consistent with optimum corporate governance polices.

Inspection of Books and Records

New Mango’s M&A allows for the directors to determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of New Mango or any of them shall be open to the inspection of members, whereas Cayson’s M&A gave shareholders no general rights to inspect. New Mango believes that it is best corporate practice to keep this matter within the purview of the board of directors.

Removal of Directors

There is no substantive change with respect to removal of directors in New Mango’s M&A as compared to Cayson’s M&A.

Terms of Directors; Classification of Directors

Cayson’s M&A had three classes of directors, whereas, New Mango’s M&A has just one class of directors, in which every director’s term expires at the next annual meeting after their appointment. Mango’s board of directors believes that such a standard will give shareholders a greater say in who serves on the board and is more consistence with optimum corporate governance policies.

Appointment of Directors

New Mango’s M&A provides that New Mango may by ordinary resolution appoint any person to be a director. New Mango’s M&A adds language to this section that limited the amount of directors that can be appointed based on the number fixed by or in accordance with New Mango’s M&A as the maximum number of directors. We believe this language will benefit the shareholders as maintaining a consistent number of directors will allow the board to run effectively. The language in this section was updated to be more consistent with optimum corporate governance polices.

Exclusive Forum

There is no substantive change to this section.

Corporate Opportunities

The language in New Mango’s M&A has been simplified to be more consistent with optimum corporate governance polices.

Removal of SPAC Provisions

Cayson’s M&A includes various provisions applicable only to special purpose acquisition companies (such as the obligation to dissolve and liquidate if a business combination is not consummated within a certain period of time). New Mango’s M&A does not include such provisions, which will not be applicable after the Business Combination.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, on a non-binding advisory basis, that certain material differences between the amended and restated memorandum and articles of association of Cayson (“Cayson’s M&A”) and the memorandum and articles of association of New Mango (“New Mango’s M&A”), presented separately in accordance with U.S. Securities and Exchange Commission’s (the “SEC”) requirements, be approved.

Required Vote for Approval

Approval of each of the Non-Binding Governance Proposals requires an ordinary resolution under Cayman Islands law, being a resolution passed by the affirmative vote of a majority of the shareholders entitled to vote, in person or by proxy, at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining a quorum but will have no effect on the Non-Binding Governance Proposals.

The approval of the Non-Binding Governance Proposals is conditioned upon the approval of the Condition Precedent Proposals. If the Condition Precedent Proposals are not approved, approval of the Non-Binding Governance Proposals will have no effect. In addition, the Business Combination will not be consummated unless all the proposals to be presented at the Meeting are approved or the corresponding condition in the Business Combination Agreement is waived by the parties to such agreement.

Because the Non-Binding Governance Proposals are non-binding, regardless of the outcome of the vote on these proposals, New Mango’s M&A will take effect if the Business Combination is consummated.

Recommendation of the Cayson Board

THE CAYSON BOARD UNANIMOUSLY RECOMMENDS THAT CAYSON SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING GOVERNANCE PROPOSALS.

The existence of financial and personal interests of one or more of Cayson’s directors may result in a conflict of interest on the part of such directors between what they may believe is in the best interests of Cayson and its shareholders and what they may believe is best for themselves in determining to recommend that shareholders vote for the proposals. In addition, Cayson’s officers may have interests in the Business Combination that conflict with your interests as a shareholder. See the section entitled “Proposal No. 1: The Business Combination Proposal — Interests of Cayson’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL 5: THE ADJOURNMENT PROPOSAL

Overview

Cayson may ask its shareholders to approve the adjournment of the Meeting to a later date or dates, if it is determined by the officer presiding over the Meeting that more time is necessary for Cayson to consummate the Merger and the other transactions contemplated by the Business Combination Agreement.

The presiding officer will determine whether to present the Adjournment Proposal. If the Adjournment Proposal is presented to the Meeting and is approved by the Cayson shareholders, Cayson may adjourn the Meeting, for example, in order to permit further solicitation of proxies and votes that would increase the likelihood of obtaining a favorable vote on the proposals presented at the Meeting, or in order to reduce the number of Public Shares with respect to which Cayson shareholders have exercised their redemption rights.

Under applicable SEC rules and interpretations, discretionary authority may not be exercised to vote a proxy in favor of a proposal to adjourn a shareholder meeting. Accordingly, if the Adjournment Proposal is presented at the Meeting and is not approved by the Cayson shareholders, except as described below, the presiding officer may be unable to adjourn the Meeting to a later date, even if an adjournment is necessary in order to ensure the conditions to closing set forth in the Business Combination Agreement are satisfied, or the parties otherwise require more time in order to consummate the Business Combination. For example, the presiding officer may be unable to adjourn the Meeting in the event there are insufficient votes in favor of the Condition Precedent Proposals, or in the event that the number of Public Shares subject to redemption requests would cause Cayson’s net tangible assets to be less than $5,000,001 both immediately prior to and upon consummation of the Business Combination and after payment of underwriters’ fees and commissions, or in the event that New Mango would have insufficient Mango Class Ordinary Shares outstanding or an insufficient number of Mango shareholders to satisfy the listing requirements of Nasdaq. In any such an event, the Business Combination may not be completed.

However, even if the Adjournment Proposal is not approved, the Meeting may be adjourned in the event a quorum is not present. In addition, under Cayson’s M&A, the chairman has the authority to adjourn a meeting at any time, without shareholder action, subject to the chairman’s fiduciary duties.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolutions, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary or convenience, (A) if a quorum has not been established; (B) to allow reasonable additional time for the filing and mailing of any supplement or amendment to the Proxy Statement; (C) to allow reasonable additional time to consummate the transactions contemplated by the Business Combination Agreement; or (D) if otherwise required by applicable law, be approved.”

Required Vote for Approval

Approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being a resolution passed by the affirmative vote of the shareholders entitled to vote, in person or by proxy, at the Meeting. Abstentions and broker non-votes, if any, will not count as votes cast at the Meeting and will have no effect on the proposal.

The Adjournment Proposal will not be presented if the other proposals are approved and is not conditioned upon any other proposal. If the Adjournment Proposal is presented, the other proposals will not be presented.

Recommendation of the Cayson Board

THE CAYSON BOARD UNANIMOUSLY RECOMMENDS THAT CAYSON SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of one or more of Cayson’s directors may result in a conflict of interest on the part of such directors between what they may believe is in the best interests of Cayson and its shareholders and what they may believe is best for themselves in determining to recommend that shareholders vote for the proposals. In addition, Cayson’s officers may have interests in the Business Combination that conflict with your interests as a shareholder. See the section entitled “Proposal No. 1: The Business Combination Proposal — Interests of Cayson’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

174

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following summary unaudited pro forma condensed combined financial information of Cayson and Mango gives effect to the Restructuring, the Business Combination and related transactions (collectively, the “Transactions”). The summary unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Accordingly, the following unaudited pro forma condensed combined balance sheet as of June 30, 2025 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 present the combination of the financial information of Cayson and Mango after giving effect to the Transactions.

The unaudited pro forma condensed combined balance sheet combines the audited balance sheet of Mango as of June 30, 2025, with the audited balance sheet of Cayson as of June 30, 2025, giving effect to the Transactions as if they had been consummated on June 30, 2025.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 combines the audited statement of operations of Mango for the six months ended June 30, 2025, with the audited statement of operations of Cayson for the fiscal year ended December 31, 2024, giving effect to the Transactions as if they had occurred on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the consolidated financial statements of Mango and Cayson and the notes thereto, as well as the disclosures contained in the sections entitled “Mango’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cayson’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what New Mango’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated.

Further, the unaudited pro forma condensed combined financial information is not useful in predicting the future financial condition and results of operations of New Mango. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Description of the Business Combination

On July 11, 2025, Cayson entered into the Business Combination Agreement with Mango, North Water and Merger Sub, which provides for the Business Combination between Cayson and Mango by means of the following transaction steps:

●	Prior to the Closing, Mango and North Water will undergo the Restructuring, whereby after approval of the SFC, Mango will directly own 100% of the issued equity securities of North Water, which in turn owns all of the equity interests of Mango Financial.

●	At the Closing, Merger Sub will merge with and into Cayson, with Cayson continuing as the surviving entity and becoming a wholly owned subsidiary of Mango. At the Effective Time, each outstanding Cayson Ordinary Share, other than shares owned by Cayson and dissenting shares, will be automatically converted into one Mango Ordinary Share. Immediately prior to the Effective Time, each of the Cayson Units will automatically separate into one Cayson Ordinary Share and one Cayson Rights, and each of the Cayson Rights will automatically convert into 1/10 of a Cayson Ordinary Share. All of the Cayson Ordinary Shares included in the Cayson Units and issued in respect of the Cayson Rights will be automatically converted into Mango Ordinary Shares as described above in this paragraph.

175

●	After the Closing, the Mango shareholders will have the right to receive additional contingent consideration of up to 20,000,000 Earnout Shares upon the achievement of certain net income targets for fiscal years 2025 and 2026.

●	At the Closing, of the Mango Ordinary Shares held by the Mango shareholders, 4,000,000 Indemnification Shares will be deposited into escrow, to be held for two years after the Closing Date as security for certain indemnification obligations of Mango.

In addition, Mango and Cayson have agreed to use their reasonable best efforts to enter into definitive agreements for the sale of at least $5,000,000 of equity securities of Cayson in the PIPE Financing to be consummated immediately prior to the Closing.

As a result of the Business Combination, Cayson will become a wholly owned subsidiary of Mango, the security holders of Cayson immediately prior to the Effective Time will become security holders of Mango, and Mango will become a public holding company conducting the business of Mango Financial.

In order to consummate the Merger and the other transactions contemplated by the Business Combination Agreement, Cayson must have, after redemptions, at least $5,000,001 of net tangible assets either immediately prior to or upon the Closing and after payment of underwriters’ fees and commissions.

Set forth below is a calculation of the estimated net cash to be received by New Mango from the trust account in four redemption scenarios: (a) no redemption scenario, (b) 25% redemption scenario, (c) 75% redemption scenario, and (d) maximum redemption scenario. The calculations assume (i) a redemption price of approximately $10.34 per share, based on cash held in the trust account as of June 30, 2025, and (ii) aggregate transaction expenses of $3 million.

	Assuming No Redemption(1)	Assuming 25% Redemption(2)	Assuming 75% Redemption(3)	Assuming Maximum Redemption(4)
Cayson Ordinary Shares Not Redeemed	8,453,000	6,953,000	3,953,000	2,453,000
Gross Cash Proceeds of Trust Account at $10.34 per Share	$62,028,266	$46,521,200	$15,507,067	$-
Estimated Transaction Expenses	$2,860,677	$2,860,677	$2,860,677	$2,860,677
Net Cash Received by Mango	$59,167,589	$43,660,523	$12,646,390	$(2,860,677)

*	Amount is less than zero.

(1)	This scenario assumes that no Public Shares are redeemed by Public Shareholders.

(2)	This scenario assumes that 1,500,000 Public Shares are redeemed by Public Shareholders.

(3)	This scenario assumes that 4,500,000 Public Shares are redeemed by Public Shareholders.

(4)	This scenario assumes that all 6,000,000 Public Shares are redeemed by Public Shareholders.

176

Anticipated Accounting Treatment

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Cayson will be treated as the acquired company for financial reporting purposes. This determination was primarily based on Mango’s shareholders expecting to have a majority of the voting power of the combined company, Mango comprising the ongoing operations after the merger, Mango’s senior management comprising a majority of the governing body of the combined company, Mango’s senior management comprising the senior management of the combined company, and Mango nominating a majority of the members of the board of directors pursuant to the Business Combination Agreement. Accordingly, for rospecting purposes, the Business Combination will be treated as the equivalent of Mango issuing share for the net assets of Cayson, accompanied by a recapitalization. The net assets of Cayson will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations after to the Business Combination will be those of Mango.

Basis of Pro Forma Presentation

As noted above, the unaudited pro forma condensed combined financial information contained herein assumes that Cayson’s shareholders approve the proposed Business Combination. Cayson cannot predict how many of the Public Shareholders will exercise their right to have their Public Shares redeemed for cash. As a result, Cayson and Mango have elected to provide the unaudited pro forma condensed combined financial information under four different redemption scenarios, which produce different allocations of the New Mango equity among the Public Holders, the Sponsors and the Mango shareholders, and result in different amounts of shareholders’ equity and per share amounts of net income (loss). The actual results will likely be within the parameters described by the four scenarios, however, there can be no assurance as to which scenario will be closest to the actual result. Under all scenarios, Mango is considered to be the accounting acquirer.

The four different redemption scenarios are as follows:

●	Scenario 1 — Assuming No Redemptions: This presentation assumes that no Public Shareholder exercises redemption rights with respect to their Public Shares for a pro rata share of the funds in the trust account.

●	Scenario 2 — Assuming 25% Redemptions: This presentation assumes that Public Shareholders holding 1,500,000 Public Shares will exercise their redemption rights for $15,507,067 of funds in the trust account as of June 30, 2025. This redemption scenario assumes for illustrative purposes that there will be $46,521,200 left in the trust account assuming Public Shareholders exercise their redemption rights with respect to 1,500,000 Public Shares.

●	Scenario 3 — Assuming 75% Redemptions: This presentation assumes that Public Shareholders holding 4,500,000 Public Shares will exercise their redemption rights for $46,521,200 of funds in the trust account as of June 30, 2025. This redemption scenario assumes for illustrative purposes that there will be $15,507,067 left in the trust account assuming Public Shareholders exercise their redemption rights with respect to 4,500,000 Public Shares.

●	Scenario 4 — Assuming Maximum Redemptions: This presentation assumes that Public Shareholders holding 6,000,000 Public Shares will exercise their redemption rights for $62,028,266 of funds in the trust account as of June 30, 2025. The maximum redemption scenario assumes for illustrative purposes that there will be no funds left in the trust account assuming all Public Shareholders exercise their redemption rights with respect to all of the Public Shares.

The pro forma shares issued and outstanding of New Mango immediately after the Business Combination under the four redemption scenarios are as set forth in the table below.

	Pro Forma Combined
	Scenario 1		Scenario 2		Scenario 3		Scenario 4
	Assuming No Redemptions		Assuming 25% Redemptions		Assuming 75% Redemptions		Assuming Maximum Redemptions
Public Stockholders	6,600,000	15.5%	5,100,000	12.5%	2,100,000	5.5%	600,000	1.6%
Sponsors and EBC	1,853,000	4.4%	1,853,000	4.5%	1,853,000	4.9%	1,853,000	5.1%
Mango shareholders	34,000,0000	80.1%	34,000,000	83.0%	34,000,000	89.6%	34,000,000	93.3%
Pro forma ordinary shares issued and outstanding	42,453,000	100%	40,953,000	100%	37,953,000	100%	36,453,000	100%

177

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2025

			Scenario 1			Scenario 2			Scenario 3			Scenario 4
					Assuming No			Assuming 25%			Assuming 75%			Assuming Maximum
	Mango	Cayson	Transaction		Redemptions into Cash	Additional Transaction		Redemptions into Cash	Additional Transaction		Redemptions into Cash	Additional Transaction		Redemptions into Cash
	As of June 30, 2025	As of June 30, 2025	Accounting adjustments	Note 3	Pro Forma Combined	Accounting adjustments	Note 3	Pro Forma Combined	Accounting adjustments	Note 3	Pro Forma Combined	Accounting adjustments	Note 3	Pro Forma Combined

ASSETS

Current assets:
Cash and cash equivalents	$2,259,198	$183,418	$63,287,925	A	$62,834,255	$(15,507,067)	C	$47,327,189	$(31,014,133)	D	$16,313,056	$(15,507,067)	E	805,989
	-	-	(2,896,286)	L	-	-		-	-		-	-		-
Cash-segregated for regulatory purpose	7,093,814	-	-		7,093,814	-		7,093,814	-		7,093,814	-		7,093,814
Financial instruments held, at fair value	168	-	-		168	-		168	-		168	-		168
Receivables from customers (net of allowance of HK$62,263 and HK$62,263 as of December 31, 2024 and June 30, 2025)	166,671	-	-		166,671	-		166,671	-		166,671	-		166,671
Deposits and other receivables (net of allowance of HK$5,000 and HK$5,000 as of December 31, 2024 and June 30, 2025)	9,284	-	-		9,284	-		9,284	-		9,284	-		9,284
Prepaid expenses	788,142	130,731	(788,142)	F	130,731	-		130,731	-		130,731	-		130,731
Total current assets	10,317,277	314,149	-		70,234,923	-		54,727,857	-		23,713,724	-		8,206,657
Prepaid expenses - non-current portion	-	20,768	-		20,768	-		20,768	-		20,768	-		20,768
Cash and investment held in trust account	-	62,028,266	(62,028,266)	A	-	-		-	-		-	-		-
			1,259,659	M
Plant and equipment, net	11,578	-	-		11,578	-		11,578	-		11,578	-		11,578
Right-of-use assets, net	328,714	-	-		328,714	-		328,714	-		328,714	-		328,714
Deferred offering costs	406,093	-	(406,093)	F	-	-		-	-		-	-		-
Other non-current assets	112,453	-	-		112,453	-		112,453	-		112,453	-		112,453
Total non-current assets	858,838	62,049,034	-		473,513	-		473,513	-		473,513	-		473,513
Total assets	11,176,115	62,363,183	-		70,708,436	-		55,201,370	-		24,187,237	-		8,680,170

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Payables to customers	7,094,148	-			7,094,148	-		7,094,148	-		7,094,148	-		7,094,148
Accrued offering costs	-	75,000	(75,000)	L	-	-		-	-		-	-		-
Accruals and other current liabilities	235,881	35,609	(35,609)	L	235,881	-		235,881	-		235,881	-		235,881
Contract liabilities	514,287	-	-		514,287	-		514,287	-		514,287	-		514,287
Income taxes payable	905	-	-		905	-		905	-		905	-		905
Operating lease liabilities - current	249,200	-	-		249,200	-		249,200	-		249,200	-		249,200
Amount due to a director	2,530	-	-		2,530	-		2,530	-		2,530	-		2,530
Total current liabilities	8,096,951	110,609	-		8,096,951	-		8,096,951	-		8,096,951	-		8,096,951
Contract liabilities - non-current	305,907	-	-		305,907	-		305,907	-		305,907	-		305,907
Operating lease liabilities - non-current	76,315	-	-		76,315	-		76,315	-		76,315	-		76,315
Deferred underwriting commission payable	-	2,100,000	-		2,100,000	-		2,100,000	-		2,100,000	-		2,100,000
Total non-current liabilities	382,222	2,100,000	-		2,482,222	-		2,482,222	-		2,482,222	-		2,482,222
Total liabilities	8,479,173	2,210,609	-		10,579,173	-		10,579,173	-		10,579,173	-		10,579,173

Commitments and contingencies

Cayson-Ordinary shares subject to possible redemption	-	62,028,266	(62,028,266)	B	-	-		-	-		-	-		-
	-	-	-		-	-		-	-		-	-		-
Stockholder’ s (deficit) equity	-	-	-		-	-		-	-		-	-		-
Cayson-Preferred shares	-	-	-		-	-		-	-		-	-		-
Cayson-Ordinary shares	-	183	(183)	G	-	-		-	-		-	-		-
Mango-Ordinary Shares	4,189	-	-		4,245	-		4,095	-		3,795	-		3,645
	-	-	600	B	-	(150)	C	-	(300)	D	-	(150)	E	-
	-	-	2,000	H	-	-		-	-		-	-		-
	-	-	(2,789)	I	-	-		-	-		-	-		-
	-	-	245	J	-	-		-	-		-	-		-
Additional paid-in capital	14,062,308	154,377	-		73,020,591	-		57,513,674	-		26,499,841	-		10,992,925
	-	-	62,027,666	B	-	(15,506,917)	C	-	(31,013,833)	D	-	(15,506,917)	E	-
	-	-	(1,194,235)	F	-	-		-	-		-	-		-
	-	-	183	G	-	-		-	-		-	-		-
	-	-	(2,000)	H	-	-		-	-		-	-		-
	-	-	2,789	I	-	-		-	-		-	-		-
	-	-	(245)	J	-	-		-	-		-	-		-
	-	-	(2,030,252)	K	-	-		-	-		-	-		-
Accumulated Deficit	(11,369,555)	(2,030,252)			(12,895,573)	-		(12,895,573)	-		(12,895,573)	-		(12,895,573)
													F
			1,259,659	M
	-	-	2,030,252	K	-	-		-	-		-	-		-
	-	-	(2,785,677)	L	-	-		-	-		-	-		-
Total stockholder’s equity (deficit)	2,696,942	(1,875,692)	-		60,129,263	-		44,622,197	-	*	13,608,064	-	*	(1,899,003)
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	11,176,115	62,363,183	-		70,708,436	-		55,201,370	-		24,187,237	-		8,680,170

178

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR SIX MONTHS ENDED JUNE 30, 2025

(Amounts in US$, except for per share data)

			Scenario 1			Scenario 2			Scenario 3			Scenario 3
	Mango	Cayson	Transaction		Assuming No Redemptions into Cash	Additional Transaction		Assuming 25% Redemptions into Cash	Additional Transaction		Assuming 75% Redemptions into Cash	Additional Transaction		Assuming Maximum Redemptions into Cash
	For the six months ended June 30, 2025	For the six months ended June 30, 2025	Accounting adjustments	Note 3	Pro Forma Combined	Accounting adjustments	Note 3	Pro Forma Combined	Accounting adjustments	Note 3	Pro Forma Combined	Accounting adjustments	Note 3	Pro Forma Combined
	A	B
Revenues
Advisory and consultancy income	$1,065,040	$-	$-		$1,065,040	$-		$1,065,040	$-		$1,065,040	$-		$1,065,040
Commission and brokerage income	10,551	-	-		10,551	-		10,551	-		10,551	-		10,551
Handling fee income	570	-	-		570	-		570	-		570	-		570
Interest income from clients	334	-	-		334	-		334	-		334	-		334
Administration fee income	57	-	-		57	-		57	-		57	-		57
Total revenues	1,076,552	-	-		1,076,552	-		1,076,552	-		1,076,552	-		1,076,552
Operating Expenses
Net foreign exchange gain	2,752	-	-		2,752	-		2,752	-		2,752	-		2,752
Net gain on financial instruments held, at fair value	7	-	-		7	-		7	-		7	-		7
Deposit written off	(4,604)	-	-		(4,604)	-		(4,604)	-		(4,604)	-		(4,604)
Employee compensation and benefits	(203,624)	-	-		(203,624)	-		(203,624)	-		(203,624)	-		(203,624)
Other general and administrative expenses	(384,451)	(494,912)	(2,785,677)	BB	(3,665,040)	-		(3,665,040)	-		(3,665,040)	-		(3,665,040)
Total expenses	(589,920)	(494,912)			(3,870,509)	-		(3,870,509)	-		(3,870,509)	-		(3,870,509)
Income (loss) from operations	486,632	(494,912)	-		(2,793,957)	-		(2,793,957)	-		(2,793,957)	-		(2,793,957)
Other income (expenses)
Bank interest income	11,091	6,960			18,051	-		18,051	-		18,051	-		18,051
Interest earned on cash and investments held in Trust Account	-	1,276,187	(1,276,187)	AA	-	-		-	-		-	-		-
Other income	77	-	-		77			77	-		77	-		77
Total other income, net	11,168	1,283,147	-		18,128	-		18,128	-		18,128	-		18,128
Income (Loss) before income tax expense	497,800	788,235	-		(2,775,829)	-		(2,775,829)	-		(2,775,829)	-		(2,775,829)
Income tax expense	-	-	-		-	-		-	-		-	-		-
Net Income (Loss)	497,800	788,235	-		(2,775,829)	-		(2,775,829)	-		(2,775,829)	-		(2,775,829)
Other comprehensive income (loss)
Foreign currency translation adjustment	-	-	-		-	-		-	-		-	-		-
Comprehensive Loss	497,800	788,235	-		(2,775,829)	-		(2,775,829)	-		(2,775,829)	-		(2,775,829)

INCOME (LOSS) PER SHARE ATRIBUTABLE TO Mango CLASS A AND B ORDINARY SHARES*	$0.01	0.10	-		$(0.12)	-		$(0.13)	-		$(0.15)	-		$(0.17)
Weighted average shares outstanding, basic and diluted of Mango Class A and B ordinary shares	42,105,264		(19,652,264)	CC	22,453,000	(1,500,000)	DD	20,953,000	(3,000,000)	EE	17,953,000	(1,500,000)	FF	16,453,000
BASIC AND DIUTED INCOME PER SHARE	-	$-	-			-		-	-		-	-
Weighted average shares outstanding, basic and diluted	-	6,000,000	-			-		-	-		-	-		-
Basic and diluted net income per share, ordinary shares subject to redemption	-	-	-			-		-	-		-	-		-
Basic and diluted weighted average shares outstanding, ordinary shares, non-redeemable	-	1,830,000	-			-		-	-		-	-		-
Basic and diluted net loss per share, ordinary shares, non-redeemable	-	-	-			-		-	-		-	-		-

* excluding Earnout shares (held in escrow) and Indemnification (held in escrow)

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma combined financial statements were prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 requires pro forma adjustments that depict the accounting for the transaction (“Transaction Accounting Adjustments”) and allows optional pro forma adjustments that present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

Under each of the scenarios of no redemption, the 25% redemption, the 75% redemption and the maximum redemption, the Business Combination transaction will be accounted for as a reverse acquisition and recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Cayson will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination transaction will be treated as the equivalent of Mango issuing stock for the net assets of Cayson, accompanied by a recapitalization. The net assets of Cayson will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with these accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been prepared using and should be read in conjunction with the following:

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2025.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2025, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Cayson believes are reasonably under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Cayson believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations and financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of Cayson and Mango.

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2. Accounting Policies

Upon completion of the Business Combination, management will perform a comprehensive review of Cayson’s and Mango’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company.

3. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The transaction accounting adjustments to the unaudited combined pro forma balance sheet consists of the following:

A. Reflects the release of cash from cash and investment held in the Trust Account as of June 30, 2025, including $1,259,659 of interest income earned in subsequent periods.

B. Reflects the reclassification of Cayson ordinary shares subject to possible redemption to permanent equity immediately prior to the Closing.

C. Represents 25% of the remaining Public Shares which is 1,500,000 are redeemed at a redemption price approximately $10.34 per share.

D. Represents 75% of the remaining Public Shares which is 4,500,000 are redeemed at a redemption price approximately $10.34 per share.

E. Represents the maximum redemption scenario in which all outstanding Public Shares are redeemed at a redemption price of approximately $10.34 per share.

F. Reflects the reclassification of deferred closing costs to additional paid-in capital for Scenario 1 — Assuming No Redemptions and Scenario 2 — Assuming 25% Redemptions, Scenario 3 — Assuming 75% Redemptions, and Scenario 4 — Assuming Maximum Redemption.

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP ASC 805. Under this method of accounting, Mango is accounting acquirer, and as a result, qualifying transaction costs incurred by Mango are treated as deferred offering cost and any balance below the net proceeds from this reverse recapitalization will be charged directly to equity. This recording complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs consist of legal and other professional expenses incurred through the balance sheet date that are directly related to the Proposed Business Combination and that will be charged to shareholders’ equity upon the completion of the Proposed Business Combination with any balance below the net proceeds from this Business Combination. Should the Proposed Business Combination prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operation expenses.

G. Reflects the cancellation of Cayson’s ordinary shares.

H. Reflects the issuance of Mango Ordinary Shares as earnout shares at the Closing. The amount is allocated to ordinary shares at $0.0001 per share, and is charged to additional paid-in capital.

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I. Represents the Share Consolidation of the Mango Ordinary Shares immediately prior to the Closing.

J. Reflects the issuance of Mango Ordinary Shares at the Closing for Cayson. The amount is allocated to ordinary shares at $0.0001 per share, and is charged to additional paid-in capital.

K. Reflects the elimination of Cayson’s historical retained earnings.

L. Represents the total preliminary estimated direct and incremental transaction costs of $2,785,677, accrued offering cost of $75,000 and accruals and other current liabilities of $35,609 that will be paid in cash. The total transaction costs and expenses include the fees of legal counsel, auditor, SEC registration, trust account, proxy services, and printing, etc., recorded as a reduction of Retained Earnings.

M. Represents $1,259,659 of interest income earned in subsequent periods.

4. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 for Mango and Cayson are as follows:

AA. Represents an adjustment to eliminate interest income related to cash and investment held in Trust Account.

BB. Represents the direct and incremental transaction costs expenses of $2,785,677 for the six months ended June 30, 2025, prior to, or concurrent with, the Closing.

CC. Reflects the increase in the weighted average shares in connection with the issuance of Mango Ordinary Shares and Share Consolidation for the Business Combination, which are weighted as if they had been issued for the entire period. The 20,000,000 Earnout Shares were not included in the calculation of weighted average shares.

DD, EE and FF. Represents the decrease of ordinary shares in the event of 25%, 75% and maximum redemptions.

Per ASC 260-10-45-13, shares issuable for little or no cash consideration upon the satisfaction of certain conditions (contingently issuable shares) shall be considered outstanding common shares and included in the computation of basic EPS as of the date that all necessary conditions have been satisfied (in essence, when issuance of the shares is no longer contingent). The 20,000,000 Earnout Shares are defined as contingently issuable shares in the scope of ASC 260-10-45-13. Based on the above analysis, both of the shares will be excluded from the weighted average shares outstanding until they are no longer contingent.

5. Net Loss per Share

Net loss per share is calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming such additional shares were outstanding since January 1, 2025. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire periods presented. Under the maximum redemption scenario, this calculation is adjusted to eliminate such shares for the entire period.

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The unaudited pro forma condensed combined financial information has been prepared assuming three alternative levels of redemption for the six months ended June 30, 2025:

	Assuming No	Assuming 25%	Assuming 75%	Assuming Maximum
	Redemptions Scenario	Redemptions Scenario	Redemptions Scenario	Redemptions Scenario
	Six Months Ended	Six Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2025	2025	2025	2025
Pro forma net loss to common shareholders	$(2,775,829)	$(2,775,829)	$(2,775,829)	$(2,775,829)
Net loss per share – basic and diluted	$(0.12)	$(0.13)	$(0.15)	$(0.17)
Pro forma weighted average shares outstanding, basic and diluted
Mango holders of ordinary shares*	14,000,000	14,000,000	14,000,000	14,000,000
Cayson initial stockholders, including sponsors and its permitted transferees	1,753,000	1,753,000	1,753,000	1,753,000
Cayson underwriter shares	100,000	100,000	100,000	100,000
Cayson public stockholders	6,000,000	4,500,000	1,500,000	-
Shares of Cayson public stockholders issuable upon conversion of Cayson Rights at closing	600,000	600,000	600,000	600,000
Total pro forma weighted average shares outstanding, basic and diluted	22,453,000	20,953,000	17,953,000	16,453,000

* excluding Earnout shares (held in escrow).

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INFORMATION ABOUT CAYSON

Unless the context otherwise requires, all references in this section to the “Company,” “Cayson,” “we,” “us,” or “our” refer to Cayson Acquisition Corp.

General

Cayson is a Cayman Islands exempted company formed for the purpose of effecting a merger, stock exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

Formation

Our Sponsors are Yawei Cao, our Chief Executive Officer, and Cayson Holding, which is affiliated with members of our management team. On May 29, 2024, Cayson Holding acquired an aggregate of 1,725,000 Founder Shares for an aggregate purchase price of $25,000. Thereafter, it transferred an aggregate of 862,500 Founder Shares to Yawei Cao. On May 30, 2024, the Company issued 100,000 Founder Shares to EBC for an aggregate purchase price of $1,450.

Initial Public Offering and Private Placement

On September 23, 2024, the Company consummated the IPO of 6,000,000 Public Units. Each Public Unit consists of one Public Share and one Public Right, each Public Right entitling the holder thereof to receive 1/10 of one Cayson Ordinary Share upon the completion of the Company’s initial business combination. The Public Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $60,000,000.

Simultaneously with the consummation of the IPO, the Company consummated a private placement of 230,000 Private Units at a price of $10.00 per unit, generating total proceeds of $2,300,000. The Private Units were purchased by Yawei Cao and TenX, an affiliate of Taylor Zhang, the Company’s Chief Financial Officer. The Private Units are identical to the Public Units. The purchasers of the Private Units agreed not to transfer, assign or sell any of the Private Units or Private Shares or Private Rights underlying the Private Units (except to certain transferees) until after the completion of an initial business combination.

On October 15, 2024, the underwriters elected to terminate their over-allotment option and as a result an aggregate of 225,000 Founder Shares were forfeited by the Sponsors and cancelled.

The Cayson Units, Cayson Ordinary Shares and Cayson Rights are currently listed on Nasdaq under the symbols “CAPNU,” “CAPN,” and “CAPNR,” respectively

Offering Proceeds Held in Trust

Upon the closing of the IPO and the simultaneous private placement, $60,000,000 ($10.00 per Public Share) of the net proceeds from the sale of the Public Units in the IPO and Private Units in the simultaneous private placement were deposited into the trust account (which is located in the U.S.) with Continental, as trustee, and will be held as cash or cash demand deposits or invested only in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the trust account as described below.

Except as described in the prospectus for the IPO and in the section of this proxy statement/prospectus titled “Cayson’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” below, these proceeds will not be released until the earlier of the completion of an initial business combination and Cayson’s redemption of 100% of the outstanding Public Shares upon its failure to consummate a business combination within the required time period.

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Fair Market Value of Target Business

The target business or businesses that Cayson acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for its initial business combination. As described elsewhere in this proxy statement/prospectus, the Cayson Board determined that this test was met in connection with the proposed Business Combination.

Shareholder Approval of Business Combination

Pursuant to Cayson’s M&A, Cayson is seeking shareholder approval of the Business Combination at a meeting called for such purpose at which Public Shareholders may seek to redeem their Public Shares, regardless of whether they vote for or against the proposed Business Combination or are holders of record on the record date established for such vote, subject to the limitations described in the prospectus for the IPO. Accordingly, in connection with the Business Combination, Public Shareholders may seek to redeem their Public Shares in accordance with the procedures set forth in this proxy statement/prospectus.

Redemption of Public Shares and Liquidation if no Initial Business Combination

Cayson’s M&A provides that we will have only until September 23, 2025 (or June 23, 2026, if we extend the time to complete an initial business combination) to complete our initial business combination. If we are unable to complete our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Cayson Rights, which will expire worthless if we fail to complete our initial business combination within the required time period. Cayson’s M&A provides that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Our Sponsors have waived their rights to liquidating distributions from the trust account with respect to any Founder Shares and Private Shares held by them if we fail to complete our initial business combination within the required time period. However, if they acquire Public Shares after the IPO, they will be entitled to liquidating distributions from the trust account with respect to such Public Shares if we fail to complete our initial business combination within the allotted time period.

Our Sponsors, officers and directors have agreed that they will not propose any amendment to Cayson’s M&A (i) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our Public Shares if we do not complete our initial business combination within 12 months from the closing of the IPO, or if we decide to extend the period of time to consummate our initial business combination, within 18 months from the closing of the IPO, or (ii) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account, and not previously released to us to pay our taxes, divided by the number of then outstanding Public Shares. However, we will only redeem our Public Shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of Public Shares such that we cannot satisfy the net tangible asset requirement (described above) we would not proceed with the amendment or the related redemption of our Public Shares.

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We expect that all costs and expenses associated with implementing our plan of liquidation and dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $550,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of liquidation and dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of the IPO and the sale of the Private Placement Units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.13. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our Public Shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest and claim of any kind in or to any monies held in the trust account for the benefit of our Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our Sponsors have agreed that they will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our Sponsors will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our Sponsors have sufficient funds to satisfy their indemnity obligations and believe that our Sponsors’ only assets are securities of our company. We have not asked our Sponsors to reserve for such indemnification obligations. Therefore, we believe it is unlikely that our Sponsors would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your Public Shares. None of our officers or directors are required to indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our Sponsors assert that they are unable to satisfy their indemnification obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsors to enforce such indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsors to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our Sponsors to reserve for such indemnification obligations and we cannot assure you that our Sponsors would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our Public Shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying Public Shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our Public Shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our Public Shares if we do not complete our initial business combination within the required time period or (ii) if and to the extent that a holder of such Public Shares exercises its right to redeem such Public Shares in connection with a vote to approve (a) an extension of the period of time we have to consummate an initial business combination or (b) an initial business combination itself.

Facilities

Our executive offices are located at 205 W 37th Street, New York, New York 10018, and our telephone number is (203) 998-5540. Pursuant to an administrative services agreement, until the completion of our initial business combination or liquidation, we will pay a monthly fee of $10,000 to Cayson Holding for office space, secretarial and administrative services. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will likely spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of a business combination.

Recent Sales of Unregistered Securities

On May 29, 2024, Cayson Holding acquired an aggregate of 1,725,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.014 per share. Cayson Holding thereafter transferred an aggregate of 862,500 Founder Shares to Yawei Cao, Cayson’s Chairman and Chief Executive Officer, for the same price originally paid for such shares. Cayson also issued to EarlyBirdCapital 100,000 EBC Founder Shares for an aggregate purchase price of $1,450 on May 30, 2024. The issuance of the foregoing securities was exempt pursuant to Section 4(a)(2) of the Securities Act.

On September 23, 2024, Cayson consummated the Initial Public Offering of 6,000,000 Units. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $60,000,000. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333-280564). The Securities and Exchange Commission declared the registration statement effective on September 19, 2024.

Simultaneously with the consummation of the Initial Public Offering, Cayson consummated the private placement of 230,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,300,000. The Private Placement Units were purchased by Yawei Cao and TenX Global Capital LP, an affiliate of Taylor Zhang, Cayson’s Chief Financial Officer. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Sponsors and Their Affiliates

The Sponsors, Cayson Holding and Yawei Cao, are “SPAC sponsors” as such term is defined in the SEC’s rules governing special purpose acquisition companies, such as Cayson. The Sponsors and their affiliates are described in further detail below.

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Experience and Responsibilities of the Sponsors

Cayson Holding is a Delaware limited partnership formed for the sole purpose of sponsoring Cayson. Prior to its involvement with Cayson, Cayson Holding did not have any operations. Yawei Cao is Cayson’s Chairman and Chief Executive Officer.

Taylor Zhang, Cayson’s Chief Financial Officer, controls Cayson Holding. Mr. Zhang is a seasoned executive and sponsor of several SPACs.

●	Mr. Zhang served as Chief Financial Officer and Executive Director of TenX Keane Acquisition, a blank check company, from March 2021 until it consummated its business combination with Cituis Pharmaceuticals, Inc (Nasdaq: CTOR)’s subsidiary, Citius Oncology, Inc., a late-stage pharmaceutical company focused on developing and commercializing targeted oncology therapies, in August 2024. In January 2024, TenX Keane extended the time it had to consummate an initial business combination and in connection with such extension an aggregate of 2,287,923 shares sold in its initial public offering were redeemed. In connection with the consummation of the business combination, an additional 4,297,828 shares sold in TenX Keane’s initial public offering were redeemed.

●	Mr. Zhang served as manager of 2TM Holding LP, the sponsor of TMT Acquisition Corp., a Cayman Islands exempted company formed for the purpose of consummating a business combination with a target business in Asia. On December 1, 2023, TMT Acquisition Corp. entered into the Agreement and Plan of Merger (as amended and restated on February 29, 2024, and as the same may be further amended, restated or supplemented) with Elong Power Holding Limited, a Cayman Islands exempted company, and Elong Power Inc., a Cayman Islands exempted company and a wholly owned subsidiary of Elong Power Holding Limited. In September 2024, TMT Acquisition extended the time it had to consummate an initial business combination and in connection with such extension an aggregate of 1,710,385 shares sold in its initial public offering were redeemed. On November 21, 2024, TMT Acquisition Corp. consummated its business combination. In connection with the consummation of the business combination, an additional 4,247,501 shares sold in TMT Acquisition’s initial public offering were redeemed.

●	Mr. Zhang serves as manager of AlphaTime Holding LP, the sponsor entity of AlphaTime Acquisition Corp., a Cayman Islands exempted company formed for the purpose of consummating a business combination with a target business in Asia. In December 2023, AlphaTime Acquisition Corp. extended the time it had to consummate an initial business combination and in connection with such extension an aggregate of 2,160,774 shares sold in AlphaTime’s initial public offering were redeemed. On January 5, 2024, AlphaTime Acquisition Corp. entered into the Agreement and Plan of Merger (as amended on August 19, 2024) with HCYC Holding Company, a Cayman Islands exempted company, ATMC Merger Sub 1 Limited, a Cayman Islands exempted company, ATMC Merger Sub 2 Limited, a Cayman Islands exempted company, and HCYC Merger Sub Limited, a Cayman Islands exempted company, and HCYC Group Company Limited, Cayman Islands exempted company. In December 2024, October 2025, and December 2025, AlphaTime Acquisition Corp. further extended the time it had to consummate an initial business combination and in connection with such extensions an aggregate of 3,403,976, 917,814 and 69 shares sold in AlphaTime’s initial public offering, respectively, were redeemed. In December 2025, AlphaTime held the vote to consummate the business combination and in connection with such vote holders of an aggregate of 917,814 shares sold in AlphaTime’s initial public offering exercised redemption rights. As of the date of this proxy statement/prospectus, AlphaTime Acquisition Corp. has not consummated its business combination.

●	Mr. Zhang serves as manager of AlphaVest Holding LP, the sponsor entity of AlphaVest Acquisition Corp, a Cayman Islands exempted company formed for the purpose of consummating a business combination. In December 2023, AlphaVest Acquisition Corp. extended the time it had to consummate an initial business combination and in connection with such extension an aggregate of 2,174,171 shares sold in AlphaVest’s initial public offering were redeemed. On August 16, 2024, AlphaVest Acquisition Corp entered into Business Combination Agreement (as amended on June 25, 2025) with AMC Corporation, a Washington corporation, and AV Merger Sub Inc, a Washington corporation. In December 2024, AlphaVest Acquisition Corp further extended the time it had to consummate an initial business combination and in connection with such extension an aggregate of 3,151,473 shares sold in AlphaVest’s initial public offering were redeemed. In September 2025, AlphaVest Acquisition Corp held two meetings, one to further extend the time it had to consummate an initial business combination and the other to approve the business combination with AMC Corpl, and in connection with such meetings an aggregate of 848,354 shares sold in AlphaVest’s initial public offering were redeemed. AlphaVest Acquisition Corp consummated its business combination with AMC Corporation in December 2025.

●	Mr. Zhang serves as manager of Bowen Holding LP, the sponsor entity of Bowen Acquisition Corp, a Cayman Islands exempted company formed for the purpose of consummating a business combination. On January 18, 2024, Bowen Acquisition Corp entered into an Agreement and Plan of Reorganization with Bowen Merger Sub, a Cayman Islands exempted company, Shenzhen Qianzhi BioTechnology Co. Ltd., a company incorporated in the People’s Republic of China, and Qianzhi Group Holding (Cayman) Limited, a newly formed Cayman Islands company. As of the date of this proxy statement/prospectus, Bowen Acquisition Corp has not consummated its business combination. On January 10, 2025, Bowen Acquisition Corp. held an extraordinary general meeting to approve a proposal to extend the time it had to consummate its initial business combination to up to April 14, 2025. In connection with the meeting, an aggregate of 6,052,095 public shares were redeemed at a price of approximately $10.99 per share. On January 14, 2025, Bowen Acquisition Corp. held another extraordinary general meeting to approve the business combination with Qianzhi. At the meeting, all proposals were approved by shareholders. An aggregate of 137,936 public shares requested redemption in connection with such vote. However, as the business combination has not been consummated, none of such shares were redeemed. On April 14, 2025, Bowen Acquisition Corp. held another extraordinary general meeting to approve a proposal to extend the time it had to consummate its initial business combination to up to July 14, 2025. In connection with the meeting, an aggregate of 241,368 public shares were redeemed at a price of approximately $11.07 per share. On July 11, 2025 and December 12, 2025, Bowen Acquisition Corp. held extraordinary general meetings to approve proposals to extend the time it had to consummate its initial business combination to up to December 14, 2025 and June 14, 2026. In connection with the meetings, an aggregate of 16,602 public shares and 544,75 shares were redeemed. As of the date of this proxy statement/prospectus, Bowen Acquisition Corp. has not consummated its business combination.

●	Mr. Zhang serves as manager of Bayview Holding LP, the sponsor entity of Bayview Acquisition Corp., a Cayman Islands exempted company formed for the purpose of consummating a business combination. On June 7, 2024, Bayview Acquisition Corp entered into an Agreement and Plan of Merger by and among the Company, Oabay Holding Company, a Cayman Islands exempted company limited by shares, Oabay Inc., a Cayman Islands exempted company limited by shares, Bayview Merger Sub I Limited, a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of PubCo, Bayview Merger Sub 2, a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of PubCo, Oabay Merger Sub Limited, a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of PubCo, BLAFC Limited, a business company limited by shares in the British Virgin Islands, Bayview Holding LP, a Delaware limited partnership, and Peace Investment Holdings Limited, a Delaware limited partnership. In September 2024, June 2025 and December 2025, Bayview Acquisition extended the time it had to consummate an initial business combination and in connection with such extensions an aggregate of 2,290,989 shares, 1,975,249 shares and 727,970 shares sold in Bayview’s initial public offering, respectively, were redeemed. As of the date of this proxy statement/prospectus, Bayview Acquisition Corp. has not consummated its business combination.

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Mr. Zhang has over 20 years of experience in financial services and previously served as Chief Financial Officer and executive director of China XD Plastics Company Limited from 2009 to 2021. Other than the experience and involvement of Mr. Zhang, neither Cayson Holding nor Mr. Cao has any further experience organizing or managing special purpose acquisition companies and is not and never has been involved with other special purpose acquisition companies.

Cayson Holding, along with Mr. Cao, was responsible for organizing, directing and managing the business and affairs of Cayson from its incorporation until consummation of the Initial Public Offering. Cayson Holding’s activities included identifying and negotiating terms with the representative of the underwriters in Cayson’s IPO, other third-party service providers such as Cayson’s auditors and legal counsel, and Cayson’s original directors and officers. Cayson Holding has had no operations outside of the responsibilities described above that it had and fulfilled to Cayson.

Letter Agreement with the Sponsors

Pursuant to a letter agreement with Cayson, each of Cayson Holding and Mr. Cao has agreed to, among other things, vote in favor of the Business Combination and the other proposals to be presented at the Meeting and has waived its redemption rights in connection with the consummation of the Business Combination, in each case with respect to any Cayson Ordinary Shares held by it, subject to applicable securities laws. In addition, in connection with the IPO, Cayson Holding and Mr. Cao agreed that if the trust account is liquidated, including in the event Cayson is unable to complete an initial business combination within the required time period, they will indemnify both sponsors (Cayson Holding and Mr. Cao) to ensure that the proceeds in the trust account are not reduced below $10.10 per Public Share, or such lesser per share amount as is in the trust account, by the claims of prospective target businesses with which Cayson has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Cayson, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account.

Compensation of the Sponsors

The following table presents information regarding compensation of the Sponsors and their affiliates, including securities and promissory notes issued to the Sponsors, as required by the SEC’s rules governing special purpose acquisition companies:

	Post-Business Combination Mango Class A Ordinary Shares (#)	Other Compensation ($)
Cayson Holding LP	750,000	$150,000
Yawei Cao	771,758	$0
TenX Global Capital LP(1)	231,242	$150,000

(1)	TenX is an affiliate of Cayson Holding.

On May 29, 2024, Cayson Holding acquired an aggregate of 1,725,000 Founder Shares for an aggregate purchase price of $25,000. Thereafter, it transferred an aggregate of 862,500 Founder Shares to Mr. Cao. On October 15, 2024, Cayson’s underwriters elected to terminate their over-allotment option and as a result an aggregate of 125,000 Founder Shares were forfeited by Cayson Holding. It currently holds 1,500,000 Founder Shares and is expected to hold the same number as of the closing of the Business Combination.

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In the private placement consummated simultaneously with the IPO, Mr. Cao and TenX, purchased 230,000 Private Units (19,780 by Mr. Cao and 210,220 by TenX). Each Private Unit is comprised of one Private Share and one Private Right, each Private Right to be converted automatically into 1/10 of one Cayson Ordinary Share upon consummation by Cayson of an initial business combination. Mr. Cao and TenX paid a purchase price of $10.00 per Private Unit, which is identical to the purchase price paid for the Public Units sold in the IPO, and the Private Units are substantially similar to the Public Units sold in the IPO.

Cayson Holding and Mr. Cao and TenX can earn a positive rate of return on their investment even if other Cayson shareholders experience a negative rate of return. The Mango Ordinary Shares to be held by Cayson Holding following the Business Combination will be identical to the Mango Ordinary Shares to be held by the Public Shareholders. Pursuant to the SEC’s rules, these Mango Ordinary Shares may be considered “compensation” awarded to or earned by Cayson Holding.

In addition to the above, in connection with Cayson Holding’s sponsorship of Cayson:

●	Pursuant to an administrative services agreement between Cayson and Cayson Holding entered into in connection with the IPO, Cayson has agreed to pay Cayson Holding a monthly fee of $10,000 in exchange for Cayson Holding making available certain general and administrative services. The arrangement commenced upon the closing of the IPO and will continue until to the closing of an initial business combination. As of date of this filing, Cayson has incurred $150,000 with $140,000 paid to Cayson Holding for these services.

●	On June 3, 2024, Cayson Holding and Mr. Cao agreed to loan up to $300,000 to Cayson to be used for a portion of the expenses of the IPO. The loan was non-interest bearing and was repaid upon the closing of the IPO, in accordance with its terms.

●	Cayson engaged TenX as a consultant in connection with its formation and the IPO. During the period from May 27, 2024 (inception) through December 31, 2024, $150,000 was paid through the Sponsors to TenX for these services. As of date of this filing, no amounts remained outstanding.

Furthermore, if the Sponsors or their affiliates were to loan any amounts to Cayson and/or incur any fees or out-of-pocket expenses on Cayson’s behalf, the total sum of such loans, fees and out-of-pocket expenses would be repayable on or after the Closing. If any such amounts were loaned or incurred and Cayson failed to complete an initial business combination before its deadline pursuant to Cayson’s M&A, as may be amended to extend such date, such amounts would be forfeited except to the extent there are any out of trust funds available to be used to repay such amounts. As of the date of the accompanying proxy statement/prospectus, there are no amounts outstanding under any loans payable to the Sponsors or their affiliates and no fees due or out-of-pocket expenses to be repaid by Cayson to the Sponsors or their affiliates.

Ownership and Management of the Sponsors

Cayson Management LLC is the general partner of Cayson Holding and Mr. Zhang is the manager of Cayson Management LLC. As of the date of this proxy statement/prospectus, each of the following directors and officers is a limited partner in Cayson Holding, having the following shares of its economic profits: Yawei Cao, Cayson’s Chairman and CEO (9.93%); Taylor Zhang, Cayson’s CFO (8%); Yong (Raymond) Xia, Cayson’s former director (3%); Yue Zhuge, Cayson’s director (3%) and Annie Liang-Zhou, Cayson’s director (3%). The other persons with a direct interest in Cayson Holding and thereby an indirect interest in Cayson are: TenX Global Capital LP (71.73%) and Yiru Xu (1.33%)

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Restrictions on Sponsors’ Sale of Cayson Securities

The Sponsors and TenX have agreed to restrictions on its ability to transfer, assign, or sell the Founder Shares and Private Units, as summarized in the table below.

Source of Restriction	Term of the Restriction and Exceptions
Founder Shares
Letter Agreement, dated September 19, 2024, by and among Cayson, Cayson Holding and the Cayson officers and directors.

Subject to the limited exceptions described below, the Founder Shares were placed in escrow in connection with the closing of the IPO and may not be transferred until six months after the date of the consummation of an initial business combination by Cayson, such as the Business Combination with Mango, or earlier, if, subsequent to such an initial business combination, Cayson or it successor entity, such as New Mango, consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of such entity’s shareholders having the right to exchange their shares for cash, securities or other property.

Transfers are permitted to (a) to Cayson’s officers or directors, any affiliates or family members of any of Cayson’s officers or directors, any members of Cayson’s Initial Shareholders, or any affiliate of Cayson’s Initial Shareholders; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of the laws of the Cayman Islands or the organizational documents of our sponsors upon their dissolution; (f) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (g) in the event of the company’s liquidation prior to the completion of an initial business combination; (h) to Cayson for no value for cancellation in connection with the consummation of an initial business combination; or (i) in the event of the completion of a liquidation, merger, share exchange or other similar transaction which results in all of Cayson’s shareholders having the right to exchange their shares for cash, securities or other property subsequent to the completion of an initial business combination.

Securities Escrow Agreement, dated as of September 19, 2024, by and among Cayson, Cayson Holding, Mr. Cao, and Continental Stock Transfer & Trust Company.

The term of the restriction is the same as above.

During the escrow period the only permitted transfers of the escrow shares will be (i) to Cayson’s officers or directors, any affiliates or family members of any of Cayson’s officers or directors, any members of Cayson’s Initial Shareholders, or any affiliate of Cayson’s Initial Shareholders; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (vi) in the event of the SPAC’s liquidation prior to the completion of a business combination; (vii) to SPAC for no value for cancellation in connection with the consummation of a business combination; or (viii) in the event of Cayson’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of Cayson’s shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to Cayson’s completion of a business combination; provided, however, that in the case of clauses (i) through (vi), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement described above.

Private Units
Letter Agreement, dated September 19, 2024, by and among Cayson, Cayson Holding and the Cayson officers and directors.

Subject to the limited exceptions described below, the Private Units may not be transferred until the consummation of an initial business combination by Cayson, such as the Business Combination with Mango.

By virtue of the laws of the Cayman Islands or the memorandum and articles of association of the Sponsor upon dissolution of the sponsor, transfers are permitted to (a) to Cayson’s officers or directors, any affiliates or family members of any of Cayson’s officers or directors, any members of Cayson’s Initial Shareholders, or any affiliate of Cayson’s Initial Shareholders; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the company’s liquidation prior to the completion of an initial business combination; (g) to Cayson for no value for cancellation in connection with the consummation of an initial business combination; or (h) in the event of the completion of a liquidation, merger, share exchange or other similar transaction which results in all of Cayson’s shareholders having the right to exchange their shares for cash, securities or other property subsequent to the completion of an initial business combination.

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Directors, Executive Officers and Corporate Governance

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. The term of office of the first class of directors, consisting of Annie Liang-Zhou, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Raymond (Yong) Xia, will expire at the second annual meeting of shareholders. The term of office of the third class of directors, consisting of Yawei Cao and Yue Zhuge, will expire at the third annual meeting of shareholders. We may not hold an annual meeting of shareholders until after we consummate our initial business combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of one or more Chairmen of the Board, one or more Chief Executive Officers, a President, a Chief Financial Officer, Vice Presidents, Secretary, Treasurer, Assistant Secretary, and such other offices as may be determined by the board of directors.

Other than as described above, the Sponsors and their affiliates and our promoters do not have any material roles or responsibilities in directing and managing Cayson’s activities.

Our current directors and executive officers are as follows:

Name	Age	Position
Yawei Cao	50	Chairman and Chief Executive Officer
Taylor Zhang	46	Chief Financial Officer
Annie Liang-Zhou	41	Independent Director
Yue Zhuge	55	Independent Director
Sanxin Yan	63	Independent Director

Yawei Cao, our Chairman and Chief Executive Officer, has served as the Executive Director of Hong Kong Dragon Financial Group, a fully licensed securities firm specializing in initial public offerings for small- and medium-sized enterprises in Hong Kong, since 2023. Since 2021, he has also served as Executive Director of Finance of Amer International Group, a high-tech industrial group focusing on a complete industry chain of new-generation electronic information and new materials and which was ranked 124th in the 2023 Fortune Global 500. He has also served as a Director of Jiangsu Amer New Material Co., Ltd. (SZ002201), a subsidiary of Amer International Group listed on the main board of the Shenzhen Stock Exchange in China, since 2021. From 2014 to 2020, he served as a Director for several A-share listed companies in China, including Hainan Asia-Pacific Industry Co., Ltd. (SZ000691) and Wuhan E-Cube Children Education Media Co., Ltd. (OC836859). From 2005 to 2013, he was the Vice General Manager at Shanghai Zhonghe Metal Co., Ltd., and from 2001 to 2004, he was the Capital Operations Manager at Renhe (Group) Development Co., Ltd. Between 1996 and 2000, he was a securities investment consultant at Changjiang Securities Co., Ltd. Mr. Cao received an MBA from the Metropolitan University of Hong Kong (formerly the Open University of Hong Kong), a Master’s degree in Economic Law from Huazhong University of Science and Technology, and a Master of Arts from Columbia International University in the United States. He is a licensed attorney in China, a Certified Internal Auditor (CIA), a Senior Financial Planner, a Certified Senior Project Manager and a Certified M&A Dealmaker. We believe Mr. Cao is well-qualified to serve as a member of our board of directors due to his experience, contacts and relationships.

Taylor Zhang, our Chief Financial Officer, had served as Chief Financial Officer and Executive Director of TenX Keane Acquisition, a blank check company (Nasdaq: TENK), from March 2021 to August 2024. On August 12, 2024, TENK completed a business combination with Citius Oncology Inc (Nasdaq: CTOR), a late-stage pharmaceutical company focused on developing and commercializing targeted oncology therapies with its primary asset, LYMPHIR, approved by the FDA for the treatment of adults with relapsed or refractory CTCL who had had at least one prior systemic therapy. Mr. Zhang is also affiliated with the sponsor of several blank check companies. From May 2009 to December 2021, Mr. Zhang served as Chief Financial Officer and executive director of China XD Plastics Company Limited, where he oversaw XD’s major financial and capital market matters, including Nasdaq listing, direct equity financing from prominent institutional investors and a global bond offering. During his tenure at XD, its revenue grew at CAGR of 56% and exceeded US$1 billion in six years after listing on Nasdaq. From May 2008 to March 2009, Mr. Zhang served as Chief Financial Officer of Advanced Battery Technologies, Inc. From 2007 to 2008, he served as the Executive Vice President of Finance of China Natural Gas, Inc. From 2005 to 2007, Mr. Zhang worked as a research analyst in New York Private Equity. From 2000 to 2002, he was employed as Finance Manager by Datong Thermal Power Limited. Mr. Zhang received a bachelor’s degree in mechanical and electronic engineering from Beijing Technology and Business University and an M.B.A. from University of Florida.

Annie Liang-Zhou, one of our directors, is Co-Founder and Managing Partner of Liangs Culture, a company dedicated to heritage preservation. Previously, from 2016 to 2020, she was Director of External Affairs of the U.S.- China Green Fund. Ms. Liang-Zhou is also Founder and Managing Partner of Universal Pacific Advisors LLC, a cross-border consulting company focused on financial advisory, strategy, and government relations, since 2013. Prior to that, she worked for a policy think tank, as an associate with Neuberger Berman (formerly Lehman Brothers Asset Management), and was a derivatives analyst with MetLife Investments. Ms. Liang-Zhou is a frequent speaker on climate change, impact investing, and mindfulness, and has leadership roles in a number of non-profit organizations including World Monuments Fund’s International Council. She is a member of the National Committee on US-China Relations and Next Gen Leader of the Committee of 100. Ms. Liang-Zhou is currently pursuing a MS in historic preservation from the University of Pennsylvania, earned her MBA from University of Oxford’s Saïd Business School, MPA from Columbia University’s School of International and Public Affairs, where she serves as an ambassador, and her BBA from George Washington University.

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Yue Zhuge, one of our directors, holds investment partner, founder and executive management positions in a number of companies. Since 2023, she has served as a Partner of NGP Capital (Nokia Growth Partners). She is also the founding partner of QuarkStar, an independent advisory firm. Previously, Ms. Zhuge served as the General Manager and Vice President of R&D at Hulu Beijing from 2015 to 2021. Prior to that, Ms. Zhuge was the co-founder and CEO of Landscape Mobile, an imaging mobile app startup. She previously held technical management positions at Yahoo! and Microsoft. Ms. Zhuge earned her MS and Ph.D. in Computer Science from Stanford University, as well as an MS in Applied Mathematics from Stony Brook. She completed her undergraduate studies at Tsinghua University.

Sanxin Yan, one of our directors, has over 25 years of leadership experience in multinational corporations. Since May 2024, he has served as the Chairman of Board of Directors of Hong Kong Joyful Bird International Capital Corporation Limited, an investment company, where he is responsible for strategic planning, human resources, fundraising and investment decisions. Since October 2023, he has also been Chairman of Board of Directors of US Starlines LLC, a textile company, where he oversees strategic planning, human resources, and marketing in both China and the US. He has also served as Chief Executive Officer of Gold Mountain Winery, Inc., a vineyard and winemaking company, since December 2011, where he is responsible for strategic planning, human resources, finance, and marketing in the US and China, and as Chief Executive Officer of Hong Kong Starlines Corporation Limited, a garment company, since October 2001, where he oversees human resources and sales and marketing for clients such as Gap, Old Navy, and Reyn Spooner. Mr. Yan received a Bachelor of Arts in British and American Literature from Wuhan University, China.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent, subject to certain phase-in provisions. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Annie Liang-Zhou and Yue Zhuge are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by Independent Directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Audit Committee

Effective September 19, 2024, we formed an audit committee. Annie Liang-Zhou and Sanxin Yan as members of our audit committee, with Sanxin Yan serving as the Chairman of the audit committee. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. Each such person meets the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

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Each member of the audit committee is financially literate and our board of directors has determined that Jun Zhang qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities

Compensation Committee

Effective September 19, 2024, we established a compensation committee of the board of directors. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in provisions. Annie Liang-Zhou and Yue Zhuge serve as members of our compensation committee, with Ms. Liang-Zhou serving as the chairwoman of the compensation committee. Each such person meets the independent director standard under Nasdaq listing standards applicable to members of the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

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●	reviewing and approving on an annual basis the compensation of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, other than reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to complete the consummation of a business combination although we may consider cash or other compensation to officers or advisors we may hire to be paid either prior to or in connection with our initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in Its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605I(2) of the Nasdaq Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our amended and restated memorandum and articles of association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Code of Ethics

Effective September 19, 2024, we adopted a code of ethics that applies to all of our executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. You may review these documents by accessing Cayson’s public filings at the SEC’s web site at www.sec.gov. In addition, Cayson will provide a copy of the Code of Ethics without charge upon request. Cayson will disclose any amendments to or waivers of certain provisions of its Code of Ethics in a Current Report on Form 8-K.

Insider Trading Policy

We have an insider trading policy governing the purchase, sale, and other dispositions of our securities that applies to our directors, officers, employees, and consultants. The policy generally prohibits the purchase, sale or trade of our securities with the knowledge of material nonpublic information. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to our company.

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CAYSON’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to the “Company,” “Cayson,” “we,” “us,” or “our” refer to Cayson Acquisition Corp.

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and related notes included elsewhere in this proxy statement/prospectus. The following discussion contains “forward-looking statements” that reflect our future plans, estimates, beliefs and expected performance. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors. We caution that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Please see “Cautionary Note Regarding Forward-Looking Statements” as well as “Risk Factors.”

Overview

We are a Cayman Islands exempted company formed for the purpose of effecting a merger, stock exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

On July 11, 2025, we entered into the Business Combination Agreement with Mango, North Water and Merger Sub, which provides for the Business Combination between us and Mango. Pursuant to the Business Combination Agreement, Merger Sub will merge with and into our company, with our company continuing as the surviving entity. As a result of the Business Combination, we will become a wholly owned subsidiary of Mango, our security holders immediately prior to the Effective Time will become security holders of Mango, and Mango will become a public holding company conducting the business of Mango Financial.

If the Business Combination is not consummated, we expect to pursue an alternative initial business combination. In such event, while we expect we would focus our search on businesses in Asia, we would not be limited to a particular industry or geographic region for purposes of consummating an alternate initial business combination. We expect we would effectuate any alternative initial business combination using cash from the proceeds of the IPO and the simultaneous private placement of the Private Units, the proceeds of the sale of our securities in connection with our initial business combination, our shares, debt or a combination of cash, stock and debt.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception through September 30, 2025 were organizational activities and those activities necessary to prepare for the IPO described below, to identify a target company for our initial business combination and to negotiate and complete an initial business combination, including activities relating to the Business Combination with Mango. We do not expect to generate any operating revenues until after the completion of our initial business combination, such as the Business Combination with Mango. We have generated and expect to continue to generate non-operating income in the form of interest income on investments held since the IPO. We have incurred and expect to continue to incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as in connection with the search for, and completion of, an initial business combination.

For the period from May 27, 2024 (inception) through the year ended December 31, 2024, we had a net income of $475,489, which consists of a loss of $281,186 derived from formation and operating costs offset by interest earned on investments held in trust account of $752,079 and bank interest income of $4,596.

For the nine months ended September 30, 2025, we had a net income of $1,203,841, which consists of a loss of $729,008 derived from formation and operating costs, offset by interest earned on cash and investments held in the Trust Account of $1,924,226, and bank-interest income of $8,623.

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Liquidity and Capital Resources

On September 23, 2024, we consummated our Initial Public Offering of Public Units, at $10.00 per unit, generating gross proceeds of $60,000,000. Simultaneously with the closing of our Initial Public Offering, we consummated the sale of 230,000 Private Units at a price of $10.00 per unit in a private placement to the Sponsors and their affiliates, generating total gross proceeds of $2,300,000.

Following the Initial Public Offering and the simultaneous private placement, an aggregate of $60,000,000 ($10.00 per Public Unit) was placed in the trust account. We incurred transaction costs of $3,722,528 (net of $300,000 underwriters cash reimbursement of deferred offering cost), consisting of $1,200,000 of cash underwriting fees, $2,100,000 of deferred underwriting fees, and $566,978 of other offering costs.

For the period from May 27, 2024 (inception) through December 31, 2024, cash used in operating activities was $369,218. Net income of $475,489 was affected by interest earned on cash held in the trust account of $752,079. Changes in operating assets and liabilities used $92,628 of cash for operating activities.

For the nine months ended September 30, 2025, cash and investments used in operating activities was $377,356. Net income of $1,203,841 was reduced by $1,924,226 interest earned on cash and investments held in the trust account. Changes in operating assets and liabilities provided $343,029 of cash for operating activities.

As of September 30, 2025, we had cash and investments held in the trust account of $62,676,305. We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less income taxes payable), after redemptions and transaction expenses, as working capital to finance the operations of Mango. If the Business Combination with Mango is not consummated, we intend to use such funds to complete an alternative initial business combination. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete an initial business combination, like in the case of the Business Combination with Mango, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of September 30, 2025, we had a cash balance of $87,898 outside of the Trust Account and working capital deficit of $481,777. We intend to use the funds held outside the trust account primarily to pay existing accounts, to pay expenses incurred in completing the Business Combination with Mango, and to pay for directors and officers liability insurance premiums. If the Business Combination with Mango is not consummated, we also intend to use such funds to identify and evaluate alternative target business combination candidates, perform business due diligence on such prospective target businesses, pay for travel expenditures to plants or similar locations of such prospective target businesses or their representatives or owners, review corporate documents and material agreements of such prospective target businesses, and structure, negotiate and complete such an alternative initial business combination.

In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment with respect to a particular proposed business combination, although we do not have any current intention to do so. If we enter into an agreement where we pay for the right to receive exclusivity from an alternative target business, the amount that would be used as a down payment would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

The management estimates that we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, the Sponsors, our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required on a non-interest bearing basis. Therefore, there is no guarantee that we may receive such funds as it is up to their sole discretion. In the case that we receive such funding support, if we completes our initial business combination, we would repay such working capital loans. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such working capital loans but no proceeds from the trust account would be used to repay such working capital loans. Up to $1,500,000 of such working capital loans may be convertible into units at a price of $10.00 per unit at the option of the lender. Such working capital units would be identical to the Private Units sold in the private placement.

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Accordingly, the accompanying unaudited financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management plans to address this uncertainty during period leading up to the initial business combination. The Company cannot provide any assurance that its plans to raise capital or to consummate an initial business combination will be successful. If the Company is unable to complete a business combination within the period of time permitted under the Cayson M&A, the Cayson Board would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company.

Based on the foregoing, management believes that the Company lacks the financial resources it needs to sustain operations for a reasonable period of time. Moreover, management’s plans to consummate the initial business combination may not be successful. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Other Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an aggregate of $10,000 per month to Cayson Holding for use of office space, utilities, and administrative support. We have begun incurring these fees on September 19, 2024 and will continue to incur these fees monthly until the earlier of the completion of an initial business combination, such as the Business Combination with Mango, and our liquidation.

The underwriters were entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO, or $2,100,000, payable upon the closing of an initial business combination. The deferred fee will become payable to the underwriters from the amounts held in the trust account solely in the event that we complete a business combination, such as the Business Combination with Mango, subject to the terms of the underwriting agreement.

Registration Rights

The holders of the Founder Shares, EBC Founder Shares and Private Units will be entitled to registration rights pursuant to a registration rights agreement dated September 19, 2024 requiring the Company to register such securities for resale. Subject to certain limitations set forth in such agreement, the holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements. If the Business Combination with Mango is completed, the holders of the Founder Shares, EBC Founder Shares and Private Units will enter into an amended and restated registration rights agreement, which is expected to have similar terms.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting estimates and all the significant accounting policies are described in Note 2 of the financial statements included elsewhere in this proxy statement/prospectus.

Recent Accounting Standards

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. This was effective for the Company during the year ended December 31, 2024, and did not have a material impact to the financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

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INDUSTRY IN WHICH MANGO FINANCIAL OPERATES

Unless the context otherwise requires, references in this section titled “Industry in which Mango Financial Operates” to “we,” “us,” “our,” and similar first-person references are intended to mean the business and operations of Mango Financial and its consolidated subsidiaries taken as a whole prior to the Business Combination. This proxy statement/prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well estimates by our management based on such data. The market data and estimates used in this proxy statement/prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Overview of the World’s Stock Exchanges

As of December 31, 2024, there were 21 major stock exchanges in the world with a market capitalization of over US$1 trillion each. These exchanges are sometimes referred to as the “$1 Trillion Club”.

Below are the top 10 global exchanges by market capitalization as of December 31, 2024.1

Ranking	Stock exchange	Region	City	Market cap (USD)
1	New York Stock Exchange	United States	New York City	31.58
2	Nasdaq (US)	United States	New York City	30.61
3	Shanghai Stock Exchange	China	Shanghai	7.19
4	Tokyo Stock Exchange	Japan	Tokyo	6.63
5	National Stock Exchange	India	Mumbai	5.70
6	Euronext	Europe	Amsterdam	5.44
7	Bombay Stock Exchange	India	Mumbai	5.26
8	Hong Kong Stock Exchange	Hong Kong	Hong Kong	4.95
9	Shenzhen Stock Exchange	China	Shenzhen	4.74
10	Toronto Stock Exchange	Canada	Toronto	3.55

The New York Stock Exchange (NYSE), sometimes referred to as “The Big Board,” is the largest stock exchange in the world by market capitalization, exceeding $31 trillion as of December 2024. The NYSE is owned by Intercontinental Exchange, an American holding company that is also listed on the NYSE (NYSE: ICE).

The Nasdaq Stock Market (National Association of Securities Dealers Automated Quotations) is an American stock exchange based in New York City. It is the most active stock trading venue in the U.S. by volume, and ranked second on the list of stock exchanges by market capitalization of shares traded, behind the New York Stock Exchange. The exchange platform is owned by Nasdaq, Inc. (NASDAQ: NDAQ), which also owns the Nasdaq Nordic stock market network and several U.S.-based stock and options exchanges.

The Stock Exchange of Hong Kong Limited, which is commonly referred to as HKSE (SEHK:388), is recognized worldwide as a premier securities exchange with access to abundant local and overseas funds and free flow of both capital and information. HKSE has a long-standing reputation as one of the most popular destinations for capital-raising among major financial markets. As an international financial hub and gateway to Mainland China, over the years, Hong Kong’s stock market has remained strong and steady. As of the end of December 2024, in terms of market capitalization, the HKSE was ranked as the eighth largest stock market in the world, with a total market capitalization of approximately US$4.95 trillion.

1 “Stock Exchanges Around the World” by Ryan Furhmann, Thomas Brock, and Michael Rosenston, Investopedia.com, People, Inc. (June 28, 2025)

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Overview of the Capital Markets in Hong Kong

Hong Kong as a leading global stock market and international financial hub

Hong Kong is one of the world’s largest securities markets by market capitalization. As an international financial hub and gateway to China, over the years, Hong Kong’s stock market has remained strong and steady. As of December 31, 2024, in terms of market capitalization, the Stock Exchange ranked the eighth largest stock market in the world, and the fifth largest stock market in Asia, with a total market capitalization of approximately US$4.95 billion.

The Shanghai-Hong Kong Stock Connect, a pilot program that links the stock markets in Shanghai and Hong Kong, has been running since November 2014. In December 2016, the Shenzhen-Hong Kong Stock Connect was added to cover the Shenzhen Stock Exchange. Subject to investment quota, these pilot programs allow international and PRC investors to trade securities in each other’s markets through the trading and clearing facilities of their home exchange, promoting fund flows in both directions. It is believed that these pilot programs have further strengthened Hong Kong’s role as a gateway to China and an international financial hub, and would continue to attract capital into the Hong Kong stock market.

Total market capitalization of companies listed on the Main Board and GEM of the HKSE

The HKSE operates two markets, the Main Board and GEM, for companies to list their shares. The following chart illustrates the total market capitalization of companies listed on the Main Board and GEM of the HKSE as at the respective year/period end date from December 31, 2020 to March 31, 2025.

Source: The Stock Exchange of Hong Kong

As of March 31, 2025, the market capitalization of the companies listed on the Main Board and GEM of HKSE amounted to approximately HK$39,896 billion and HK$57 billion, respectively.2

Total turnover and average daily turnover of the Hong Kong securities market

The commission income of a securities brokerage firm is highly dependent on the performance of the stock market and the overall securities market turnover. The Hong Kong securities market’s total turnover and average daily turnover have fluctuated over the past five years. According to the statistics of the HKSE, it rose from HK$32,110 billion in 2020 to HK$41,182 billion in 2021, then declined to HK$30,727 billion in 2022 and HK$25,518 billion in 2023, before recovering to HK$32,429 billion in 2024. The average daily turnover followed a similar pattern. In 2023-2024, the securities market remained strong and active, with the total annual trading turnover and average daily trading turnover registering year-on-year growth rates of 27.08% and 25.53%, respectively. The following chart sets forth the total turnover and average daily turnover from 2020 through 2024.

Source: The Stock Exchange of Hong Kong

2 Source: The Securities and Futures Commission of Hong Kong

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Number of listed companies and new listing applications in Hong Kong

The HKSE operates two markets, the Main Board and GEM, for companies to list their shares. The Main Board is a market for more established companies while GEM is a market with lower listing eligibility criteria but similar continuing obligations compared to the Main Board.

According to the HKSE, there were a total of 2,631 companies listed on the Stock Exchange of Hong Kong in 2024. The number of newly listed companies for the year of 2024 was 71. Over the five-year period ending December 31, 2024, there was a general upward trend in the total number of listed companies. In 2020, there were 2,538 listed companies, which increased to 2,572 in 2021. This number continued to rise, reaching 2,597 in 2022 and, 2609 in 2023. By 2024, the total number of listed companies had grown to 2,631. Regarding new listings, there were 154 new companies listed in 2020. This number decreased significantly to 98 in 2021 and further declined to 90 in 2022. The number of new listings continued to drop, reaching 73 in 2023 and 71 in 2024. The following charts illustrate the number of listed companies and the number of newly listed companies in Hong Kong from December 31, 2020 to December 31, 2024.

Source: The Stock Exchange of Hong Kong

Hong Kong Capital Markets Drivers

The Hong Kong capital markets have experienced a long history of development. The main drivers include the following:

Internationalized capital market

The internationalization of the Hong Kong capital markets is featured by its high level of openness to and freedom of capital flow, and the active participation of global financial institutions. Many well-known international investment banks have set up branches in Hong Kong. There is no limit on foreign investments imposed in the Hong Kong stock market. Meanwhile, local investors can freely participate in investment in overseas markets such as Singapore, London and New York. Such free flow of capital and barrier-free investment attract overseas institutions and make significant contributions to the development of the Hong Kong capital markets.

Comprehensive adoption of financial technology (fintech)

The pandemic has demonstrated the power of fintech and permanently changed customers’ behavior towards financial services. To make sure we continue to stay at the forefront of the global fintech scene and are ready to tap all of the potential of fintech, we must build an ecosystem where the value of fintech is experienced across all levels and by all groups of people. The Hong Kong Monetary Authority (HKMA) formulated a new strategy, “Fintech 2025”, which was unveiled in June 2021. Fintech 2025 aspires to help the financial sector adopt technology comprehensively by 2025. The first two parts of the strategy, namely “all banks go fintech” and “future-proofing Hong Kong for Central Bank Digital Currencies (CBDCs)” mainly sought to create more demand for fintech adoption. The other parts of the strategy relate to data, infrastructure, talent and funding, which are vital to the growth of the ecosystem.

Diversified funding sources

The Hong Kong capital markets have a mature system of market operation rules after decades of development, allowing the use of diversified financial instruments and mergers and acquisitions and financing activities to be conducted conveniently. Accordingly, financing activities are greatly functional in Hong Kong and IPOs and secondary offerings are expected to continue to attract foreign investments compared to the stock market of other jurisdictions which may not be as open and transparent as that in Hong Kong.

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Evolving and comprehensive regulatory regime

Implemented in 2003, the Securities and Futures Ordinance (“SFO”) provides the legal regime for comprehensive supervision of the securities industry, while the functioning of the Hong Kong capital markets is regulated by the rules and regulations of the HKSE. The supervision of the HKSFC and the HKSE over the Hong Kong capital markets ensures regular and normative operation of the market, and strengthens and protects the integrity and soundness of Hong Kong’s securities and futures markets for the benefit of investors and the industry. Hong Kong’s regulatory regime continues to evolve with an aim of capturing the latest opportunities and market dynamics in the capital market, including the new listing regime for emerging and innovative companies.

Diversified financial products

New products and financial instruments keep springing up in the capital market of Hong Kong. The securities markets of Hong Kong are composed of equity securities, debt securities, and multiple types of trusts, funds, as well as structured products. The HKSE has provided derivative products since 1986, which has expanded into five categories of products, including equity index products, equity products, Renminbi currency futures, interest rate products, and warrants. The HKSE also provides clearing services in the over-the-counter derivatives market.

Emerging and innovative sectors to be listed on the HKSE

The HKSE’s new rules to broaden Hong Kong’s listing regime became effective on April 30, 2018. Under the new listing regime, companies from emerging and innovative sectors are encouraged to seek listing in Hong Kong. The new listing rules offer domestic and international investors greater access to fast-growing companies from emerging and innovative sectors, and hence may generate an increase in equity issues and investments. Therefore, the new regime is expected to provide a growth opportunity for placing and underwriting services providers in Hong Kong.

Overview of the Licenses of Activities in Hong Kong Capital Market

According to Securities and Futures Ordinance of Hong Kong, there are 10 types of regulated activities.3

Type 1:	Dealing in securities
Type 2:	Dealing in futures contracts
Type 3:	Leveraged foreign exchange trading
Type 4:	Advising on securities
Type 5:	Advising on futures contracts
Type 6:	Advising on corporate finance
Type 7:	Providing automated trading services
Type 8:	Securities margin financing
Type 9:	Asset management
Type 10:	Providing credit rating services

The Company is registered with the Securities and Futures Commission to conduct regulated activities under the Securities and Futures Ordinance, including Type 1 (dealing in securities), Type 4 (advising on securities), Type 6 (advising on corporate finance), and Type 9 (asset management). The financial and wealth management business in Hong Kong is mainly operated by licensed corporations (the “LCs”) and registered institutions (the “Ris”). Set forth below is the number of LCs and RIs for the regulated activities which the Company undertakes as of 2024.

3 The Securities and Futures Commission of Hong Kong

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Number of Regulated Activities of:
Type	Licensed Corporations	Registered Institutions
Type 1	1,463	109
Type 4	2,002	94
Type 6	292	27
Type 9	2,212	34

Source: The Securities and Futures Commission of Hong Kong

Entry Barriers to the Financial and Securities Services Industry in Hong Kong

Regulatory requirements

SFC is the gatekeeper of standards for individuals and corporations seeking to enter the securities and futures markets of Hong Kong. As a highly regulated industry in Hong Kong, the licensing requirements imposed by the SFC must be met and the cost for new entrants to comply with and fulfil licensing conditions and ongoing regulatory requirements under the SFO is high. The SFC operates a system of authorizing corporations and individuals to act as financial intermediaries through licenses. Through licensing, the SFC regulates the financial intermediaries of licensed corporations and individuals that are carrying out the regulated activities, including mainly dealing in and advising on securities and futures, leveraging foreign exchange trading and asset management.

Human capital constraint

The financial industry is labor intensive and skilled professionals are very scarce. The ability of the management team determines the earning of market share and stability of the asset management business. Therefore, whether there is an excellent talent team is also a potential factor restricting market entrants and would be costly for new entrants to comply with and fulfill licensing conditions.

Fierce competition

Various licensed corporations, including international large-scale investment banks, PRC-funded securities groups, and local securities companies, are competing intensively for larger market share. Established players in the industry as well as new entrants need to compete with leading players who usually have years of experience, pool of talents, sound reputation, large client base and network accumulation in the market, with mature business models and operational processes.

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BUSINESS OF MANGO FINANCIAL

Unless the context otherwise requires, references in this section titled “Business of Mango Financial” to “we,” “us,” “our,” and similar first-person references are intended to mean the business and operations of Mango Financial and its consolidated subsidiaries taken as a whole prior to the Business Combination. The discussion of Mango Financial’s business and the markets in which it competes below is qualified by, and should be read in conjunction with, the discussion of the risks related to Mango’s business and industry detailed elsewhere in this proxy statement/prospectus.

OVERVIEW

We are a Hong Kong based investment bank with international reach. We have built a distinguished market presence with an experienced team and established client base and brand name, which we believe enables us to capture market opportunities. Our goal is to become a world-class financial institution with global influence.

We provide one-stop financial services including (i) securities trading and brokerage services; (ii) underwriting and placement services; (iii) corporate finance advisory services; (iv) financing services, including private placements and initial public offering financing; and (v) asset management primarily through our operating subsidiary, Mango Financial Limited (formerly known as “PingOn & Company”, “Ping On Securities Limited (平安股票有限公司)” and “Ping An Securities Limited (平安證券有限公司)”)). PingOn & Company was registered and commenced business in Hong Kong under the Business Registration Ordinance in 1970 and was incorporated as a limited company in Hong Kong under the Companies Ordinance in 1993. We have been licensed as a participant of the Stock Exchange of Hong Kong and a broker participant of the Central Clearing and Settlement System and are registered with the Securities and Futures Commission to conduct regulated activities under the Securities and Futures Ordinance, including Type 1 (dealing in securities), Type 4 (advising on securities), Type 6 (advising on corporate finance), and Type 9 (asset management).

We are one of the few financial institutions with financial industry knowledge and experience across Asia Pacific that is managed by local Hong Kong entrepreneurs and professionals. This Hong Kong identity positions us to play an instrumental role in connecting local clients from Hong Kong with global capital markets. Compared to other market players in Hong Kong, we believe that we benefit from greater execution efficiency, extensive local market and industry know - how, and access to the sizeable capital of Asia’s affluent families. We believe that our global capital markets expertise, coupled with our deep roots in Hong Kong, have propelled us to become one of the “go - to” financial institutions in Hong Kong, fulfilling the complex financial needs of our clients across all phases of their growth and development.

Our total revenues were HK$5.98 million (approximately US$0.77 million) and HK$0.17 million for the years ended December 31, 2024 and 2023, respectively. We recorded a total net profit of HK$3.35 million (approximately US$0.43 million) for the year ended December 31, 2024 and a net loss of HK$1.07 million for the year ended December 31, 2023.

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RECENT DEVELOPMENTS

On March 31, 2025, we obtained the official filing confirmation notice from the CSRC as a foreign securities company, which enables us to expand our services to clients in Mainland China.

In July 2025, we filed an enhanced business plan with the SFC to enhance our existing Type 1 and Type 4 regulated activities, allowing us to offer virtual-asset dealing and advisory services to our current clients.

OUR STRENGTHS

We believe that the following competitive advantages enable us to further develop and distinguish ourselves from our competitors:

Diverse Financial Services Offered to Clients

We offer a diverse range of financial services to our clients, including:

- (i) Securities trading and brokerage services;

- (ii) Underwriting and placement services;

- (iii) Corporate finance advisory services; and

- (iv) Asset management.

Leveraging the foundation we have established in securities trading and brokerage, we believe that the various financial services can create synergies among different areas. By providing securities trading services to our clients, we can generate commissions from securities trading and brokerage services as clients can fully utilize their investment facilities. Underwriting and placement services not only provide a platform for listed companies and their shareholders to place their securities in large quantities but also complement the operations of securities trading and underwriting services, as our brokerage clients are potential allottees for the fundraising activities we undertake. As a result, on the one hand, we can generate underwriting and placement commissions; on the other hand, we can charge brokerage commissions from our brokerage clients. In addition to underwriting and placement services, we can also provide corporate finance advisory services to clients for their fundraising activities or other corporate actions.

We believe that the complementary nature of the services we provide allows us to stand out from our competitors in a highly competitive business environment and enables us to seize business opportunities across different business segments, thereby generating diversified revenue streams.

Strong Client Relationships

We recognize that market reputation and client confidence in our services are key to success, enabling us to maintain ongoing relationships with existing clients, obtain client referrals from existing clients, and attract new clients in the market. To this end, we place great emphasis on providing reliable, comprehensive, and professional services to our clients, thereby earning their loyalty. Through continuous efforts, we have successfully retained existing clients while attracting new ones.

In recent years, we were appointed by several companies to provide corporate finance advisory services as well as underwriting and placement services, which to some extent indicates our ability to maintain good client relationships.

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Over 50 Years in the Financial Services Industry

We have been providing securities trading and brokerage services since the company’s founding in 1970, offering professional, timely, and accurate securities trading services to tens of thousands of clients. Although our predecessor has a long operating history, our current leadership was established in 2022, and the strategic development, performance tracking, and expansion of our business segments have been assessed primarily from that point onward.

Since the formation of the current leadership in 2022, we have expanded into the asset management business by serving as investment advisors for the investment and reinvestment of several large-scale funds. In addition, in February 2025, we became licensed to engage in sponsor activities under Type 6 (advising on corporate finance) of the Securities and Futures Ordinance, enabling us to undertake sponsor business for companies listed in Hong Kong.

Under the current management team’s oversight, we have experienced an increase in mandates and client engagement in our securities advisory services (Type 4) and corporate finance advisory services (Type 6). During the year ended December 31, 2025, securities advisory mandates increased from 2 to 14 companies compared to the prior year, and professional service income from securities advisory services increased by approximately 459.8%. We have also observed greater client demand in other business lines, such as asset management services. corporate finance advisory mandates increased from 3 to 5 Hong Kong listing companies and compared to none in the prior year, and professional service income from corporate finance advisory services increased by approximately US$103,590.We have also observed greater client demand in other business lines, such as asset management services. By the end of year 2025, we have total asset under management of approximately US$ 100 million, and our revenue generated from asset management service increased by approximately 62.2% compared to the prior year. As a result, total revenue generated from these services increased by approximately 534.8% in 2025 as compared to the prior year.

Given our long operating foundation and the focused strategic initiatives implemented since 2022, we believe we can continue to provide high-quality services and tailored solutions to meet clients’ needs across a broad range of financial services.

Experienced and Capable Management Team

We are led by experienced and capable professionals who formulate corporate strategies, oversee compliance and financial performance, and manage day-to-day operations, with the aim of providing services to clients in a reliable, efficient, and professional manner. Some of our executive directors have over 30 years of experience in various aspects of the financial services industry, including but not limited to investment services, asset management, corporate finance advisory services, compliance, and risk management. With the experience and knowledge of our management team, we believe that our group is well-positioned to promptly and adequately respond to the ever-changing market conditions and environment.

OUR STRATEGIES

Our success comes from our ability to stay ahead of the market trends and provide innovative solutions to our clients. We expect that our strategy will solidify our business, achieve attractive growth and enhance shareholder value. In particular, we intend to implement the following business strategies:

Expanding Securities and IPO Financing Services to Develop Core Business

Our securities and IPO financing services are periodically constrained by the level of capital resources and bank borrowings, which are subject to capital requirements under the capital adequacy rules. We plan to further develop our financing business and expand the customer base for securities trading on a margin basis to increase interest income. Our shareholders will increase the company’s capital through capital injection and equity expansion, and a portion of the funds will be allocated to financing services. With more capital resources available to finance our customers’ securities trading, we anticipate an increase in interest income. In addition to expanding financing services, as customers using securities and IPO financing services are required to conduct transactions through their accounts with our Group, we expect our securities trading and brokerage business to become more active.

Expanding Asset Management Business

Since 2003, we have been licensed to conduct regulated activities under Type 9 (asset management) of the Securities and Futures Ordinance. With over 20 years of experience in the asset management industry and having served as investment advisors for the investment and reinvestment of several funds, we have provided asset management services to multiple discretionary managed accounts in recent years. Our investment objective is to generate consistent and substantial long-term risk-adjusted returns through capital appreciation while also striving to protect capital and reduce risks through hedging activities and risk management protocols. We believe that with the extensive experience of our asset management team, we can achieve the investment objectives for the funds we manage and deliver reasonable returns to investors. We believe that the monthly management fees and performance-based incentive income generated from expanding our asset management business will, in the long run, broaden our revenue base.

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Extending Securities Trading and Brokerage Services to Eligible Stocks Listed on the Shanghai and Shenzhen Stock Exchanges via Stock Connect

Stock Connect is a pioneering mutual market access program that offers unique and unrivalled two-way capital access between China and the world. Through Stock Connect, international investors access China stock opportunities, and Mainland China investors connect with global diversification opportunities, all via Hong Kong. Since the launch of Stock Connect on November 17, 2014, Hong Kong investors have been able to trade eligible stocks listed on the Shanghai and Shenzhen Stock Exchanges through Hong Kong qualified brokers. According to data from the Hong Kong Exchanges and Clearing Limited, the average daily turnover of the Stock Connect program increased from HKD 900 million in 2014 to HKD 240.2 billion in the first half of 2025 Since the launch of Stock Connect, a series of optimization measures have been implemented to enhance efficiency, increase daily quotas, expand investment opportunities, and facilitate two-way capital flows.

To capitalize on the business opportunities created by the launch of Stock Connect, we plan to offer our customers the ability to trade eligible stocks listed on the Shanghai and Shenzhen Stock Exchanges through us, thereby expanding our securities trading and brokerage services. We will apply to become a Stock Connect Exchange Participant and a Stock Connect Clearing Participant and install the necessary systems to handle transactions via Stock Connect, enabling us to provide such services upon receiving customer instructions.

We believe that expanding our service scope to include trading in eligible stocks listed on the Shanghai and Shenzhen Stock Exchanges will increase our future brokerage commission income. The demand for securities and IPO financing services is also expected to increase correspondingly.

OUR BUSINESS

We are a financial services provider engaged in the following businesses in Hong Kong:

Securities Trading and Brokerage Services

We offer securities trading and brokerage services for securities (including equities, derivatives, and debt instruments) listed in Hong Kong, the United States, and Singapore.

Prior to placing any trading instructions, each client is required to open a securities trading account with us. Clients’ trading instructions are typically issued through either telephone or our online trading platform (via our website www.mangofinancial.com.hk). We provide securities trading account holders with their username and password to access our online trading platform for trading activities. In addition to placing securities trading instructions, our online trading platform also allows clients to track the trading status and account balance in real-time and review their trading history over the past twelve months.

For trading instructions issued via telephone, all relevant telephone communications with clients are recorded in our telephone recording system as part of our internal monitoring measures. For the six months ended June 30 2024 and 2025, security trading and brokerage services generated approximately 0.2% and 0.1% of our total revenue. For the years ended December 31, 2023 and 2024, security trading and brokerage services generated approximately 37.4% and 0.4% of our total revenue.

Based on our current assessment, there are no material barriers preventing the extension of securities trading and brokerage services to eligible stocks. We anticipate revisiting the decision to potentially relaunch the China Stock Connect (a securities trading and clearing links program developed by SEHK, SSE, HKSCC and China Clear for the establishment of mutual market access between SEHK and SSE) in early 2026. We will conduct a comprehensive review at that time, taking into full consideration various factors, including but not limited to cost-benefit analysis, market conditions, and regulatory developments, before determining whether to proceed with the relaunch.

Placement and Underwriting Services

In the past few years, placement and underwriting commissions have also been a source of our income. We have participated in various fundraising activities of companies listed on the Stock Exchange of Hong Kong in different capacities, such as joint bookrunner, lead underwriter, joint lead underwriter, underwriter, sub-underwriter, sub-agent, placing agent, or co-placing agent. These fundraising activities include placements and initial public offerings of shares for new listings, placements of new shares by listed companies under general or specific mandates, placements of shares by listed companies on a “place old, then issue new” basis, issuance of new shares by listed companies through rights issues or public offerings, issuance of non-listed warrants and non-listed debt securities by listed companies. Place old, then issue new is the common term of stock placements in Hong Kong. A major shareholder first sells their existing (old) shares to independent investors, and then the company issues the same number of new shares to the major shareholder at the same price to “top up” their stake. It allows the major shareholder to sell shares without reducing their percentage ownership in the company, while the company raises capital through the new issuance. In addition to serving companies listed on the Stock Exchange of Hong Kong, we also act as placing agents for shareholders of listed companies who wish to place a large number of securities in the secondary market.

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For placement activities, we typically agree with the contracting parties to place a certain number of securities at an agreed price on a best-efforts basis within a specific period. For underwriting activities, we are required to purchase any unsubscribed securities up to our maximum underwriting commitment in the event of under-subscription. In the past few years have not subscribed to any securities under the underwriting activities due to under-subscription. When we act as placing agent, co-placing agent, or sub-agent in fundraising activities, the commission is charged based on the total placement value of the securities we successfully place with our allottees or sub-agents. When we act as bookrunner, lead underwriter, joint lead underwriter, joint underwriter, underwriter, or sub-underwriter in fundraising activities, the commission is usually charged based on the total offering value of the securities we underwrite. Depending on our role in different fundraising activities, we are paid commissions by the listed company, the shareholder of the listed company, or the direct distributor of the fundraising activity.

Our placement and underwriting commissions (which may be charged as a fixed fee or a percentage of the size of the fundraising activity) are negotiated on a case-by-case basis, primarily taking into account the prevailing market rates, market sentiment at the time, and our role and bargaining power in the fundraising activity. In the course of providing placement and underwriting services, we may engage other parties as co-placing agents or sub-underwriters for the fundraising activities. The composition of the placing and/or underwriting syndicate is designed to leverage their distribution capabilities to complete the fundraising activities and share the risk of under-subscription. For the six months ended June 30 2024 and 2025 and the years ended December 31, 2023 and 2024, we did not generate revenue from placement and underwriting services.

Securities Advisory and Corporate Finance Advisory Services

Since February 2025, we have been licensed to conduct sponsor activities under Type 4 (advising on securities) and Type 6 (advising on corporate finance) of the Securities and Futures Ordinance and can provide sponsor services for companies listing in Hong Kong.

Our services primarily include:

(i) Acting as financial advisor to provide opinions on transactions or compliance matters under the Listing Rules, GEM Listing Rules, and Takeovers Code; and

(ii) Acting as independent financial advisor to provide opinions or recommendations to the client’s independent directors’ committee and independent shareholders.

(iii) Acting as financial advisor to provide general services on securities advisory and capital markets consulting.

Fixed advisory fees for acting as a financial advisor generally range from approximately US$50,000 to US$0.50 million per engagement. Where applicable, success-based fees are typically calculated as a fixed amount or as a percentage of the transaction value, as negotiated between the parties.

For services provided as an independent financial advisor, fees are generally charged on a fixed-fee basis and are not contingent upon the outcome of the transaction, in order to maintain independence. Independent financial advisory fees typically range from approximately US$11,280 to US$32,050 per engagement, depending on the complexity and regulatory requirements of the transaction.

Actual fees charged may vary from engagement to engagement and are subject to negotiation with clients based on the specific circumstances of each transaction.

As the financial advisor to our clients, we generally provide opinions on the structure of the proposed transaction and the implications of the proposed transaction for our clients in accordance with the Hong Kong regulatory framework (including the Listing Rules, GEM Listing Rules, and Takeovers Code). We are usually responsible for monitoring the progress of the proposed transaction. We are also responsible for preparing the necessary documents for the proposed transaction and liaising with the relevant regulatory authorities (such as the Stock Exchange of Hong Kong and the Securities and Futures Commission) to obtain approvals and/or publish relevant announcements, circulars, and other documents. In the past few years, we have acted as the financial advisor to our clients for transactions that need to be announced, connected transactions, public offerings, issuance of new shares, and matters related to mandatory unconditional cash offers.

Under the relevant rules and regulations (including the Listing Rules, GEM Listing Rules, and Takeovers Code), for certain types of transactions conducted by listed issuers, an independent financial advisor must be appointed to provide opinions on whether the terms of the proposed transaction are fair and reasonable to the independent shareholders of the issuer. As the independent financial advisor, we review and analyze the proposed transaction, assess the fairness and reasonableness of the terms of the proposed transaction, and issue an opinion letter (containing the basis and reasons for our opinions) to recommend to the independent directors’ committee and independent shareholders how to vote on the relevant resolutions to be presented at the shareholders’ meeting. In the past, we have acted as the independent financial advisor to our clients for transactions of different natures, including connected transactions, continuing connected transactions, and renewal of general mandates. For the six months ended June 30 2024 and 2025, corporate finance advisory services generated approximately 97.0% and 98.9% of our total revenue. For the years ended December 31, 2023 and 2024, corporate finance advisory services generated approximately nil and 88.8% of our total revenue.

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Asset Management

We have over twenty years of experience in asset management services and we currently have total asset under management of approximately USD100 million. We have been appointed as investment advisors for the investment and reinvestment of multiple funds and also provide external asset management services, managing investment portfolios for clients’ accounts opened with external private banks on their behalf. Details of assets are set out below:

Year	Beginning Balance	Gross Inflows	Gross Outflows	Ending Balance	Net Return	Cumulative return
	PB1 A1 (from November 7, 2024)
2024	0	59,069,183.00	0	59,510,269.00	441,086.00	0.75%
2025	59,517,840.00	36,674,469.00	(3,011.00)	98,535,649.00	2,227,847.00	2.33%

Year	Beginning Balance	Gross Inflows	Gross Outflows	Ending Balance	Net Return	Performance Net
	PB2 A1 (from August 14, 2023)
2023	10,231,879.98	5,126,233.50	0	15,763,606.61	405,493.13	2.09%
2024	15,763,606.61	5,753,495.12	0	23,134,858.44	1,617,756.71	7.59%
2025	23,134,858.44	0	(23,592,760.51)	0	457,902.07	1.98%
	PB2 A2 (from March 14, 2024)
2024	1,278,314.67	219,834.79	0	1,590,429.46	92,280.00	6.46%
2025	1,590,429.46	0	0	1,757,102.60	166,673.14	10.48%

We operate as an External Asset Manager (EAM) by introducing clients to open accounts at Private Banks, with these accounts placed under our full discretionary management authority. We provide comprehensive asset management services for clients, covering a range of activities including securities trading, structured products, foreign exchange, and more. The Private Bank charges relevant fees for executing these transactions. Additionally, the bank levies client-facing fees such as quarterly management fees. We and the Private Bank share these generated fees according to an agreed-upon ratio, forming the core of our revenue model as an EAM.

On August 6, 2025, we incorporated a new subsidiary, Mango Financial OFC, an open-ended fund company. We intend to operate fund related business under this entity.

To enhance the overall development of Mango Group’s business, we have invested more resources and efforts into developing asset management services by strengthening our asset management team. In response to the expansion of our asset management business, we have established an Investment Committee to (i) set and review the securities portfolio that the managed funds or portfolios can purchase; (ii) determine asset allocation; (iii) approve or reject investment proposals compiled by the investment team; and (iv) review the performance and compliance matters of the managed funds. Members of the Investment Committee will hold regular monthly meetings. The Investment Committee is composed of board members and licensed responsible officers. For the six months ended June 30 2024 and 2025, asset management services generated approximately 2.8% and 1.0% of our total revenue. For the years ended December 31, 2023 and 2024, security trading and brokerage services generated approximately 62.6% and 10.8% of our total revenue.

Sales and Marketing

For securities trading and brokerage services, the sales and marketing functions are handled by our client directors. Under the supervision of the company, our client directors are responsible for identifying new clients, maintaining good relationships with existing clients, promoting our services, and handling client inquiries. For placement and underwriting services as well as corporate finance services, the sales and marketing functions are carried out by members of the board of directors, who are responsible for maintaining good relationships with the management of listed companies and other business partners in the financial services industry. We also sponsor the publication of congratulatory listing advertisements in newspapers for the listing activities for which we provide underwriting services.

Looking ahead, we plan to enhance our corporate image and expand our business network in a more proactive manner by participating in more industry public events and activities.

GOVERNMENT REGULATION

Regulations Related to Securities and Futures Market

The SFC is an independent statutory body which derives its investigation, remedial and disciplinary powers from the SFO and is responsible for regulating the securities and futures market in Hong Kong. The SFC works to strengthen and protect the integrity and soundness of Hong Kong’s securities and futures markets for the benefit of investors and the industry.

With effect from 1 April 2003, the SFO consolidated and modernized the 10 previous ordinances regulating the securities and futures industry in Hong Kong, including the regulation of securities, futures, leveraged foreign exchange trading, derivative markets, and credit ratings, intermediaries and their conduct of regulated activities and the offering of investments to the public in Hong Kong.

The SFC’s regulatory objectives as set out in SFO are:

●	to maintain and promote the fairness, efficiency, competitiveness, transparency and orderliness of the securities and futures industry;

●	to help the public understand the workings of the securities and futures industry;

●	to provide protection for the investing public;

●	to minimize crime and misconduct in the securities and futures industry;

●	to reduce systemic risks in the securities and futures industry; and

●	to assist the Hong Kong government in maintaining the financial stability of Hong Kong.

Parties regulated by the SFC include (i) brokers, investment advisers, fund managers and intermediaries carrying out Type 1 to Type 10 and Type 13 regulated activities under the SFO; (ii) investment products; (iii) listed companies; (iv) the Stock Exchange of Hong Kong Limited (“HKEx”); (v) automated trading service (ATS) providers; (vi) approved share registrars; (vii) Investor Compensation Company Limited (ICC); and (viii) market participants (including investors).

The SFC has five operational divisions which are Corporate Finance, enforcement, Intermediaries, Investment Products and Supervision of Markets. The SFC is also supported by the Corporate Affairs and Legal Services divisions.

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Licensing Regime under the SFO

The SFC operates a system of authorizing corporations and individuals (through licenses to act as financial intermediaries. The SFO provides that a corporation which is not an authorized financial institution (as defined in section 2(1) of the Banking Ordinance (Cap. 155 of the Laws of Hong Kong) (“Banking Ordinance”)) and is (i) carrying on a business in a regulated activity); or (ii) actively marketing (whether in Hong Kong or from a place outside Hong Kong) to the public any services it provides, which would constitute a regulated activity if provided in Hong Kong, has to be licensed by the SFC to carry out that regulated activity, unless one of the exemptions under the SFO applies.

The functions of the SFC, as the gatekeeper of standards for individuals and corporations seeking approval to enter into the securities and futures markets of Hong Kong, include the following:

●	grants licenses to those who are appropriately qualified and can demonstrate their fitness and properness to be licensed under the SFO;

●	maintains a public register of licensed persons and registered institutions;

●	monitors the ongoing compliance of licensing requirements by licensees, substantial shareholders of licensed corporation and directors of licensed corporations and substantial shareholders; and

●	initiates policies on licensing issues.

Types of Regulated Activities under the SFO

The SFO provides a single licensing regime under which a person needs only one license to carry on different types of regulated activities as specified in Schedule 5 of the SFO. The regulated activities are as follows:

Type 1	:	dealing in securities
Type 2	:	dealing in futures contracts
Type 3	:	leveraged foreign exchange trading
Type 4	:	advising on securities
Type 5	:	advising on futures contracts
Type 6	:	advising on corporate finance
Type 7	:	providing automated trading services
Type 8	:	securities margin financing
Type 9	:	asset management
Type 10	:	providing credit rating
Type 11	:	dealing in OTC derivative products or advising on OTC derivative projects(1)
Type 12	:	providing customer clearing services for OTC derivative transactions(2)
Type 13	:	providing depositary services for relevant collective investment schemes

(1)	Not yet in operation
(2)	Came into operation on September 1, 2016 pursuant to the Securities and Futures (Amendment) Ordinance 2014 (6 of 2014), in so far as it related to paragraph (c) of the new definition of excluded services in Part 2 of Schedule 5 of the SFO

Persons conducting business in such regulated activities are generally required to be licensed or registered with the SFC. The regulated activities that they are permitted to carry out are specified on their licenses or certificates of registration.

Types of Intermediaries and Licensed Individuals

1.	Licensed Corporation

It is a corporation (not being an authorized financial institution) which is granted a license to carry on one or more than one regulated activity under section 116 of the SFO

2.	Temporary Licensed Corporation

It is a corporation (not being an authorized financial institution) which is granted a temporary license to carry on, for a period of not exceeding three months, one or more than one regulated activity (other than Type 3 (leveraged foreign exchange trading), Type 7 (providing automated trading services), Type 8 (securities margin financing) and Type 9 (asset management)) under section 117 of the SFO.

3.	Registered Institutions

It is an authorized financial institution which is carry on one or more than one regulated activity, other than Type 3 (leveraged foreign exchange trading) and Type 8 (securities margin financing) regulated activities, under section 119 of the SFO.

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4.	Responsible Officers

He/she is a licensed representative who is also approved as a responsible officer under section 126 of the SFO to supervise the regulated activity of the licensed corporation to which he/she is accredited.

5.	Licensed Representative

He/she is an individual who is granted a licensed under section 120(1) of the SFO to carry on one or more than one regulated activity of a licensed corporation to which he/she is accredited

6.	Provisional Licensed Representative

He/she is an individual who is granted a provisional license under section 120(2) of the SFO to carry on one or more than one regulated activity for a licensed corporation to which he/she is accredited (prior to the grant of his/her license under section 120(1) of the SFO)

7.	Temporary licensed representatives

He/she is an individual who is granted a temporary license under section 121 of the SFO to carry on, for a period not exceeding 3 months, one or more than one regulated activity for a corporation licensed under section 116 or 117 to which he/she is accredited.

Responsible Officer

For each regulated activity conducted by a licensed corporation, it must appoint not less than two responsible officers, at least one of whom must be an executive director, to supervise the business of such regulated activity. An executive director of a licensed corporation must be a director who actively participates in, or is responsible for directly supervising, any business of the regulated activities for which the corporation is licensed to carry on. The same individual may be appointed to be a responsible officer for more than one regulated activity provided that he/she is fit and proper to be so appointed and there is no conflict in the roles assumed.

A person who intends to apply to be a responsible officer must demonstrate that he/she fulfills the requirements on both competence and fit and properness and must have been delegated sufficient authority to effectively supervise the regulated activity he/she is responsible for. An applicant should possess appropriate ability, skills, knowledge and experience to properly manage and supervise the corporation’s regulated activities to which he/she is accredited. Accordingly, the applicant should fulfill certain requirements as to academic or industry qualification, industry experience, management experience and regulatory knowledge as stipulated by the SFC.

Sponsors and Compliance Advisors

A sponsor is a licensed corporation or registered institution licensed or registered under SFO for Type 6 (advising on corporate finance) regulated activity and permitted under its license or certificate of registration to undertake work as a sponsor appointed to act as a sponsor in relation of an application for the listing of any securities on a recognized stock market under the Listing Rules or GEM Listing Rules (as the case may be)

Under the sponsor regime effective in January 2007, in order to act as a sponsor, apart from holding a Type 6 (advising on corporate finance) licence, an application for sponsor license should be submitted to the SFC to demonstrate that it can meet the eligibility criteria pursuant to the Additional Fit and Proper Guidelines for Corporations and Authorised Financial Institutions Applying or Continuing to Act as Sponsors and Compliance Advisers published by SFC (now Additional Competence Requirements for Corporations and Individuals Engaging in Sponsor and Compliance Adviser Work) (“Sponsor Guidelines”). In considering the sponsor licence application, the SFC will take into account the competency of the firm to act as a sponsor, based on the competency of the firm to act as a sponsor, based on the criteria set out in the Sponsor Guidelines, and will also consider more generally the firm’s fitness and properness as a corporate finance advisory firm under the Fit and Proper Guidelines published by the SFC.

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The Listing Rules, the GEM Listing Rules, the Sponsor Guidelines, and the Corporate Finance Adviser Code of Conduct published by the SFC governs sponsor’s obligations and responsibilities. The intermediary and its management (including a sponsor’s board of directors, managing director, chief executive officer, responsible officers, and other senior management personnel) shall be responsible for ensuring that the firm satisfies all specific and ongoing eligibility criteria of the Sponsor Guidelines and paragraph 17 of the SFC Code of Conduct, as well as other relevant codes, guidelines and regulations as stipulated by the SFC from time to time.

In order to maintain the eligibility as sponsor, a sponsor should have at least two sponsor principals, who should be engaged by the sponsor for the purpose of conducting sponsor-related work on a full-time basis, at all times to discharge its role in supervising the transaction team.

Effective from October 1, 2013, the enhanced regulations on sponsors and the key obligations of sponsors have been consolidated in paragraph 17 of the Code of Conduct. The key requirements for a sponsor under the sponsor regime includes:

●	to advise and guide a listing applicant in preparation for a listing;

●	to take reasonable due diligence steps in respect of a listing; before submitting a listing application a sponsor should complete all reasonable due diligence on a listing applicant except in relation to matters by their nature can only be dealt with at a later date;

●	to take reasonable steps to ensure that true, accurate and complete disclosure about a listing applicant is made to the public;

●	to dealt with the regulators in a truthful, cooperative and prompt manner;

●	to maintain proper books and records that are sufficient to demonstrate its compliance with the SFC Code of Conduct;

●	to maintain sufficient resources and effective systems and controls for proper implementation and adequate management oversight of the sponsor work;

●	to act as the overall manager of a public offer to ensure that the public offer is conducted in a fair and orderly manner; and

●	to take reasonable steps to ensure analysts do not receive material information not disclosed in the listing document.

In addition, the SFC published the Consultation Paper on (i) the Proposed Code of Conduct on Bookbuilding and Placing Activities in Equity Capital Market and Debt Capital Market Transactions and (ii) the “Sponsor Coupling” Proposal in February 2021, in which the SFC proposed new SFC Code of Conduct provisions in relation to the conduct of intermediaries involved in bookbuilding and placing activities. The SFC subsequently published the consultation conclusions in October 2021 and the new relevant code provisions came into effect in August 2022. The Hong Kong Stock Exchange also made consequential changes to the Listing Rules and GEM Listing Rules, which came into effect in August 2022, as follows (among others):

●	in the case of an IPO, engagement of overall coordinator(s) must be made no later than 2 weeks following its submission (or re-filing, as the case may be) of the listing application; while for an IPO for a Main Board applicant, a sponsor-overall coordinator (which must either be the same legal entity as, or a member within the group of companies of, the independent sponsor, with the appointment of both roles being made at the same time) must be engaged no less than two months before the submission of its listing application;

●	a new applicant must publish an announcement on the Hong Kong Stock Exchange’s setting out the names(s) of the overall coordinator(s) appointed by a new applicant effecting a placing involving book building activities (as defined under the SFC Code of Conduct) in connection with a new listing (“OC Announcement”). Subsequent OC Announcement(s) (must be published whenever there is an appointment of an additional overall coordinator or a termination of the engagement of an existing overall coordinator;

●	IPO applicants to provide the intermediaries with a list of its directors and existing shareholders, their respective close associates and any persons who is engaged by or will act as a nominee for any of the foregoing persons to subscribe for, or purchase, equity securities or interest (which include equities securities, interests in a REIT, stapled securities and securities of an investment company (as defined in Rule 21.01 of the Listing Rules) in connection with the new listing and such information should be provided to the syndicate member as soon as practicable to facilitate each syndicate member in a placing involving bookbuilding activities (as defined under the SFC Code of Conduct) in connection with a new listing to identify investors to whom the allocation of equity securities or interests (including equity securities, interests in a REIT, stapled securities and securities of an investment company (as defined in Rule 21.01 of the Listing Rules) would be subject to restrictions or require prior consent from the Hong Kong Stock Exchange under the Listing Rules; and

●	Disclosure and reporting requirements, including (but not limited to) the fixed fees to be paid by the issuer to each overall coordinator, the fixed fees to be paid by the issuer to each overall coordinator, the total fees (as a percentage of the gross proceeds to be raised from the new listing) in respect of both public subscription and the placing tranches to be paid to all syndicate capital market intermediaries, and the ratio of fixed and discretionary fees payable to all syndicate capital market intermediaries for both the public subscription and the placing tranches (in percentage terms).

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A compliance adviser is a licensed corporation or registered institution licensed or registered under the SFO for Type 6 (advising on corporate finance) regulated activity and permitted under its licence or certificate of registration to undertake work as a sponsor, which is appointed to act as a compliance adviser under the Listing Rules or GEM Listing Rules (as the case may be). The Listing Rules or GEM Listing Rules require an issuer to appoint a compliance adviser during an initial period after being admitted to listing and the main role of a compliance adviser is to ensure that the listed company is properly guided and advised as to compliance with the Listing Rules or GEM Listing Rules (as the case may be) and all other applicable rules, laws, codes and guidelines. Only licensed corporation or registered institution eligible to act as sponsors are eligible to act as compliance adviser.

Manager-in-Charge of Core Functions (“MICs”)

The SFO and the Circular to Licensed Corporations Regarding Measures for Augmenting the Accountability of Senior Management (the “Circular”) published by the SFC on 16 December 2016 provides that a licensed corporation is required to designate certain individuals as Manager-in-Charge of core functions and provide to the SFC information about its MICs and their reporting lines. MICs are individuals appointed by a licensed corporation to be principally responsible for managing the eight core functions of the licensed corporation including (i) overall management oversight; (ii) key business line; (iii) operational control and review; (iv) risk management; (v) finance and accounting; (vi) information technology); (vii) compliance; and (viii) anti-money laundering and counter-terrorist financing.

Pursuant to the Circular, each licensed corporation should have at least one fit and proper person who is qualified to act in the capacity so employed or appointed as the MIC for each of its core functions. In a licensed corporation, one individual can be appointed as the MIC for more than one core function, or several individuals can be appointed as the MIC for one particular core function.

The MICs shall be responsible for, among other things, the following: (i) ensuring the maintenance of appropriate standards of conduct and adherence to proper procedures by the licensed corporation; (ii) properly managing the risks associated with the business of licensed corporation, including performing periodic evaluation of its risk management processes; (iii) understanding the nature of the business of the licensed corporation, its internal control procedures and its policies on the assumption of risk; (iv) understanding the extent of their own authority and responsibilities; (v) managing the anti-money laundering and counter-terrorist financing function; (vi) the adequacy and effectiveness of the licensed corporation’s internal control systems, including information management compliance, audit or related reviews, operational controls and risk management; and (vii) examining the appropriateness of internal control systems and making any necessary amendments or changes so that they are appropriate for the operations of the licensed corporation’s regulated business activities in Hong Kong.

A licensed corporation should ensure that the MIC is an individual who (i) has apparent or actual authority with the ability to exert significant influence over the conduct or decisions relating to the particular core function, and (ii) is sufficient senior in the licensed corporation with reporting lines to the board or the MIC with overall management oversight function.

The management structure of a licensed corporation, including tis appointment of MICs, should be approved by the board of directors of the licensed corporation. The board of that licensed corporation should ensure that each of the MICs has acknowledged his or her appointment as MIC and the particular core function for which he/she is principally responsible for.

Licensed Representative

Any individual who performs any regulated function for his/her principal which is a licensed corporation in relation to the regulated activities carried on as a business or holds himself/herself out as performing such regulated function must be licensed separately under the SFO as a licensed representative accredited to his/her principal.

A person who intends to apply to be a licensed representative must satisfy the competence requirement under the SFO. An applicant has to establish that he has the requisite basic understanding of the securities market in which he is to work as well as the laws and regulatory requirements applicable to the industry. In assessing his/her competence to be licensed as a representative, the SFC will have regard to academic and industry qualification as well as regulatory knowledge.

Fit and Proper Requirement

Section 116(3) of the SFO provides that the SFC shall refuse to grant a license to carry on a regulated activity unless the license applicant satisfies the SFC that, inter alia, the applicant is a fit a proper person to be licensed to carry out the relevant regulated activity. The applicant must remain fit and proper at all times after the grant of such licenses by the SFC.

Pursuant to section 129 of the SFO, in considering whether a person, an individual, corporation or institution, is fit and proper for the purpose of licensing or registration, the SFC shall, in addition to any other matter that the SFC may consider relevant, have regard, inter alia, to the following:

●	the financial status or solvency;

●	the function or other qualifications or experience having regard to the nature of the functions which, if the application is allowed, the applicant will perform;

●	the ability to carry on the regulated activity competently, honestly and fairly; and

●	the reputation, character, reliability and financial integrity, of the applicant and other relevant persons as appropriate.

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The SFC is obliged to refuse an applicable to be licensed if the applicant fails to satisfy the SFC that the applicant is a fit and proper person to be licensed. The onus is on the applicant to prove to the SFC that the applicant is fit and proper to be licensed for the regulated activity.

Minimum Capital Requirements under the Securities and Futures (Financial Resources) Rules (Chapter 571N of the Laws of Hong Kong) (“FRR”)

Minimum Capital Requirements

Licensed corporations are required under section 145 of the SFO to maintain at all times a minimum level of paid-up share capital and liquid capital. Depending on the types of regulated activity that the licensed corporation is apply for a licensed corporation has to maintain at all times paid-up share capital and liquid capital not less that the specified amounts according to the FRR.

Minimum Paid-Up Share Capital and Minimum Liquid Capital Requirement

The following table summarizes the minimum paid-up share capital and liquid capital that a licensed corporation is required to maintain for Type 1 (dealing in securities), Type 4 (advising on securities), Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities.

Regulated activity	Minimum paid-up share capital		Minimum liquid capital
Type 1: Dealing in securities
(a) in the case where the corporation is an approved introducing agent or trader		-	HK$	500,000
(b) in the case where the corporation provides securities margin financing	HK$	10,000,000	HK$	3,000,000
(c) in any other case	HK$	5,000,000	HK$	3,000,000

Type 4: Advising on securities
(a) in the case where the licensed corporation in question is subject to the specified licensing condition		-	HK$	100,000
(b) in any other case	HK$	5,000,000	HK$	3,000,000

Type 6: Advising on corporate finance
(a) in the case where in relation to Type 6 (advising on corporate finance) regulated activity, the licensed corporation is subject to the licensing condition that it shall not hold client assets		-	HK$	100,000
(b) in the case where the corporation acts as a sponsor	HK$	10,000,000	HK$	3,000,000
(c) in any other case	HK$	5,000,000	HK$	3,000,000

Type 9: Asset management
(a) in the case where the corporation is subject to the licensing condition that it shall not hold client assets		-	HK$	100,000
(b) in any other case	HK$	5,000,000	HK$	3,000,000

If a licensed corporation conducts more than one type of regulated activity, the minimum paid-up share capital and liquid capital that it must maintain shall be the higher or the highest amount required amongst those regulated activities.

Further, in accordance to FRR, liquid capital is the amount by which a licensed corporation’s liquid assets exceeds its ranking liabilities where (i) liquid assets are the amount of assets held by the licensed corporation, adjusted for such factors to take into account liquidity of certain assets as well as credit risks; and (ii) ranking liabilities are the sum of liabilities on the balance sheet of the licensed corporation (including, without limitation, any amounts payable by it in respect of any overdraft or loan, any accrued interest payable to any other person, accrued expenses, taxes and provisions for contingent liabilities), adjusted for such factors to take into account market risks and contingency. The method of calculating liquid assets and ranking liabilities is set out in Divisions 3 and 4 of the FRR respectively.

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The FRR stipulates that a licensed corporation shall maintain minimum liquid capital at all times, which shall be the higher of the amount of (a) and (b) below:

(a)	the amount of minimum liquid capital as set out in the table above; and

(b)	its variation required liquid capital, meaning the basic amount which is 5% of the aggregate of-

i.	the licensed corporation’s on-balance sheet liabilities including provisions made for liabilities already incurred or for contingent liabilities but excluding certain amounts stipulated in the definition of “adjusted liabilities” under the SFO;

ii.	the aggregate of the initial margin requirements in respect of outstanding futures contracts and outstanding unlisted options contracts held by the licensed corporation on behalf of its customers;

iii.	the aggregate of the amounts of margin required to be deposited in respect of outstanding futures contracts and outstanding unlisted options contracts held by it on behalf of its clients, to the extent that such contracts are not subject to payment of initial margin requirements.

Pursuant to the FRR, where the licensed corporation is licensed to carry on two or more regulated activities, the respective required minimum paid-up share capital and minimum liquid capital to be maintained by the licensed corporation shall be the highest applicable amounts among the activities. As the date of this prospectus, Mango is compliance with all the minimum capital requirements.

Obligation for Substantial Shareholders

Under section 132 of the SFO, a person (including a corporation) has to apply for SFC’s approval prior to becoming or continuing to be, as the case may be, a substantial shareholder of a corporation licensed under the SFO. A person who has become aware that he has become a substantial shareholder of a licensed corporation without SFC’s prior approval should, as soon as reasonably practicable and in any event within three business days after he becomes so aware, apply to the SFC for approval to continue to be a substantial shareholder of the licensed corporation.

Other Key Ongoing Obligations for Compliance by Licensed Corporations and Intermediaries

Licensed corporations, licensed representatives and responsible officers have a continuing obligation to remain fit and proper as defined under the SFO at all times. They are required to comply with all applicable provisions of the SFO and its ancillary rules and regulations, as well as the codes and guidelines issued by the SFC. Outlined below are some of the key continuing obligations of a licensed corporation:

●	submission of financial returns to the SFC in accordance with the requirements under the FRR;

●	notification to the SFC of any changes in the appointment of MICs or any changes in certain particulars of MICs pursuant to the Circular;

●	notification of other changes and events that are required to be notified to the SFC under the Securities and Futures (Licensing and Registration) (Information) Rules (Chapter 571S of the Laws of Hong Kong) including, inter alia, change of controlling persons and responsible officers, significant changes of business plan, and changes in capital and shareholding structure. Certain other matters, such as the addition or reduction or modification of licensing conditions, require the prior approval of the SFC;

●	payment of annual fees within one month after each anniversary date of grant of their licenses or certificates of registration (as the case may be) pursuant to section 138 of the SFO;

●	implementation of continuous education programme for licensed representative or relevant individuals engaged and perform due diligence to ensure continuous education programme compliance by the individuals concerned. A licensed corporation should at least annually evaluate their training programmes and make commensurate adjustments to cater for the training needs of the individuals they engage.

●	a licensed corporation must take custody and handle client money and securities in accordance with the requirements of the Securities and Futures (Client Money) Rules (Chapter 571I of the Laws of Hong Kong) and the Securities and Futures (Client Securities) Rules (Chapter 571H of the Laws of Hong Kong). A licensed corporation is required to ensure proper handling of client money and to take reasonable steps to ensure that client securities and securities collateral of the intermediary are not deposited, transferred, lent, pledged, repledged or otherwise dealt with except as provided under these rules.

●	licensed corporations must keep proper and comprehensive records in sufficient details relating to their businesses and client transactions (for proper accounting of their business operations and client assets) in accordance with the requirements under the Securities and Futures (Keeping of Records) Rules (Chapter 571O of the Laws of Hong Kong).

●	licensed corporations are required to submit: (i) financial statements, auditor’s reports and other required documents to the SFC within four months after the end of each financial year in accordance with the requirements set out in Division 5 of the SFO and Securities and Futures (Accounts and Audit) Rules (Chapter 571P of the Laws of Hong Kong); and (ii) monthly financial resources returns in prescribed form to the SFC (except that certain licensed corporations which do not hold client assets may subject semi-annual financial resources returns).

●	Implementation of appropriate policies and procedures relating to client acceptance, client due diligence, record keeping, identification and reporting of suspicious transactions and staff screening, education and training, in accordance with the requirements under the Guideline on Anti-Money Laundering and Counter-Financing of Terrorism issued by the SFC.

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Compliance and Internal Control

A licensed corporation is required to satisfy the SFC that policies and procedures are established and maintained to ensure the corporation’s compliance with all applicable legal and regulatory requirements as well as with internal policies and procedures. In particular,

●	management should establish and maintain an appropriate and effective compliance function within the corporation which, subject to constraint of size, is independent of all operational and business functions and which report directly to management;

●	management should ensure the staff performing the compliance function possess the necessary skills, qualifications and experience to effectively execute their duties;

●	staff performing the compliance function should establish, maintain and enforce effective compliance procedures; and

●	staff performing the compliance function should promptly report to management upon the occurrence of material non-compliance by the corporation or any staff.

Stock Exchange Participants and CCASS Clearing Participants

Any broker-dealer that intends to operate a brokerage business for products available on the HKEx, using the trading facilities of the Hong Kong Stock Exchange, must be admitted and registered as a Stock Exchange Participant. A Stock Exchange Participant must also hold at least one trading right in the Hong Kong Stock Exchange. All new trading rights are issued by the Hong Kong Stock Exchange and are non-transferable. Further, a Stock Exchange Participant who trades on the Hong Kong Stock Exchange has the option to choose to become a CCASS Clearing Participant. Hong Kong Securities Clearing Company Limited (“HKSCC”), may make available the services of Central Clearing and Settlement System (“CCASS”) to persons who meet and continue to meet the qualifications from time to time prescribed by HKSCC and who have been admitted as a CCASS Clearing Participant.

Disciplinary Power of the SFC

Under Part IX of the SFO, the SFC may take disciplinary actions against a regulated person (including a licensed person or a registered institution) if that person is found to be guilty of misconduct or not fit and proper to be or remain the same type of regulated person.

Section 194 of the SFO deals with disciplinary actions in respect of licensed person. The SFC may exercise any of the following disciplinary actions against a regulated person which means a person who is or at the relevant time was any of the below types of persons:

●	a licensed person;
●	a responsible officer of a licensed corporation; or
●	a person involved in the management of the business of a licensed corporation.

Subject to the due process for exercising disciplinary powers laid down in section 198 of the SFO, the SFC may exercise any of the below disciplinary actions against a regulated person:

●	revocation or suspension of a license or a registration;
●	revocation or suspension of part of a license or registration in relation to nay of the regulated activities for which a regulated person is licensed or registered;
●	revocation or suspension of the approval granted to a responsible officer;
●	public or private reprimand on a regulated person;
●	prohibition of a regulated person from applying to be licensed or registered or to be approved as a responsible officer;
●	prohibition of a regulated person from re-entry for life to be licensed or registered, etc.; and
●	pecuniary penalty of not exceeding the amount of HK$10 million or 3 times the profit gained or loss avoided as a result of the conduct in question.

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Hong Kong Exchanges and Clearing Limited

Apart from the SFC, HKEx also plays a leading role in regulating companies seeking admission to the Hong Kong markets and supervising those companies once they are listed. HKEx is a recognized exchange controller under the SFO. It owns and operates the only stock and futures exchanges in Hong Kong, namely the Stock Exchange and the Futures Exchange, and their related clearing houses. The duty of HKEx is to ensure orderly and fair markets and that risks are managed prudently, consistent with the public interest and in particular, the interests of the investing public.

In its role as the operator and frontline regulator of the central securities and derivatives marketplace in Hong Kong, HKEx regulates listed issuers; administers listing, trading and clearing rules; and provides services, primarily at the wholesale level, to customers of the exchanges and clearing houses, including issuers and intermediaries — investment banks or sponsors, securities and derivatives brokers, custodian banks and information vendors — who service the investors directly. These services comprise of trading, clearing and settlement, depository and nominee services, and information services.

Regulations Related to Anti-Money Laundering and Counter Terrorist Financing

Licensed corporations are required to comply with the applicable anti-money laundering and counter-terrorist financing laws and regulations in Hong Kong as well as the Guideline on Anti-Money Laundering and Counter Financing of Terrorism issued by the SFC.

Licensed corporations are required to comply with applicable anti-money laundering laws and regulations in Hong Kong. The four main pieces of legislation that apply to licensed corporations in Hong Kong that are concerned with money laundering and terrorist financing are the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Cap. 615 of the Laws of Hong Kong) (“AMLO”), the Drug Trafficking (Recovery of Proceeds) Ordinance (Cap. 405 of the Laws of Hong Kong) (“DTROP”), the Organised and Serious Crimes Ordinance (Cap. 455 of the Laws of Hong Kong) (“OSCO”) and the United Nations (Anti-Terrorism Measures) Ordinance (Cap. 575 of the Laws of Hong Kong) (“UNATMO”).

The anti-money laundering and counterterrorist financing regime for financial institutions comprises two tiers of regulation: (a) legislation, being the AMLO; and (b) supplementary guidance issued by each respective financial institutions’ regulator, which includes guidelines that apply to all types of financial institutions (as defined in the AMLO) and sector-specific guidelines. The SFC has published, among others, the Guideline on Anti-Money Laundering and Counter-Financing of Terrorism (For Licensed Corporations) (September 2021) which applies to licensed corporations for this purpose (“SFC Guidelines”).

The AMLO and the SFC Guidelines require licensed corporations to, among other things, adopt and enforce a set of due diligence measures to their direct “customers”, each customer’s ultimate “beneficial owners” and any persons who purport to act on behalf of the customer. It also imposes ongoing monitoring and record keeping requirements on licensed corporations. The SFC Guidelines also provides sector-specific guidance for Anti-Money Laundering and Counter-Terrorist Financing requirements under the DTROP, OSCO and UNATMO such has, staff of licensed corporations who knows, suspects or has reasonable grounds to believe that a customer might have engaged in money laundering or terrorist financing activities must immediately report to the Money Laundering Report Officer of its organization which, in turn, will report to the Joint Financial Intelligence Unit (“JFIU”) if necessary.

Guideline on Anti-Money Laundering and Counter-Financing of Terrorism (For Licensed Corporations)

The SFC Guidelines provide guidance to assist licensed corporations and their senior management in designing and implementing their own anti-money laundering and counter terrorist financing policies, procedures and controls in order to meet the relevant legal and regulatory requirements in Hong Kong. Under the SFC Guidelines, the licensed corporations should, among other things: -

●	assess the risks of any new products and services before they are introduced and ensure that appropriate additional measures and controls are implemented to mitigate and manage the associated money laundering and terrorist financing risks;

●	identify the client and verify the client’s identity using reliable, independent source documents, data or information, and review from time to time documents, data and information relating to the client obtained to ensure that the client’s information is up-to-date and relevant;

●	conduct on-going monitoring of activities of the clients to ensure that they are consistent with the nature of business, the risk profile and source of funds, as well as identify transactions that are complex, large or unusual, or patterns of transactions that have no apparent economic or lawful purpose;

●	maintain a database of names and particulars of terrorist suspects and designated parties which consolidates the various lists that have been made known to the licensed corporation or, alternatively, make arrangements to access to such a database maintained by third party service providers; and

●	conduct on-going monitoring for identification of suspicious transactions and ensure compliance with their legal obligations of reporting funds or property known or suspected to be proceeds of crime or terrorist property to the JFIU, a unit jointly run by the Hong Kong Police Force and the Hong Kong Customs and Excise Department to monitor and investigate suspected money laundering.

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Anti-Money Laundering and Counter-Terrorist Financing Ordinance

The AMLO imposes requirements on certain institutions, including licensed corporations as defined under the SFO, relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. The regulatory authorities are also empowered to (i) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO; and (ii) mitigate money laundering and terrorist financing risks.

Drug Trafficking (Recovery of Proceeds) Ordinance

The DTROP contains provisions for the investigation of assets suspected to be derived from drug trafficking activities, and contains provisions for the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities.

It is an offence under the DTROP if a person deals with any property knowing, or having reasonable grounds to believe it to be the proceeds from drug trafficking. The DTROP requires a person to report to an authorized officer if he/ she knows or suspect that any property (directly or indirectly) is the proceeds from drug trafficking or is intended to be used or was used in connection with drug trafficking, ad failure to make such disclosure constitutes an offence under the DTROP.

Organized and Serious Crimes Ordinance

The OSCO empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities. OSCO gives the courts jurisdiction to confiscate the proceeds of organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offences to cover the proceeds of all indictable offences in addition to drug trafficking.

The United Nations (Anti-Terrorism Measures) Ordinance

The UNATMO provides that it would be a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO.

Regulations Related to Service Providers

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and, as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

Regulations Related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

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Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect to capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax, which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies, and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), the Hong Kong stamp duty currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HKD5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Regulations Related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

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Regulations Related to Employment and Labor Protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance is an ordinance enacted for, among other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the Employment Ordinance, an employee is generally entitled to, among other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (currently at HK$42.1 per hour) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance.

Any provision of the employment contract that purports to extinguish or reduce the right, benefit, or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (“MPFSO”) is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes (each, a “MPF Scheme”). The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offense and is liable on conviction to a fine and imprisonment. As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

COMPETITION

The Company faces stiff competition from financial service providers in Hong Kong and worldwide, many of which may be significantly larger than us with access to exponentially greater resources. Major international financial institutions and banks that have a wide range of financial service such as wealth management, asset management and securities brokerage may also take advantage of their established resources and satisfy applicable regulatory requirements through acquisitions and organic development. Furthermore, the current competitors and new entrants may also seek to develop and offer service offerings, technologies or capabilities that could render some of the services that we offer obsolete or less competitive, and some of them may adopt more aggressive pricing policies or devote greater resources to marketing and promotional campaigns than we do.

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Securities Trading and Brokerage Services

The Hong Kong financial services industry is highly competitive due to the presence of a large number of market participants in securities trading and brokerage services, securities and IPO financing, corporate finance advisory services, and asset management services. The brokerage industry in Hong Kong is dominated by a few large companies, particularly those classified as Category A participants. The top fourteen largest companies have accounted for over 70% of the market turnover in the past few years, making the competition among Category B and C companies extremely fierce. On April 1, 2003, the minimum brokerage commission rates for trading securities and commodities in Hong Kong were deregulated. Since deregulation, commissions have generally been determined by market forces and negotiations between brokerage firms and their clients, further intensifying competition within the securities brokerage industry. To cope with the increasingly competitive environment, our company has also further expanded into US stock trading and Singaporean share trading, increasing the number of tradable securities and offering customers a more diversified range of financial products for trading. We are a Category C participant of the Stock Exchange of Hong Kong and currently hold one trading right of the Stock Exchange of Hong Kong.

Underwriting and Placement Services

The Hong Kong market for underwriting and placement services is highly competitive and dominated by a limited number of established investment banking groups that possess broad service platforms, extensive institutional networks and long-standing reputations. These incumbents compete primarily on the quality and scope of advisory work, distribution strength, market timing expertise, and fee levels. At the same time, the number of licensed intermediaries authorised to conduct Type 1 regulated activity has continued to expand, ensuring that issuers can choose from a deep pool of potential underwriters and placing agents. This combination of concentration at the top and abundance of qualified participants compresses fee margins and obliges all competitors to differentiate themselves through sector knowledge, after-market support, research coverage and flexible deal structuring. New entrants can obtain the required regulatory licences and compete for mandates, further intensifying pricing pressure. As a result, there is no assurance that any single firm can preserve or expand its market share, and sustained competition may materially affect the profitability of underwriting and placement operations.

Corporate Finance Advisory Services

The financial services industry operates in a rapidly changing business environment. The establishment of a business providing corporate finance advisory services has a relatively low barrier to entry as it does not require a large amount of capital investment. Our group faces intense competition from various consultants and professional companies. According to statistics from the Securities and Futures Commission, as of the end of March 2025, there were 286 licensed corporations and 27 registered institutions that could carry out Type 6 (advising on corporate finance) regulated activities, which may lead to price competition for such services.

Asset Management Services

With the increasing number of market participants and changes in the market environment, competition has intensified. According to statistics from the Securities and Futures Commission, as of the end of March 2025, we face intense competition from different asset management companies, including 2,241 licensed corporations and 34 registered institutions carrying out Type 9 (asset management) regulated activities.

Our Customers

Our customers mainly comprise listed companies and IPO listing applicants in Hong Kong, as well as private companies, high net worth individuals and retails individuals. The following is a list of our customers accounting for 10% or more of total revenue in the fiscal year 2024 and 2023, respectively:

For the year ended December 31, 2024
Country/Area	Customer	Category	Percentage of total revenue
HONG KONG, China	Customer A	Advisory and consultancy income	82%

For the year ended December 31, 2023
Country/Area	Customer	Category	Percentage of total revenue
Singapore	Customer B	Commission and brokerage income	58%

Significant Customer - Placing Agreement

We are party to a placing agreement dated April 5, 2024 (the “Placing Agreement”) pursuant to which we have agreed to use our best efforts to procure the subscription of US$2,000,000,000 fixed rate green notes due 2034 for the issuer. Such notes would be offered and sold in an offering outside of the United States in reliance on Regulation S under the U.S. Securities Act of 1933, as amended. We are to be paid a fee of HK$16,000,000 under the Placing Agreement if the offering is successfully consummated, of which there is no assurance.

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Our Suppliers

We engage various service providers to provide services necessary for our business operations, such as software vendor, overseas external brokers, and internet service providers, all of which are independent third parties.

Employees

We had nine full time employees and no part time employees as of December 31, 2024. We had six full time employees and no part time employees as of December 31, 2023.

We enter into individual employment contracts with selected employees to cover matters including non-competition and confidentiality arrangements. We generally formulate our employees’ remuneration package to include salary and benefits. We provide our employees with social security benefits in accordance with all applicable regulations and internal policies.

Facilities/Properties

Our principal executive offices are based at Units 2305-2306, 23/F Grand Millennium Plaza 181 Queen’s Road Central, Hong Kong (the “Premises”). Our current lease agreement has a term of two years from November 1, 2024 to October 31, 2026. The monthly rental fee for the Premises is HK$169,184.00, exclusive of government rates and government rent, management fee and air-conditioning charges, and all other outgoings and charges). Together with the government rates and government rent, management fee and air-condition charges, the total monthly rental fee for the Premises is HK$195,460.00. Pursuant to the terms of the lease agreement, we have placed a deposit of HK$631,260.00 with the landlord. The lease may be terminated upon one-month advance written notice by either party.

We believe that our existing facilities are adequate for our current requirements and we expect to be able to enter into lease arrangements on commercially reasonable terms for future expansion.

Seasonality

We currently do not experience seasonality in our operations.

Intellectual Property

To date, the Company has two trademarks and three domains and does not otherwise own any other intellectual property.

Insurance

The Company’s Hong Kong operating subsidiaries maintain general casualty, business interruption, premises liability, employees’ compensation, and employee medical insurance. In addition, its licensed securities brokerage and asset management activities are insured against losses and liabilities as requested by SFC. The Company believes its current insurance coverages are adequate.

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Legal Proceedings

As of the date of this proxy statement/prospectus, the Company is not a party to, and it not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on its business, financial condition or operations.

The Company may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of the Company’s resources, including its management’s time and attention.

Risk Management

Credit risk

Credit risk refers to the risk resulting from defaults or deterioration in creditworthiness of counterparties, borrowers and security issuers.

We have adopted the following measures to manage credit risk in our trading and investment activities:

●	setting up investment criteria and limits on products and issuers;

●	reviewing credit terms in agreements with counterparties; and

●	monitoring our credit exposure to counterparties within established credit exposure limits.

Concentration risk

For the year ended December 31, 2024, one customer accounted for approximately 82% of the Company’s total revenue, respectively, and these revenues were derived from our advisory and consultancy income and commission and brokerage income. For the year ended December 31, 2023, one customer accounted for 58% of the Company’s total revenue, and these revenues were derived from our commission and brokerage income.

As of December 31, 2024, one customer accounted for approximately 77% of the Company’s total receivables from customers balance. As of December 31, 2023, none customer accounted for more than 10% of the Company’s total receivables from customers balance, respectively.

As of December 31, 2024, two customers accounted for approximately 25% and 24% of the Company’s payables to customers balance, respectively. As of December 31, 2023, two customers accounted for approximately 26%, and 25% of the Company’s payables to customers balance, respectively.

This concentration of business volume with the Group’s major customers makes the entity vulnerable to a reduction in liquidity or income from operations, because the one major customer which accounted for approximately 82% of the Company’s total revenue, respectively, for the year ended December 31, 2024. One customer which accounted for approximately 58% of the Company’s total revenue for the year ended December 31, 2023. These revenues were from our advisory and consultancy income and commission and brokerage income. We anticipate that the capital market for IPO in Hong Kong will be diminishing and expect that there is a decrease in revenue from placing services in future periods. See “Risk Factors — Risks Related to Our Business and Industry — We derived a substantial portion of revenue from a small number of key customers” and “Risk Factors — Risks Related to Our Business and Industry — Our IPO placing services in Hong Kong are highly sensitive to economic circumstances, and a weak economy may adversely and materially impact this part of our business.”

The Mango Group manages the concentration of business volume by diversifying its business with different revenue sources including securities brokerage and handling services for U.S. listed securities through its partners that have access to NYSE and Nasdaq capital markets, underwriting services for U.S. dollar-denominated municipal bonds of PRC companies through our SFO Type 1 license in dealing with securities, as well as the commencement of financial advisory services. Moreover, our responsible officers manage the concentration risk by daily monitoring the status of securities being held in the Mango Group, transaction types and deposit amount placed in the trading accounts to ensure lower risk of concentration. However, the Mango Group expects a small number of customers to continue to make up a large portion of its revenue in future years.

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Liquidity risk

Liquidity risk refers to potential inabilities to fund debts or obligations due to asset-liability mismatches under severe economic or market conditions.

We have adopted the following methods to manage liquidity risk:

● conducting cash-flow forecasts and performing liquidity stress tests to meet regulatory requirements;

● managing the liquidity gaps between assets and liabilities by closely monitoring the balance sheets of our Company and our subsidiaries;

● setting liquidity limits pursuant to regulations and based on our Company’s funding capability; and

● maintaining sufficient liquid assets to support normal business operations, and establishing a liquidity risk contingency plan to prepare for liquidity emergency.

Foreign currency risk

The reporting currency of the Company is US$. To date the majority of the revenues and costs are denominated in Hong Kong Dollar and a significant portion of the assets and liabilities are denominated in Hong Kong Dollars. There was no significant exposure to foreign exchange rate fluctuations and the Company has not maintained any hedging policy against foreign currency risk. The management will consider hedging significant currency exposure should the need arise.

Operational risk

Operational risk refers to the risks resulting from inadequate internal controls or failed processes due to IT systems, human factors and external events.

We have adopted the following measures to manage operational risk:

● establishing a transparent organizational structure with a proper decision-making mechanism, and setting up comprehensive authorization procedures;

● implementing sound policies and procedures and enforcing checks and balances in our business process;

● establishing a new product approval policy to define roles and responsibilities for each department and specifying the approval procedures and conditions for new businesses; and

● establishing comprehensive backup and recovery plans to ensure business continuity in the event of severe business disruptions, such as a systems breakdown.

Legal risk

Legal risk refers to the possible risk of economic loss or damage to our reputation resulting from breach of contracts, infringement-related disputes, litigation or other legal disputes.

We manage, control and prevent legal risks mainly through the following measures:

● We are continually enhancing our internal policies and business procedures from the legal perspective to ensure that our operations and management satisfy the requirements of applicable laws and regulations.

● We formulate templates for various business contracts and require our business departments to use our in-house templates to the fullest extent. We review contracts drafted or provided by counterparties prior to entering into such contracts to mitigate the legal risk associated with performing such contracts.

● We have internal policies on the engagement of external attorneys in the ordinary course of our business or dealing with disputes and legal proceedings.

● Our legal department is responsible for (i) application, maintenance and protection of our trademarks, (ii) protection of our goodwill and trade secrets and (iii) taking actions against behavior that harms our reputation or interests.

● We conduct legal training to enhance our employees’ legal awareness.

● We take active measures to mitigate legal risks when disputes and litigation arise.

Recent Sales of Unregistered Securities

During the past three years, we have issued ordinary shares described below without registering them under the Securities Act. The transactions did not involve any underwriter. We believe that the issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales in offshore transactions, or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

On May 6, 2025, we issued to Zhao Xinjie Co., Ltd. 100,000 ordinary shares HK$ 100.00 each for a total consideration of HK$ 10,000,000.00

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MANGO’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Mango’s financial condition and results of operations should be read in conjunction with the financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus.

Overview

We provide one-stop financial services including (i) securities trading and brokerage services; (ii) underwriting and placement services; (iii) corporate finance advisory services; (iv) financing services, including securities and initial public offering financing; and (v) asset management to our valued clients through our operating subsidiaries, mainly Mango Financial Limited (formerly known as “PingOn & Company” or “Ping On Securities Limited (平安股票有限公司)” or “Ping An Securities Limited (平安證券有限公司)”, hereinafter referring to “Mango HK”). PingOn & Company was registered and commenced business in Hong Kong under the Business Registration Ordinance in 1970 and was incorporated as a limited company in Hong Kong under the Companies Ordinance in 1993 by (among others) the wife of the then Managing Director of Guang An Bank, Ms. Leung Wong Wing Yee and was renamed Ping On Securities Limited (平安股票有限公司) on March 2, 1993, and then was renamed Ping An Securities Limited (平安證券有限公司) in 2003. We have been licensed as a participant of the Stock Exchange of Hong Kong and a broker participant of the Central Clearing and Settlement System and are registered with the Securities and Futures Commission to conduct regulated activities under the Securities and Futures Ordinance, including Type 1 (securities trading), Type 4 (advising on securities), Type 6 (advising on corporate finance), and Type 9 (asset management).

We believe that we are one of the few financial institutions with extensive financial industry knowledge and experience across Asia Pacific that is managed by local Hong Kong entrepreneurs and professionals. This genuine Hong Kong identity positions us to play an instrumental role in connecting local clients from Hong Kong with global capital markets. Compared to other market players in Hong Kong, we believe that we benefit from greater execution efficiency, supreme local market and industry know - how, and unparalleled access to the sizeable capital of Asia’s tycoon families. Our global capital markets expertise, coupled with deep roots in Hong Kong, have propelled us to become one of the “go - to” financial institutions in Hong Kong, fulfilling the complex financial needs of our clients across all phases of their growth and development.

We provide securities trading services for Hong Kong, US, and Singapore stocks to retail clients, institutional clients, professional clients, and fund clients. In 2014, we began installing broker supplier systems (including online trading platforms) to conduct online securities trading and brokerage services. We have completed fundraising for many companies through placement and convertible bond issuances and have served as a joint lead bookrunner and underwriter for the initial public offerings of many companies. We have been actively involved in various fundraising activities of listed companies in Hong Kong. To expand our asset management business, we entered into external asset management business cooperation agreements with several large private banks in 2023, achieving diversification of the company’s asset management model and further expanding the scale of the company’s asset management business. In 2025, we applied for and obtained a Type 6 license (advising on corporate finance) to conduct sponsor business.

Our total revenues were HK$8.42 million (approximately US$1.08 million) and HK$5.21 million for the six months ended June 30, 2025 and 2024, respectively, and HK$5.98 million (approximately US$0.77 million) and HK$0.17 million for the years ended December 31, 2024 and 2023, respectively. We recorded a total net profit of HK$3.89 million (approximately US$0.50 million) and HK$4.51 million for the six months ended June 30, 2025 and 2024, respectively, and a total net profit of HK$3.35 million (approximately US$0.43 million) for the year ended December 31, 2024 and a net loss of HK$1.07 million for the year ended December 31, 2023.

For the six months ended June 30, 2025 and 2024, advisory and consultancy income (primarily from corporate finance advisory services) accounted for approximately 98.93% and 96.96% of total revenue, respectively. Commission and brokerage income (including (i) securities trading and brokerage; (ii) underwriting and placement services; and (iii) external asset management services) represented 0.98% and 2.80% of total revenue for the two periods ended June 30, 2025 and 2024, while handling fees, administration fee income and interest income from clients collectively contributed 0.09% and 0.24% for the respective periods. For the years ended December 31, 2024 and 2023, advisory and consultancy income (primarily from corporate finance advisory services) accounted for approximately 88.77% and Nil% of total revenue, respectively. Commission and brokerage income (including (i) securities trading and brokerage; (ii) underwriting and placement services; and (iii) external asset management services) represented 10.84% and 62.64% of total revenue for the two years ended December 31, 2024 and 2023, while handling fees, administration fee income and interest income from clients collectively contributed 0.39% and 37.36% for the respective years.

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Basis of Presentation

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the SEC. They include the financial statements of the Company and its wholly owned subsidiaries. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All significant assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the group are eliminated in consolidation.

Key Components of Results of Operations

For the six months ended June 30, 2025 and 2024

Revenues

Our revenues consist of advisory and consultancy income, commission and brokerage income, handling fee income and interest income from clients. The following table sets forth the breakdown of our total revenues, both in absolute amount for the six months ended June 30, 2025 and 2024:

	For the six months ended June 30,
	2024	2025	2025
	HK$	HK$	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Advisory and consultancy income	5,050,000	8,328,615	1,065,040
Commission and brokerage income	145,786	82,507	10,551
Handling fee income	2,935	4,461	570
Administration fee income	7,212	449	57
Interest income from clients	2,152	2,610	334
Total revenues	5,208,085	8,418,642	1,076,552

Advisory and consultancy income

Advisory and consultancy income primarily relates to our provision of debt and/or equity fund-raising advisory services to our clients.

For the six months ended June 30, 2025 and 2024, advisory and consultancy income amounted to HK$8.33 million (approximately US$1.07 million) and HK$5.05 million, respectively, representing approximately 98.9% and 97.0% of our total revenue for the respective periods. The increase in advisory and consultancy income for the six months ended June 30, 2025 is primarily attributable to the following advisory fee revenue: (i) HK$1.55 million (approximately US$0.2 million) in advisory fees from Hubei Hoil Woody Oil Co., Limited in connection with a potential cross-border initial public offering,  for which our services covered overall listing strategy, corporate and capital structure review, coordination with other professional advisors and referrals to relevant intermediaries, and additional consultancy work performed in preparation for the proposed listing; and (ii) HK$1.05 million (approximately US$0.1 million) in advisory fees from Hubei Yuanqi Industrial Investment Group Co., Limited for services relating to its proposed cross-border initial public offering such as cooperation with Hong Kong-licensed financial institutions or US-licensed financial services providers. These mandates were larger in scale and longer in duration than our typical advisory engagements and required more intensive involvement from our senior advisory team throughout the engagement period.

The effective fee levels for these major projects were higher than those for our standard advisory and consultancy projects, primarily because (a) the underlying fee rates reflected the increased complexity, multi-phase nature and additional resources required, and (b) the financial advisory fees recognized in 2024 were related to Hong Kong local projects and did not involve cross-border elements, leading to lower overall fee rates compared to 2025.

Commission and brokerage income

Commission and brokerage income represent fees and commissions from the provision of (i) securities trading and brokerage; (ii) underwriting and placing services; (iii) external asset management services to our clients.

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For securities trading and brokerage services, when a customer executes a securities trading transaction with our operating subsidiary, brokerage commission is recognized upon the completion of the transaction. The fixed rates applied to the customers vary depending on the type of customer, the type of transaction, and the trade volume from the particular customer. For the six months ended June 30, 2025 and 2024, commissions from securities trading and brokerage amounted to HK$5,379 (approximately US$688) and HK$2,850, respectively, which represented approximately 0.06% and 0.05%, respectively, of our total revenues for the respective periods.

For the underwriting and placing services, we had no underwriting and placement income for the six months ended June 30, 2025 and 2024.

For the external asset management services, we, through our operating subsidiary, cooperate with globally renowned financial institutions to provide asset management services for our clients. We promote and distribute products of the cooperative financial institutions to our clients, and in return, we charges retrocession fees income from those cooperative financial institutions. These fees were calculated as a percentage of our clients’ investments in the cooperative institutions’ products. For the six months ended June 30, 2025 and 2024, income from external asset management service amounted to HK$77,128 (approximately US$9,863) and HK142,936, respectively, which accounted for 0.92% and 2.75% of total revenues for the respective periods.

Handling fee income

We, through our operating subsidiary, provide settlement and custody related services to our clients including but not limited to physical scrip withdrawal, settlement withdrawal instruction, collection of dividends, collection of bonus shares or rights or offer, right subscription or offer exercise. For the six months ended June 30, 2025 and 2024, the handling income amounted to HK$4,461 (approximately US$570) and HK2,935, respectively, which accounted for 0.05% and 0.06% of total revenues for the respective periods.

Administration fee income

Administration fee income represents fees earned for facilitating client brokerage account establishment and providing ongoing account administration and maintenance services. For the six months ended June 30, 2025 and 2024, administration fee income amounted to HK$449 (approximately US$57) and HK$7,212, which accounted for 0.01% and 0.14% of our total revenues for the respective periods.

Interest income from clients

Interest income and others primarily consists of interests earned on customers’ overdue. Interests on customers’ overdue represent interests charged on overdue receivables from customers arising from brokerage transactions or others. According to the contracts entered by into between us and our customers, we, through our operating subsidiaries, shall charge our customers on amounts overdue, an interest at Hong Kong Prime Rate plus 8% per annum accrued on daily basis. For the six months ended June 30, 2025 and 2024, interest income from clients amounted to HK$2,610 (approximately US$334) and HK2,152, respectively, which accounted for 0.03% and 0.04% of total revenues for the respective periods.

Expenses

The following table sets forth our operating costs and expenses for the six months ended June 30, 2025 and 2024:

	For the six months ended June 30,
	2024	2025	2025
	HK$	HK$	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Expenses
Net foreign exchange (loss)/gain	(6,384)	21,520	2,752
Net (loss)/gain on financial instruments held, at fair value	(254)	58	7
Deposit written off	-	(36,000)	(4,604)
Employee compensation and benefits	(563,100)	(1,592,338)	(203,624)
Other general and administrative expenses	(341,325)	(3,006,409)	(384,451)
Total expenses	(911,063)	(4,613,169)	(589,920)

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Net foreign exchange (loss)/gain

The net foreign exchange (loss)/gain was primarily due to translation differences on foreign currency bank balances. For the six months ended June 30, 2025 and 2024, net foreign exchange gain amounted to HK$21,520 (approximately US$2,752) and net loss amounted to HK$6,384, which accounted for 0.26% and -0.12% of our total revenues for the two respective periods.

Net (loss)/gain on financial instruments held, at fair value

The net (loss)/gain on financial instruments at fair value reflects the net impact of unrealized gains and losses due to changes in the market value of our equity investments. For the six months ended June 30, 2025 and 2024, the net gain on financial instruments held, at fair value was amounted HK$58 (approximately US$7) and net loss HK$254, which accounted for 0.0007% and -0.005% of our total revenues for the two respective periods.

Deposit written off

The write-down was principally attributable to the obsolete disposal of deposit from the HKEx Hosting Service Limited. For the six months ended June 30, 2025 and 2024, written off of deposit amounted to HK$36,000 (approximately US$4,604) and HK$Nil, which accounted for -0.43% and Nil% of our total revenues for the two respective periods.

Employee compensation and benefits

Employee compensation and benefits represent salaries, allowances and contributions made to the mandatory provident fund scheme for our directors and employees. For the six months ended June 30, 2025 and 2024, the employee compensation and benefits amounted to HK$1.59 million (approximately US$203,624) and HK$0.56 million, which accounted for 18.91% and 10.81% of our total revenues for the respective periods.

General and administrative expenses

The following table sets forth the breakdown of our general and administrative expenses for the six months ended June 30, 2025 and 2024:

	For the six months ended June 30,
	2024	2025	2025
	HK$	HK$	US$
	(Unaudited)	(Unaudited)	(Unaudited)
General and administrative expenses
Information costs	203,728	142,894	18,273
Introduction fees	-	761,556	97,385
Lease expenses	-	995,834	127,345
Legal and professional fees	25,000	580,772	74,268
Rates and building management fees	29,266	243,796	31,176
Others	83,331	281,557	36,004
Total general and administrative expenses	341,325	3,006,409	384,451

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Our general and administrative expenses mainly comprised of the following items:

Information technology system service charges – Represent fees paid to IT service providers for maintaining our trading and settlement systems and networks.

Introduction fees – Comprise monthly fees paid to introducers who refer customers that generate consultancy fee and advisory fee income.

Rental expenses – Represent lease payments for our operating subsidiary’s office premises at Grand Millennium Plaza, Sheung Wan, Hong Kong (occupied since November 2024). Previously, the operating subsidiary occupied premises at South Seas Centre, Tsim Sha Tsui, Kowloon, owned by a shareholder-director under a rent-free arrangement.

Rates and building management fees – Comprise monthly statutory property rates and building management fees payable to the property manager.

Legal and professional fees – Expenses associated with maintaining legal and regulatory compliance as an SFC-regulated financial institution in Hong Kong and set up fee for open-end fund.

Others – Incidental costs essential to daily operations, including office equipment depreciation, utilities, postage, printing, subscription and business entertainment.

For the six months ended June 30, 2025 and 2024, general and administrative expenses amounted to HK$3.00 million (approximately US$384,451) and HK$0.34 million, respectively, which accounted for 35.71% and 6.55% of our total revenue for the respective periods.

Other income

The following table sets forth our other income for the six months ended June 30, 2025 and 2024:

	For the six months ended June 30,
	2024	2025	2025
	HK$	HK$	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Other income
Bank interest income	209,905	86,734	11,091
Other sundry income	961	603	77
Total other income	210,866	87,337	11,168

Bank interest income

Bank interest income primarily consists of interest earned on bank deposits. For the six months ended June 30, 2025 and 2024, bank interest income amounted to HK$0.09 million (approximately US$11,091) and HK$0.21 million, which accounted for 99.31% and 99.54% of our total other income for the respective periods.

Other sundry income

Other sundry income mainly consists of fees charged to clients for issuing monthly physical account statement. For the six months ended June 30, 2025 and 2024, other sundry income amounted to HK$603 (approximately US$77) and HK$961, which accounted for 0.69% and 0.46% of our total other income for the respective periods.

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Income Tax

Our operating subsidiary in Hong Kong is subject to Hong Kong profits tax. For the six months ended June 30, 2025 and 2024, Hong Kong profits tax was calculated in accordance with the two-tiered profits tax rates regime under which the tax rate is 8.25% on assessable profits of the first HK$2 million (equivalent to US$255,000) and 16.5% on any assessable profits in excess of HK$2 million (equivalent to US$255,000).

No income tax expense was recognized for the six months ended June 30, 2025 and 2024. In 2024, assessable profits were fully offset by tax loss carry forwards from prior periods. As of June 30, 2025 and 2024, we had no open tax investigation from the tax authority and we do not consider that there was any uncertain tax position as of those dates.

For the years ended 31, December 2024 and 2023

Revenues

Our revenues consist of advisory and consultancy income, commission and brokerage income, handling fee income and interest income from clients. The following table sets forth the breakdown of our total revenues, both in absolute amount for the years ended December 31, 2024 and 2023:

	For the years ended December 31,
	2023	2024	2024
	HK$	HK$	US$
Revenues
Advisory and consultancy income	-	5,307,675	686,322
Commission and brokerage income	106,663	648,415	83,845
Handling fee income	3,716	8,149	1,054
Administration fee income	58,747	10,267	1,328
Interest income from clients	1,158	4,455	576
Total revenues	170,284	5,978,961	773,125

 Advisory and consultancy income

Advisory and consultancy income primarily relates to our provision of debt and/or equity fund-raising advisory services to our clients.

For the years ended December 31, 2024 and 2023, advisory and consultancy income amounted to HK$5.31 million (approximately US$0.69 million) and HK$Nil, respectively, which accounted for 88.77% and Nil% of our total revenue, respectively. This notable increase can be primarily attributed to (i) the advisory fees of HK$0.33 million (approximately US$42,671) from a client, namely Golden Faith Group Holding Limited, a company listed on the Hong Kong Stock Exchange, ; and (ii) advisory fees of HK$4.90 million (approximately US$0.63 million) from client, namely Gold Ford Asia Investment Limited, in relation to setting up an open-ended fund company for a bond issuance.

Commission and brokerage income

Commission and brokerage income represent fees and commissions from the provision of (i) securities trading and brokerage; (ii) underwriting and placing services; (iii) external asset management services to our clients.

For securities trading and brokerage services, when a customer executes a securities trading transaction with our operating subsidiary, brokerage commission is recognized upon the completion of the transaction. The fixed rates applied to the customers vary depending on the type of customer, the type of transaction, and the trade volume from the particular customer. For the years ended December 31, 2024 and 2023, commissions from securities trading and brokerage amounted to HK$5,867 (approximately US$759) and HK$7,349, respectively, which represented approximately 0.10% and 4.32%, respectively, of our total revenues for the respective years.

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For the underwriting and placing services, we had no underwriting and placement income for two years ended December 31, 2024 and 2023.

For the external asset management services, we, through our operating subsidiary, cooperate with globally renowned financial institutions to provide asset management services for our clients. We promote and distribute products of the cooperative financial institutions to our clients, and in return, we charges retrocession fees income from those cooperative financial institutions. These fees were calculated as a percentage of our clients’ investments in the cooperative institutions’ products. For the two years ended December 31, 2024 and 2023, income from external asset management service amounted to HK$642,548 (approximately US$83,086) and HK99,314, respectively, which accounted for 10.75% and 58.32% of total revenues for the respective years.

Handling fee income

We, through our operating subsidiary, provide settlement and custody related services to our clients including but not limited to physical scrip withdrawal, settlement withdrawal instruction, collection of dividends, collection of bonus shares or rights or offer, right subscription or offer exercise. For the two years ended December 31, 2024 and 2023, the handling income amounted to HK$8,149 (approximately US$1,054) and HK3,716, respectively, which accounted for 0.14% and 2.18% of total revenues for the respective years.

Administration fee income

Administration fee income represents fees earned for facilitating client brokerage account establishment and providing ongoing account administration and maintenance services. For the years ended December 31, 2024 and 2023, administration fee income amounted to HK$10,267 (approximately US$1,328) and HK$58,747, which accounted for 0.17% and 34.50% of our total revenues for the respective years.

Interest income from clients

Interest income and others primarily consists of interests earned on customers’ overdue. Interests on customers’ overdue represent interests charged on overdue receivables from customers arising from brokerage transactions or others. According to the contracts entered by into between us and our customers, we, through our operating subsidiaries, shall charge our customers on amounts overdue, an interest at Hong Kong Prime Rate plus 8% per annum accrued on daily basis. For the years ended December 31, 2024 and 2023, interest income from clients amounted to HK$4,455 (approximately US$576) and HK1,158, respectively, which accounted for 0.07% and 0.68% of total revenues for the respective years.

Expenses

The following table sets forth our operating costs and expenses for the two years ended December 31, 2024 and 2023:

	For the years ended December 31,
	2023	2024	2024
	HK$	HK$	US$
Expenses
Net foreign exchange loss	(1,346)	(22,051)	(2,851)
Net loss on financial instruments held, at fair value	-	(217)	(28)
Plant and equipment written off	-	(56,500)	(7,306)
Allowance for credit losses	-	(67,263)	(8,698)
Employee compensation and benefits	(1,173,400)	(1,404,059)	(181,555)
Other general and administrative expenses	(824,616)	(1,465,993)	(189,564)
Total expenses	(1,999,362)	(3,016,083)	(390,002)

Net foreign exchange loss

The net foreign exchange loss was primarily due to translation differences on foreign currency bank balances. For the years ended December 31, 2024 and 2023, net foreign exchange loss amounted to HK$22,051 (approximately US$2,851) and HK$1,346, which accounted for 0.37% and 0.79% of our total revenues for the two respective years.

231

Net loss on financial instruments held, at fair value

The net loss on financial instruments at fair value reflects the net impact of unrealized gains and losses due to changes in the market value of our equity investments. For the years ended December 31, 2024 and 2023, the net loss on financial instruments held, at fair value was amounted HK$217 (approximately US$28) and HK$Nil, which accounted for 0.004% and Nil% of our total revenues for the two respective years.

Plant and equipment written off

The write-down was principally attributable to the disposal of obsolete computer equipment and office furnishings following the relocation of our office premises in 2024. For the years ended December31, 2024 and 2023, written off of plant and equipment amounted to HK$56,500 (approximately US$7,306) and HK$Nil, which accounted for 0.94% and Nil% of our total revenues for the two respective years.

Allowance for credit losses

Allowances for credit losses represent overdue balance of customers for more than three months. For the years ended December 31, 2024 and 2023, allowances for credit losses amounted to HK$67,263 (approximately US$8,698) and HK$Nil, which accounted for 1.12% and Nil% of our total revenues for the two respective years.

Employee compensation and benefits

Employee compensation and benefits represent salaries, allowances and contributions made to the mandatory provident fund scheme for our directors and employees. For the years ended December 31, 2024 and 2023, the employee compensation and benefits amounted to HK$1.40 million (approximately US$ 181,555) and HK$1.17 million, which accounted for 23.48% and 689.08% of our total revenues for the respective years.

General and administrative expenses

The following table sets forth the breakdown of our general and administrative expenses for the two years ended December 31, 2024 and 2023:

	For the years ended December 31,
	2023	2024	2024
	HK$	HK$	US$
General and administrative expenses
Information technology system service charges	519,456	393,987	50,945
Rental expenses	-	331,945	42,923
Rates and building management fees	55,640	138,355	17,890
Consultancy fees	-	140,323	18,145
Relocation costs	-	104,010	13,449
Legal and professional fees	53,000	62,682	8,105
Auditors’ remuneration	50,000	45,000	5,819
Utilities and telecommunication charges	43,635	39,328	5,085
Subscription fees for HKEx trading system	21,750	34,800	4,500
Others	81,135	175,563	22,703
Total general and administrative expenses	824,616	1,465,993	189,564

Our general and administrative expenses mainly comprised of the following items:

Information technology system service charges – Represent fees paid to IT service providers for maintaining our trading and settlement systems and networks.

Rental expenses – Represent lease payments for our operating subsidiary’s office premises at Grand Millennium Plaza, Sheung Wan, Hong Kong (occupied since November 2024). Previously, the operating subsidiary occupied premises at South Seas Centre, Tsim Sha Tsui, Kowloon, owned by a shareholder-director under a rent-free arrangement.

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Rates and building management fees – Comprise monthly statutory property rates and building management fees payable to the property manager.

Consultancy fees – Comprise monthly fees to consultants assisting our operating subsidiary to apply for SFC SFC-regulated type 6 license for conducting sponsor activities.

Relocation costs – Expenses incurred relocating our office from South Seas Centre, Kowloon to Grand Millennium Plaza, Hong Kong, covering: (i) removal and transportation services; and (ii) reimbursable costs paid to the former landlord for associated expenses.

Legal and professional fees – Expenses associated with maintaining legal and regulatory compliance as an SFC-regulated financial institution in Hong Kong.

Auditor’s remuneration - Annual fees paid to auditors for fulfilling statutory audit requirements as a Hong Kong incorporated entity.

Utilities and telecommunications - Recurring costs of essential services including electricity, water, telephone, and internet required for business operations.

Subscription fees for HKEx trading system – Fees to subscribe to the Orion Central Gateway (OCG) Securities Market (OCG-C) at the Hong Kong Exchanges and Clearing Limited (HKEX) for securities trading and brokerage activities.

Others – Incidental costs essential to daily operations, including office equipment depreciation, postage, printing, stationery, and business entertainment

For the years ended December 31, 2024 and 2023, general and administrative expenses amounted to HK$1.47 million (approximately US$189,564) and HK$0.82 million, respectively, which accounted for 24.52% and 484.26% of our total revenue for the respective years.

Other income

The following table sets forth our other income for the two years ended December 31, 2024 and 2023:

	For the years ended December 31,
	2023	2024	2024
	HK$	HK$	US$
Other income
Bank interest income	729,557	381,780	49,367
Other sundry income	24,722	2,617	338
Total other income	754,279	384,397	49,705

Bank interest income

Bank interest income primarily consists of interest earned on bank deposits. For the years ended December 31, 2024 and 2023, bank interest income amounted to HK$0.38 million (approximately US$49,367) and HK$0.73 million, which accounted for 99.32% and 96.72% of our total other income for the respective years.

Other sundry income

Other sundry income mainly consists of fees charged to clients for issuing monthly physical account statement. For the years ended December 31, 2024 and 2023, other sundry income amounted to HK$2,617 (approximately US$338) and HK$24,722, which accounted for 0.68% and 3.28% of our total other income for the respective years.

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Income Tax

Our operating subsidiary in Hong Kong is subject to Hong Kong profits tax. For the years ended December 31, 2024 and 2023, Hong Kong profits tax was calculated in accordance with the two-tiered profits tax rates regime under which the tax rate is 8.25% on assessable profits of the first HK$2 million (equivalent to US$255,000) and 16.5% on any assessable profits in excess of HK$2 million (equivalent to US$255,000).

No income tax expense was recognized for the years ended December 31, 2023 and 2024. In 2023, this resulted from operating losses incurred by our subsidiary. For 2024, assessable profits were fully offset by tax loss carryforwards from prior periods. As of December 31, 2024 and 2023, we had no open tax investigation from the tax authority and we do not consider that there was any uncertain tax position as of those dates.

Results of Operations

Comparison of the six months ended June 30, 2025 and 2024

The following table sets forth a summary of our consolidated results of operations for the six months ended June 30, 2025 and 2024 as indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future trends.

	For the six months ended June 30,
	2024	2025	2025
	HK$	HK$	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Advisory and consultancy income	5,050,000	8,328,615	1,065,040
Commission and brokerage income	145,786	82,507	10,551
Handling fee income	2,935	4,461	570
Administration fee income	7,212	449	57
Interest income from clients	2,152	2,610	334
Total revenues	5,208,085	8,418,642	1,076,552

Expenses
Net foreign exchange (loss)/gain	(6,384)	21,520	2,752
Net (loss)/gain on financial instruments held, at fair value	(254)	58	7
Deposit written off	-	(36,000)	(4,604)
Employee compensation and benefits	(563,100)	(1,592,338)	(203,624)
Other general and administrative expenses	(341,325)	(3,006,409)	(384,451)
Total expenses	(911,063)	(4,613,169)	(589,920)

Other income
Bank interest income	209,905	86,734	11,091
Other sundry income	961	603	77
Total other income	210,866	87,337	11,168

(Loss) Income before income tax expense	4,507,888	3,892,810	497,800

Income tax expense	-	-	-

Net (loss) income and total comprehensive (loss) income	4,507,888	3,892,810	497,800

Revenues

Total revenues increased significantly, rising from HK$5.21 million for the six months ended June 30, 2024, to HK$8.42 million (approximately US$1.08 million) for the six months ended June 30, 2025. This increase was largely attributable to our strategic investments in operational capacity (such as office relocation, team expansion, and the engagement of specialist consultants), which enabled us to reactivate our corporate finance advisory services.

Advisory and consultancy income – The revenue generated from our corporate finance advisory service significantly increased, rising from HK$5.05 million for the six months ended June 30, 2024, to HK$8.33 million (approximately US$1.07 million) for the six months ended June 30, 2025. The growth in advisory fee income for the six months ended June 30, 2025 is largely attributable to several major projects relating to cross-border proposed initial public offerings. These projects were larger in scale, more complex, and longer in duration than typical engagements, requiring extensive involvement of senior advisory personnel. Consequently, effective fee levels were higher, reflecting the multi-phase nature, cross-border elements, and additional resources required compared with local projects undertaken in 2024.

Commission and brokerage income – Commission and brokerage income is generated from the provision of (i) securities trading and brokerage; (ii) underwriting and placing services; (iii) external asset management services to our clients. This income decreased from HK$145,786 for the six months ended June 30, 2024, to HK$82,507 (approximately US$10,551) for the year ended June 30, 2025. The decrease was mainly due to lower retrocession income from our collaborations with globally renowned financial institutions in relation to external asset management services.

Handling income – Handling income surged 51.99% to HK$4,461 (US$570) for the six months ended June 30, 2025 from HK$2,935 for the six months ended June 30, 2024, driven by increased securities and brokerage activities related to our settlement and custody services.

Administration fee income – Represents fees earned for facilitating client brokerage account establishment and providing ongoing account administration and maintenance services. The administration fee income decreased by 93.77% from HK$7,212 for the six months ended June 30, 2024 to HK$449 (approximately US$57) for the six months ended June 30, 2025. Such drop primarily due to fees waiver measure was implemented in 2024 to attract new customers.

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Interest income from clients – Interest income from clients increased 21% to HK$2,610 (approximately US$334) for the six months ended June 30, 2025 from HK$2,152 for the six months ended June 30, 2024. This slight increase can be attributed to the increase of the customer’s overdue arising from brokerage transactions.

Expenses

Net foreign exchange gain – For the six months ended June 30, 2025, the net foreign exchange gain amounted to HK$21,520 (approximately US$2,752). This contrasts with a net loss of HK$6,384 in the prior-year period, a shift primarily due to the appreciation of USD and RMB cash balances against the HKD amid market fluctuations.

Net gain on financial instruments held, at fair value – For the six months ended June 30, 2025, we recognized a net fair value gain of HK$58 (US$7) on financial instruments, driven by a slight increase in our equity investment portfolio. This contrasts with the position for 2024 which resulted in loss HK$254.

Deposit written off - A write-down of HK$36,000 (approximately US$4,604) was recognized for the six months ended June 30, 2025, compared to HK$Nil in the prior period. The write-down was principally attributable to the obsolete disposal of deposit from the HKEx Hosting Service Limited.

Employee compensation and benefits – The employee compensation and benefits increased by 182.78% from HK$0.56 million for the six months ended June 30, 2024 to HK$1.59 million (approximately US$0.20 million) for the six months ended June 30, 2025. This increase was principally due to strategic headcount growth from 9 to 13 employees supporting business expansion initiatives.

Other general and administrative expenses – Other general and administrative expenses increased by 780.81% from HK$0.34 million for the six months ended June 30, 2024 to HK$3.01 million (approximately US$0.38 million) for the six months ended June 30, 2025. This material increase is primarily attributable to: (i) introduction fees for referring new clients for consultancy and advisory services; and (ii) costs associated with expanding our SFC license, which involved engaging professional consultants to upgrade our Type 6 license to act as an IPO sponsor for Hong Kong listing candidates.

Other income

Bank interest income

Bank interest income decreased by 58.68% from HK$209,905 for the six months ended June 30, 2024 to HK$86,734 (approximately US$11,091) for the six months ended June 30, 2025, reflecting the broader decline in Hong Kong’s composite interest rate between January to June, 2025.

Other sundry income

Other sundry income mainly consists of fees charged to clients for issuing monthly account statements. Other sundry income decreased by 37.25% from HK$961 for the six months ended June 30, 2024 to HK$603 (approximately US$77) for six months ended June 30, 2025. Such drop primarily due to fees waiver measure was implemented in 2025 to attract new customers.

Income tax expense

No income tax expense was recognized for the six months ended June 30, 2025 and 2024. For 2025 and 2024, assessable profits were fully offset by tax loss carryforwards from prior periods.

Net Profit after taxes

For the six months ended June 30, 2025, we recorded a net profit after tax of HK$3.89 million (approximately US$0.50 million), representing a 13.75% decline from HK$4.51 million in the prior-year period. This decrease was primarily due to higher general and administrative expenses and increased employee compensation costs, which were partially offset by revenue growth from our advisory and consultancy services.

235

Comparison of the years Ended December 31, 2024 and 2023

The following table sets forth a summary of our consolidated results of operations for the years ended December 31, 2024 and 2023 as indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. The operating results in any year are not necessarily indicative of the results that may be expected for any future trends.

	For the years ended December 31,
	2023	2024	2024
	HK$	HK$	US$
Revenues
Advisory and consultancy income	-	5,307,675	686,322
Commission and brokerage income	106,663	648,415	83,845
Handling fee income	3,716	8,149	1,054
Administration fee income	58,747	10,267	1,328
Interest income from clients	1,158	4,455	576
Total revenues	170,284	5,978,961	773,125

Expenses
Net foreign exchange loss	(1,346)	(22,051)	(2,851)
Net loss on financial instruments held, at fair value	-	(217)	(28)
Plant and equipment written off	-	(56,500)	(7,306)
Allowance for credit losses	-	(67,263)	(8,698)
Employee compensation and benefits	(1,173,400)	(1,404,059)	(181,555)
Other general and administrative expenses	(824,616)	(1,465,993)	(189,564)
Total expenses	(1,999,362)	(3,016,083)	(390,002)

Other income
Bank interest income	729,557	381,780	49,367
Other income	24,722	2,617	338
Total other income	754,279	384,397	49,705

(Loss) Income before income tax expense	(1,074,799)	3,347,275	432,828

Income tax expense	-	-	-

Net (loss) income and total comprehensive (loss) income	(1,074,799)	3,347,275	432,828

236

Revenues

Total revenues increased significantly, rising from HK$0.17 million for the year ended December 31, 2023, to HK$5.98 million (approximately US$0.77 million) for the year ended December 31, 2024. This growth was primarily driven by the post-pandemic market recovery, which was largely completed by mid-2023, enabling the reactivation of our corporate finance advisory services

Advisory and consultancy income – The revenue generated from our corporate finance advisory service significantly increased, rising from HK$Nil for the fiscal year ended December 31, 2023, to HK$5.31 million (approximately US$0.69 million) for the year ended December 31, 2024. This notable increase can be primarily attributed to the one project, which played a crucial role in driving the growth of advisory service fee income in 2024. For this project, we provide expert advice, consultation, or strategic guidance to clients, resulting in higher fees earned for the services rendered.

Commission and brokerage income – Commission and brokerage income is generated from the provision of (i) securities trading and brokerage; (ii) underwriting and placing services; (iii) external asset management services to our clients. This income increased approximately fivefold, from HK$106,663 for the year ended December 31, 2023, to HK$648,415 (approximately US$83,845) for the year ended December 31, 2024. The growth was primarily attributable to higher retrocession income from our collaboration with global renowned financial institutions in relation to external asset management services.

Handling income – Handling income surged 119.29% to HK$8,149 (US$1,054) for the year ended December 31, 2024 from HK$3,716 for the year ended December 31, 2023, driven by increased securities and brokerage activities related to our settlement and custody services.

Administration fee income

Represents fees earned for facilitating client brokerage account establishment and providing ongoing account administration and maintenance services. The administration fee income decreased by 82.52% from HK$58,747 for the year ended December 31, 2023 to HK$10,267 (approximately US$1,328) for the year ended December 31, 2024. Such drop primarily due to fees waiver measure was implemented in 2024 to attract new customers. The use of fee waivers reduces administration fee income and sundry income may introduce variability into our earnings and cash flows from period to period, which could limit the extent to which historical administration fee income is indicative of future results. Fee waivers totaled HK$6,848, 8.8% of combined administration fee income and other sundry income for the period for the year ended December 31, 2023, and decreased to 8.4% from HK$1,048 (approximately US$136) for the year ended December 31, 2024. While fee waivers are not part of our standard pricing schedule and are not routinely granted, they may be offered on a selective basis in response to customer relationship considerations and market conditions.

Interest income from clients — Interest income from clients increased by 2.85 times to HK$4,455 (approximately US$576) for the year ended 31 December 2024 from HK$1,158 for the year ended 31 December 2023. This increase can be attributed to the increase of the customer’s overdue arising from brokerage transactions.

Expenses

Net foreign exchange loss – Net foreign exchange losses rose to HK$22,051 (approximately US$2,851) for the year ended December 31, 2024 from HK$1,346 for the year ended December 31, 2023 mainly due to a stronger depreciation of our USD and RMB cash balances against the HKD.

Net loss on financial instruments held, at fair value – For the year ended December 31, 2024, we recognized a net fair value loss of HK$217 (US$28) on financial instruments, driven by a slight depreciation in our equity investment portfolio. This contrasts with the position for 2023, which resulted in no loss.

Plant and equipment written off - A write-down of HK$56,500 (approximately US$7,306) was recognized for the year ended December 31, 2024, compared to nil in the prior year. This charge was primarily attributable to the disposal of obsolete computer equipment and office furnishings resulting from the relocation of our office premises.

Allowance for credit loss – The allowance for credit losses increased from HK$Nil for the year ended December 31, 2023 to HK$67,263 (approximately US$8,698) at March 31, 2024. This reflects impairment provisions against client accounts receivable overdue for more than three months, relating principally to cumulative administration fees and accrued interest.

Employee compensation and benefits – The employee compensation and benefits increased by 19.66% from HK$1.17 million for the year ended December 31, 2023 to HK$1.40 million (approximately US$0.18 million) for the year ended December 31, 2024. This increase was principally due to strategic headcount growth from 6 to 10 employees supporting business expansion initiatives.

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Other general and administrative expenses – Other general and administrative expenses increased by 77.78% from HK$0.82 million for the year ended December 31, 2023 to HK$1.47 million (approximately US$0.19 million) for the year ended December 31, 2024. This material increase is primarily attributable to: (i) Strategic office relocation from shareholder-provided premises (South Seas Centre) to a commercial lease (Grand Millennium Plaza), securing scalable space for business expansion while enhancing corporate governance; and (ii) SFC license expansion, involving engagement of professional consultants to upgrade our Type 6 license for acting as IPO sponsors to Hong Kong listing candidates.

Other income

Bank interest income

Bank interest income decreased by 47.67% from HK$729,557 for the year ended December 31, 2023 to HK$381,780 (approximately US$49,367) for the year ended December 31, 2024, reflecting reduced interest earnings from lower average deposit balances throughout 2024.

Other sundry income

Other sundry income mainly consists of fees charged to clients for issuing monthly account statements. The other sundry income decreased by 89.41% from HK$24,722 for the year ended December 31, 2023 to HK$2,617 (approximately US$338) for the year ended December 31, 2024. Such drop primarily due to fees waiver measure was implemented in 2024 to attract new customers.

Income tax expense

No income tax expense was recognized for the years ended December 31, 2023, and 2024. In 2023, this resulted from operating losses incurred by our subsidiary. For 2024, assessable profits were fully offset by tax loss carryforwards from prior periods.

Net loss/ Profit after taxes

We achieved a significant financial turnaround, recording a net profit after tax of HK$3.35 million (approximately US$0.43 million) for the year ended December 31, 2024, compared to a net loss of HK$1.07 million in the prior year. This improvement was primarily driven by post-pandemic market recovery accelerating demand for our financial advisory services. Our strategic investments in operational capacity, including office relocation, expansion of professional headcount, and specialist consultants, partially offset gains as we positioned the business for sustained growth.

Discussion of Certain Balance Sheet Items

	As of
	December 31,	December 31,	June 30,	June 30,
	2023	2024	2025	2025
	HK$	HK$	HK$	US$
			(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	18,644,879	6,341,165	17,666,926	2,259,198
Cash-segregated for regulatory purpose	3,654,175	3,806,881	55,473,628	7,093,814
Term deposits	15,000,000	-	-	-
Financial instruments held, at fair value	1,471	1,254	1,312	168
Receivables from customers (net of allowance of HK$62,263 and HK$62,263 as of December 31, 2024 and June 30, 2025)	55,584	213,754	1,303,365	166,671
Deposits and other receivables (net of allowance of HK$5,000 and HK$5,000 as of December 31, 2024 and June 30, 2025)	456,138	84,285	72,599	9,284
Prepaid expenses	47,516	276,428	6,163,270	788,142
Total current assets	37,859,763	10,723,767	80,681,100	10,317,277

Plant and equipment, net	2,146	64,509	90,538	11,578
Operating lease right-of-use assets, net	-	3,486,556	2,570,547	328,714
Deferred offering costs	-	-	3,175,646	406,093
Other non-current assets	248,124	879,384	879,384	112,453
Total non-current assets	250,270	4,430,449	6,716,115	858,838
Total assets	38,110,033	15,154,216	87,397,215	11,176,115

LIABILITIES
Payables to customers	3,657,815	3,802,657	55,476,232	7,094,148
Accruals and other current liabilities	595,131	626,608	1,844,587	235,881
Contract liabilities	-	30,000	4,021,720	514,287
Income taxes payable	7,078	7,078	7,078	905
Operating lease liabilities - current	-	1,896,384	1,948,747	249,200
Amount due to a director	-	9,783	19,783	2,530
Total current liabilities	4,260,024	6,372,510	63,318,147	8,096,951

Contract liabilities - non-current	-	-	2,392,195	305,907
Operating lease liabilities - non-current	-	1,584,423	596,780	76,315
Total non-current liabilities	-	1,584,423	2,988,975	382,222
Total liabilities	4,260,024	7,956,933	66,307,122	8,479,173

Commitments and Contingencies (Note 16)

SHAREHOLDERS’ EQUITY
Class A ordinary shares (US$0.0001 par value, 400,000,000 shares authorized, 21,052,632 shares issued and outstanding as of December 31, 2024 and 42,105,264 shares as of June 30, 2025)	-	-	32,758	4,189
Additional paid-in capital	130,000,000	99,999,999	109,967,241	14,062,308
Accumulated deficit	(96,149,991)	(92,802,716)	(88,909,906)	(11,369,555)
Total shareholders’ equity	33,850,009	7,197,283	21,090,093	2,696,942
Total liabilities and shareholders’ equity	38,110,033	15,154,216	87,397,215	11,176,115

Cash and cash equivalents

Our cash and cash equivalents were HK$17.67 million (approximately US$2.26 million) as of June 30, 2025. This represents a recovery from HK$6.34 million as of December 31, 2024, following a decrease from HK$18.64 million a year earlier. The decrease to HK$6.34 million at the end of 2024 was primarily due to capital reductions from equity financings totaling HK$30 million, which were partially offset by a significant increase in net income for that year. The subsequent increase to HK$17.67 million by mid-2025 resulted from a capital injection of HK$10 million and the net income generated in the first six months of the year.

Cash—segregated for regulatory purpose

Cash—segregated for regulatory purpose rosed from HK$3.65 million as of December 31, 2023 to HK$3.81 million as of December 31, 2024, and significantly increased to HK$55.47 million (approximately US$7.09 million) as of June 30, 2025, primarily due to an increase of our customers’ trading activities under consolidated accounts and a corresponding increase in the amount of cash deposited by our customers.

Term deposits

Our term deposits decreased from HK$15 million as of December 31, 2023, to nil as of December 31, 2024, and remained at nil as of June 30, 2025. This reduction resulted from our decision not to renew or place new funds into long-term deposits during this period.

Financial instruments held, at fair value

The financial instrument we have stock investments listed on the Hong Kong Stock Exchange. As of December 31, 2023, we had a balance of financial instruments held at fair value of HK$1,471 decreased to HK$1,254 as of December 31, 2024, increased to HK$1,312 (approximately US$168) as of June 30, 2025 primarily from the fluctuations in market valuations of these equity securities.

Receivables from customers

Receivables from customers increased from HK$0.06 million as of December 31, 2023, to HK$0.27 million as of December 31, 2024, and further to HK$1.36 million (approximately US$0.17 million) as of June 30, 2025. This growth was driven by an expansion in cash accounts for consolidated account customers and an increase in trade receivables. An allowance for doubtful accounts was recognized for receivables outstanding for over three months. This allowance increased from nil at the end of 2023 to HK$0.06 million (approximately US$7,962) as of December 31, 2024, and remained at this level through June 30, 2025. Consequently, the net receivable balance rose from HK$55,584 as of December 31, 2023, to HK$0.21 million as of December 31, 2024, and reached HK$1.30 million (approximately US$0.16 million) by June 30, 2025.

Prepaid expenses

Our prepaid expenses increased substantially to HK$6.16 million (approximately US$0.79 million) as of June 30, 2025, from HK$0.28 million as of December 31, 2024, and HK$0.05 million as of December 31, 2023. These expenses mainly consist of consultancy service fees for Financial Resources Rules review, rental fees, insurance, information costs, and other items. The significant increase in 2025 was primarily driven by prepaid introduction fees of HK$5.89 million.

Operating lease right-of-use assets

Our operating lease right-of-use (“ROU”) assets were HK$3.49 million as of December 31, 2024, and decreased to HK$2.57 million (approximately US$0.33 million) as of June 30, 2025. The balance was nil at the end of 2023, as a shareholder provided rent-free use of our previous office until October 31, 2024. The initial recognition resulted from entering a new two-year lease for premises effective November 1, 2024. The subsequent decrease reflects the regular amortization of the ROU asset over the six months ended June 30, 2025.

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Deferring offering cost

Deferring offering cost increased from HK$Nil as of December 31, 2023 and December 31, 2024, to HK$3.18 million (approximately US$0.41 million) as of June 30, 2025, attributable to costs incurred in connection with the initial public offering, which are deferred pending completion of the offering.

Other non-current assets

Non-current assets totaled HK$0.88 million (approximately US$0.11 million) as of both December 31, 2024 and June 30, 2025, up from HK$0.25 million as of December 31, 2023. This balance consists of deposits with the Hong Kong Stock Exchange and Hong Kong Securities Clearing Company Limited. The increase in 2024 and 2025 was primarily due to a three-month rental deposit of HK$0.63 million (approximately US$80,724) paid for the new premises.

Payables to customers

Customer payables were HK$55.48 million (approximately US$7.09 million) as of June 30, 2025, a significant increase from HK$3.80 million as of December 31, 2024, and HK$3.66 million as of December 31, 2023. The sharp rise in the first half of 2025 is attributable to the expansion of our consolidated accounts and related growth in customer cash deposits.

Operating lease liabilities

Our operating lease liabilities were HK$3.48 million as of December 31, 2024, and decreased to HK$2.55 million (approximately US$0.33 million) as of June 30, 2025. The balance was nil at the end of 2023, prior to entering into a lease for our principal executive office commencing November 1, 2024. The subsequent decrease reflects regular lease payments made during the first half of 2025. As of June 30, 2025, these liabilities were classified as HK$1.95 million (approximately US$0.25 million) in current liabilities and HK$0.60 million (approximately US$0.08 million) in non-current liabilities.

Contract Liabilities

Contract liabilities increased to HK$6.41 million (approximately US$0.82 million) as of June 30, 2025, from HK$Nil as of December 31, 2023 and HK$30,000 as of December 31, 2024. This increase primarily relates to the amortization of financial advisory fees totaling HK$6.41 million (approximately US$0.82 million), which corresponds to the significant development of our consultancy and financial advisory services.

Accrued expenses and other current liabilities

Accrued expenses and other current liabilities increased from HK$0.59 million as of December 31, 2023, to HK$0.63 million a year later, rising significantly to HK$1.84 million (approximately US$0.24 million) as of June 30, 2025. This growth was primarily driven by accrued payables of HK$1.30 million (approximately US$0.16 million) owed to clearing organizations, including the Hong Kong Securities Clearing Company Limited.

Additional paid- in capital

Additional paid-in capital decreased from HK$130 million as of December 31, 2023 to HK$100 million as of December 31, 2024. It subsequently increased to HK$110 million (approximately US$14.06 million) as of June 30, 2025, due to a HK$10 million cash capital injection from new shareholders.

Liquidity and Capital Resources

As of June 30, 2025, we had bank balances and cash of HK$17.67 million (approximately US$2.26 million) with a positive working capital of HK$17.36 million (approximately US$2.22 million). As of June 30, 2025, we had HK$55.47 million (approximately US$7.09 million) for bank balance of client account. As of December 31, 2024, we had bank balances and cash of HK$6.34 million (approximately US$0.82 million) with a positive working capital of HK$4.35 million (approximately US$0.56 million). As of December 31 2024, we had HK$3.81 million (approximately US$0.49) million) for bank balance of client account.

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating and capital expenditure commitments. Our liquidity needs are to meet our working capital requirements, operating expenses and capital expenditure obligations. Historically, debt and equity financing from related parties and major shareholders have been utilized to finance our working capital requirements.

Considering all facts and information on hand, we expect our cash on hand is sufficient to finance our working capital requirements within the normal operating cycle of a twelve-months period from the date of our financial statements are issued.

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If we are unable to have sufficient fund to finance our working capital requirements within the normal operating cycle of a twelve-months period from the date of our financial statements are issued, we may consider supplementing our available sources of funds through the following sources:

●	addition equity financing from our major shareholders or third-party investors; and/or

●	financial support our related parties.

Based on the above considerations, we are of the opinion that we have sufficient funds to meet our working capital requirements and current liabilities as they become due within twelve months from the date of our financial statements are issued. However, there is no assurance that we will be successful in implementing our plans. There are a number of factors that could potentially arise and could undermine our plans, such as changes in the demand for our services, general market conditions and competitive environment of the capital market and corporate finance industry in Hong Kong and changes in regulatory requirements, etc.

Cash Flows

The following table sets forth a summary of our cash flows for the periods/years as indicated.

	For the six months ended June 30,
	2024	2025	2025
	HK$	HK$	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Net cash (used in) provided by operating activities	5,139,346	56,207,903	7,187,711
Net cash (used in) provided by investing activities	15,000,000	(39,749)	(5,083)
Net cash provided by (used in) financing activities	(23,000,000)	6,824,354	872,679
Net change in cash, cash equivalents and restricted cash	19,438,400	(12,151,008)	(1,571,218)

Cash, cash equivalents and restricted cash at beginning of the year	22,299,054	10,148,046	1,297,705
Cash, cash equivalents and restricted cash at end of the period	19,438,400	73,140,554	9,353,012

	For the years ended December 31,
	2023	2024	2024
	HK$	HK$	US$
Net cash (used in) provided by operating activities	(2,757,819)	2,974,996	384,689
Net cash (used in) provided by investing activities	(15,000,000)	14,873,996	1,923,320
Net cash provided by (used in) financing activities	30,000,000	(30,000,000)	(3,879,227)
Net change in cash, cash equivalents and restricted cash	12,242,181	(12,151,008)	(1,571,218)

Cash, cash equivalents and restricted cash at beginning of the year	10,056,873	22,299,054	2,883,437
Cash, cash equivalents and restricted cash at end of the year	22,299,054	10,148,046	1,312,219

Operating activities

Net cash generated from operating activities for the six months ended June 30, 2025, was HK$56.21 million (approximately US$7.19 million). This primarily resulted from the net profit of HK$3.89 million (approximately US$0.50 million), adjusted for (i) non-cash items - additions totaling HK$49,662 (approximately US$6,351), and (ii) changes in operating assets and liabilities - net increase in cash flow of HK$52.27 million (approximately US$6.68 million).

Net cash used in operating activities for the six months ended June 30, 2024 was HK$5.14 million. This primarily resulted from the net income of HK$4.51 million, adjusted for: (i) non-cash items - deduction totaling HK$1,093, and (ii) changes in operating assets and liabilities - net increase in cash flow of HK$0.63 million.

Net cash generated from operating activities for the year ended December 31, 2024, was HK$2.97 million (approximately US$0.38 million). This primarily resulted from the net profit of HK$3.35 million (approximately US$0.43 million), adjusted for (i) non-cash items - additions totaling HK$0.12 million (approximately US$15,610), and (ii) changes in operating assets and liabilities - net decrease in cash flow of HK$0.50 million (approximately US$63,749).

Net cash used in operating activities for the year ended December 31, 2023 was HK$2.76 million. This primarily resulted from the net loss of HK$1.07 million, adjusted for: (i) non-cash items - deduction totaling HK$0.31 million, and (ii) changes in operating assets and liabilities - net decrease in cash flow of HK$1.37 million.

Investing activities

Net cash decreased from investing activities for the six months ended June 30, 2025 was HK$39,749 (approximately US$5,083), by purchase of equipment of HK$39,749.

Net cash used in investment activities for the six months ended June 30, 2024 was HK$15 million, a withdrawal of term deposit of HK$15 million.

Net cash generated from investing activities for the year ended December 31, 2024 was HK$14.87 million (approximately US$1.92 million), primarily comprised of a withdrawal of term deposit of HK$15 million (approximately US$1.94 million was placed), offsetting by purchase of equipment, totaling amounted to HK$126,004 (approximately US$16,293).

Net cash used in investment activities for the year ended December 31, 2023 was HK$15 million, which was due to the placement of a term deposit of HK$15 million.

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Financing activities

Net cash used in financing activities for the six months ended June 30, 2025 was HK$6.82 million (approximately US$0.87 million), primarily representing proceeds from issue of shares in subsidiaries and payment of deferred offering cost of our professional listing fee.

Net cash generated from financing activities for the six months ended June 30, 2024 was HK$23 million. This was mainly due to a capital reduction share of HK$23 million.

Net cash used in financing activities for the year ended December 31, 2024 was HK$30 million (approximately US$3.90 million), primarily representing a capital reduction of our operating subsidiary.

Net cash generated from financing activities for the year ended December 31, 2023 was HK$30 million (approximately US$3.90 million). This was mainly due to a capital injection of HK$30 million from a director to our operating subsidiary.

Quantitative and Qualitative Disclosures about Market Risks

Credit risk

Bank balances

Our operating subsidiary believes there is no significant credit risk associated with cash held in Hong Kong. These funds are deposited with reputable financial institutions in the jurisdictions where its Hong Kong subsidiaries are located. Cash segregated for regulatory purposes is deposited with financial institutions in compliance with the Hong Kong Securities and Futures Ordinance. The management of our operating subsidiary believes these funds carry no significant credit risk, as institutions hold them with high-quality credit ratings

Receivables from customers

Our operating subsidiary conducts securities trading on a strictly cash basis, significantly limiting its credit risk exposure. This is because substantially all contracts are settled directly through securities clearing organizations.

Other current assets

Our operating subsidiary faces credit risk exposure from other current assets. These assets undergo regular credit evaluations, and an allowance is recognized where necessary for estimated unrecoverable amounts, determined based on past default experience and the current economic environment.

Concentration of credit risk

Our operating subsidiary assesses credit risk exposure from brokerage and other activities both on an individual counterparty basis and across groups of counterparties with similar characteristics.

Details of the customers accounting for 10% or more of total revenue are as follows:

For the six months ended June 30, 2025, several customers each contributed between 12% and 18%, collectively accounting for 78% of the Company’s total revenue, and these revenues were derived from our financial advisory and consultancy income. For the six months ended June 30, 2024, one customer accounted for 94% of the Company’s total revenue, and these revenues were derived from our advisory and consultancy income.

	For the six months ended June 30,
	2024	2024	2025	2025
	HK$	%	HK$	%
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Customer E	*	*	1,547,300	18%
Customer F	*	*	1,047,000	12%
Customer G	*	*	1,042,000	12%
Customer H	*	*	1,041,585	12%
Customer I	*	*	1,032,485	12%
Customer J	*	*	1,031,985	12%
Customer A	4,900,000	94%	*	*

For the year ended December 31, 2024, one customer accounted for approximately 82% of the Company’s total revenue, and these revenues were derived from our advisory and consultancy income. For the year ended December 31, 2023, one customer accounted for 58% of the Company’s total revenue, and these revenues were derived from our commission and brokerage income.

	For the years ended December 31,
	2023	2023	2024	2024
	HK$	%	HK$	%

Customer A	*	*	4,900,000	82%
Customer B	99,314	58%	*	*

Details of the customers accounting for 10% or more of total receivables from customers are as follows:

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As of June 30, 2025, one customer accounted for more than 95% of the Company’s total receivables balance. As of December 31, 2024, one customer accounted for approximately 77% of the Company’s total receivables balance.

	As of
	December 31,	December 31,	June 30,	June 30,
	2024	2024	2025	2025
	HK$	%	HK$	%
			(Unaudited)	(Unaudited)

Customer K	*	*	1,298,785	95%
Customer B	211,745	77%	*	*

As of December 31, 2024, one customer accounted for approximately 77% of the Company’s total receivables balance. As of December 31, 2023, no customers accounted for more than 10% of the Company’s total receivables balance.

	As of December 31,
	2023	2023	2024	2024
	HK$	%	HK$	%

Customer B	*	*	211,745	77%

Details of the customers accounting for 10% or more of total payables to customers are as follows:

As of June 30, 2025, two customers accounted for approximately 72% and 19% of the Company’s payables to customers balance, respectively. As of December 31, 2024, two customers accounted for approximately 24% and 25% of the Company’s payables to customers balance, respectively.

	As of
	December 31,	December 31,	June 30,	June 30,
	2024	2024	2025	2025
	HK$	%	HK$	%
			(Unaudited)	(Unaudited)

Customer L	*	*	40,008,605	72%
Customer M	*	*	10,300,000	19%
Customer C	949,871	25%	*	*
Customer D	922,299	24%	*	*

As of December 31, 2024, two customers accounted for approximately 24% and 25% of the Company’s payables to customers balance, respectively. As of December 31, 2023, two customers accounted for approximately 25%, and 26% of the Company’s payables to customers balance, respectively

	As of December 31,
	2023	2023	2024	2024
	HK$	%	HK$	%

Customer C	949,871	26%	949,871	25%
Customer D	922,299	25%	922,299	24%

Currency risk

Currency risk arises from potential financial instrument value fluctuations due to foreign exchange rate movements. Our operating subsidiary faces minimal transactional currency exposure, as substantially all transactions, assets, and liabilities are denominated in its functional currencies (HK$ and US$). The directors consider US$ risk insignificant given the HK$ peg to the US dollar; consequently, no sensitivity analysis is presented.

Market and geographic risk

Our operating subsidiary primarily operates in Hong Kong. Consequently, its business, financial condition, and results of operations may be significantly affected by Hong Kong’s political, economic, regulatory, and legal environments, as well as broader economic conditions in the region

Interest rate risk

Fluctuations in market interest rates may negatively affect our financial conditions and results of operations. Our operating subsidiary is exposed to floating interest rate risk on bank deposits and customers’ overdue. Nevertheless, we consider our interest rate risk is not material and we have not used any derivatives to manage or hedge our interest risk exposure.

Off-Balance Sheet Commitments and Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Specifically, we have not entered into any financial guarantees, commitments or other arrangements to guarantee payment obligations of any parties. In addition, we have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity or that are not reflected in our consolidated financial statements. Moreover, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

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Commitments and contingencies

In the normal course of business, our operating subsidiary enters into commitments and contingencies, including operating leases, legal proceedings, and claims arising from operations. These may involve matters such as regulatory investigations and tax disputes. A liability is recognized when a loss is deemed probable and reasonably estimable. Such assessments consider historical experience, specific facts, and circumstances of each matter. No material commitments or contingencies existed as of June 30, 2024 or 2025.

Inflation

Although global inflation has significantly impacted many economies, Hong Kong’s inflation has not materially affected our operating subsidiary’s results in recent years. According to Hong Kong’s Census and Statistics Department, year-over-year CPI changes were 1.7% (2023) and 2.0% (2024). While current inflation levels remain manageable, future elevated inflation in Hong Kong or other operational jurisdictions could adversely affect performance

Internal Control over Financial Reporting

Prior to filing the registration statement, of which this prospectus is a part, we were a private company with limited accounting personnel and other resources to address our internal control over financial reporting. Our management had not completed an assessment of the effectiveness of our internal control over financial reporting, nor had our independent registered public accounting firm conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for the years ended December 31, 2024 and 2023 and review of our consolidated financial statement for the six months ended June 30, 2025 and 2024, we identified material weaknesses in our internal control over financial reporting, as well as other control deficiencies during those periods. As defined by the standards of the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The identified material weaknesses relate to the lack of sufficient competent accounting personnel with appropriate knowledge and experience to address complex U.S. GAAP accounting issues and prepare financial statements and related disclosures in accordance with U.S. GAAP, and the absence of a comprehensive accounting policies and procedures manual to facilitate the preparation of U.S. GAAP financial statements.

We will implement measures to strengthen our internal control over financial reporting by: (i) expanding our finance and accounting team by hiring additional accountants and accounting experts, especially those with substantial knowledge and practical experience in U.S. GAAP, and engaging financial reporting consultants to support the finance and accounting functions; and (ii) developing and implementing accounting policies to ensure continued alignment with U.S. GAAP.

Upon completion of this offering, we will become a public company subject to the reporting obligations of the U.S. Securities Exchange Act, the Sarbanes-Oxley Act of 2002, and the listing requirements of the Nasdaq Capital Market. Section 404 of the Sarbanes-Oxley Act will require us to include management’s report on the effectiveness of internal control over financial reporting in our annual report on Form 10-K. Section 404 of the Sarbanes-Oxley Act, or Section 404, will require us to include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified, if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

Significant Accounting Policies

The consolidated financial statements of our operating subsidiary are prepared in accordance with U.S. GAAP. Significant accounting policies are summarized in the consolidated financial statements.

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions affecting reported amounts of assets, liabilities, and contingent items at the balance sheet date, along with revenue and expense recognition during the reporting period. Significant estimates include the allowance for expected credit losses; lease liability measurement (present value of future lease payments); useful lives, impairment of plant and equipment; and fair value measurements of financial instruments are set out in the consolidated financial statements. Actual results may differ materially from these estimates. You should also consider the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Significant Accounting Policies”.

Factors Affecting Our Results of Operations

Our results of operations have been and will continue to be affected by a number of factors, including those set out below:

Customer Acquisition and Retention

Our brokerage and advisory revenues depend heavily on client activity and deal flow. Trading volume from clients drives commission income, so we must maintain strong relationships with existing customers and continuously secure new mandates. Changes in market sentiment or investor confidence could reduce trading volume, and there is no guarantee that clients will continue to use our services. Accordingly, failure to attract new clients or retain key customers would directly reduce our fee and commission income and impair revenue growth.

Service and Revenue Diversification

We offered multiple services (e.g., listing sponsorship, underwriting, advisory, asset management) and relies on cross selling between business lines to stabilize revenue. As with peers, complementary services create synergies and more diverse income streams. For instance, expanding into new product offerings or markets (such as launching asset management products or new advisory services) can broaden our revenue base. However, if these new services or cross selling efforts fail to gain traction or incur higher-than-expected development costs, our operating results could fluctuate and margins could be negatively affected.

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Pricing Strategy and Cost Management

The fees we charge must balance competitiveness with profitability. We face competition from other financial service providers offering similar services, which can pressure pricing. Our ability to set and adjust fee schedules in response to market demand – while still covering costs – is critical to maintaining profit margins. Similarly, controlling operating costs (for example, technology development and outsourcing costs) affects our cost structure. If we cannot adopt competitive pricing or manage costs effectively, our profitability and results of operations would suffer.

Technology and Infrastructure

Robust IT systems and digital platforms are essential to deliver high-quality, efficient services. Upgrading our trading, portfolio management and customer relationship systems can improve client experience and operational efficiency. We must continue investing in technology infrastructure to support growth. Conversely, failure to enhance our platforms or IT capabilities could limit our ability to serve clients effectively, constrain scale and ultimately harm our financial results.

Regulatory Compliance

Hong Kong’s securities and financial services industry is highly regulated, and we must comply with the Securities and Futures Ordinance (SFO) and related rules. This includes maintaining required licenses, capital adequacy and reporting standards. Any changes in local regulations or stricter enforcement could increase our compliance costs or restrict our operations. Non-compliance (or regulatory sanctions) could result in fines, suspension of licenses or other penalties, all of which would materially and adversely affect our business and results.

Talent and Expertise

Our success depends on the skills and relationships of our professional staff (investment bankers, brokers, analysts, etc.). Experienced employees and brokers often maintain close relationships with clients and are key to winning advisory and underwriting assignments. If we lose key personnel or fail to attract qualified talent, our ability to win new business and service existing clients could be impaired. In short, retaining and motivating our team is critical; losing experienced staff could materially and adversely affect our operating performance.

Competitive Landscape

The Hong Kong financial services sector is intensely competitive and fragmented. Larger competitors may have stronger brand recognition, broader service offerings or more resources, while new entrants can intensify pricing pressure. Increased competition could force us to lower our fees or invest more in marketing and technology, reducing our margins. Thus, the competitive environment and our ability to differentiate Mango’s services will significantly influence our market share, profitability and overall results of operations.

Impact of the COVID-19

In early 2020, the ongoing COVID-19 pandemic has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings, and has caused significant disruption to worldwide economic activities, including economic activities in Hong Kong (where we operate in).

As of the date of the proxy statement/prospectus, most countries around the globe have abolished the measures to contain COVID-19 pandemic and “back to normal”, and the Hong Kong government has abolished its entry restrictions and significantly lessened the COVID-19 control measures. Furthermore, the PRC government has significantly lessened its travel restrictions and abolished the quarantine requirements for international arrivals to Mainland China from January 8, 2023.

Our results of operations were previously affected by the COVID-19 outbreak for the year ended December 31, 2023. We have witnessed huge market fluctuations in the global capital and financial markets since 2020. Due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, the deterioration of the economic condition of Mainland China due to the continuous COVID-19 control measures, the significant market volatility and declines in general economic activities in Hong Kong and globally, have severely dampened the confidence of our client in the global and Hong Kong’s financial markets and its willingness to conduct fundraising activities in Hong Kong Stock Exchanges, or trade in the secondary market. Given the general slowdown in economic conditions globally, volatility in the capital markets as well as the generally negative impact of the COVID-19 outbreak on the capital markets, we cannot assure you that we will be able to maintain the growth rate we have previously experienced or projected. Any future impact on our results of operations will depend on, to a large extent, speed of recovery in general economic environment and capital markets.

Impact of Russia’s Invasion of Ukraine and Related Supply Chain Issues

Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of the military action, resulting sanctions and resulting future market disruptions, including volatilities in stock markets, disruption to global supply chain and worsening of global inflation, are impossible to predict, but could be significant. Any such disruptions caused by Russian military action or other actions (including cyberattacks and espionage) or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks, may have significant collateral impact on global economy and our business model and revenue stream. Nevertheless, as of the date of this document, since (i) we principally operate in Hong Kong and do not have business presence in Russia and Ukraine; and (ii) our industry has been less dependent on oil, natural resources or global supply chain which have been disrupted significantly by Russia’s invasion of Ukraine, there is no material impact on our cash flows, liquidity, capital resources, cash requirements, financial position, or results of operations arising from, related to, or caused by the global disruption from Russia’s invasion of Ukraine.

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MANAGEMENT OF NEW MANGO FOLLOWING THE BUSINESS COMBINATION

Executive Officers and Directors of New Mango After the Business Combination

Upon the consummation of the Business Combination, the business and affairs of New Mango will be managed by or under the direction of the New Mango Board. The New Mango Board will initially consist of 5 members, each of which will hold office until his or her term expires at the next annual meeting of shareholders or until his or her death, resignation, or removal. The following table sets forth certain information, as of the date of this proxy statement/prospectus, concerning the persons who are expected to serve as executive officers and directors of New Mango following the completion of the Business Combination:

Name	Age	Position Held
Jialing Zhang	46	Chairwoman of the Board of Directors
Cheung Kam Fai	53	Director and Chief Executive Office
Zhao Pang	38	Chief Financial Officer
Yuguo Chen	39	Chief Compliance Officer
Tong Tang	56	Chief Strategy Officer
Chi Kwan Ying	49	Chief Investment Officer
Yawei Cao	50	Independent Director
David Chung-Hua Bolocan	61	Independent Director
Taylor Zhang	46	Independent Director

Executive Officers

Jialing Zhang will serve as our Chairwoman of the Board upon the consummation of the Business Combination. From January 2010 to November 2020, she served as General Manager of Yichang Kelisheng Industrial Group Co., Ltd. From November 2020 to March 2021, she served as a Director of Atlas HNSD Mine SARL in Morocco. Since March 2021, she has served as Chairwoman of Hainan Shangjia Investment Group Co., Ltd. Since January 2022, she has also served as General Manager of Le Brillant Nador. She has served as Chairwoman of the Board of Mango Financial Limited since November 2024. Ms. Zhang has over a decade of leadership experience across China, Africa, and Europe, with a career spanning industrial operations, mining, and investment management. She received an M.B.A. degree from IGEMA Centro de Estudios Universitarios in Spain in September 2022.

Cheung Kam Fai served as a member of the New Mango Board since June 2025. Mr. Cheung has over 20 years’ experience in the securities sector and has extensive social networks in the field. From January 2012 to September 2015, he served as China Managing Director of Baron Group International Limited. From October 2014 to February 2021, he served as Director of Lohas Finance Limited. Since January 2016, he served as Managing Director of Mango Financial Limited (previously Ping An Securities Limited). From November 2019 to October 2024, he served as Chairman and Director of Mango Financial Limited. Mr. Cheung also served as Director and subsequently Non-Executive Director of Beng Soon Machinery Holdings Limited (HKEX: 1987) since April 2018. Since May 2022, he has served as Chief Planning Officer of China Anchu Energy Storage Group Limited (HKEX: 2399).

Zhao Pang will serve as our Chief Financial Officer upon the consummation of the Business Combination. From September 2010 to September 2013, he served as senior auditor at PricewaterhouseCoopers (PwC). From September 2013 to June 2014, he served in risk control and compliance at Home Credit Consumer Finance Company. From October 2016 to January 2021, he served as Director and Project Leader at SilverCiti Capital and led multiple U.S listing projets. From February 2021 to March 2022, he served as Project Consultant and Investment Manager at China International Capital Corporation (CICC). From April 2022 to June 2025, he has served as Managing Director of P.J. Advisory Company Limited and led several U.S. IPO and de-SPAC transactions. He has served as the Chief Financial Officer of Mango Financial Limited since July 2025. Mr. Pang received an M.B.A. degree from Hult International Business School in 2016, and a Bachelor’s degree in Industrial Engineering from Nankai University in 2010.

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Yuguo Chen will serve as Chief Compliance Officer upon the consummation of the Business Combination. He has over 15 years of financial industry experience and has led over 80 IPOs for local and overseas companies on the Hong Kong Stock Exchange. From 2010 to 2015, he served as Head of Capital Markets at Mango Financial (previously Ping An Securities Limited), where he led placement, research, and analysis for Hong Kong and U.S. IPOs and executed more than eighty listings on the Hong Kong Stock Exchange. Since 2015, he has served as Executive Director and Responsible Officer for Securities Trading, Securities Advisory, Corporate Finance, and Asset Management at Mango Financial, overseeing day-to-day licensed operations. Mr. Chen received dual Master of Science degrees from Hong Kong Baptist University and the University of Kent (United Kingdom) and a Bachelor’s degree in Economics from Fudan University.

Tony Tong will serve as our Chief Strategy Officer upon the consummation of the Business Combination. From 1991 to 1999, he held positions in the information technology industry in the United States, including at Andersen Consulting (now Accenture, NYSE: ACN), Seagate Technology (Nasdaq: STX), Information Advantage, and DDS. From 2000 to 2007, he served as Co-Founder of Pacificnet (Nasdaq: PACT). From 2018 to 2019, he served as Chief Strategic Officer of Madison Group (HKSE: 8057). Since 2017, he has served as Co-Chairman of the Hong Kong Blockchain Association. Since 2020, he has served as Co-Founder and Director of Com2000.org. Since 2023, he has served as an Independent Non-Executive Director of CryptoFlow (HKEX: 8198). Since 2024, he has served as Co-Founder of DenaTrust.com. Mr. Tong received a Bachelor’s degree in Mechanical Engineering from the University of Minnesota in 1992.

Chi Kwan Ying will serve as our Chief Investment Officer upon the consummation of the Business Combination. From December 1999 to October 2004, she served as staff accountant to senior accountant at Ernst & Young. From May 2005 to October 2006, she served as Assistant Manager at Guangdong Securities Limited. From October 2006 to November 2013, she served as Assistant Manager to Vice President at Haitong International Capital Limited. From February 2014 to December 2014, she served as Director of Raffaello Capital Limited. From October 2015 to April 2019, she served as Director and later Executive Director of Sunfund Capital Limited. From April 2019 to March 2020, she served as Director of KGI Asia Capital Limited. From October 2020 to July 2022, she served as Director of Red Sun Capital Limited. From July 2022 to March 2023, she served as Executive Director of Southwest Securities (HK) Capital Limited. Since January 2024, she has served as a Director of Messis Capital Limited. Ms. Ying received a Bachelor of Commerce degree in Accounting from the University of British Columbia in 1999.

Non-Employee Directors

Yawei Cao will become a member of the New Mango Board upon the consummation of the Business Combination. Mr. Cao presently serves as Cayson’s Chairman and Chief Executive Officer. He has served as the Executive Director of Hong Kong Dragon Financial Group, a fully licensed securities firm specializing in initial public offerings for small- and medium-sized enterprises in Hong Kong, since 2023. Since 2021, he has also served as Executive Director of Finance of Amer International Group, a high-tech industrial group focusing on a complete industry chain of new-generation electronic information and new materials and which was ranked 124th in the 2023 Fortune Global 500. He has also served as a Director of Jiangsu Amer New Material Co., Ltd. (SZ002201), a subsidiary of Amer International Group listed on the main board of the Shenzhen Stock Exchange in China, since 2021. From 2014 to 2020, he served as a Director for several A-share listed companies in China, including Hainan Asia-Pacific Industry Co., Ltd. (SZ000691) and Wuhan E-Cube Children Education Media Co., Ltd. (OC836859). From 2005 to 2013, he was the Vice General Manager at Shanghai Zhonghe Metal Co., Ltd., and from 2001 to 2004, he was the Capital Operations Manager at Renhe (Group) Development Co., Ltd. Between 1996 and 2000, he was a securities investment consultant at Changjiang Securities Co., Ltd. Mr. Cao received an MBA from the Metropolitan University of Hong Kong (formerly the Open University of Hong Kong), a Master’s degree in Economic Law from Huazhong University of Science and Technology, and a Master of Arts from Columbia International University in the United States. He is a licensed attorney in China, a Certified Internal Auditor (CIA), a Senior Financial Planner, a Certified Senior Project Manager and a Certified M&A Dealmaker.

David Chung- Hua Bolocan will become a member of the New Mango Board upon the consummation of the Business Combination. From 1994 to 2000, he served as Senior Engagement Manager in Mitchell Madison Group, a consulting company. From 2001 to 2006, he served as Executive Vice President – and Head of the Corporate Initiatives Group at Bank of America. From 2006 to 2018, he served in executive positions to various companies. From August 2018 to June 2021, he served as Business Line CEO for Retail Bank Deposits and Payments Business in BBVA Compass (now part of PNC). From June 2021 to March 2022, he served as head of deposit and payments for LendingClub, a fintech company. Since June 2022, he has served as a Senior Director at Western Alliance Bank. Mr. Bolocan also served as an Independent Director for Cellular Biomedicine Group, Inc., a NASDAQ listed company, from 2012 to 2016, and UTime Limited, a NASDAQ listed company, from April 2019 to May 2023, and RedCloud Technologies, a NASDAQ listed company since March 2025. Mr. Bolocan received an M.S./M.B.A. from the MIT Sloan School of Management and a B.A. from Harvard University in Computer Science and Economics.

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Taylor Zhang will become a member of the New Mango Board upon the consummation of the Business Combination. Mr. Zhang presently serves as Cayson’s Chief Financial Officer. He had served as Chief Financial Officer and Executive Director of TenX Keane Acquisition, a blank check company (Nasdaq: TENK), from March 2021 to August 2024. On August 12, 2024, TENK completed a business combination with Citius Oncology Inc (Nasdaq: CTOR), a late-stage pharmaceutical company focused on developing and commercializing targeted oncology therapies with its primary asset, LYMPHIR, approved by the FDA for the treatment of adults with relapsed or refractory CTCL who had had at least one prior systemic therapy. Mr. Zhang is also affiliated with the sponsor of several blank check companies. From May 2009 to December 2021, Mr. Zhang served as Chief Financial Officer and executive director of China XD Plastics Company Limited, where he oversaw XD’s major financial and capital market matters, including Nasdaq listing, direct equity financing from prominent institutional investors and a global bond offering. During his tenure at XD, its revenue grew at CAGR of 56% and exceeded US$1 billion in six years after listing on Nasdaq. From May 2008 to March 2009, Mr. Zhang served as Chief Financial Officer of Advanced Battery Technologies, Inc. From 2007 to 2008, he served as the Executive Vice President of Finance of China Natural Gas, Inc. From 2005 to 2007, Mr. Zhang worked as a research analyst in New York Private Equity. From 2000 to 2002, he was employed as Finance Manager by Datong Thermal Power Limited. Mr. Zhang received a bachelor’s degree in mechanical and electronic engineering from Beijing Technology and Business University and an M.B.A. from University of Florida.

Foreign Private Issuer Status

As a foreign private issuer, New Mango will be permitted to follow certain home country corporate governance practices instead of those otherwise required under Nasdaq rules for U.S. domestic issuers, provided that New Mango discloses the requirements it is not following and describes the home country practices it is following. For example, Nasdaq rules requires a listed company to have a majority of its board consist of independent directors. As a foreign private issuer, however, New Mango would be permitted to have a board that does not have a majority of independent directors, because New Mango’s home country practice does not include such a requirement. Following completion of the Business Combination, we expect to follow the corporate governance requirements of the Nasdaq rules. However, New Mango may elect in the future to follow certain home country corporate governance practices in lieu of the requirements for U.S. domestic issuers listed on Nasdaq. In such event, the protection that is afforded to our shareholders would be different from that accorded to investors of U.S. domestic issuers.

Composition of the Board of Directors

The business affairs of New Mango will be managed under the direction of the New Mango Board. Unless otherwise determined by New Mango in general meeting, the number of directors of New Mango shall not be less than one director. The New Mango Board will initially consist of five directors. All the directors shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between New Mango and the director, if any. Each director of New Mango whose term of office expires shall be eligible for re-election at a meeting of the shareholders or re-appointment by the New Mango Board.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the New Mango Board to satisfy its oversight responsibilities effectively in light of its business and structure, the New Mango Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

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Family Relationships

Upon consummation of the Business Combination, we do not anticipate that there will be any family relationships between any of Surviving PubCo’s executive officers and directors or director nominees.

Director Independence

In connection with the Business Combination, the Mango Ordinary Shares are expected to be listed on the Nasdaq Capital Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Mango and Cayson have undertaken a review of the independence of each director and considered whether each director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, Mango and Cayson anticipate that Yawei Cao, David Chung-Hua Bolocan and Taylor Zhang will be considered “independent directors” as defined under the rules of Nasdaq.

Committees of the Board of the Directors

The New Mango Board will have an audit committee, compensation committee and nominating and corporate governance committee. All of the committees will comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq rules and SEC rules and regulations as further described below. The responsibilities of each of the committees of the New Mango Board is described below. Each member of these committees will be appointed by the New Mango Board and will serve for such term or terms as the board may determine or until such member’s earlier resignation or death.

Each of these committees will have a written charter. The charters will be available on New Mango’s corporate website at [●] upon the completion of the Business Combination. The information on any of New Mango’s website is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Audit Committee

Upon the completion of the Business Combination, New Mango’s audit committee will consist of Messrs. Cao, Bolocan and Zhang, with Mr. [●] serving as chair. The parties have affirmatively determined that each expected member of the audit committee qualifies as independent under Nasdaq rules applicable to board members generally and to audit committee members. Under Nasdaq rules, audit committee members must satisfy the additional independence criteria set forth in Rule 10A-3 of the Exchange Act and the rules of Nasdaq. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

New Mango’s audit committee will be responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing New Mango’s independent registered public accounting firm;

●	discussing with New Mango’s independent registered public accounting firm their independence from management;

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●	reviewing, with New Mango’s independent registered public accounting firm, the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by New Mango’s independent registered public accounting firm;

●	overseeing New Mango’s financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing New Mango’s policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Audit Committee Financial Expert

The parties have determined that Mr. [●] will qualify as the “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K.

Under Nasdaq rules, the audit committee must at all times be composed exclusively of independent directors who are “financially literate.” Nasdaq rules define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and statement of cash flows. All expected members of New Mango’s audit committee meet the standard for financial literacy. In addition, New Mango must certify to Nasdaq the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Any member of the audit committee who qualifies as an “audit committee financial expert” also qualifies as financially sophisticated under Nasdaq rules. Accordingly, Mr. [●] will qualify as financially sophisticated under Nasdaq rules.

Compensation Committee

Upon the completion of the Business Combination, New Mango’s compensation committee will consist of Messrs. Cao, Bolocan and Zhang, with Mr. [●] serving as chair. The parties have affirmatively determined that each expected member of the compensation committee qualifies as independent under Nasdaq rules applicable to board members generally and to compensation committee members. Under Nasdaq rules, compensation committee members must satisfy the additional independence criteria set forth in Rule 10C-1 of the Exchange Act and the rules of Nasdaq. To be considered independent for purposes of Rule 10C-1 of the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company. In addition, each expected member of the compensation committee is a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

New Mango’s compensation committee will be responsible for, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving the compensation of New Mango’s chief executive officer, and the chief executive officer may not be present during voting or deliberations on his or her compensation;

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●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to the New Mango Board regarding the compensation of New Mango’s other executive officers;

●	reviewing and approving or making recommendations to the New Mango Board regarding New Mango’s incentive compensation and equity-based plans, policies and programs;

●	reviewing and approving all employment agreement and severance arrangements for New Mango’s executive officers;

●	making recommendations to the New Mango Board regarding the compensation of New Mango’s directors; and

●	retaining and overseeing any compensation consultants.

Nominating and Corporate Governance Committee

Upon completion of the Business Combination, New Mango’s nominating and corporate governance committee will consist of Messrs. Cao, Bolocan and Zhang, with Mr. [●] serving as chair. The parties have affirmatively determined that each member qualifies as independent under Nasdaq rules.

New Mango’s nominating and corporate governance committee will be responsible for, among other things:

●	identifying individuals qualified to become members of the New Mango Board, consistent with criteria approved by the New Mango Board;

●	overseeing succession planning for New Mango’s Chief Executive Officer and other executive officers;

●	periodically reviewing the leadership structure of the New Mango Board and recommending any proposed changes to the New Mango Board;

●	overseeing an annual evaluation of the effectiveness of the New Mango Board and its committees; and

●	developing and recommending to the New Mango Board a set of corporate governance guidelines.

Code of Ethics

New Mango will have a new code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics will be available on New Mango’s corporate website at [●] upon the completion of the Business Combination. The information on any of New Mango’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

New Mango intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 8-K.

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Risk Oversight

The New Mango Board will be responsible for overseeing New Mango’s risk management process. The board of directors does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. The board of directors as a whole will work with the management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations. Management periodically will report to the board of directors about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Each committee of the board of directors will be responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the board of directors and its committees will consider whether New Mango’s programs adequately identify material risks in a timely manner and implement appropriately responsive risk management strategies throughout the organization. The audit committee will focus on assessing and mitigating financial risk, including risk related to internal controls, as well as general legal compliance risk, and will receive at least quarterly reports from management on identified risk areas. The compensation committee will focus on risks relating to New Mango’s compensation programs, as well as legal compliance risk related to compensation. In setting compensation, the compensation committee will strive to create incentives that encourage behavior consistent with New Mango’s business strategy, without encouraging undue risk-taking. The nominating and corporate governance committee will consider areas of potential risk within corporate governance and compliance, such as management succession and environmental, social responsibility and sustainability initiatives. Each of the committees will report to the board of directors as a whole as to their findings with respect to the risks they are charged with assessing.

New Mango Non-Employee Director Compensation Policy

After the completion of the Business Combination, New Mango intends to implement a compensation policy for its non-employee directors. Such policy is expected to include an annual cash retainer for all directors, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. New Mango’s M&A provides that every director, secretary, assistant secretary, or other officer of New Mango and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and held harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of New Mango’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning New Mango or its affairs in any court whether in the Cayman Islands or elsewhere.

New Mango intends to enter into indemnification agreements with each of its officers and directors to provide contractual indemnification in addition to the indemnification provided for in New Mango’s M&A. These agreements will require New Mango to indemnify these individuals to the fullest extent permitted under Cayman Islands law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

New Mango believes that these provisions and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, New Mango has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXECUTIVE COMPENSATION

Mango Executive Officer and Director Compensation Before the Business Combination

The aggregate cash compensation accrued to Mango’s directors and executive officers who were employed in 2023 and 2024 was:

	For the Years Ended
	December 31,	December 31,
Name	2024	2023
Jialing Zhang	$-	$-
Cheung Kam Fai	-	-
Yuguo Chen	77,444	60,981

New Mango Executive Officer Compensation Following the Business Combination

Overview of Anticipated Executive Compensation Program

Following the closing of the Business Combination, decisions with respect to the compensation of New Mango’s executive officers, including its named executive officers, will be made by the compensation committee of the New Mango Board. New Mango anticipates that compensation for its executive officers will have the following components: base salary, cash bonus opportunities, equity compensation, employee benefits, and severance protections. Base salaries, employee benefits, and severance protections will be designed to attract and retain senior management talent. New Mango will also use annual cash bonuses and equity awards to promote performance-based pay that aligns the interests of its executive officers with the long-term interests of its shareholders and enhances executive retention.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Cayson Related Person Transactions

On May 29, 2024, Cayson Holding LP acquired an aggregate of 1,725,000 Founder Shares for an aggregate purchase price of $25,000. Thereafter, it transferred an aggregate of 862,500 Founder Shares to Yawei Cao.

On May 30, 2024, the Company issued to EBC 100,000 EBC founder shares for a purchase price of approximately $0.014 per share and an aggregate purchase price of $1,450.

On July 18, 2024, we engaged TenX Global Capital LP (“TenX”) as a related party consultant in connection with the formation and initial public offering.

Yawei Cao and TenX purchased an aggregate of 230,000 Private Placement Units in the Private Placement that was consummated concurrently with the IPO for a purchase price of $10.00 per Private Placement Unit, for an aggregate purchase price of $2,300,000. Each Private Placement Unit consists of one Private Placement Share and one Private Placement Right. The Private Placement Units (including the Private Placement Shares, Private Placement Rights, and the Ordinary Shares issuable upon conversion of the Private Placement Rights included in such Private Placement Units) and the Working Capital Units that may be issued upon conversion of working capital loans (including the Ordinary Shares, Rights, and Ordinary Shares issuable upon conversion of the Rights included in such Working Capital Units) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Except as set forth herein, no compensation of any kind, including finder’s and consulting fees, will be paid to our Initial Shareholders, existing officers, directors and advisors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Initial Shareholders or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our Sponsors agreed to loan us up to $300,000 to be used for a portion of the expenses of our Initial Public Offering. These loans are non-interest bearing, unsecured and were due at the closing of our Initial Public Offering. The loans were repaid upon the closing of our Initial Public Offering out of the offering proceeds not held in the Trust Account.

On September 19, 2024, Cayson Holding LP agreed that through the earlier of our consummation of our initial business combination or the liquidation of the Trust Account, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay $10,000 per month for these services. We believe, based on rents and fees for similar services, that these fees are at least as favorable as we could have obtained from an unaffiliated person.

On October 15, 2024, the underwriters elected to terminate their over-allotment option and as a result an aggregate of 225,000 Founder Shares were forfeited by the Sponsors and cancelled.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Initial Shareholders, officers, directors or their affiliates may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into Working Capital Units at $10.00 per Working Capital Unit at the option of the lender. The Working Capital Units would be identical to the Private Placement Units. Except as set forth above, the terms of such loans have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Initial Shareholders, officers, directors or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our Trust Account.

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After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. However, the amount of such compensation may not be known at the time of the stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.

Mango Related Person Transactions

Related party deposit

Name	Nature	For the years ended December 31,
		2023	2024
		HK$	HK$

Cheung Kam Fai	Reinstatement costs	-	63,000
Cheung Kam Fai	Handling fee income		53

The tenancy agreement between Mango and its director, which was rent-free during the years ended December 31, 2023 and 2024, terminated during the year, and the related rental deposit paid was applied to reinstate the leased property as contractually required.

Related Party loan

On April 3, 2024, a loan of HK$3,000,000 was advanced to Cheung Kam Fai. The loan was unsecured, interest-free, and was fully repaid on May 21, 2024

Related Person Transactions Policy for New Mango

It is not anticipated that the board of directors of New Mango will adopt a formal written related person transactions policy following consummation of the Business Combination. However, New Mango’s audit committee will be tasked with the identification, review, consideration and oversight of related person transactions. For these purposes, a related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which New Mango or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any related person has a material interest. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of New Mango’s voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Transactions involving compensation for services provided to New Mango or any of its subsidiaries as an employee, consultant or director would not be considered related person transactions.

It is anticipated that the related person in question or, in the case of transactions with a holder of more than 5% of any class of New Mango’s voting securities, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to New Mango’s audit committee (or to another independent body of the board of directors of New Mango) for review. To identify related person transactions in advance, New Mango expects to rely on information supplied by its executive officers, directors and certain significant shareholders. In considering related person transactions, New Mango’s audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the risks, costs, and benefits to New Mango;

●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the terms of the transaction;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties.

New Mango’s audit committee will approve only those transactions that it determines are fair to New Mango and in its best interests.

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BENEFICIAL OWNERSHIP OF SECURITIES

Beneficial Ownership of Mango Securities before the Business Combination

The following table sets forth information regarding the beneficial ownership of Mango Ordinary Shares as of the date of this proxy statement/prospectus by:

● each person known by Mango to be the beneficial owner of 5% or more of Mango Ordinary Shares;

● each of Mango’s current officers and directors; and

● all of Mango’s current officers and directors, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

The percentage of beneficial ownership of Mango in the table below is calculated based on 21,052,632 Mango Ordinary Shares issued and outstanding, without considering a share consolidation to be effected prior to the business combination, as of [  ], 2026.

	Mango Ordinary Shares
Name of Beneficial Owners(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Shares
Officers and Directors
Jialing Zhang(2)	4,800,000	22.80%
Cheung Kam Fai(3)	998,000	4.70%
All Officers and Directors as a group (two individuals)	5,798,000	27.54%

5% or Greater Shareholders
Zhang Jia Ling Co., Limited(2)	4,800,000	22.80%
Zhao Xinjie Co., Ltd(4)	1,052,632	5.00%

(1)	Unless otherwise indicated, the business address of each of the following entities or individuals is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(2)	Represents shares held by Zhang Jia Ling Co., Limited (“ZJLC”). Jialing Zhang, the Chairwoman of Mango, is the Director of ZJLC and has voting and dispositive control over the shares held by ZLJC. Jialing Zhang disclaims beneficial ownership of such shares, except to the extent of her pecuniary interest therein.

(3)	Represents shares held directly by Cheung Kam Fai, the CEO of Mango, who has voting and dispositive control over the shares.

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(4)	Represents shares held by Zhao Xinjie Co., Ltd (“ZX”). Xinjie Zhao is the Director of ZX and has voting and dispositive control over the shares held by ZX. Xinjie Zhao disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

Beneficial Ownership of Cayson’s Securities before the Business Combination and of Mango Securities after the Business Combination

The following table sets forth information regarding the beneficial ownership of Cayson’s Ordinary Shares as of [__], 2026 and Mango Ordinary Shares as of immediately after the Business Combination, by:

●	each person who is known to be the beneficial owner of more than 5% of Cayson Ordinary Shares and is expected to be the beneficial owner of more than 5% of Mango Ordinary Shares;

●	each current executive officer and director of Cayson;

●	each person who is expected to become an executive officer or director of New Mango; and

●	all executive officers and directors of Cayson as a group before the Business Combination, and all expected executive officers and directors of New Mango as a group after then Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and convertible notes that are currently exercisable or exercisable within 60 days.

The percentage beneficial ownership of Cayson Ordinary Shares is based on [__] Cayson Ordinary Shares issued and outstanding (including Cayson Ordinary Shares that are components of the Cayson Units issued and outstanding) and 21,052,632 Mango Ordinary Shares issued and outstanding, without considering the share consolidation prior to the business combination, in each case as of [__], 2026.

The expected beneficial ownership of Mango Ordinary Shares after the Business Combination is based on the ownership of Cayson’s securities and Mango’s securities as of [__], 2026 and is presented for two scenarios:

●	No Redemptions: This scenario assumes that (i) no Public Shareholders exercise their Redemption Rights in connection with the Business Combination and (ii) Mango issues 7,830,000 Mango Ordinary Shares as merger consideration pursuant to the Business Combination Agreement; and

●	Maximum Redemptions: This scenario assumes that (i) 6,000,000 Cayson Ordinary Shares are redeemed in connection with the Business Combination and (ii) Mango issues 7,830,000 Mango Ordinary Shares as merger consideration pursuant to the Business Combination Agreement.

In addition, the beneficial ownership in each scenario does not take into account any issuance of Earnout Shares or any surrender of the Indemnification Shares. Based on the foregoing assumptions, Cayson estimates that there would be 42,453,000 Mango Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “no redemptions” scenario, and 36,453,000 Mango Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “maximum redemptions” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in New Mango and the columns under Post-Business Combination in the table that follows will be different.

Unless otherwise indicated and subject to applicable community property and similar laws, Cayson believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

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			Post-Business Combination
	Prior to the Transactions		Assuming No Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owners	Number of Shares (#)	Pct. (%)	Number of Shares (#)	Pct. (%)	Number of Shares (#)	Pct. (%)
Executive Officers and Directors Prior to the Transactions(1):
Yawei Cao(2)	769,780	[●]	771,758	[●]	771,758	[●]
Taylor Zhang(3)	960,220	[●]	981,242	[●]	981,242	[●]
Annie Lian-Zhou(2)	—	0.0%	—	0.0%	—	0.0%
Raymond Xia(2)	—	0.0%	—	0.0%	—	0.0%
Yue Zhuge(2)	—	0.0%	—	0.0%	—	0.0%
All Directors and Executive Officers as a group ([●] Individuals)	1,730,000	[●]	1,753,000	[●]	1,753,000	[●]
Executive Officers and Directors After the Transactions:
Jialing Zhang	[●]	[●]	[●]	[●]	[●]	[●]
Cheung Kam Fai	[●]	[●]	[●]	[●]	[●]	[●]
Yawei Cao(2)	769,780	[●]	771,758	[●]	771,758	[●]
David Chung-Hua Bolocan	[●]	[●]	[●]	[●]	[●]	[●]
Taylor Zhang(3)	960,220	[●]	981,242	[●]	981,242	[●]
All Directors and Executive Officers as a group ([●] Individuals)	[●]	[●]	[●]	[●]	[●]	[●]
Greater than 5% Holders:
W.R. Berkley Corporation(5)	763,302	[●]	763,302	[●]	763,302	[●]
Cayson Holding LP(6)	750,000	[●]	750,000	[●]	750,000	[●]
Mizuho Financial Group, Inc.(7)	704,000	[●]	704,000	[●]	704,000	[●]
Wolverine Asset Management LLC(8)	515,107	[●]	515,107	[●]	515,107	[●]
Kerry Propper(9)	420,119	[●]	420,119	[●]	420,119	[●]

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the executive officers and directors of Cayson is 205 West 37th Street, New York, New York 10018.

(2)	Before the Business Combination, represents 750,000 Founder Shares and 19,780 Private Units. After the Business Combination, represents 750,000 Mango Ordinary Shares issued in respect of the 750,000 Founder Shares, 19,780 Mango Ordinary Shares issued in respect of the Private Shares and 1,978 Mango Ordinary Shares issued in respect of the Private Rights. Does not include any shares indirectly owned by this individual as a result of his or her partnership interest in Cayson Holding.

(3)	Before the Business Combination, represents 750,000 Founder Shares held by Cayson Holding and 210,220 Private Units held by TenX. After the Business Combination, represents 750,000 Mango Ordinary Shares issued in respect of the 750,000 Founder Shares, 210,220 Mango Ordinary Shares issued in respect of the Private Shares and 21,002 Mango Ordinary Shares issued in respect of the Private Rights. Cayson Management LLC is the general partner of Cayson Holding LP and Taylor Zhang is the manager of Cayson Management LLC. Accordingly, Taylor Zhang is deemed to be the beneficial owner of such shares.

(4)	Unless otherwise noted, the business address of each of the executive officers and directors of New Mango is Units 2305-2306, 23/F, Grand Millennium Plaza, 181 Queen’s Road, Central, Sheung Wan, Hong Kong.

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(5)	Berkley Insurance Company may also be deemed to beneficially own the Cayson Ordinary Shares beneficially owned by W.R. Berkley Corporation. The principal business address of each of the foregoing entities is 475 Steamboat Road, Greenwich, CT 06830. The information with respect to the foregoing entities was derived from a Schedule 13G filed on April 8, 2025.

(6)	Before the Business Combination, represents 750,000 Founder Shares. After the Business Combination, represents 750,000 Mango Ordinary Shares issued in respect of the 750,000 Founder Shares. The principal business address of Cayson Holding is 205 West 37th Street, New York, New York 10018.

(7)	The principal business address of Mizuho Financial Group, Inc. is 1-5-5, Otemachi, Chiyoda-ku, Tokyo, 100-8176, Japan. The information with respect to Mizuho Financial Group, Inc. was derived from a Schedule 13G filed on May 13, 2025.

(8)	Wolverine Asset Management, LLC (“WAM”) is an investment manager and has voting and dispositive power over 515,107 Cayson Ordinary Shares. The sole member and manager of WAM is Wolverine Holdings, L.P. (“Wolverine Holdings”). Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc. (“WTP”), the general partner of Wolverine Holdings. Each of Wolverine Holdings, Mr. Bellick, Mr. Gust, and WTP have voting and disposition power over 515,107 Cayson Ordinary Shares. The principal business address of each of the foregoing individuals and entities is 175 West Jackson Boulevard, Suite 340, Chicago, IL 60604. The information with respect to the foregoing individuals and entities was derived from a Schedule 13G filed on April 30, 2025.

(9)	Represents shares held by private funds managed by registered investment advisers whose managing members are Kerry Propper and Antonio Ruiz-Gimenez. The principal business address of each of the foregoing individuals is 1 Pennsylvania Plaza, 48th Floor, New York, New York 10119. The information with respect to the foregoing individuals was derived from a Schedule 13G filed on November 12, 2024.

Restrictions on Transfers

Following the consummation of the Initial Public Offering, the Founder Shares were placed into an escrow account maintained by Continental acting as escrow agent. The Founder Shares may not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property, except (a) to the Sponsors, officers, directors, any affiliates or family members of any of our Sponsors, officers or directors or any members of our Initial Shareholders, or any affiliate of our Initial Shareholders; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the Cayman Islands or the organizational documents of the Sponsors upon their dissolution; or (g) to us for no value for cancellation in connection with the consummation of our initial business combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements unless we otherwise consent to a transfer without a continuation of such restrictions.

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The Sponsors and their affiliates have purchased from us an aggregate of 230,000 Private Units in a private placement that closed simultaneously with the closing of the Initial Public Offering. The Private Units are identical to the Public Units sold in the Initial Public Offering, subject to limited exceptions. The Sponsors have agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the Founder Shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the Founder Shares must agree to, each as described herein) until the completion of Cayson’s initial business combination.

Cayson also issued 100,000 EBC Founder Shares to EBC for an aggregate purchase price of $1,450 on May 30, 2024. The EBC Founder Shares may not be transferred, assigned or sold (except to the same permitted transferees as the Founder Shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the Founder Shares must agree to, each as described herein) until the consummation of an initial business combination.

The Business Combination Agreement contemplates that, at or prior to the Closing, certain of the Mango shareholders will enter into the Lock-Up Agreement, pursuant to which, subject to certain exceptions, no Mango Ordinary Shares may be transferred, sold or assigned by the holders until the date that is six months after the Closing; provided, that these restrictions will be lifted earlier if (a) the volume weighted average price of the shares equals or exceeds $12.00 per share (as adjusted for share splits, dividends, combinations or similar actions) for any 20 trading days within any thirty 30 consecutive trading day period commencing 90 days after the Closing Date, or (b) New Mango completes a subsequent transaction that results in all shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Registration Rights

The holders of the Founder Shares, EBC Founder Shares, Private Units (along with any Private Units issued upon conversion of any working capital loans by the Sponsors or their affiliates) and their underlying securities will be entitled to registration rights pursuant to the Registration Rights Agreement, which will provide for customary demand and piggyback registration rights. The Registration Rights Agreement will replace the registration rights agreement that was entered into by Cayson in connection with its Initial Public Offering.

In compliance with FINRA Rule 5110(f)(2)(G), the registration rights granted to EBC are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of our prospectus filed in connection with our Initial Public Offering and EBC may only exercise its demand rights on one occasion.

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DESCRIPTION OF NEW MANGO SECURITIES

New Mango is a Cayman Islands exempted company with limited liability and its affairs are governed by our memorandum and articles of association, as amended and restated from time to time and the Cayman Companies Act.

As of the date of the proxy statement/prospectus, New Mango’s authorized share capital was US$50,000 divided into 490,000,000 Ordinary Shares of a par value of US$0.0001 each, and 10,000,000 preference shares of a par value of US$0.0001 each. As of the date of this proxy statement/prospectus, there were 21,052,632 Class A ordinary shares issued and outstanding, without considering a share consolidation to be effected prior to the business combination.

Immediately prior to the completion of this offering, we will conditionally adopt an amended and restated memorandum and articles of association, which we refer to below as New Mango’s post-offering memorandum and articles of association, and which will become effective immediately upon completion of this offering and replace the current memorandum and articles of association in its entirety. Following the completion of this offering, ordinary shares will be issued and outstanding, assuming the underwriter does not exercise its option to purchase additional ordinary shares. The following are summaries of material provisions of New Mango’s proposed post-offering memorandum and articles of association and the Cayman Companies Act insofar as they relate to the material terms of New Mango’s ordinary shares that we expect will become effective upon the completion of this offering.

New Mango’s Post-offering Memorandum and Articles of Association

New Mango’s shareholders plan to adopt an amended and restated memorandum and articles of association, which we refer to below as New Mango’s post-offering memorandum and articles of association and which will become effective and replace New Mango’s current amended and restated memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of material provisions of the post-offering memorandum and articles of association and of the Cayman Companies Act, insofar as they relate to the material terms of New Mango’s ordinary shares.

Objects. Under New Mango’s post-offering memorandum and articles of association, the objects of New Mango are unrestricted, and New Mango has the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

General. All of New Mango’s issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. New Mango’s shareholders who are nonresidents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares to bearer.

Dividends. The holders of New Mango’s ordinary shares are entitled to such dividends as may be declared by New Mango’s board of directors subject to the Cayman Companies Act and to New Mango’s post-offering memorandum and articles of association.

Voting Rights. Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting on a poll every member present in person or by proxy or, in the case of a member being a corporation, by duly authorized representative shall have one vote for each Ordinary Share held by such member, in each case which is fully paid or credited as fully paid registered in his name in the register of members of New Mango but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Transfer of Shares. Subject to the restrictions of New Mango’s post-offering amended and restated memorandum and articles of association and the Cayman Companies Act, any of New Mango’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq Stock Market or such other form as approved by New Mango’s directors in their absolute discretion. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members.

Winding up. If New Mango shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise.

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Calls on Ordinary Shares and Forfeiture of Ordinary Shares.    Subject to the terms of the allotment, New Mango’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares, and each shareholder shall (subject to receiving at least fourteen (14) clear days’ notice specifying the time or times of payment) pay to us at the time or times so specified the amount called on such ordinary shares. The ordinary shares that have been called upon and remain unpaid on the specified time are subject to forfeiture. The Ordinary Shares issued in this offering will be issued as fully paid and, as such, will not be subject to any calls for unpaid amounts and New Mango’s directors will not be able to make such calls.

Redemption, Repurchase and Surrender of Shares.    Subject to New Mango’s post-offering amended and restated memorandum and articles of association, the Cayman Companies Act and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of shares, any power of New Mango to purchase or otherwise acquire all or any of its own shares be exercisable by New Mango’s board of directors in such manner, upon such terms and subject to such conditions as it may agree with the relevant member. Subject to the Cayman Companies Act, New Mango’s post-offering amended and restated memorandum and articles of association, and to any special rights conferred on the holders of any shares or attaching to any class of shares, shares may be issued on the terms that they may, at the option of New Mango or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as New Mango’s board of directors may deem fit.

Variations of Rights of Shares.    Whenever the capital of New Mango is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Inspection of Books and Records.    Holders of New Mango’s ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of New Mango’s register of members or New Mango’s corporate records (except as set out New Mango’s post-offering amended and restated memorandum and articles of association and the register of mortgages and charges).

Changes in Capital. Subject to the Cayman Companies Act, New Mango’s shareholders may by ordinary resolution:

● increase New Mango’s share capital by new shares of such amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

● consolidate and divide all or any of New Mango’s share capital into shares of a larger amount than New Mango’s existing shares;

● sub-divide New Mango’s shares, or any of them into shares of an amount smaller than that fixed by New Mango’s memorandum of association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

● cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of New Mango’s share capital by the amount of the shares so canceled.

Subject to the Cayman Companies Act, New Mango’s post-offering amended and restated memorandum and articles of association, and to any rights for the time being conferred on the shareholders holding a particular class of shares, New Mango’s shareholders may, by special resolution, reduce New Mango’s share capital and any capital redemption reserve in any manner authorized by the Cayman Companies Act.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members.    Under Cayman Islands law, we must keep a register of members and there will be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares of each member;

●	whether voting rights are attached to the share in issue;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of New Mango is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once New Mango’s register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of New Mango’s ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares. New Mango’s M&A will authorize 10,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. New Mango’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. New Mango’s board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of New Mango’s board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

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Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Cayman Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments and, accordingly, there are significant differences between the Cayman Companies Act and the current Cayman Companies Act of United Kingdom. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of New Mango’s ordinary shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Cayman Companies Act. The Cayman Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Cayman Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 ⅔% in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Cayman Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

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Where the above procedures are adopted, the Cayman Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●  we are not proposing to act illegally or beyond the scope of New Mango’s corporate authority and the statutory provisions as to majority vote have been complied with;

● the shareholders have been fairly represented at the meeting in question;

● the arrangement is such as a businessman would reasonably approve; and

● the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

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Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Maples and Calder (Cayman) LLP, New Mango’s Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●  a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●  the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●  those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, New Mango’s Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

New Mango’s post-offering memorandum and articles of association provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of New Mango (but not including New Mango’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own actual fraud, wilful neglect or wilful default, in or about the conduct of New Mango’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning New Mango or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with New Mango’s directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in New Mango’s post-offering memorandum and articles of association.

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Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director needs not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and New Mango’s post-offering memorandum and articles of association provide that New Mango’s shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association. New Mango’s amended and restated articles of association do not provide New Mango’s shareholders with any right to requisition a general meeting.

As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings. New Mango’s post-offering memorandum and articles of association provides that we may (but shall not be obliged to) in each calendar year to hold a general meeting as New Mango’s annual general meeting, and shall specify the meeting as such in the notice calling it.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for appointments of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to appointing such director. There are no prohibitions in relation to cumulative voting under Cayman Islands law, but New Mango’s post-offering memorandum and articles of association do not provide for cumulative voting. As a result, New Mango’s shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board of directors may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under New Mango’s post-offering memorandum and articles of association, a director may be removed from office by the affirmative vote of by an ordinary resolution.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of New Mango are required to comply with fiduciary duties which they owe to New Mango under Cayman Islands laws, including the duty to ensure that, in their opinion such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under New Mango’s post-offering memorandum and articles of association, whenever the capital of New Mango is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the sanction of a Special Resolution passed at a separate general meeting of the holders of the Shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and New Mango’s post-offering memorandum and articles of association, New Mango’s memorandum and articles of association may only be amended by a special resolution.

Rights of Non-Resident or Foreign Shareholders. There are no limitations imposed by New Mango’s post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on New Mango’s shares. In addition, there are no provisions in New Mango’s post-offering memorandum and articles of association that require New Mango to disclose ownership above any particular ownership threshold.

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COMPARISON OF SHAREHOLDERS’ RIGHTS

Cayson’s M&A as compared to New Mango’s M&A

The rights of the shareholders of New Mango and the relative powers of the New Mango Board will be governed by the laws of the Cayman Islands and the New Mango’s M&A. As a result of the Business Combination, securities held by the shareholders of Cayson will be canceled and automatically converted into the right to receive Mango Ordinary Shares. Each Mango Ordinary Share will be issued in accordance with, and subject to the rights and obligations of, New Mango’s M&A which will be effective upon the consummation of the Business Combination, in substantially the form attached hereto as Annex D.

Many of the principal attributes of Cayson Ordinary Shares and Mango Ordinary Shares will be similar. However, there are material differences between Cayson’s M&A and New Mango’s M&A, as such will be in effect from and after the consummation of the Business Combination.

The following is a summary comparison of the material differences between the rights of shareholders under Cayson’s M&A and New Mango’s M&A, as such will be in effect from and after the consummation of the Business Combination. The discussion in this section does not include a description of rights or obligations under the United States federal securities laws or Nasdaq listing requirements or New Mango’s or Cayson’s governance or other policies.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Cayman Companies Act, Cayson’s M&A, and New Mango’s M&A as it will be in effect from and after the consummation of the Business Combination. Cayson’s M&A is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. You are also urged to carefully read the relevant provisions of the Cayman Companies Act for a more complete understanding of the differences between being a shareholder of New Mango and a shareholder of Cayson.

	Cayson’s M&A	New Mango’s M&A
Share Capital	The authorized share capital of the Cayson is $20,200 divided into 2,000,000 preferred shares of par value $0.0001 each and 200,000,000 ordinary shares of par value $0.0001 each.	US$50,000 divided into 490,000,000 Ordinary Shares of a par value of US$0.0001 each, and 10,000,000 preference shares of a par value of US$0.0001 each.

Classes of Ordinary Shares	There is one class of ordinary shares. Every shareholder of Cayson has one vote for each share he holds, unless any share carries special voting rights.	There is one class of ordinary shares. Every shareholder of Cayson has one vote for each share he holds.

Dividends

Subject to the provisions of the Cayman Companies Act, Cayson may by ordinary resolution declare dividends in accordance with the respective rights of the members but no dividend shall exceed the amount recommended by the directors.

In addition, the directors may pay interim dividends or declare final dividends in accordance with the respective rights of the members if it appears to them that they are justified by the financial position of Cayson and that such dividends may lawfully be paid.

Subject to the Cayman Companies Act and New Mango’s M&A and except as otherwise provided by the rights attached to any shares, the directors may resolve to pay dividends and other distributions on shares in issue and authorise payment of the dividends or other distributions out of the funds of New Mango lawfully available therefor. A dividend shall be deemed to be an interim dividend unless the terms of the resolution pursuant to which the directors resolve to pay such dividend specifically state that such dividend shall be a final dividend. No dividend or other distribution shall be paid except out of the realised or unrealised profits of New Mango, out of the share premium account or as otherwise permitted by law.

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	Cayson’s M&A	New Mango’s M&A
Shareholder Meetings; Quorum

All general meetings other than annual general meetings shall be called extraordinary general meetings and Cayson shall specify the meeting as such in the notices calling it. To the extent required by the rules and regulations of the designated stock exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law, an annual general meeting of Cayson shall be held no later than one year after the first financial year end occurring after the IPO, and shall be held in each year thereafter at such time as determined by the directors and Cayson may, but shall not (unless required by the Act or the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law) be obliged to, in each year hold any other general meeting.

Annual general meetings shall be held in such places as the directors may determine.

At least five (5) clear days’ notice shall be given of any general meeting, provided that a general meeting of Cayson shall, whether or not the notice specified in this Article has been given and whether or not the provisions of Cayson’s M&A regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

•      in the case of an annual general meeting, by all of the shareholders entitled to attend and vote thereat; and

•      in the case of an extraordinary general meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the shares giving that right.

Every notice shall specify, among other things, the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting.

One or more shareholders who together hold not less than one-third of the shares entitled to vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum; provided that a quorum in connection with any meeting that is convened to vote on a business combination or any meeting convened with regards to an amendment described in article 37.9 of Cayson’s M&A shall be a majority of the shares entitled to vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy.

All general meetings other than annual general meetings shall be called extraordinary general meetings.

New Mango may, but shall not (unless required by the Cayman Companies Act) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the directors shall appoint.

At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by New Mango, provided that a general meeting of New Mango shall, whether or not the notice has been given and whether or not the provisions of the New Mango’s M&A regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a) in the case of an annual general meeting, by all of the members entitled to attend and vote at the meeting; and

(b) in the case of an extraordinary general meeting, by a majority in number of the members having a right to attend and vote at the meeting, together holding not less than 95% in par value of the New Mango’s shares giving that right.

The holders of one-third of the New Mango’s shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

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	Cayson’s M&A	New Mango’s M&A
Shareholder Written Resolutions Without Meeting	Written resolution of shareholders shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held, if (i) all Members entitled so to vote are given notice of the resolution as if the same were being proposed at a meeting of Members, (ii) written resolution is signed by all shareholders entitled so to vote; and (iii) the signed document is delivered to Cayson, including, if Cayson so nominates, by delivery of an electronic record by electronic means to the address specified for that purpose.	A resolution (including a special resolution) in writing (in one or more counterparts) signed by or on behalf of all of the members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of New Mango duly convened and held.

Inspection of Books and Records	Shareholders do not have any general rights to inspect or obtain any copies of Cayson’s register of members or corporate records (except for the memorandum and articles of association of Cayson, any special resolutions passed by Cayson and the register of mortgages and charges of Cayson).	The directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of New Mango or any of them shall be open to the inspection of members and no member (not being a director) shall have any right of inspecting any account or book or document of New Mango except as conferred by the Cayman Companies Act or authorised by the directors or by New Mango in general meeting.

Removal of Directors	After an initial business combination, Cayson may by ordinary resolution remove any director.	New Mango may by ordinary resolution remove any director.

Terms of Directors; Classification of Directors	The directors are divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. The Class I directors shall stand elected for a term expiring at Cayson’s first annual general meeting, the Class II directors shall stand elected for a term expiring at Cayson’s second annual general meeting and the Class III directors shall stand elected for a term expiring at Cayson’s third annual general meeting. Commencing at Cayson’s first annual general meeting, and at each annual general meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

There shall be a board of directors consisting of not less than one person provided however that New Mango may by ordinary resolution increase or reduce the limits in the number of directors.

Every director shall serve for a term expiring at the next annual general meeting after their appointment. Commencing at New Mango’s first annual general meeting, and at each annual general meeting thereafter, directors appointed to succeed those directors whose terms expire shall be appointed for a term of office to expire at the next annual general meeting after their appointment.

Appointment of Directors	After the closing of a business combination, Cayson may by ordinary resolution appoint any person to be a director. The directors shall have power at any time to appoint any person who is willing to act as a director, either to fill a vacancy or as an additional director. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

New Mango may by ordinary resolution appoint any person to be a director.

The directors may appoint any person to be a director, either to fill a vacancy or as an additional director provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with New Mango’s M&A as the maximum number of directors.

Indemnity

To the extent permitted by Applicable Law, Cayson shall indemnify each existing or former secretary, director (including alternate director), and other officer of Cayson (including an investment adviser or an administrator or liquidator) and their personal representatives against:

a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary, director or officer in or about the conduct of Cayson’s business or affairs or in the execution or discharge of the existing or former secretary’s, director’s or officer’s duties, powers, authorities or discretions; and

b)     without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former secretary, director or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning Cayson or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

Such indemnity only applies if the directors are of the view that, in the absence of fraud, wilful default or wilful neglect, such existing or former secretary, director or officer acted honestly and in good faith with a view to what the person believes is in the best interests of Cayson and, in the case of criminal proceedings, such person had no reasonable cause to believe that their conduct was unlawful. No such existing or former secretary, director or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, wilful default or wilful neglect.

Every director and officer (which for the avoidance of doubt, shall not include auditors of New Mango), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of New Mango against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to New Mango for any loss or damage incurred by New Mango as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default unless or until a court of competent jurisdiction shall have made a finding to that effect.

New Mango shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to New Mango if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to New Mango (without interest) by the Indemnified Person.

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	Cayson’s M&A	New Mango’s M&A
Exclusive Forum	Cayson’s M&A does not include an exclusive forum provision.	New Mango’s M&A does not include an exclusive forum provision.

Corporate Opportunities

To the fullest extent permitted by applicable law, Cayson’s directors and officers shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Cayson. To the fullest extent permitted by applicable law, and subject to his or her fiduciary duties under applicable law, Cayson renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity offered to any director and officer of Cayson, on the one hand, and Cayson, on the other, unless such opportunity is expressly offered to such director or officer of Cayson solely in their capacity as an officer or director of Cayson and the opportunity is one Cayson is permitted to complete on a reasonable basis.

Except as provided elsewhere in Cayson’s M&A, Cayson renounced any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both Cayson and the Investor Group, about which a director and/or officer of Cayson who is also an Investor Group Related Person acquires knowledge. “Investor Group” means the Sponsors and their affiliates, successors and assigns. “Investor Group Related Person” means the directors, managers, officers, members, partners, managing members, employees and/or agents of one or more members of the Investor Group.

To the fullest extent permitted by Applicable Law, no individual serving as a director or an officer (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as New Mango. To the fullest extent permitted by Applicable Law, New Mango renounces any interest or expectancy of New Mango in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and New Mango, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, Management shall have no duty to communicate or offer any such corporate opportunity to New Mango and shall not be liable to New Mango or its members for breach of any fiduciary duty as a member, director and/or officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to New Mango.

Amendment

Subject to the Cayman Companies Act, Cayson may, by special resolution, amend Cayson’s M&A in whole or in part; provided, in the event that any amendment is made:

a)     that would modify the substance or timing of Cayson’s obligation to provide holders of Public Shares the right to:

(i)    have their shares redeemed or repurchased in connection with a Business Combination; or

(ii)   redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within 12 months from the closing of the IPO or up to 21 months from the date of the closing of the IPO (subject in the latter case to valid three months extensions having been made in each case); or

b)    with respect to any other provision relating to the rights of holders of Public Shares (excluding any Public Shares held by the members immediately prior to the IPO),

each holder of Public Shares who is not a members immediately prior to the IPO, officer or director shall be provided with the opportunity to redeem their Public Shares upon the approval of any such amendment.

Subject to the provisions of the Cayman Companies Act and the provisions of the New Mango’s M&A as regards the matters to be dealt with by ordinary resolution, New Mango may by Special Resolution:

(a) change its name;

(b) alter or add to the New Mango’s articles;

(c) alter or add to the New Mango’s memorandum with respect to any objects, powers or other matters specified therein; and

(d) reduce its share capital or any capital redemption reserve fund.

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Mango’s M&A as compared to New Mango’s M&A

The rights of the shareholders of New Mango and the relative powers of the New Mango Board will be governed by the laws of the Cayman Islands and the New Mango’s M&A. [As a result of the Business Combination, securities held by the shareholders of Mango will be canceled and automatically converted into the right to receive Mango Ordinary Shares. Each Mango Ordinary Share will be issued in accordance with, and subject to the rights and obligations of, New Mango’s M&A which will be effective upon the consummation of the Business Combination, in substantially the form attached hereto as Annex D.

There are material differences between Mango’s current M&A and New Mango’s M&A, as such will be in effect from and after the consummation of the Business Combination.

The following is a summary comparison of the material differences between the rights of shareholders under Mango’s current M&A and New Mango’s M&A, as such will be in effect from and after the consummation of the Business Combination. The discussion in this section does not include a description of rights or obligations under the United States federal securities laws or Nasdaq listing requirements or either company’s governance or other policies.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Cayman Companies Act, Mango’s current M&A, and New Mango’s M&A as it will be in effect from and after the consummation of the Business Combination. [Mango’s current M&A is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.] You are also urged to carefully read the relevant provisions of the Cayman Companies Act for a more complete understanding of the differences between being a shareholder of New Mango and a shareholder of Mango.

	Mango’s Current M&A	New Mango’s M&A
Share Capital	US$50,000 divided into 400,000,000 Class A ordinary shares of a par value of US$0.0001 each, 90,000,000 Class B ordinary shares of a par value of US$0.0001 each and 10,000,000 preference shares of a par value of US$0.0001 each	US$50,000 divided into 490,000,000 Ordinary Shares of a par value of US$0.0001 each, and 10,000,000 preference shares of a par value of US$0.0001 each.

Classes of Ordinary Shares	The share capital includes Class A ordinary shares and Class B ordinary shares. Every holder of Class A ordinary shares has one vote for each Class A ordinary share held and every holder of Class B ordinary shares has 20 votes for each Class B ordinary share held.	The share capital includes ordinary shares. Every holder of an ordinary share has one vote for each ordinary shareheld

Dividends	Subject to the Cayman Companies Act and Mango’s Current M&A and except as otherwise provided by the rights attached to any shares, the directors may resolve to pay dividends and other distributions on shares in issue and authorise payment of the dividends or other distributions out of the funds of Mango lawfully available therefor. A dividend shall be deemed to be an interim dividend unless the terms of the resolution pursuant to which the directors resolve to pay such dividend specifically state that such dividend shall be a final dividend. No dividend or other distribution shall be paid except out of the realised or unrealised profits of Mango, out of the share premium account or as otherwise permitted by law.	Subject to the Cayman Companies Act and New Mango’s M&A and except as otherwise provided by the rights attached to any shares, the directors may resolve to pay dividends and other distributions on shares in issue and authorise payment of the dividends or other distributions out of the funds of New Mango lawfully available therefor. A dividend shall be deemed to be an interim dividend unless the terms of the resolution pursuant to which the directors resolve to pay such dividend specifically state that such dividend shall be a final dividend. No dividend or other distribution shall be paid except out of the realised or unrealised profits of New Mango, out of the share premium account or as otherwise permitted by law.

272

	Mango’s Current M&A	New Mango’s M&A
Shareholder Meetings; Quorum

All general meetings other than annual general meetings shall be called extraordinary general meetings.

Mango may, but shall not (unless required by the Cayman Companies Act) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the directors shall appoint.

At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by Mango, provided that a general meeting of Mango shall, whether or not the notice has been given and whether or not the provisions of the Mango’s Current M&A regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a) in the case of an annual general meeting, by all of the members entitled to attend and vote at the meeting; and

(b) in the case of an extraordinary general meeting, by a majority in number of the members having a right to attend and vote at the meeting, together holding not less than 95% in par value of the Mango’s shares giving that right.

Two shareholders being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum unless Mango has only one shareholder entitled to vote at such general meeting in which case the quorum shall be that one shareholder present in person or by proxy or (in the case of a corporation or other non-natural person) by its duly authorised representative or proxy.

All general meetings other than annual general meetings shall be called extraordinary general meetings.

New Mango may, but shall not (unless required by the Cayman Companies Act) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the directors shall appoint.

At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by New Mango, provided that a general meeting of New Mango shall, whether or not the notice has been given and whether or not the provisions of the New Mango’s M&A regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a) in the case of an annual general meeting, by all of the members entitled to attend and vote at the meeting; and

(b) in the case of an extraordinary general meeting, by a majority in number of the members having a right to attend and vote at the meeting, together holding not less than 95% in par value of the New Mango’s shares giving that right.

The holders of one-third of the New Mango’s shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

273

	Mango’s Current M&A	New Mango’s M&A
Shareholder Written Resolutions Without Meeting	A resolution (including a special resolution) in writing (in one or more counterparts) signed by or on behalf of all of the members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of Mango duly convened and held.	A resolution (including a special resolution) in writing (in one or more counterparts) signed by or on behalf of all of the members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of New Mango duly convened and held.

Inspection of Books and Records	The directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of Mango or any of them shall be open to the inspection of members and no member (not being a director) shall have any right of inspecting any account or book or document of Mango except as conferred by the Cayman Companies Act or authorised by the directors or by Mango in general meeting.	The directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of New Mango or any of them shall be open to the inspection of members and no member (not being a director) shall have any right of inspecting any account or book or document of New Mango except as conferred by the Cayman Companies Act or authorised by the directors or by New Mango in general meeting.

Removal of Directors	Mango may by ordinary resolution remove any director.	New Mango may by ordinary resolution remove any director.

Terms of Directors; Classification of Directors

There shall be a board of directors consisting of not less than one person provided however that Mango may by ordinary resolution increase or reduce the limits in the number of directors.

Every director is appointed for an indefinite term, unless the resolutions appointing such director provide otherwise.

There shall be a board of directors consisting of not less than one person provided however that New Mango may by ordinary resolution increase or reduce the limits in the number of directors.

Every director shall serve for a term expiring at the next annual general meeting after their appointment. Commencing at New Mango’s first annual general meeting, and at each annual general meeting thereafter, directors appointed to succeed those directors whose terms expire shall be appointed for a term of office to expire at the next annual general meeting after their appointment.

Appointment of Directors

Mango may by ordinary resolution appoint any person to be a director.

The directors may appoint any person to be a director, either to fill a vacancy or as an additional director provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with Mango’s Current M&A as the maximum number of directors.

New Mango may by ordinary resolution appoint any person to be a director.

The directors may appoint any person to be a director, either to fill a vacancy or as an additional director provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with New Mango’s M&A as the maximum number of directors.

Indemnity

Every director and officer (which for the avoidance of doubt, shall not include auditors of Mango), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of Mango against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to Mango for any loss or damage incurred by Mango as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default unless or until a court of competent jurisdiction shall have made a finding to that effect.

Mango shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to Mango if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to Mango (without interest) by the Indemnified Person.

Every director and officer (which for the avoidance of doubt, shall not include auditors of New Mango), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of New Mango against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to New Mango for any loss or damage incurred by New Mango as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default unless or until a court of competent jurisdiction shall have made a finding to that effect.

New Mango shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to New Mango if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to New Mango (without interest) by the Indemnified Person.

274

	Mango’s Current M&A	New Mango’s M&A
Exclusive Forum	Mango’s Current M&A does not include an exclusive forum provision.	New Mango’s M&A does not include an exclusive forum provision.

Corporate Opportunities	The Mango’s Current M&A does not include provisions regarding corporate opportunities.	To the fullest extent permitted by Applicable Law, no individual serving as a director or an officer (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as New Mango. To the fullest extent permitted by Applicable Law, New Mango renounces any interest or expectancy of New Mango in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and New Mango, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, Management shall have no duty to communicate or offer any such corporate opportunity to New Mango and shall not be liable to New Mango or its members for breach of any fiduciary duty as a member, director and/or officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to New Mango.

Amendment

Subject to the provisions of the Cayman Companies Act and the provisions of the Mango’s Current M&A as regards the matters to be dealt with by ordinary resolution, Mango may by Special Resolution:

(a) change its name;

(b) alter or add to the Mango’s articles;

(c) alter or add to the Mango’s memorandum with respect to any objects, powers or other matters specified therein; and

(d) reduce its share capital or any capital redemption reserve fund.

Subject to the provisions of the Cayman Companies Act and the provisions of the New Mango’s M&A as regards the matters to be dealt with by ordinary resolution, New Mango may by Special Resolution:

(a) change its name;

(b) alter or add to the New Mango’s articles;

(c) alter or add to the New Mango’s memorandum with respect to any objects, powers or other matters specified therein; and

(d) reduce its share capital or any capital redemption reserve fund.

275

DISSENTER’S RIGHTS

Holders of record of Cayson Ordinary Shares may have dissenters’ rights in connection with the Merger under the Cayman Companies Act. For more information, see “Extraordinary General Meeting of Cayson Shareholders —Dissenters’ Rights.”

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our operations are conducted in Hong Kong, and substantially all of our assets are located outside the United States. In addition, a majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. For example, Jialing Zhang and Zhao Pang reside in Mainland China and Cheung Kam Fai, Zhao Pang, Yuguo Chen, Tong Tang and Chi Kwan Ying reside in Hong Kong. As a result, it may be difficult for an investor to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed [          ] as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Cayman) LLP, our counsel as to Cayman Islands law, has advised us that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the Cayman Islands. We have also been advised by Maples and Calder (Cayman) LLP that a judgment obtained in any federal or state court in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, (v) is not inconsistent with a Cayman Islands judgment in respect of the same matter, (vi) is not impeachable on the grounds of fraud, or (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

The courts of the Cayman Islands are unlikely (i) to recognize or enforce against us or our directors and officers judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

Beijing Newbridge Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the PRC courts would:

● recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

● entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Beijing Newbridge Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties or similar arrangements between mainland China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. Mainland China does not have any treaties and only limited reciprocity arrangements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

In addition, it will be difficult for U.S. investors to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. investors, by virtue of only holding our securities, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

CFN Lawyers LLP, our Hong Kong legal advisers, has advised us that (1) it would be highly unlikely that the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (2) there is uncertainty as to whether the courts of Hong Kong would entertain original actions brought in Hong Kong against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

276

HOUSEHOLDING INFORMATION

Under the rules of the SEC, unless it has received a contrary instruction, Cayson (and the services Cayson employs to deliver communications to its shareholders) may send a single copy of this proxy statement/prospectus and any other proxy statement/prospectus or annual report delivered to Cayson shareholders to two or more shareholders sharing the same address, if Cayson believes that the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce Cayson’s expenses.

Upon request, Cayson will deliver a separate copy of this proxy statement/prospectus and/or any annual report or proxy statement/prospectus to any shareholder at a shared address to which a single copy of such document was delivered. Shareholders receiving multiple copies of such documents may likewise request that Cayson deliver single copies of such documents in the future. Shareholders may notify Cayson of their requests by calling (203) 998-5540 or writing to Cayson at its principal executive offices at Cayson Acquisition Corp, Attn: Yawei Cao, 205 West 37th Street, New York, New York 10018.

Following the Business Combination, New Mango shareholders should send any such requests in writing to Mango Financial Group Limited, Attn: Cheung Kam Fai, Units 2305-2306, 23/F, Grand Millennium Plaza, 181 Queen’s Road, Central, Sheung Wan, Hong Kong.

TRANSFER AGENT AND REGISTRAR

The transfer agent for Mango Ordinary Shares upon closing of the Business Combination will be Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

SUBMISSION OF PROPOSALS

The Cayson Board is not aware of any matters other than the Business Combination Proposal, the Merger Proposal, the Nasdaq Proposal, the Non-Binding Governance Proposals and the Adjournment Proposal that may be brought before the Meeting. However, if any other matter should properly come before the Meeting, the persons named in the enclosed proxies will vote such proxies in accordance with their judgment on any such matters. Under Cayman Islands law, only the business that is specified in the notice of meeting to shareholders for the Meeting may be transacted at the Meeting.

FUTURE PROPOSALS

Assuming the Business Combination is completed, Cayson currently does not expect to hold its 2026 annual meeting of shareholders. If the Business Combination is consummated, you will be entitled to attend and participate in New Mango’s annual meetings of shareholders. If New Mango holds a 2026 annual meeting of shareholders, it will provide notice of or otherwise publicly disclose the date on which the 2026 annual meeting will be held.

WHERE YOU CAN FIND MORE INFORMATION

Mango has filed a registration statement on Form F-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement. Cayson files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information filed or furnished by Cayson at the SEC’s website at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

277

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination, you may contact Cayson or [●], its proxy solicitor, at the information below.

Cayson Acquisition Corp.

Attn.: Yawei Cao

205 West 37th Street

New York, New York 10018

Tel.: (203) 998-5540

or

[●]

Call Toll Free: [●]

Banks and Brokers Call Collect: [●]

Email: [●]

To obtain timely delivery of the documents, you must request them no later than five (5) business days before the date of the Meeting, or no later than [●], 2026.

All information contained in this proxy statement/prospectus relating to Cayson has been supplied by Cayson, and all information relating to Mango has been supplied by Mango. Information provided by one another does not constitute any representation, estimate or projection of the other.

LEGAL MATTERS

The legality of the Mango Ordinary Shares offered by this proxy statement/prospectus and certain other Cayman Islands legal matters will be passed upon for Mango by Maples and Calder (Cayman) LLP. Loeb & Loeb LLP has represented Mango in connection with the Business Combination. Graubard Miller has represented Cayson in connection with the Business Combination. Ogier LLP has represented Cayson on matters of Cayman Islands law.

EXPERTS

The financial statements of Cayson Acquisition Corp as of December 31, 2024 and for the period from May 27, 2024 (inception) through December 31, 2024, included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of North Water Investment Group Holdings Limited and Its Subsidiary as of December 31, 2024 and 2023 and for the years then ended, included in this proxy statement/prospectus have been audited by Assentsure PAC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

STOCKHOLDER COMMUNICATIONS

Cayson shareholders and interested parties may communicate with the Cayson Board, any committee chairperson or the non-management directors as a group by writing to Cayson Acquisition Corp, Attn: Yawei Cao, 205 West 37th Street, New York, New York 10018. Following the Business Combination, such communications should be sent in care of Mango Financial Group Limited, Attn: [●], Units 2305-2306, 23/F, Grand Millennium Plaza, 181 Queen’s Road, Central, Sheung Wan, Hong Kong. Each communication will be forwarded, depending on the subject matter, to the applicable board of directors, the appropriate committee chairperson or all non-management directors.

278

INDEX TO FINANCIAL STATEMENTS

CAYSON ACQUISITION CORP

MANGO FINANCIAL GROUP LIMITED

F-1

CAYSON ACQUISITION CORP

BALANCE SHEETS (UNAUDITED)

	September 30, 2025	December 31, 2024

ASSETS
Current Assets
Cash	$87,898	$465,254
Prepaid expenses	128,804	129,496
Total Current Assets	216,702	594,750
Prepaid expenses - non-current	-	66,158
Cash held in escrow account	600,000	-
Cash and investments held in trust account	62,676,305	60,752,079
Total Non-current assets	63,276,305	60,818,237
Total Assets	$63,493,007	$61,412,987

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accrued offering costs	$75,000	$65,000
Accrued expenses	23,479	38,025
Promissory note	300,000	-
Promissory note - related party	300,000	-
Total Current Liabilities	698,479	103,025
Deferred underwriting commission payable	2,100,000	2,100,000
Total Liabilities	2,798,479	2,203,025

Commitments and contingencies
Ordinary shares subject to possible redemption 6,000,000 shares at a redemption value of $10.55 and $10.13 per share as of September 30, 2025 and December 31, 2024, respectively	63,276,305	60,752,079

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	-	-
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,830,000 shares issued and outstanding (excluding 6,000,000 shares subject to redemption)	183	183
Additional paid-in capital	-	-
Accumulated deficit	(2,581,960)	(1,542,300)

Total Shareholders’ Deficit	(2,581,777)	(1,542,117)
Total Liabilities and Shareholders’ Deficit	$63,493,007	$61,412,987

The accompanying notes are an integral part of the unaudited financial statements.

F-2

CAYSON ACQUISITION CORP

STATEMENTS OF OPERATIONS

(UNAUDITED)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025	FOR THE PERIOD FROM MAY 27, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2024
Formation and operating costs	$234,096	$87,519	$729,008	$147,438
Loss from operations	(234,096)	(87,519)	(729,008)	(147,438)

Other Income
Bank interest income	1,663	7	8,623	7
Interest earned on cash and investments held in Trust Account	648,039	56,234	1,924,226	56,234
Total other income	649,702	56,241	1,932,849	56,241

Net income (loss)	$415,606	$(31,278)	$1,203,841	$(91,197)

Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption	6,000,000	521,739	6,000,000	377,953
Basic and diluted net income (loss) per share, ordinary shares subject to possible redemption	$0.05	$(0.01)	$0.15	$(0.04)
Basic and diluted weighted average shares outstanding, ordinary shares, non-redeemable	1,830,000	1,845,000	1,830,000	1,809,961
Basic and diluted net income (loss) per share, ordinary shares, non-redeemable	$0.05	$(0.01)	$0.15	$(0.04)

The accompanying notes are an integral part of the unaudited financial statements.

F-3

CAYSON ACQUISITION CORP

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(UNAUDITED)

FOR THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025

	Ordinary Shares		Additional Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2024	1,830,000	$183	$-	$(1,542,300)	$(1,542,117)

Subsequent measurement of ordinary shares subject to possible redemption	-	-	-	(636,174)	(636,174)
Net income	-	-	-	404,677	404,677
Balance as of March 31, 2025	1,830,000	$183	$-	$(1,773,797)	$(1,773,614)

Contribution of transaction cost	-	-	154,377	-	154,377
Subsequent measurement of ordinary shares subject to possible redemption	-	-	-	(640,013)	(640,013)
Net income	-	-	-	383,558	383,558
Balance as of June 30, 2025	1,830,000	$183	$154,377	$(2,030,252)	$(1,875,692)

Contribution of transaction cost	-	-	126,348	-	126,348
Subsequent measurement of ordinary shares subject to possible redemption	-	-	(280,725)	(367,314)	(648,039)
Extension funds attributable to ordinary shares subject to redemption	-	-	-	(600,000)	(600,000)
Net income	-	-	-	415,606	415,606
Balance as of September 30, 2025	1,830,000	$183	$-	$(2,581,960)	$(2,581,777)

The accompanying notes are an integral part of the unaudited financial statements.

F-4

FOR THE PERIOD FROM MAY 27, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2024

(UNAUDITED)

	Ordinary Shares		Additional Paid-in	Accumulated	Shareholders’ Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of May 27, 2024 (inception)	-	$-	$-	$-	$-
Ordinary shares issued to Sponsor	1,725,000	173	24,827	-	25,000
Shares Issued to EBC	100,000	10	131,990	-	132,000
Net loss	-	-	-	(59,919)	(59,919)
Balance as of June 30, 2024	1,825,000	183	156,817	(59,919)	97,081

Proceeds from sale of public units	6,000,000	600	59,999,400	-	60,000,000
Proceeds from sale of 230,000 private units	230,000	23	2,299,977	-	2,300,000
Allocation of offering costs to ordinary shares subject to possible redemption	-	-	(3,722,527)	-	(3,722,527)
Initial classification of ordinary shares subject to redemption to temporary equity	(6,000,000)	(600)	(59,279,400)	-	(59,280,000)
Allocation of offering costs to ordinary shares subject to redemption	-	-	3,974,257	-	3,974,257
Accretion of additional paid in capital to accumulated deficit	-	-	(3,428,524)	(1,265,733)	(4,694,257)
Subsequent measurement of common stock subject to possible redemption	-	-	-	(56,234)	(56,234)
Net loss	-	-	-	(31,278)	(31,278)
Balance as of September 30, 2024	2,055,000	$206	$-	$(1,413,164)	$(1,412,958)

The accompanying notes are an integral part of the unaudited financial statements.

F-5

CAYSON ACQUISITION CORP

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025	FOR THE PERIOD FROM MAY 27, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,203,841	$(91,197)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on cash and investments held in Trust Account	(1,924,226)	(56,234)
Changes in operating assets and liabilities:
Accrued offering costs	10,000	65,000
Accrued expenses	266,179	29,250
Prepaid expense	66,850	(205,421)

CASH USED IN OPERATING ACTIVITIES	(377,356)	(258,602)

CASH FLOWS FROM INVESTING ACTIVITIES
Extension payments held in escrow account	(600,000)	-
Investment of cash in Trust Account	-	(60,000,000)

CASH USED IN INVESTING ACTIVITIES	(600,000)	(60,000,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from promissory note	300,000	-
Proceeds from promissory note - related party	300,000	-
Proceeds from issuance of EBC Founders Share	-	1,450
Proceeds from initial public offering	-	60,000,000
Proceeds from private placement	-	2,300,000
Payment of underwriter’s discount	-	(1,200,000)
Borrowings from related party	-	261,317
Repayment of borrowings from related party	-	(261,317)
Payment of offering costs	-	(266,978)

CASH PROVIDED BY FINANCING ACTIVITIES	600,000	60,834,472

NET CHANGE IN CASH	(377,356)	575,870
CASH AT BEGINNING OF THE PERIOD	465,254	-
CASH AT END OF PERIOD	$87,898	$575,870

Supplemental disclosure of cash flow information:
Issuance of founder shares in exchange for deferred offering costs	$-	$25,000
Fair value of EBC Founder Shares charged to deferred offering costs	$-	$130,550
Allocation of offering costs to ordinary shares subject to redemption	$-	$3,974,257
Allocation of offering costs to ordinary shares subject to possible redemption	$-	$3,722,527
Initial classification of ordinary shares subject to redemption to temporary equity	$-	$59,280,000
Accretion of additional paid in capital to accumulated deficit	$-	$4,694,257
Contribution of transaction cost	$280,725	$-
Subsequent measurement of ordinary shares subject to possible redemption	$1,924,226	$56,234
Extension funds attributable to ordinary shares subject to redemption	$600,000	$-

The accompanying notes are an integral part of the unaudited financial statements.

F-6

CAYSON ACQUISITION CORP

Notes to the financial statements (UNAUDITED)

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

Organizational and General

Cayson Acquisition Corp (the “Company”) was incorporated in the Cayman Islands on May 27, 2024. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsors are Yawei Cao and Cayson Holding LP, a Delaware limited partnership (the “Sponsors”). As of September 30, 2025, the Company had not commenced any operations. All activity for the period from May 27, 2024 (inception) through September 30, 2025 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for our initial Business Combination. The Company will not generate any operating revenues until after the completion of an initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s IPO (the “Registration Statement”) was declared effective on September 19, 2024. On September 23, 2024, the Company consummated the IPO of 6,000,000 units, (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $60,000,000, which is described in Note 3, and the sale of 230,000 Units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to the Sponsors, that was closed simultaneously with the IPO. Additionally, on October 15, 2024, the underwriters’ over-allotment option expired and the Sponsors forfeited an aggregate of 225,000 founder shares.

Transaction costs amounted to $3,722,527 (net of $300,000 underwriters cash reimbursement of deferred offering cost), consisting of $1,200,000 of cash underwriting fees, $2,100,000 of deferred underwriting commission and $422,527 (net of $300,000 underwriters cash reimbursement of deferred offering cost) of other offering costs. These costs were charged to additional paid-in capital or accumulated deficit to the extent additional paid-in capital is fully depleted upon completion of the IPO.

The Company will have until up to 21 months, if the Company extends the time to complete a Business Combination (the “Combination Period”). If the Company does not complete an initial Business Combination within the Combination Period and such time period is not further extended by the Company’s shareholders, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Trust Account

On September 23, 2024, a total of $60,000,000 of the net proceeds from the Initial Public Offering, including proceeds of the sale of the Private Placement Units, was deposited in a trust account (the “Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

F-7

Proposed Business Combination

On July 11, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Mango Financial Group Limited, a Cayman Islands exempted company ( “Mango Group” or “MFG”), North Water Investment Group Holdings Limited (“North Water”), the parent company of Mango Financial, and Mango Temp Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Mango Group (“Merger Sub”). Each of the foregoing parties is referred to herein as a “Party” and collectively as the “Parties”.

On September 11, 2025, the parties entered into an amendment to the Merger Agreement (the “Amendment”).

Pursuant to the Agreement, upon the closing of the transactions contemplated by the Merger Agreement, the Company will become a wholly owned subsidiary of Mango Group, which will become the parent company of Mango Financial.

Extension of Time to Consummate Business Combination

Effective as of September 17, 2025, Cayson Holding LP, one of the Company’s Sponsors, and Mango Financial Limited (“Mango Financial”) loaned the Company an aggregate of $600,000. Such funds were deposited into escrow account managed by the Company’s trustee, Continental. On October 10, 2025, the Company’s trustee, deposited $600,000 into the Trust Account. Such funds are subject to possible redemption by the Company’s public shareholders in accordance with the terms of the Trust Account, and were used to extend the period of time the Company has to consummate a Business Combination from September 23, 2025 to January 23, 2026.

Going Concern Consideration

As of September 30, 2025, the Company had $87,898 in its operating bank account and a working capital deficit of $481,777. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans in pursuit of a Business Combination.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. In addition, if the Company is unable to complete a Business Combination within the Combination Period, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that such additional condition also raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, as set forth by the Financial Accounting Standards Board (“FASB”), and pursuant to the rules and regulations of the SEC. The unaudited interim financial statements should be read in conjunction with the audited financial statements and notes thereto for the period from May 27, 2024 (inception) through December 31, 2024 included the Company’s Annual Report on Form 10-K, as filed with the SEC on March 26, 2025. In the opinion of management, the unaudited financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. The interim results for the period ended September 30, 2025 are not necessarily indicative of the results that may be expected for the year ending December 31, 2025 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

F-8

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statement in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2025 and December 31, 2024, the Company had cash of $87,898 and $465,254, respectively.

Cash and investments held in Trust Account

As of September 30, 2025 and December 31, 2024, the Company had $62,676,305 and $60,752,079, respectively, in cash and investments held in the Trust Account comprised of money market funds that invest in U.S. government securities. Investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Earnings on cash and investments held in the Trust Account are included in interest earned on cash and investments held in the Trust Account in the accompanying statement of operations. The estimated fair value of cash and investments held in the Trust Account is determined using available market information.

Cash held in escrow account

As of September 30, 2025, the Company had $600,000 in cash held in escrow account by the Company’s trustee, Continental Stock Transfer & Trust Company (“Continental”), which was not deposited to Trust Account as of September 30, 2025. On October 10, 2025, the full amount was deposited in the Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of September 30, 2025, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows. As of September 30, 2025 and December 31, 2024, $0 and $215,254, respectively, was uninsured.

Offering Costs associated with the IPO

The Company complies with the requirements of Accounting Standards Codification (“ASC”) 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering” to allocate offering costs between public shares and public rights based on the estimated fair value of public shares and public rights at the date of issuance. Offering costs of $3,722,527 (net of $300,000 underwriters cash reimbursement of deferred offering cost) were charged to additional paid-in capital upon completion of the IPO and $3,974,257 was allocated to public shares which are subject to redemption based on the estimated fair value of the public on the IPO date.

F-9

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2025 and December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

Any interest payable in respect to US debt obligations held in the Trust Account is intended to qualify for the portfolio interest exemption or otherwise be exempt from U.S. withholding taxes. Furthermore, shareholders of the Company may be subject to tax in their respective jurisdictions based on applicable laws. For instance, U.S. persons may be subject to tax on the amounts deemed received depending on whether the Company is a passive foreign investment company and whether U.S. persons have made any applicable tax elections permitted under applicable law.

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. Net income (loss) per share of ordinary share is computed by dividing net income (loss) by the weighted average number of shares of ordinary share outstanding for the period. Remeasurement of carrying value to redemption value of redeemable shares of ordinary share is excluded from income (losses) per share as the redemption value approximates fair value.

For the three and nine months ended September 30, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the period presented.

The net income per share presented in the statement of operations is based on the following:

	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025		FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024		FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025		FOR THE PERIOD FROM MAY 27, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2024
	Redeemable shares	Non-Redeemable Shares	Redeemable shares	Non-Redeemable Shares	Redeemable shares	Non-Redeemable Shares	Redeemable shares	Non-Redeemable Shares
Basic and diluted net income (loss) per share
Numerators:
Allocation of net income (loss)	318,472	97,134	(6,895)	(24,383)	922,483	281,358	(15,754)	(75,443)
Denominators:
Weighted-average shares outstanding	6,000,000	1,830,000	521,739	1,845,000	6,000,000	1,830,000	377,953	1,809,961
Basic and diluted net income (loss) per share	$0.05	$0.05	$(0.01)	$(0.01)	$0.15	$0.15	$(0.04)	$(0.04)

F-10

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of September 30, 2025 and December 31, 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

		Quoted	Significant	Significant
		Prices in	Other	Other
	As of	Active	Observable	Unobservable
	September 30,	Markets	Inputs	Inputs
	2025	(Level 1)	(Level 2)	(Level 3)
Assets:
Cash and investments held in trust account	$62,676,305	$62,676,305	$—	$—

		Quoted	Significant	Significant
		Prices in	Other	Other
	As of	Active	Observable	Unobservable
	December 31,	Markets	Inputs	Inputs
	2024	(Level 1)	(Level 2)	(Level 3)
Assets:
Cash and investments held in trust account	$60,752,079	$60,752,079	$—	$—

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of September 30, 2025 and December 31, 2024, ordinary shares subject to possible redemption in an amount of $63,276,305 and $60,752,079, respectively, are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital or accumulated deficit if additional paid-in capital has no outstanding balance at the period end.

F-11

As of September 30, 2025 and December 31, 2024, the ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:

Total public offering gross proceeds	$60,000,000
Less:
Proceeds allocated to public rights	(720,000)
Offering costs allocated to public shares subject to possible redemption	(3,974,257)

Plus:
Accretion of carrying value to redemption value	4,694,257
Ordinary shares subject to possible redemption	$60,000,000

Plus:
Subsequent measurement of ordinary shares subject to possible redemption	752,079
Ordinary shares subject to possible redemption, as of December 31, 2024	$60,752,079

Plus:
Subsequent measurement of ordinary shares subject to possible redemption	1,924,226
Extension funds attributable to ordinary shares subject to redemption	600,000
Ordinary shares subject to possible redemption, as of September 30, 2025	$63,276,305

Segment Reporting

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s Chief Financial Officer has been identified as the chief operating decision maker (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews key metrics, formation and operating costs and interest earned on cash and investments held in Trust Account which include the accompanying statements of operations.

The key measures of segment profit or loss reviewed by our CODM are interest earned on cash and investments held in Trust Account and formation and operating costs. The CODM reviews interest earned on cash and investments held in Trust Account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the Combination Period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

On September 23, 2024, the Company sold 6,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one ordinary share and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of the Company’s initial Business Combination. Ten Public Rights will entitle the holder to one ordinary share (see Note 8). The Company will not issue fractional shares and only whole shares will trade, so unless a holder purchased units in multiples of tens, such holder will not be able to receive or trade the fractional shares underlying the rights. The Company also granted the underwriters a 45-day option to purchase up to an additional 900,000 units to cover over-allotments. On October 15, 2024, the underwriters’ over-allotment option expired and the Sponsors forfeited an aggregate of 225,000 founder shares.

F-12

NOTE 4 — PRIVATE PLACEMENTS

Simultaneously with the closing of the IPO, the Company consummated the private sale of 230,000 Private Placement Units to Yawei Cao, the Chairman and Chief Executive Officer of the Company, and TenX Global Capital LP (“TenX”), an affiliate of Dahe (Taylor) Zhang, the Company’s Chief Financial Officer. Each Unit consists of one share of ordinary shares and one right to receive one-tenths (1/10) of one Ordinary Share upon the consummation of the Company’s initial Business Combination. The proceeds from the sale of the Private Placement Units were added to the net proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Private Placement Units (including the underlying securities) will not be transferable, assignable, or salable until the completion of a Business Combination, subject to certain exceptions.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares and EBC Founder Shares

On May 29, 2024, the Sponsors received 1,725,000 of the Company’s ordinary shares in exchange for $25,000 paid for deferred offering costs borne by the Sponsors. Up to 225,000 of such founder shares are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full.

On May 30, 2024, Cayson Holding LP, one of the Company’s Sponsors, transferred an aggregate of 862,500 founder shares to Yawei Cao, the Company’s other sponsor, Chairman and CEO.

On May 30, 2024, the Company issued to EBC 100,000 EBC founder shares for a purchase price of approximately $0.014 per share and an aggregate purchase price of $1,450. The Company had received payment for the purchase of the EBC Founder Shares. The Company estimated the fair value of the EBC Founder Shares to be $132,000 or $1.32 per share. Accordingly, $130,550 (the total $132,000 fair value less $1,450 to be paid by EBC) was considered to be deferred offering cost. The Company established the initial fair value for the EBC Founder Shares on May 30, 2024, the date of the issuance, using a calculation prepared by management which takes into consideration the probability of completion of the Initial Public Offering, an implied probability of the completion of a Business Combination and a Discount for Lack of Marketability calculation. The EBC Founder Shares, are classified as Level 3 at the measurement date due to the use of unobservable inputs including the probability of a business combination, the probability of the initial public offering, and other risk factors.

On October 15, 2024, the underwriters elected to terminate their over-allotment option and as a result an aggregate of 225,000 Founder Shares were forfeited by the Sponsors and cancelled.

The Founder Shares and EBC Founder Shares are identical to the ordinary shares included in the Public Units, and holders of Founder Shares and EBC Founder Shares have the same shareholder rights as public shareholders, except that (i) the Founder Shares and EBC Founder shares are subject to certain transfer restrictions, as described below; (ii) the initial shareholders and EBC have agreed (A) to waive their redemption rights with respect to any Founder Shares and EBC Founder Shares in connection with the completion of the initial Business Combination, (B) to waive their redemption rights with respect to their Founder Shares and EBC Founder Shares in connection with a shareholder vote to approve an amendment to the amended and restated memorandum and articles of association to (a) modify the substance or timing of the obligation to provide for the redemption of the Public Shares in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete the initial Business Combination within 12 months from the closing of this offering (or up to 21 months, if we extend the time to complete an initial business combination) from the closing of the Initial Public Offering or (b) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, and (C) to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and EBC Founder Shares held by them if the Company fails to complete the initial Business Combination within 12 months from the closing of this offering (or up to 21 months, if we extend the time to complete an initial business combination, and (iii) the Founder Shares and EBC Founder Shares are entitled to registration rights. If the Company submits the initial Business Combination to the public shareholders for a vote, the initial shareholders have agreed (and their permitted transferees will agree) to vote any Founder Shares and any Public Shares purchased by them in or after the Initial Public Offering (including in open market and privately-negotiated transactions) in favor of the initial Business Combination.

F-13

The Sponsors have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the date of the consummation of an Initial Business Combination, (B) any time after the 90th day after the consummation of an Initial Business Combination where the volume weighted average price of the ordinary shares equals or exceeds $12.00 (as adjusted for share splits, dividends, combinations or similar actions) for twenty trading days out of any thirty consecutive trading day period or (C) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

EBC founder shares will not, subject to certain exceptions, be transferred, assignable, or saleable (except to permitted transferees as described in the Registration Statement (defined below)) until 30 days after the date of the consummation of our initial business combination.

Promissory Note — Related Party

On June 3, 2024, the Sponsors issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2024, or (ii) the consummation of the Initial Public Offering. On the date of closing of the IPO on September 23, 2024, no amounts were outstanding under the Promissory Note and the Promissory Note then expired upon the consummation of the IPO.

On September 9, 2025, Cayson Holding LP, one of the Sponsors, issued an unsecured promissory note to the Company, pursuant to which the Company borrowed an aggregate amount of $300,000 (the “Extension Note”). The Extension Note is non-interest bearing and is repayable in full upon consummation of a Business Combination. The proceeds from the Extension Note were deposited into escrow account managed by the Company’s trustee, Continental. Such funds are subject to possible redemption by the Company’s public shareholders in accordance with the terms of the Trust Account, and were used to extend the period of time the Company has to consummate a Business Combination from September 23, 2025 to January 23, 2026. As of September 30, 2025, $300,000 was outstanding under the Extension Note.

Due to Related Party

The Sponsors paid certain formation, operating or deferred offering costs on behalf of the Company. These amounts were due on demand and non-interest bearing. During the period from May 27, 2024 (inception) through September 23, 2024, the Sponsors had paid $261,317 on behalf of the Company. On September 23, 2024, the Company repaid $286,317 out of the offering proceeds held in trust account, resulting in a $25,000 due from the sponsor as of September 23, 2024. On September 26, 2024, the Sponsor initiated the wire to return the $25,000 to the Company. As of September 30, 2025 and December 31, 2024, there was no outstanding balance due to the related party.

Due from Related Party

At the closing of the Initial Public Offering, $25,000 was over funded to the Sponsor for the repayment of amounts due to related party as described above. On September 26, 2024, the Sponsor initiated the wire to return the $25,000 to the Company. As of September 30, 2025 and December 31, 2024, there was no outstanding balance due from the related party.

Consulting Services Agreement

The Company engaged TenX as a related party consultant in connection with the formation and initial public offering. During the period from May 27, 2024 (inception) through December 31, 2024, $150,000 has been paid through sponsor as deferred offering costs for these services. As of September 30, 2025 and December 31, 2024, no amounts remain outstanding.

Administration Fee

Commencing on September 19, 2024, one of the Sponsors will be allowed to charge the Company an allocable share of its overhead, up to $10,000 per month to the close of the Business Combination, to compensate it for the Company’s use of its office, utilities and personnel. As of September 30, 2025 and December 31, 2024, an administration fee of $4,194 has been accrued to accrued expenses, respectively.

Working Capital Loans

In order to finance the Company’s transaction costs in connection with its search for and consummation of a Business Combination, the Sponsors, its affiliates or any of the Company’s officers and directors may but are not obligated to, loan to the Company funds as the Company may require, of which up to $1,500,000 of such loans may be convertible into private placement-equivalent units (“Working Capital Units”) at a price of $10.00 per unit at the option of the lender. As of September 30, 2025 and December 31, 2024, the Company has not incurred any such loans.

F-14

NOTE 6 - PROMISSORY NOTE FROM A THIRD PARTY

On September 9, 2025, Mango Financial, the party to entered the Merger Agreement with the Company (see Note 1- Proposed Business Combination), issued an unsecured promissory note to the Company, pursuant to which the Company borrowed an aggregate principal amount of $300,000 (the “Mango Extension Note”). The Mango Extension Note is non-interest bearing and is payable in full upon consummation of a Business Combination. The proceeds from the Mango Extension Note were deposited into escrow account managed by the Company’s trustee, Continental. Such funds are subject to possible redemption by the Company’s public shareholders in accordance with the terms of the Trust Account, and were used to extend the period of time the Company has to consummate a Business Combination from September 23, 2025 to January 23, 2026. As of September 30, 2025, $300,000 was outstanding under the Mango Extension Note.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, EBC Founder Shares, Private Placement Units and any units that may be issued upon conversion of working capital loans (and all underlying securities) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of Initial Public Offering requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriter did not exercise their over-allotment option and hence a total of 225,000 ordinary shares were forfeited by the Sponsors.

At the closing of the IPO, the underwriters were paid a cash underwriting discount of $0.20 per Unit, or $1,200,000 in the aggregate, while an aggregate amount of $300,000 was paid as reimbursement to the Company for certain of its expenses and fees incurred in connection with the Initial Public Offering. The underwriters were entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO, or $2,100,000, payable upon the closing of an initial business combination. The deferred fee will become payable to the underwriters from the amounts held in the trust account solely in the event that we complete a business combination, subject to the terms of the underwriting agreement.

NOTE 8 — SHAREHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue 2,000,000 shares of preferred shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2025 and December 31, 2024, there were no shares of preferred shares issued or outstanding.

Ordinary Shares — The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share. Holders of ordinary shares were entitled to one vote for each share. As of September 30, 2025 and December 31, 2024, there were 1,830,000 ordinary shares issued and outstanding (excluding 6,000,000 shares subject to possible redemption), consisting of 1,500,000 Founder Shares, 100,000 EBC Founder Shares, and 230,000 Private Placement Units. (See Note 4 and Note 5 for further details).

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one ordinary share upon consummation of the initial business combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one ordinary share underlying each right upon consummation of the business combination. If the Company is unable to complete the initial business combination within the required time period and the Company will redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Other - Contribution for transaction costs

Pursuant to the Merger Agreement, as describe in Note 1, the agreement provides under section 5.20, “Fees and Expenses,” that all fees and expenses incurred by the Parties in connection with this Agreement and the Transactions shall be paid by MFG and North Water.

During the nine months ended September 30, 2025, MFG paid $280,725 of the Company’s transaction expenses directly on our behalf for which there is no obligation of repayment, and are recognized as capital contributions to the Company.

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company identified the following subsequent event that is required disclosure in the financial statements.

On October 10, 2025, the Company’s trustee, Continental Stock Transfer & Trust Company (“Continental”), deposited $600,000 into the Trust Account. The deposit represents the Company’s required extension payment, which Continental received on September 18, 2025 pursuant to the Company’s extension letter dated September 17, 2025. Continental agreed to credit the Trust Account $1,429 of use-of-funds interest, representing the earnings that would have accrued from September 18, 2025 through October 10, 2025.

On December 17, 2025, Mango Financial issued an unsecured promissory note to the Company, pursuant to which the Company borrowed an aggregate principal amount of $600,000 (the “Mango Extension Note 2”). The Mango Extension Note 2 is non-interest bearing and is payable in full upon consummation of a Business Combination.

On December 22, 2025, the Company deposited $600,000 into the Company’s trust account to extend the period of time it has to consummate its initial business combination from December 23, 2025 to March 23, 2026.

F-15

CAYSON ACQUISITION CORP

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Cayson Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Cayson Acquisition Corp. (the “Company”) as of December 31, 2024, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the period from May 27,2024 (Inception) through December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the period from May 27,2024 (Inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company’s business plan is dependent on the completion of a business combination within a prescribed period of time and if not completed will cease all operations except for the purpose of liquidating. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2024.

Houston, Texas

March 26, 2025

F-17

CAYSON ACQUISITION CORP

BALANCE SHEET

December 31, 2024
ASSETS
Current Assets
Cash	$465,254
Prepaid expenses – current portion	129,496
Total Current Assets	594,750
Prepaid expenses - non-current portion	66,158
Investments held in Trust Account	60,752,079
Total Non-current Assets	60,818,237
Total Assets	$61,412,987

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accrued offering costs	$65,000
Accrued expenses	38,025
Total Current Liabilities	103,025
Deferred underwriting commission payable	2,100,000
Total Liabilities	2,203,025

Commitments and contingencies
Ordinary shares subject to possible redemption (6,000,000 shares at a redemption value of $10.13 per share)	60,752,079

Shareholders’ Deficit:
Preferred shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	-
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,830,000 shares issued and outstanding (excluding 6,000,000 shares subject to redemption) (1)	183
Additional paid-in capital	-
Accumulated deficit	(1,542,300)
Total Shareholders’ Deficit	(1,542,117)
Total Liabilities and Shareholders’ Deficit	$61,412,987

The accompanying notes are an integral part of the financial statements.

F-18

CAYSON ACQUISITION CORP

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MAY 27, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

Formation and operating costs	$281,186
Loss from operations	(281,186)

Other Income:
Bank interest income	4,596
Interest earned on investments held in trust account	752,079
Total other income	756,675

Net Income	$475,489

Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption	2,739,726
Basic and diluted net income per share, ordinary shares subject to redemption	$0.10
Basic and diluted weighted average shares outstanding, ordinary shares, non-redeemable	1,832,763
Basic and diluted net loss per share, ordinary shares, non-redeemable	$0.10

The accompanying notes are an integral part of the financial statements.

F-19

CAYSON ACQUISITION CORP

STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Ordinary Shares		Additional Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of May 27, 2024 (inception)	-	$-	$-	$-	$-
Ordinary shares issued to Sponsor	1,725,000	173	24,827	-	25,000
Shares Issued to EBC	100,000	10	131,990	-	132,000
Proceeds from sale of public units	6,000,000	600	59,999,400	-	60,000,000
Proceeds from sale of 230,000 private units	230,000	23	2,299,977	-	2,300,000
Allocation of offering costs to ordinary shares subject to possible redemption	-		(3,722,527)	-	(3,722,527)
Initial classification of ordinary shares subject to redemption to temporary equity	(6,000,000)	(600)	(59,279,400)	-	(59,280,000)
Allocation of offering costs to ordinary shares subject to redemption	-	-	3,974,257	-	3,974,257
Accretion of additional paid in capital to accumulated deficit	-	-	(3,428,524)	(1,265,733)	(4,694,257)
Forfeiture of ordinary shares	(225,000)	(23)	23	-	-
Subsequent measurement of common stock subject to possible redemption	-	-	(23)	(752,056)	(752,079)
Net income	-	-	-	475,489	475,489
Balance as of December 31, 2024	1,830,000	$183	$-	$(1,542,300)	$(1,542,117)

The accompanying notes are an integral part of the financial statements.

F-20

CAYSON ACQUISITION CORP

STATEMENT OF CASH FLOWS

For the Period from May 27. 2024 (Inception) Through December 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$475,489
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on investments held in Trust Account	(752,079)
Changes in operating assets and liabilities:
Accrued offering costs	65,000
Accrued expenses	38,025
Prepaid expense	(195,653)
CASH USED IN OPERATING ACTIVITIES	(369,218)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment of cash in Trust Account	(60,000,000)
CASH USED IN INVESTING ACTIVITIES	(60,000,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of EBC Founders Share	1,450
Proceeds from initial public offering	60,000,000
Proceeds from private placement	2,300,000
Payment of underwriter’s discount	(1,200,000)
Borrowings from related party	261,317
Repayment of borrowings from related party	(261,317)
Payment of offering costs	(266,978)
CASH PROVIDED BY FINANCING ACTIVITIES	60,834,472

NET INCREASE IN CASH	465,254
CASH AT BEGINNING OF THE PERIOD	-
CASH AT PERIOD END	$465,254

Supplemental disclosure of cash flow information:
Issuance of founder shares in exchange for deferred offering costs	$25,000
Fair value of EBC Founder Shares charged to deferred offering costs	$130,550
Allocation of offering costs to ordinary shares subject to redemption	$3,974,257
Allocation of offering costs to ordinary shares subject to possible redemption	$3,722,527
Initial classification of ordinary shares subject to redemption to temporary equity	$59,280,000
Accretion of additional paid in capital to accumulated deficit	$4,694,257
Forfeiture of ordinary shares	$23
Accretion of subsequent measurement of ordinary shares subject to possible redemption	$752,079

The accompanying notes are an integral part of the financial statements.

F-21

CAYSON ACQUISITION CORP

Notes to the financial statements

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

Organizational and General

Cayson Acquisition Corp (the “Company”) was incorporated in the Cayman Islands on May 27, 2024. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsors are Yawei Cao and Cayson Holding LP, a Delaware limited partnership (the “Sponsors”). As of December 31, 2024, the Company had not commenced any operations. All activity for the period from May 27, 2024 (inception) through December 31, 2024 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of an initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s IPO (the “Registration Statement”) was declared effective on September 19, 2024. On September 23, 2024, the Company consummated the IPO of 6,000,000 units, (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $60,000,000, which is described in NOTE 3 — INITIAL PUBLIC OFFERING, and the sale of 230,000 Units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to the Sponsors, that was closed simultaneously with the IPO (see NOTE 4 — PRIVATE PLACEMENTS). Additionally, On October 15, 2024, the underwriters’ over-allotment option expired and the sponsors forfeited an aggregate of 225,000 founder shares.

Transaction costs amounted to $3,722,528 (net of $300,000 underwriters cash reimbursement of deferred offering cost), consisting of $1,200,000 of cash underwriting fees, $2,100,000 of deferred underwriting commission and $422,528 (net of $300,000 underwriters cash reimbursement of deferred offering cost) of other offering costs. These costs were charged to additional paid-in capital or accumulated deficit to the extent additional paid-in capital is fully depleted upon completion of the IPO.

The Company will have until 12 months from the closing of this offering (or up to 21 months, if we extend the time to complete a business combination as described in this prospectus), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Trust Account

On September 23, 2024, a total of $60,000,000 of the net proceeds from the Initial Public Offering, including proceeds of the sale of the Private Placement Units, was deposited in a trust account (the “Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

Going Concern Consideration

As of December 31, 2024, the Company had $465,254 in its operating bank account and working capital of $491,725 respectively. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans in pursuit of a Business Combination.

F-22

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. In addition, if the Company is unable to complete a Business Combination within the Combination Period, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that such additional condition also raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statement in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” equal or approximate the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

F-23

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

		Quoted	Significant	Significant
		Prices in	Other	Other
	As of	Active	Observable	Unobservable
	December 31,	Markets	Inputs	Inputs
	2024	(Level 1)	(Level 2)	(Level 3)
Assets:
Investment held in trust account	$60,752,079	$60,752,079	$—	$—

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had a cash balance of $465,254 in cash equivalents as of December 31, 2024.

Investments held in Trust Account

As of December 31, 2024, the Company had $60,752,079 in investments held in the Trust Account comprised of money market funds that invest in U.S. government securities. Investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Earnings on investments held in the Trust Account are included in interest earned on investments held in the Trust Account in the accompanying statement of operations. The estimated fair value of investments held in the Trust Account is determined using available market information.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of December 31, 2024, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows. As of December 31, 2024, $215,254 was uninsured.

F-24

Offering Costs associated with the IPO

The Company complies with the requirements of Accounting Standards Codification (“ASC”) 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering” to allocate offering costs between public shares and public rights based on the estimated fair value of public shares and public rights at the date of issuance. Offering costs of $3,722,527 (net of $300,000 underwriters cash reimbursement of deferred offering cost) were charged to additional paid-in capital upon completion of the IPO and $3,974,257 was allocated to public shares which are subject to redemption based on the estimated fair value of the public shares on the IPO date.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statement.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

Any interest payable in respect to US debt obligations held in the Trust Account is intended to qualify for the portfolio interest exemption or otherwise be exempt from U.S. withholding taxes. Furthermore, shareholders of the Company may be subject to tax in their respective jurisdictions based on applicable laws. For instance, U.S. persons may be subject to tax on the amounts deemed received depending on whether the Company is a passive foreign investment company and whether U.S. persons have made any applicable tax elections permitted under applicable law.

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. Net income (loss) per share of Common Stock is computed by dividing net income (loss) by the weighted average number of shares of Common Stock outstanding for the period. Remeasurement of carrying value to redemption value of redeemable shares of Common Stock is excluded from income (losses) per share as the redemption value approximates fair value.

For the period from May 27, 2024 (inception) through December 31, 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the period presented.

F-25

The net income (loss) per share presented in the statements of operations is based on the following:

	For The Period from May 27, 2024 (Inception) through December 31, 2024
	Redeemable shares	Non-Redeemable Shares
Basic and diluted net income per share
Numerators:
Allocation of net income	$284,902	$190,587

Denominators:
Weighted-average shares outstanding	2,739,726	1,832,763
Basic and diluted net income per share	$0.10	$0.10

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of December 31, 2024, ordinary shares subject to possible redemption in an amount of $60,752,079 are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital or accumulated deficit if additional paid-in capital has no outstanding balance at the period end.

For the period from May 27, 2024 (inception) through December 31, 2024, the Company recorded accretion of ordinary share subject to redemption value of $5,446,336. As of December 31, 2024, the ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:

Total public offering gross proceeds	$60,000,000
Less:
Proceeds allocated to public rights	(720,000)
Offering costs allocated to public shares subject to possible redemption	(3,974,257)

Plus:
Accretion of carrying value to redemption value	4,694,257
Ordinary shares subject to possible redemption	$60,000,000

Plus:
Subsequent measurement of ordinary shares subject to possible redemption	752,079
Ordinary shares subject to possible redemption, as of December 31, 2024	$60,752,079

F-26

Segment Reporting

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s Chief Financial Officer has been identified as the chief operating decision maker (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, formation and operating costs and interest earned on investments held in Trust Account which include the accompanying statements of operations.

The key measures of segment profit or loss reviewed by our CODM are interest earned on investments held in Trust Account and formation and operating costs. The CODM reviews interest earned on investments held in Trust Account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Recent Accounting Standards

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. This was effective for the Company during the year ended December 31, 2024, and did not have a material impact to the financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

On September 23, 2024, the Company sold 6,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one ordinary share and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of the Company’s initial Business Combination. Ten Public Rights will entitle the holder to one ordinary share (see Note 7). The Company will not issue fractional shares and only whole shares will trade, so unless a holder purchased units in multiples of tens, such holder will not be able to receive or trade the fractional shares underlying the rights. The Company also granted the underwriters a 45-day option to purchase up to an additional 900,000 units to cover over-allotments. On October 15, 2024, the underwriters’ over-allotment option expired and the sponsors forfeited an aggregate of 225,000 founder shares.

NOTE 4 — PRIVATE PLACEMENTS

Simultaneously with the closing of the IPO, the Company consummated the private sale of 230,000 Private Placement Units to Yawei Cao, the Chairman and Chief Executive Officer of the Company, and TenX Global Capital LP, an affiliate of Taylor Zhang, the Company’s Chief Financial Officer. Each Unit consists of one share of ordinary shares and one right to receive one-tenths (1/10) of one Ordinary Share upon the consummation of the Company’s initial Business Combination. The proceeds from the sale of the Private Placement Units were added to the net proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Private Placement Units (including the underlying securities) will not be transferable, assignable, or salable until the completion of a Business Combination, subject to certain exceptions.

NOTE 5 — RELATED PARTIES

Founder Shares and EBC Founder Shares

On May 29, 2024, the Sponsors received 1,725,000 of the Company’s ordinary shares in exchange for $25,000 paid for deferred offering costs borne by the Sponsors. 225,000 of such founder shares were forfeited and cancelled as the underwriters’ over-allotment was not exercised.

On May 30, 2024, Cayson Holding LP, one of the Company’s sponsors, transferred an aggregate of 862,500 founder shares to Yawei Cao, the Company’s other sponsor, Chairman and CEO.

On May 30, 2024, the Company issued to EBC 100,000 EBC founder shares for a purchase price of approximately $0.014 per share and an aggregate purchase price of $1,450. As of December 31, 2024, the Company had received payment for the purchase of the EBC Founder Shares. The Company estimated the fair value of the EBC Founder Shares to be $132,000 or $1.32 per share. Accordingly, $130,550 (the total $132,000 fair value less $1,450 to be paid by EBC) was considered to be deferred offering cost. The Company established the initial fair value for the EBC Founder Shares on May 30, 2024, the date of the issuance, using a calculation prepared by management which takes into consideration the probability of completion of the Initial Public Offering, an implied probability of the completion of a Business Combination and a Discount for Lack of Marketability calculation. The EBC Founder Shares, are classified as Level 3 at the measurement date due to the use of unobservable inputs including the probability of a business combination, the probability of the initial public offering, and other risk factors.

F-27

On October 15, 2024, the underwriters elected to terminate their over-allotment option and as a result an aggregate of 225,000 Founder Shares were forfeited by the Sponsors and cancelled.

The Founder Shares and EBC Founder Shares are identical to the ordinary shares included in the Public Units, and holders of Founder Shares and EBC Founder Shares have the same shareholder rights as public shareholders, except that (i) the Founder Shares and EBC Founder shares are subject to certain transfer restrictions, as described below; (ii) the initial shareholders and EBC have agreed (A) to waive their redemption rights with respect to any Founder Shares and EBC Founder Shares in connection with the completion of the initial Business Combination, (B) to waive their redemption rights with respect to their Founder Shares and EBC Founder Shares in connection with a shareholder vote to approve an amendment to the amended and restated memorandum and articles of association to (a) modify the substance or timing of the obligation to provide for the redemption of the Public Shares in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete the initial Business Combination within 12 months from the closing of this offering (or up to 21 months, if we extend the time to complete an initial business combination as described in the prospectus) from the closing of the Initial Public Offering or (b) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, and (C) to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and EBC Founder Shares held by them if the Company fails to complete the initial Business Combination within 12 months from the closing of this offering (or up to 21 months, if we extend the time to complete an initial business combination as described in the prospectus), and (iii) the Founder Shares and EBC Founder Shares are entitled to registration rights. If the Company submits the initial Business Combination to the public shareholders for a vote, the initial shareholders have agreed (and their permitted transferees will agree) to vote any Founder Shares and any Public Shares purchased by them in or after the Initial Public Offering (including in open market and privately-negotiated transactions) in favor of the initial Business Combination.

The Sponsors have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the date of the consummation of an Initial Business Combination, (B) any time after the 90th day after the consummation of an Initial Business Combination where the volume weighted average price of the ordinary shares equals or exceeds $12.00 (as adjusted for share splits, dividends, combinations or similar actions) for twenty trading days out of any thirty consecutive trading day period or (C) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

EBC founder shares will not, subject to certain exceptions, be transferred, assignable, or salable (except to permitted transferees as described in the Registration Statement (defined below)) until 30 days after the date of the consummation of our initial business combination.

Promissory Note — Related Party

On June 3, 2024, the Sponsors issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2024, or (ii) the consummation of the Initial Public Offering. The Promissory Note then expired upon the consummation of the IPO. As of December 31, 2024, no amounts were outstanding under the Promissory Note.

Due to Related Party

The Sponsors paid certain formation, operating or deferred offering costs on behalf of the Company. These amounts were due on demand and non-interest bearing. During the period from May 27, 2024 (inception) through September 23, 2024, the Sponsors had paid $261,317 on behalf of the Company. On September 23, 2024, the Company repaid $286,317 out of the offering proceeds held in trust account, resulting in a $25,000 due from the sponsor as of September 23, 2024. On September 26, 2024, the Sponsor initiated the wire to return the $25,000 to the Company. As of December 31, 2024, there is no outstanding balance due to the related party.

F-28

Due from Related Party

At the closing of the Initial Public Offering, $25,000 was over funded to the Sponsor for the repayment of amounts due to related party as described above. On September 26, 2024, the Sponsor initiated the wire to return the $25,000 to the Company. As of December 31, 2024, there is no outstanding balance due from the related party.

Consulting Services Agreement

The Company engaged TenX Global Capital LP (“TenX”) as a related party consultant in connection with the formation and initial public offering. During the period from May 27, 2024 (inception) through December 31, 2024, $150,000 has been paid through sponsor as deferred offering costs for these services. As of December 31, 2024, no amounts remain outstanding.

Administration Fee

Commencing on September 19, 2024, one of the Sponsors will be allowed to charge the Company an allocable share of its overhead, up to $10,000 per month to the close of the Business Combination, to compensate it for the Company’s use of its office, utilities and personnel. As of December 31, 2024, an administration fee of $4,194 has been accrued to accrued expenses.

Working Capital Loans

In order to finance the Company’s transaction costs in connection with its search for and consummation of a Business Combination, the Sponsors, its affiliates or any of the Company’s officers and directors may but are not obligated to, loan to the Company funds as the Company may require, of which up to $1,500,000 of such loans may be convertible into private placement-equivalent units (“Working Capital Units”) at a price of $10.00 per unit at the option of the lender. As of December 31, 2024, the Company has not incurred any such loans.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, EBC Founder Shares, Private Placement Units and any units that may be issued upon conversion of working capital loans (and all underlying securities) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of Initial Public Offering requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On October 15, the underwriter did not exercise their over-allotment option and hence a total of 225,000 ordinary shares were forfeited by the Sponsors.

At the closing of the IPO, the underwriters were paid a cash underwriting discount of $0.20 per Unit, or $1,200,000 in the aggregate, while an aggregate amount of $300,000 was paid as reimbursement to the Company for certain of its expenses and fees incurred in connection with the Initial Public Offering.

NOTE 7 — SHAREHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue 2,000,000 shares of preferred shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2024, there were no shares of preferred shares issued or outstanding.

Ordinary Shares — The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share. Holders of ordinary shares were entitled to one vote for each share. As of December 31, 2024, there were 1,830,000 ordinary shares issued and outstanding (excluding 6,000,000 shares subject to possible redemption), consisting of 1,500,000 Founder Shares, 100,000 EBC Founder Shares, and 230,000 Private Placement Units. (See Note 4 and Note 5 for further details).

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one ordinary share upon consummation of the initial business combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one ordinary share underlying each right upon consummation of the business combination. If the Company is unable to complete the initial business combination within the required time period and the Company will redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

NOTE 8 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and through the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-29

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

F-30

Report of Independent Registered Public Accounting Firm

To The Shareholders and the Board of Directors of North Water Investment Group Holdings Limited and Its Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of North Water Investment Group Holdings Limited and its subsidiary (collectively, the “Group”) as of December 31, 2024 and 2023, the related consolidated statements of operations, changes in equity and cash flows for each of the two years in the period ended December 31, 2024 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2024 and 2023 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Assentsure PAC

Singapore

September 16, 2025, except for Notes 1, 10, and 18 for which the date is December 23, 2025

PCAOB ID number: 6783

We have served as the Group’s auditor since 2025.

F-31

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

as of DECEMBER 31, 2023 AND 2024

	As of December 31,
	2023	2024	2024
	HK$	HK$	US$
ASSETS
Cash and cash equivalents	18,644,879	6,341,165	819,961
Cash-segregated for regulatory purpose	3,654,175	3,806,881	492,258
Term deposits	15,000,000	-	-
Financial instruments held, at fair value	1,471	1,254	162
Receivables from customers (net of allowance of nil and HK$62,263 as of December 31, 2023 and 2024)	55,584	213,754	27,640
Deposits and other receivables (net of allowance of nil and HK$5,000 as of December 31, 2023 and 2024)	456,138	84,285	10,899
Prepaid expenses	47,516	276,428	35,744
Total current assets	37,859,763	10,723,767	1,386,664

Plant and equipment, net	2,146	64,509	8,342
Operating lease right-of-use assets, net	-	3,486,556	450,838
Other non-current assets	248,124	879,384	113,711
Total non-current assets	250,270	4,430,449	572,891
Total assets	38,110,033	15,154,216	1,959,555

LIABILITIES
Payables to customers	3,657,815	3,802,657	491,713
Accruals and other current liabilities	595,131	626,608	81,025
Contract liabilities	-	30,000	3,879
Income taxes payable	7,078	7,078	915
Operating lease liabilities - current	-	1,896,384	245,217
Amount due to a director	-	9,783	1,265
Total current liabilities	4,260,024	6,372,510	824,014

Operating lease liabilities - non-current	-	1,584,423	204,878
Total non-current liabilities	-	1,584,423	204,878
Total liabilities	4,260,024	7,956,933	1,028,892

Commitments and Contingencies (Note 16)

SHAREHOLDERS’ EQUITY
Class A ordinary shares (US$0.0001 par value, 400,000,000 shares authorized, 21,052,632 shares issued and outstanding as of December 31, 2023 and 2024)*	-	-	-
Additional paid-in capital	130,000,000	99,999,999	12,930,756
Accumulated deficit	(96,149,991)	(92,802,716)	(12,000,093)
Total shareholders’ equity	33,850,009	7,197,283	930,663
Total liabilities and shareholders’ equity	38,110,033	15,154,216	1,959,555

The accompanying notes are an integral part of these consolidated financial statements.

*	Retroactively restated for effect of share reorganization (see Note 1)

F-32

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

for the years ended December 31, 2023 and 2024

	For the years ended December 31,
	2023	2024	2024
	HK$	HK$	US$
Revenues
Advisory and consultancy income	-	5,307,675	686,322
Commission and brokerage income	106,663	648,415	83,845
Handling fee income	3,716	8,149	1,054
Administration fee income	58,747	10,267	1,328
Interest income from clients	1,158	4,455	576
Total revenues	170,284	5,978,961	773,125

Expenses
Net foreign exchange loss	(1,346)	(22,051)	(2,851)
Net loss on financial instruments held, at fair value	-	(217)	(28)
Plant and equipment written off	-	(56,500)	(7,306)
Allowance for credit losses	-	(67,263)	(8,698)
Employee compensation and benefits	(1,173,400)	(1,404,059)	(181,555)
Other general and administrative expenses	(824,616)	(1,465,993)	(189,564)
Total expenses	(1,999,362)	(3,016,083)	(390,002)

Other income
Bank interest income	729,557	381,780	49,367
Other income	24,722	2,617	338
Total other income	754,279	384,397	49,705

(Loss) Income before income tax expense	(1,074,799)	3,347,275	432,828

Income tax expense	-	-	-

Net (loss) income and total comprehensive (loss) income	(1,074,799)	3,347,275	432,828

Basic and diluted net (loss) income per share*	(0.03)	0.08	0.01
Weighted average number of shares outstanding - basic and diluted*	42,105,264	42,105,264	42,105,264

The accompanying notes are an integral part of these consolidated financial statements.

*	Retroactively restated for effect of share reorganization (see Note 1)

F-33

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

for the years ended December 31, 2023 and 2024

	Ordinary shares
	Number of shares*	Amount	Additional paid-in capital	Accumulated deficit	Total Shareholders’ equity
		HK$	HK$	HK$	HK$

Balance as of January 1, 2023	21,052,632	-	100,000,000	(95,075,192)	4,924,808
Capital contribution	-	-	30,000,000	-	30,000,000
Net loss	-	-	-	(1,074,799)	(1,074,799)

Balance as of December 31, 2023	21,052,632	-	130,000,000	(96,149,991)	33,850,009
Capital reduction	-	-	(30,000,001)	-	(30,000,001)
Net income	-	-	-	3,347,275	3,347,275

Balance as of December 31, 2024	21,052,632	-	99,999,999	(92,802,716)	7,197,283

The accompanying notes are an integral part of these consolidated financial statements.

*	Retroactively restated for effect of share reorganization (see Note 1)

F-34

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the years ended December 31, 2023 and 2024

	For the years ended December 31,
	2023	2024	2024
	HK$	HK$	US$
Cash flows from operating activities:
Net (loss) income	(1,074,799)	3,347,275	432,828
Adjustment to reconcile net (loss) income to cash used in operating activities:
Depreciation of plant and equipment	1,678	7,141	923
Allowance for credit losses	-	67,263	8,698
Unrealized fair value change of financial instruments held, at fair value	(787)	217	28
Interest income	(309,016)	(10,405)	(1,345)
Dividend income	(52)	-	-
Plant and equipment written off	-	56,500	7,306
Change in operating assets and liabilities:
Change in receivables from customers	(53,101)	(220,433)	(28,504)
Change in deposits and other receivables	52,616	377,258	48,782
Change in prepaid expenses	6,216	(228,912)	(29,600)
Change in operating lease right-of-use assets	-	(3,486,556)	(450,838)
Change in other non-current assets	-	(631,260)	(81,627)
Change in payables to customers	(1,375,656)	144,842	18,729
Change in accruals and other current liabilities	(4,918)	31,477	4,070
Change in contract liabilities	-	30,000	3,879
Change in operating lease liabilities	-	3,480,807	450,095
Change in amount due to a director	-	9,783	1,265
Net cash (used in) provided by operating activities	(2,757,819)	2,974,997	384,689

Cash flows from investing activities:
Purchases of plant and equipment	-	(126,004)	(16,293)
Advance to a shareholder	-	(3,000,000)	(387,923)
Repayment from a shareholder	-	3,000,000	387,923
(Placement) withdrawal of term deposits	(15,000,000)	15,000,000	1,939,613
Net cash (used in) provided by investing activities	(15,000,000)	14,873,996	1,923,320

Cash flows from financing activities:
Proceeds from issue of shares	30,000,000	-	-
Payment for reduction of shares	-	(30,000,001)	(3,879,227)
Net cash provided by (used in) financing activities	30,000,000	(30,000,001)	(3,879,227)

Net change in cash, cash equivalents and restricted cash	12,242,181	(12,151,008)	(1,571,218)

Cash, cash equivalents and restricted cash at beginning of the year	10,056,873	22,299,054	2,883,437
Cash, cash equivalents and restricted cash at end of the year	22,299,054	10,148,046	1,312,219

Cash, cash equivalents and restricted cash:
Cash and cash equivalents	18,644,879	6,341,165	819,961
Cash-segregated for regulatory purpose	3,654,175	3,806,881	492,258

Supplementary cash flows information:
Cash received from interest	420,541	680,391	87,980
Cash paid for income taxes	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-35

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2023 and 2024

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Mango Financial Group Limited (“MFG” or the “Company”) is a company incorporated in the Cayman Islands with limited liability on March 28, 2025. The Company is an investment holding company.

Mango Financial Limited (“MFL”) was incorporated on March 2, 1993. MFL is a limited liability corporation licensed with the Hong Kong Securities and Futures Commission (“HKSFC”) to carry out regulated activities including dealing in securities (Type 1), advising on securities (Type 4) and advising on corporate finance (Type 6) and asset management (Type 9). MFL is a wholly-owned subsidiary of North Water Investment Group Holdings Limited (“NW”).

The Company together with its subsidiaries (collectively the “Group”) is primarily engaged in securities dealing and provision of financial services.

In connection with our initial public offering, MFG entered into an agreement on October 16, 2025, to acquire the entire issued share capital of NW from the NW Shareholders, in consideration of which MFG allotted and issued Class A ordinary shares (the “Reorganization”). Following the approval of the HKSFC and completion of the Business Combination (the “Closing”), MFG now directly owns 100% of the issued equity securities of NW, which in turn owns all of the equity interests of MFL.

Controlling Shareholder Group

Although no individual shareholder held a majority voting interest in MFG or NW, the same identifiable group of shareholders collectively exercised control over the underlying operating business immediately before and after the Reorganization.

The group structure before the completion of the Reorganization comprises the following companies:

	Place of	Date of	Percentage of effective ownership December 31,		Principal
Name	incorporation	incorporation	2023	2024	activities

North Water Investment Group Holdings Limited*	British Virgin Islands	January 17, 2024	N/A	N/A	Investment holding
Name of subsidiary
Direct:
Mango Financial Limited	Hong Kong	March 2, 1993	100%	100%	Securities dealing and financial services

*	Shareholders of NW comprise of Zhang Jia Ling Co., Limited (22.80%), Zhao Xinjie Co., Ltd (5.00%), and 22 other minority shareholders each holding between approximately 0.95% and 4.74%. No individual shareholder held a controlling interest in NW.

The final group structure upon completion of the Reorganization comprises the following companies:

	Place of	Date of	Percentage of effective ownership December 31,		Principal
Name	incorporation	incorporation	2023	2024	activities

Mango Financial Group Limited	Cayman Islands	March 28, 2025	N/A	N/A	Investment holding
Name of subsidiaries
Direct:
North Water Investment Group Holdings Limited	British Virgin Islands	January 17, 2024	100%	100%	Investment holding
Indirect:
Mango Financial Limited	Hong Kong	March 2, 1993	100%	100%	Securities dealing and financial services

Reorganization

Prior to the Reorganization, MFL was wholly owned by Mr. Cheung Kam Fai (“Mr. Cheung”). Mr. Cheung contributed additional capital to MFL on February 20, 2023 and July 26, 2023 in the amount of HK$15,000,000 each, and subsequently reduced the capital of MFL on January 30, 2024, April 9, 2024 and July 2, 2024 by HK$15,000,000, HK$8,000,000 and HK$7,000,000, respectively.

On October 4, 2024, Mr. Cheung transferred 100% of the equity interest in MFL to NW. Following this transfer, the shareholding structure of NW underwent several changes during 2024 and 2025. For the purpose of the Reorganization, the shareholding structure of NW immediately prior to the completion of the Reorganization was as follows: Zhang Jia Ling Co., Limited (22.80%), Zhao Xinjie Co., Ltd (5.00%), and 22 other minority shareholders each holding between approximately 0.95% and 4.74%, including Mr. Cheung who held 4.74%. No individual shareholder held a controlling interest in NW.

On May 6, 2025, MFL issued 100,000 ordinary shares at HK$100 each to its holding company, NW, resulting in total cash proceeds of HK$10,000,000. As a result, MFL’s total issued share capital increased from HK$100,000,000 to HK$110,000,000.

Pursuant to the Reorganization to rationalize the structure of MFG and its subsidiaries in preparation for the listing of the shares, NW completed a capital increase on May 13, 2025, whereby the existing shareholders allotted 9,000 ordinary shares at nil consideration, and issued 1,000 ordinary shares to a new shareholder at a consideration of HK$10,000,000, resulting in a total of 20,000 ordinary shares in issue.

Subsequently, on October 16, 2025, MFG entered into a share sale and purchase agreement with the shareholders of NW, under which MFG purchased an aggregate of 20,000 ordinary shares of NW, representing the entire issued share capital of NW, from the NW Shareholders in consideration of which MFG allotted and issued an aggregate of 21,052,632 Class A ordinary shares of par value US$0.0001 each. Accordingly, the Reorganization was completed on October 16, 2025.

Prior to the completion of the Reorganization, the share capital of MFG underwent several changes. On March 28, 2025, MFG issued and subsequently repurchased 1 Class B ordinary share. On April 15, 2025, MFG issued and repurchased 4,799,999 Class B ordinary shares and issued 15,200,000 Class A ordinary shares. On June 6, 2025, MFG issued an additional 5,852,632 Class A ordinary shares. These issuances, together with the 21,052,632 Class A ordinary shares issued as consideration for the acquisition of NW on October 16, 2025, resulted in a total of 42,105,264 issued and outstanding ordinary shares upon completion of the Reorganization.

As the shareholdings in MFG and NW were with a high degree of common ownership immediately before and after the Reorganization, even though no single investor controlled MFG or NW, the transaction of the Reorganization was determined to be a recapitalization with lack of economic substance, and was accounted for in a manner similar to a common control transaction. The shareholder group—comprising Zhang Jia Ling Co., Limited as the largest shareholder (22.80%) together with the same group of minority shareholders each holding between approximately 0.95% and 5.00%—continued to hold substantially the same collective interests in the underlying business both before and after the Reorganization.

Consequently, the financial information of the Group is presented on a carryover basis for all periods presented. The number of outstanding shares in the consolidated balance sheets, the consolidated statements of changes in shareholders’ equity, and per share information including the net (loss) income per share have been presented retroactively as of the beginning of the earliest period presented on the consolidated financial statements to be comparable with the final number of shares issued in the Reorganization. Accordingly, the effect of the ordinary shares issued by MFG pursuant to the Reorganization have been presented retroactively as of the beginning of the earliest period presented in the consolidated financial statement or the original issue date, whichever is later, as if such shares were issued by MFG when the Group issued such interests.

The Reorganization was recognized for accounting purposes upon its completion on October 16, 2025.

F-36

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2023 and 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements of the Group have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”). Significant accounting policies followed by the Group in the preparation of the accompanying consolidated financial statements are summarized below.

Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for expected credit losses, present value for expected future leasing payment, useful lives and impairment for plant and equipment and valuation of financial instruments measured at fair value. Actual results could vary from the estimates and assumptions that were used.

Foreign currency translation and convenience translation

The accompanying audited consolidated financial statements are presented in Hong Kong Dollars (“HK$”), which is the functional currency of the Company and its subsidiary.

Translations of balances in the consolidated balance sheets, consolidated statements of comprehensive income and consolidated statements of cash flows from HK$ into United States Dollars (“US$”) as of and for the year ended December 31, 2024 are solely for the convenience of the readers and were calculated at the rate of US$1.00=HK$7.7335, representing the buying TT rate set forth in the opening indicative counter exchange rates release of the Hong Kong Association of Banks on December 31, 2024. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2024, or at any other rate.

Fair value measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-37

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2023 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair value measurement (Continued)

When available, the Group uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Group will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

Based on the short-term nature of cash and cash equivalents, cash segregated for regulatory purpose, term deposits, receivables from customers, deposits and other receivables, other non-current assets, payables to customers, accruals and other current liabilities, contract liabilities and amount due to a director approximates their fair values. The carrying amount of operating lease liabilities approximate their fair values since they bear an interest rate which approximates market interest rates. Short-term investments are measured at fair value.

The Group’s non-financial assets, such as operating lease right-of-use assets and plant and equipment, would be measured at fair value only if they were determined to be impaired.

Related parties

The Group adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits with financial institutions, term deposits with an original maturity of three months or less and highly liquid investments, which are unrestricted from withdrawal or use, or which have original maturities of three months or less when purchased.

Cash segregated for regulatory purpose

The balance of cash segregated for regulatory purpose represents the bank balance that the Group holds on behalf of customers. The Group maintains segregated bank accounts with authorized institutions to hold customers’ monies arising from its normal course of business. The Group’s cash segregated for regulatory purpose is held at well capitalized financial institutions. The segregated customers account balance is restricted for customer transactions and governed by the Securities and Futures (Client Money) Rule under the Hong Kong Securities and Futures Ordinance. The Group has classified such segregated customers account balances as cash segregated for regulatory purpose and recognized the corresponding accounts payable to the respective customers under the liabilities section.

Term deposits

Term deposits consist of bank deposits with an original maturity of greater than three months.

Short-term investments

The Group classifies certain financial assets with highly liquidity and original maturities less than twelve months as short-term investments. The Group’s short-term investments consist of financial assets at fair value through profit or loss. The Group values its financial assets at fair value through profit or loss using quoted prices in active markets for these investments, and accordingly, the Group classifies the valuation techniques that use these quoted prices as Level 1.

Receivables from customers

Receivables from customers arise from (i) the business of dealing in securities for cash clients; and (ii) retrocession fee income.

Receivables from customers arising from the business of dealing in securities for cash clients primarily represent: (i) amounts receivable for unsettled trades as of the reporting date. These balances are normally settled within one to two business days from the trade date in accordance with the standard settlement cycle; (ii) commission and handling fees earned from executed securities transactions; and (iii) administration fees and accrued overdue interest.

Receivables from customers arising from retrocession fee income represent amounts receivable from counterparties under distribution or referral arrangements, typically based on agreed contractual terms with fixed or variable components.

F-38

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2023 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Receivables from customers (Continued)

In evaluating the collectability of receivables balances, the Group considers specific evidence including the aging of the receivable, the customers’ payment history, its current creditworthiness, its underlying equity securities secured and current economic trends.

The Group regularly reviews the adequacy and appropriateness of the allowance for credit losses. The receivables are written off after all collection efforts have ceased.

For the years ended December 31, 2023 and 2024, nil and HK$62,263 of allowance for credit losses on receivables from customers were recorded, respectively.

Current expected credit losses

ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit losses methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Group adopted the new standard effective January 1, 2024, the first day of the Group’s fiscal year, using the modified retrospective method for all financial assets in scope. The adoption of this guidance did not materially impact on the net earnings and financial position and has no impact on the cash flows.

Deposits and other receivables

Deposits and other receivables are classified as current assets unless their maturity exceeds twelve months from the balance sheet date. These assets are initially recognized at fair value (typically the transaction price) and subsequently measured at amortized cost using the effective interest method, less any impairment.

Prepaid expenses

Prepayments consist of cash advanced to suppliers for purchasing goods or services that have not been received or provided to the Group and prepayments to professional parties. Cash advanced to suppliers bears no interest. Prepayments are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and reviewed periodically to determine whether their carrying value has become impaired.

Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. The cost of an item of plant and equipment comprises its purchase price and any directly attributable costs of bringing the item to its present working condition and location for its intended use. Expenditure incurred after the item has been put into operation, such as repairs and maintenance and overhaul costs, is normally charged to the consolidated statements of (loss) income and comprehensive (loss) income in the year in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the item, the expenditure is capitalized as an additional cost of the item.

Depreciation is provided to write off the cost of items of plant and equipment over their estimated useful lives and after taking into account their estimated residual value, using the straight-line method, at the following estimated useful lives:

Furniture and equipment	3 – 5 years

An item of plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statements of (loss) income and comprehensive (loss) income in the year the asset is derecognized.

F-39

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2023 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of long-lived assets

The Group reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment of long-lived assets was recognized for the years ended December 31, 2023 and 2024.

Payables to customers

Payables to customers arise from the business of dealing in securities. Payables to customers represent payables related to the Group’s customer trading activities, which include the bank balances held on behalf of customers.

Accruals and other current liabilities

Accruals and other current liabilities primarily consist of expenses that have been incurred but not yet paid and other obligations arising in the ordinary course of business. Accruals are recognized when the related services are received, or the liability is incurred, and are measured at the amounts expected to be paid when settled. Other current liabilities also include payables to clearing organizations, service providers and other parties outside the Group’s customer trading activities. All such balances are classified as current liabilities as they are expected to be settled within the Group’s normal operating cycle.

Contract liabilities

Contract liabilities arise from corporate consultancy services. The Group is entitled to receive an upfront payment upon signing the financial advisory contract as contract liabilities. These payments are non-refundable and contract liabilities will be recognized as revenue in future periods when the Company completes its performance obligations based on the point in time either (a) when the deliverables, in the form of reports are delivered based on the specific terms of the contract; or (b) lapse of the financial advisory contract.

Commitments and contingencies

In the normal course of business, the Group is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter. There were no material commitments or contingencies as of December 31, 2023 and 2024.

Revenue recognition

In May 2014, the FASB issued Topic 606, “Revenue from Contracts with Customers”. This topic clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP. The core principle of the guidance requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Group currently generates its revenue from the following main sources:

Services fees income

Advisory and consultancy income is recognized: (i) over time, when the services are rendered and the customer simultaneously receives and consumes the benefits of the services as they are provided; or (ii) at a point in time, when the performance obligation is satisfied upon delivery of a specific output or completion of a milestone, as specified in the contract. The determination of whether revenue is recognized over time or at a point in time depends on the nature of the services and the enforceable contractual terms agreed with the customer.

Commission and brokerage income from financial services are recognized when services are rendered (i.e. at a point in time).

Handling fee income is recognized when the service is completed (i.e. at a point in time).

Other income

Administration fee income is recognized at the point in time when the fee is charged to the customer’s account.

Interest income from clients is recognized on a time-proportion basis using the effective interest method.

F-40

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2023 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

General and administrative expenses

General and administrative expenses mainly consist of lease expense, information cost, office supplies and upkeep expenses, legal and professional fees, and other miscellaneous administrative expenses.

Leases

In accordance with ASC Topic 842, Leases (“ASC 842”), the Group, using the modified retrospective transition approach through a cumulative-effect adjustment in the period of adoption rather than retroactively adjusting prior periods and the package of practical expedients, categorizes leases with contractual terms longer than twelve months as either operating or finance lease. The Group has no material finance leases for any of the periods presented.

Right-of-use (“ROU”) assets represent the Group’s rights to use underlying assets for the lease term and lease liabilities represent the Group’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. As the implicit rate in the lease is not readily determinable for the Group’s operating leases, the Group generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Group accounts for lease and non-lease components separately.

Income taxes

The Group accounts for income taxes in accordance with the U.S. GAAP. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax assets are recognized to the extent that it is probable that taxable income to be utilized with prior net operating loss carried forwards. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. As of December 31, 2023 and 2024, deferred tax asset of HK$6,616,606 and HK$6,103,318 were recognized respectively, with no deferred tax liability recognized. A full valuation allowance of HK$6,616,606 and HK$6,103,318 were recognized respectively due to the uncertainty of future taxable profits.

F-41

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2023 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes (Continued)

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended December 31, 2023 and 2024.

(Loss) Earnings per share

The Group computes net (loss) earnings per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net (loss) earnings per share (“EPS”) on the face of the consolidated statements of (loss) income and comprehensive (loss)income. Basic EPS is computed by dividing income available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of warrants, options, and restricted stock units. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Group had no potentially dilutive securities as of December 31, 2023 and 2024.

Recent accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures introducing key amendments to enhance disclosures in public entities reportable segments. Notable changes include the mandatory disclosure of significant segment expenses regularly provided to the chief operating decision maker (“CODM”), disclosure of other segment items, and requirements for consistency in reporting measures used by the CODM. The amendments in this update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Group applied this ASU on January 1, 2024 and the adoption had no material impact on the Group’s consolidated financial statements.

In December 2023, the FASB issued ASU 2023-08, Intangibles—Goodwill and Other—Crypto Assets. ASU No. 2023-08 requires the entity to subsequently measure assets that meet some criteria at fair value with changes recognized in net income each reporting period. The guidance is effective for annual periods beginning after December 15, 2024 on a prospective basis. Early adoption is permitted. The Group does not expect adoption of this standard will have a material impact on its financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures. ASU No. 2023-09 requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The guidance is effective for annual periods beginning after December 15, 2024 on a prospective basis. Early adoption is permitted. The Group does not expect adoption of this standard will have a material impact on its financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The amendments in this ASU are intended to improve financial reporting by requiring that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. The guidance is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Group is currently assessing the impact to its consolidated financial statements.

F-42

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2023 and 2024

3. FINANCIAL INSTRUMENTS HELD, AT FAIR VALUE

	As of December 31,
	2023	2024
	HK$	HK$

Financial instruments held, at fair value:
Equity securities listed in Hong Kong	1,471	1,254

4. RECEIVABLES FROM CUSTOMERS, NET

Receivables from customers, net comprised the following:

	As of December 31,
	2023	2024
	HK$	HK$

Receivables from customers arising from the business of:
Dealing in securities for cash clients	55,584	64,272
Generating retrocession fee income	-	211,745
	55,584	276,017
Less: allowance for credit losses	-	(62,263)
	55,584	213,754

The movement of the allowance for credit losses for receivables from customers was as follows:

	As of December 31,
	2023	2024
	HK$	HK$

Beginning balance	-	-
Allowance for credit losses recognized	-	62,263
Ending balance	-	62,263

5. DEPOSITS AND OTHER RECEIVABLES

	As of December 31,
	2023	2024
	HK$	HK$

Deposits	133,354	73,754
Other receivables	322,784	15,531
	456,138	89,285
Less: allowance for credit losses	-	(5,000)
	456,138	84,285

The movement of the allowance for credit losses for deposits and other receivables was as follows:

	As of December 31,
	2023	2024
	HK$	HK$

Beginning balance	-	-
Allowance for credit losses recognized	-	5,000
Ending balance	-	5,000

F-43

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2023 and 2024

6. PLANT AND EQUIPMENT, NET

Plant and equipment consist of the following:

	As of December 31,
	2023	2024
	HK$	HK$

Furniture and equipment	439,448	74,392
Less: accumulated depreciation	(437,302)	(9,883)
Plant and equipment, net	2,146	64,509

Depreciation expenses for the years ended December 31, 2023 and 2024 were HK$1,678 and HK$7,141, respectively.

7. RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

The Group is a lessee of non-cancellable operating leases for corporate office in Hong Kong. The Group’s ROU assets and operating lease liabilities recognized in the consolidated balance sheets consist of the following:

	As of December 31,
	2023	2024
	HK$	HK$

Operating lease ROU assets	-	3,486,556

	As of December 31,
	2023	2024
	HK$	HK$
Operating lease liabilities
Current portion	-	1,896,384
Non-current portion	-	1,584,423
	-	3,480,807

	As of December 31,
	2023	2024
Operating leases:
Weighted average remaining lease term (years)	-	2
Weighted average discount rate	-	5.46%

During the years ended December 31, 2023 and 2024, the Group incurred lease expense of nil and HK$331,945, respectively.

The maturity analysis of the Group’s non-cancellable operating lease obligations as of December 31, 2024 is as follows:

Operating leases
HK$

Year ending December 31, 2024	2,030,208
Year ending December 31, 2025	1,615,434
Total undiscounted lease obligations	3,645,642
Less: imputed interest	(164,835)
Lease liabilities recognized in the consolidated balance sheet	3,480,807

F-44

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2023 and 2024

8. OTHER NON-CURRENT ASSETS

	As of December 31,
	2023	2024
	HK$	HK$

Deposit for admission fee	50,000	50,000
Deposit for compensation fund	93,124	93,124
Deposit for fidelity fund	50,000	50,000
Deposit for guarantee fund	50,000	50,000
Deposit for stamp duty	5,000	5,000
Deposit for leased asset	-	631,260
	248,124	879,384

9. ACCRUALS AND OTHER CURRENT LIABILITIES

	As of December 31,
	2023	2024
	HK$	HK$

Accrued marketing expenses	422,374	422,374
Accrued professional expenses	125,783	117,783
Accrued data and IT service expenses	37,494	39,119
Accrued trading-related expenses	4,866	4,866
Accrued payroll and related payments	-	33,666
Accrued utilities and office expenses	3,434	3,247
Others	1,180	5,553
	595,131	626,608

10. ORDINARY SHARES

On March 28, 2025, MFG was incorporated as a limited liability company in the Cayman Islands. MFG became the holding company of the Group October 16, 2025, pursuant to the Reorganization described in Note 1. In connection with the Reorganization, 400,000,000 authorized shares of MFG were designated as Class A ordinary shares of a par value of US$0.0001 each, 90,000,000 authorized shares were designated as Class B ordinary shares of a par value of US$0.0001 each, and 10,000,000 authorized shares were designated as preference shares of a par value of US$0.0001 each. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to twenty votes. Prior to the completion of the Reorganization, the share capital of MFG underwent several changes. On March 28, 2025, MFG issued and subsequently repurchased 1 Class B ordinary share. On April 15, 2025, MFG issued and repurchased 4,799,999 Class B ordinary shares and issued 15,200,000 Class A ordinary shares. On June 6, 2025, MFG issued an additional 5,852,632 Class A ordinary shares. These issuances, together with the 21,052,632 Class A ordinary shares issued as consideration for the acquisition of NW on October 16, 2025, resulted in a total of 42,105,264 issued and outstanding ordinary shares upon completion of the Reorganization.

In connection with the Reorganization, the ordinary shares as of December 31, 2022, 2023 and 2024 have been retroactively restated to reflect the historical equity movements of MFL, a subsidiary of NW, so that the consolidated statements of change in shareholders’ equity is presented on a consistent basis as if the Reorganization had occurred at the beginning of the earliest period presented.

11. DISAGGREGATED REVENUE

	For the years ended December 31,
	2023	2024
	HK$	HK$

Revenue from contracts with customers within the scope of ASC Topic 606
Advisory and consultancy income – Over time	-	330,000
Advisory and consultancy income – Point in time	-	4,977,675
	-	5,307,675
Commission and brokerage income – Point in time	106,663	648,415
Handling fee income – Point in time	3,716	8,149

Revenue from other sources
Administration fee income– Over time	58,747	10,267
Interest income from clients– Over time	1,158	4,455
	170,284	5,978,961

* Commission and brokerage income includes (i) commission earned from executed securities transactions and (ii) retrocession fees income received from counterparties under distribution or referral arrangements.

F-45

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2023 and 2024

12. EMPLOYEE COMPENSATION AND BENEFITS

	For the years ended December 31,
	2023	2024
	HK$	HK$

Salaries and other short term employee benefits	1,132,600	1,357,859
Payments to defined contribution pension schemes	40,800	46,200
	1,173,400	1,404,059

13. INCOME TAX

British Virgin Islands

Under the current laws of the British Virgin Islands, the intermediate holding company is not subject to tax on its income or capital gains.

Hong Kong

The Group’s subsidiary incorporated in Hong Kong are subject to a profits tax rate of 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000.

The following table sets forth current and deferred portion of income tax expenses:

For the years ended December 31,
	2023	2024
	HK$	HK$

Current tax expense	-	-
Deferred tax expense	-	-
	-	-

The following table provides the reconciliation of the differences between the statutory and effective tax expenses:

	For the years ended December 31,
	2023	2024
	HK$	HK$

(Loss) Income before income tax expense	(1,074,799)	3,347,275

Tax at Hong Kong statutory tax rate of 16.5%	(177,341)	552,300
Tax effect of tax-exempt entity	-	3,743
Tax effect of non-deductible expenses	222	2,526
Tax effect of non-taxable income	(120,507)	(62,993)
Tax effect of unrecognized temporary differences	(802)	17,712
Changes in valuation allowance	298,428	(513,288)
	-	-

F-46

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2023 and 2024

13.	INCOME TAX (Continued)

The following table sets forth the significant components of the deferred tax assets of the Group:

	As of December 31,
	2023	2024
	HK$	HK$

Net operating loss carryforwards	6,616,606	6,103,318
Less: valuation allowance	(6,616,606)	(6,103,318)
	-	-

The Group had HK$40,100,643 and HK$36,989,810 unused tax losses carried forward as of December 31, 2023 and 2024. During the years ended December 31, 2023 and 2024, the Group recognized the valuation allowance of HK$6,616,606 and HK$6,103,318, respectively, against its deferred tax asset. Management determined it was more likely than not that the deferred tax asset will not be realized and recorded a 100% valuation allowance for the years ended December 31, 2023 and 2024.

The following table sets forth the movements of valuation allowance of deferred tax assets:

	For the years ended December 31,
	2023	2024
	HK$	HK$

Balance at beginning of the year	6,318,178	6,616,606
Additions	298,428	-
Reversals	-	(513,288)
Balance at end of the year	6,616,606	6,103,318

14. RELATED PARTY TRANSACTIONS AND BALANCES

Nature of relationships with related party

Name	Relationship with the Company

Cheung Kam Fai (“Mr. Cheung”)	Shareholder and director of the Company

Related party transactions

Name	Nature	For the years ended December 31,
		2023	2024
		HK$	HK$

Mr. Cheung	Reinstatement costs (1)	-	63,000
Mr. Cheung	Handling fee income	-	53

(1)	The tenancy agreement between the Group and its director, which was rent-free during the years ended December 31, 2023 and 2024, was terminated during the year, and the related rental deposit paid was applied to reinstate the leased property as contractually required.

Balance with related party

Name	Nature	As of December 31,
		2023	2024
		HK$	HK$

Mr. Cheung	Loan to a shareholder (1)	-	-
Mr. Cheung	Amount due to a director (2)	-	9,783
Mr. Cheung	Payables to customers (3)	-	98,605

(1)	On 3 April 2024, a loan of HK$3,000,000 was advanced to Mr. Cheung. The loan was unsecured, interest-free, and was fully repaid on 21 May 2024.

(2)	The amount was unsecured, interest-free and repayable on demand.

(3)	The amount was repayable on demand except where certain balance represents trades pending settlement or margin deposits and cash collateral received for trading activities under the normal course of business.

F-47

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2023 and 2024

15. CONCENTRATIONS AND RISKS

Credit risk

Bank balances

The Group believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Company’s Hong Kong subsidiary is located.

Cash segregated for regulatory purpose is deposited in financial institutions as required by the Hong Kong Securities and Futures Ordinance. These financial institutions are of sound credit ratings and hence management believes that there is no significant credit risk related to cash held for regulatory purpose.

Receivables from customers

The Group’s securities trading activities are transacted on a cash basis. The Group’s credit risk is limited because substantially all of the contracts entered into are settled directly at securities clearing organizations.

Other current assets

The Group is exposed to risk from other current assets. These assets are subject to credit evaluations. An allowance, where applicable, is made for estimated unrecoverable amounts that have been determined by reference to past default experience and the current economic environment.

Concentration of credit risk

The Group’s exposure to credit risk associated with its brokerage and other activities is measured on an individual counterparty basis, as well as by groups of counterparties that share similar attributes.

Details of the customers accounting for 10% or more of total revenue are as follows:

	For the years ended December 31,
	2023	2023	2024	2024
	HK$	%	HK$	%

Customer A	*	*	4,900,000	82%
Customer B	99,314	58%	*	*

Details of the customer accounting for 10% or more of total receivables from customers are as follows:

	As of December 31,
	2023	2023	2024	2024
	HK$	%	HK$	%

Customer B	*	*	211,745	77%

Details of the customers accounting for 10% or more of total payables to customers are as follows:

	As of December 31,
	2023	2023	2024	2024
	HK$	%	HK$	%

Customer C	949,871	26%	949,871	25%
Customer D	922,299	25%	922,299	24%

*	Less than 10%

F-48

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2023 and 2024

15.	CONCENTRATIONS AND RISKS (Continued)

Currency risk

Currency risk arises from the possibility that fluctuations in foreign exchange rates will impact the financial instruments. The Company is not exposed to significant transactional foreign currency risk since almost all of its transactions, assets and liabilities are denominated in the functional currency of the operating subsidiary, HK$. In the opinion of the directors of the Group, the currency risk of US$ is considered insignificant as HK$ is pegged to US$ and therefore no sensitivity analysis is presented.

Market and geographic risk

The Group’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Group’s business, financial condition, and results of operations.

16. COMMITMENTS AND CONTINGENCIES

Litigation and contingencies

From time to time, the Group may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on the Group’s business, financial condition, or operating results.

17. SEGMENT INFORMATION

Reportable segments

The Group operates as a single reportable segment, which is consistent with how the Chief Operating Decision Maker (“CODM”), the Chief Executive Officer, allocates resources and assesses performance. The Group’s operations are centralized and integrated, with financial results reviewed and managed on a consolidated basis. Accordingly, management has determined that the Group has one reportable segment under ASC Topic 280, Segment Reporting.

Measure of segment profit or loss

The CODM reviews financial information on a consolidated basis, using Net (Loss) Income as the primary measure of segment performance to monitor budget versus actual results and decide where to allocate and invest additional resources to achieve continued growth. Net (Loss) Income is defined as revenues less operating expenses, other segment items (including interest income, other income and other expenses), and income taxes.

Significant segment expense categories provided to the CODM

The CODM regularly receives and reviews the following expense categories, which are included in the segment’s measure of profit or loss.

	For the years ended December 31,
	2023	2024	2024
	HK$	HK$	US$

Revenues	170,284	5,978,961	773,125

Allowance for credit losses	-	(67,263)	(8,698)
Employee compensation and benefits	(1,173,400)	(1,404,059)	(181,555)
Other general and administrative expenses	(824,616)	(1,465,993)	(189,564)

Other segment income, net	752,933	305,629	39,520

Income tax expense	-	-	-

Net (loss) income	(1,074,799)	3,347,275	432,828

The following table presents revenues by geographic area based on the location where services are provided:

	For the years ended December 31,
	2023	2024	2024
	HK$	HK$	US$

Hong Kong	170,284	5,978,961	773,125
Total revenues	170,284	5,978,961	773,125

18. SUBSEQUENT EVENTS

On July 10, 2025, the Group incorporated Mango Fiduciary Limited, a limited company.

On August 6, 2025, the Group incorporated Mango Financial OFC, an open-ended fund company.

On October 16, 2025, MFG entered into a share sale and purchase agreement with the shareholders of NW, under which MFG purchased an aggregate of 20,000 ordinary shares of NW, representing the entire issued share capital of NW, from the NW Shareholders in consideration of which MFG allotted and issued an aggregate of 21,052,632 Class A ordinary shares of par value US$0.0001 each. Accordingly, the Reorganization was completed on October 16, 2025.

The Group has assessed all events up through the date of these consolidated financial statements are available to be issued, there are no other material subsequent events that require disclosure in these consolidated financial statements.

F-49

MANGO FINANCIAL GROUP LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

as of DECEMBER 31, 2024 AND JUNE 30, 2025 (UNAUDITED)

	As of
	December 31,	June 30,	June 30,
	2024	2025	2025
	HK$	HK$	US$
		(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	6,341,165	17,666,926	2,259,198
Cash-segregated for regulatory purpose	3,806,881	55,473,628	7,093,814
Financial instruments held, at fair value	1,254	1,312	168
Receivables from customers (net of allowance of HK$62,263 and HK$62,263 as of December 31, 2024 and June 30, 2025)	213,754	1,303,365	166,671
Deposits and other receivables (net of allowance of HK$5,000 and HK$5,000 as of December 31, 2024 and June 30, 2025)	84,285	72,599	9,284
Prepaid expenses	276,428	6,163,270	788,142
Total current assets	10,723,767	80,681,100	10,317,277

Plant and equipment, net	64,509	90,538	11,578
Operating lease right-of-use assets, net	3,486,556	2,570,547	328,714
Deferred offering costs	-	3,175,646	406,093
Other non-current assets	879,384	879,384	112,453
Total non-current assets	4,430,449	6,716,115	858,838
Total assets	15,154,216	87,397,215	11,176,115

LIABILITIES
Payables to customers	3,802,657	55,476,232	7,094,148
Accruals and other current liabilities	626,608	1,844,587	235,881
Contract liabilities	30,000	4,021,720	514,287
Income taxes payable	7,078	7,078	905
Operating lease liabilities - current	1,896,384	1,948,747	249,200
Amount due to a director	9,783	19,783	2,530
Total current liabilities	6,372,510	63,318,147	8,096,951

Contract liabilities - non-current	-	2,392,195	305,907
Operating lease liabilities - non-current	1,584,423	596,780	76,315
Total non-current liabilities	1,584,423	2,988,975	382,222
Total liabilities	7,956,933	66,307,122	8,479,173

Commitments and Contingencies (Note 16)

SHAREHOLDERS’ EQUITY
Class A ordinary shares (US$0.0001 par value, 400,000,000 shares authorized, 42,105,264 shares issued and outstanding as of December 31, 2024 and June 30, 2025)*	32,758	32,758	4,189
Additional paid-in capital	99,967,241	109,967,241	14,062,308
Accumulated deficit	(92,802,716)	(88,909,906)	(11,369,555)
Total shareholders’ equity	7,197,283	21,090,093	2,696,942
Total liabilities and shareholders’ equity	15,154,216	87,397,215	11,176,115

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

*	Retroactively restated for effect of share reorganization (see Note 1)

F-50

MANGO FINANCIAL GROUP LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2024 and 2025 (UNAUDITED)

	For the six months ended June 30,
	2024	2025	2025
	HK$	HK$	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Advisory and consultancy income	5,050,000	8,328,615	1,065,040
Commission and brokerage income	145,786	82,507	10,551
Handling fee income	2,935	4,461	570
Administration fee income	7,212	449	57
Interest income from clients	2,152	2,610	334
Total revenues	5,208,085	8,418,642	1,076,552

Expenses
Net foreign exchange (loss)/gain	(6,384)	21,520	2,752
Net (loss)/gain on financial instruments held, at fair value	(254)	58	7
Deposit written off	-	(36,000)	(4,604)
Employee compensation and benefits	(563,100)	(1,592,338)	(203,624)
Other general and administrative expenses	(341,325)	(3,006,409)	(384,451)
Total expenses	(911,063)	(4,613,169)	(589,920)

Other income
Bank interest income	209,905	86,734	11,091
Other income	961	603	77
Total other income	210,866	87,337	11,168

Income before income tax expense	4,507,888	3,892,810	497,800

Income tax expense	-	-	-

Net income and total comprehensive income	4,507,888	3,892,810	497,800

Basic and diluted net income per share*	0.11	0.09	0.01
Weighted average number of shares outstanding - basic and diluted*	42,105,264	42,105,264	42,105,264

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

*	Retroactively restated for effect of share reorganization (see Note 1)

F-51

MANGO FINANCIAL GROUP LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

	Class A ordinary shares
	Number of shares*	Amount	Additional paid-in capital	Accumulated deficit	Total Shareholders’ equity
		HK$	HK$	HK$	HK$

Balance as of January 1, 2024	42,105,264	32,758	129,967,242	(96,149,991)	33,850,009
Capital reduction	-	-	(23,000,000)	-	(23,000,000)
Net income	-	-	-	4,507,888	4,507,888

Balance as of June 30, 2024 (Unaudited)	42,105,264	32,758	106,967,242	(91,642,103)	15,357,897

Balance as of January 1, 2025	42,105,264	32,758	99,967,241	(92,802,716)	7,197,283
Capital contribution	-	-	10,000,000	-	10,000,000
Net income	-	-	-	3,892,810	3,892,810

Balance as of June 30, 2025 (Unaudited)	42,105,264	32,758	109,967,241	(88,909,906)	21,090,093

Balance as of June 30, 2025 (Unaudited) (US$)		4,189	14,062,308	(11,369,555)	2,696,942

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

*	Retroactively restated for effect of share reorganization (see Note 1)

F-52

MANGO FINANCIAL GROUP LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

	For the six months ended June 30,
	2024	2025	2025
	HK$	HK$	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	4,507,888	3,892,810	497,800
Adjustment to reconcile net income to cash used in operating activities:
Depreciation of plant and equipment	839	13,720	1,754
Unrealized fair value change of financial instruments held, at fair value	254	(58)	(7)
Deposit written off	-	36,000	4,604
Change in operating assets and liabilities:
Change in receivables from customers	(20,255)	(1,089,611)	(139,336)
Change in deposits and other receivables	309,000	(24,314)	(3,109)
Change in prepaid expenses	2,763	(5,886,842)	(752,793)
Change in operating lease right-of-use assets	-	916,009	117,137
Change in payables to customers	166,025	51,673,575	6,607,874
Change in accruals and other current liabilities	(37,168)	1,217,979	155,752
Change in contract liabilities	210,000	6,383,915	816,357
Change in operating lease liabilities	-	(935,280)	(119,601)
Change in amount due to a director	-	10,000	1,279
Net cash provided by operating activities	5,139,346	56,207,903	7,187,711

Cash flows from investing activities:
Purchases of plant and equipment	-	(39,749)	(5,083)
Advance to a shareholder	(3,000,000)	-	-
Repayment from a shareholder	3,000,000	-	-
Withdrawal of term deposits	15,000,000	-	-
Net cash provided by (used in) investing activities	15,000,000	(39,749)	(5,083)

Cash flows from financing activities:
Proceeds from issue of shares	-	10,000,000	1,278,772
Payment for reduction of shares	(23,000,000)	-	-
Payment of deferred offering costs	-	(3,175,646)	(406,093)
Net cash (used in) provided by financing activities	(23,000,000)	6,824,354	872,679

Net change in cash, cash equivalents and restricted cash	(2,860,654)	62,992,508	8,055,307

Cash, cash equivalents and restricted cash at beginning of the period	22,299,054	10,148,046	1,297,705
Cash, cash equivalents and restricted cash at end of the period	19,438,400	73,140,554	9,353,012

Cash, cash equivalents and restricted cash:
Cash and cash equivalents	15,623,276	17,666,926	2,259,198
Cash-segregated for regulatory purpose	3,815,124	55,473,628	7,093,814

Supplementary cash flows information:
Cash received from interest	209,905	86,734	11,091
Cash paid for income taxes	-	-	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-53

MANGO FINANCIAL GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Mango Financial Group Limited (“MFG” or the “Company”) is a company incorporated in the Cayman Islands with limited liability on March 28, 2025. The Company is an investment holding company.

Mango Financial Limited (“MFL”) was incorporated on March 2, 1993. MFL is a limited liability corporation licensed with the Hong Kong Securities and Futures Commission (“HKSFC”) to carry out regulated activities including dealing in securities (Type 1), advising on securities (Type 4) and advising on corporate finance (Type 6) and asset management (Type 9). MFL is a wholly-owned subsidiary of North Water Investment Group Holdings Limited (“NW”).

The Company together with its subsidiaries (collectively the “Group”) is primarily engaged in securities dealing and provision of financial services.

In connection with our initial public offering, MFG entered into an agreement on October 16, 2025, to acquire the entire issued share capital of NW from the NW Shareholders, in consideration of which MFG allotted and issued Class A ordinary shares (the “Reorganization”). Following the approval of the HKSFC and completion of the Business Combination (the “Closing”), MFG now directly owns 100% of the issued equity securities of NW, which in turn owns all of the equity interests of MFL.

Controlling Shareholder Group

Although no individual shareholder held a majority voting interest in MFG or NW, the same identifiable group of shareholders collectively exercised control over the underlying operating business immediately before and after the Reorganization.

The group structure before the completion of the Reorganization comprises the following companies:

			Percentage of effective ownership
Name	Place of incorporation	Date of incorporation	December 31, 2024	June 30, 2025	Principal activities

North Water Investment Group Holdings Limited*	British Virgin Islands	January 17, 2024	N/A	N/A	Investment holding

Name of subsidiary
Direct:
Mango Financial Limited	Hong Kong	March 2, 1993	100%	100%	Securities dealing and financial services

* Shareholders of NW comprise of Zhang Jia Ling Co., Limited (22.80%), Zhao Xinjie Co., Ltd (5.00%), and 22 other minority shareholders each holding between approximately 0.95% and 4.74%. No individual shareholder held a controlling interest in NW.

The final group structure upon completion of the Reorganization comprises the following companies:

	Place of	Date of	Percentage of effective ownership
Name	incorporation	incorporation	December 31, 2024	June 30, 2025	Principal activities

Mango Financial Group Limited	Cayman Islands	March 28, 2025	N/A	N/A	Investment holding
Name of subsidiaries
Direct:
North Water Investment Group Holdings Limited	British Virgin Islands	January 17, 2024	100%	100%	Investment holding
Indirect:
Mango Financial Limited	Hong Kong	March 2, 1993	100%	100%	Securities dealing and financial services

Reorganization

Prior to the Reorganization, MFL was wholly owned by Mr. Cheung Kam Fai (“Mr. Cheung”). Mr. Cheung contributed additional capital to MFL on February 20, 2023 and July 26, 2023 in the amount of HK$15,000,000 each, and subsequently reduced the capital of MFL on January 30, 2024, April 9, 2024 and July 2, 2024 by HK$15,000,000, HK$8,000,000 and HK$7,000,000, respectively.

On October 4, 2024, Mr. Cheung transferred 100% of the equity interest in MFL to NW. Following this transfer, the shareholding structure of NW underwent several changes during 2024 and 2025. For the purpose of the Reorganization, the shareholding structure of NW immediately prior to the completion of the Reorganization was as follows: Zhang Jia Ling Co., Limited (22.80%), Zhao Xinjie Co., Ltd (5.00%), and 22 other minority shareholders each holding between approximately 0.95% and 4.74%, including Mr. Cheung who held 4.74%. No individual shareholder held a controlling interest in NW.

On May 6, 2025, MFL issued 100,000 ordinary shares at HK$100 each to its holding company, NW, resulting in total cash proceeds of HK$10,000,000. As a result, MFL’s total issued share capital increased from HK$100,000,000 to HK$110,000,000.

Pursuant to the Reorganization to rationalize the structure of MFG and its subsidiaries in preparation for the listing of the shares, NW completed a capital increase on May 13, 2025, whereby the existing shareholders allotted 9,000 ordinary shares at nil consideration, and issued 1,000 ordinary shares to a new shareholder at a consideration of HK$10,000,000, resulting in a total of 20,000 ordinary shares in issue.

F-54

Subsequently, on October 16, 2025, MFG entered into a share sale and purchase agreement with the shareholders of NW, under which MFG purchased an aggregate of 20,000 ordinary shares of NW, representing the entire issued share capital of NW, from the NW Shareholders in consideration of which MFG allotted and issued an aggregate of 21,052,632 Class A ordinary shares of par value US$0.0001 each. Accordingly, the Reorganization was completed on October 16, 2025.

Prior to the completion of the Reorganization, the share capital of MFG underwent several changes. On March 28, 2025, MFG issued and subsequently repurchased 1 Class B ordinary share. On April 15, 2025, MFG issued and repurchased 4,799,999 Class B ordinary shares and issued 15,200,000 Class A ordinary shares. On June 6, 2025, MFG issued an additional 5,852,632 Class A ordinary shares. These issuances, together with the 21,052,632 Class A ordinary shares issued as consideration for the acquisition of NW on October 16, 2025, resulted in a total of 42,105,264 issued and outstanding ordinary shares upon completion of the Reorganization.

As the shareholdings in MFG and NW were with a high degree of common ownership immediately before and after the Reorganization, even though no single investor controlled MFG or NW, the transaction of the Reorganization was determined to be a recapitalization with lack of economic substance, and was accounted for in a manner similar to a common control transaction. The shareholder group—comprising Zhang Jia Ling Co., Limited as the largest shareholder (22.80%) together with the same group of minority shareholders each holding between approximately 0.95% and 5.00%—continued to hold substantially the same collective interests in the underlying business both before and after the Reorganization.

Consequently, the financial information of the Group is presented on a carryover basis for all periods presented. The number of outstanding shares in the consolidated balance sheets, the consolidated statements of changes in shareholders’ equity, and per share information including the net (loss) income per share have been presented retroactively as of the beginning of the earliest period presented on the consolidated financial statements to be comparable with the final number of shares issued in the Reorganization. Accordingly, the effect of the ordinary shares issued by MFG pursuant to the Reorganization have been presented retroactively as of the beginning of the earliest period presented in the consolidated financial statement or the original issue date, whichever is later, as if such shares were issued by MFG when the Group issued such interests.

The Reorganization was recognized for accounting purposes upon its completion on October 16, 2025.

F-55

MANGO FINANCIAL GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The unaudited condensed consolidated financial statements of the Group have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of the Company’s management, these unaudited condensed financial statements include all adjustments, which are only of a normal and recurring nature, necessary for a fair statement of the Company’s financial position as of September 30, 2025 and the Company’s results of operations and cash flows for the periods presented. Significant accounting policies followed by the Group in the preparation of the accompanying unaudited condensed consolidated financial statements are summarized below.

Basis of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for expected credit losses, present value for expected future leasing payment, useful lives and impairment for plant and equipment and valuation of financial instruments measured at fair value, and valuation allowance for deferred tax assets. Actual results could vary from the estimates and assumptions that were used.

Foreign currency translation and convenience translation

The accompanying unaudited condensed consolidated financial statements are presented in Hong Kong Dollars (“HK$”), which is the functional currency of the Company and its subsidiaries.

Translations of balances in the unaudited condensed consolidated balance sheets, unaudited condensed consolidated statements of comprehensive income and unaudited condensed consolidated statements of cash flows from HK$ into United States Dollars (“US$”) as of and for the six months ended June 30, 2025 are solely for the convenience of the readers and were calculated at the rate of US$1.00=HK$7.8200, representing the buying TT rate set forth in the opening indicative counter exchange rates release of the Hong Kong Association of Banks on June 30, 2025. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at that rate on June 30, 2025, or at any other rate.

Fair value measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-56

MANGO FINANCIAL GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair value measurement (Continued)

When available, the Group uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Group will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

Based on the short-term nature of cash and cash equivalents, cash segregated for regulatory purpose, term deposits, receivables from customers, deposits and other receivables, other non-current assets, payables to customers, accruals and other current liabilities, contract liabilities and amount due to a director approximates their fair values. The carrying amount of operating lease liabilities approximate their fair values since they bear an interest rate which approximates market interest rates. Short-term investments are measured at fair value.

The Group’s non-financial assets, such as operating lease right-of-use assets and plant and equipment, would be measured at fair value only if they were determined to be impaired.

Related parties

The Group adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits with financial institutions, term deposits with an original maturity of three months or less and highly liquid investments, which are unrestricted from withdrawal or use, or which have original maturities of three months or less when purchased.

Cash segregated for regulatory purpose

The balance of cash segregated for regulatory purpose represents the bank balance that the Group holds on behalf of customers. The Group maintains segregated bank accounts with authorized institutions to hold customers’ monies arising from its normal course of business. The Group’s cash segregated for regulatory purpose is held at well capitalized financial institutions. The segregated customers account balance is restricted for customer transactions and governed by the Securities and Futures (Client Money) Rule under the Hong Kong Securities and Futures Ordinance. The Group has classified such segregated customers account balances as cash segregated for regulatory purpose and recognized the corresponding accounts payable to the respective customers under the liabilities section.

Term deposits

Term deposits consist of bank deposits with an original maturity of greater than three months.

Short-term investments

The Group classifies certain financial assets with highly liquidity and original maturities less than twelve months as short-term investments. The Group’s short-term investments consist of financial assets at fair value through profit or loss. The Group values its financial assets at fair value through profit or loss using quoted prices in active markets for these investments, and accordingly, the Group classifies the valuation techniques that use these quoted prices as Level 1.

Receivables from customers

Receivables from customers arise from (i) the business of dealing in securities for cash clients; and (ii) retrocession fee income.

Receivables from customers arising from the business of dealing in securities for cash clients primarily represent: (i) amounts receivable for unsettled trades as of the reporting date. These balances are normally settled within one to two business days from the trade date in accordance with the standard settlement cycle; (ii) commission and handling fees earned from executed securities transactions; and (iii) administration fees and accrued overdue interest.

Receivables from customers arising from retrocession fee income represent amounts receivable from counterparties under distribution or referral arrangements, typically based on agreed contractual terms with fixed or variable components.

F-57

MANGO FINANCIAL GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Receivables from customers (Continued)

In evaluating the collectability of receivables balances, the Group considers specific evidence including the aging of the receivable, the customers’ payment history, its current creditworthiness, its underlying equity securities secured and current economic trends.

The Group regularly reviews the adequacy and appropriateness of the allowance for credit losses. The receivables are written off after all collection efforts have ceased.

For the six months ended June 30, 2024 and 2025, no allowance for credit losses on receivables from customers were recorded.

Current expected credit losses

ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit losses methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Group adopted the new standard effective January 1, 2024, the first day of the Group’s fiscal year, using the modified retrospective method for all financial assets in scope. The adoption of this guidance did not materially impact on the net earnings and financial position and has no impact on the cash flows.

Deposits and other receivables

Deposits and other receivables are classified as current assets unless their maturity exceeds twelve months from the balance sheet date. These assets are initially recognized at fair value (typically the transaction price) and subsequently measured at amortized cost using the effective interest method, less any impairment.

For the six months ended June 30, 2024 and 2025, deposit write-offs of HK$nil and HK$36,000 were recorded, respectively.

Prepaid expenses

Prepayments consist of cash advanced to suppliers for purchasing goods or services that have not been received or provided to the Group and prepayments to professional parties. Cash advanced to suppliers bears no interest. Prepayments are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and reviewed periodically to determine whether their carrying value has become impaired.

Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. The cost of an item of plant and equipment comprises its purchase price and any directly attributable costs of bringing the item to its present working condition and location for its intended use. Expenditure incurred after the item has been put into operation, such as repairs and maintenance and overhaul costs, is normally charged to the consolidated statements of income and comprehensive income in the year in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the item, the expenditure is capitalized as an additional cost of the item.

Depreciation is provided to write off the cost of items of plant and equipment over their estimated useful lives and after taking into account their estimated residual value, using the straight-line method, at the following estimated useful lives:

Furniture and equipment	3 – 5 years

An item of plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statements of income and comprehensive income in the year the asset is derecognized.

Deferred offering costs

Deferred offering costs primarily consist of legal costs, registration fees and other professional costs. These costs that are incremental costs directly attributable to the initial public offering are deferred and will be charged to shareholder’s equity against the gross proceeds of the initial public offering at completion.

F-58

MANGO FINANCIAL GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of long-lived assets

The Group reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment of long-lived assets was recognized for the six months ended June 30, 2024 and 2025.

Payables to customers

Payables to customers arise from the business of dealing in securities. Payables to customers represent payables related to the Group’s customer trading activities, which include the bank balances held on behalf of customers.

Accruals and other current liabilities

Accruals and other current liabilities primarily consist of expenses that have been incurred but not yet paid and other obligations arising in the ordinary course of business. Accruals are recognized when the related services are received, or the liability is incurred, and are measured at the amounts expected to be paid when settled. Other current liabilities also include payables to clearing organizations, service providers and other parties outside the Group’s customer trading activities. All such balances are classified as current liabilities as they are expected to be settled within the Group’s normal operating cycle.

Contract liabilities

Contract liabilities arise from corporate consultancy services. The Group is entitled to receive an upfront payment upon signing the financial advisory contract as contract liabilities. These payments are non-refundable and contract liabilities will be recognized as revenue in future periods when the Company completes its performance obligations based on the point in time either (a) when the deliverables, in the form of reports are delivered based on the specific terms of the contract; or (b) lapse of the financial advisory contract. Contract liabilities are classified as either current or non-current based on the terms of the respective contracts.

Commitments and contingencies

In the normal course of business, the Group is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter. There were no material commitments or contingencies as of December 31, 2024 and June 30, 2025.

Revenue recognition

In May 2014, the FASB issued Topic 606, “Revenue from Contracts with Customers”. This topic clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP. The core principle of the guidance requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Group currently generates its revenue from the following main sources:

Services fees income

Advisory and consultancy income is recognized: (i) over time, when the services are rendered and the customer simultaneously receives and consumes the benefits of the services as they are provided; or (ii) at a point in time, when the performance obligation is satisfied upon delivery of a specific output or completion of a milestone, as specified in the contract. The determination of whether revenue is recognized over time or at a point in time depends on the nature of the services and the enforceable contractual terms agreed with the customer.

Commission and brokerage income from financial services are recognized when services are rendered (i.e. at a point in time).

Handling fee income is recognized when the service is completed (i.e. at a point in time).

Other income

Administration fee income is recognized at the point in time when the fee is charged to the customer’s account.

Interest income from clients is recognized on a time-proportion basis using the effective interest method.

F-59

MANGO FINANCIAL GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

General and administrative expenses

General and administrative expenses mainly consist of lease expense, information cost, office supplies and upkeep expenses, legal and professional fees, and other miscellaneous administrative expenses.

Leases

In accordance with ASC Topic 842, Leases (“ASC 842”), the Group, using the modified retrospective transition approach through a cumulative-effect adjustment in the period of adoption rather than retroactively adjusting prior periods and the package of practical expedients, categorizes leases with contractual terms longer than twelve months as either operating or finance lease. The Group has no material finance leases for any of the periods presented.

Right-of-use (“ROU”) assets represent the Group’s rights to use underlying assets for the lease term and lease liabilities represent the Group’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. As the implicit rate in the lease is not readily determinable for the Group’s operating leases, the Group generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Group accounts for lease and non-lease components separately.

Income taxes

The Group accounts for income taxes in accordance with the U.S. GAAP. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax assets are recognized to the extent that it is probable that taxable income to be utilized with prior net operating loss carried forwards. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. As of December 31, 2024 and June 30, 2025, deferred tax asset of HK$6,103,318 and HK$5,463,444 were recognized respectively, with no deferred tax liability recognized. A full valuation allowance of HK$6,103,318 and HK$5,463,444 were recognized respectively due to the uncertainty of future taxable profits.

F-60

MANGO FINANCIAL GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes (Continued)

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the six months ended June 30, 2024 and 2025.

Earnings per share

The Group computes net earnings per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the unaudited condensed consolidated statements of income and comprehensive income. Basic EPS is computed by dividing income available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of warrants, options, and restricted stock units. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Group had no potentially dilutive securities as of December 31, 2024 and June 30, 2025.

Recent accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures introducing key amendments to enhance disclosures in public entities reportable segments. Notable changes include the mandatory disclosure of significant segment expenses regularly provided to the chief operating decision maker (“CODM”), disclosure of other segment items, and requirements for consistency in reporting measures used by the CODM. The amendments in this update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Group applied this ASU on January 1, 2024 and the adoption had no material impact on the Group’s unaudited condensed consolidated financial statements.

In September 2025, the FASB issued ASU 2025-06 “Intangibles - Goodwill and Other-Internal-Use Software (Subtopic 350-40). This ASU updates the accounting for internal-use software by replacing former stage-based rules with a principles-based framework. Entities will now capitalize costs associated with internal-use software only when management has authorized and committed funding and it is probable that the project will be completed and the software will be used to perform the intended function. It also supersedes website development cost guidance, moving it to ASC 350-40. This ASU is effective for annual reporting periods beginning after December 15, 2027, and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Group is currently evaluating the effect of adopting of this ASU.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures. ASU No. 2023-09 requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The guidance is effective for annual periods beginning after December 15, 2024 on a prospective basis. Early adoption is permitted. The Group does not expect adoption of this standard will have a material impact on its unaudited condensed consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The amendments in this ASU are intended to improve financial reporting by requiring that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. The guidance is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Group is currently assessing the impact to its unaudited condensed consolidated financial statements.

F-61

MANGO FINANCIAL GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

3.	FINANCIAL INSTRUMENTS HELD, AT FAIR VALUE

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)

Financial instruments held, at fair value:
Equity securities listed in Hong Kong	1,254	1,312

4.	RECEIVABLES FROM CUSTOMERS, NET

Receivables from customers, net comprised the following:

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)

Receivables from customers arising from the business of:
Dealing in securities for cash clients	64,272	1,365,628
Generating retrocession fee income	211,745	-
	276,017	1,365,628
Less: allowance for credit losses	(62,263)	(62,263)
	213,754	1,303,365

The movement of the allowance for credit losses for receivables from customers was as follows:

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)

Beginning balance	-	62,263
Allowance for credit losses recognized	62,263	-
Ending balance	62,263	62,263

For the six months ended June 30, 2024 and 2025, no allowance for credit losses was recognized.

5.	DEPOSITS AND OTHER RECEIVABLES

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)

Deposits	73,754	37,754
Other receivables	15,531	39,845
	89,285	77,599
Less: allowance for credit losses	(5,000)	(5,000)
	84,285	72,599

F-62

The movement of the allowance for credit losses for deposits and other receivables was as follows:

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)

Beginning balance	-	5,000
Allowance for credit losses recognized	5,000	-
Ending balance	5,000	5,000

For the six months ended June 30, 2024 and 2025, no allowance for credit losses was recognized.

6.	PREPAID EXPENSES

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)

Prepaid introduction fees	-	5,886,980
Prepaid rent and management fees	240,340	237,220
Prepaid system and subscription fees	10,000	36,051
Prepaid consultancy services	15,000	-
Others	11,088	3,019
	276,428	6,163,270

F-63

MANGO FINANCIAL GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

7.	PLANT AND EQUIPMENT, NET

Plant and equipment consist of the following:

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)

Furniture and equipment	74,392	114,141
Less: accumulated depreciation	(9,883)	(23,603)
Plant and equipment, net	64,509	90,538

Depreciation expenses for the year ended December 31, 2024, and for the six months ended June 30, 2024 and 2025 were HK$7,141, HK$839 and HK$13,720, respectively.

8.	RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

The Group is a lessee of non-cancellable operating leases for corporate office in Hong Kong. The Group’s ROU assets and operating lease liabilities recognized in the consolidated balance sheets consist of the following:

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)

Operating lease ROU assets	3,486,556	2,570,547

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)
Operating lease liabilities
Current portion	1,896,384	1,948,747
Non-current portion	1,584,423	596,780
	3,480,807	2,545,527

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)
Operating leases:
Weighted average remaining lease term (years)	2	1.3
Weighted average discount rate	5.46%	5.46%

During the year ended December 31, 2024, and the six months ended June 30, 2024 and 2025, the Group incurred lease expense of HK$331,945, nil and HK$ 995,834, respectively.

The maturity analysis of the Group’s non-cancelable operating lease obligations is as follows:

As of December 31, 2024
HK$

Year ending December 31, 2024	2,030,208
Year ending December 31, 2025	1,615,434
Total undiscounted lease obligations	3,645,642
Less: imputed interest	(164,835)
Lease liabilities recognized in the consolidated balance sheet	3,480,807

As of June 30, 2025
HK$
(Unaudited)

Six months ending December 31, 2025	1,015,104
Year ending December 31, 2026	1,615,434
Total undiscounted lease obligations	2,630,538
Less: imputed interest	(85,011)
Lease liabilities recognized in the consolidated balance sheet	2,545,527

F-64

MANGO FINANCIAL GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

9.	OTHER NON-CURRENT ASSETS

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)

Deposit for admission fee	50,000	50,000
Deposit for compensation fund	93,124	93,124
Deposit for fidelity fund	50,000	50,000
Deposit for guarantee fund	50,000	50,000
Deposit for stamp duty	5,000	5,000
Deposit for leased asset	631,260	631,260
	879,384	879,384

10.	PAYABLES TO CUSTOMERS

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)

Trade payables arising from the business of dealing in securities:
- Cash clients – third parties	3,704,052	15,467,627
- Cash clients – related party	98,605	40,008,605
	3,802,657	55,476,232

11.	ACCRUALS AND OTHER CURRENT LIABILITIES

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)

Payables to clearing organizations	1	1,298,125
Accrued marketing expenses	422,374	422,374
Accrued professional expenses	117,783	72,783
Accrued data and IT service expenses	39,119	37,494
Accrued trading-related expenses	4,866	4,866
Accrued payroll and related payments	33,666	-
Accrued utilities and office expenses	3,247	6,355
Others	5,552	2,590
	626,608	1,844,587

12.	CONTRACT LIABILITIES

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)

Current
Advisory service fees	30,000	4,021,720

Non-current
Advisory service fees	-	2,392,195

Schedule of contract liabilities were as follows:

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)

At beginning of the fiscal year/period	-	30,000
Billed during the fiscal year/period	360,000	7,243,440
Revenue recognized during the fiscal year/period (Note 14)	(330,000)	(859,525)
At end of the fiscal year/period	30,000	6,413,915

As of December 31, 2024, the contract liabilities of HK$30,000 represented upfront consideration received for an advisory engagement for which the related performance obligation was satisfied within one month after year end.

As of June 30, 2025, the Group’s remaining performance obligations related to contract liabilities consist of financial advisory services. The current portion of contract liabilities of HK$4,021,720 represented consideration received for financial advisory services that are expected to be recognized as revenue within the next twelve months. The non-current portion of contract liabilities of HK$2,392,195 represented consideration received for financial advisory services that are expected to be recognized as revenue over a period of 13 to 22 months from the reporting date, based on the contractual service periods specified in the respective advisory agreements.

13.	ORDINARY SHARES

On March 28, 2025, MFG was incorporated as a limited liability company in the Cayman Islands. MFG became the holding company of the Group October 16, 2025, pursuant to the Reorganization described in Note 1. In connection with the Reorganization, 400,000,000 authorized shares of MFG were designated as Class A ordinary shares of a par value of US$0.0001 each, 90,000,000 authorized shares were designated as Class B ordinary shares of a par value of US$0.0001 each, and 10,000,000 authorized shares were designated as preference shares of a par value of US$0.0001 each. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to twenty votes. Prior to the completion of the Reorganization, the share capital of MFG underwent several changes. On March 28, 2025, MFG issued and subsequently repurchased 1 Class B ordinary share. On April 15, 2025, MFG issued and repurchased 4,799,999 Class B ordinary shares and issued 15,200,000 Class A ordinary shares. On June 6, 2025, MFG issued an additional 5,852,632 Class A ordinary shares. These issuances, together with the 21,052,632 Class A ordinary shares issued as consideration for the acquisition of NW on October 16, 2025, resulted in a total of 42,105,264 issued and outstanding ordinary shares upon completion of the Reorganization.

In connection with the Reorganization, the ordinary shares as of December 31, 2023 and 2024, June 30, 2024 and 2025 have been retroactively restated to reflect the historical equity movements of MFL, a subsidiary of NW, so that the consolidated statements of change in shareholders’ equity is presented on a consistent basis as if the Reorganization had occurred at the beginning of the earliest period presented.

14.	DISAGGREGATED REVENUE

	For the six months ended June 30,
	2024	2025
	HK$	HK$
	(Unaudited)	(Unaudited)

Revenue from contracts with customers within the scope of ASC Topic 606
Advisory and consultancy income – Over time	150,000	829,525
Advisory and consultancy income – Point in time	4,900,000	7,499,090
	5,050,000	8,328,615
Commission and brokerage income – Point in time*	145,786	82,507
Handling fee income – Point in time	2,935	4,461

Revenue from other sources
Administration fee income – Over time	7,212	449
Interest income from clients – Over time	2,152	2,610
	5,208,085	8,418,642

*	Commission and brokerage income includes (i) commission earned from executed securities transactions and (ii) retrocession fees income received from counterparties under distribution or referral arrangements.

F-65

MANGO FINANCIAL GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

15.	EMPLOYEE COMPENSATION AND BENEFITS

	For the six months ended June 30,
	2024	2025
	HK$	HK$
	(Unaudited)	(Unaudited)

Salaries and other short term employee benefits	542,800	1,545,276
Payments to defined contribution pension schemes	20,300	47,062
	563,100	1,592,338

16.	INCOME TAX

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on its income or capital gains.

British Virgin Islands

Under the current laws of the British Virgin Islands, the intermediate holding company is not subject to tax on its income or capital gains.

Hong Kong

The Group’s subsidiary incorporated in Hong Kong are subject to a profits tax rate of 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000.

The following table sets forth current and deferred portion of income tax expenses:

For the six months ended June 30,
	2024	2025
	HK$	HK$
	(Unaudited)	(Unaudited)

Current tax expense	-	-
Deferred tax expense	-	-
	-	-

The following table provides the reconciliation of the differences between the statutory and effective tax expenses:

	For the six months ended June 30,
	2024	2025
	HK$	HK$
	(Unaudited)	(Unaudited)

Income before income tax expense	4,507,888	3,892,810

Tax at Hong Kong statutory tax rate of 16.5%	743,802	642,314
Tax effect of tax-exempt entity	-	19,022
Tax effect of non-deductible expenses	42	-
Tax effect of non-taxable income	(34,634)	(14,246)
Tax effect of unrecognized temporary differences	(350)	(7,216)
Changes in valuation allowance	(708,860)	(639,874)
	-	-

F-66

MANGO FINANCIAL GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

16.	INCOME TAX (Continued)

The following table sets forth the significant components of the deferred tax assets of the Group:

	As of
	December 31,	June 30,
	2024	2025
	HK$	HK$
		(Unaudited)

Net operating loss carryforwards	6,103,318	5,463,444
Less: valuation allowance	(6,103,318)	(5,463,444)
	-	-

The Group had HK$36,989,810 and HK$33,111,788 unused tax losses carried forward as of December 31, 2024 and June 30, 2025. During the year ended December 31, 2024, and the six months ended June 30, 2024 and 2025, the Group recognized the valuation allowance of HK$6,103,318, HK$5,907,746 and HK$5,463,444, respectively, against its deferred tax asset. Management determined it was more likely than not that the deferred tax asset will not be realized and recorded a 100% valuation allowance for the year ended December 31, 2024, and the six months ended June 30, 2024 and 2025.

The following table sets forth the movements of valuation allowance of deferred tax assets:

	For the six months ended June 30,
	2024	2025
	HK$	HK$
	(Unaudited)	(Unaudited)

Balance at beginning of the year	6,616,606	6,103,318
Reversals	(708,860)	(639,874)
Balance at end of the year	5,907,746	5,463,444

17.	RELATED PARTY TRANSACTIONS AND BALANCES

Nature of relationships with related parties

Name	Relationship with the Company

Cheung Kam Fai (“Mr. Cheung”)	Shareholder and director of the Company

Related parties transactions

		For the six months ended June 30,
		2024	2025
Name	Nature	HK$	HK$
		(Unaudited)	(Unaudited)

Mr. Cheung	Handling fee income	3	-

Balance with related parties

		As of
		December 31,	June 30,
		2024	2025
Name	Nature	HK$	HK$
			(Unaudited)

Mr. Cheung	Loan to a shareholder (1)	-	-
Mr. Cheung	Amount due to a director (2)	9,783	19,783
Mr. Cheung	Payables to customers (3)	98,605	40,008,605

(1)	On 3 April 2024, a loan of HK$3,000,000 was advanced to Mr. Cheung. The loan was unsecured, interest-free, and was fully repaid on 21 May 2024.

(2)	The amount was unsecured, interest-free and repayable on demand.

(3)	The amount was repayable on demand except where certain balance represents trades pending settlement or margin deposits and cash collateral received for trading activities under the normal course of business.

F-67

MANGO FINANCIAL GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

18.	CONCENTRATIONS AND RISKS

Credit risk

Bank balances

The Group believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Company’s Hong Kong subsidiary is located.

Cash segregated for regulatory purpose is deposited in financial institutions as required by the Hong Kong Securities and Futures Ordinance. These financial institutions are of sound credit ratings and hence management believes that there is no significant credit risk related to cash held for regulatory purpose.

Receivables from customers

The Group’s securities trading activities are transacted on a cash basis. The Group’s credit risk is limited because substantially all of the contracts entered into are settled directly at securities clearing organizations.

Other current assets

The Group is exposed to risk from other current assets. These assets are subject to credit evaluations. An allowance, where applicable, is made for estimated unrecoverable amounts that have been determined by reference to past default experience and the current economic environment.

Concentration of credit risk

The Group’s exposure to credit risk associated with its brokerage and other activities is measured on an individual counterparty basis, as well as by groups of counterparties that share similar attributes.

Details of the customers accounting for 10% or more of total revenue are as follows:

	For the six months ended June 30,
	2024	2024	2025	2025
	HK$	%	HK$	%
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Customer E	*	*	1,547,300	18%
Customer F	*	*	1,047,000	12%
Customer G	*	*	1,042,000	12%
Customer H	*	*	1,041,585	12%
Customer I	*	*	1,032,485	12%
Customer J	*	*	1,031,985	12%
Customer A	4,900,000	94%	*	*

Details of the customers accounting for 10% or more of total receivables from customers are as follows:

	As of
	December 31,	December 31,	June 30,	June 30,
	2024	2024	2025	2025
	HK$	%	HK$	%
			(Unaudited)	(Unaudited)

Customer K	*	*	1,298,785	95%
Customer B	211,745	77%	*	*

Details of the customers accounting for 10% or more of total payables to customers are as follows:

	As of
	December 31,	December 31,	June 30,	June 30,
	2024	2024	2025	2025
	HK$	%	HK$	%
			(Unaudited)	(Unaudited)

Customer L	*	*	40,008,605	72%
Customer M	*	*	10,300,000	19%
Customer C	949,871	25%	*	*
Customer D	922,299	24%	*	*

*	Less than 10%

F-68

MANGO FINANCIAL GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

18.	CONCENTRATIONS AND RISKS (Continued)

Currency risk

Currency risk arises from the possibility that fluctuations in foreign exchange rates will impact the financial instruments. The Company is not exposed to significant transactional foreign currency risk since almost all of its transactions, assets and liabilities are denominated in the functional currency of the operating subsidiary, HK$. In the opinion of the directors of the Group, the currency risk of US$ is considered insignificant as HK$ is pegged to US$ and therefore no sensitivity analysis is presented.

Market and geographic risk

The Group’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Group’s business, financial condition, and results of operations.

19.	COMMITMENTS AND CONTINGENCIES

Litigation and contingencies

From time to time, the Group may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on the Group’s business, financial condition, or operating results.

20.	SEGMENT INFORMATION

Reportable segments

The Group operates as a single reportable segment, which is consistent with how the Chief Operating Decision Maker (“CODM”), the Chief Executive Officer, allocates resources and assesses performance. The Group’s operations are centralized and integrated, with financial results reviewed and managed on a consolidated basis. Accordingly, management has determined that the Group has one reportable segment under ASC Topic 280, Segment Reporting.

Measure of segment profit or loss

The CODM reviews financial information on a consolidated basis, using Net (loss) income as the primary measure of segment performance to monitor budget versus actual results and decide where to allocate and invest additional resources to achieve continued growth. Net (loss) income is defined as revenues less operating expenses, other segment items (including interest income, other income and other expenses), and income taxes.

As the CODM reviews results on a consolidated basis, the segment profit (loss) is consistent with the consolidated profit (loss) presented in the unaudited condensed consolidated statements of comprehensive income. The CODM does not review discrete financial information for the Group’s assets or liabilities; accordingly, no separate segment assets or liabilities are disclosed.

F-69

MANGO FINANCIAL GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025 (UNAUDITED)

20.	SEGMENT INFORMATION (Continued)

Significant segment expense categories provided to the CODM

The CODM regularly receives and reviews the following expense categories, which are included in the segment’s measure of profit or loss.

Other segment income primarily comprises interest income and miscellaneous gains or losses.

	For the six months ended June 30,
	2024	2025	2025
	HK$	HK$	US$
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	5,208,085	8,418,642	1,076,552

Allowance for credit losses	-	-	-
Employee compensation and benefits	(563,100)	(1,592,338)	(203,624)
Information costs	(203,728)	(142,894)	(18,273)
Introduction fees	-	(761,556)	(97,385)
Lease expenses	-	(995,834)	(127,345)
Legal and professional fees	(25,000)	(580,772)	(74,268)
Rates and building management fees	(29,266)	(243,796)	(31,176)
Other general and administrative expenses	(83,331)	(281,557)	(36,004)

Other segment income, net	204,228	72,915	9,323

Income tax expense	-	-	-

Net income	4,507,888	3,892,810	497,800

The following table presents revenues by geographic area based on the location where services are provided:

	For the six months ended June 30,
	2024	2025	2025
	HK$	HK$	US$
	(Unaudited)	(Unaudited)	(Unaudited)

Hong Kong	5,208,085	8,418,642	1,076,552

21.	SUBSEQUENT EVENTS

On July 10, 2025, the Group incorporated Mango Fiduciary Limited, a limited company.

On August 6, 2025, the Group incorporated Mango Financial OFC, an open-ended fund company.

On October 16, 2025, MFG entered into a share sale and purchase agreement with the shareholders of NW, under which MFG purchased an aggregate of 20,000 ordinary shares of NW, representing the entire issued share capital of NW, from the NW Shareholders in consideration of which MFG allotted and issued an aggregate of 21,052,632 Class A ordinary shares of par value US$0.0001 each. Accordingly, the Reorganization was completed on October 16, 2025.

The Group has assessed all events up through the date of these unaudited condensed consolidated financial statements are available to be issued, there are no other material subsequent events that require disclosure in these unaudited condensed consolidated financial statements.

F-70

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

CAYSON ACQUISITION CORP,

MANGO FINANCIAL GROUP LIMITED,

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED

and

MANGO TEMP LIMITED

Dated as of July 11, 2025

i

3.23	Employee Benefits	24
3.24	Environmental Matters	24
3.25	Transactions with Related Persons	25
3.26	Insurance	25
3.27	Top Suppliers	26
3.28	Certain Business Practices	26
3.29	Investment Company Act	27
3.30	Brokers’ Fees	27
3.31	Financial Projections	27
3.32	MFG	27
3.33	Independent Investigation	27
3.34	No Other Representations	28

Article IV - REPRESENTATIONS AND WARRANTIES OF THE SPAC		28
4.1	Organization of the SPAC	28
4.2	Due Authorization	28
4.3	Authorized Share Capital and Other Matters	29
4.4	Governmental Consents	30
4.5	No Conflict	30
4.6	Internal Controls; Financial Statements	31
4.7	No Undisclosed Liabilities	32
4.8	Litigation and Proceedings	32
4.9	Tax Matters	32
4.10	Real Property; Personal Property	33
4.11	Intellectual Property	33
4.12	Employees; Employee Benefit Plans	34
4.13	Absence of Changes	34
4.14	Brokers’ Fees	34
4.15	SEC Filings	34
4.16	Trust Account	35
4.17	Investment Company Act; JOBS Act	35
4.18	Indebtedness	35
4.19	Stock Market Quotation	36
4.20	Business Activities	36
4.21	Independent Investigation	37
4.22	No Other Representations and Warranties	37

Article V – COVENANTS		37
5.1	Conduct of Business by the SPAC Pending the Merger	37
5.2	Conduct of the Company and the Business Pending the Merger	39
5.3	Tax Matters	42
5.4	Preparation of the SPAC Registration Statement and Proxy Statement; the SPAC Shareholders Meeting	43
5.5	Reasonable Efforts	45
5.6	Access to Information	45
5.7	Exclusivity	46
5.8	Public Announcements; Required Information	47

ii

5.9	Section 16 Matters	48
5.10	Control of Other Party’s Business	48
5.11	NASDAQ Listing	48
5.12	Takeover Statutes	48
5.13	Financial Information	49
5.14	Extension; Payment of Extension Fees	49
5.15	Equity Incentive Plan	50
5.16	Employment Agreements	50
5.17	PIPE Financing	50
5.18	Indemnification and Directors’ and Officers’ Insurance	50
5.19	Termination of Existing Registration Rights Agreements	51
5.20	Fees and Expenses	51
5.21	Insurance	52
5.22	Restructuring	52

Article VI – CONDITIONS TO THE MERGER		52
6.1	Conditions to the Obligations of the SPAC, the Company and Merger Sub to Effect the Merger	52
6.2	Additional Conditions to the Obligations of the Company and Merger Sub	53
6.3	Additional Conditions to the Obligations of the SPAC	54

Article VII – SURVIVAL AND INDEMNIFICATION		55
7.1	Survival	55
7.2	Indemnification	55
7.3	Limitations on Indemnification	56
7.4	Indemnification Proceedings	56
7.5	Indemnification Payments	57

Article VIII – TERMINATION		57
8.1	Termination	57
8.2	Effect of Termination	59

Article IX – MISCELLANEOUS		59
9.1	Trust Account	59
9.2	Waiver Against Trust Account	59
9.3	Governing Law; Jurisdiction	60
9.4	Notices	60
9.5	Headings	61
9.6	Entire Agreement	62
9.7	Amendments and Waivers	62
9.8	Assignment	62
9.9	Third Parties	62
9.10	Specific Performance	63
9.11	Severability	63
9.12	Counterparts	64
9.13	Construction of Certain Terms and References; Captions	65
9.14	Disclosure Schedules	65

Article X – DEFINITIONS		66
10.1	Definitions	66

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of July 11, 2025 by and among (i) Cayson Acquisition Corp, a Cayman Islands exempted company (the “SPAC”), (ii) Mango Financial Group Limited, a Cayman Islands exempted company (the “MFG”), (iii) North Water Investment Group Holdings Limited, a British Virgin Islands business company (“North Water”), and (iv) Mango Temp Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company (“Merger Sub”). The “Company” shall mean, prior to the Restructuring (as defined below), MFG and North Water, collectively, and after the Restructuring, MFG. Each of the foregoing parties is referred to herein as a “Party” and collectively as the “Parties.” Certain capitalized terms used herein and not otherwise defined are defined in Article X hereof.

RECITALS

A.	MFG and North Water intend to undergo a restructuring (the “Restructuring”) whereby after approval of the Securities and Futures Commission of Hong Kong (the “SFC”), MFG will directly own one hundred percent (100%) of the issued equity securities of North Water, which in turn owns all of the equity interests of Mango Financial Limited, a Hong Kong limited company;

B.	The Company, through its wholly owned and Controlled subsidiaries, is in the business of providing financial services (the “Business”);

C.	The SPAC is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities;

D.	Merger Sub is a newly incorporated, direct, wholly-owned subsidiary of MFG and was formed for the sole purpose of effecting the Merger (as defined below);

E.	Subject to the terms and conditions set forth herein, the Parties desire and intend to effect a business combination transaction pursuant to which Merger Sub will merge with and into the SPAC, with the SPAC continuing as the surviving company (the “Merger”) and becoming a wholly-owned subsidiary of the Company;

F.	The board of directors of each of the Company, the SPAC and Merger Sub has (i) determined that the Merger and other transactions contemplated hereby are fair, advisable and in the best interests of their respective companies and shareholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein and (iii) determined to recommend to their respective shareholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger;

G.	In accordance with the terms of this Agreement, the SPAC shall provide an opportunity to holders of the SPAC Ordinary Shares to have their outstanding shares redeemed on the terms and subject to the conditions set forth in this Agreement and the SPAC’s Governing Documents (as defined below) in connection with obtaining the SPAC Shareholder Approval (as defined below);

H.	The SPAC and the Company will use their reasonable best efforts to enter into subscription agreements, on terms mutually approved by the SPAC and the Company (as amended or modified from time to time, collectively, the “Subscription Agreements”), with certain investors procured and approved by the Parties (the “PIPE Investors”), pursuant to which, among other things, each PIPE Investor would agree to subscribe for and purchase from the SPAC immediately prior to the Closing (the “PIPE Closing Date”), and the SPAC would agree to issue and sell to each such PIPE Investor on the PIPE Closing Date, securities of the SPAC (the equity financing under all Subscription Agreements, collectively, hereinafter referred to as the “PIPE Financing” and the SPAC securities to be issued pursuant to the PIPE Financing, the “PIPE Securities”);

I.	Certain of the Shareholders have, or will prior to Closing, each enter into a Lock-Up Agreement with MFG, in substantially the form attached as Exhibit A hereto (the “Lock-Up Agreement”), which agreement will become effective as of the Closing;

J.	The Sponsors and certain Shareholders have, or will prior to Closing, enter into a registration rights agreement with MFG, in a form agreed to by the Parties, provided that such agreement will have customary terms and conditions including at least three (3) sets of demand registration rights and unlimited piggyback rights (the “Registration Rights Agreement”), which agreement will become effective as of the Closing; and

K.	For U.S. federal income tax purposes, it is intended that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants, and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I

CLOSING

1.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Transactions (the “Closing”) shall take place by electronic exchange of documents and signatures on the third (3rd) Business Day after all the conditions set forth in Article VI have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other date, time or place as the SPAC and the Company may agree in writing (the date and time at which the Closing is actually held being the “Closing Date”).

2

1.2 Closing Deliverables.

(a) At the Closing, the Company will deliver or cause to be delivered:

(i) to the Exchange Agent, the number of Company Ordinary Shares to be paid in respect of the SPAC Ordinary Shares and SPAC Rights in accordance with Section 2.7(a), for further distribution to the SPAC Shareholders and Rightsholders;

(ii) a certificate signed by an authorized officer of the Company, dated as of the Closing Date, certifying that, to the knowledge and belief of such authorized officer, the conditions specified in Section 6.3(a), (b), (c), (e), (f) and (g) have been satisfied (the “Company Condition Certificate”);

(iii) duly executed counterparts to each of the Transaction Documents to be entered into by the Company and Merger Sub, the Shareholders, or the Key Personnel;

(iv) copies of certified resolutions approved and actions taken by each of Company’s and Merger Sub’s directors and shareholders in connection with the approval of this Agreement and the Transactions;

(v) all other documents, instruments or certificates required to be delivered by the Company and Merger Sub at or prior to the Closing pursuant to Section 6.3; and

(vi) such other documents or certificates as shall be reasonably determined by the SPAC and its legal counsel to be required in order to consummate the Transactions.

(b) At the Closing, the SPAC will deliver or cause to be delivered:

(i) a certificate signed by an authorized officer of the SPAC, dated as of the Closing Date, certifying that, to the knowledge and belief of such authorized officer, the conditions specified in Section 6.2(a), (b), (c) and (e) have been satisfied (the “SPAC Condition Certificate”);

(ii) duly executed counterparts to each of the Transaction Documents to be entered into by the SPAC and the Sponsors, as applicable;

(iii) the written resignation letters of all of the directors and officers of the SPAC, in accordance with the provisions of Section 6.2(f)), effective as of the Effective Time;

(iv) copies of certified resolutions and actions taken by the SPAC Board and the SPAC Shareholders in connection with the approval of this Agreement and the Transactions;

(v) all other documents, instruments or certificates required to be delivered by the SPAC at or prior to the Closing pursuant to Section 6.2; and

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(vi) such other documents or certificates as shall be reasonably determined by the Company and its legal counsel to be required in order to consummate the Transactions.

1.3 Earnout. Immediately prior to the Effective Time, the Company shall issue Four Million (4,000,000) Company Ordinary Shares (the “Earnout Shares”) in the name of the Shareholders listed on Schedule 1.3 (the “Earnout Recipients”), which shall be deposited, or caused to be deposited, by the Company with the Escrow Agent, and shall be released (in whole or in part) to the Earnout Recipients contingent upon the achievement of the conditions set forth in Schedule 1.3 or to the Company for cancellation, in each case in accordance with the terms set forth in the Earnout Escrow Agreement (the “Earnout”).

1.4 Indemnification. Immediately prior to the Effective Time, 4,000,000 Company Ordinary Shares to be held by the Shareholders on the Closing Date (the “Indemnification Shares”) shall be deposited with the Escrow Agent, which shall be held in escrow as security for the Shareholders’ indemnification obligations on behalf of the Company as further set forth in Article VII, to be released to the Shareholders or to the Company for cancellation, in each case in accordance with the terms of, and in the amounts to be set forth in, Article VII and the Indemnification Escrow Agreement. The Indemnification Escrow Agreement shall provide that on the date that is twenty-four (24) months from the Closing Date, the amount of Indemnification Shares that have not been used in or reserved for satisfaction of indemnification obligations as provided in Article VII be released to the Shareholders.

1.5 Compliance; Transfer or Assignment; Register of Members.  The Company shall ensure that any offers, sales, transfers, assignments or deliveries of Company Ordinary Shares prior to the Closing are effectuated in compliance with all applicable Laws, including applicable securities Law and all licensing conditions and requirements and reporting requirements applicable to MFL. The Company shall also use reasonable efforts to cause the Shareholders to not sell, transfer, assign or create encumbrances over their respective Company Ordinary Shares prior to the Closing without the prior written consent of the Company and the SPAC (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that nothing in this Section 1.5 shall prohibit a transfer or assignment by operation of Law, by will or the Laws of descent and distribution, to an Affiliate of such Shareholder or to another Shareholder of the Company and in such circumstance a deed of adherence to this Agreement shall be signed by the transferee, all the foregoing solely in accordance with applicable Law.

1.6 Company Governance Matters.

(a) The Parties shall use commercially reasonable efforts to ensure that the individuals listed on Schedule 1.6(a), as such schedule may be amended prior to the effective date of the Company Registration Statement (as defined below), are nominated and elected as directors of the Company with effect from the Effective Time. At the Effective Time, the board of directors of the Company shall consist of five (5) directors, three (3) of whom shall be designated by the Company, and of such three (3) at least one (1) of whom shall meet the independent director requirements under NASDAQ rules, and two (2) of whom shall be designated by the SPAC, both of whom shall meet the independent director requirements under NASDAQ rules. The officers of the Company as of immediately prior to the Effective Time shall continue as the officers of the Company.

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(b) On the Closing Date, and subject to receipt of the required SPAC Shareholder Approval and the approval of the Company’s shareholders, the Company shall cause its memorandum and articles of association to be amended and restated in such form as shall be mutually agreed upon between the Company and the SPAC (the “A&R Memorandum and Articles of Association”).

Article II

THE MERGER

2.1 The Merger. Upon and subject to the terms and conditions set forth in this Agreement, at the Effective Time, and in accordance with the applicable provisions of the Cayman Companies Act, Merger Sub shall merge with and into the SPAC. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the SPAC shall continue as the surviving company of the Merger (the “Surviving Company”) under the Cayman Companies Act and become a wholly owned subsidiary of the Company. Prior to the Closing, the SPAC and Merger Sub shall execute a plan of merger (the “Plan of Merger”) and other documents required by the Cayman Companies Act (together with the Plan of Merger, the “Merger Documents”) in form and substance acceptable to the Parties, and the Parties shall cause the Merger to be consummated by the filing of the Merger Documents with the Cayman Registrar in accordance with the provisions of the Cayman Companies Act. The Merger shall become effective on the date that the Plan of Merger is registered by the Cayman Registrar in accordance with the Cayman Companies Act or such later time as specified in the Plan of Merger (the “Effective Time”). References herein to the “SPAC” with respect to the period from and after the Effective Time shall be deemed to be references to the Surviving Company.

2.2 Effect of the Merger.  At the Effective Time, the Merger shall take effect as provided in this Agreement, the Plan of Merger, and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, without further deed or act, all the rights, the property of every description, including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of the SPAC and Merger Sub shall vest in the Surviving Company, and all the Contracts, Liabilities, claims and obligations of the SPAC and Merger Sub shall become the Contracts, Liabilities, claims and obligations of the Surviving Company, and the Surviving Company shall execute any agreements and shall take such further actions, as any Party may reasonably request to confirm that the Surviving Company shall observe and discharge all covenants, duties and obligations of the SPAC and Merger Sub set forth in this Agreement to be performed after the Effective Time.

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2.3 Surviving Company Governance Matters. At the Effective Time, and without any further action on the part of the Merger Sub but subject to receipt of the required SPAC Shareholder Approval, the memorandum and articles of association of the Surviving Company (the “Surviving Company M&A”) will be amended and restated substantially in the form to be mutually agreed upon between the Company and SPAC, until thereafter amended or restated in accordance with its terms and as provided by Law.

2.4 Tax Treatment of the Merger. For U.S. federal income tax purposes, it is intended that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code to which each of the SPAC, Merger Sub and the Company is a party under Section 368(b) of the Code (the “Intended Tax Treatment”). It is intended that this Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3 and each of the Parties shall prepare and file all Tax Returns on a basis consistent with the Intended Tax Treatment and shall not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes unless otherwise required by applicable Law. Each of the Parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify for the Intended Tax Treatment.

2.5 Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and interest in, to and under, or possession of, all assets, property, rights and of Merger Sub and the SPAC, the officers and directors of Merger Sub and the SPAC shall be fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, provided that (i) such action is not inconsistent with this Agreement; (ii) the Surviving Company shall not be required to incur any material costs or expenses in connection with such actions; (iii) no such actions shall impose any new or additional liability, obligation or commitment on the Surviving Company that was not expressly assumed pursuant to Section 2.2; (iv) the Company shall provide all necessary cooperation and assistance, at its sole cost and expense, to facilitate such actions; and (v) nothing in this Section 2.5 shall require the Surviving Company or its officers or directors to take any action that would violate any applicable law, conflict with the Surviving Company M&A or adversely affect any rights or protections of the Surviving Company under this Agreement.

2.6 Merger Consideration; Effect of the Merger on Securities of the SPAC and Merger Sub.

(a) Conversion of SPAC Ordinary Shares, SPAC Rights and SPAC Units. At the Effective Time, by virtue of the Merger:

(i) Each SPAC Unit issued and outstanding immediately prior to the Effective Time will be automatically and mandatorily separated into its component parts and the holder thereof shall be deemed hold one (1) SPAC Ordinary Share and one (1) SPAC Right in accordance with the terms of the applicable SPAC Units (the “Units Separation”). The underlying SPAC Rights and SPAC Ordinary Shares held or deemed to be held following the Units Seapration shall then be converted in accordance with the application terms of this secion 2.6(a).

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(ii) Each SPAC Right issued and outstanding immediately prior to the Effective Time (including those SPAC Rights as separated from the Units Separation) will be converted in accordance with their terms into the one-tenth (1/10) of one (1) SPAC Ordinary Share and will cease to exist and be cancelled (the “Rights Conversion”), provided that no fractional SPAC Ordinary Share will be issued in connection with the Rights Conversion such that if a holder of SPAC Rights would be entitled to receive a fractional SPAC Ordinary Share upon the Rights Conversion, the number of SPAC Ordinary Shares to be issued to such holder upon the Rights Conversion shall be rounded down to the nearest whole number of SPAC Ordinary Shares.

(iii) Each SPAC Ordinary Share issued and outstanding immediately prior to the Effective Time (including SPAC Ordinary Shares issued in the PIPE Financing and those SPAC Ordinary Shares as separated from the Units Separation and converted from the Rights Conversion but excluding Excluded Shares and Dissenting Shares, each as defined below), will be automatically cancelled and extinguished and converted into the right to receive one (1) Company Ordinary Share, which shall be issued pursuant to Section 2.7(a).

(b) Treatment of Excluded Shares. At the Effective Time, all SPAC Ordinary Shares that are owned by the SPAC (as treasury shares or otherwise) or any of its direct or indirect Subsidiaries as of immediately prior to the Effective Time or that are subject to a SPAC Share Redemption (collectively, the “Excluded Shares”) shall be automatically canceled, surrendered (if applicable) and extinguished without any conversion or consideration delivered in exchange thereof (other than the right to receive payment of the redemption amount, in the case of the shares subject to a SPAC Share Redemption).

(c) No Issuance of Fractional Shares. No certificates or scrip representing fractional shares will be issued pursuant to the Merger, and instead any such fractional share that would otherwise be issued will be rounded down to the nearest whole share.

(d) Share Capital of Merger Sub. The one (1) Merger Sub Ordinary Share that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without further action on the part of the sole shareholder of Merger Sub, be converted into and become one (1) ordinary share of the Surviving Company (and such ordinary share of the Surviving Company into which the Merger Sub Ordinary Share is so converted shall constitute the only issued and outstanding share of the Surviving Company that is issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of the Merger Sub Ordinary Shares will, as of the Effective Time, evidence ownership of such ordinary share of the Surviving Company.

(e) Shares Issued Upon Cancellation of SPAC Ordinary Shares and SPAC Rights. All securities issued upon the surrender and cancellation of SPAC Ordinary Shares and SPAC Rights in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities; provided that any agreement providing for restrictions on the sale and transfer of such SPAC Ordinary Shares and SPAC Rights, including but not limited to any lock-up agreements, transfer restrictions, or other contractual limitations applicable to the original securities, shall also apply to the Merger Consideration so issued in exchange, to the extent provided in such agreement.

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(f) Lost, Stolen or Destroyed Certificates. In the event any certificates for any SPAC Ordinary Shares or SPAC Rights have been lost, stolen or destroyed, the Company shall issue in exchange for such lost, stolen or destroyed certificates or securities as the case may be, upon delivery of an executed affidavit of that fact by the holder thereof, such securities, as may be required pursuant to Section 2.6(a); provided, however, that the Company may, in its sole and exclusive discretion and as a condition precedent to the issuance thereof, additionally require the owner of such lost, stolen or destroyed certificates to deliver an executed deed of indemnity against any claim that may be made against it with respect to the certificates alleged to have been lost, stolen or destroyed.

(g) Treatment of Dissenting Shares. Each Dissenting Share issued and outstanding immediately prior to the Effective Time held by a Dissenting Shareholder shall be cancelled and cease to exist in accordance with Section 2.9 and shall thereafter represent only the right to be paid the fair value of such Dissenting Share as determined and such other rights arising pursuant to Section 238 of the Cayman Companies Act.

2.7 Issuance of Company Ordinary Shares.

(a) Exchange. At or substantially concurrently with the Effective Time, the Company shall issue and shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of issued and outstanding SPAC Units, SPAC Ordinary Shares and SPAC Rights, for exchange in accordance with this Section 2.7(a), the number of Company Ordinary Shares representing the Merger Consideration. The Company shall provide irrevocable instructions to the Exchange Agent to distribute, immediately following the Effective Time, upon Units Separation and the cancellation of the corresponding SPAC Ordinary Shares and SPAC Rights, the number of Company Ordinary Shares representing the Merger Consideration to be issued in exchange therefor.

(b) Distributions After the Effective Time. Subject to the following sentence, no dividends or other distributions declared after the Effective Time with respect to the Company Ordinary Shares shall be paid with respect to any Company Ordinary Shares that not delivered by the Exchange Agent to the record holder of such shares promptly after the Effective Time (it being understood that shares deposited with the Escrow Agent shall be deemed delivered hereunder), whether due to a legal impediment to such delivery or otherwise. Subject to the effect of abandoned property, escheat, Tax or other applicable Laws, following the delivery of any such previously undelivered Company Ordinary Shares, there shall be paid to the record holder of such shares, without interest, at the time of delivery, to the extent not previously paid, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to each such Company Ordinary Share.

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(c) Tax Withholding. The SPAC, the Company, Merger Sub, and the Exchange Agent shall each be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such deducted or withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(d) No Liability. None of the Company, the SPAC, Merger Sub, the Exchange Agent or any other Person shall be liable for Company Ordinary Shares (or dividends or distributions with respect thereto or with respect to the Company Ordinary Shares) or cash properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

2.8 Adjustments in Certain Circumstances. Without limiting the other provisions of this Agreement, if at any time during the period between the date hereof and the Effective Time, any change in the outstanding securities of the Company, the SPAC or Merger Sub shall occur (other than issuances of any securities of the Company, the SPAC or Merger Sub as expressly permitted by this Agreement), including by reason of any reclassification, recapitalization, share split (including a reverse share split), combination, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in shares, then the Outstanding Shares, the Earnout Shares, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be adjusted in a commercially reasonable manner to preserve the relative economic value intended for SPAC Shareholders to reflect such change; provided, however, that this sentence shall not be construed to permit the SPAC, Merger Sub or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement. No less than ten (10) Business Days’ notice shall be provided to the appropriate parties with respect to any change in the outstanding securities of the Company, the SPAC or Merger Sub proposed to be made effective (other than issuance of any securities of the Company, the SPAC or Merger Sub as permitted by this Agreement) at any time during the period between the date hereof and the Effective Time.

2.9 Appraisal Rights.

(a) Each SPAC Ordinary Share issued and outstanding immediately prior to the Effective Time (the “Dissenting Shares”) owned by holders of SPAC Ordinary Shares who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to Section 238 of the Cayman Companies Act (the “Dissenting Shareholders”) shall thereafter represent the right to receive only the payment as may be determined to be due in accordance with the procedure set forth in the Cayman Companies Act with respect to the Dissenting Shares owned by such Dissenting Shareholder, and shall not be entitled to receive the Merger Consideration, unless and until such Dissenting Shareholder effectively withdraws its demand for, or loses its rights to, dissent from the Merger pursuant to the Cayman Companies Act with respect to any Dissenting Shares. SPAC shall give the Company (i) to the extent reasonably practicable, prompt notice of any notices of objection, notices of dissent, written demands for appraisal, demands for fair value, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by SPAC relating to any Dissenting Shareholder’s rights of dissent under the Cayman Companies Act and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the Cayman Companies Act. SPAC shall not, except with the prior written consent of the Company, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

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(b) In the event that any written notices of objection to the Merger are served by any holders of SPAC Ordinary Shares pursuant section 238(2) of the Cayman Companies Act, (i) SPAC shall serve written notice of the authorization, the Plan of Merger and the Merger on such Dissenting Shareholders pursuant to Section 238(4) of the Cayman Companies Act (the “Authorization Notice”) within twenty (20) days of obtaining the SPAC Shareholder Approval; provided, that prior to serving any such notice, to the extent reasonably practicable, SPAC shall consult with the Company with respect to such notice and shall afford the Company a reasonable opportunity to comment thereon; and (ii) SPAC and the Company may elect to delay the Closing and the filing of the Merger Documents with the Cayman Registrar until at least twenty (20) days have elapsed since the date on which such the Authorization Notice is given (being the period allowed for written notice of an election to dissent under Section 238(5) of the Cayman Companies Act, as referred to in Section 239(1) of the Cayman Companies Act), but in any event subject to the satisfaction or waiver of all of the conditions set forth in Sections 6.1, 6.2 and 6.3.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MERGER SUB

Except as otherwise disclosed or identified in the Company Disclosure Schedule, each of the Company and Merger Sub hereby represents and warrants to the SPAC as follows:

3.1 Organization of the Company and Merger Sub.

(a) MFG is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands, North Water is a business company duly incorporated, validly existing and in good standing under the Laws of the British Virgin Islands, and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was formed. The Company and its Subsidiaries, for the avoidance of doubt, including Merger Sub (collectively, the “Company Group”), have all requisite corporate power and authority necessary and required to own and operate the Company Group Assets and to carry on the Business as presently conducted. Each member of the Company Group is duly licensed or qualified to do business and is in good standing (or equivalent status as applicable) in each jurisdiction in which the properties owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where failure to be so licensed or qualified and in good standing would not reasonably be expected to have a Company Material Adverse Effect nor impair any material Company Group Asset, nor invalidate any material Governmental Authorization or Company Permit, nor constitute a violation of any material Law, or nor prevent or materially delay the consummation of the Transactions. Schedule 3.1 lists all jurisdictions in which the Company Group is qualified to conduct business.

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(b) Merger Sub is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Merger Sub is a wholly-owned Subsidiary of the Company. The copies of the Governing Documents of Merger Sub which were previously furnished or made available to the SPAC are true and complete copies of such documents as in effect on the date of this Agreement.

3.2 Due Authorization. Each of the Company and Merger Sub has all requisite power and authority to execute, deliver and perform this Agreement and the Transaction Documents to which it is or shall be a party, to carry out its obligations hereunder and thereunder, and to consummate the Transactions contemplated herein and therein. This Agreement and all Transaction Agreements to which the Company or Merger Sub is or shall be a party and the consummation of the Transactions (other than the authorization, filing and registration of the Articles of Merger, the change of directors of the Company in accordance with Section 1.6 (a) and the amendment and restatement of the Company’s memorandum and articles of association in accordance with Section 2.3) have been duly authorized by all necessary and proper action on the part of the Company and Merger Sub, including approval by the Shareholders of this Agreement, the Merger and the Transactions in accordance with the Governing Documents of the Company. Each of this Agreement and the Transaction Documents to which the Company or Merger Sub is or shall be a party has been or will be duly and validly executed and delivered by it and (assuming that this Agreement or such other applicable Transaction Documents to which the SPAC is or will be a party constitutes a legal, valid and binding obligation of the SPAC), constitutes or shall when executed and delivered constitute the legal, valid and binding obligation of the Company and Merger Sub (as applicable), enforceable against the Company and Merger Sub (as applicable) in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity) (collectively, the “Remedies Exception”).

3.3 Capitalization.

(a) (i) The authorized share capital of MFG is $50,000 divided into 500,000,000 Company Ordinary Shares, comprised of 400,000,000 Company Ordinary Shares and 90,000,000 Company Class B Ordinary Shares, and 10,000,000 preference shares, of which 21,052,632 Company Ordinary Shares are issued and outstanding as of the date hereof. All of the issued and outstanding Company Ordinary Shares have been duly authorized and validly issued in compliance with all applicable Laws and MFG’s Governing Documents, are fully paid and non-assessable, and are not subject to any preemptive rights and have not been issued in violation of any preemptive or similar rights of any Person or any contractual rights. As of the date hereof, all of the issued and outstanding Company Ordinary Shares are owned legally and beneficially by the Persons set forth on Schedule 3.3(a), as the same may be amended by the Company no later than one (1) Business Day prior to the Closing. Except for the Company Ordinary Shares, no other class in the share capital of MFG is or ever has been authorized or issued or outstanding.

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(ii) The authorized share capital of North Water is $50,000 divided into 50,000 ordinary shares, of which 21,000 ordinary shares are issued and outstanding. Prior to the Restructuring, all the ordinary shares of North Water are held by the same Persons and in the same proportions as the Company Ordinary Shares. After the Restructuring, all the ordinary shares of North Water will be held by MFG. All of the issued and outstanding ordinary shares of North Water have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any preemptive rights and have not been issued in violation of any preemptive or similar rights of any Person. Except for the ordinary shares of North Water, no other class in the share capital of MFG is or ever has been authorized or issued or outstanding.

(b) Except as set forth on Schedule 3.3(b), there are no: (a) outstanding Company Share Rights; (b) outstanding subscriptions, options, warrants, rights (including phantom stock rights), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for or would require the purchase, issuance or sale of any share of MFG or North Water; (c) to the Knowledge of the Company, agreements with respect to any of the Company Ordinary Shares or the ordinary shares of North Water, including any voting trust, other voting agreement or proxy with respect thereto; or (d) disputes, controversies, demands or claims as to any Company Ordinary Shares or the ordinary shares of North Water.

(c) The Company Ordinary Shares comprising the Merger Consideration, when issued in accordance with the terms hereof, shall be duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable state and federal securities Laws and not subject to, and not issued in violation of, any Lien, purchase, option, call option, right of first refusal, preemptive right, subscription right, third party claim or any similar right under any provision of applicable Law, MFG’s Governing Documents, or any Contract to which MFG is a party or otherwise bound.

(d) The authorized share capital of Merger Sub is $50,000 divided into 50,000 Merger Sub Ordinary Shares, of which one (1) Merger Sub Ordinary Share is issued and outstanding and held by the Company as of the date hereof. All of the issued and outstanding Merger Sub Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any preemptive rights and have not been issued in violation of any preemptive or similar rights of any Person.

3.4 Charter Documents. Copies of the Governing Documents of the Company, Merger Sub and each other Company Group member have heretofore been made available to the SPAC, and such copies are true and complete copies of such Governing Documents in effect on the date hereof. No member of the Company Group has taken any action that conflicts with, is in violation or derogation of its Governing Documents or would reasonably be expected to impair the enforceability of any provision of its Governing Documents in any respect.

3.5 Corporate Records. The register of members or the equivalent documents of the Company Group are complete and accurate. The register of members or the equivalent documents and minute book records of the Company Group relating to all issuances and transfers of stock or shares by the Company Group, and all proceedings of their respective boards of directors, including committees thereof, and stockholders or shareholders of the Company Group since January 1, 2022, have been made available to the SPAC, and are true, correct and complete copies of the original register of members or the equivalent documents and minute book records of the Company Group.

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3.6 Business Names. Schedule 3.6 is a complete and correct list of all names that currently are or, within two (2) years prior to the date of this Agreement have been, used by the Company Group, including names on any websites. Since January 1, 2022, none of the Company Group has used any name other than the names listed on Schedule 3.6 to conduct the Business.

3.7 Subsidiaries.  Schedule 3.7(a) sets forth the full legal name of each direct and indirect Subsidiary of the Company (other than Merger Sub), and with respect to each Subsidiary, its jurisdiction of incorporation or organization, its authorized shares or other equity interests (if applicable), and the number of issued and outstanding shares or other equity interests and the identity of all record and beneficial owners thereof. Merger Sub was duly incorporated under the laws of the Cayman Islands and MFG is the record and beneficial owner of 100% of the equity interests of Merger Sub, free and clear of any liens, charges, encumbrances or third-party rights whatsoever, except for any restrictions contained in Merger Sub’s constitutional documents. Other than as set forth on Schedule 3.7(a), as the case may be, (i) all of the outstanding capital stock, share capital or equity interests of each Subsidiary of the Company are duly authorized and validly issued, fully paid, duly registered and non-assessable (if applicable), were offered, sold and delivered in material compliance with all applicable securities Laws, and are owned by the Company or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Governing Documents); (ii) there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) or transfer of the shares or other equity interests of any Subsidiary of the Company other than the Governing Documents of any such Subsidiary; (iii) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any shares or other equity interests in or of any Subsidiary of the Company; (iv) there are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company; (v) except as set forth on Schedule 3.7(a), no Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law; (vi) except for the equity interests of the Subsidiaries listed on Schedule 3.7(a), the Company does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests of, and the Company does not, directly or indirectly, otherwise Control, any Person; (vii) none of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement, and (viii) except as set forth on Schedule 3.7(a), there are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

3.8 No Conflict. Subject to the receipt of the Consents set forth in Schedule 3.8, the execution and delivery by each of the Company and Merger Sub of this Agreement and the Transaction Documents to which it will or shall be a party and the consummation and performance by the Company Group of the Transactions do not and will not, (a) violate any provision of, or result in a conflict with or the breach of, any Law or Order binding upon or applicable to the Company Group, or by which any of the Company Group Assets is bound; (b) with or without lapse of time or the giving of notice or both, require a Consent or approval under, conflict with, result in a violation or breach of, or give to others any rights of amendment, suspension, revocation of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, amend, suspend, revoke, or cancel any Contract or Permit to which the Company Group is a party or by which any Company Group Assets are bound, or require any payment or reimbursement by the Company Group, or result in a loss of any benefit relating to the Business to which the Company Group is entitled, under any provision of any Permit, Contract or other instrument or obligations binding upon the Company Group or by which any of the Company Ordinary Shares, or any of the Company Group’s Assets is or may be bound; (c) contravene or conflict with the organizational or constitutive documents of the Company Group; or (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s Assets, except, in the case of each of clauses (a), (b) and (d), to the extent that such conflicts, breaches, defaults, Liens or other matters would not (i) materially and adversely affect the ability of the Company Group to carry out their obligations under, and to consummate and perform the transactions contemplated by, this Agreement and the Transaction Documents or (ii) reasonably be expected to have a Company Material Adverse Effect on the ability of the Company Group to conduct the Business.

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3.9 Governmental Consents. No Consent of, with or to any Governmental Authority is required to be obtained or made by any member of the Company Group in connection with the execution or delivery or performance by each of the Company or Merger Sub of this Agreement or the Transaction Documents to which it is or shall be a party or the consummation by the Company and Merger Sub of the Transactions, except for or in compliance with (a) any Antitrust Laws; (b) the filing of the Merger Documents with, and the approval and registration of the Merger by, the Cayman Registrar; (c) the rules and regulations of NASDAQ; (d) the necessary filings with the Cayman Registrar in connection with the adoption of the A&R Memorandum and Articles of Association as required by the Cayman Companies Act; (e) any applicable requirements of state securities or “blue sky” Laws, the Securities Act and the Exchange Act; (f) Consents set forth on Schedule 3.8; and (g) any Consents the absence of which would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, taken as a whole.

3.10 Litigation and Proceedings. Except as described on Schedule 3.10, there is no (a) Action of any nature currently pending or, to the Knowledge of the Company, threatened, and no such Action has been brought in the past three (3) years, or (b) Order now pending or outstanding or that was rendered by a Governmental Authority in the past three (3) years, in either case of (a) or (b) by or against any member of the Company Group, its current or former directors or officers (provided, that any litigation involving the directors or officers of a member of the Company Group must be related to the Company Group’s Assets or the Business), its equity securities, Company Group Assets or the Business.

3.11 Financial Statements.

(a) As used herein, the term “Company Financials” means the audited consolidated financial statements of the Company Group, consisting of the consolidated statements of financial position of the Company Group as of December 31, 2024 and December 31, 2023, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the fiscal years then ended. The Company Financials have been, and each of the Subsequent Period Financial Statements, when delivered by the Company will have been, (i) prepared from, and in accordance in all material respects, with, the books and records of the Company Group as of the times and for the periods referred to therein, and (ii) prepared in accordance with U.S. GAAP, consistently applied throughout and among the periods involved. The Company Financials, and each of the Subsequent Period Financial Statements, when delivered by the Company will, fairly present in all material respects the consolidated financial position of the Company Group as of the respective dates thereof and the consolidated results of the operations and cash flows of the Company Group for the periods indicated (except that unaudited statements may exclude the footnote disclosures and other presentation items required for U.S. GAAP and may exclude normal and immaterial year-end adjustments). The Company Financials, and each of the Subsequent Period Financial Statements when included in the Registration Statement for filing with the U.S. Securities and Exchange Commission (the “SEC”) following the date of this Agreement, will comply in all material respects with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC, in each case, as in effect as of the respective dates thereof. No member of the Company Group has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

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(b) Each member of the Company Group maintains accurate books and records reflecting its assets and Liabilities in all material respects and maintains internal accounting controls designed to provide, in all material respects, reasonable assurance that (i) such member of the Company Group does not maintain any off-the-book accounts and that such member of the Company Group’s Assets are used only in accordance with such member of the Company Group’s management directives, (ii) transactions are executed with management’s authorization and (iii) transactions are recorded as necessary to permit preparation of the financial statements of such member of the Company Group and to account for such member of the Company Group’s Assets. To the Knowledge of the Company, no member of the Company Group has been subject to or involved in any fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any member of the Company Group. In the past two (2) years, no member of the Company Group or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies, or methods of any member of the Company Group or its internal accounting controls, including any written complaint, allegation, assertion or claim that any member of the Company Group has engaged in questionable accounting or auditing practices.

(c) Except as set forth on Schedule 3.11(c), as of the date of this Agreement, neither the Company nor, to the Knowledge of the Company, any independent auditor of the Company has identified or been made aware of any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, or any claim or allegation in writing regarding any of the foregoing. Except as set forth on Schedule 3.11(c), neither the Company nor, to the Knowledge of the Company, any independent auditor of the Company has identified or been made aware of any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company, or any claim or allegation in writing regarding the foregoing.

3.12 Undisclosed Liabilities. There are no Liabilities of the Company Group of a type required to be reflected or reserved for on a consolidated balance sheet of the Company or in the notes thereto prepared in accordance with U.S. GAAP, except for (a) Liabilities reflected or reserved for in the Company Financials or disclosed in any notes thereto; (b) Liabilities that have arisen since the Balance Sheet Date in the ordinary course of the operations of the Business consistent with past practice; (c) Liabilities arising out of or in connection with this Agreement, the Transaction Documents and the Transactions; (d) Liabilities set forth in Schedule 3.12; or (e) Liabilities that, individually or in the aggregate, would not reasonably be expected to be material to the Company Group, taken as a whole.

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3.13 Absence of Changes.  Except as set forth on Schedule 3.13, since the Balance Sheet Date, each Company Group has (a) conducted the Business only in the ordinary course of business consistent with past practice, (b) not been subject to a Company Material Adverse Effect, and (c) not taken any action that would be prohibited under Section 5.2(b) if taken after the date of this Agreement.

3.14 Compliance with Laws.  (a) Except for compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 3.24), compliance with Tax Laws (as to which certain representations and warranties are made pursuant to Section 3.18) and as set forth on Schedule 3.14, no member of the Company Group is in violation of, or has violated within the last three (3) years, or has been notified in writing that it is under investigation or enforcement action with respect to, or has been threatened in writing to be charged with or given written notice of any violation or alleged violation of, any Law, or Order or decree entered by any court, arbitrator or Governmental Authority, domestic or foreign, except where the failure to be, or to have been, in compliance with such Laws, individually or in the aggregate, would not have a Company Material Adverse Effect on the Company Group, taken as a whole, and within the last three (3) years no member of the Company Group has received any subpoenas by any Governmental Authority. No member of the Company Group has received any oral or written inquiries, notifications, Orders or any other form of official correspondence from any Governmental Authority with respect to any actual or alleged non-compliance with applicable Laws, and each member of the Company Group has obtained all certificates, approvals, Permits, licenses, registration receipts and other similar authorizations which are necessary for the lawful operations of the business of such member of the Company Group as currently conducted, foreign exchange transactions as now being conducted in compliance with applicable Laws.

(b) In connection with its collection, storage, use, processing or disclosure of any information that constitutes Personal Information by or on behalf of any member of the Company Group, the Company Group is and has been in compliance in all material respects with (i) applicable Laws in effect as of the date of this Agreement (including, without limitation, Laws relating to privacy, personal data protection, use of data, data security, telephone and text message communications, and marketing by email or other channels) in applicable jurisdictions, (ii) the Company Group’s privacy policies and public written statements regarding the Company Group’s privacy or data security practices, and (iii) the requirements of any Contract, codes of conduct or industry standards by which any Company Group is bound. The Company Group maintains commercially reasonable security measures designed to protect all Personal Information owned, stored, used, processed, maintained, or controlled by or on behalf of the Company Group from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification or disclosure. To the Knowledge of the Company Group, there has been no occurrence of (x) unlawful, accidental or unauthorized destruction, loss, use, processing, modification or disclosure of or access to Personal Information owned, stored, used, processed, maintained or controlled by or on behalf of the Company Group which require or required the Company Group to notify authorities, affected individuals or other parties of such occurrence or (y) unauthorized access to or disclosure of the Company Group’s confidential information or trade secrets.

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3.15 Permits. Each member of the Company Group holds all Permits necessary to lawfully conduct the Business as presently conducted and to own, lease, construct and operate the Company Group Assets (collectively, the “Company Permits”), except for those required under Environmental Laws and Tax Laws (as to which certain representations and warranties are made pursuant to Section 3.18 and Section 3.24) and except for such Permits the absence of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to the SPAC true, correct, and complete copies of all Company Permits, all of which (including their issuance dates, expiration terms and any material conditions or restrictions) are listed on Schedule 3.15. All of the Company Permits are valid, in full force and effect and no suspension, revocation, modification or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except as would not reasonably be expected to have a Company Material Adverse Effect. No member of the Company Group is in default or violation of the terms of any Company Permit, and no member of the Company Group has received any written notice of any Actions relating to the suspension, revocation, modification or cancellation of, or alleging noncompliance, investigation or enforcement action to, any Company Permit, except as would not reasonably be expected to have a Company Material Adverse Effect.

3.16 Material Contracts.

(a) Schedule 3.16(a) sets forth a true, correct and complete list of all Contracts described in clauses (i) through (xv) below to which any member of the Company Group is a party or by which any member of the Company Group, or any of the Company Group Assets, are bound (each Contract required to be set forth on Schedule 3.16(a), other than a Company Benefit Plan, a “Company Material Contract”) and the Company has delivered to the SPAC, true, complete and correct copies of each:

(i) containing covenants that materially limit the ability of any member of the Company Group (A) (1) to compete in any line of business, with any Person or in any geographic area, (2) to sell or provide any service or product, or (3) to solicit any Person, other than in respect of customary non-disclosure agreements entered into by any member of the Company Group in the ordinary course of business or (B) to purchase or acquire an Interest in any other Person;

(ii) with any Governmental Authority to which the Company Group is a party;

(iii) providing for the formation of any joint venture, partnership or profit-sharing agreement or arrangement;

(iv) providing for the indemnification by a Company Group member of any Person or the assumption of any Tax, environmental or other Liability of any Person, in excess of $500,000, other than any such Contract for the purchase or sale of goods and services executed in the ordinary course of business;

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(v) evidencing Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of the Company Group having an outstanding principal amount in excess of $500,000;

(vi) entered into during the past two (2) years involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets, including real property, with an aggregate value in excess of $500,000 (other than Contracts (A) in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing, (B) in the ordinary course of business consistent with past practice or (C) between the members of the Company Group);

(vii) pursuant to which payments or receipts by any member of the Company Group under such Contract or Contracts, in the aggregate, whether absolute or contingent, has exceeded or may exceed $500,000 in the fiscal year ending December 31, 2024 or in any subsequent fiscal year;

(viii) with any Top Supplier, or Top Customer excluding any non-disclosure agreements, purchaser order forms, sales acknowledgement forms or similar agreements entered into in the ordinary course of business;

(ix) pursuant to which a Company Group member is required to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(x) between any member of the Company Group and any directors, officers or employees of a Company Group member (including, for the avoidance of doubt, the Key Personnel) or any Related Person and which are not cancellable without material penalty or without more than ninety (90) days’ notice;

(xi) that is a collective bargaining agreement or Contract with any Union to which the Company Group is a party;

(xii) obligating the Company Group to make any capital commitment or expenditure in excess of $500,000 (including pursuant to any joint venture);

(xiii) relating to a settlement entered into within three (3) years prior to the date of this Agreement or under which any member of the Company Group has outstanding obligations (other than customary confidentiality obligations) that would be reasonably likely to involve payments in excess of $500,000 after the date of this Agreement;

(xiv) relating to the development, ownership, licensing or use of any Intellectual Property by, to or from any member of the Company Group (the “Company IP Licenses”), other than (A) “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $75,000 per year, (B) employee or consultant invention assignment agreements entered into on a Company Group’s standard form of such agreement, (C) confidentiality agreements entered into in the ordinary course of business, (D) non-exclusive licenses from or to suppliers, customers or distributors to any member of the Company Group entered into in the ordinary course of business, or (E) feedback and ordinary course trade name or logo rights that are not material to any member of the Company Group;

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(xv) relating to the acquisition or sale by the Company Group of any Person or any business unit thereof, by merger, consolidation, transfer of stock, transfer of assets or otherwise, in each case, involving payments in excess of $500,000 and with respect to which there are any material ongoing obligations;

(xvi) granting any Person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company Group; or

(xvii) the termination of which would be otherwise material to the Company Group and not covered by clauses (i) through (xiv) above.

(b) No member of the Company Group is in breach of or default under the terms of any Company Material Contract and, to the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract, and no event has occurred or not occurred through any of the Company Group’s action or inaction or, to the Knowledge of the Company, through the action or inaction of any third party, that with notice or the lapse of time or both would constitute a breach of or default under the terms of any Company Material Contract, in each case, except as would not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect on the Company Group, taken as a whole. Each Company Material Contract (i) is a valid and binding obligation of the member of the Company Group that is party thereto and, to the Knowledge of the Company, of each other party thereto, and (ii) is in full force and effect, subject to the Remedies Exception, in each case, except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect on the Company Group, taken as a whole. There are no, and within the last three (3) years there have not been, disputes pending or, to the Knowledge of the Company, threatened in writing with respect to any Company Material Contract, and the Company Group has not received any written notice of the intention of any other party to a Company Material Contract to terminate for default, convenience or otherwise any Company Material Contract, except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect on the Company Group, taken as a whole.

3.17 Intellectual Property.

(a) Schedule 3.17(a)(i) sets forth: (i) all Patents, Trademarks, Copyrights and Internet Assets and applications in each case for which a member of the Company Group is the owner, applicant or assignee of record as of the date hereof (“Company Registered IP”), specifying as to each item, as applicable: (A) the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all unregistered Trademarks. The Company Group owns, free and clear of all Liens (other than Permitted Liens), any and all Intellectual Property owned or purported to be owned, in whole or in part, by the Company Group, including the Company Registered IP (“Company IP”), and has valid and enforceable licenses to all other Intellectual Property that is material to the conduct of the Business as currently conducted. Except as set forth on Schedule 3.17(a)(iii), all Company Registered IP is owned exclusively by the applicable Company Group member without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP.

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(b) No Action is pending or, to the Company’s Knowledge, threatened in writing against the Company Group that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Company IP or the Intellectual Property licenses to a member of the Company Group under the Company IP Licenses. To the Knowledge of the Company, no member of the Company Group has received any written notice or claim asserting any infringement, misappropriation, violation, dilution, or unauthorized use of the Intellectual Property of any other Person as a consequence of the business activities of any Company Group member as currently conducted. There are no Orders to which any Company Group member is a party or is otherwise bound that restrict the rights of a member of the Company Group to use, transfer, license or enforce any Intellectual Property owned by a Company Group member. To the Knowledge of the Company, no Company Group member is currently infringing any Intellectual Property of any other Person in any material respect in connection with the use of any Intellectual Property owned or purported to be owned by a Company Group member or otherwise in connection with the conduct of the Business as currently conducted. To the Company’s Knowledge, no third party is currently, or in the past two (2) years has been, infringing upon, misappropriating or otherwise violating any Company IP in any material respect.

(c) All officers, directors, employees, and independent contractors (to the extent any such independent contractor had access to Intellectual Property of the Company Group) of the Company Group (and their respective Affiliates) have assigned to the Company Group ownership of all material Intellectual Property arising from the services performed for the Company Group by such Persons (or such ownership vested in the Company Group by operation of Law). No current or former officers, employees or independent contractors of the Company Group have claimed in writing any ownership interest in any material Intellectual Property owned by the Company Group. To the Knowledge of the Company, there has been no material violation of the Company Group’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by the Company Group. Each member of the Company Group has taken reasonable security measures designed to protect the secrecy, confidentiality, and value of the Company IP.

(d) To the Knowledge of the Company, no Person has obtained unauthorized access to third party information and data (including Personal Information) in the possession of a Company Group member, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data. Each member of the Company Group has complied in all material respects with its own privacy policies and guidelines, if any, each with respect to the Company Group’s collection, processing, and use of Personal Information.

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(e) The consummation of any of the transactions contemplated by this Agreement will not result in any acceleration of any payments with respect to any material Intellectual Property licensed to the Company Group under a Company IP License, except as would not reasonably expected to be, individually or in the aggregate, material to the Company Group, taken as a whole. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Company Group’s rights, except as would not reasonably expected to be, individually or in the aggregate, material to the Company Group, taken as a whole, under Company IP Licenses to the same extent that the Company Group would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional material amounts or consideration other than ongoing fees, royalties or payments which the Company Group would otherwise be required to pay in the absence of such transactions.

3.18 Tax Matters.

(a) Each member of the Company Group has or will have timely filed, or has caused or will have caused to be timely filed, all income and other material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate and complete in all respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes being contested in good faith for which adequate reserves have been established in the Company Financials.

(b) There is no Action currently pending or, to the Knowledge of the Company, threatened against a Company Group member by a Governmental Authority in a jurisdiction where the Company Group does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) No member of the Company Group is currently being audited by any Tax authority or has been notified by any Tax authority that any such audit is currently contemplated or currently pending. There are no claims, assessments, audits, examinations, investigations, or other Actions currently pending against a Company Group member in respect of any Tax, and no Company Group member has been notified of any proposed Tax claims or assessments against it that remains unpaid (other than, in each case, claims or assessments for which adequate reserves have been established in the Company Financials).

(d) There are no Liens with respect to any Taxes upon any of the Company Group’s Assets, other than Permitted Liens.

(e) No Company Group member has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by a Company Group member for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(f) No Company Group member has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any Taxing authority that would reasonably be expected to have an impact on its Taxes following the Closing.

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(g) No Company Group member has participated in any “listed transaction,” as defined in U.S. Treasury Regulation section 1.6011-4(b)(2).

(h) No Company Group member has any Liability for the Taxes of another Person (other than another Company Group member) that is not adequately reflected in the Company Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by Contract or indemnity (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). No Company Group member is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements, arrangements or practices entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including an advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on any Company Group member with respect to any Taxable period following the Closing Date.

(i) No Company Group member has requested, is subject to or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any amount of Taxes, nor is any such request outstanding.

3.19 Real Property.  Schedule 3.19 contains a complete and accurate list of all leases, subleases and occupancy agreements and documents, including all amendments, to which the Company or Merger Sub is party (collectively, the “Company Real Property Leases”). The Company has made available to the SPAC a true and complete copy of each of the Company Real Property Leases. The Company Real Property Leases are valid and binding obligations of the member of the Company Group that is party thereto and, to the Knowledge of the Company, of each other party thereto, and are in all material respects enforceable in accordance with their terms and in full force and effect, subject to the Remedies Exception. The Company Group holds the leasehold estate on the Lease free and clear of all Liens, except for the Permitted Liens and the Liens of mortgagees of the Real Property in which such leasehold estate is located. With respect to each Company Real Property Leases, all material rents and additional rents and other sums, expenses and charges due thereunder have been paid, the lessee has been in peaceable and exclusive possession since the commencement of the original term thereof and no material waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a material default on the part of a Company Group member or any other party under any of the Company Real Property Leases and to the Knowledge of the Company, no Company Group member has received written notice of any such condition there and there are no outstanding written claims of breach or indemnification or termination thereunder. No Company Group member owns or has ever owned any real property or any interest therein.

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3.20 Personal Property. Except as set forth on Schedule 3.21, each item of Personal Property which is currently owned, used or leased by a Company Group member with a book value or fair market value of greater than $100,000 (the Contracts providing for the lease or use of any such Personal Property, the “Company Personal Property Leases”) are in good operating condition and repair in all material respects (reasonable wear and tear excepted consistent with the age of such items) and are suitable for their intended use in the Business. The Company has provided to the SPAC a true and complete copy of each of the Company Personal Property Leases, and in the case of any oral Company Personal Property Lease, a written summary of the material terms of such Company Personal Property Lease. The Company Personal Property Leases are valid and binding obligations of the member of the Company Group that is party thereto and, to the Knowledge of the Company, of each other party thereto, and are in all material respects enforceable in accordance with their terms and in full force and effect, subject to the Remedies Exception. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a material default on the part of a Company Group member or any other party under any of the Company Personal Property Leases, and no Company Group member has received written notice of any such condition.

3.21 Title to Assets. Except as set forth on Schedule 3.21, each Company Group member has good and marketable title to, or a valid leasehold interest in, or right to use, all of its material tangible assets and properties, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests and (c) Liens specifically identified on the consolidated balance sheet of the Company as of the Balance Sheet Date. Such material tangible assets of the Company Group constitute all of the material tangible assets that are necessary for the operation of the Business as it is now conducted or that are used or held by the Company Group for use in the operation of the Business.

3.22 Employee Matters.

(a) No Company Group member is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of the Company Group, and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees.

(b) Except as set forth in Schedule 3.22(b), each Company Group member (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, employee classification, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Company Group member, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business). Except as set forth in Schedule 3.22(b), to the Knowledge of the Company, there are no Actions pending or, to the Knowledge of any Company Group member, threatened in writing against a Company Group member brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship. All employees of MFL holding licenses under the SFC are in material compliance with all applicable licensing requirements, and have no disciplinary history with the SFC.

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3.23 Employee Benefits.

(a) Schedule 3.23(a) sets forth a true, correct, and complete list of those employees designated by the Company Group as key personnel of the Company Group (the “Key Personnel”), setting forth the name and title for each such Person.

(b) Schedule 3.23(b) sets forth a true and complete list of each employee group or executive Benefit Plan (“Company Benefit Plan”) now in effect or under which the Company Group has any obligation, or any understanding between the Company Group and any employee concerning the terms of such employee’s employment that does not apply to the Company Group’s employees generally. The Company Group has previously delivered to the SPAC or its counsel true and complete copies of all forms of the employment agreements used by the Company Group and each generally applicable employee handbook or policy statement of each Company Benefit Plan.

(c) To the Knowledge of the Company, (i) no current employee of the Company Group, in the ordinary course of his or her duties, has breached in any material aspect any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and (ii) no Key Personnel, in the ordinary course of his or her duties, has breached in any material aspect any obligation to any person in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such person.

(d) With respect to each Company Benefit Plan: (i) no Action is pending, or to the Company’s Knowledge, threatened in writing (other than routine claims for benefits arising in the ordinary course of administration); and (ii) all contributions and premiums due through the Closing Date have been made in all material respects or have been fully accrued in all material respects on the Company Financials, except as disclosed on Schedule 3.23(d).

3.24 Environmental Matters. Except as set forth in Schedule 3.24:

(a) Each Company Group member is, and in the two (2) year period immediately preceding the date of this Agreement has been, in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing and complying in all material respects with all Permits required for the Business and its operations, and any construction of facilities or properties related thereto, by Environmental Laws (“Environmental Permits”), except where such non-compliance would not reasonably be expected to be material to the Company Group, taken as a whole. In the two (2) year period immediately preceding the date of this Agreement, no Action is pending or, to the Knowledge of the Company, threatened in writing to revoke, modify, or terminate any such Environmental Permit.

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(b) In the two (2) year period immediately preceding the date of this Agreement, no Company Group member is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action or (iii) Release of a Hazardous Material.

(c) In the two (2) year period immediately preceding the date of this Agreement, no Action has been made or is pending, or to the Knowledge of the Company, threatened in writing against any Company Group member or any Company Group Asset alleging either or both that a Company Group member may be in material violation of any Environmental Law or Environmental Permit or may have any material administrative penalties or material Liability under any applicable Environmental Law.

(d) In the two (2) year period immediately preceding the date of this Agreement, no Company Group member has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws.

3.25 Transactions with Related Persons.  Except as set forth on Schedule 3.25, there are no material Contracts between any Company Group member, on the one hand, and any Affiliate of any Company Group member, present director of any Company Group member, beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of Company Ordinary Shares constituting, as of the date of this Agreement, more than 5% of the total number of Company Ordinary Shares on a fully diluted basis, calculated on the date of this Agreement (each of the foregoing, a “Related Person”), on the other hand, other than for (a) Contracts and arrangements related or incidental to any Related Person’s employment or retention as a director or other service provider by a Company Group member (including compensation, benefits and advancement or reimbursement of expenses), (b) loans to employees or other service providers of the Company Group member in the ordinary course of business consistent with applicable Company Group policies and arrangements related or incidental thereto and (c) Contracts relating to a Related Person’s status as a holder of Company Ordinary Shares.

3.26 Insurance. As of the date of this Agreement, the Company Group has the insurance policies in place listed on Schedule 3.26. Except as would not, individually or in the aggregate, be expected to be material to the Company Group, taken as a whole, all premiums due and payable under all such insurance policies have been timely paid and the Company Group is otherwise in material compliance with the terms of such insurance policies. Each such insurance policy is legal, valid, binding, enforceable and in full force and effect. In the past three (3) years, no Company Group member has received any written notice from, or on behalf of, any insurance carrier relating to or involving any adverse change, or any change other than in the ordinary course of business, in the conditions of insurance, or any refusal to issue an insurance policy or non-renewal of a policy.

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3.27 Top Suppliers and Customers. Schedule 3.27 lists, as of the date of this Agreement, (i) the ten (10) largest suppliers of goods or services to the Company Group (collectively, the “Top Suppliers”), and (ii) the top ten (10) customers of the Company Group (collectively, the “Top Customers”). As of the date hereof, to the Knowledge of the Company, the relationships of each Company Group member with such suppliers are good commercial working relationships and no Top Supplier or Top Customer has indicated in writing that it intends to cancel, or otherwise terminate, any relationships with the Company Group, or to the Knowledge of the Company, as of the date of this Agreement, has become insolvent or subject to bankruptcy proceedings. As of the date of this Agreement, no Company Group member has any ongoing material dispute with any Top Supplier or Top Customer.

3.28 Certain Business Practices. (a) During the past three (3) years, no Company Group member, nor to the Knowledge of the Company, any of their respective Representatives acting on their behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made, offered, or promised to make or offer any payment, loan, or transfer of anything of value including any reward, advantage or benefit of any kind, (w) to or for the benefit of foreign or domestic government officials or employees, (x) as an inducement for a Person to do or omit to do any act in violation of a lawful duty, (y) for obtaining or retaining business for or with any Person, or (z) for otherwise securing any improper advantage; or (iii) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment.

(b) Each member of the Company Group is currently and has been, in the past three (3) years, in material compliance with anti-money laundering laws, regulations, rules and guidelines by any Governmental Authority in any applicable jurisdiction, and no Action involving a Company Group with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened in writing.

(c) No Company Group member or to the Knowledge of the Company, any of their respective directors or officers or any other Representative acting on their behalf, is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and no Company Group member has in the past three (3) years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

(d) Merger Sub was formed solely for the purpose of engaging in the Merger, and does not have any assets and has not engaged in any business activities or conducted any operations other than in connection with the Merger. Merger Sub has no, and at all times prior to the Effective Time, except as expressly contemplated by this Agreement, the Transaction Documents and the other documents and Transactions, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

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3.29 Investment Company Act. No Company Group member is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” or required to register as an “investment company,” in each case within the meaning of the Investment Company Act.

3.30 Brokers’ Fees. Except as set forth in Schedule 3.30, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from any Company Group member in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

3.31 Financial Projections. The financial projections with respect to the Company that were delivered by or on behalf of the Company to the SPAC, including any statement with respect to projected revenues, costs, expenses, and profits, were prepared by the Company in good faith based on assumptions for projections of such kind that the Company believes in good faith to reasonable and appropriate.

3.32 MFG. MFG does not have, and prior to the Restructuring will not have, any assets or Liabilities of any nature whatsoever, and has not conducted, and prior the Restructuring will not conduct, any business or other activities, except in connection with its formation, the Restructuring and the Transactions.

3.33 Independent Investigation. Notwithstanding anything contained in this Agreement, the Company, Merger Sub and their respective Representatives, acknowledge and agree that the Company, Merger Sub and their respective Representatives have conducted their own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the SPAC, and acknowledge that they have been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the SPAC for such purpose. The Company, Merger Sub and their respective Representatives acknowledge and agree that: (a) in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, they have relied solely upon their own investigation and the express representations and warranties of the SPAC set forth in Article IV of this Agreement (as modified by the SPAC Disclosure Schedules) and any bringdown of such representations and warranties in any certificate delivered to the Company or Merger Sub pursuant hereto; and (b) they have not relied on, and neither the SPAC nor any of its Representatives have made, any representation or warranty as to the SPAC or this Agreement, except as expressly set forth in Article IV of this Agreement (as modified by the SPAC Disclosure Schedules).

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3.34 No Other Representations. Except for the representations and warranties expressly made by the Company and Merger Sub in this Article III (as modified by the Company Disclosure Schedules) or as expressly set forth in a Transaction Document, no member of the Company Group, nor any other Person on their behalf makes any express representation or warranty with respect to any of the Company Group, the Company Ordinary Shares, the Business, or the Transactions contemplated by this Agreement or any of the other Transaction Documents, and the Company and Merger Sub hereby expressly disclaim any other representations or warranties, whether made by any Company Group member or any of their respective Representatives. Except for the representations and warranties expressly made by the Company and Merger Sub in this Article III (as modified by the Company Disclosure Schedules) or in a Transaction Document, the Company and Merger Sub hereby expressly disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to the SPAC or any of its Representatives (including any opinion, information, projection or advice that may have been or may be provided to the SPAC or any of its Representatives by any Company Group member or any of their respective Representatives), including any representations or warranties regarding the probable success or profitability of the Business.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE SPAC

Except as otherwise disclosed or identified in the corresponding section or subsection of the SPAC Disclosure Schedule, the SPAC hereby represents and warrants to the Company and Merger Sub as follows:

4.1 Organization of the SPAC. The SPAC has been duly incorporated and is validly existing and in good standing as a Cayman Islands exempted company and has all requisite power and authority to own, lease and operate its assets in the manner in which such assets are now owned, leased and operated and to conduct its business as it is now being conducted. The SPAC has made available to the Company true and complete copies of the Governing Documents of the SPAC. The SPAC is duly licensed or qualified and in good standing (or equivalent status as applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be so licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so qualified would not materially impair the SPAC’s ability to consummate the Transaction.

4.2 Due Authorization.

(a) The SPAC has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is or will be a party at the Effective Time and to consummate the Transactions, subject to the receipt of the Consents described in Section 4.4 and the SPAC Shareholder Approval. No corporate action on the part of the SPAC other than the Consents disclosed in Schedule 4.4 and the SPAC Shareholder Approval is necessary to authorize this Agreement or the Transaction Documents to which it is or will be a party at the Effective Time. Additionally, the SPAC has determined that the fair market value of the Company is equal to at least 80% of the balance in the Trust Account not including deferred underwriting discounts and commissions. Each of this Agreement and the Transaction Documents to which it is or will be a party at the Effective Time has been, or when executed and delivered will be, duly and validly executed and delivered by the SPAC and (assuming that this Agreement or such other applicable Transaction Documents to which the Company is or will be a party at the Effective Time constitutes a legal, valid and binding obligations of the Company and Merger Sub) constitutes or will constitute a legal, valid and binding obligation of the SPAC, enforceable against the SPAC in accordance with its terms, subject to the Remedies Exception.

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(b) The SPAC Shareholder Approval is the only approval of any of the SPAC’s share capital necessary in connection with entry into this Agreement by the SPAC and the consummation of the Transactions, including the Closing.

(c) At a meeting duly called and held, or by written resolutions of the SPAC Board signed by all directors of the SPAC in lieu of a meeting, the SPAC Board has unanimously approved the Transactions as a Business Combination.

4.3 Authorized Share Capital and Other Matters.

(a) As of the date of this Agreement, the authorized share capital of the SPAC is US$20,200, divided into (i) 200,000,000 SPAC Ordinary Shares, 7,830,000 of which are issued and outstanding as of the date of this Agreement, and (ii) 2,000,000 preferred shares of par value $0.0001 each, none of which has been issued or outstanding as of the date of this Agreement ((i) and (ii) collectively, the “SPAC Securities”). The foregoing represents all of the issued and outstanding SPAC Securities as of the date of this Agreement. All issued and outstanding SPAC Securities (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the SPAC’s Governing Documents, and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the SPAC’s Governing Documents or any Contract to which the SPAC is a party or otherwise bound.

(b) As of the date of this Agreement, 6,230,000 SPAC Rights are issued and outstanding. All outstanding SPAC Rights have been or are (i) duly authorized and validly issued and constitute valid and binding obligations of the SPAC, enforceable against the SPAC in accordance with their terms, subject to the Remedies Exemption; (ii) offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the SPAC’s Governing Documents and (2) any other applicable Contracts governing the issuance of such securities; and (iii) not subject to, nor have they been (or will be) issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the SPAC’s Governing Documents or any Contract to which the SPAC is a party or otherwise bound. Except for SPAC’s Governing Documents and this Agreement, there are no outstanding Contracts of the SPAC to repurchase, redeem or otherwise acquire any SPAC Securities. Subject to the terms of conditions of the Rights Agreement, at the Closing, each SPAC Right will automatically convert into one-tenth (1/10) of one SPAC Ordinary Share.

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(c) Except as disclosed in the SPAC SEC Filings, as set forth in Schedule 4.3(c), or as contemplated by this Agreement or the other documents contemplated hereby, the SPAC has not granted any outstanding options, stock appreciation rights, warrants, rights or other securities convertible into or exchangeable or exercisable for the SPAC Securities, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, for the repurchase or redemption of any SPAC Securities or the value of which is determined by reference to the SPAC Securities, and there are no Contracts of any kind which may obligate the SPAC to issue, purchase, redeem or otherwise acquire any of its SPAC Securities. the SPAC is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of SPAC Ordinary Shares or any of the equity interests or other securities of the SPAC.

(d) The SPAC has no Subsidiaries, and does not own, directly or indirectly, any Interest or other interest or investment (whether equity or debt) in any Person, whether incorporated or unincorporated (each, an “Investment”). The SPAC is not party to any Contract that obligates the SPAC to invest money in, loan money to or make any capital contribution to any other Person.

(e) The only securities of the SPAC that will be issued and outstanding immediately after the Closing will be the SPAC Ordinary Shares owned by the Company.

4.4 Governmental Consents. No Consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority or other Person is required on the part of the SPAC with respect to the SPAC’s execution or delivery of this Agreement or the consummation of the Transactions, except for or in compliance with (a) any Antitrust Laws; (b) the filing of the Merger Documents, the Surviving Company M&A and other related documents required by the Cayman Companies Act with the Cayman Registrar and the publication of notification of the Merger in the Cayman Islands Government Gazette pursuant to the Cayman Companies Act; (c) the rules and regulations of NASDAQ; (d) any applicable requirements of state securities or “blue sky” Laws, the Securities Act and the Exchange Act; and (e) Consents set forth on Schedule 4.4.

4.5 No Conflict. Subject to the receipt of the Consents described in Section 4.4 and the SPAC Shareholder Approval, the execution and delivery by the SPAC of this Agreement and the other Transaction Documents to which it is or will be a party at the Effective Time and the consummation by the SPAC of the Transactions do not and will not as of the Closing Date: (a) violate any provision of, or result in a conflict with or the breach of, any Law or Order binding upon or applicable to the SPAC, or by which any of their assets or properties is bound; (b) with or without lapse of time or the giving of notice or both, require a Consent or approval under, conflict with, result in a violation or breach of, or give to others any rights of amendment, suspension, revocation of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, amend, suspend, revoke or cancel any SPAC Material Contract, or require any payment or reimbursement by the SPAC, or result in a loss of any benefit; (c) result in the creation of any Lien (except for Permitted Liens) upon any of the properties or assets of the SPAC; or (d) contravene or violate any provision of the Governing Documents of the SPAC, except, in the case of clauses (a) and (b), to the extent that such conflicts, breaches, defaults or other matters would not materially and adversely affect the ability of the SPAC to carry out their respective obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents.

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4.6 Internal Controls; Financial Statements.

(a) Except as not required in reliance on exemptions from various reporting requirements by virtue of the SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), the SPAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the SPAC, including its consolidated Subsidiaries, if any, is made known to the SPAC’s principal executive officer and its principal financial officer by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To the SPAC’s Knowledge, such disclosure controls and procedures are effective in timely alerting the SPAC’s principal executive officer and principal financial officer to material information required to be included in the SPAC’s periodic reports required under the Exchange Act. The SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that are designed to and, to the SPAC’s Knowledge, are sufficient to provide, reasonable assurance regarding the reliability of the SPAC’s financial reporting and the preparation of the SPAC’s financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that the SPAC maintains records that in reasonable detail fairly reflect, in all material respects, its transactions and dispositions of assets of the SPAC; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and the SPAC Board; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. the SPAC has not received written notice from any Governmental Authority or Person alleging, and to the SPAC’s Knowledge there have been no, significant deficiencies or material weakness in the SPAC’s internal control over financial reporting (whether or not remediated). Since September 23, 2024, there has been no change in the SPAC’s control over financial reporting that has materially affected, or is reasonably likely to materially affect, the SPAC’s internal control over financial reporting.

(b) As of the date hereof, each director and executive officer of the SPAC has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. The SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) The financial statements and notes contained or incorporated by reference in the SPAC SEC Filings (the “SPAC Financial Statements”) accurately and fairly present in all material respects the financial condition and the results of operations, changes in shareholders’ equity and cash flows of the SPAC as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with: (i) GAAP; and (ii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. the SPAC has no off-balance sheet arrangements (as defined by Regulation S-K) that are not disclosed in the SPAC SEC Filings. No financial statements other than those of the SPAC are required by GAAP to be included in the SPAC Financial Statements.

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(d) There are no outstanding loans or other extensions of credit made by the SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the SPAC. The SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) Neither the SPAC nor the SPAC’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the SPAC, (ii) any actual and intentional fraud, whether or not material, that involves the SPAC’s management or other employees who have a role in the preparation of the SPAC Financial Statements or the internal accounting controls utilized by the SPAC or (iii) any claim or allegation regarding any of the foregoing.

4.7 No Undisclosed Liabilities. Except for the SPAC Transaction Expenses, there is no Liability, debt or obligation of or claim or judgment against the SPAC (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for Liabilities and obligations (i) reflected or reserved for on the financial statements or disclosed in the notes thereto included in the SPAC SEC Filings, (ii) that have arisen since the date of the most recent balance sheet in the ordinary course of business of the SPAC, or (iii) which, individually or in the aggregate, would not be, or would not reasonably be expected to be, material to the SPAC.

4.8 Litigation and Proceedings. As of the date of this Agreement, there are no pending or, to the Knowledge of the SPAC, threatened Actions against the SPAC, its respective properties or assets, or, to the Knowledge of the SPAC, any of its respective directors, managers, officers or employees (in their capacity as such). As of the date of this Agreement, there are no investigations or other inquiries pending or, to the Knowledge of the SPAC, threatened by any Governmental Authority, against the SPAC, its respective properties or assets, or, to the Knowledge of the SPAC, any of its respective directors, managers, officers or employees (in their capacity as such). As of the date of this Agreement, there is no outstanding Order imposed upon the SPAC, nor are any assets of the SPAC’s businesses bound or subject to any Order the violation of which would, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect. From their respective dates of inception to the date of this Agreement, the SPAC has not received any written notice of or been charged with the violation of any Laws, except where such violation has not had, or would not reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect.

4.9 Tax Matters.

(a) The SPAC has filed or will have timely filed, or has caused or will have caused to be timely filed, all income and other material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate and complete in all respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes being contested in good faith for which adequate reserves have been established in the Company Financials.

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(b) There is no Action currently pending or, to the Knowledge of the SPAC, threatened against the SPAC by a Governmental Authority in a jurisdiction where the SPAC does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) The SPAC is currently not being audited by any Tax authority and has not been notified by any Tax authority that any such audit is currently contemplated or currently pending. There are no claims, assessments, audits, examinations, investigations, or other Actions currently pending against the SPAC in respect of any Tax, and the SPAC has not been notified of any proposed Tax claims or assessments against it that remains unpaid (other than, in each case, claims or assessments for which adequate reserves have been established in the SPAC Financials).

(d) There are no Liens with respect to any Taxes upon any of the SPAC’s assets, other than Permitted Liens.

(e) The SPAC has no outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by the SPAC for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(f) The SPAC has not made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any Taxing authority that would reasonably be expected to have an impact on its Taxes following the Closing.

(g) The SPAC has not participated in any “listed transaction,” as defined in U.S. Treasury Regulation section 1.6011-4(b)(2).

(h) The SPAC has no Liability for the Taxes of another Person that is not adequately reflected in the SPAC Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by Contract or indemnity (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). The SPAC is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements, arrangements or practices entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including an advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on the SPAC with respect to any period following the Closing Date.

(i) The SPAC has not requested, nor is subject to or bound by, any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any amount of Taxes, nor is any such request outstanding.

4.10 Real Property; Personal Property. The SPAC does not own or lease any real property or personal property.

4.11 Intellectual Property. The SPAC does not own, license, or otherwise have any right, title or interest in any Intellectual Property.

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4.12 Employees; Employee Benefit Plans.

(a) Other than any officers or as described in the SPAC SEC Filings, the SPAC does not have and have never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by the SPAC’s officers and directors in connection with activities on the SPAC’s behalf in an aggregate amount not in excess of the amount of cash held by the SPAC outside of the Trust Account, the SPAC does not have any unsatisfied material liability with respect to any employee.

(b) Other than as contemplated by this Agreement, the SPAC does not currently, and does not plan or have any commitment to, maintain, sponsor, contribute to or have any direct liability under any Benefit Plan.

4.13 Absence of Changes.  As of the date of this Agreement, except as set forth in Schedule 4.13, the SPAC has, (a) since its incorporation, conducted no business other than its incorporation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Company Group and the negotiation and execution of this Agreement) and related activities and (b) since September 23, 2024, not been subject to a SPAC Material Adverse Effect.

4.14 Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar commission, for which the SPAC would be liable in connection with the transactions contemplated by this Agreement based upon arrangements made by the SPAC.

4.15 SEC Filings. The SPAC has filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing through the date hereof, the “SPAC SEC Filings”). Each of the SPAC SEC Filings, as of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the SPAC SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the SPAC SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Filings. To the Knowledge of the SPAC, none of the SPAC SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

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4.16 Trust Account. As of the date of this Agreement, the SPAC has at least $62,000,000 in the Trust Account, such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of September 19, 2024, between the SPAC and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). The Trust Agreement has not been amended or modified, other than in relation to any SPAC Share Redemptions, and is valid and in full force and effect and is enforceable in accordance with its terms, and no termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Filings to be inaccurate or that would entitle any Person (other than the SPAC Shareholders holding SPAC Ordinary Shares sold in the IPO who shall have elected to redeem their SPAC Ordinary Shares pursuant to the SPAC’s Governing Documents and the underwriters of the IPO with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than (i) to pay Taxes, (ii) to make payments with respect to all SPAC Share Redemptions or (iii) to commence liquidation in accordance with and as required by the Trust Agreement (taking into account any extension of time permitted under SPAC’s Governing Documents to consummate the Transactions). There are no Actions pending or, to the Knowledge of the SPAC, threatened with respect to the Trust Account. The SPAC has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, as it may be amended in accordance with the terms of this Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Effective Time, the obligations of the SPAC to dissolve or liquidate pursuant to the SPAC’s Governing Documents shall terminate, and as of the Effective Time, the SPAC shall have no obligation whatsoever pursuant to the SPAC’s Governing Documents to dissolve and liquidate the assets of SPAC by reason of the consummation of the Transactions. To the SPAC’s Knowledge, as of the date hereof, following the Effective Time, no shareholder of the SPAC shall be entitled to receive any amount from the Trust Account except to the extent such shareholder of the SPAC is exercising a SPAC Share Redemption. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder and under the other Transaction Documents, the SPAC does not have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to the SPAC on the Closing Date.

4.17 Investment Company Act; JOBS Act. The SPAC is not required to register as an “investment company” and is not a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. The SPAC constitutes an “emerging growth company” within the meaning of the JOBS Act.

4.18 Indebtedness. Schedule 4.18 sets forth the principal amount of all of the outstanding Indebtedness, as of the date hereof, of the SPAC.

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4.19 Stock Market Quotation. As of the date hereof, the SPAC Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “CAPN”. As of the date hereof, the SPAC Rights are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “CAPNR.” As of the date hereof, the SPAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “CAPNU.” There is no Action, Order, or proceeding pending or, to the Knowledge of the SPAC, threatened against the SPAC by NASDAQ or the SEC with respect to any intention by such entity to deregister the SPAC Ordinary Shares or SPAC Rights or terminate the listing of SPAC Ordinary Shares or SPAC Rights on NASDAQ, (ii) none of the SPAC or its Affiliates has taken any action in an attempt to terminate the registration of the SPAC Ordinary Shares or SPAC Rights under the Exchange Act except as contemplated by this Agreement, and (iii) the SPAC has not received written notice from any Governmental Authority or Person alleging any non-compliance with the applicable listing and corporate governance rules and regulations of NASDAQ. As of the date hereof, to the Knowledge of the SPAC, the SPAC is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

4.20 Business Activities.

(a) Since its formation, the SPAC has not conducted any business activities other than activities related to the IPO or directed toward the accomplishment of a Business Combination. Except as set forth in the SPAC’s Governing Documents or as otherwise contemplated by this Agreement or the Transaction Documents and the Transactions and thereby, there is no agreement, commitment, or Order binding upon the SPAC or to which the SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the SPAC or any acquisition of property by the SPAC or the conduct of business by the SPAC as currently conducted or as contemplated to be conducted as of the Closing, other than such effects which have not been and would not reasonably be expected to materially and adversely affect the SPAC.

(b) Except for the Transactions, the SPAC does not own or have a right to acquire, directly or indirectly, any Investment in any corporation, partnership, joint venture, business, trust or other Entity. Except for this Agreement and the Transaction Documents and the Transactions contemplated hereby and thereby, the SPAC has no material interests, rights, obligations or Liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination.

(c) Schedule 4.20 lists all material Contracts, oral or written to which the SPAC is a party or by which the SPAC’s assets are bound as of the date hereof, other than those Contracts that are included in the SPAC SEC Filings and are available in full without redaction on the SEC’s EDGAR database.

(d) Except as set forth on Schedule 4.20 or in the SPAC SEC Filings, there are no Contracts, transactions, arrangements or understandings (i) between the SPAC, on the one hand, and the Sponsor, any Affiliate of the Sponsor, any Affiliate of the SPAC, or any director, officer, employee, or beneficial shareholder of the SPAC, on the other hand, or (ii) between any owner of the SPAC Ordinary Shares issued prior to the SPAC’s IPO, or an Affiliate thereof, and any other Person relating to the transfer of such SPAC Ordinary Shares.

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4.21 Independent Investigation. Notwithstanding anything contained in this Agreement, each of the SPAC and its Representatives, acknowledge and agree that they have conducted their own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledge that they have been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Each of the SPAC and its Representatives acknowledges and agrees that: (a) in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, they have relied solely upon their own investigation and the express representations and warranties of the Company and Merger Sub set forth in Article III of this Agreement (as modified by the Company Disclosure Schedules) and the bringdown of such representations and warranties in any certificate delivered to the SPAC pursuant hereto; and (b) they have not relied on, and neither the Company, Merger Sub nor any of their respective Representatives have made, any representation or warranty as to the SPAC or this Agreement, except as expressly set forth in Article III of this Agreement (as modified by the Company Disclosure Schedules).

4.22 No Other Representations and Warranties. Except for the representations and warranties expressly made by the SPAC in this Article IV (as modified by the SPAC Disclosure Schedules) or as expressly set forth in a Transaction Document, neither the SPAC nor any other Person on their behalf makes any express representation or warranty with respect to the SPAC or the Transactions contemplated by this Agreement or any of the other Transaction Documents, and the SPAC hereby expressly disclaims any other representations or warranties, whether made by SPAC, Merger Sub or any of their respective Representatives. Except for the representations and warranties expressly made by the SPAC in this Article IV (as modified by the SPAC Disclosure Schedules) or in a Transaction Document, the SPAC hereby expressly disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to the Company, Merger Sub or any of their respective Representatives (including any opinion, information, projection or advice that may have been or may be provided to the Company, Merger Sub or any of their respective Representatives by the SPAC or any of its Representatives).

Article V

COVENANTS

5.1 Conduct of Business by the SPAC Pending the Merger.

(a) From the date hereof and prior to the Effective Time (or the earlier termination of this Agreement) (the “Interim Period”), except as (i) required or otherwise expressly contemplated by this Agreement (including as set forth in Schedule 5.1) or the other Transaction Documents, (ii) as consented to by the Company in writing (which consent shall not be unreasonably withheld, conditioned, delayed or denied) or (iii) as required by applicable Law, Order or other directive by a Governmental Authority, the SPAC shall, and shall cause its Subsidiaries, as applicable, to, (x) conduct its operations in the ordinary course of business consistent with past practice in all material respects, (y) comply with, and continue performing under, as applicable, the Governing Documents of the SPAC, the Trust Agreement and all other agreements or Contracts to which the SPAC or its Subsidiaries may be a party and which are attached as exhibits to the periodic reports filed by the SPAC with the SEC, and (y) not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as a NASDAQ-listed special purpose acquisition company pending the completion of the Transactions contemplated hereby.

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(b) Without limiting the generality of Section 5.1(a), during the Interim Period, except as (x) required or otherwise expressly contemplated by this Agreement, the Transaction Documents, (y) as consented to by the Company in writing (which consent shall not be unreasonably withheld, conditioned, delayed or denied) or (z) as required by applicable Law, Order or other directive by a Governmental Authority, the SPAC shall not, and shall cause its Subsidiaries, as applicable, not to:

(i) seek any approval from the SPAC Shareholders to amend, modify, restate, waive, rescind or otherwise change the Trust Agreement or the Governing Documents of the SPAC (other than as contemplated by the Transaction Proposals, the extensions provided for under Section 5.14, and any SPAC Share Redemptions);

(ii) (A) make or declare any dividend or distribution to the SPAC Shareholders or make any other distributions in respect of any of the SPAC’s equity interests, (B) split, combine, reclassify or otherwise amend any terms of any shares or series of the SPAC’s equity interests, or (C) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, share capital or membership interests, warrants or other equity interests of the SPAC, other than a redemption of SPAC Ordinary Shares made as part of the SPAC Share Redemptions;

(iii) (A) make, change or revoke any Tax election or (B) settle or compromise any Tax liability;

(iv) amend the Trust Agreement or any other agreement related to the Trust Account (other than in relation to the extensions provided for under Section 5.14 and any SPAC Share Redemptions), or enter into, renew or amend in any material respect, any transaction or Contract with the Sponsor or an Affiliate of the Sponsor, solely to the extent such transaction or Contract directly relates, or would relate, to the Transactions or any Transaction Document;

(v) incur or assume any indebtedness or Liability or guarantee any indebtedness or Liability of another Person (other than indebtedness that is incurred by the SPAC as Transaction Expenses or in relation to the extensions provided for under Section 5.15), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of the Company’s Subsidiaries or guaranty any debt securities of another Person, other than any indebtedness (including indebtedness convertible into SPAC Ordinary Shares) incurred or assumed to fund the reasonable working capital expenses of the SPAC in connection with maintaining its status as a NASDAQ-listed special purpose acquisition company and completing the Transactions;

(vi) (A) issue any SPAC Securities or securities exercisable for or convertible into SPAC Securities, other than issuances contemplated by the Transactions or by paragraph (v) above, (B) grant any options, warrants or other equity-based awards with respect to SPAC Securities not outstanding on the date hereof or (C) amend, modify or waive any of the material terms or rights set forth in any SPAC Right or the Rights Agreement;

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(vii) grant or provide any change-in-control, severance, termination, retention, success-based payment, or other payments or benefits to any employee of or consultant to the SPAC; or

(viii) enter into any agreement to do any action prohibited under this Section 5.1.

5.2 Conduct of the Company Group and the Business Pending the Merger.

(a) During the Interim Period, except (i) as required or otherwise expressly contemplated by this Agreement (including as set forth in Schedule 5.2) or the Transaction Documents, (ii) as consented to by the SPAC in writing (which consent shall not be unreasonably withheld, conditioned or delayed other than with respect to Section 5.2(b)(vi) below, with respect to which consent may be withheld at the SPAC’s sole discretion), or (iii) as required by applicable Law, Order or other directive by a Governmental Authority, the Company Group shall (x) conduct the Business in the ordinary course of business consistent with past practice, (y) manage the Business’ working capital and maintain the books and records related to the Business consistent with past practice; (z) use commercially reasonable efforts to maintain their respective relations and goodwill with all material suppliers, material customers and other material commercial counterparties and Governmental Authorities; and (zz) use commercially reasonable efforts to maintain in full force and effect all Company Permits (including licenses under the Securities and Futures Ordinance (Cap 571 of the Laws of Hong Kong)) currently held by MFL) and comply with all applicable laws, regulations, and conditions imposed by any regulatory authority (including filing, reporting, disclosure and capital requirements) regarding the Company Permits and promptly notify the SPAC of any material breach, investigation, or regulatory action (actual or threatened) relating to the Company Permits.

(b) Without limiting the generality of Section 5.2(a), during the Interim Period, except as (A) required or contemplated by this Agreement (including as set forth in Schedule 5.2) or the other Transaction Documents, (B) as consented to by the SPAC in writing (which consent shall not be unreasonably withheld, conditioned or delayed other than with respect to Section 5.2(b)(vi) below, with respect to which consent may be withheld at the SPAC’s sole discretion) or (C) as required by applicable Law, Order or other directive by a Governmental Authority, the Company Group shall not:

(i) amend, modify, restate, waive, rescind or otherwise change the Governing Documents of the Company Group;

(ii) (A) split, combine, subdivide, reduce, or reclassify shares of capital stock or other Interests in the Company Group or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or other Interests in the Company Group, or (B) redeem, repurchase or otherwise acquire shares of capital stock or other Interests in the Company Group (including any securities convertible or exchangeable into shares of capital stock or other Interests in the Company Group);

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(iii) issue, sell, pledge, dispose of, grant, transfer or encumber, any shares of capital stock or other Interests in the Company Group or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Interests in the Company Group, or any options, warrants, stock units, or other rights of any kind to acquire any shares of capital stock or other Interests or such convertible or exchangeable securities, or any other ownership interest (including any such interest represented by Contract right), or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance rights, in each case, of a member of the Company Group, other than the issuance of capital stock or other Interests upon the exercise, vesting or settlement of any equity awards of the Company set forth on Schedule 3.3(b);

(iv) sell, assign, transfer, convey, lease, license, abandon, mortgage, pledge or permit any Lien on (other than a Permitted Lien) or otherwise dispose of any material Company Group Assets (excluding Intellectual Property, which is the subject of Section 5.2(b)(v) below), other than (i) the sale or license of goods and services to customers in the ordinary course of business consistent with past practice, (ii) the sale or other disposition of assets or equipment deemed by the Company in its reasonable business judgment to be obsolete or otherwise warranted in the ordinary course of business consistent with past practice, or (iii) transactions among the Company and its wholly-owned Subsidiaries or among its wholly-owned Subsidiaries;

(v) purchase, sell, license, sublicense, lease, pledge, covenant not to assert, assign, transfer, abandon, cancel, let lapse or expire, or otherwise dispose, transfer or grant any other rights in or with respect to any Company IP or Company Registered IP, or waive, terminate or fail to enforce any confidentiality obligations relating to any Company IP constituting a trade secret or similar intellectual property right, other than grants of non-exclusive licenses of Intellectual Property to customers in the ordinary course of business consistent with past practice;

(vi) merge, combine or consolidate (pursuant to a plan of merger or otherwise) the Company Group with any Person, or make any acquisition of any business, assets, Interests or other properties in excess of $500,000 individually or $2,500,000 in the aggregate, other than in the ordinary course of business, or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company Group;

(vii) form any non-wholly owned Subsidiary;

(viii) repurchase, repay, prepay, refinance or incur any Indebtedness, issue any debt securities, engage in any securitization transactions, hedging transactions or similar arrangements, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the Indebtedness of any Person, other than in the ordinary course of business consistent with past practice in an amount not to exceed $500,000 in the aggregate;

(ix) make any material loans, material capital contributions or material investments in, or advances of money to, in each case, in excess of $250,000 individually or $500,000 in the aggregate, any Person, in each case, except for (A) advances to employees or officers of the Company Group for expenses incurred in the ordinary course of business consistent with past practice or (B) extended payment terms for customers in the ordinary course of business consistent with past practice;

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(x) (A) amend or modify in any material respect, terminate (excluding any expiration in accordance with its terms), or waive any material right, benefit or remedy under, any Company Material Contract or Company Real Property Lease, or (B) enter into any Contract that if entered into prior to the date hereof would be required to be listed on Schedule 3.16 or Schedule 3.19, in each case other than in the ordinary course of business consistent with past practice;

(xi) except as contemplated by the Transaction Documents or Contract or Benefit Plan in effect as of the date hereof, grant or provide any change-in-control, severance, termination, retention or similar payments or benefits to any employee of or consultant to the Company Group;

(xii) (a) hire or engage, or make an offer to hire or engage, any officer, employee, service provider or individual independent contractor of the Company Group whose compensation would reasonably be expected to exceed $250,000, (b) terminate (without cause), furlough, or temporarily lay off any employee, director, independent contractor or other service provider of the Company Group with annual compensation in excess of $250,000, or (c) increase the compensation or benefits of any current or former officer, director, employee or other individual service provider of the Company Group, other than annual base compensation raises and awards of bonus or other incentive compensation for employees in the ordinary course of business whose annual compensation after such increase does not exceed $250,000, or accelerate any such compensation, (ii) pay or promise to pay, fund or promise to fund any new, enter into or make any grant of any, severance, change in control, transaction bonus, retention or termination bonus to any current or former employees, officers, directors, consultants or individual service providers of the Company Group, (iii) establish any trust or take any action to accelerate any compensation or benefits, or accelerate the vesting, the time of payment or the funding, or secure the funding of any payments or benefits, payable or to become payable to any current or former employees, officers, directors, consultants or individual service providers of the Company Group or (iv) except as otherwise permitted by this paragraph, adopt, enter into, establish, terminate or amend any Company Benefit Plan or any other plan, program, agreement or arrangement that would constitute a Company Benefit Plan if in effect on the date hereof;

(xiii) implement or announce any employee layoffs, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes, other such actions that could implicate the WARN Act, or other similar actions;

(xiv) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

(xv) except as required by U.S. GAAP, make any change to any financial accounting principles, methods or practices of the Company Group or with respect to the Business;

(xvi) waive, release, settle, compromise or otherwise resolve any Action, litigation or other proceedings, except where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $500,000 in the aggregate, include a release and waiver of all claims, and do not require an admission of fault by the Company Group;

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(xvii) (A) make any Tax election or change or revoke any Tax election in respect of the Business, or (B) settle or compromise any Tax Liability;

(xviii) make or commit to make any capital expenditures, on an annualized basis, in the aggregate, in excess of $500,000, in the aggregate;

(xix) enter into any collective bargaining agreement or other similar Contract with a labor union, works’ council, employee representative body or labor organization;

(xx) terminate without replacement, or fail to use best efforts to maintain, any insurance policy;

(xxi) (A) limit the right of the Company Group to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or (B) grant any exclusive or similar rights to any Person, in each case, except where such limitation or grant does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the Business consistent with past practice;

(xxii) enter into any Contract or other transaction with an Affiliate of the Company Group, other than any such Contract or other transaction between members of the Company Group;

(xxiii) with respect to the Company Permits: (A) allow any Company Permit to lapse, expire, or be suspended, revoked, terminated or materially restricted by any regulatory authority (each an “Adverse Scenario”); (B) fail to file any required reports or disclosures or pay any fees with any regulatory authority in a timely manner; (C) engage in any conduct that could reasonably be expected to trigger regulatory investigation, penalties or reputational harm affecting the Company Permits; (D) materially alter the Business operations or compliance structure or remove key personnel in a way that violates any licensing conditions or result in an Adverse Scenario; (E) enter into any new agreement or amend existing agreements that could impose additional regulatory burdens or restrictions on the Company Permits post-Closing; (F) voluntarily surrender any Company Permits or waive any rights under it; or (G) take any action (or omit to take any action) that could jeopardize the validity or renewal of the Company Permits or result in an Adverse Scenario; or

(xxiv) authorize or enter into any Contract to do any of the foregoing or otherwise agree or make any commitment to do any of the foregoing.

5.3 Tax Matters.

(a) Following the Effective Time, none of the Company, Merger Sub, the SPAC or any of their respective Affiliates shall take any action, cause or permit any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

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(b) It is intended that the Merger qualifies for the Intended Tax Treatment; however, each of the Parties hereto further acknowledges and hereby agrees that it is not a condition to the Closing that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

5.4 Preparation of Registration Statement and Proxy Statement; the SPAC Shareholders Meeting.

(a) As promptly as practicable after the execution of this Agreement, the SPAC and the Company shall jointly prepare and cause to be filed: (i) with the SEC, (a) the Registration Statement, and (b) the Proxy Statement (which Proxy Statement shall form a part of the Registration Statement), and (ii) with other Governmental Authorities, such other filings as are required under applicable securities Laws in connection with the Transactions.

(b) Each of the SPAC and the Company shall use its reasonable best efforts to have the Registration Statement declared effective as promptly as practicable after such filing (including by responding to comments of the SEC) and after the delivery of any financial statements pursuant to Section 5.13(b) that are required to be included in the Registration Statement, and to keep such Registration Statement effective for as long as is necessary to consummate the Transactions, and, prior to the effective date of the Registration Statement, to take all action reasonably required (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any such jurisdiction) to be taken under any applicable securities Laws in connection with the issuance of Company Ordinary Shares pursuant to the Merger. As promptly as practicable after the Registration Statement shall have become effective, the SPAC shall cause the Proxy Statement and the final prospectus contained in the Registration Statement to be mailed or made available to the SPAC Shareholders pursuant to applicable Law. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement will be made by the Company or the SPAC, respectively, without the consent of the SPAC or the Company, respectively, such consent not to be unreasonably withheld, conditioned or delayed, or without providing the SPAC or the Company, respectively, with a reasonable opportunity to review and comment thereon (and such comments shall be reasonably considered by Company or the SPAC, respectively, in good faith). The Company and the SPAC will use their commercially reasonable efforts to cause the Registration Statement and the Proxy Statement to comply in all material respects with the applicable requirements of U.S. federal securities Laws.

(c) Each of the SPAC and the Company shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in (A) the Registration Statement will, at the time filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, or (B) the Proxy Statement will, at the date it is first mailed or made available to the SPAC’s shareholders and at the time of the SPAC Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

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(d) If, at any time prior to the Effective Time, any information relating to the SPAC, the Company or the Company Group, or any of their respective Affiliates, directors or officers, should be discovered by the SPAC or the Company which should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, and, to the extent required by Law, disseminated to the shareholders of the SPAC. Each of the SPAC and the Company agrees to provide the other Party and its counsel promptly with copies of any written comments or requests for amendments or supplements, and shall promptly inform the other Party of any oral comments or requests for amendments or supplements, that the SPAC or the Company, as applicable, or its counsel may receive from time to time from the SEC with respect to the Registration Statement or the Proxy Statement promptly after receipt of such comments or requests, and shall provide the other Party with copies or summaries of any written or oral responses or correspondence between it or its Affiliates and the SEC related thereto. The other Party and its counsel shall be given a reasonable opportunity to review in advance any such written responses and to participate in any discussions or oral material communications with the SEC, and the SPAC or the Company, as applicable, shall reasonably consider in good faith the additions, deletions, comments or changes suggested thereto by the other Party and its counsel, and shall not submit any such responses without the other Party’s consent, such consent not to be unreasonably withheld, conditioned or delayed.

(e) The SPAC Shareholders Meeting.

(i) The SPAC shall call, give notice of, convene and hold an extraordinary general meeting (the “SPAC Shareholders Meeting”) in accordance with the SPAC’s Governing Documents and applicable Law as promptly as reasonably practicable following the date on which the Registration Statement is declared effective for the purpose of obtaining the SPAC Shareholder Approval; provided, that subject to the requirements of any applicable Law and the SPAC’s Governing Documents, the SPAC may postpone or adjourn the SPAC Shareholders Meeting (A) if a quorum has not been established; (B) to allow reasonable additional time for the filing and mailing of any supplement or amendment to the Proxy Statement as may be required under applicable Law and for such supplement or amendment to be disseminated and reviewed by the SPAC’s shareholders sufficiently in advance of the SPAC Shareholders Meeting; (C) to allow reasonable additional time to consummate the Transactions if the Transactions would not otherwise be able to be consummated; or (D) if otherwise required by applicable Law. The SPAC shall advise the Company upon request each day during each of the last five (5) Business Days prior to the date of the SPAC Shareholders Meeting as to the aggregate tally of proxies received by the SPAC with respect to the SPAC Shareholder Approval and at additional times upon the reasonable request of the Company. The SPAC agrees that it shall provide the holders of SPAC Ordinary Shares the opportunity to elect redemption of such SPAC Ordinary Shares in connection with the SPAC Shareholders’ Meeting, as required by the SPAC’s Governing Documents.

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(ii) The SPAC, through the SPAC Board, shall recommend to its shareholders, subject to the SPAC Board’s fiduciary duties, (A) approval and execution of this Agreement, the Transaction Documents and the Transactions contemplated hereby and thereby, in each case, in accordance with applicable Law and exchange rules and regulations; (B) approval and execution of the Merger and the Plan of Merger by way of special resolution; (C) approval and adoption of the Surviving Company M&A by way of special resolution; (D) change of name of the Surviving Company by way of special resolution (if any); (E) change of authorized share capital of Surviving Company (if required); (F) approval of the issuance of SPAC Ordinary Shares in connection with the PIPE Investment; (G) adoption and approval of any other proposals as the SEC (or staff thereof) may indicate are necessary in its comments to the Proxy Statement or the Company Registration Statement or correspondence related thereto; (H) approval of the adoption of the Equity Incentive Plan by the Company; (I) adoption and approval of any other proposals as reasonably agreed by the SPAC and the Company to be necessary or appropriate in connection with the Transactions; and (J) adjournment of the SPAC Shareholders Meeting, if necessary, if additional time is needed to consummate the Transactions (such proposals in (A) through (J), together, the “Transaction Proposals”), and include the recommendation that the Transactions Proposals be adopted by the SPAC Shareholders (the “SPAC Board Recommendation”) in the Proxy Statement. The SPAC shall use its commercially reasonable efforts to (1) solicit from its shareholders proxies in favor of the approval of the proposals required under the SPAC Shareholder Approval, and (2) take all other action necessary or advisable to secure the SPAC Shareholder Approval. Neither the SPAC Board nor any committee thereof shall, subject to the SPAC Board’s fiduciary duties, withdraw, amend, qualify or modify its recommendation to the SPAC Shareholders that they vote in favor of the Transaction Proposals.

5.5 Reasonable Best Efforts.  Each of the SPAC, the Company and their respective Subsidiaries shall use its reasonable best efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other in doing, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents, as promptly as practicable and in any event prior to the Outside Date, including (i) the obtaining of all necessary actions or nonactions, waivers, Consents, clearances, approvals, and expirations or terminations of waiting periods, from Governmental Authorities and the making of all necessary registrations and filings in connection therewith, and (ii) using its reasonable best efforts to obtain all necessary Consents, approvals or waivers from third parties, set forth on Schedule 5.5.

5.6 Access to Information.

(a) From the date of this Agreement until the Effective Time or the earlier termination of this Agreement, the Company and the SPAC shall (and shall cause their respective Subsidiaries to): (i) provide to the other Party (and the other Party’s Representatives) reasonable access during normal business hours and upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof, except that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Company without the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed; and (ii) furnish promptly to the other Party such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of such Party and its Subsidiaries as the other Party or its Representatives may reasonably request. Notwithstanding the immediately preceding sentence, neither the Company nor the SPAC shall be required to provide access to or disclose information to the extent such party has been advised by legal counsel that the access or disclosure would (x) violate its obligations of confidentiality or similar legal restrictions with respect to such information, (y) jeopardize the protection of attorney-client privilege, or (z) contravene applicable Law (it being agreed that the Parties shall use their best efforts to cause such information to be provided in a manner that would not result in such inconsistency, conflict, jeopardy or contravention).

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(b) The Parties hereby agree that the provisions of the Confidentiality Agreement shall apply to all information and material furnished by any Party or its Representatives thereunder and hereunder. The Confidentiality Agreement shall survive any termination of this Agreement.

5.7 Exclusivity.

(a) From the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with its terms, except as provided for in this Agreement, the Company and Merger Sub will not (and will cause the Company Group and its and their respective Affiliates and Representatives not to) solicit, initiate, enter into, or continue discussions, negotiations, or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to any Person relating to, or enter into or consummate any transaction relating to, (i) any merger or sale of ownership interests in, or material assets of, the Company Group, or a recapitalization, share exchange, or similar transaction with respect to the Company Group, or (ii) any financing, investment, acquisition, purchase, merger, sale or any other similar transaction that would restrict, prohibit or inhibit the ability of the Company Group to consummate the Transactions contemplated by this Agreement (the transactions in subsections (i) and (ii), collectively “Company Competing Transactions”). In addition, the Company and Merger Sub will (and will cause the Company Group and its and their respective Affiliates and Representatives to) promptly cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Company Competing Transaction. The Company and Merger Sub will promptly (and in no event later than 48 hours after becoming aware of such inquiry, proposal, offer or submission) notify SPAC if the Company or Merger Sub (or, to the Company’s Knowledge, any Affiliates or Representatives of the Company, Merger Sub or any other member of the Company Group) receives any inquiry, proposal, offer or submission with respect to a Company Competing Transaction, after the execution and delivery of this Agreement, and will inform the SPAC of the principal terms of the inquiry, proposal, offer or submission.

(b) From the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with its terms, except as provided for in this Agreement, the SPAC will not (and will cause its Affiliates and Representatives not to) solicit, initiate, enter into, or continue discussions, negotiations, or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to any Person relating to, or enter into or consummate any transaction relating to, (i) any merger or sale of ownership interests in, or material assets of, the SPAC or any of its Subsidiaries, or a recapitalization, share exchange, or similar transaction with respect to the SPAC or any of its Subsidiaries, or (ii) any financing, investment, acquisition, purchase, merger, sale or any other similar transaction that would restrict, prohibit or inhibit the ability of the SPAC or any of its Subsidiaries to consummate the Transactions contemplated by this Agreement (the transactions in subsections (i) and (ii), collectively “SPAC Competing Transactions”). In addition, the SPAC will (and will cause its Affiliates and Representatives to) promptly cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any SPAC Competing Transaction. The SPAC will promptly (and in no event later than 48 hours after becoming aware of such inquiry, proposal, offer or submission) notify the Company if the SPAC (or, to the SPAC’s Knowledge, any of its Affiliates or Representatives) receives any inquiry, proposal, offer or submission with respect to a SPAC Competing Transaction (not including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement, and will inform the Company of the principal terms of the inquiry, proposal, offer or submission.

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5.8 Public Announcements; Required Information.

(a) Except (a) as otherwise expressly contemplated by this Agreement, and (b) for the separate or joint press releases to be issued by the Parties in the forms agreed by the Parties, neither the SPAC nor the Company will, and each of the SPAC and the Company will cause its Subsidiaries not to, issue, file or submit any Reviewable Document, except in compliance with Section 5.8(b). Notwithstanding the foregoing, to the extent such disclosure is required by applicable Law or the rules of any stock exchange, the Party seeking to make such disclosure will promptly notify the other Party thereof and the Party making such statement will use efforts reasonable under the circumstances to consult in good faith with the other Party thereto and comply with Section 5.8(b) prior to making such disclosure in order to allow a mutually agreeable Reviewable Document to be issued, filed or submitted.

(b) In connection with the preparation of any press release or other statement made to the public, or any Form 8-K or any other statement, report, filing, notice, or application made by or on behalf of the SPAC or the Company to any Governmental Authority or other third party, in each case in connection with Merger and the other transactions contemplated hereby (each, a “Reviewable Document”), and for such other reasonable purposes, each of the SPAC and the Company shall, upon request by the other, use commercially reasonable efforts (subject to applicable Law and contractual restrictions) to furnish the other with all information concerning themselves, their Subsidiaries, and each of their and their Subsidiaries’ respective directors, officers, and stockholders (including the directors of the Company to be elected effective as of the Closing pursuant hereto) and such other matters as may be reasonably necessary or advisable in connection with the Reviewable Document. Each Party hereby agrees that all such information supplied by it shall, as of the date of the filing of the Reviewable Document, be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. At a reasonable time prior to the filing, issuance, or other submission or public disclosure of a Reviewable Document by the SPAC or the Company, the other Party shall be given a reasonable opportunity to review and comment upon such Reviewable Document and give its consent to the form thereof, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that if after having been given a reasonable opportunity to review and comment upon a Reviewable Document, such consent of the other Party has not been received by the date that such Reviewable Document is required to be filed with the applicable Governmental Authority, such consent shall be deemed to have been given. Each party shall accept and incorporate all reasonable comments from the other party to any such Reviewable Document prior to filing, issuance, submission or disclosure thereof. Furthermore, the SPAC and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) any response to any comments from any Governmental Authority on any Reviewable Document. Any language included in a Reviewable Document that reflects the comments of the reviewing Party, as well as any text as to which the reviewing Party has not commented upon after being given a reasonable opportunity to comment, shall be deemed to have been approved by the reviewing Party and may henceforth be used by other Party in other Reviewable Documents and in other documents distributed by the other Party in connection with the transactions contemplated by this Agreement without further review or consent of the reviewing Party.

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5.9 Section 16 Matters. Prior to the Effective Time, each of the SPAC and the Company shall take all such steps as may be required (to the extent permitted by applicable Law) to cause any dispositions of the SPAC Ordinary Shares or acquisitions of Company Ordinary Shares resulting from the Transactions, directly or indirectly, by each individual, if any, who is subject to Section 16(a) of the Exchange Act with respect to the SPAC or the Company as an officer or director thereof to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with (and to the extent permitted by) applicable SEC rules and regulations and interpretations of the SEC staff.

5.10 Control of Other Party’s Business. Nothing contained in this Agreement shall give the Company Group, directly or indirectly, the right to control or direct the SPAC’s operations prior to the Effective Time. Nothing contained in this Agreement shall give the SPAC, directly or indirectly, the right to control or direct the operations of the Company Group prior to the Effective Time. Prior to the Effective Time, each of the Company and the SPAC shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

5.11 NASDAQ Listing. From the date hereof through the Effective Time, the SPAC shall use its commercially reasonable efforts to maintain the listing of the SPAC Ordinary Shares, SPAC Units, and SPAC Rights on NASDAQ and maintain all applicable initial and continuing listing requirements of NASDAQ. The Company shall prepare and submit to NASDAQ a listing application, as required under NASDAQ rules, covering the Company Ordinary Shares to be outstanding after, or issuable in, the Merger, and shall use its commercially reasonable best efforts to cause the Company Ordinary Shares to be approved for listing on NASDAQ, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Effective Time.

5.12 Takeover Statutes. If any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other form of anti-takeover Law shall become applicable to the Transactions, the SPAC, the Company, Merger Sub and their respective boards of directors shall use all reasonable efforts to grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.

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5.13 Financial Information.

(a) The Company shall, from the date hereof until the Closing Date, prepare and deliver to the SPAC, (i) as promptly as reasonably practicable and no later than four (4) weeks after the date hereof, Company Financials (including any related notes thereto) as of and for the two years ended December 31, 2024 and 2023, audited by a PCAOB qualified auditor in accordance with PCAOB standards and mutually agreed upon by the Company and SPAC pursuant to the form of Financial Advisory Agreement, which shall not differ in any material respect from the Company Financials attached as Exhibit B hereto, (iii) as promptly as reasonably practicable and no later than (x) forty-five (45) calendar days after the end of the first and third quarter of the Company’s fiscal year, and (y) ninety days (90) after the end of the first half of the Company’s fiscal year, the unaudited Company Financials (including, in the case of Company Financials for any such half fiscal year period, any related notes thereto) as of the end of and for such fiscal period and the corresponding period of the prior fiscal year (collectively, the “Subsequent Unaudited Financial Statements”) and (iii) as promptly as reasonably practicable and no later than ninety (90) calendar days after the end of any fiscal year, the audited Company Financials as of the end of and for such fiscal year and the prior fiscal year (collectively, and including the Audited Company Financials, the “Subsequent Audited Annual Financial Statements” and, together with the Subsequent Unaudited Financial Statements, the “Subsequent Period Financial Statements”). The Subsequent Period Financial Statements shall be prepared from the books and records of the Company Group and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise indicated in such statements and except that the unaudited statements may exclude the footnote disclosures and other presentation items required for U.S. GAAP and may exclude normal and immaterial year-end adjustments) and the applicable rules and regulations of the SEC, including the requirements of Regulation S-X. When delivered, the Subsequent Period Financial Statements shall present fairly in all material respects the financial position and results of operations of the Company Group as of the dates and for the periods shown therein (except that the unaudited statements may exclude the footnote disclosures and other presentation items required for U.S. GAAP and may exclude normal and immaterial year-end adjustments).

(b) During the Interim Period and from and after the Closing, the Company shall, in connection with the filing of any applicable SEC filings, cooperate with the SPAC to prepare pro forma financial statements that comply with the rules and regulations of the SEC to the extent required for SEC filings, including the requirements of Regulation S-X.

5.14 Extension; Payment of Extension Fees.  The SPAC and the Sponsors may extend, in accordance with the terms of the Governing Documents of the SPAC, the date by which the SPAC must consummate a Business Combination. In the event that it is determined by the SPAC that it is reasonably likely that the Merger will not be consummated by the required date as set forth in the SPAC’s Governing Documents, then the SPAC will extend the date in respect of which the SPAC must consummate a Business Combination for the full period of time allowed by the SPAC’s Governing Documents as of the date hereof (each, an “Extension”); provided, however, that the Company or an Affiliate thereof will pay all amounts required to be deposited in the Trust Account in connection with an Extension (each, an “Extension Payment”) by wire transfer of immediately available funds to the Trust Account. Each such Extension Payment shall be evidenced by a promissory note issued to the Company or such Affiliate thereof payable after the Effective Time in accordance with the terms thereof. In addition, the terms of the promissory note shall provide that, in the event of the termination of this Agreement in accordance with the terms of Section 8.1(a)-(c), (e) and (f), the promissory note shall be repaid upon the consummation by the SPAC of any other initial business combination, or upon dissolution and winding up of the SPAC from funds available outside the Trust Account, prior to any payments to the Sponsor out of such funds. The Company’s obligation to pay the Extension Payments will terminate upon the termination of this Agreement in accordance with Article VIII, except that if an applicable Extension Payment is due but not yet paid at the time of such termination, the Company’s obligation to pay such amount will not terminate upon the termination of this Agreement.

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5.15 Equity Incentive Plan. Prior to the Effective Time, the Company shall adopt and approve an equity incentive plan with a share reserve equal to five percent (5%) of the issued and outstanding shares of the Surviving Company immediately following the Effective Time, with customary evergreen provisions (the “Equity Incentive Plan”).

5.16 Employment Agreements. The Key Personnel shall, as a condition to their continued employment with the Company Group, execute and deliver to the Company and the SPAC an employment agreement in the form as to be mutually agreed upon. Additionally, in consideration of receiving the Merger Consideration, the Key Personnel will also agree to non-solicitation and non-compete arrangements in the form as to be mutually agreed upon.

5.17 PIPE Financing.  As soon as practicable and prior to the consummation of the Merger, the Company and SPAC shall use its reasonable best efforts to enter into Subscription Agreements with the PIPE Investors procured and approved by the Parties, for an aggregate amount equal to at least $5,000,000, to purchase additional ordinary shares and/or preferred shares of the SPAC, concurrently with or prior to the Closing, at the initial price of ten dollars ($10.00) per ordinary share so purchased or per ordinary share underlying the preferred shares so purchased. The SPAC and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the PIPE Financing to be consummated on the terms set forth in the Subscription Agreements, including using their respective commercially reasonable efforts to (i) maintain in full force and effect the Subscription Agreements in accordance with the terms thereof, (ii) satisfy on a timely basis all conditions to obtaining the PIPE Financing set forth in the Subscription Agreements that are applicable to the SPAC or any of its Subsidiaries or the Company or the other members of the Company Group, and within the control of the SPAC or any of its Subsidiaries or the Company or any other member of the Company Group, respectively, (iii) comply on a timely basis with the SPAC’s or the Company’s obligations under the Subscription Agreements, (iv) cause the PIPE Investors to fund the PIPE Financing concurrently with or prior to the Closing and (v) enforce the SPAC’s or the Company’s rights under the Subscription Agreements.

5.18 Indemnification and Directors’ and Officers’ Insurance.  (a) From and after the Effective Time, the Company shall indemnify and hold harmless each present and former director, officer and employee of the SPAC and the Company and each of their respective Subsidiaries (the “D&O Indemnitees”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, claims, damages or losses incurred in connection with any claim, Action or threatened Action, whether civil, criminal, administrative, investigative or otherwise, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, the Company shall and shall cause the Surviving Company and each of its Subsidiaries to, (i) maintain for a period of not less than six (6) years from the Effective Time, (x) provisions in its Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of D&O Indemnitees that are no less favorable to those Persons than the provisions of such Governing Documents of the SPAC and the Company as of the date of this Agreement, and (y) all rights to indemnification now existing in favor of the D&O Indemnitees in any indemnification agreements with the SPAC or the Company, as applicable, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

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(b) At or prior to the Effective Time, the Company shall obtain and fully pay the premium for a six (6) year director’s and officers’ liability insurance “tail” policy, covering those Persons who are covered by the SPAC’s and the Company’s current directors’ and officers’ liability insurance policies with respect to claims that are based upon or arising out of any actual or alleged act, error or omission committed, or allegedly committed, prior to the Effective Time, with terms, conditions, retentions and limits of liability that are no less favorable in the aggregate than their current policies; provided, however, that in no event shall the Company be required to pay more than three hundred percent (300%) of the amount paid for such insurance in the last twelve (12)-month period prior to the date of this Agreement. In the event the aggregate premiums of such insurance coverage exceed such amount, the Company shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 5.19 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on the Company, the Surviving Company and all successors and assigns of the Company and the Surviving Company. In the event that the Company or the Surviving Company or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 5.19.

(d) The D&O Indemnitees are express third-party beneficiaries of this Section 5.19.

5.19 Termination of Existing Registration Rights Agreements. Prior to the Closing, in connection with the entry into the Registration Rights Agreements, the SPAC shall cause to be terminated all existing registration rights agreements entered into between the SPAC and any other party, including the Sponsors. No parties to any such terminated registration rights agreements shall have any further rights or obligations thereunder.

5.20 Fees and Expenses. All fees and expenses incurred by the Parties in connection with this Agreement and the Transactions shall be paid by the Company.

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5.21 Insurance. Prior to the Closing, the Company shall use commercially reasonably efforts to secure insurance of a type and coverage for similarly situated companies, including but not limited to (i) a directors’ and officers’ insurance policy; and (ii) a cyber insurance policy with coverage for data breaches or cyber attacks.

5.22 Restructuring. The Company shall use commercially reasonable efforts to complete the Restructuring as soon as reasonably practicable, and in any event, the Company shall complete the Restructuring within three (3) months after the date of this Agreement; provided, however, that the Company shall be permitted an additional three (3) months to complete the Restructuring in the event that the Hong Kong Securities and Futures Commission has not approved the Restructuring, as long as the Company continues to use commercially reasonable efforts to obtain such approval.

Article VI

CONDITIONS TO THE MERGER

6.1 Conditions to the Obligations of the SPAC, the Company and Merger Sub to Effect the Merger. The respective obligations of each Party to consummate the Merger shall be subject to the fulfillment (or, to the extent permitted by applicable Law, waiver by the Company and the SPAC) at or prior to the Closing of the following conditions:

(a) (i) all Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated; and (ii) there shall not be in effect any voluntary agreement between the SPAC or the Company and any Governmental Authority pursuant to which the SPAC or the Company has agreed not to consummate the Transactions for any period of time;

(b) the Registration Statement shall have become effective in accordance with the Securities Act and shall not be the subject of any stop order by the SEC or actual or threatened proceedings by a Governmental Authority seeking such a stop order;

(c) the SPAC Shareholder Approval shall have been obtained;

(d) as of the Closing Date, the listing of the Company Ordinary Shares shall have been approved by Nasdaq, subject to official notice of issuance;

(e) no Governmental Authority of competent jurisdiction shall have enacted, issued or granted any Law (whether temporary, preliminary or permanent), in each case that is in effect and which has the effect of restraining, enjoining, prohibiting or making illegal the consummation of the Transactions;

(f) no Action shall be pending which is reasonably likely to (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation or (iii) affect materially and adversely the right of the Company to own, operate or control any of the Company IP, assets, operations, or business of the Company Group following the Transactions and no Order to any such effect shall be in effect;

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(g) the Restructuring shall be consummated;

(h) the PIPE Financing shall be consummated; and

(i) if required under the SPAC Governing Documents, the SPAC shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

6.2 Additional Conditions to the Obligations of the Company and Merger Sub. The obligation of the Company and Merger Sub to consummate the Merger shall be subject to the fulfillment (or, to the extent permitted by applicable Law, waiver by the Company) at or prior to the Closing of the following additional conditions:

(a) the SPAC shall have performed and complied in all material respects with the obligations, covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Effective Time;

(b) other than the Fundamental Representations made by the SPAC, all representations and warranties made by the SPAC set forth in Article IV, shall be true and correct (without giving effect to any limitation as to materiality or SPAC Material Adverse Effect or any other similar limitation set forth therein) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a SPAC Material Adverse Effect. The Fundamental Representations made by the SPAC shall be true and correct in all respects at and as of the date hereof and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except in the case of any representation or warranty that by its terms addresses matters only as of another specified date, which shall be so true and correct only as of such specified date);

(c) no SPAC Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date;

(d) the SPAC shall have delivered to the Company the SPAC Condition Certificate;

(e) the SPAC shall have executed and delivered the applicable Transaction Documents, and to the extent applicable, performed and complied with the obligations, covenants and agreements thereunder required to be performed by it prior to the Effective Time in all material respects, and each such agreement shall be in full force and effect; and

(f) all members of the SPAC Board and all executive officers of the SPAC as of immediately prior to the Effective Time shall have executed and delivered written resignation letters effective as of the Effective Time.

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6.3 Additional Conditions to the Obligations of the SPAC. The obligation of the SPAC to consummate the Merger shall be subject to the fulfillment (or, to the extent permitted by applicable Law, waiver by the SPAC) at or prior to the Closing of the following additional conditions:

(a) the Company and Merger Sub shall each have performed and complied in all material respects with the obligations, covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Effective Time;

(b) other than the Fundamental Representations made by the Company and Merger Sub, all representations and warranties of the Company and Merger Sub set forth in Article III, shall be true and correct (without giving effect to any limitation as to materiality or Company Material Adverse Effect or any other similar limitation set forth therein) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Company Material Adverse Effect. The Fundamental Representations made by the Company and Merger Sub shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

(c) no Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date;

(d) the Company shall have delivered to the SPAC the Company Condition Certificate;

(e) the Company (or such other applicable Subsidiary of the Company) and Merger Sub shall have executed and delivered each of the applicable Transaction Documents, and to the extent applicable, performed and complied with the obligations, covenants and agreements to be performed thereunder by them prior to the Effective Time in all material respects, and each such agreement shall be in full force and effect; and

(f) (i) all outstanding indebtedness owed to the Company Group by Affiliates or officers or directors thereof or by any other Person designated by the Company who will become an officer or director of the Company upon the Closing shall have been repaid in full; (ii) all outstanding guaranties and similar arrangements pursuant to which the Company Group has guaranteed the payment or performance of any obligations of any such Affiliate or officer or director to a third party shall have been terminated; and (iii) no Affiliate of the Company Group shall utilize, or shall own any direct equity interests in any company that utilizes, in its name or otherwise “Mango Financial” or any derivative thereof.

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Article VII

SURVIVAL AND INDEMNIFICATION

7.1 Survival. All representations and warranties of the Company and Merger Sub contained in this Agreement shall survive the Closing and shall remain in full force and effect until and including the date that is twenty-four (24) months after the Closing Date; provided, that Fraud Claims shall survive indefinitely; provided, further, that the Fundamental Representations made by the Company and Merger Sub shall survive until to the expiration of the applicable statute of limitations (the applicable expiration dates per the above are each an “Expiration Date”, and, collectively, the “Expiration Dates”). If a Claim Notice (as defined below) for a bona fide claim of a breach of any representation or warranty or with respect to the matters set forth in Schedule 7.2 has been given before the applicable Expiration Date, then the relevant representations and warranties, or right to make a claim, as applicable, shall survive as to such claim, until the claim has been finally resolved. All representations and warranties of the SPAC contained in this Agreement shall terminate and expire upon the Closing (and after the Closing there shall be no liability in respect thereof). All covenants and agreements of the Parties contained in this Agreement shall terminate and expire upon the Closing (and there shall be no liability after the Closing in respect thereof); provided, however, that those covenants and agreements of the Company and Merger Sub contained herein that by their terms expressly require performance after the Closing shall survive the Closing indefinitely, but only with respect to that portion of such covenant or agreement that is expressly to be performed following the Closing.

7.2 Indemnification.

(a) Subject to the terms and conditions of this Article VII, from and after the Closing, the Earnout Recipients and their repective successors and assigns (each, with respect to any claim made pursuant to this Article VII, an “Indemnifying Party”), will to the extent of the Indemnification Shares, jointly and severally, and thereafter severally, but not jointly, indemnify, and without duplication, defend and hold harmless the Combined Company and SPAC shareholders prior to the Merger (with respect to any claim made pursuant to this Article VII, the “Indemnified Party”), from and against any and all losses (including a diminution in the value of the Combined Company), actions, Orders, Liabilities, damages, Taxes, interest, penalties, Liens, amounts paid in settlement, and reasonable costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses) (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnified Party to the extent arising in whole or in part out of or resulting from (whether or not involving a Third Party Claim (as defined below)): (i) any inaccuracy or breach of any representation or warranty made by the Company or Merger Sub in this Agreement or in any certificate delivered by the Company or Merger Sub pursuant to this Agreement, as of the date such representation or warranty was made and as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or (ii) the non-fulfillment or breach of any covenant or agreement of the Company or Merger Sub contained in this Agreement.

(b) In no event shall any Indemnified Party be entitled to recover or make a claim for any amounts in respect of, and in no event shall Losses be deemed to include, any punitive, special, incidental, exemplary, consequential, indirect or exemplary damages, except for any such damages to the extent actually awarded by a court of competent jurisdiction and paid to a third party in a Third Party Claim.

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(c) For all purposes of this Article VII, any representation or warranty contained in or made pursuant to this Agreement, or contained or made pursuant to any certificate delivered by the Company or Merger Sub to the SPAC pursuant to this Agreement in connection with the Closing, that is qualified by a term or terms such as “material,” “materially,” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

(d) Any Losses recoverable hereunder shall be reduced in amount by insurance proceeds, indemnification payments, contribution payments or reimbursements actually received by any Indemnified Party in connection with such Losses, and the Indemnified Party shall use reasonable and diligent efforts to realize such benefits, proceeds, payments or reimbursements.

(e) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the extent reasonably necessary to remedy the breach that gives rise to such Loss.

7.3 Limitations on Indemnification. The maximum aggregate amount of indemnification payments that the Indemnifying Party will be obligated to pay in the aggregate pursuant to Section 7.2(a)(i) shall be subject to the limitations in this Section 7.3. The Indemnifying Party shall not be liable to any Indemnified Party for indemnification under Section 7.2(a)(i) until the aggregate amount of all Losses in respect of indemnification under Section 7.2 exceeds an amount equal to $50,000 (the “Deductible”), in which event the Indemnifying Party shall be required to pay or be liable for all such Losses from the first (1st) dollar. The aggregate amount of all Losses for which the Indemnifying Party shall be liable pursuant to Section 7.2(a)(i) shall not exceed the amount equal to 25% of the Company Ordinary Shares held by the Shareholders immediately after the Merger (the “Cap”). The Deductible and the Cap shall not apply to indemnifcation of breaches of any of the Fundamental Representations.

7.4 Indemnification Procedures.

(a) The Sponsors, acting on behalf of the Indemnified Party, and the Indemnifying Party each shall designate a representative from time to time (the “Indemnified Party Representative” and the “Indemnifying Party Representative,” respectively), who shall have the sole right to act on behalf of the Indemnified Party or the Indemnifying Party, as applicable, with respect to any indemnification claims made pursuant to this Article VII, including bringing and settling any indemnification claims hereunder and receiving any notices on behalf of the Indemnified Party or Indemnifying Party, as applicable. Each such representative shall have the sole right to act on behalf of the Indemnified Party and the Indemnifying Party, as the case may be, with respect to any indemnification claims made pursuant to this Article VII, including the giving and receiving of any notices in connection with any claim for indemnification under this Agreement.

(b) In order to make a claim for indemnification hereunder, the Indemnified Party Representative must provide written notice (a “Claim Notice”) of such claim to the Indemnifying Party Representative, which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable (provided, that the Indemnified Party Representative may thereafter in good faith adjust the amount of Losses with respect to the claim to reflect additional information obtained after the date of the initial Claim Notice by providing a revised Claim Notice to the Indemnifying Party Representative).

(c) In the case of any claim for indemnification under this Article VII arising from a claim of any third party (a “Third Party Claim”), the Indemnified Party Representative must give a Claim Notice with respect to such Third Party Claim to the Indemnifying Party Representative promptly (but in no event later than fifteen (15) days) after the Indemnified Party’s receipt of notice of such Third Party Claim; provided; that the failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations except to the extent that the defense of such Third Party Claim is actually prejudiced by the failure to give such notice. The Indemnifying Party will have the right to defend and to direct the defense against any such Third Party Claim, and with counsel selected by the Indemnifying Party, unless at any time while such Third Party Claim is pending (i) such claim is criminal in nature, or would reasonably be expected to lead to criminal proceedings, (ii) such claim seeks an injunction or other equitable relief against the Indemnified Party, or (iii) if in the reasonable opinion of counsel to the Indemnified Party, (x) there are legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Parties, or (y) there exists a conflict of interest between the Indemnified Party and the Indemnifying Parties that cannot be waived. If the Indemnifying Party Representative elects, and is entitled, to compromise or defend such Third Party Claim, it will within twenty (20) days (or sooner, if the nature of the Third Party Claim so requires) notify the Indemnified Party Representative of its intent to do so, and the Indemnified Party will, at the request and expense of the Indemnifying Party (solely to the extent the expense incurred by the Indemnified Party is reasonable), cooperate in the defense of such Third Party Claim. If the Indemnifying Party Representative elects not to, or at any time is not entitled under this Section 7.4 to, compromise or defend such Third Party Claim, or fails to notify the Indemnified Party Representative of its election as herein provided, the Indemnified Party may compromise or defend such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Party will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnified Party or the Indemnified Party Representative without the prior written consent of the Indemnifying Party Representative (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnified Party will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnified Party. The Indemnifying Party’s right to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, however, that no such compromise or settlement will obligate the Indemnified Party to agree to any settlement that includes any remedy other than monetary damages, that requires an admission of fault by the Indemnified Party or the Combined Company, or that requires the taking or restricts the taking of any action (including competition restrictions) by the Indemnified Party or the Combined Company other than the execution of a release for such Third Party Claim or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the Indemnified Party Representative on behalf of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed). If the Indemnifying Party Representative elects, and is entitled, to compromise or defend such Third Party Claim, the Indemnified Party Representative will have the right, at its sole expense, to participate in the compromise or defense of any Third Party Claim with counsel selected by it, subject to the Indemnifying Party’s right to direct the defense.

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(d) With respect to any direct indemnification claim that is not a Third Party Claim, the Indemnifying Party Representative will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If the Indemnifying Party Representative does not respond to such Claim notice within such thirty (30) days, or responds within such thirty (30) days and rejects such claim in whole or in part, the Indemnified Party will be free to pursue such remedies as may be available under this Agreement, any Transaction Documents or applicable Law.

7.5 Indemnification Payments. Any indemnification obligation of an Indemnifying Party under this Article VII will be settled, first, through delivery to the Combined Company of such number of Indemnification Shares, regardless of whether or not such Indemnification Shares have been released from escrow, and, thereafter, through the delivery of such number of other Company Ordinary Shares that together are equal in value to the finally determined amount of the indemnifiable Loss (for the avoidance of doubt, subject to the limitations set forth in Section 7.3). The value of the Indemnification Shares shall be detemined based on the dollar volume-weighted average price of the Company Ordinary Shares on the principal securities exchange or securities market on which such security is then traded during the fifteen (15) trading day period ending one (1) business day prior to the date of the finally determined indemnification amount (which delivery shall be required to be made within five (5) Business Days after the final determination of such obligation in accordance with this Section 7.5). In no event shall any Indemnifying Party be required to pay or reimburse its indemnification obligations with cash. Notwithstanding the foreoing, in lieu of delivering all or a portion of the Indemnification Shares otherwise deliverable to the Combined Company in accordance with this Article VII, the Indemnifying Party may pay the value of such Indemnification Shares, as determined in accordance with this Section 7.5, to the Combined Company, in cash. In connection with any such payment in cash, the corresponding Indemnification Shares, if then held in escrow, shall be released from escrow and delivered to the Indemnifying Party in accordance with the Indemnification Escrow Agreement. For the avoidance of doubt, any such payment in cash shall be counted towards the Cap to the same extent as a payment in Company Ordinary Shares, as if such shares themselves had been delivered.

Article VIII

TERMINATION

8.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after the SPAC Shareholder Approval:

(a) by mutual written agreement of the Company and the SPAC;

(b) by written notice from the Company or the SPAC, if the Closing shall not have occurred on or prior to February 28, 2026 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any Party whose action or failure to comply with its obligations under this Agreement or any of the other Transaction Documents has been the primary cause of, or has primarily resulted in, the failure of the Closing to occur on or prior to such date;

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(c) by written notice from the Company or the SPAC, if any Law or Order shall have been promulgated, entered, enforced, enacted or issued and in effect or shall have been deemed to be applicable to the Merger or the other Transactions, by any Governmental Authority of competent jurisdiction that permanently restrains, enjoins, prohibits, or makes illegal the consummation of the Merger or the other Transactions, and such Law or Order shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party whose action or failure to perform any of its obligations under this Agreement or any of the Transaction Documents is the primary cause of, or primarily resulted in, the enactment or issuance of any such Law or Order;

(d) by the SPAC upon written notice to the Company, in the event of a breach of any representation, warranty, covenant or agreement on the part of the Company or Merger Sub or any such representation and warranty shall have become untrue or inaccurate after the date of this Agreement, such that the conditions specified in Section 6.3(a) or Section 6.3(b) would not be satisfied at the Closing, and which, (i) with respect to any such breach that is capable of being cured, is not cured by the Company or Merger Sub by the earlier of: (x) thirty (30) days after receipt of written notice thereof, or (y) the Outside Date, or (ii) is incapable of being cured prior to the Outside Date; provided, that the SPAC shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if the SPAC is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent such breach or breaches would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b);

(e) by the Company upon written notice to the SPAC, in the event of a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the SPAC or any such representation and warranty shall have become untrue or inaccurate after the date of this Agreement, such that the conditions specified in Section 6.2(a) or Section 6.2(b) would not be satisfied at the Closing, and which, (i) with respect to any such breach that is capable of being cured, is not cured by the SPAC by the earlier of: (x) thirty (30) days after receipt of written notice thereof, or (y) the Outside Date, or (ii) is incapable of being cured prior to the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if the Company is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent such breach or breaches would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b);

(f) by the Company or the SPAC upon written notice, if the SPAC Shareholder Approval shall not have been obtained upon a vote taken thereon at the SPAC Shareholders Meeting, duly convened therefor, or at any adjournment or postponement thereof; provided, that the right to terminate this Agreement pursuant to this Section 8.1(f) shall not be available to a Party whose actions or failure to perform any of its obligations under this Agreement is the primary cause of, or primarily resulted in, the failure to obtain such approval; and

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(g) by the SPAC upon written notice if the financial statements of the Company for the years ended December 31, 2024 and 2023 as audited by a PCAOB qualified auditor are materially different from the Company Financials delivered to SPAC and attached as Exhibit B hereto.

8.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void and have no effect, without any Liability on the part of any Party; provided, that no such termination shall relieve any Party of any liability or damages resulting from Fraud Claims; provided, further, that Section 5.6(b), this Section 8.2, Section 8.3 and Article IX hereof shall survive any termination of this Agreement. The Confidentiality Agreement shall not be affected by any termination of this Agreement.

Article IX

MISCELLANEOUS

9.1 Trust Account. As of the Effective Time, the obligations of the SPAC to dissolve or liquidate within a specified time period as contained in the SPAC’s Governing Documents will be terminated and the SPAC shall have no obligation whatsoever to dissolve and liquidate the assets of the SPAC by reason of the consummation of the Merger or otherwise, and no shareholder of the SPAC shall be entitled to receive any amount from the Trust Account (except in the event they elect to redeem their SPAC Ordinary Shares in connection with the consummation of the Business Combination). At least forty-eight (48) hours prior to the Effective Time, the SPAC shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to the SPAC (except with respect to the SPAC Shareholders in the event they elect to redeem their SPAC Ordinary Shares in connection with the consummation of the Business Combination) and thereafter shall cause the Trust Account and the Trust Agreement to terminate. The Parties hereby agree that upon such transfer of funds to the SPAC, such funds, including any PIPE Financing proceeds, will be used to (i) first to pay any accrued by unpaid Transaction Expenses, (ii) then to pay the deferred IPO underwriting fees, and (ii) finally, any remaining cash will be transferred to the Company to be used for working capital and other general corporate purposes of the Business following the Closing.

9.2 Waiver Against Trust Account. Reference is made to the IPO Prospectus. Each of the Company and Merger Sub hereby represents and warrants that it has read the IPO Prospectus and understands that the SPAC has established the Trust Account containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the SPAC Shareholders and that, except as otherwise described in the IPO Prospectus, the SPAC may disburse monies from the Trust Account only: (a) to the SPAC Shareholders in the event they elect to redeem their SPAC Ordinary Shares in connection with the consummation of the Business Combination or in connection with an amendment to SPAC’s Governing Documents to extend the SPAC’s deadline to consummate a Business Combination, (b) to the SPAC Shareholders if the SPAC fails to consummate a Business Combination within with the time period set forth in the SPAC’s Governing Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes, and (d) to the SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of the SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and Merger Sub hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Company, Merger Sub nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom to the SPAC Shareholders, or make any claim against the Trust Account (including any distributions therefrom to the SPAC Shareholders), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between the SPAC or any of its Representatives, on the one hand, and the Company, Merger Sub or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on Contract, tort, equity or any other theory of legal liability (collectively, the “Trust Account Released Claims”); provided that the Company and Merger Sub shall be entitled to seek claims against the funds held in the Trust Account after the same are released to the Company as indicated below. Each of the Company and Merger Sub on behalf of itself and its Affiliates hereby irrevocably waives any Trust Account Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom to the SPAC Shareholders) now or in the future as a result of, or arising out of, any negotiations, Contracts or agreements with the SPAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom to the SPAC Shareholders) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with the SPAC or its Affiliates). Each of the Company and Merger Sub agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the SPAC and its Affiliates to induce the SPAC to enter in this Agreement, and the Company and Merger Sub further intend and understand such waiver to be valid, binding, and enforceable against such Party and each of its Affiliates under applicable Law. To the extent that the Company, Merger Sub or any of their respective Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to the SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the SPAC or its Representatives, each of the Company and Merger Sub hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalf or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom to the SPAC Shareholders) or any amounts contained therein except to the extent distributed to the SPAC upon the Closing. In the event that the Company, Merger Sub or any of their respective Affiliates commences Action based upon, in connection with, relating to or arising out of any matter relating to the SPAC or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom to the SPAC Shareholders), whether in the form of money damages or injunctive relief, the SPAC and its Representatives, as applicable, shall be entitled to recover from the Company, Merger Sub and their respective Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event the SPAC or its Representatives, as applicable, prevails in such Action. This Section 9.2 shall survive termination of this Agreement for any reason and continue indefinitely.

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9.3 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State without giving effect to any choice or conflict of Law provision or rule. The Parties hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the State of New York for the purpose of any Action, directly or indirectly, arising out of, relating to, or in connection with this Agreement brought by any Party; (b) agrees that service of process will be validly effected by sending notice in accordance with Section 9.4; (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such Action, any claim, whether actual or potential, known or unknown, suspected or unsuspected, based upon past or future events, now existing or coming into existence in the future, that (i) such Action is not subject to the subject matter jurisdiction of at least one of the above-named courts; (ii) its property is exempt or immune from attachment or execution in the State of New York; (iii) such Action is brought in an inconvenient forum; (iv) that the venue of such Action is improper; or (v) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts; and (d) agrees not to move to transfer any such Action to a court other than any of the above-named courts; provided that the Merger, the Plan of Merger and any exercise of appraisal and dissenters’ rights under the Laws of the Cayman Islands with respect to the Merger, shall in each case be governed by the Laws of the Cayman Islands. THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE (AND SHALL CAUSE THEIR SUBSIDIARIES AND AFFILIATES TO WAIVE) THEIR RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING IN ANY COURT RELATING TO ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS, OR ANY TRANSACTION DOCUMENT (INCLUDING ANY SCHEDULE OR EXHIBIT HERETO AND THERETO) OR THE BREACH, TERMINATION OR VALIDITY OF SUCH AGREEMENTS OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF SUCH AGREEMENTS. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE TRANSACTIONS, ANY TRANSACTION DOCUMENT, OR ANY RELATED INSTRUMENTS. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 9.3. NO PARTY OR REPRESENTATIVE OF ANY PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 9.3 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

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9.4 Notices. Except as otherwise expressly provided herein, any notice, consent, waiver and other communication hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, with confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to the Company or Merger Sub, to:

Mango Financial Limited

Units 2305-2306, 23/F, Grand Millennium Plaza

181 Queen’s Road, Central,

Sheung Wan, Hong Kong, Attention: Cheung Kam Fai

Email: angelazhang@mangofinancial.com.hk

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention:	Mitchell Nussbaum
Ronelle C. Porter
Alex Weniger-Araujo
Email:	mnussbaum@loeb.com
rporter@loeb.com
aweniger@loeb.com

if to the SPAC, to:

Cayson Acquisition Corp

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Taylor Zhang, CFO
Email:	taylorzhang@caysonspac.com

with, prior to the Closing, a copy (which shall not constitute notice) to:

Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174

Attention:	David A. Miller
Jeffrey M. Gallant
Eric T. Schwartz
Email:	dmiller@graubard.com
jgallant@graubard.com
eschwartz@graubard.com

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9.5 Headings. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

9.6 Entire Agreement. This Agreement (including the Exhibits, the Disclosure Schedules, and Schedules hereto), the Confidentiality Agreement and the Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the Parties with respect to such subject matter; except that this Agreement shall not supersede the terms and provisions of the Confidentiality Agreement, which shall survive and remain in effect until expiration or termination thereof in accordance with its respective terms.

9.7 Amendments and Waivers.

(a) Any Party may, at any time prior to the Closing, by action taken by its board of directors, or officers thereunto duly authorized, waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document, certificate or writing delivered pursuant hereto and any of the terms or conditions of this Agreement or (without limiting Section 9.7(b)) agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement. No waiver by any of the Parties of any breach hereunder shall be deemed to extend to any prior or subsequent breach hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by any of the Parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver, and for waivers after the Closing, unless approved in writing by the independent directors of the Company.

(b) This Agreement may be amended or modified, in whole or in part, only by a duly authorized agreement in writing executed by the Parties in the same manner (but not necessarily by the same Persons) as this Agreement, and which makes reference to this Agreement, and for amendments or modifications after the Closing, only upon approval in writing by the independent directors of the Company.

9.8 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the SPAC and the Company and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning Party of its obligations hereunder.

9.9 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

9.10 Specific Performance.

(a) The Parties agree and acknowledge that the failure to perform under this Agreement will cause an actual, immediate and irreparable harm and injury and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms (including failing to take such actions as are required of them hereunder to consummate the Transactions) or were otherwise breached. Accordingly, it is agreed that, (i) each of the Parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief, each without proof of damages prior to the valid termination of this Agreement in accordance with Section 8.1, to prevent breaches or threatened breaches of this Agreement by any other Party and to specifically enforce the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) prior to the Closing or any termination of this Agreement in accordance with Section 8.1, damages shall be awarded only in a case where a court of competent jurisdiction shall have determined that, notwithstanding the Parties’ intention for specific performance to be the applicable remedy prior to termination or the Closing, such specific performance is not available or otherwise will not be granted as a remedy.

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(b) The Parties further agree that (i) by seeking the remedies provided for in this Section 9.10, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including monetary damages, subject to the terms hereof, (ii) nothing contained in this Section 9.10 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 9.10 before exercising any termination right under Section 8.1 (and pursuing damages after such termination), nor shall the commencement of any Action pursuant to this Section 9.10 or anything contained in this Section 9.10 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Section 8.1 or to pursue any other remedies under this Agreement that may be available then or thereafter; (iii) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement; and (iv) no Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.10, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c) To the extent either party hereto brings any Action to enforce specifically the performance of the terms and provisions of this Agreement in accordance with this Section 9.10, the Outside Date shall automatically be extended by (i) the amount of time during which such Action is pending, plus twenty (20) Business Days, or (ii) such other time period established by the court presiding over such Action.

9.11 Severability. If any provision of this Agreement or any Transaction Document, or the application of any such provision to any Person or circumstance, shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

9.12 Counterparts. This Agreement may be executed in two or more counterparts (including by electronic or .pdf transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of any signature page by facsimile, electronic or .pdf transmission shall be binding to the same extent as an original signature page.

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9.13 Construction of Certain Terms and References; Captions.  Unless the context of this Agreement otherwise requires:

(a) The terms “Article,” “Section,” “Annex,” “Exhibit,” “Schedule,” and “Disclosure Schedule” refer to the specified Article, Section, Annex, Exhibit, Schedule or Disclosure Schedule of this Agreement and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the Section or subsection in which the reference occurs;

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;”

(d) Any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule;

(e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. The Parties acknowledge that each Party and its attorney has reviewed and participated in the drafting of this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement;

(f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day;

(g) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day;

(h) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP, unless the context otherwise requires;

(i) All monetary figures shall be in United States dollars unless otherwise specified; and

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(j) The phrases “furnished,” “provided,” “delivered” or “made available” to a Party, or similar formulations, when used with respect to information or documents means that such information or documents have been (i) physically or electronically delivered directly to a Party’s legal counsel or financial advisors prior to such time or available to such Party (without material redactions) in the electronic data room hosted by the providing Party in connection with the Transactions. or (ii) are the SPAC SEC Filings and have been made publicly available on the SEC’s EDGAR website by the SPAC and, in each of clause (i) and (ii), not later than forty-eight (48) hours prior to the execution of this Agreement (and continuously available to such Party and its legal counsel and financial advisors through the date hereof).

9.14 Disclosure Schedules. The Company Disclosure Schedule and the SPAC Disclosure Schedule (each, a “Disclosure Schedule” and, collectively, the “Disclosure Schedules”) (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Schedule and the SPAC Disclosure Schedule (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Certain information set forth in the Disclosure Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information in any Disclosure Schedule shall not be deemed to constitute in itself an acknowledgment that such information is required to be disclosed in connection with this Agreement, nor shall such information be deemed to establish a standard of materiality.

9.15 Legal Representation.

(a) The Company and the SPAC, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the shareholders or holders of other equity interests of the Company and/or any of their respective directors, shareholders, partners, officers, employees or Affiliates (other than the Company) (collectively, the “Mango Group”), on the one hand, and (y) the Company and/or any member of the Mango Group, on the other hand, any legal counsel, including Loeb & Loeb (“Loeb”), that represented the Company or a member of the Mango Group prior to the Closing may represent any member of the Mango Group in such dispute even though the interests of such Persons may be directly adverse to the Company, and even though such counsel may have represented the Company in a matter substantially related to such dispute, or may be handling ongoing matters for the Company and/or a member of the Mango Group. Neither the Company nor SPAC shall seek to or have Loeb disqualified from any such representation with respect to this Agreement or the Transactions based upon the prior representation of the Company or the Mango Group by Loeb. The Parties hereby waive any potential conflict of interest arising from such prior representation and each Party shall cause its respective Affiliates to consent to waive any potential conflict of interest arising from such representation. Each Party acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that such Party has consulted with counsel in connection therewith. The Company and SPAC, on behalf of their respective successors and assigns, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Documents or the transactions contemplated hereby or thereby) between or among the Company and/or any other member of the Mango Group, on the one hand, and Loeb, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Mango Group after the Closing.

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(b) The Company and the SPAC, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the holders of equity interests of the SPAC and/or any of their respective directors, shareholders, partners, officers, employees or Affiliates (other than the SPAC) (collectively, the “SPAC Group”), on the one hand, and (y) the SPAC and/or any member of the SPAC Group, on the other hand, any legal counsel, including Graubard Miller (“Graubard”) that represented the SPAC prior to the Closing may represent any member of the SPAC Group in such dispute even though the interests of such Persons may be directly adverse to the Company, and even though such counsel may have represented the SPAC in a matter substantially related to such dispute, or may be handling ongoing matters for the SPAC. Neither the Company nor the SPAC shall seek to or have Graubard disqualified from any such representation with respect to this Agreement or the Transactions based upon the prior representation of the SPAC or the SPAC Group by Graubard. The Parties hereby waive any potential conflict of interest arising from such prior representation and each Party shall cause its respective Affiliates to consent to waive any potential conflict of interest arising from such representation. Each Party acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that such Party has consulted with counsel in connection therewith. The Company and SPAC, on behalf of their respective successors and assigns, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Documents or the transactions contemplated hereby or thereby) between or among the SPAC and/or any member of the SPAC Group, on the one hand, and Graubard, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the SPAC Group after the Closing, and shall not pass to or be claimed or controlled by the Company.

Article X

DEFINITIONS

10.1 Definitions. For purposes of this Agreement, capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth below:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, mediation or any subpoena (including any formal request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, the HSR Act and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

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“Balance Sheet Date” means December 31, 2024.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Combination” has the meaning set forth in the SPAC’s Governing Documents as in effect on the date hereof.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York, Cayman Islands or Hong Kong are authorized to close for business, excluding as a result of “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar Orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York, Cayman Islands and Hong Kong are generally open for use by customers on such day.

“Cayman Companies Act” means the Companies Act (Revised) of the Cayman Islands.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

“Combined Company” means the Company and its Subsidiaries, including the Surviving Company, after the consummation of the Transactions.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid Treasury Regulation promulgated thereunder.

“Company Disclosure Schedule” means the Disclosure Schedule delivered by the Company to SPAC on the date hereof and identified as such.

“Company Ordinary Shares” means the class A ordinary shares of a par value of $0.0001 each in the share capital of MFG.

“Company Class B Ordinary Shares” means the class B ordinary shares of a par value of $0.0001 each in the share capital of MFG.

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“Company Group Assets” means all rights, title and ownership interests in and to all properties, claims, Contracts, businesses, or assets (including goodwill), which constitute all of the interests in real and tangible personal property owned, leased or licensed by a Company Group member and are required for the continued operation of the Business as currently conducted, wherever located, of every kind, character and description, whether real, personal, or mixed, tangible or intangible, whether accrued, contingent or otherwise, in each case, whether or not recorded or reflected on the books and records or financial statements of any Person, which includes the Company Registered IP and Company IP.

“Company Material Adverse Effect” means, any Effect that (a) has had, or would reasonably be expected to have, individually or in the aggregate with any other Effects, a material adverse effect upon the Business, properties, assets, Liabilities, results of operations, or financial condition of the Company Group, taken as a whole; provided, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, individually or in the aggregate, a Company Material Adverse Effect, for purposes of this clause (a): (i) any general changes in the financial or securities markets or general economic or regulatory conditions,; (ii) any changes, conditions or effects that generally affect the industries in which the Company Group principally operates; (iii) changes in applicable Law or U.S. GAAP or, in each case, authoritative interpretations thereof; (iv) any changes resulting from any natural disaster, including any hurricane, storm, flood, tornado, volcanic eruption, earthquake, other weather-related events or other comparable events, or any worsening thereof; (v) any changes resulting from local, national or international political conditions, including the outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, acts of foreign or domestic terrorism or civil unrest, or (vi) any changes resulting from any epidemics, pandemics or disease; (vii) any failure in and of itself by the Company Group to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided, that the underlying cause of any such failure may be considered in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); (viii) any changes directly resulting from the execution of this Agreement or the Transaction Documents or the announcement or the pendency of the Transactions but not the consummation of the Transactions contemplated hereunder, including actions of suppliers, landlords, distributors, partners or Governmental Authorities (provided, that this clause (viii) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution of this Agreement or the announcement or the pendency of the Merger), (ix) any changes resulting from any action required to be taken by the terms of this Agreement or at the explicit request or direction of the SPAC; provided, that in the case of or change referred to in clauses (i) - (vi) immediately above, there shall be no Company Material Adverse Effect unless such Effect disproportionately impacts the a member of the Company Group compared to other participants in the industries in which the Company Group conducts the Business, in which case the incremental disproportionate impact thereof shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur; or (b) has, or would reasonably be expected to, individually or in the aggregate, impair or delay the ability of the Company Group to timely perform its obligations hereunder, or to consummate the Transactions on a timely basis, including the Merger, or prevent it from performing such obligations or consummating the Transactions.

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“Company Ordinary Shares” means, collectively, the Company Ordinary Shares and the Company Class B Ordinary Shares.

“Company Share Rights” means all options, warrants, rights, or other securities (including debt instruments) to purchase, convert or exchange into Company Ordinary Shares.

“Confidentiality Agreement” means that certain confidentiality agreement between the SPAC and Company dated as of October 25, 2024.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto), excluding any Benefit Plan.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing: (a) any other Person owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; and (c) a Person shall be deemed to Control a spouse, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of such Person or a trust for the benefit of such Person or of which such Person is a trustee.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Earnout Escrow Agreement” means that certain escrow agreement to be entered into with the Escrow Agent prior to the Closing and in a form reasonably agreed to by the Parties, which shall cover the treatment and release of the Earnout Shares.

“Effect” means any change, circumstance, fact, event, development, condition, occurrence, or effect.

“Entity” means any Person that is a legal entity.

“Environmental Law” means any Law relating to (a) pollution or protection of the environment (including air quality, surface water, groundwater, soils, subsurface strata, sediments, drinking water), natural resources, or human health and safety (to the extent related to exposure to Hazardous Materials or hazardous conditions) or (b) the exposure to, or the use, registration, management, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release, threatened Release, investigation, remediation, or disposal of Hazardous Materials.

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“Escrow Agent” means Continental Stock Transfer & Trust Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” means Continental Stock Transfer & Trust Company.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“Fundamental Representations” means, with respect to the Company and Merger Sub, the representations and warranties set forth in Section 3.1 (Organization of the Company and Merger Sub), Section 3.2 (Due Authorization), Section 3.3 (Capitalization), Section 3.17 (Intellectual Property), Section 3.18 (Tax Matters), Section 3.23 (Employee Benefits), Section 3.24 (Environmental Matters), Section 3.30 (Brokers’ Fees), and with respect to the SPAC, the representations and warranties set forth in Section 4.1 (Organization of the SPAC), Section 4.2 (Due Authorization), Section 4.3 (Authorized Share Capital and Other Matters) and Section 4.14 (Brokers’ Fees).

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of an exempted company incorporated in the Cayman Islands are its memorandum and articles of association (as amended, restated, amended and restated or otherwise modified from time to time).

“Governmental Authority” means any United States or foreign federal, national, state, county, municipal, provincial, or local, or any transnational or supranational, government, any Person exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to any such government or political subdivision thereof, including any regulatory, self-regulatory or quasi-regulatory authority, agency, commission, body, department or other instrumentality, and any court, arbitral body or tribunal of competent jurisdiction.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical,” or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability, standards of care, or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

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“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business consistent with past practice), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with U.S. GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of banker’s acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Indemnification Escrow Agreement” means that certain escrow agreement to be entered into with the Escrow Agent, prior to the Closing in accordance with the terms of Section 2.13 and in a form reasonably agreed to by the Parties, which shall cover the treatment and release of the Indenmification Shares.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intangible rights recognized as protectable intellectual property under the Laws of any country.

“Interests” means shares, partnership interests, limited liability company interests or any other equity interest in any Person that is an Entity.

“Internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IPO” means the initial public offering of the SPAC Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of the SPAC, dated as of September 19, 2024, and filed with the SEC on September 20, 2024 (File No. 333-280564).

“Knowledge” or any other similar knowledge qualification, means (a) with respect to the Company Group, the actual or constructive knowledge of the persons set forth in Schedule 10.1(a)(ii) of the Company Disclosure Schedule, and (b) with respect to the SPAC, the actual or constructive knowledge of the persons set forth in Schedule 10.1(a)(ii).

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“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, writ, injunction, Order or Consent or any jurisdiction that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under U.S. GAAP or other applicable accounting standards), including Tax liabilities due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, of any kind or nature whatsoever, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law, and any agreement to create any of the foregoing.

“Merger Consideration” means the Company Ordinary Shares issuable to the holders of the SPAC Ordinary Shares and the SPAC Rights based on a total equity value of the Company of $300 million.

“Merger Sub Ordinary Shares” means the ordinary shares with par value of $0.0001 each in the share capital of Merger Sub.

“NASDAQ” means the U.S. Nasdaq Global Market.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, or judicial award that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign permits, grants, easements, Consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, or registrations of any Governmental Authority.

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“Permitted Liens” means (a) requirements and restrictions of zoning, licensing, permitting, building and other similar land-use Laws which are not violated by the present use or occupancy of the real property subject thereto; (b) Liens for Taxes or mechanics’, materialmen’s and similar Liens arising or incurred in the ordinary course of business consistent with past practice and with respect to any amounts, in each case (i) not yet due and payable or (ii) that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP; (b) other Liens imposed by operation of Law arising in the ordinary course of business consistent with past practice for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past practice, or pledges or deposits made in the ordinary course of business consistent with past practice in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, performance and return of money bonds and similar obligations; (d) liens arising under conditional sales Contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice to the extent not subject to any default; (e) pledges or deposits to secure public or statutory obligations unrelated to any default or violation of any Law; (f) with respect to any real property, (i) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien on the lessor’s interest therein and (ii) any Liens encumbering the underlying fee title of the real property and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, such real property in the ordinary course operation of the Business as currently conducted; (g) reversionary rights in favor of landlords under any real property leases with respect to any of the buildings or other improvements owned by the Company Group; (h) purchase money Liens and Liens securing rental payments under capital lease agreements; and (i) Liens arising under or created by this Agreement or any Transaction Document (other than as a result of a breach or default under such Contracts).

“Person” means any individual, state, trust or trustee on behalf of a trust, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other organization or Entity of any kind.

“Personal Information” means, with respect to any natural Person, such Person’s name, street address, telephone number, e-mail address, photograph, social security number, tax identification number, driver’s license number, passport number, credit card number, bank account number and other financial information, customer or account numbers, account access codes and passwords, any other information in any form or media that allows the identification of such Person or enables access to such Person’s financial information or that is defined as “personal data,” “personally identifiable information,” “personal information,” “protected information” or similar term under any and all similar and applicable Laws relating to privacy, security, data protection, data availability and destruction and data breach, including security incident notification.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

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“Proceeding” means any suit, proceeding, complaint, claim, charge, hearing, labor dispute or investigation before or by a Governmental Authority or an arbitrator.

“Proxy Statement” means the proxy statement to be mailed to the shareholders of the SPAC relating to the SPAC Shareholders Meeting, including any amendments or supplements thereto.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Registration Statement” means the registration statement on Form F-4 to be filed by the Company and SPAC with the SEC (as amended and supplemented from time to time) to effect the registration under the Securities Act of the issuance of the Company Ordinary Shares that will be issued to the holders of SPAC Ordinary Shares and SPAC Rights pursuant to the Merger.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“Regulatory Authorizations” means any approvals, clearances, authorizations, registrations, certifications, licenses, exemptions and permits granted by any Governmental Authority.

“Requisite Regulatory Approvals” means all Regulatory Authorizations, Consents, clearances, orders, approvals, or expirations of applicable waiting periods set forth on Schedule 10.1(b).

“Restructuring” has the meaning set forth in the recitals.

“Rights Agreement” means the Rights Agreement dated as of September 19, 2024, between the SPAC and Continental Stock Transfer & Trust Company.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders” means, collectively, the holders of Company Ordinary Shares, including in their capacity as shareholders of North Water, prior to the Restructuring.

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“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SPAC Disclosure Schedule” means the Disclosure Schedule delivered by SPAC to the Company on the date hereof and identified as such.

“SPAC Material Adverse Effect” means any Effect that (a) has, or would reasonably be expected to have, individually or in the aggregate with any other Effects, a material adverse effect on the business, properties, assets, liabilities, or financial condition of the SPAC, taken as a whole; provided, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, individually or in the aggregate, a SPAC Material Adverse Effect for purposes of this clause (a): (i) any general changes in the financial or securities markets or general economic or regulatory conditions; (ii) any changes, conditions or effects that generally affect the industries in which the Company Group principally operates; (iii) changes in applicable Law or GAAP or, in each case, authoritative interpretations thereof; (iv) any changes resulting from any natural disaster, including any hurricane, storm, flood, tornado, volcanic eruption, earthquake, other weather-related events or other comparable events, or any worsening thereof; (v) any changes resulting from local, national or international political conditions, including the outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, acts of foreign or domestic terrorism or civil unrest, or (vi) any changes resulting from any epidemics, pandemics or disease; (vii) any failure in and of itself by the SPAC to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided, that the underlying cause of any such failure may be considered in determining whether a SPAC Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); (viii) any changes directly resulting from the execution of this Agreement or the Transaction Documents or the announcement or the pendency of the Transactions but not the consummation of the Transactions contemplated hereunder, including actions of suppliers, landlords, distributors, partners or Governmental Authorities (provided, that this clause (viii) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution of this Agreement or the announcement or the pendency of the Merger), (ix) any changes resulting from any action required to be taken by the terms of this Agreement or at the explicit request or direction of the Company Group; or (b) has, or would reasonably be expected to, individually or in the aggregate, impair or delay the ability of the SPAC to timely perform its obligations hereunder, or to consummate the Transactions on a timely basis, including the Merger, or prevent it from performing such obligations or consummating the Transactions. Notwithstanding the foregoing, with respect to the SPAC, the amount of the SPAC Share Redemptions (or any redemption in connection with an Extension, if any) or the failure to obtain the SPAC Shareholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to the SPAC.

“SPAC Ordinary Shares” means the ordinary shares with par value of $0.0001 each of the SPAC.

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“SPAC Rights” means the issued and outstanding rights to receive one-tenth (1/10th) of one SPAC Ordinary Share issuable pursuant to the Rights Agreement, dated September 19, 2024, between the SPAC and Continental Stock Transfer & Trust Company.

“SPAC Share Redemption” means the election of an eligible holder of SPAC Ordinary Shares (as determined in accordance with SPAC’s Governing Documents) to redeem all or a portion of the SPAC Ordinary Shares held by such holder at a per-share price, payable in cash, equal to the pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) represented by such redeemed shares (as determined in accordance with the SPAC’s Governing Documents and the Trust Agreement, as such may be amended to effect a SPAC Share Redemption).

“SPAC Shareholder Approval” means the approval by the SPAC Shareholders of the items set forth in Section 5.4(e).

“SPAC Shareholders” means holders of SPAC Ordinary Shares.

“SPAC Units” means the units issued in the IPO (including overallotment units acquired by the SPAC’s underwriter) consisting of one (1) SPAC Ordinary Share and one (1) SPAC Right.

“Sponsors” means Yawei Cao, the SPAC’s Chairman and Chief Executive Officer, and Cayson Holdings LP, a Delaware limited partnership.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Tax” or “Taxes” means any and all federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, escheat or unclaimed property, capital stock, profits, disability, registration, value added, estimated, customs duties, and sales or use tax, or other tax or like assessment or charge of any kind whatsoever imposed by a Governmental Authority in the nature of a tax, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority, whether disputed or not, and including any secondary Liability for any of the aforementioned.

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“Tax Return” means any return, declaration, report, claim for refund, information return, or similar documents, and any amendment thereto, (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Transactions” shall mean the Merger and the other transactions contemplated by this Agreement and the Transaction Documents.

“Transaction Documents” means each agreement, instrument or document attached hereto as an Exhibit (including but not limited to the Lock-Up Agreement, Registration Rights Agreement, Indemnification Escrow Agreement and Earnout Escrow Agreement), and the other agreements, certificates, and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Transaction Expenses” means, with regard to a Party, all fees and expenses of any of such Party incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable for director’s and officers’ liability insurance “tail” policies, or to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of such Party, (ii) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any Company Group member at or after the Closing pursuant to any agreement to which any Company Group member is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the Transactions, and (iii) any sales, use, real property transfer, stamp, stock transfer or other similar transfer Taxes imposed on the Company, Merger Sub or the SPAC in connection with the Transactions.

“Transaction Process” means all matters relating to the review of strategic alternatives with respect to the Company Group, including matters relating to (a) the solicitation of proposals from and negotiations with third parties in connection with the disposition or sale of the Company Group or (b) the drafting, negotiation or interpretation of any of the provisions of this Agreement or the other Transaction Documents.

“Treasury Regulations” means the final or temporary regulations promulgated by the U.S. Department of the Treasury under the Code.

“Trust Account” means the segregated trust account established and governed by the Trust Agreement.

“U.S.” or “United States” means and refers to the United States of America.

“U.S GAAP” means generally accepted accounting principles as in effect in the United States of America.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CAYSON ACQUISITION CORP

By:	/s/ Yawei Cao
Name:	Yawei Cao
Title:	Chairman and CEO

MANGO FINANCIAL GROUP LIMITED

By:	/s/ Cheung Kam Fai
Name:	Cheung Kam Fai
Title:	Director

MANGO TEMP LIMITED

By:	/s/ Cheung Kam Fai
Name:	Cheung Kam Fai
Title:	Director

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED

By:	/s/ Cheung Kam Fai
Name:	Cheung Kam Fai
Title:	Director

[Signature Page to Agreement and Plan of Merger]

AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This Amendment to the Agreement and Plan of Merger is entered into as of September 11, 2025 by and among Cayson Acquisition Corp., a Cayman Islands exempted company (“Cayson”), Mango Financial Group Limited, a Cayman Islands exempted company (“MFG”), North Water Investment Group Holdings Limited, a British Virgin Islands business company (“North Water”), and Mango Temp Limited, a Cayman Islands exempted company (“Merger Sub”). Each of Cayson, MFG, North Water and Merger Sub are referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of July 11, 2025 (as may be amended from time to time, the “Original Agreement”), which, among other things, provides for the merger of Merger Sub with and into Cayson; and

WHEREAS, the Parties desire to amend certain terms of the Original Agreement as set forth below;

WHEREAS, Section 9.7 of the Original Agreement provides that the Original Agreement may be amended by written agreement executed and delivered by the Parties;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendment to Definition of Merger Consideration. The definition of Merger Consideration contained in Section 10.1 of the Original Agreement is hereby amended such that the text “$300 million” contained in such section is deleted and the text “$140 million” is inserted therefor.

2. Amendment to Section 1.3 of the Original Agreement. Section 1.3 of the Original Agreement is hereby amended and restated as follows:

“1.3 Earnout. Immediately prior to the Effective Time, the Company shall issue Twenty Million (20,000,000) Company Ordinary Shares (the “Earnout Shares”) in the name of the Shareholders listed on Schedule 1.3 (the “Earnout Recipients”), which shall be deposited, or caused to be deposited, by the Company with the Escrow Agent, and shall be released (in whole or in part) to the Earnout Recipients contingent upon the achievement of the conditions set forth in Schedule 1.3 or to the Company for cancellation, in each case in accordance with the terms set forth in the Earnout Escrow Agreement (the “Earnout”).”

3. Amendment to Schedule 1.3 of the Original Agreement. Schedule 1.3 of the Original Agreement is hereby amended and restated to read as set forth on Schedule A attached hereto.

4. Interpretation. Capitalized terms not defined herein shall have the meaning ascribed to them in the Original Agreement. On and after the date hereof, each reference in the Original Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Original Agreement shall mean and be a reference to the Original Agreement as amended by this Amendment.

5. No Further Amendments. Except as expressly set forth herein, the Original Agreement shall remain in full force and effect. This Amendment may not be amended or modified except pursuant to a written agreement by the Parties.

6. Counterparts. This Amendment may be executed by the Parties in counterpart, and the executed counterparts shall be deemed by the Parties as a single executed and binding document and may be delivered by email or facsimile to the Parties and their counsel.

7. Miscellaneous. The provisions of Article IX (Miscellaneous) of the Original Agreement are incorporated herein, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

CAYSON ACQUISITION CORP

By:
Name:
Title:

MANGO FINANCIAL GROUP LIMITED

By:
Name:
Title:

MANGO TEMP LIMITED

By:
Name:

NORTH WATER INVESTMENT GROUP HOLDINGS LIMITED

By:
Name:

SCHEDULE A

Earnout Recipients

The Earnout Shares will be allocated amongst all current Shareholders according to their pro rata ownership laid out in Schedule 3.3.

The Earnout Shares shall be released from escrow as follows:

(a) If (1) the Company has net income, determined in accordance with IFRS or GAAP, as applicable, in a manner consistent with the Company’s past practice, equal to or greater than US$2,300,000 for the fiscal year of the Company ending December 31, 2025 (“FY 2025”) and (2) the daily VWAP of the shares of Parent Common Stock is greater than or equal to US$12.00 per share for any twenty (20) consecutive Trading Days within any thirty (30)-Trading Day period commencing on the six month anniversary of the Closing until 60 days after the Company files its Annual Report on Form 20-F for FY 2025, the Escrow Agent shall release to the Earnout Recipients, an aggregate of 10,000,000 Earnout Shares.

(b) If (1) the Company has net income, determined in accordance with IFRS or GAAP, as applicable, in a manner consistent with the Company’s past practice, equal to or greater than US$3,700,000 for the fiscal year of the Company ending December 31, 2026 (“FY 2026”) and (2) the daily VWAP of the shares of Parent Common Stock is greater than or equal to US$15.00 per share for any twenty (20) consecutive Trading Days within any thirty (30)-Trading Day period commencing on the six month anniversary of the Closing until 60 days after the Company files its Annual Report on Form 20-F for FY 2026, the Escrow Agent shall release to the Earnout Recipients, an aggregate of 10,000,000 Earnout Shares.

(c) Earnout Shares shall be released to the Earnout Recipients, to the extent earned, no later than ten (10) Business Days after the achievement of the applicable earnout conditions. For each of FY 2025 and FY 2026, whether or not the Company is then subject to the reporting requirements of the Exchange Act, the Company shall prepare audited consolidated financial statements of the Company in accordance with GAAP or IFRS, as applicable, in a manner consistent with the Company’s past practice, and in compliance with the rules and regulations of Regulation S-X or Regulation S-K, as applicable, which shall be each audited by a PCAOB qualified auditor in accordance with PCAOB standards.

(d) Notwithstanding the foregoing, (i) no Earnout Shares shall be released from escrow to the Earnout Recipients until the Pending Lawsuits (including any appeals) have been finally resolved, and (ii) if the final resolution of the Pending Lawsuits requires any payment to be made by any of the Group Companies to any of the counterparties to the Pending Lawsuits, the Escrow Agent shall release all the Earnout Shares to the Company for cancellation (for the avoidance of doubt, whether or not the Earnout Shares have been earned as set forth in paragraphs (a) and/or (b) above). The “Pending Lawsuits” shall mean: (i) High Court Civil Action No. 266 of 2013, and (ii) Court of Final Appeal Miscellaneous Proceedings (Civil) no. 38 of 2008.

ANNEX B

[PLAN OF MERGER TO BE INSERTED]

ANNEX C

FAIRNESS OPINION PRESENTED

TO THE BOARD OF DIRECTORS OF

Cayson Acquisition Corp.

Client: Cayson Acquisition Corp.

Contract No.: SH24/07/28RZP

Report date: 11 July 2025

11 July 2025

Board of Directors

Cayson Acquisition Corp.

Dear Sirs,

With regard to the Transaction (as defined herein), King Kee Appraisal and Advisory Limited (“KKG”) hereby delivers to Cayson Acquisition Corp. (“CAPN”) its written opinion (the “Opinion”) dated 11 July 2025, and subject to suppositions, limitations, qualifications and other matters considered with relation to the preparation of the Opinion, to the effect that the consideration (as defined below) to be paid by CAPN to the shareholders of Mango Financial Limited (“MFL” or “Company”) for the Transaction be fair and reasonable, from a strictly financial standpoint, to A CAPN and the unaffiliated security holders of CAPN.

KKG understands that CAPN has proposed to enter into a Merger Agreement with MFL and the relevant parties (the “Merger Agreement”), whereby CAPN will acquire 100% of outstanding equity of MFL (the “Transaction”), with total consideration of USD300 million to be paid via issuance of shares to the shareholders of MFL at the closing of the Transaction. In accordance with your instructions, we have undertaken an investigation and analysis to express an independent opinion of the market value of 100% equity value of MFL. The report which follows is dated 11 July 2025 (the “Report Date”).

KKG understands that pursuant to the Merger Agreement, the total consideration proposed to MFL or MFL’s shareholders at the Closing in the Transaction (the “Transaction Consideration”) is based on MFL’s100% equity value.

KKG presented the Opinion to the CAPN Board of Directors with regard to and for effects of the evaluation of the Transaction.

We planned and performed our analysis so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to express our opinion on the subject asset. We believe that the valuation procedures we employed provide a reasonable basis for our opinion.

Our analysis of the 100% equity value of MFL was developed through the application of an income approach known as discounted cash flow methodology and market approach. Under these methods, the enterprise value result depends on the present worth of future economic benefits to be derived from the projected sales income. Indication of the result is developed by discounting projected future net cash flows available for payment of shareholders’ interest to their present worth.

As part of our analysis, we have reviewed information prepared by MFL and its subsidiaries (collectively referred to as “MFL Group”) relevant operational information regarding the subject business from public sources, and other information as disclosed in our Opinion. We have relied to a considerable extent on such information in arriving at our opinion of value.

The conclusion of value is based on accepted valuation procedures and practices that rely substantially on our use of numerous assumptions and our consideration of various factors that are relevant to the operation of MFL Group. We have also considered various risks and uncertainties that have potential impact on the businesses. Further, while the assumptions and consideration of such matters are considered by us to be reasonable, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of MFL Group and KKG.

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We do not intend to express any opinion on matters which require legal or other specialized expertise or knowledge, beyond what is customarily employed by valuers. Our conclusions assume continuation of prudent management of MFL Group over whatever period of time that is reasonable and necessary to maintain the character and integrity of the assets valued.

The nature of the amount of compensation to be paid in the Transaction was not determined by KKG. The negotiation of, and the decision to celebrate, the Transaction and any related Merger Agreement was exclusively carried out by the CAPN Board of Directors. Likewise, we were not requested, nor did we participate in, the negotiation of the terms of the Transaction, nor were we requested, nor did we render, any advising or service with relation to the Transaction, other than the rendering of this Opinion.

The Opinion is not a recommendation to CAPN with respect to whether recommend or not proceedings, with the authorization to carry out the Transaction to the form and terms and conditions, as to how to go about it or not.

The Opinion’s complete text dated 11 July 2025, which describes, among others, the assumptions used, procedures followed, factors considered and limitations of the completed revision, is attached to this statement and shall be incorporated in its totality to this document as reference. The Summary is qualified in its entirety for reference to the complete Opinion text.

Based on the investigation and analyses outlined in the report which follows, we are of the opinion that the market value range of 100% equity value of MFL is reasonably stated as below:

We are further of the opinion that, as at the date hereof, the consideration of USD300 million to be paid by CAPN, is fair (as CAPN as the opportunity to complete the acquisition at a relative low-cost), from a financial point of view, to A CAPN and the shareholders of CAPN (including its unaffiliated shareholders).

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Yours faithfully,

For and on behalf of

King Kee Appraisal and Advisory Limited

/s/ Richard Zhang
Richard Zhang

Managing Director

ASA, MRICS, CPV

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ANNEX D

[NEW MANGO M&A TO BE INSERTED]

ANNEX E

Section 238 of the Cayman Islands Companies Act (as revised)

238. Rights of dissenters

(1) A member of a constituent company incorporated under this Law shall be entitled to payment of the fair value of that person’s shares upon dissenting from a merger or consolidation.

(2) A member who desires to exercise that person’s entitlement under subsection (1) shall give to the constituent company, before the vote on the merger or consolidation, written objection to the action.

(3) An objection under subsection (2) shall include a statement that the member proposes to demand payment for that person’s shares if the merger or consolidation is authorised by the vote.

(4) Within twenty days immediately following the date on which the vote of members giving authorisation for the merger or consolidation is made, the constituent company shall give written notice of the authorisation to each member who made a written objection.

(5) A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of that person’s decision to dissent, stating —

(a)	that person’s name and address;

(b)	the number and classes of shares in respect of which that person dissents; and

(c)	a demand for payment of the fair value of that person’s shares.

(6) A member who dissents shall do so in respect of all shares that that person holds in the constituent company.

(7) Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of that person’s shares and the rights referred to in subsections (12) and (16).

(8) Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company shall make a written offer to each dissenting member to purchase that person’s shares at a specified price that the company determines to be their fair value; and if, within thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for that person’s shares, the company shall pay to the member the amount in money forthwith.

(9) If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires —

(a)	the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and

(b)	the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.

(10) A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed, the company shall within ten days after such service file the verified list referred to in subsection (9)(b).

(11) At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

(12) Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.

(13) The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced, whether the company is incorporated under the laws of the Islands or not.

(14) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding.

(15) Shares acquired by the company pursuant to this section shall be cancelled and, if they are shares of a surviving company, they shall be available for re-issue.

(16) The enforcement by a member of that person’s entitlement under this section shall exclude the enforcement by the member of any right to which that person might otherwise be entitled by virtue of that person holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the merger or consolidation is void or unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. New Mango’s M&A provides that every director, secretary, assistant secretary, or other officer of New Mango and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and held harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of New Mango’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning New Mango or its affairs in any court whether in the Cayman Islands or elsewhere.

Mango intends to enter into indemnity agreements with each of its officers and directors to provide contractual indemnification in addition to the indemnification provided for in New Mango’s M&A, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require Mango to indemnify these individuals to the fullest extent permitted under Cayman Islands law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Mango believes that these provisions and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Mango pursuant to the foregoing provisions, Mango has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Cayson Acquisition Corp., Mango Financial Group Limited, North Water Investment Group Holdings Limited and Mango Temp Limited (included as Annex A to the proxy statement/prospectus contained in this registration statement).
2.2	Amendment No. 1 to Agreement and Plan of Merger (included as Annex A to the proxy statement/prospectus contained in this registration statement).
3.1*	Amended and Restated Memorandum and Articles of Association of Mango Financial Group Limited (included as Annex D to the proxy statement/prospectus contained in this registration statement).
4.1*	Specimen Ordinary Share certificate
5.1*	Legality opinion
10.1	Cayson Administrative Services Agreement (incorporated by reference to Exhibit 10.3 included in Cayson’s Current Report on Form 8-K filed on September 20, 2024)
10.2	Cayson Share Escrow Agreement (incorporated by reference to Exhibit 10.5 included in Cayson’s Current Report on Form 8-K filed on September 20, 2024)
10.3	Form of Cayson Insider Letter (incorporated by reference to Exhibit 10.2 included in Cayson’s Form S-1/A filed on September 13, 2024)
10.4	Form of Cayson purchase letter (incorporated by reference to Exhibit 10.5 included in Cayson’s Form S-1/A filed on August 8, 2024)
10.5*	Cayson Consulting and Advisory Agreement with TenX
10.6	Placing Agreement dated April 4, 2024, by and between Mango Financial Limited and Golden Ford Asia Investment Limited
21.1*	List of subsidiaries
23.1*	Consent of [Maples and Calder (Cayman) LLP] (included in Exhibit 5.1)
23.2	Consent of MaloneBailey, LLP
23.3	Consent of Assentsure PAC
23.4	Consent of King Kee
24.1	Power of Attorney (included on signature page hereto)
99.1*	Consent of director nominee
99.2	Fairness Opinion of King Kee (included as Annex C to the proxy statement/prospectus contained in this registration statement)
99.3*	Form of proxy card
107	Filing fee table

*To be filed by amendment.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 11th day of February 2026.

MANGO FINANCIAL GROUP LIMITED

By:	/s/ Cheung Kam Fai
Name:	Cheung Kam Fai
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cheung Kam Fai and Zhao Pang as his or her true and lawful attorney-in-fact and agent, with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-4, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jialing Zhang	Chairwoman	February 11, 2026
Jialing Zhang

/s/ Cheung Kam Fai	Chief Executive Officer (Principal Executive Officer)	February 11, 2026
Cheung Kam Fai

/s/ Zhao Pang	Chief Financial Officer (Principal Finance and	February 11, 2026
Zhao Pang	Accounting Officer)

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Mango Financial Group Limited, has signed this registration statement on February 11, 2026.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Partner

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands, on the 11th day of February, 2026.

Cayson Acquisition Corp

By:	/s/ Yawei Cao
Name:	Yawei Cao
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yawei Cao and Taylor Zhang as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Yawei Cao	Chairman and Chief Executive Officer	February 11, 2026
Yawei Cao	(Principal Executive Officer)

/s/ Taylor Zhang	Chief Financial Officer	February 11, 2026
Taylor Zhang	(Principal Financial and Accounting Officer)

/s/ Annie Liang-Zhou	Director	February 11, 2026
Annie Liang-Zhou

/s/ Yue Zhuge	Director	February 11, 2026
Yue Zhuge

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